                                              Filed Pursuant to Rule 424(b)(5)
                                               Registration File No.: 33-99502

PROSPECTUS SUPPLEMENT DATED OCTOBER 16, 1996
(TO PROSPECTUS DATED OCTOBER 7, 1996)

                          $688,676,550 (APPROXIMATE)
                 ASSET SECURITIZATION CORPORATION, DEPOSITOR
            NOMURA ASSET CAPITAL CORPORATION, MORTGAGE LOAN SELLER
        COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1996-D3

   The Commercial Mortgage Pass-Through Certificates, Series 1996-D3 (the "Certificates") will represent beneficial ownership interests in a trust fund (the "Trust Fund") to be created by Asset Securitization Corporation (the "Depositor"). The Trust Fund will consist primarily of a pool (the "Mortgage Pool") of 113 fixed-rate mortgage loans, which include a participation interest in a fixed rate mortgage loan, with original terms to maturity of generally not more than thirty years (the "Mortgage Loans"), secured by first liens on 143 commercial and multifamily residential properties (the "Mortgaged Properties"). The Mortgaged Properties consist of multifamily residential housing, full and limited service hotels, mobile home and recreational vehicle parks, anchored and unanchored retail properties, nursing homes, office buildings, industrial properties and a design center. The characteristics of the Mortgage Loans and the Mortgaged Properties are more fully described herein under "Description of the Mortgage Pool." The Mortgage Loans were either purchased or originated by Nomura Asset Capital Corporation (the "Mortgage Loan Seller") and will be sold to the Depositor on or prior to the date of initial issuance of the Certificates.

                                                        (cover page continued)

                   INITIAL CLASS
                    CERTIFICATE     PASS-THROUGH
                    BALANCE(1)          RATE         DESCRIPTION
                 ---------------  --------------  ----------------
Class A-1A(2)  .   $ 64,985,025       7.01000%        Fixed Rate
Class A-1B(2)  .    154,000,000       7.21000         Fixed Rate
Class A-1C(2)  .    321,000,000       7.40000         Fixed Rate
Class A-CS1(2)          (4)           2.11527      Variable Rate IO
Class A-1D .....     19,564,674       7.47000         Fixed Rate
Class A-2 ......     39,129,349       7.42700(3)    Variable Rate
Class A-3 ......     35,216,414       7.52600(3)    Variable Rate
Class A-4 ......     39,129,349       7.82200(3)    Variable Rate
Class A-5 ......     15,651,739       8.16500(3)    Variable Rate

------------

(1)    Approximate, subject to adjustment as described herein.

(2) In addition to distributions of principal and interest, holders of certain Classes of the Offered Certificates will be entitled to receive a portion of the Prepayment Premiums received from the borrowers. See "Description of the Offered Certificates -- Distributions" herein.

(3) The Pass-Through Rates shown on the table above for the Class A-CS1, Class A-2, Class A-3, Class A-4 and Class A-5 Certificates are the rates for the Distribution Date occurring in November 1996. The Pass-Through Rates for such Classes for each subsequent Distribution Date will be calculated as provided herein. See "Summary of Prospectus Supplement -- Pass-Through Rates on the Offered Certificates" herein.

(4) The Class A-CS1 Certificates will not have a Certificate Balance and will not be entitled to receive distributions of principal. Interest will accrue on such Class of Certificates at the Pass-Through Rate thereof on the Notional Balance thereof. The Notional Balance of the Class A-CS1 Certificates is initially $64,985,025 and will be equal to the Component Balance of the Class A-1A Component (which is equal to the Certificate Balance of the Class A-1A Certificates).

THE CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE MORTGAGE LOAN SELLER, THE ORIGINATORS, THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE FISCAL AGENT OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE
     INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY
            REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

   The Offered Certificates will be purchased by Nomura Securities International, Inc. (the "Underwriter") from the Depositor and will be offered by the Underwriter from time to time to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of the Offered Certificates will be approximately 100.83% of the initial aggregate principal balance thereof as of the date on which the Certificates are issued plus accrued interest from such date as described herein before deducting expenses payable by the Depositor.

   There is currently no secondary market for the Offered Certificates. The Underwriter currently expects to make a secondary market in the Offered Certificates, but has no obligation to do so. There can be no assurance that such a market will develop or, if it does develop, that it will continue. See "Method of Distribution" herein.

   The Offered Certificates are offered by the Underwriter subject to prior sale, when, as and if issued, delivered to and accepted by the Underwriter. It is expected that delivery of the Offered Certificates will be made through the facilities of The Depository Trust Company ("DTC") in the United States and Centrale de Livraison de Valeurs Mobiliers S.A. ("CEDEL") and The Euroclear System ("Euroclear") in Europe, on or about October 22, 1996.

                    NOMURA SECURITIES INTERNATIONAL, INC.

(continuation of cover page)

   The Certificates will consist of nineteen classes (each, a "Class"), designated as the Class A-1A Certificates, Class A-1B Certificates, Class A-1C Certificates, Class A-CS1 Certificates, Class A-CS2 Certificates, Class A-1D Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-5 Certificates, Class B-1 Certificates, Class B-2 Certificates, Class B-3 Certificates, Class B-4 Certificates, Class B-4H Certificates, Class V-1 Certificates, Class V-2 Certificates, Class LR Certificates and Class R Certificates. Only the Class A-1A Certificates, Class A-1B Certificates, Class A-1C Certificates, Class A-CS1 Certificates, Class A-1D Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates and Class A-5 Certificates (together, the "Offered Certificates") are offered hereby; the Class A-CS2, Class B-1, Class B-2, Class B-3, Class B-4, Class B-4H, Class V-1, Class V-2, Class LR and Class R Certificates (collectively, the "Private Certificates") are not offered hereby.

   PROSPECTIVE INVESTORS SHOULD REVIEW THE INFORMATION APPEARING UNDER THE CAPTIONS "RISK FACTORS AND OTHER SPECIAL CONSIDERATIONS" HEREIN COMMENCING ON PAGE S-28 AND "SPECIAL CONSIDERATIONS" IN THE PROSPECTUS COMMENCING ON PAGE 13.

   Distributions on the Offered Certificates will be made, to the extent of Available Funds, on the 13th day of each month, or, if any such 13th day is not a business day, on the next succeeding business day, beginning in November 1996 (each, a "Distribution Date"); provided, however, the Distribution Date will be no earlier than the second business day following the 11th day of each month and, provided, further, that if the 11th day of any month is not a business day, the Distribution Date will be the third business day following the 11th day of such month. Distributions allocable to interest on the Offered Certificates on each Distribution Date will be based on the pass-through rate for the respective Class as described herein (the "Pass-Through Rate") and the aggregate principal balance (the "Certificate Balance") or notional balance (the "Notional Balance"), as applicable, of such Class outstanding immediately prior to such Distribution Date. Distributions in respect of principal of the Offered Certificates will be made as described herein under "Description of the Offered Certificates
-- Distributions -- Priorities."

   THE YIELD TO MATURITY ON EACH CLASS OF THE OFFERED CERTIFICATES WILL BE SENSITIVE TO, AND THE YIELD TO MATURITY OF THE CLASS A-CS1 CERTIFICATES WILL BE EXTREMELY SENSITIVE TO, THE RATE AND TIMING OF PRINCIPAL PAYMENTS (INCLUDING BOTH VOLUNTARY AND INVOLUNTARY PREPAYMENTS, DEFAULTS AND LIQUIDATIONS) ON THE MORTGAGE LOANS AND PAYMENTS WITH RESPECT TO REPURCHASES THEREOF THAT ARE APPLIED IN REDUCTION OF THE CERTIFICATE BALANCE OR NOTIONAL BALANCE OF SUCH CLASS. A RAPID RATE OF SUCH PRINCIPAL PAYMENTS COULD RESULT IN THE FAILURE OF INVESTORS IN THE CLASS A-CS1 CERTIFICATES TO RECOVER THEIR INITIAL INVESTMENT. THE YIELD TO INVESTORS, IN PARTICULAR THE INVESTORS IN SUBORDINATE CLASSES, WILL BE SENSITIVE TO THE TIMING, REPURCHASES OR PURCHASES OF, AND MAGNITUDE OF LOSSES ON THE MORTGAGE LOANS DUE TO LIQUIDATIONS. NO REPRESENTATION IS MADE AS TO THE RATE OF PREPAYMENTS ON OR LIQUIDATIONS OF, THE MORTGAGE LOANS OR AS TO THE ANTICIPATED YIELD TO MATURITY OF ANY OFFERED CERTIFICATE. SEE "PREPAYMENT AND YIELD CONSIDERATIONS" HEREIN.

   AMRESCO Management, Inc. will act as servicer of the Mortgage Loans (the "Servicer"). The obligations of the Servicer with respect to the Certificates will be limited to its contractual servicing obligations and the obligation under certain circumstances to make Advances in respect of the Mortgage
Loans. In certain limited circumstances CRIIMI MAE Services Limited Partnership, in its capacity as the special servicer (the "Special
Servicer"), may be required to make Property Advances. If the Special
Servicer fails to make a required Advance, the Servicer, subject to a recoverability determination, will be required to make the Advance. See "The Pooling and Servicing Agreement -- Advances" herein. The Servicer will not act as an insurer or credit enhancer of the Mortgage Pool. If the Servicer fails to make a required Advance, LaSalle National Bank (the "Trustee"), subject to a recoverability determination, will be required to make such Advance. If the Trustee fails to make a required Advance, ABN AMRO Bank N.V., as the fiscal agent of the Trustee (the "Fiscal Agent"), subject to a recoverability determination, will be required to make the Advance.

   It is a condition to the issuance of the Certificates that (i) the Class A-1A, Class A-1B and Class A-1C Certificates be rated "AAA" by each of Fitch Investors Service, L.P. ("Fitch") and Duff & Phelps Credit Rating Co. ("DCR") and "Aaa" by Moody's Investors Service, Inc. ("Moody's" and together with Fitch and DCR, the "Rating Agencies"), (ii) the Class A-CS1 Certificates be rated "AAA" by each of Fitch and DCR and "Aaa" by Moody's, (iii) the Class A-1D Certificates be rated "AAA" by Fitch and "Aa1" by Moody's, (iv) the Class A-2 Certificates be rated "AA" by Fitch and "Aa2" by Moody's, (v) the Class A-3 Certificates be rated "A" by Fitch and "A2" by Moody's, (vi) the Class A-4 Certificates be rated "BBB" by Fitch and "Baa2" by Moody's and
(vii) the Class A-5 Certificates be rated "Baa3" by Moody's. For limitations with respect to the ratings of the Offered Certificates, see "Rating" herein. The Rated Final Distribution Date of each Class of Offered Certificates is October 13, 2026.

   Elections will be made to treat designated portions of the Trust Fund, exclusive of the Reserve Accounts, Lock Box Accounts, Cash Collateral Accounts, the Excess Interest and the Default Interest (each as defined herein) (such portions of the Trust Fund, the "Trust REMIC") as two separate "real estate mortgage investment conduits" (each a "REMIC" or, alternatively, the "Upper-Tier REMIC" and the "Lower-Tier REMIC," respectively) for federal income tax purposes. The Class A-1A, Class A-1B, Class A-1C, Class A-CS1,




Class A-CS2, Class A-1D, Class A-2, Class A-3, Class A-4, Class A-5, Class B-1, Class B-2, Class B-3, Class B-4 and Class B-4H Certificates will constitute "regular interests" in the Upper-Tier REMIC, and the Class R and Class LR Certificates will constitute the sole Class of "residual interests" in the Upper-Tier REMIC and Lower-Tier REMIC, respectively. The Offered Certificates, together with the Class A-CS2, Class B-1, Class B-2, Class B-3, Class B-4 and Class B-4H Certificates, are sometimes collectively referred to herein as the "Regular Certificates." The Class V-1 Certificates will represent the right to receive Default Interest and the Class V-2 Certificates will represent the right to receive Excess Interest, which portions of the Trust Fund will be treated as a grantor trust for federal income tax purposes. See "Certain Federal Income Tax Consequences" herein and in the Prospectus.

   THE OFFERED CERTIFICATES OFFERED BY THIS PROSPECTUS SUPPLEMENT CONSTITUTE PART OF A SEPARATE SERIES OF CERTIFICATES ISSUED BY THE DEPOSITOR AND ARE BEING OFFERED PURSUANT TO ITS PROSPECTUS DATED OCTOBER 7, 1996, OF WHICH THIS PROSPECTUS SUPPLEMENT IS A PART AND WHICH ACCOMPANIES THIS PROSPECTUS SUPPLEMENT. THE PROSPECTUS CONTAINS IMPORTANT INFORMATION REGARDING THIS OFFERING WHICH IS NOT CONTAINED HEREIN, AND PROSPECTIVE INVESTORS ARE URGED TO READ THE PROSPECTUS AND THIS PROSPECTUS SUPPLEMENT IN FULL. SALES OF THE OFFERED CERTIFICATES MAY NOT BE CONSUMMATED UNLESS THE PURCHASER HAS RECEIVED BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS.

   UNTIL NINETY DAYS AFTER THE DATE OF THIS PROSPECTUS SUPPLEMENT, ALL DEALERS EFFECTING TRANSACTIONS IN THE OFFERED CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND THE PROSPECTUS TO WHICH IT RELATES. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

   The distribution of this Prospectus Supplement dated October 16, 1996 and the Prospectus dated October 7, 1996, and the offer or sale of Certificates may be restricted by law in certain jurisdictions. Persons into whose possession this Prospectus Supplement and the Prospectus or any Certificates come must inform themselves about, and observe, any such restrictions. In particular, there are restrictions on the distribution of this Prospectus Supplement and the Prospectus and the offer or sale of Certificates in the United Kingdom (see "Method of Distribution" herein).

   The Depositor does not intend to register the Certificates under the Securities and Exchange Law of Japan (the "SEL"). Accordingly, the Certificates may not be offered or sold directly or indirectly in Japan, and this Prospectus Supplement and the Prospectus may not be distributed or circulated in Japan, except in circumstances that do not constitute an offer to the public within the meaning of the SEL.

                              EXECUTIVE SUMMARY

   Prospective investors are advised to carefully read, and should rely solely on, the detailed information appearing elsewhere in this Prospectus Supplement and the Prospectus relating to the Offered Certificates in making their investment decision. The following Executive Summary does not include all relevant information relating to the securities and collateral described herein, particularly with respect to the risks and special considerations involved with an investment in such securities, and is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and the Prospectus. Prior to making an investment decision, a prospective investor should carefully review this Prospectus Supplement and the Prospectus. Capitalized terms used and not otherwise defined herein have the respective meanings assigned to them in this Prospectus Supplement and the Prospectus. See "Index of Significant Definitions" in this Prospectus Supplement and "Index of Principal Definitions" in the Prospectus.


 Approximate    Approximate
  Percent of       Credit                          CERTIFICATE SUMMARY
     Total         Support
------------  ---------------                 -----------------------------

                                                                           CLASS A-CS1
                                                                           $64,985,025
                                                                           (Notional)
     8.3%          31.0%     CLASS A-1A      $64,985,025   (AAA/Aaa/AAA)   (AAA/Aaa/AAA)
                             ------------  --------------  --------------  ---------------
    19.7%          31.0%     CLASS A-1B      $154,000,000  (AAA/Aaa/AAA)
                             ------------  --------------  --------------
    41.0%          31.0%     CLASS A-1C      $321,000,000  (AAA/Aaa/AAA)
                             ------------  --------------  --------------
     2.5%          28.5%     CLASS A-1D      $19,564,674   (AAA/Aa1/n/a)    CLASS A-CS2
                             ------------  --------------  --------------   $623,691,525
     5.0%          23.5%     CLASS A-2       $39,129,349   (AA/Aa2/n/a)     (Notional)
                             ------------  --------------  --------------   (AAA/Aaa/AAA)
     4.5%          19.0%     CLASS A-3       $35,216,414   (A/A2/n/a)
                             ------------  --------------  --------------
     5.0%          14.0%     CLASS A-4       $39,129,349   (BBB/Baa2/n/a)
                             ------------  --------------  --------------
     2.0%          12.0%     CLASS A-5       $15,651,739   (n/a/Baa3/n/a)
                             ------------  --------------  --------------
     5.5%           6.5%     CLASS B-1       $43,042,284   (BB/n/a/n/a)
                             ------------  --------------  --------------  ---------------
     3.5%           3.0%     CLASS B-2       $27,390,544   (B/n/a/n/a)
                             ------------  --------------  --------------  ---------------
     1.0%           2.0%     CLASS B-3       $ 7,825,869   (B-/n/a/n/a)
                             ------------  --------------  --------------  ---------------
                             CLASS B-4
                             AND             $15,651,747
     2.0%           n/a      CLASS B-4H       (approx.)    (n/a/n/a/n/a)
                             ------------  --------------  --------------  ---------------

                             The paper version of this     RATING AGENCIES: (FITCH, MOODY'S, DCR)
                             Prospectus Supplement
                             indicates that the
                             Class A-CS2, Class B-1,
                             Class B-2, Class B-3,
                             Class B-4 and Class B-4H
                             Certificates are Private
                             Certificates.



                               INITIAL AGGREGATE
                                 CERTIFICATE                                        PASS-THROUGH     AVG.
                                 PRINCIPAL OR     % OF                                 RATE AS       LIFE*   PRINCIPAL
  CLASS          RATINGS       NOTIONAL AMOUNT    TOTAL        DESCRIPTION         OF CUT-OFF DATE  (YRS.)    WINDOW*
------------  --------------  -----------------  -------  -----------------------  ---------------  -------   -------

Investment Grade Certificates
------------------------------------------------------------------------------------------------------------------------
A-1A                AAA          $ 64,985,025      8.3%          Fixed Rate            7.01000%        3.54      11/96
              DCR and Fitch;                                                                                      to
                    Aaa                                                                                          3/03
                  Moody's
------------  --------------  -----------------  -------  -----------------------  ---------------  -------  -----------
A-1B                AAA          $154,000,000     19.7%          Fixed Rate            7.21000%        7.11      3/03
               DCR and Fitch;                                                                                     to
                    Aaa                                                                                          3/06
                  Moody's
------------  --------------  -----------------  -------  -----------------------  ---------------  -------  -----------
A-1C                AAA          $321,000,000     41.0%          Fixed Rate            7.40000%       10.21      3/06
               DCR and Fitch;                                                                                     to
                    Aaa                                                                                          4/10
                  Moody's
------------  --------------  -----------------  -------  -----------------------  ---------------  -------  -----------
A-1D                AAA          $ 19,564,674      2.5%          Fixed Rate            7.47000%       14.08      4/10
                   Fitch;                                                                                         to
                    Aa1                                                                                          4/11
                  Moody's
------------  --------------  -----------------  -------  -----------------------  ---------------  -------  -----------
A-2                  AA          $ 39,129,349      5.0%    Weighted Average Coupon     7.42700%       14.59      4/11
                   Fitch;                                                                                         to
                    Aa2                                                                                          6/11
                  Moody's
------------  --------------  -----------------  -------  -----------------------  ---------------  -------  -----------
A-3                  A           $ 35,216,414      4.5%    Weighted Average Coupon     7.52600%       14.73      6/11
                   Fitch;                                                                                         to
                     A2                                                                                          9/11
                  Moody's
------------  --------------  -----------------  -------  -----------------------  ---------------  -------  -----------
A-4                 BBB          $ 39,129,349      5.0%    Weighted Average Coupon     7.82200%       14.89      9/11
                   Fitch;
                    Baa2
                  Moody's
------------  --------------  -----------------  -------  -----------------------  ---------------  -------  -----------
A-5                 Baa3         $ 15,651,739      2.0%    Weighted Average Coupon     8.16500%       14.89      9/11
                  Moody's
------------  --------------  -----------------  -------  -----------------------  ---------------  -------  -----------
A-CS1               AAA          $ 64,985,025    n/a      Interest Only: Weighted      2.11527%        3.54       n/a
                DCR, Fitch;                                    Average Coupon
                    Aaa
                  Moody's
------------  --------------  -----------------  -------  -----------------------  ---------------  -------  -----------
A-CS2**             AAA          $623,691,525    n/a      Interest Only: Weighted
                DCR, Fitch;                                    Average Coupon
                    Aaa
                  Moody's
------------  --------------  -----------------  -------  -----------------------
Non-Investment Grade Certificates**
--------------------------------------------------------
B-1               BB Fitch       $ 43,042,284    5.5%
------------  --------------  -----------------  -------
B-2               B Fitch        $ 27,390,544    3.5%
------------  --------------  -----------------  -------
B-3               B-Fitch        $  7,825,869    1.0%
------------  --------------  -----------------  -------
B-4 and           Unrated        $ 15,651,747    2.0%
Class B-4H                         (approx.)
------------  --------------  -----------------  -------

  * Based on 0% CPR with all ARD Loans prepaying on the related Anticipated Repayment Date. See "Prepayment and Yield Considerations" herein.

** Not offered hereby.

OVERVIEW OF THE OFFERED CERTIFICATES:

DISTRIBUTION DATE ......         The 13th day of each month, or if such 13th
                                 day is not a business day, the business day immediately following such 13th day, commencing in November 1996; provided, that the Distribution Date will be no earlier than the second business day following the 11th day of each month; provided, further that if the 11th day of any month is not a business day, the Distribution Date will be the third business day following the 11th day of such month.

SCHEDULED FINAL
DISTRIBUTION DATE ......         October 13, 2026.

RATED FINAL DISTRIBUTION
DATE ...................         As to each Class of Offered Certificates,
                                 October 13, 2026.

OPTIONAL TERMINATION ...         The Trust Fund is subject to early
                                 termination if less than 1% of the Initial
                                 Pool Balance remains outstanding. See "The
                                 Pooling and Servicing Agreement -- Optional
                                 Termination" herein.

FEDERAL TAX STATUS .....         Elections will be made to treat designated
                                 portions of the Trust Fund as two separate
                                 "real estate mortgage investment conduits"
                                 (each a "REMIC"). The Offered Certificates will be "regular interests" in one of the REMICs and generally will be taxed in the same manner as debt instruments. Those portions of the Trust Fund consisting of Excess Interest and Default Interest will be treated as a grantor trust for federal income tax purposes.

ERISA ..................         The purchase and holding of the Class A-1A,
                                 Class A-1B, Class A-1C and Class A-CS1
                                 Certificates should qualify for relief from certain of the prohibited transaction provisions of ERISA and the Code pursuant to an individual prohibited transaction exemption issued to the Underwriter. The other Classes of Offered Certificates should not be acquired by, or with the assets of, employee benefit plans subject to Title I of ERISA or Section 4975 of the Code, unless the purchaser is an insurance company using the assets of its general account under circumstances whereby the purchase and subsequent holding of the Certificates would not constitute or result in a prohibited transaction under ERISA or the Code. See
                                 "ERISA Considerations" and "Description of the Offered Certificates -- Transfer
                                 Restrictions" herein and "ERISA
                                 Considerations" in the Prospectus.

SMMEA ..................         None of the Offered Certificates are
                                 mortgage-related securities pursuant to the
                                 Secondary Mortgage Market Enhancement Act of
                                 1984. See "Legal Investment" herein.

CLOSING DATE ...........         On or about October 22, 1996.

CUT-OFF DATE ...........         October 22, 1996.

STRUCTURAL SUMMARY:

INTEREST PAYMENTS ......         On each Distribution Date, each Class of
                                 Offered Certificates will be entitled to receive the Interest Distribution Amount for such Class and such Distribution Date, together with any unpaid Interest Shortfalls previously allocated to such Class, in each case to the extent of Available

                                 Funds remaining after making distributions of principal and interest to each outstanding Class of Certificates more senior to such Class. See "Description of the Offered Certificates-- Distributions" herein.

PRINCIPAL PAYMENTS .....         The Principal Distribution Amount for each
                                 Distribution Date will be distributed,
                                 first, to the Class A-1A Certificates, until the Certificate Balance thereof has been reduced to zero, and then sequentially to each of the other Classes of Offered
                                 Certificates (other than the Class A-CS1
                                 Certificates) until their respective
                                 Certificate Balances are reduced to zero and in reimbursement of any Realized Losses previously allocated to such Class, in each case to the extent of Available Funds remaining after making distributions to each outstanding Class of Certificates more senior to such Class. See "Description of the Offered Certificates-- Distributions" herein.

CREDIT ENHANCEMENT .....         The Class A-1A, Class A-1B, Class A-1C,
                                 Class A-CS1 and Class A-CS2 Certificates are credit enhanced by the Classes of subordinate Certificates, which consist of the Class A-1D, Class A-2, Class A-3, Class
                                 A-4, Class A-5 Certificates and the Private
                                 Certificates (other than the Class A-CS2
                                 Certificates). Each other Class of Regular
                                 Certificates will likewise be protected by the subordination offered by the other
                                 Classes of Certificates that bear a later sequential designation. See "Description of the Offered Certificates -- Subordination" herein.

ADVANCES ...............         Subject to the limitations described herein,
                                 the Servicer is required to make advances
                                 (each such amount, a "P&I Advance") in
                                 respect of delinquent Monthly Payments (but not Balloon Payments) on the Mortgage Loans.
                                 If the Servicer fails to make an Advance required to be made, the Trustee shall then be required to make such Advance. If both the Servicer and the Trustee fail to make such Advance, the Fiscal Agent shall be required to make such Advance. See "The
                                 Pooling and Servicing Agreement -- Advances" herein.

COLLATERAL OVERVIEW:
THE MORTGAGE POOL ......         The tables below set forth certain summary
                                 information regarding the Mortgage Loans.
                                 See "Description of the Mortgage Pool"
                                 herein for certain additional information regarding the Mortgage Loans. See Annex A hereto for certain characteristics of
                                 Mortgage Loans on a loan-by-loan basis. The term "Mortgage Loans" shall include the Anchorage Participation (as defined herein), and references herein to, and any calculation based on, the principal balance of the Anchorage Participation or the Anchorage Loan shall include only the percentage interest in the Anchorage Loan represented by the Anchorage Participation, unless otherwise expressly stated. See
                                 "Description of the Mortgage Pool -- The
                                 Anchorage Participation." All percentages of
                                 Initial Pool Balances used herein are based upon the Cut-off Date Principal Balance of the related Mortgage Loan or, with respect to Mortgage Loans secured by more than one
                                 Mortgaged Property (each, a "Pool Loan"), are based upon the Allocated Loan Amount (as defined herein) of the related Mortgaged
                                 Property. All weighted average information regarding the Mortgage Loans reflects weighting of the Mortgage Loans by their Cut-off Date Principal Balances or, with respect to Pool Loans, Allocated Loan
                                 Amounts. The "Cut-off Date Principal
                                 Balance" of each Mortgage Loan is equal to the unpaid principal balance thereof as of the Cut-off Date, after application of all payments of principal due on or before such date, whether or not received. All numerical information provided herein with respect to the Mortgage Loans is provided on an approximate basis. Unless otherwise noted in the related table, for purposes of the tables set forth herein, the Anchorage
                                 Participation is presented as one Mortgage
                                 Loan. Certain statistical information set forth herein may change prior to the date of issuance of the Certificates due to changes in the composition of the Mortgage Pool prior to the Closing Date. See "Description of the Mortgage Pool -- Changes in Mortgage
                                 Pool Characteristics" herein.

GENERAL CHARACTERISTICS
Initial Pool Balance (1) .................................................   $782,586,994
Number of Mortgage Loans .................................................            113
Number of Mortgaged Properties ...........................................            143
Average Mortgage Loan Balance ............................................   $  6,925,549
Weighted Average Mortgage Rate ...........................................          9.220%
Weighted Average Remaining Term to Maturity or Anticipated Repayment Date             144
Weighted Average DSCR (2) ................................................           1.44
ARD Loans (3) ............................................................          88.65%
Fully Amortizing Loans (other than ARD Loans) ............................           2.56%
Balloon Loans ............................................................           8.79%

------------

   (1) Subject to a permitted variance of plus or minus 5%.

   (2) Debt Service Coverage Ratio ("DSCR") for any Mortgage Loan is equal to the Net Cash Flow from the related Mortgaged Property divided by the Annual Debt Service for such Mortgaged Property (as such terms are defined under "Description of the Mortgage Pool -- Additional Mortgage Loan Information").

   (3) "ARD Loans" are Mortgage Loans that substantially fully amortize by their respective maturity dates but provide for an "Anticipated Repayment Date" on which a substantial amount of principal will be due if the borrower elects to prepay the Mortgage Loan in full on such date. Such Mortgage Loans provide for an increased interest rate after the Anticipated Repayment Date and require the application of Excess Cash Flow to amortize principal after the Anticipated Repayment Date. See "Description of the Mortgage Pool -- Certain Terms and Conditions of the Mortgage Loans" herein.

                       CUT-OFF DATE PRINCIPAL BALANCES

                                                         NUMBER OF
                                       % OF INITIAL      MORTGAGE
CUT-OFF DATE PRINCIPAL BALANCE         POOL BALANCE        LOANS
----------------------------------  ----------------  -------------
       $         0- 4,999,999              25.0%            77
         5,000,000- 9,999,999              14.4%            18
        10,000,000-14,999,999               5.2%             3
        15,000,000-19,999,999              17.7%             8
        20,000,000-24,999,999               6.1%             2
        25,000,000-29,999,999               6.8%             2
        50,000,000-54,999,999               7.0%             1
        65,000,000-69,999,999               8.7%             1
        70,000,000-75,000,000               9.1%             1

        SIGNIFICANT GEOGRAPHICAL CONCENTRATION OF MORTGAGED PROPERTIES

                                 NUMBER OF
                 % OF INITIAL    MORTGAGED
STATE            POOL BALANCE    PROPERTIES
-------------  --------------  ------------
CALIFORNIA  ..       26.5%           21
TEXAS ........       17.4%           22
NEVADA .......        9.4%            7
ARIZONA ......        5.9%           13
GEORGIA ......        5.8%            5
FLORIDA ......        4.6%           13

                       DEBT SERVICE COVERAGE RATIOS (1)

                                                               NUMBER OF
                                             % OF INITIAL      MORTGAGE
RANGE OF DEBT SERVICE COVERAGE RATIOS        POOL BALANCE        LOANS
----------------------------------------  ----------------  -------------
1.2-1.299 ...............................        16.9%            15
1.3-1.399 ...............................        32.4%            38
1.4-1.499 ...............................        27.2%            27
1.5-1.599 ...............................        13.8%            13
1.6-1.699 ...............................         2.8%             6
1.7-1.799 ...............................         1.8%             5
1.8-1.899 ...............................         2.5%             3
1.9-1.999 ...............................         0.8%             2
2.0-2.199 ...............................         1.4%             3
2.2-2.299 ...............................         0.5%             1

------------

   (1) Debt Service Coverage Ratio ("DSCR") for any Mortgage Loan is equal to the Net Cash Flow from the related Mortgaged Property divided by the Annual Debt Service for such Mortgaged Property (as such terms are defined under "Description of the Mortgage Pool -- Additional Mortgage Loan Information").

                           LOAN-TO-VALUE RATIOS (1)

                                                        NUMBER OF
                                   % OF INITIAL         MORTGAGE
RANGE OF LOAN TO VALUE RATIOS         POOL BALANCE        LOANS
---------------------------------  ----------------  -------------
40-44.9 ..........................         2.2%             5
45-49.9 ..........................         1.3%             3
50-54.9 ..........................         4.7%             6
55-59.9 ..........................         9.6%            11
60-64.9 ..........................        18.1%            19
65-69.9 ..........................        45.6%            34
70-74.9 ..........................        17.4%            32
75-79.9 ..........................         1.0%             3

------------

(1) The "Loan-to-Value Ratio" for any Mortgage Loan is determined as set forth in "Description of the Mortgage Pool -- Additional Mortgage Loan Information" herein.

                                PROPERTY TYPES

                                                 NUMBER OF
                               % OF INITIAL      MORTGAGED
PROPERTY TYPES                 POOL BALANCE      PROPERTIES
--------------------------  ----------------  --------------
Multifamily ...............        28.9%             30
Full Service Hotel ........        15.4%             12
Limited Service Hotel  ....        11.2%             29
Nursing Home ..............         2.7%              4
Mobile Home Park ..........         6.4%             27
Office Building (1) .......        13.1%              8
Anchored Retail ...........        11.7%             20
Unanchored Retail .........         7.0%             11
Industrial ................         3.5%              2

------------

(1) The Mortgaged Property known as "Atlanta Decorative Art Center" is a "design center" but is characterized as an office building for the purposes of the statistical information provided in this Prospectus Supplement.

                       ANTICIPATED REPAYMENT BY YEAR(1)

                               NUMBER OF
             % OF INITIAL      MORTGAGE
YEAR         POOL BALANCE        LOANS
--------  ----------------  -------------
2003 ....        15.6%            10
2005 ....         2.8%             4
2006 ....        33.7%            51
2008 ....         0.3%             1
2009 ....         3.6%             1
2010 ....         0.7%             1
2011 ....        32.3%            33
2013 ....         7.0%             1
2015 ....         1.1%             3
2016 ....         2.6%             6
2021 ....         0.4%             2

------------

(1) For any Mortgage Loan, the year shown is the related Maturity Date or, if the Mortgage Loan is an ARD Loan, the year in which the related Anticipated Repayment Date occurs.

                   DELINQUENCY STATUS AS OF OCTOBER 1, 1996

                                     NUMBER OF
                     % OF INITIAL    MORTGAGE
STATUS               POOL BALANCE      LOANS
-----------------  --------------  -----------
No Delinquencies         100%           113

                            PROSPECTUS SUPPLEMENT

                              TABLE OF CONTENTS

                                                                                      PAGE
                                                                                    ---------
Executive Summary .................................................................   S-3
Summary of Prospectus Supplement ..................................................  S-12
Risk Factors and Other Special Considerations .....................................  S-28
  The Mortgage Loans ..............................................................  S-28
  The Certificates ................................................................  S-39
Description of the Mortgage Pool ..................................................  S-43
  General .........................................................................  S-43
  Security for the Mortgage Loans .................................................  S-44
  Significant Mortgage Loans ......................................................  S-44
  The Mortgage Loan Program -- Underwriting Standards .............................  S-49
  Certain Terms and Conditions of the Mortgage Loans ..............................  S-50
  Additional Mortgage Loan Information ............................................  S-54
  Changes in Mortgage Pool Characteristics ........................................  S-64
Description of the Offered Certificates ...........................................  S-64
  General .........................................................................  S-64
  Distributions ...................................................................  S-65
  Subordination ...................................................................  S-75
  Appraisal Reductions ............................................................  S-76
  Delivery, Form and Denomination .................................................  S-76
  Book-Entry Registration .........................................................  S-77
  Definitive Certificates .........................................................  S-79
  Transfer Restrictions ...........................................................  S-80
Prepayment and Yield Considerations ...............................................  S-81
  Yield ...........................................................................  S-81
  Yield on the Class A-CS1 Certificates ...........................................  S-82
  Rated Final Distribution Date ...................................................  S-83
  Weighted Average Life of Offered Certificates ...................................  S-83
The Pooling and Servicing Agreement ...............................................  S-93
  General .........................................................................  S-93
  Assignment of the Mortgage Loans ................................................  S-93
  Representations and Warranties; Repurchase ......................................  S-93
  Servicing of the Mortgage Loans; Collection of Payments .........................  S-98
  Advances ........................................................................  S-99
  Accounts ........................................................................ S-101
  Withdrawals from the Collection Account ......................................... S-102
  Enforcement of "Due-on-Sale" and "Due-on-Encumbrance" Clauses ................... S-102
  Inspections ..................................................................... S-103
  Evidence as to Compliance ....................................................... S-103
  Certain Matters Regarding the Depositor, the Servicer and the Special Servicer .. S-103
  Events of Default ............................................................... S-104
  Rights Upon Event of Default .................................................... S-105
  Amendment ....................................................................... S-106
  Voting Rights ................................................................... S-106
  Realization Upon Mortgage Loans ................................................. S-107
  Modifications ................................................................... S-111
  Optional Termination ............................................................ S-112
  The Trustee ..................................................................... S-112

                                                                                      PAGE
                                                                                    ---------
Duties of the Trustee ............................................................. S-113
  The Fiscal Agent ................................................................ S-114
  Duties of the Fiscal Agent ...................................................... S-114
  The Servicer .................................................................... S-114
  Servicing Compensation and Payment of Expenses .................................. S-115
  The Special Servicer ............................................................ S-115
  Special Servicing ............................................................... S-116
  Servicer and Special Servicer Permitted to Buy Certificates ..................... S-117
  Reports to Certificateholders ................................................... S-117
Use of Proceeds ................................................................... S-117
Certain Federal Income Tax Consequences ........................................... S-118
ERISA Considerations .............................................................. S-119
Legal Investment .................................................................. S-121
Method of Distribution ............................................................ S-121
Legal Matters ..................................................................... S-122
Rating ............................................................................ S-122
Index of Significant Definitions .................................................. S-123
Annex A -- Loan Characteristics ................................................... A
Annex B -- Global Clearance, Settlement and Tax Documentation Procedures  ......... B
Annex C -- Schedule of Weighted Average Net Mortgage Pass-Through Rates  .......... C

                               INDEX OF TABLES

Range of Debt Service Coverage Ratios .................................................. S-58
Range of Loan-to-Value Ratios .......................................................... S-58
Range of Loan-to-Value Ratios at Earlier of Anticipated Repayment Dates or Maturity  ... S-58
Mortgaged Properties By State .......................................................... S-59
Range of Year Built .................................................................... S-59
Cut-off Date Loan Amount By Property Type .............................................. S-60
Types of Mortgaged Properties .......................................................... S-60
Range of Loan Amounts or Loan Balances ................................................. S-61
Range of Anticipated Remaining Term in Months .......................................... S-61
Range of Remaining Term in Months ...................................................... S-62
Anticipated Repayment By Year .......................................................... S-62
Range of Mortgage Rates ................................................................ S-62
Mortgaged Properties By Originator ..................................................... S-63
Range of Remaining Lock-out Period In Months ........................................... S-63

                       SUMMARY OF PROSPECTUS SUPPLEMENT

   The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and in the accompanying Prospectus. Certain capitalized terms used in this Summary are defined elsewhere in this Prospectus Supplement or in the Prospectus. An Index of Significant Definitions included at the end of this Prospectus Supplement sets forth the pages on which the definitions of certain principal terms appear.

TITLE OF CERTIFICATES ..         Asset Securitization Corporation, Commercial
                                 Mortgage Pass-Through Certificates, 1996-D3
                                 (the "Certificates").

CERTIFICATE BALANCE AND
 NOTIONAL BALANCE ......         Each Class of Offered Certificates has the
                                 approximate aggregate initial Certificate
                                 Balance or Notional Balance, as the case may be, set forth on the cover page of this Prospectus Supplement, subject to a permitted variance of plus or minus 5%. The
                                 Offered Certificates, together with the
                                 Private Certificates, will be issued
                                 pursuant to a Pooling and Servicing
                                 Agreement to be dated as of October 1, 1996
                                 (the "Pooling and Servicing Agreement")
                                 among the Depositor, the Servicer, the
                                 Special Servicer, the Trustee and the Fiscal
                                 Agent.

DEPOSITOR ..............         Asset Securitization Corporation, a Delaware
                                 corporation and a wholly owned subsidiary of Nomura Asset Capital Corporation (the
                                 "Mortgage Loan Seller"), and an affiliate of Nomura Securities International, Inc. (the
                                 "Underwriter"). See "The Depositor" in the
                                 Prospectus.

SERVICER ...............         AMRESCO Management, Inc., a Texas
                                 corporation (the "Servicer"). See "The
                                 Pooling and Servicing Agreement -- The
                                 Servicer" herein and "Description of the Agreements -- Sub-Servicers" in the
                                 Prospectus.

SPECIAL SERVICER .......         CRIIMI MAE Services Limited Partnership, a
                                 Maryland limited partnership (in such
                                 capacity, the "Special Servicer"). The
                                 Special Servicer will be responsible for servicing functions with respect to Mortgage
                                 Loans that, in general, are in default or as to which default is imminent, administering any REO Property (as defined herein), and performing property inspections for all of the Mortgaged Properties. The holders of 51% of the Percentage Interests of the most subordinate Class of Certificates then outstanding (provided, however, that for purposes of determining the most subordinate class, the Class A-1A, Class A-1B, Class
                                 A-1C, Class A-CS1 and Class A-CS2
                                 Certificates collectively and the Class B-4 and Class B-4H Certificates together, will, in each case, be treated as one class) will be entitled to remove the Special Servicer as Special Servicer of the Mortgage Loans, and appoint a successor Special Servicer with respect to such Mortgage Loans, provided that each Rating Agency confirms in writing that such removal and appointment, in and of itself, would not cause a downgrade, qualification or withdrawal of the then current ratings assigned to any Class of Certificates. It is anticipated that the Special Servicer or an affiliate of the Special Servicer will purchase all of the Class B-1, Class B-2, Class B-3 and
                                 Class B-4 Certificates on or about the
                                 Closing Date. See "Risk Factors and Other
                                 Special Considerations -- The Certificates
                                 -- Servicer or Special Servicer May Purchase
                                 Certificates" herein.

TRUSTEE ................         LaSalle National Bank, a nationally
                                 chartered bank (the "Trustee"). See "The
                                 Pooling and Servicing Agreement -- The
                                 Trustee" herein.

FISCAL AGENT ...........         ABN AMRO Bank N.V., a Netherlands banking
                                 corporation (the "Fiscal Agent") and the corporate parent of the Trustee.

THE MORTGAGE LOAN
 SELLER ................         Nomura Asset Capital Corporation, a Delaware
                                 corporation and the parent of the Depositor and an affiliate of the Underwriter.

ORIGINATORS ............         Nomura Asset Capital Corporation, a Delaware
                                 corporation (the "Mortgage Loan Seller") and
                                 Bloomfield Acceptance Company, LLC, a
                                 Michigan limited liability company;
                                 Continental Wingate Associates, Inc., a
                                 Massachusetts corporation; First Maryland
                                 Mortgage Corporation, a Maryland
                                 corporation; Hanover Capital Mortgage
                                 Corporation, a Missouri corporation; NBD
                                 Bank, N.A., a national banking association;
                                 and Remsen Partners, Ltd., a Delaware
                                 limited partnership (collectively, the
                                 "Originators").

                                 All of the Mortgage Loans were originated by the Mortgage Loan Seller or one of the Originators in accordance with the following table during the period commencing February, 1996 and ending on the Cut-off Date:

                                     ORIGINATORS OF THE MORTGAGE LOANS (1)

                                              % OF INITIAL    NUMBER OF MORTGAGE
ORIGINATOR                                    POOL BALANCE          LOANS
-----------------------------------------  ----------------  ------------------
Nomura Asset Capital Corporation  ........        87.2%               76
Bloomfield Acceptance Company, LLC  ......         8.3%               23
Continental Wingate Associates, Inc.  ....         1.3%                5
First Maryland Mortgage Corporation  .....         0.4%                1
Hanover Capital Mortgage Corporation  ....         0.5%                1
NBD Bank, N.A. ...........................         1.3%                4
Remsen Partners, Ltd. ....................         1.0%                3

(1) All statistical information set forth in this and the following tables in the Summary regarding the "% of Initial Pool Balance" is based on the Cut-off Date Principal Balance of the related Mortgage Loan or Loans.

CUT-OFF DATE .............       October 22, 1996.

CLOSING DATE .............       On or about October 22, 1996.

DISTRIBUTION DATE ........       The 13th day of each month, or if such 13th
                                 day is not a business day, the business day immediately following such 13th day, commencing in November 1996; provided, however, that the Distribution Date will be no earlier than the second business day following the 11th day of each month;
                                 provided, further, that if the 11th day of any month is not a business day, the Distribution Date will be the third business day following the 11th day of such month. A business day is any day other than a Saturday, a Sunday or any day on which banking institutions in the States of Georgia, Illinois or New York are authorized or obligated by law, executive order or governmental decree to close.

RECORD DATE ..............       With respect to each Distribution Date, the
                                 close of business on the 10th day of the month in which such Distribution Date occurs, or if such day is not a business day, the preceding business day; the Record
                                 Date for the Distribution Date occurring in November 1996 for all purposes other than the receipt of distributions is the Closing
                                 Date.

INTEREST ACCRUAL
 PERIOD ..................       With respect to any Distribution Date other
                                 than the Distribution Date occurring in
                                 November 1996, the period commencing on and including the 11th day of the month preceding the month in which such Distribution Date occurs and ending on and including the 10th day of the month in which such Distribution Date occurs; the Interest Accrual Period with respect to the Distribution Date occurring in November 1996 is assumed to consist of nineteen days. Each Interest Accrual Period other than the Interest Accrual Period with respect to the Distribution Date occurring in November 1996 is assumed to consist of 30 days.

SCHEDULED FINAL
 DISTRIBUTION DATE .......       As to each Class of Offered Certificates,
                                 October 13, 2026, the next Distribution Date occurring after the latest maturity date of any Mortgage Loan.

RATED FINAL DISTRIBUTION
 DATE ....................       As to each Class of Offered Certificates,
                                 October 13, 2026, the Distribution Date
                                 occurring after the latest Assumed Maturity
                                 Date of any of the Mortgage Loans. The
                                 "Assumed Maturity Date" of (a) any Mortgage
                                 Loan that is not a Balloon Loan is the
                                 maturity date of such Mortgage Loan and (b) any Balloon Loan is the date on which such Mortgage Loan would be deemed to mature in accordance with its original amortization schedule absent its Balloon Payment.

COLLECTION PERIOD ........       With respect to a Distribution Date, the
                                 period beginning on the day after the Due
                                 Date in the month preceding the month in which such Distribution Date occurs and ending at the close of business on the Due
                                 Date in the month in which such Distribution
                                 Date occurs.

DUE DATE .................       With respect to any Distribution Date and/or
                                 any Mortgage Loan, as the case may be, the 11th (or in the case of certain of the Mortgage Loans, if the 11th day is not a business day, either the next business day or the first preceding business day) of the month in which such Distribution Date occurs.

DENOMINATIONS ............       The Offered Certificates will be issuable in
                                 registered form, in minimum denominations of Certificate Balance of $100,000 and multiples of $1 in excess thereof.

CLEARANCE AND SETTLEMENT ..      Holders of Offered Certificates may elect to
                                 hold their Certificates through any of The
                                 Depository Trust Company ("DTC") (in the
                                 United States) or Centrale de Livraison de
                                 Valeurs Mobiliers S.A. ("CEDEL") or The
                                 Euroclear System ("Euroclear") (in Europe).
                                 Transfers within DTC, CEDEL or Euroclear, as the case may be, will be in accordance with the usual rules and operating procedures of the relevant system. Crossmarket transfers between persons holding directly or indirectly through DTC, on the one hand, and counterparties holding directly or indirectly through CEDEL or Euroclear, on the other, will be effected in DTC through the relevant Depositaries of CEDEL or Euroclear. The Depositor may elect to terminate the book-entry system through DTC with respect to all or any portion of any Class of the Offered Certificates. See
                                 "Description of the Offered Certificates
                                 -- Delivery, Form and Denomination,"
                                 "-- Book-Entry Registration" and
                                 "-- Definitive Certificates" herein and
                                 "Description of the Certificates
                                 -- Book-Entry Registration and Definitive
                                 Certificates" in the Prospectus.






THE MORTGAGE LOANS .......       The Mortgage Loan Seller will sell the
                                 Mortgage Loans to the Depositor and, in
                                 connection therewith, will make certain
                                 representations and warranties, as more
                                 fully described herein. The Depositor will assign the Mortgage Loans, together with its rights and remedies in respect of breaches of the Mortgage Loan Seller's representations and warranties to the
                                 Trustee for the benefit of
                                 Certificateholders. With respect to Mortgage
                                 Loans acquired by the Mortgage Loan Seller from a third party, the Mortgage Loan Seller will also assign to the Depositor and the Depositor will assign to the Trustee for the benefit of the Certificateholders, any rights and remedies in respect of breaches of representations or warranties made by such third party. See "The Pooling and Servicing Agreement -- Representations and
                                 Warranties; Repurchase."

                                 Security for the Mortgage Loans

                                 Each Mortgage Loan is secured by one or more first priority mortgages, deeds of trust, or other similar security instruments on the borrower's interest (as set forth below) in certain land used for commercial or multifamily residential purposes, all buildings and improvements thereon and certain personal property located thereon (each a "Mortgaged Property").

                          % OF INITIAL
 INTEREST OF BORROWER     POOL BALANCE   NUMBER OF MORTGAGED
       ENCUMBERED             (1)             PROPERTIES
----------------------  --------------  --------------------
Fee Simple Estate  ....       91.3%              139
Leasehold Estates (2)          8.7%                4

                                 (1) Based on the principal balance of the
                                     Mortgage Loan or, for any Pool Loan,
                                     Allocated Loan Amount of the related
                                     Mortgaged Property.

                                 (2) A portion of each of two additional
                                     Mortgaged Properties, identified as Lee
                                     Park and Brookhaven on Annex A and
                                     representing an additional 3.2% of the
                                     Initial Pool Balance, consists of a
                                     leasehold estate; if the related ground
                                     lease was terminated by the lessor, such termination would not materially impair the operation of such properties. The Mortgage Loan known as the Slavic Suites loan is secured by mortgages on both the fee and leasehold estates of the related Mortgaged Properties.

                                 Payment Terms

                                 All of the Mortgage Loans provide for
                                 scheduled payments of principal and interest
                                 ("Monthly Payments") to be due on the 11th day of each month. Each Mortgage Loan accrues interest at the per annum rate set forth for such Mortgage Loan on Annex A (the "Mortgage Rate") that is fixed for the entire term of such loan, except that certain of the Mortgage Loans (as set forth on the table below) accrue interest at a higher rate during a specified period ending at maturity. As used herein, the term "Mortgage Rate" does not include the portion of the interest rate attributable to the rate increase; the excess of interest at such higher rate over interest at the Mortgage Rate (together with interest thereon) is referred to herein as "Excess Interest". As described below, all of the Mortgage Loans that provide for Excess Interest permit the related borrower to prepay the related Mortgage Loan without payment of a Prepayment Premium for a period beginning on or, in the case of certain of these Mortgage Loans, three months prior to, the date Excess Interest begins accruing and ending on the related maturity date. The date that any such Mortgage Loan begins accruing Excess Interest is sometimes referred to herein as the "Anticipated Repayment Date." The Anticipated Repayment Date for any such Mortgage Loan (each, an "ARD Loan") is set forth on Annex A. The ARD Loans (other than the Mortgage Loan secured by the Mortgaged Property identified as Mariner's Village on Annex A) substantially fully amortize over their stated terms, which are at least 60 months longer than the term to their related Anticipated Repayment Dates. The Mortgage Loan known as the Mariner's Village loan substantially fully amortizes over its extended stated term which is 41 months after its original maturity date. If the related borrower elects to prepay an ARD Loan in full on the related Anticipated Repayment Date, a substantial amount of principal will be due.






                                 With respect to any ARD Loan, payment of Excess Interest will be deferred until the principal of such Mortgage Loan has been paid in full. All of the ARD Loans provide that a Lock Box be established generally one year prior to such date. See "Description of the Mortgage Pool -- Certain

                                 Terms and Conditions of the Mortgage Loans
                                 -- Excess Interest" herein. No Mortgage Loan permits negative amortization.

                                 Certain of the Mortgage Loans (as set forth on the table below) provide for Monthly Payments based on amortization schedules at least 60 months longer than the remaining stated terms of such Mortgage Loans (such Mortgage Loans, the "Balloon Loans"), such that substantial amounts of principal are due and payable on the respective maturity dates (each such amount, after application of all constant Monthly Payments due on or prior to the respective maturity date, a "Balloon Payment"), unless prepaid prior thereto.

          AMORTIZATION CHARACTERISTICS OF THE MORTGAGE LOANS

                                          % OF INITIAL     NUMBER OF
TYPE OF LOAN                              POOL BALANCE   MORTGAGE LOANS
--------------------------------------  --------------  --------------
ARD Loans .............................      88.65%            80
Fully Amortizing Loans (other than ARD
 Loans) ...............................       2.56%             7
Balloon Loans .........................       8.79%            26

                                 Lock-Out Characteristics of the Mortgage Loans

                                 All of the Mortgage Loans prohibit voluntary prepayment during a period (each, a "Lock-out Period") commencing on the date of origination and ending on the date that is up to three months prior to its Anticipated Repayment Date or maturity date, as applicable.

                  OVERVIEW OF LOCK-OUT PERIODS

Minimum Lock-out Period at Origination  ........       80 months
Minimum Remaining Lock-out Period ..............       74 months
Maximum Remaining Lock-out Period ..............      291 months
                                                      141 months
Weighted Average Remaining Lock-out Period  ....

                                 From and after the expiration of the related
                                 Lock-out Period, no Mortgage Loan requires the payment of a premium or fee (a "Prepayment Premium") upon the voluntary prepayment of such Mortgage Loan. Prepayment Premiums may be due in connection with certain involuntary prepayments as described herein. See "Risk Factors and Other Special Considerations -- The Certificates -- Special Prepayment and Yield Considerations" and "Description of the Mortgage Pool -- Certain Terms and Conditions of the Mortgage Loans -- Prepayment Provisions" and "-- Defeasance Provisions" herein.

            LOCK-OUT PERIOD CHARACTERISTICS OF THE MORTGAGE LOANS

                                                  % OF INITIAL     NUMBER OF
TYPE OF LOAN                                      POOL BALANCE   MORTGAGE LOANS
----------------------------------------------  --------------  --------------
Lock-out Period Ending on/close to Anticipated
 Prepayment Date ..............................       88.7%            80
Lock-out Period Ending on/close to Maturity
 Date .........................................       11.3%            33

                                 All of the Mortgage Loans provide that after a specified period (a "Defeasance Lock-out Period"), the applicable borrower may obtain the release of the related Mortgaged Property or, in the case of any Pool Loan, one or more of the related Mortgaged Properties from the lien of the related Mortgages (a "Defeasance Option") upon the pledge to the Trustee of noncallable U.S. government obligations which provide payments on or prior to all successive scheduled payment dates upon which interest and principal payments are due under the related Note and in amounts due on such dates and upon satisfaction of certain other conditions. The Servicer will purchase such U.S. government obligations on behalf of a borrower exercising a Defeasance Option. The Pool Loans generally require that prior to a release of less than all of the Mortgaged Properties a specified percentage (generally 125%) of the Allocated Loan Amount be defeased for each Mortgaged Property released. The related borrower will be required to (or in the case of certain of the Mortgage Loans, the related borrowers may) transfer the pledged U.S. government obligations together with the related Note or portion thereof to a successor limited purpose borrower and such successor borrower will assume the obligations under the Mortgage Loan or portion thereof.

                                 The characteristics of each of the Mortgage
                                 Loans are more particularly described in Annex A.

                                 None of the Mortgage Loans are insured or guaranteed by the United States, any governmental agency or instrumentality or any private mortgage insurer. See "Description of the Mortgage Pool
                                 -- General."

                                 THE UNDERWRITER HAS MADE AVAILABLE AN
                                 ELECTRONIC VERSION OF THIS PROSPECTUS AND
                                 PROSPECTUS SUPPLEMENT ON THE WORLD WIDE WEB
                                 AT "HTTP:// WWW.NOMURANY.COM". THE PASSWORD
                                 FOR ACCESS TO SUCH WEB SITE IS "CMBS". THE
                                 ELECTRONIC VERSION OF THIS PROSPECTUS
                                 SUPPLEMENT MAY ALSO CONTAIN PHOTOGRAPHS OF
                                 CERTAIN OF THE MORTGAGED PROPERTIES. CERTAIN
                                 STATISTICAL INFORMATION INCLUDED IN THIS
                                 PROSPECTUS SUPPLEMENT CAN BE DOWNLOADED FROM
                                 SUCH WEB SITE.

THE OFFERED CERTIFICATES ..      The Class A-1A Certificates will have an
                                 initial Certificate Balance of $64,985,025.

                                 The Class A-1B Certificates will have an initial Certificate Balance of $154,000,000.

                                 The Class A-1C Certificates will have an initial Certificate Balance of $321,000,000.

                                 The Class A-CS1 Certificates will have an initial Notional Balance of $64,985,025. The initial Notional Balance of the Class A-CS1 Certificates is comprised of one component: the Class A-1A Component. The Class A-1A Component will have an initial Component Balance equal to the initial Certificate Balance of the Class A-1 Certificates.

                                 The Class A-1D Certificates will have an initial Certificate Balance of $19,564,674.

                                 The Class A-2 Certificates will have an
                                 initial Certificate Balance of $39,129,349.

                                 The Class A-3 Certificates will have an
                                 initial Certificate Balance of $35,216,414.

                                 The Class A-4 Certificates will have an
                                 initial Certificate Balance of $39,129,349.

                                 The Class A-5 Certificates will have an
                                 initial Certificate Balance of $15,651,739.

THE PRIVATE CERTIFICATES ..      The Class A-CS2 Certificates will have an
                                 initial Notional Balance of $623,691,525.
                                 The initial Notional Balance of the Class
                                 A-CS2 Certificates is comprised of seven components: the Class A-1B Component, Class
                                 A-1C Component, Class A-1D Component, Class
                                 A-2 Component, the Class A-3 Component, the
                                 Class A-4 Component and the Class A-5
                                 Component, which will have initial Component
                                 Balances equal to the Certificate Balance of the Class A-1B, Class A-1C, Class A-1D,
                                 Class A-2, Class A-3, Class A-4 and Class
                                 A-5 Certificates, respectively.

                                 The Component Balance of a component of the Class A-CS2 Certificates may be reduced, as described herein in "Description of the Offered Certificates -- Delinquency Reduction Amounts and Appraisal Reduction Amounts." However, such Class will retain the right to receive distributions of interest in respect of such reductions at a lower priority.

                                 The Class B-1 Certificates will have an
                                 initial Certificate Balance of $43,042,284.
                                 The Class B-2 Certificates will have an
                                 initial Certificate Balance of $27,390,544.
                                 The Class B-3 Certificates will have an
                                 initial Certificate Balance of $7,825,869.
                                 The Class B-4 and Class B-4H Certificates will, in the aggregate, have initial Certificate Balances of approximately $15,651,747.

                                 The Class V-1, Class V-2, Class R and Class
                                 LR Certificates will not have a Certificate
                                 Balance or a Notional Balance.

                                 The Class A-CS2, Class B-1, Class B-2, Class
                                 B-3, Class B-4, Class B-4H, Class V-1, Class
                                 V-2, Class LR and Class R Certificates are not offered hereby.

PASS-THROUGH RATES .....         The per annum rate at which interest accrues
                                 (the "Pass-Through Rate") on the Class A-1A,
                                 Class A-1B, Class A-1C and Class A-1D
                                 Certificates during any Interest Accrual
                                 Period will be equal to 7.01000%, 7.21000%, 7.40000% and 7.47000%, respectively.

                                 The Pass-Through Rate on the Class A-CS1
                                 Certificates is a per annum rate equal to the Weighted Average Net Mortgage Pass-Through Rate minus 7.01000%.

                                 The Pass-Through Rate on the Class A-CS2
                                 Certificates is a per annum rate equal to the weighted average of the Pass Through-Rates on the Class A-1B Component, Class A-1C Component, Class A-1D Component, Class A-2 Component, Class A-3 Component, Class A-4 Component and the Class A-5 Component weighted on the basis of the respective Component Balances (without giving effect to any Appraisal Reduction Amounts or Delinquency Reduction Amounts). The Pass-Through Rate on the Class A-1B Component is a per annum rate equal to the Weighted Average Net Mortgage Pass-Through Rate minus 7.21000%. The Pass-Through Rate on the Class A-1C Component is a per annum rate equal to the Weighted Average Net Mortgage Pass-Through Rate minus 7.40000%. The Pass-Through Rate on the Class A-1D Component is a per annum rate equal to the Weighted Average Net Mortgage Pass-Through Rate minus 7.47000%. The Pass-Through Rate on the Class A-2 Component is a per annum rate equal to 1.69827%. The Pass-Through Rate on the Class A-3 Component is a per annum rate equal to 1.59927%. The Pass-Through Rate of the Class A-4 Component is a per annum rate equal to 1.30327%. The Pass-Through Rate of the Class A-5 Component is a per annum rate equal to 0.96027%.

                                 The Pass-Through Rate on the Class A-2
                                 Certificates is a per annum rate equal to the Weighted Average Net Mortgage Pass-Through Rate minus 1.69827%.

                                 The Pass-Through Rate on the Class A-3
                                 Certificates is a per annum rate equal to the Weighted Average Net Mortgage Pass-Through Rate minus 1.59927%.

                                 The Pass-Through Rate on the Class A-4
                                 Certificates is a per annum rate equal to the Weighted Average Net Mortgage Pass-Through Rate minus 1.30327%.

                                 The Pass-Through Rate on the Class A-5
                                 Certificates is a per annum rate equal to the Weighted Average Net Mortgage Pass-Through Rate minus 0.96027%.

                                 The "Weighted Average Net Mortgage
                                 Pass-Through Rate" with respect to any
                                 Distribution Date is the amount (expressed as a percentage) (i) the numerator of which is the sum of the products of (a) the Net Mortgage Pass-Through Rate and (b) the Stated Principal Balance of each Mortgage Loan and (ii) the denominator of which is the sum of the Stated Principal Balances of the Mortgage Loans as of the Due Date occurring in the month in which the related Distribution Date occurs.

                                 The "Net Mortgage Pass-Through Rate" with respect to any Mortgage Loan and any Interest Accrual Period is a per annum rate equal to the Mortgage Pass-Through Rate (as such term is defined below) for such Mortgage Loan minus the aggregate of the applicable Servicing Fee Rate and Additional Servicing Fee Rate (as such terms are defined herein).

                                 The "Mortgage Pass-Through Rate" with
                                 respect to the Mortgage Loans that provide for calculations of interest based on twelve months of 30 days each for any Interest Accrual Period is equal to the Mortgage Rate thereof.

                                 The "Mortgage Pass-Through Rate" with
                                 respect to the Mortgage Loans (other than the Mortgage Loans known as the Sacramento Office loan, the Pinnacle Retail Portfolio loan and the Ambassador Apartments loan) that provide for interest based on a 360-day year and the actual number of days elapsed for any Interest Accrual Period, is equal to the Mortgage Rate thereof multiplied by a fraction the numerator of which is the actual number of days in such Interest Accrual Period and the denominator of which is 30.

                                 The "Mortgage Pass-Through Rate" with
                                 respect to the Mortgage Loan known as the Sacramento Office loan for any Interest Accrual Period, is equal to (a) the Mortgage Rate thereof multiplied by a fraction the numerator of which is the actual number of days in such Interest Accrual Period and the denominator of which is 30 plus (b) 0.098%.

                                 The "Mortgage Pass-Through Rate" with
                                 respect to the Mortgage Loan known as the Pinnacle Retail Portfolio loan for any Interest Accrual Period, is equal to (a) the Mortgage Rate thereof multiplied by a fraction the numerator of which is the actual number of days in such Interest Accrual Period and the denominator of which is 30 plus (b) 0.07% or, with respect to any portion of the Pinnacle Retail Portfolio loan that is defeased, 0.0%.

                                 The "Mortgage Pass-Through Rate" with
                                 respect to the Mortgage Loan known as the Ambassador Apartments loan for (a) any Interest Accrual Period commencing in any January, February, April, June, September and November and in any December occurring in a year immediately preceding any year which is not a leap year, is the Mortgage Rate thereof, and (b) any Interest Accrual Period commencing in any March, May, July, August and October and in any December occurring in a year immediately preceding a year which is a leap year, is equal to the Mortgage Rate thereof multiplied by a fraction the numerator of which is the actual number of days in such Interest Accrual Period and the denominator of which is 30.






                                 Notwithstanding the foregoing, the Mortgage
                                 Pass-Through Rate with respect to each
                                 Mortgage Loan (other than the Sacramento
                                 Office loan and the Pinnacle Retail
                                 Portfolio loan) for the first Interest
                                 Accrual Period is the Mortgage Rate thereof.
                                 The Mortgage Pass-Through Rate for the first
                                 Interest Accrual Period with respect to the Sacramento Office loan and the Pinnacle Retail Portfolio loan is the Mortgage Rate thereof plus 0.098% and 0.07%, respectively.

                                 The Mortgage Rate for purposes of
                                 calculating the Weighted Average Net
                                 Mortgage Pass-Through Rate will be the
                                 Mortgage Rate of such Mortgage Loan without taking into account any reduction in the interest rate by a bankruptcy court pursuant to a plan of reorganization or pursuant to any of its equitable powers or any reduction in the interest rate resulting from a work-out as described herein under "The Pooling and Servicing Agreement
                                 -- Modifications".

DISTRIBUTIONS ..........         On each Distribution Date, each Class (or
                                 component of a Class) of Offered
                                 Certificates will be entitled to receive interest distributions in an amount equal to the Interest Distribution Amount (and, in the case of the Class A-CS2 Certificates, the Reduction Interest Distribution Amount
                                 (subject to the priorities described under "Description of the Offered Certificates
                                 -- Distributions"), if applicable) for such Class (or component) and Distribution Date, together with any Interest Shortfalls (and
                                 Reduction Interest Shortfalls, if
                                 applicable) remaining from prior
                                 Distribution Dates, in each case to the
                                 extent of Available Funds, if any, remaining after (i) payment of the Interest
                                 Distribution Amounts, Interest Shortfalls,
                                 Reduction Interest Distribution Amounts and
                                 Reduction Interest Shortfalls for each other outstanding Class of Certificates (or component of a Class), if any, bearing an earlier sequential designation than such class, and (ii), if applicable, payment of the Principal Distribution Amount for such Distribution Date and an amount equal to the aggregate unreimbursed Realized Losses previously allocated to any such outstanding
                                 Classes having an earlier sequential
                                 designation. References herein to the
                                 earlier (or later) sequential designation of these Classes of Certificates (or, with respect to Reduction Interest Distribution
                                 Amounts and Reduction Interest Shortfalls, components thereof) means such Classes (or components) in alphabetical and numerical order (or such Classes or components in reverse alphabetical and numerical order)
                                 (except in respect of the Class A-CS1, Class
                                 A-CS2, Class A-1A, Class A-1B and Class A-1C
                                 Certificates which will have the same
                                 priority under the circumstances described herein).

                                 The Trust Fund will include two separate real estate mortgage investment conduits (each, a "REMIC"). Collections on the Mortgage Loans will be used to make payments of principal and interest on interests (the "Lower-Tier Interests") in a REMIC (the "Lower-Tier REMIC"). Those payments in turn will be used to make distributions on the Certificates, which represent interests in a second REMIC (the "Upper-Tier REMIC"). The respective components of the Notional Balances of the Class A-CS1 and Class A-CS2 Certificates represent principal balances of Classes of regular interests in the Lower-Tier REMIC. For purposes of simplicity, distributions will generally be described herein as if made directly from collections on the Mortgage Loans to the holders of the Certificates.






                                 The "Interest Distribution Amount" with
                                 respect to any Distribution Date and the Class A-1A, Class A-1B, Class A-1C, Class A-1D, Class A-2, Class A-3, Class A-4 and Class A-5 Certificates is equal to interest accrued during the related Interest Accrual Period at the Pass-Through Rate on such Class on the Certificate Balance of such Class.

                                 The "Interest Distribution Amount" with
                                 respect to any Distribution Date and the Class A-CS1 and Class A-CS2 Certificates is equal to interest accrued during the related Interest Accrual Period at the Pass-Through Rates on the related components on the Component Balances thereof.

                                 For purposes of calculating the Interest
                                 Distribution Amount for any Class of Offered
                                 Certificates and any Distribution Date, any distributions in reduction of Certificate Balance or Component Balance and reductions in Certificate Balance or Component Balance as a result of allocations of Realized Losses, Appraisal Reduction Amounts or Delinquency Amounts (if applicable) on the Distribution Date occurring in the related Interest Accrual Period shall be deemed to have been made on the first day of such Interest Accrual Period.

                                 The Principal Distribution Amount for each
                                 Distribution Date (prior to the Cross-over
                                 Date) will be distributed, first, to the Class A-1A Certificates, in reduction of the Certificate Balance thereof, until the Certificate Balance of such Class is reduced to zero, second, to the Class A-1B Certificates, in reduction of the Certificate Balance thereof, until the Certificate Balance thereof is reduced to zero, third, to the Class A-1C Certificates, in reduction of the Certificate Balance thereof, until the Certificate Balance of such Class is reduced to zero, fourth, to the Class A-1D Certificates, in reduction of the Certificate Balance thereof, until the Certificate Balance of such Class is reduced to zero, fifth, to the Class A-1D Certificates for unreimbursed amounts of Realized Losses previously allocated to such Class, sixth, to the Class A-2 Certificates, until the Certificate Balance thereof is reduced to zero, seventh, to the Class A-2 Certificates for unreimbursed amounts of Realized Losses previously allocated to such Class, eighth, to the Class A-3 Certificates, until the Certificate Balance thereof is reduced to zero, ninth, to the Class A-3 Certificates for unreimbursed amounts of Realized Losses previously allocated to such Class, tenth, to the Class A-4 Certificates, until the Certificate Balance thereof is reduced to zero, eleventh, to the Class A-4 Certificates for unreimbursed amounts of Realized Losses previously allocated to such Class, twelfth, to the Class A-5 Certificates, until the Certificate Balance thereof is reduced to zero, thirteenth, to the Class A-5 Certificates for unreimbursed amounts of Realized Losses previously allocated to such Class, and fourteenth, to the Private Certificates in accordance with the Pooling and Servicing Agreement, in each case to the extent of Available Funds remaining after required distributions of interest to such Class and after making principal distributions to any more senior Class of Certificates. On each Distribution Date occurring on and after the Cross-over Date, an amount equal to the Principal Distribution Amount will be distributed, first, to the Class A-1A, Class A-1B and Class A-1C Certificates, pro rata, based on their respective Certificate Balances, in reduction of their respective Certificate Balances, until the Certificate Balance of each such Class is reduced to zero; and, second, to the Class A-1A, Class A-1B and Class A-1C Certificates, pro rata, based on their respective Certificate Balances, for unreimbursed amounts of Realized Losses previously allocated to such Classes. The "Cross-over Date" is the Distribution Date on which the Certificate Balance of each Class of Certificates other than the Class A-1A, Class A-1B and Class A-1C Certificates have been reduced to zero.





                                 The Class A-CS1 and Class A-CS2 Certificates will not be entitled to any distribution of principal.

                                 The "Principal Distribution Amount" for any
                                 Distribution Date is equal to the sum, for all Mortgage Loans, of (i) the principal component of all Monthly Payments (other than Balloon Payments) due on the related Due Date (if received or advanced, including any Subordinate Class Advance Amounts (as defined herein) allocable to principal),
                                 (ii) the principal component of all Minimum
                                 Defaulted Monthly Payments or Assumed
                                 Scheduled Payments, as
                                 applicable, deemed to be due on the related
                                 Due Date (if received or advanced,
                                 including, without duplication, any
                                 Subordinate Class Advance Amounts allocable to principal), (iii) to the extent not included in the preceding clause, the principal component of all Balloon Payments on any Mortgage Loan received during the related Collection Period, (iv) the principal portion of all unscheduled collections in respect of a Mortgage Loan that was liquidated in the related Collection Period, (v) the Stated Principal Balance of each Mortgage Loan purchased from the Trust Fund in connection with breaches of representations or warranties or the exercise of the rights described under "-- Optional Termination" below, (vi) to the extent not included in any preceding clause, all Principal Prepayments received in the related Collection Period and (vii) to the extent not included in any preceding clause, any other full or partial recoveries of principal, including Net REO Proceeds, net liquidation proceeds, net condemnation proceeds and net insurance proceeds. Amounts received on any Mortgage Loan that represent recoveries of any Subordinate Class Advance Amount will not be included in the calculation of "Principal Distribution Amount."

                                 In the event that the related borrower
                                 voluntarily prepays the Mortgage Loan known as the Malibu Canyon loan on any date (other than a Due Date) during the 60-day period prior to the related Anticipated Repayment Date, the Trustee will make a special distribution of the proceeds from such prepayment to the Certificateholders on the second business day following the day on which such proceeds are received and the principal portion of such prepayment will not be included in the Principal Distribution Amount for the following Distribution Date. See "Description of the Offered Certificates -- Special Distribution Date" herein.

                                 Except as described in the next sentence, the holders of the Class V-1, Class V-2, Class R and Class LR Certificates will not be entitled to distributions of interest or principal. The Class V-1 Certificates will be entitled to distributions of Default Interest and the Class V-2 Certificates will be entitled to distributions of Excess Interest, in each case, to the extent set forth in the Pooling and Servicing Agreement. The holders of the Class R Certificates will be entitled to receive any Available Funds remaining in the Upper-Tier Distribution Account on any Distribution Date after the distribution to the holders of the Regular Certificates of all amounts which they are entitled to receive on such Distribution Date. The Class LR Certificateholders will be entitled to receive any funds remaining in the Distribution Account on any Distribution Date after all distributions to which the regular interests in the Lower-Tier REMIC are entitled on such Distribution Date have been made and the proceeds of the remaining assets in the Trust Fund, if any, after the Certificate Balances of the Regular Certificates have been reduced to zero and the holders of the Regular Certificates have received all other distributions to which they are entitled. It is not anticipated that there will be any assets remaining in the Trust Fund on such date. In addition, the holders of a majority Percentage Interest in the Class LR Certificates will have the limited right to purchase ARD Loans under the circumstances described under "Description of the Mortgage Pool -- Certain Terms and Conditions of the Mortgage Loans."






ADVANCES ...............         The Servicer is required to make advances
                                 ("P&I Advances") in respect of delinquent
                                 Monthly Payments on the Mortgage Loans,
                                 subject to the limitations described herein.
                                 P&I Advances will generally equal the
                                 delinquent portion of the Monthly Payment as specified in the related Note. If a borrower defaults on its obligation to pay amounts due on the maturity date of the related
                                 Mortgage

                                 Loan, the Servicer will be required to
                                 advance only an amount equal to the
                                 principal portion of constant Monthly
                                 Payment or portion thereof not received that was due prior to the maturity date (with interest at the Net Mortgage Pass-Through
                                 Rate). The Servicer will not be required or permitted to advance Default Interest or Excess Interest. The amount required to be advanced in respect of delinquent Monthly Payments on a Mortgage Loan that has been subject to an Appraisal Reduction Event will equal the product of (a) the amount required to be advanced by the Servicer without giving effect to the related Appraisal Reduction Amount and (b) a fraction, the numerator of which is (i) the Stated Principal Balance of such Mortgage Loan minus (ii) any Appraisal Reduction Amount thereof and the denominator of which is the Stated Principal Balance thereof. In addition, and without duplication, the Servicer will (i) make only one P&I Advance with respect to each Mortgage Loan for the benefit of the most subordinate Class of Certificates then outstanding (unless the related defaulted Monthly Payment is received prior to the following Due Date) and (ii) not make any P&I Advance in respect of Reduction Interest Distribution Amounts and Reduction Interest Shortfalls. On any Servicer Remittance Date on which the Servicer is not required to make a P&I Advance for the benefit of the most subordinate Class as described above, the amount of the P&I Advance with respect to such Servicer Remittance Date that the Servicer will not advance will be equal to amounts otherwise distributable to the most subordinate Class assuming the Monthly Payment or Minimum Defaulted Monthly Payment had been received. For purposes of determining the most subordinate Class, (i) the Class A-1A, Class A-1B, Class A-1C, Class A-CS1 and Class A-CS2 Certificates collectively and (ii) the Class B-4 and Class B-4H Certificates together will, in each case, be treated as one Class. See "Description of the Pooling and Servicing Agreement -- Advances" herein and "Description of the Certificates -- Advances in Respect of Delinquencies" in the Prospectus. If the Servicer fails to make a required P&I Advance, the Trustee will be required to make the P&I Advance, and if the Trustee fails to make a required P&I Advance, the Fiscal Agent will be required to make such P&I Advance. See "The Pooling and Servicing Agreement -- Advances" herein. The Special Servicer will not be obligated to make any P&I Advance except to the extent the Special Servicer is also the holder of the most subordinate Class and is deemed to advance a Subordinate Class Advance Amount. No interest will accrue on any outstanding Subordinate Class Advance Amount.

SUBORDINATION ..........         Except as described below, as a means of
                                 providing a certain amount of protection to the holders of the Class A-1A, Class A-1B, Class A-1C, Class A-CS1, and Class A-CS2
                                 Certificates against losses associated with delinquent and defaulted Mortgage Loans, the rights of the holders of the Class A-1D, Class A-2, Class A-3, Class A-4 and Class
                                 A-5 Certificates and the Private
                                 Certificates (other than the Class A-CS2
                                 Certificates) to receive distributions of interest and principal with respect to the Mortgage Loans, as applicable, will be subordinated to such rights of the holders of the Class A-1A, Class A-1B, Class A-1C,
                                 Class A-CS1 and Class A-CS2 Certificates
                                 (other than with respect to Reduction
                                 Interest Distribution Amounts and Reduction
                                 Interest Shortfalls). The Class A-1D






                                 Certificates will be likewise protected by the subordination of the Class A-2, Class A-3, Class A-4 and Class A-5 Certificates and the Private Certificates (other than the Class A-CS2 Certificates). The Class A-2 Certificates will be likewise protected by the subordination of the Class A-3, Class A-4 and Class A-5 Certificates and the Private Certificates (other than the Class A-CS2 Certificates). The Class A-3 Certificates will be likewise protected by the subordination of the Class A-4 and Class
                                 A-5 and the Private Certificates (other than the Class A-CS2 Certificates). The Class A-4 Certificate will likewise be protected by the subordination of the Class A-5 Certificates and the Private Certificates (other than the Class A-CS2 Certificates). The Class A-5 Certificates will likewise be protected by the subordination of the Private Certificates (other than the Class A-CS2 Certificates). This subordination will be effected in two ways: (i) by the preferential right of holders of a Class of Certificates to receive on any Distribution Date the amounts of interest and principal distributable in respect of such Certificates, on such date prior to any distribution being made on such Distribution Date in respect of any Classes (or components) of Certificates subordinate thereto and (ii) by the allocation of Realized Losses (as defined herein), first, to the Private Certificates (other than the Class A-CS2 Certificates), second, to the Class A-5 Certificates, third, to the Class A-4 Certificates, fourth, to the Class A-3 Certificates, fifth, to the Class A-2 Certificates, sixth, to the Class A-1D Certificates and finally, to the Class A-1A, Class A-1B and Class A-1C Certificates pro rata, based on their respective outstanding Certificate Balances. No other form of credit enhancement will be available for the benefit of the holders of the Offered Certificates. See "Description of the Offered Certificates" herein.

                                 Shortfalls in Available Funds resulting from Servicing Compensation other than the Servicing Fee, compensation of the Special Servicer in excess of the Additional Servicing Fee, interest on Advances (to the extent not covered by Default Interest), Prepayment Interest Shortfalls in excess of the Servicing Fee together with investment income on the related Principal Prepayment for the period such amount is held in the Collection Account during the related Interest Accrual Period, extraordinary expenses of the Trust Fund (other than indemnification expenses), a reduction on the interest rate of a Mortgage Loan by a bankruptcy court pursuant to a plan of reorganization or pursuant to any of its equitable powers, a reduction in interest rate or a forgiveness of principal of a Mortgage Loan as described under "The Pooling and Servicing Agreement
                                 -- Modifications" or otherwise will be
                                 allocated in the same manner as Realized
                                 Losses. Shortfalls in Available Funds
                                 resulting from indemnification expenses of the Trust Fund required to be paid pursuant to the Pooling and Servicing Agreement will be allocated to, and be deemed distributed to, each Class of Certificates, pro rata, based upon amounts distributable to each such Class and will be allocated, first, in respect of interest and, second, in respect of principal. See "Description of the Offered Certificates -- Distributions
                                 -- Priorities" herein.





OPTIONAL TERMINATION ...         The Depositor, and if the Depositor does not
                                 exercise the option, the Servicer and, if neither the Servicer nor the Depositor exercises the option, the holders of the Class LR Certificates representing greater than a 50% Percentage Interest of the Class
                                 LR Certificates, will have the option to purchase at the purchase price specified herein, all of the Mortgage Loans, and all property acquired through exercise of remedies in respect of any Mortgage Loan, remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding
                                 Certificates, on any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans remaining in the Trust
                                 Fund is less than 1% of the Initial Pool
                                 Balance. See "The Pooling and Servicing
                                 Agreement -- Optional Termination" herein and
                                 "Description of the Certificates
                                 -- Termination" in the Prospectus.

CERTAIN FEDERAL INCOME
 TAX CONSEQUENCES ......         Elections will be made to treat the Trust
                                 REMICs, and the Trust REMICs will qualify, as two separate real estate mortgage investment conduits (each, a "REMIC" or, in the alternative, the "Upper-Tier REMIC" and the "Lower-Tier REMIC," respectively) for federal income tax purposes. The Class A-1A, Class A-1B, Class A-1C, Class A-CS1, Class
                                 A-CS2, Class A-1D, Class A-2, Class A-3,
                                 Class A-4, Class A-5, Class B-1, Class B-2,
                                 Class B-3, Class B-4 and Class B-4H
                                 Certificates (collectively, the "Regular
                                 Certificates") will constitute "regular
                                 interests" in the Upper-Tier REMIC, and the Class R and Class LR Certificates will be designated as the sole Classes of "residual interests" in the Upper-Tier REMIC and Lower-Tier REMIC, respectively. The Class
                                 V-1 Certificates will represent the right to receive Default Interest and the Class V-2
                                 Certificates will represent the right to receive Excess Interest, which portions of the Trust Fund will be treated as a grantor trust for federal income tax purposes.

                                 The Offered Certificates will be treated as newly originated debt instruments for federal income tax purposes. Beneficial owners of the Offered Certificates will be required to report income thereon in accordance with the accrual method of accounting. It is anticipated that the Class A-CS1 Certificates will be treated as issued with original issue discount in an amount equal to all distributions of interest expected to be received thereon over their respective issue prices. Furthermore, it is anticipated that the Class A-1A, Class A-1B, Class A-1C, Class A-1D, Class A-2, Class A-3, Class A-4 and Class A-5 Certificates will be issued at a premium for federal income tax purposes. See "Certain Federal Income Tax Consequences" herein and "Certain Federal Income Tax Consequences -- Federal Income Tax Consequences for REMIC Certificates" in the Prospectus. Although not free from doubt, it is anticipated that any Prepayment Premiums allocable to the Offered Certificates will be ordinary income to a Certificateholder as such amounts accrue. See "Description of the Offered Certificates -- Distributions" herein.

ERISA CONSIDERATIONS ...         The United States Department of Labor has
                                 issued to the Underwriter an individual
                                 prohibited transaction exemption, Prohibited
                                 Transaction Exemption 93-32 (the
                                 "Exemption"), which generally exempts from the application of certain of the prohibited transaction provisions of Section 406 of the Employee Retirement Income Security Act of
                                 1974, as amended ("ERISA"), and the excise taxes imposed by Sections 4975(a) and (b) of the Internal Revenue Code of 1986, as amended (the "Code") and the civil penalties imposed by 502(i) of ERISA, transactions relating to the purchase, sale and holding of pass-through certificates such as the Class A-1A, Class A-1B, Class A-1C and Class
                                 A-CS1 Certificates by employee benefit plans and certain other retirement arrangements, including individual retirement accounts and
                                 Keogh plans, which are subject to Title I of ERISA and Section 4975 of the Code (all of which are hereinafter referred to as "Plans"), collective investment funds in which such Plans are invested, and insurance companies using assets of separate accounts or general accounts which include assets of Plans (or which are deemed pursuant to ERISA to include assets of Plans) and the servicing and operation of mortgage pools such as the Mortgage Pool, provided that certain conditions are satisfied. See "ERISA
                                 Considerations" herein and in the
                                 Prospectus.





                                 The Underwriter believes that the conditions to the applicability of the Exemption will generally be met with respect to the Class A-1A, Class A-1B, Class A-1C and Class A-CS1 Certificates, other than possibly those conditions which are dependent on facts unknown to the Underwriter or which it cannot

CAPITAL PRINTING SYSTEMS]
                                 control, such as those relating to the
                                 circumstances of the Plan purchaser or the Plan fiduciary making the decision to purchase any such Class of Certificates. However, before purchasing an Offered Certificate, a fiduciary of a plan should make its own determination as to the availability of the exemptive relief provided by the Exemption or the availability of any other exemption and whether the conditions of any such exemption will be applicable to the Offered Certificates.

                                 THE CLASS A-1D, CLASS A-2, CLASS A-3, CLASS
                                 A-4 AND CLASS A-5 CERTIFICATES ARE
                                 SUBORDINATE TO ONE OR MORE OTHER CLASSES OF
                                 CERTIFICATES AND, ACCORDINGLY, SUCH
                                 CERTIFICATES SHOULD NOT BE PURCHASED BY OR
                                 TRANSFERRED TO A PLAN OR PERSON ACTING ON
                                 BEHALF OF ANY PLAN OR USING THE ASSETS OF
                                 ANY SUCH PLAN, UNLESS SUCH PERSON USING PLAN
                                 ASSETS IS AN INSURANCE COMPANY AND THE
                                 PURCHASE AND HOLDING OF ANY SUCH CERTIFICATE
                                 WOULD BE EXEMPT FROM THE PROHIBITED
                                 TRANSACTION PROVISIONS OF ERISA AND THE CODE
                                 UNDER PROHIBITED TRANSACTION EXEMPTION
                                 95-60. SEE "DESCRIPTION OF THE OFFERED
                                 CERTIFICATES -- TRANSFER RESTRICTIONS"
                                 HEREIN.

RATINGS ................         It is a condition to the issuance of the
                                 Offered Certificates that (i) the Class
                                 A-1A, Class A-1B and Class A-1C Certificates be rated "AAA" by each of Duff & Phelps
                                 Credit Rating Co. ("DCR") and Fitch
                                 Investors Service, L.P. ("Fitch") and "Aaa" by Moody's Investors Service, Inc.
                                 ("Moody's"), and together with DCR and
                                 Fitch, the "Rating Agencies" and, each, a "Rating Agency"), (ii) the Class A-CS1
                                 Certificates be rated "AAA" by each of DCR and Fitch and "Aaa" by Moody's, (iii) the Class A-1D Certificates be rated "AAA" by
                                 Fitch and "Aa1" by Moody's, (iv) the Class
                                 A-2 Certificates be rated "AA" by Fitch and "Aa2" by Moody's, (v) the Class A-3
                                 Certificates be rated "A" by Fitch and "A2" by Moody's, (vi) the Class A-4 Certificates be rated "BBB" by Fitch and "Baa2" by Moody's and (vii) the Class A-5 Certificates be rated "Baa3" by Moody's. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. The Rating
                                 Agencies ratings on the Offered Certificates address the likelihood of the timely payment of interest and the ultimate repayment of principal by the Rated Final Distribution
                                 Date. A security rating does not address the frequency of prepayments (both voluntary and involuntary) or the possibility that
                                 Certificateholders might suffer a lower than anticipated yield, nor does a security rating address the likelihood of receipt of Prepayment Premiums, Net Default Interest or
                                 Excess Interest. A security rating does not represent any assessment of the yield to maturity that investors may experience or the possibility that the holders of the Class A-CS1 Certificates might not fully recover their initial investment in the event of delinquencies or rapid prepayments of the Mortgage Loans (including both voluntary and involuntary prepayments). As described herein, the amounts payable with respect to the Class A-CS1 Certificates consist only of interest. If the entire pool were to prepay in the initial month, with the result that the Class A-CS1
                                 Certificateholders receive only a single month's interest and thus suffer a nearly complete loss of their investment, all amounts "due" to such holders will nevertheless have been paid, and such result is consistent with the rating received on each of the Class A-CS1 Certificates. Accordingly, the ratings of the Class A-CS1 Certificates should be evaluated independently from similar ratings on other types of securities. The ratings do not address the fact that the

                                 Pass-Through Rates of the Offered
                                 Certificates to the extent that they are based on the Weighted Average Net Mortgage Pass-Through Rate will be affected by changes therein. See "Risk Factors and Other Special Considerations" and "Rating" herein and "Yield Considerations" in the Prospectus.

LEGAL INVESTMENT .......         The appropriate characterization of the
                                 Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the Offered
                                 Certificates, may be subject to significant interpretative uncertainties. The Offered
                                 Certificates will not be "mortgage related securities" within the meaning of the Secondary Mortgage Market Enhancement Act of
                                 1984. Accordingly, investors should consult their own legal advisors to determine whether and to what extent the Offered
                                 Certificates constitute legal investments for them. See "Legal Investment" herein and in the Prospectus.

                RISK FACTORS AND OTHER SPECIAL CONSIDERATIONS

   Prospective holders of Offered Certificates should consider, among other things, the following factors in connection with the purchase of the Offered Certificates.

THE MORTGAGE LOANS

   Borrower Default; Nonrecourse Mortgage Loans. The Mortgage Loans are not insured or guaranteed by any governmental entity, by any private mortgage insurer, or by the Depositor, the Mortgage Loan Seller, the Servicer, the Special Servicer, any Originator, the Trustee, the Fiscal Agent or any of their respective affiliates. As more fully described under "Description of the Mortgage Pool -- The Mortgage Loan Program -- Underwriting Standards; Representations" and "The Pooling and Servicing Agreement -- Representations and Warranties; Repurchase," the Mortgage Loan Seller and the Originators will each be obligated to repurchase a Mortgage Loan if certain of their respective representations or warranties concerning such Mortgage Loan are breached. However, there can be no assurance that any such entity will be in a financial position to effect such repurchase.

   Each Mortgage Loan is a nonrecourse loan as to which, in the event of a default under such Mortgage Loan, recourse generally may be had only against the specific properties and other assets that have been pledged to secure the Mortgage Loan. Consequently, payment on each Mortgage Loan prior to maturity is dependent primarily on the sufficiency of the net operating income of the related Mortgaged Property, and at maturity (whether at scheduled maturity or, in the event of a default under the related Mortgage Loan, upon the acceleration of such maturity) upon the then market value of the related Mortgaged Property or the ability of the related borrower to refinance the Mortgaged Property.

   Commercial and Multifamily Lending Generally. The Mortgage Loans are secured by multifamily residential properties, full and limited service hotels, office buildings, anchored and unanchored retail properties, mobile home and recreational vehicle parks, nursing homes, a design center and industrial properties. For the purposes of the tables in this Prospectus Supplement, the Mortgaged Property identified as Atlanta Decorative Arts Center on Annex A hereto, which is a design center, is treated as an office building. Commercial and multifamily lending is generally viewed as exposing a lender to a greater risk of loss than residential one-to-four-family lending. Commercial and multifamily lending typically involves larger loans to a single obligor than residential one-to-four-family lending.

   Commercial and multifamily property values and net operating income are subject to volatility. The repayment of loans secured by income producing properties is typically dependent upon the successful operation of the related real estate project. The net operating income and value of the Mortgaged Properties may be adversely affected by a number of factors, including but not limited to the national, regional and local economic conditions (which may be adversely impacted by plant closings, industry slowdowns and other factors); local real estate conditions (such as an oversupply of housing, retail space, office space or hotel rooms); changes or continued weakness in specific industry segments; changes in applicable healthcare regulations, including reimbursement requirements; perceptions by prospective tenants and, in the case of retail properties, retailers and shoppers, of the safety, convenience, services and attractiveness of the property; the willingness and ability of the property's owner to provide capable management and adequate maintenance; demographic factors; retroactive changes to building or similar codes; increases in operating expenses (such as energy costs); and laws regulating the maximum rental permitted to be charged to a tenant. Historical operating results of the Mortgaged Properties may not be comparable to future operating results. In addition, other factors may adversely affect the Mortgaged Properties' value without affecting their current net operating income, including changes in governmental regulations, zoning or tax laws; potential environmental or other legal liabilities; the availability of refinancing; and changes in interest rate levels.

   The successful operation of a real estate project, particularly a project involving a hotel or nursing home, is dependent on the performance and viability of the property manager of such project. The property manager is responsible for responding to changes in the local market, planning and implementing the rental structure, including establishing levels of rent payments, and advising the borrowers so that maintenance and capital improvements are carried out in a timely fashion. There is no assurance regarding the performance of any operators and/or managers or persons who may become operators and/or managers upon the expiration or termination of leases or management agreements or following any default or foreclosure under a Mortgage Loan. Moreover, certain of the properties secured by the Mortgage Loans are managed by the same manager, as described below under "
-- Concentration of Mortgage Loans, Borrowers and Managers."

    The age, construction quality and design of a particular property may affect the occupancy level as well as the rents that may be charged for individual leases. The effects of poor construction quality will increase over time in the form of increased maintenance and capital improvements. Even good construction will deteriorate over time if the property managers do not schedule and perform adequate maintenance in a timely fashion. If, during the terms of the Mortgage Loans, properties of a similar type are built in the areas where the Mortgaged Properties of such type are located or other similar properties in such areas are substantially updated and refurbished, the value and net operating income of such Mortgaged Properties could be reduced. There is no assurance that the value of any Mortgaged Property during the term of the related Mortgage Loan will equal or exceed its appraised value at the date of origination of such Mortgage Loan.

   Additionally, some of the Mortgaged Properties may not readily be converted to alternative uses if such Mortgaged Properties were to become unprofitable due to competition, age of the improvements, decreased demand or other factors. The conversion of nursing homes or hotels to alternative uses would generally require substantial capital expenditures. Thus, if the operation of any such Mortgaged Properties becomes unprofitable such that the borrower becomes unable to meet its obligations on the related loan, the liquidation value of any such property may be substantially less, relative to the amount owing on the related loan, than would be the case if such property were readily adaptable to other uses.

   Other multifamily residences, hotels, retail properties, office buildings, mobile home parks, nursing homes and industrial properties located in the areas of the Mortgaged Properties compete with the Mortgaged Properties of such types to attract residents, retailers, customers, patients and tenants. In addition, retailers at the Mortgaged Properties that have retail space face competition from discount shopping centers and clubs, factory outlet centers, direct mail and telemarketing. Increased competition could adversely affect income from and market value of the Mortgaged Properties.

   Management. The successful operation of a real estate project is also dependent on the performance and viability of the property manager of such project. The property manager is responsible for responding to changes in the local market, planning and implementing the rental structure, including establishing levels of rent payments, operating the retail properties and advising the borrowers so that maintenance and capital improvements can be carried out in a timely fashion. There is no assurance regarding the performance of any operators and/or managers or persons who may become operators and/or managers upon the expiration or termination of leases or management agreements or following any default or foreclosure under a Mortgage Loan. In addition, all of the property managers are operating companies and unlike limited purpose entities, may not be restricted from incurring debt and other liabilities in the ordinary course of business or otherwise. There can be no assurance that the property managers will at all times be in a financial condition to continue to fulfill their management responsibilities under the related management agreements throughout the terms thereof.

   A dispute between the partners or members of a borrower could disrupt the management of the underlying property which may cause an adverse effect on cash flow.

   Retail and Office Properties. Certain of the Mortgage Loans are secured by retail properties (both for which there is an anchor tenant and for which there is not, as set forth on Annex A hereto) and office buildings. See "Description of the Mortgage Pool -- Additional Mortgage Loan Information
-- Types of Mortgaged Property" herein. These types of properties generally derive all or a substantial percentage of their income from lease payments from commercial tenants.

   Income from and the market value of such Mortgaged Properties would be adversely affected if space in the Mortgaged Properties could not be leased, if tenants were unable to meet their lease obligations, if a significant tenant were to become a debtor in a bankruptcy case under the United States Bankruptcy Code or if for any other reason rental payments could not be collected. If tenant sales in the Mortgaged Properties that contain retail space were to decline, percentage rents may decline and tenants may be unable to pay their rent or other occupancy costs. Upon the occurrence of an event of default by a tenant, delays and costs in enforcing the lessor's rights could be experienced. Repayment of the Mortgage Loans will be affected by the expiration of space leases and the ability of the respective borrowers to renew the leases or relet the space on comparable terms. Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, could be substantial and could reduce cash flow from the Mortgaged Properties.

   Anchor tenants in shopping centers traditionally have been a major factor in the public's perception of a shopping center. The anchors at a shopping center play an important part in generating customer traffic and making a center a desirable location for other tenants of the center. The failure of an anchor tenant to renew its lease, the termination of an anchor tenant's lease, the bankruptcy or economic decline of an anchor tenant, or the cessation of the business of an anchor

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

(notwithstanding its continued payment of rent) can have a material negative effect on the economic performance of a shopping center property. In addition, the failure of any anchor tenant to operate from its premises may give certain tenants the right to terminate or reduce rents under their leases.

   Office and industrial properties may also be adversely affected if there is an economic decline in the business operated by their tenants. The risk of such an adverse effect is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

   Hotels. Certain of the Mortgage Loans (each, a "Hotel Loan") are secured by full service hotels, limited service hotels, hotels associated with national franchise chains, hotels associated with regional franchise chains and hotels that are not affiliated with any franchise chain but may have their own brand identity (each, a "Hotel Property"). See "Description of the Mortgage Pool -- Additional Mortgage Loan Information -- Types of Mortgaged Property" herein for certain statistical information on the Hotel Properties and Hotel Loans.

   Various factors, including location, quality and franchise affiliation affect the economic performance of a hotel. Adverse economic conditions, either local, regional or national, may limit the amount that can be charged for a room and may result in a reduction in occupancy levels. The construction of competing hotels can have similar effects. To meet competition in the industry and to maintain economic values, continuing expenditures must be made for modernizing, refurbishing, and maintaining existing facilities prior to the expiration of their anticipated useful lives. Because hotel rooms generally are rented for short periods of time, hotels tend to respond more quickly to adverse economic conditions and competition than do other commercial properties. Furthermore, the financial strength and capabilities of the owner and operator of a hotel may have an impact on such hotel's quality of service and economic performance. Additionally, the hotel and lodging industry is generally seasonal in nature and this seasonality can be expected to cause periodic fluctuations in room and other revenues, occupancy levels, room rates and operating expenses. The demand for particular accommodations may also be affected by changes in travel patterns caused by changes in energy prices, strikes, relocation of highways, the construction of additional highways and other factors.

   Certain of the Hotel Properties are franchisees of national or regional hotel chains. The viability of any such Hotel Property depends in part on the continued existence and financial strength of the franchisor, the public perception of the franchise service mark and the duration of the franchise licensing agreements. The transferability of franchise license agreements may be restricted and, in the event of a foreclosure on any such Hotel Property, such property would not have the right to use the franchise license without the franchisor's consent. Conversely, a lender may be unable to remove a franchisor that it desires to replace following a foreclosure. Further, in the event of a foreclosure on a Hotel Property, it is unlikely that the Trustee (or Servicer or Special Servicer) or purchaser of such Hotel Property may be entitled to the rights under any liquor license for such Hotel Property and such party would be required to apply in its own right for such license or licenses. There can be no assurance that a new license could be obtained or that it could be obtained promptly.

   Mobile Home Properties. Certain of the Mortgaged Properties are operated as mobile home parks, recreational vehicle parks or combinations thereof. See "Description of the Mortgage Pool -- Additional Mortgage Loan Information
-- Types of Mortgaged Property" for certain statistical information on such loans. Loans secured by liens on properties of these types pose risks not associated with loans secured by liens on other types of income-producing real estate. The successful operation of a mobile home park will generally depend upon the number of competing mobile home parks and other residential developments in the local market (such as apartment buildings, other manufactured housing communities and site-built single family homes), as well as upon other factors such as its age, appearance, reputation, the ability of management to provide adequate maintenance and insurance, and the types of services it provides. The Mobile Home Properties are "special purpose" properties that could not be readily converted to general residential, retail or office use. Thus, if the operation of any of the Mobile Home Properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related Mortgage Loan, the liquidation value of that Mobile Home Property may be substantially less, relative to the amount owing on the Mortgage Loan, than would be the case if the Mobile Home Property were readily adaptable to other uses.

   Certain states regulate the relationship of a mobile home park owner and its tenants. Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident's choice of unit vendors. Mobile home park owners have been the subject of suits under state "Unfair and Deceptive Practices Acts" and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, there are provisions that limit the basis on which a landlord may terminate a mobile home owner's tenancy or increase its rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner's mobile home.

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

    Certain states also regulate changes in mobile home park use and require that the landlord give written notice to its tenants a substantial period of time prior to the projected change.

   In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control on mobile home parks. These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. In many cases, the rent control laws do not permit vacancy decontrol, or permit vacancy decontrol only in the relatively rare event that the mobile home is removed from the homesite. Local authority to impose rent control on mobile home parks is pre-empted by state law in certain states, and rent control is not imposed at the state level in those states. In some states, however, local rent control ordinances are not pre-empted for tenants having short-term or month-to-month leases, and properties there may be subject to various forms of rent control with respect to those tenants. Any limitations on a borrower's ability to raise property rents may impair such borrower's ability to repay its Mortgage Loan from its net operating income or the proceeds of a sale or refinancing of the related Mortgaged Property.

   Senior Housing/Healthcare Properties. Certain of the Mortgaged Properties are operated as nursing homes. See "Description of the Mortgage Pool
-- Additional Mortgage Loan Information -- Types of Mortgaged Property" herein for certain statistical information on such loans. Loans secured by liens on nursing homes pose risks not associated with loans secured by liens on other types of income-producing real estate.

   Providers of long-term nursing care and other medical services are subject to federal and state laws that relate to the adequacy of medical care, distribution of pharmaceuticals, rate setting, equipment, personnel, operating policies and additions to facilities and services and, to the extent dependent on patients whose fees are reimbursed by private insurers, to the reimbursement policies of such insurers. In addition, facilities where such care or other medical services are provided are subject to periodic inspection by governmental authorities to determine compliance with various standards necessary for continued licensing under state law and continued participation in the Medicaid and Medicare reimbursement programs. The failure of any of such borrowers to maintain or renew any required license or regulatory approval could prevent it from continuing operations at a Mortgaged Property (in which case no revenues would be received from such property or portion thereof requiring licensing) or, if applicable, bar it from participation in government reimbursement programs. Furthermore, in the event of foreclosure, there can be no assurance that the Trustee (or Servicer or Special Servicer) or purchaser in a foreclosure sale would be entitled to the rights under such licenses and such party may have to apply in its own right for such a license. There can be no assurance that a new license could be obtained.

   Under applicable federal and state laws and regulations, Medicare and Medicaid, only the provider who actually furnished the related medical goods and services generally may sue for or enforce its rights to reimbursement. Accordingly, in the event of foreclosure, none of the Trustee, the Servicer, the Special Servicer or a subsequent lessee or operator of the property would generally be entitled to obtain from federal or state governments any outstanding reimbursement payments relating to services furnished at the respective properties prior to such foreclosure.

   The operators of such nursing homes are likely to compete on a local and regional basis with others that operate similar facilities, some of which competitors may be better capitalized, may offer services not offered by such operators or may be owned by non-profit organizations or government agencies supported by endowments, charitable contributions, tax revenues and other sources not available to such operators. The successful operation of a Mortgaged Property that is a nursing home will generally depend upon the number of competing facilities in the local market, as well as upon other factors such as its age, appearance, reputation and management, the types of services it provides and, where applicable, the quality of care and the cost of that care.

   Nursing facilities may receive a substantial portion of their revenues from government reimbursement programs, primarily Medicaid and Medicare. Medicaid and Medicare are subject to statutory and regulatory changes, retroactive rate adjustments, administrative rulings, policy interpretations, delays by fiscal intermediaries and government funding restrictions. Moreover, governmental payors have employed cost-containment measures that limit payments to health care providers, and there are currently under consideration various proposals for national health care reform that could further limit those payments. Accordingly, there can be no assurance that payments under government reimbursement programs will, in the future, be sufficient to fully reimburse the cost of caring for program beneficiaries. If not, net operating income of the Mortgaged Properties that receive revenues from those sources, and consequently the ability of the related borrowers to meet their Mortgage Loan obligations, could be adversely affected.

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

   Concentration of Mortgage Loans; Borrowers and Managers. Several of the Mortgage Loans have Cut-off Date Principal Balances that are substantially higher than the average Cut-off Date Principal Balance. The largest Mortgage Loan is secured by one property, the Hyatt Regency Riverwalk in San Antonio, Texas, and has a Cut-off Date Principal Balance that represents approximately 9% of the Initial Pool Balance. The ten largest Mortgage Loans have Cut-off Date Principal Balances that represent, in the aggregate, approximately 45% of the Initial Pool Balance.

   Eleven of the Mortgage Loans are Pool Loans secured by more than one Mortgaged Property. The four largest Pool Loans are set forth in the following table:

  MORTGAGE LOANS MADE TO ONE BORROWER AND SECURED BY MORE THAN ONE MORTGAGED
                                   PROPERTY

                                                                  % OF INITIAL
PROPERTY NAME                              BORROWER               POOL BALANCE
------------------------------  -----------------------------  ----------------
Antigua Bay ................... Pacific Properties                    1.6%
Club Pacific at Lakes ......... Pacific Properties                    0.9%
Club Pacific at Shores ........ Pacific Properties                    1.0%
Club Pacific at Flamingo  ..... Pacific Properties                    1.5%
Martinique Bay ................ Pacific Properties                    1.5%
Montego Bay ................... Pacific Properties                    2.2%
                                                               ----------------
TOTAL:                                                                8.7%

Carter Creek .................. Pinnacle Retail Portfolio             0.7%
Lakegrove ..................... Pinnacle Retail Portfolio             0.4%
University Hills .............. Pinnacle Retail Portfolio             0.3%
Triple Creek .................. Pinnacle Retail Portfolio             0.3%
Plaza ......................... Pinnacle Retail Portfolio             0.2%
Edgewood ...................... Pinnacle Retail Portfolio             0.1%
Limestone Square .............. Pinnacle Retail Portfolio             0.1%
Brookhaven .................... Pinnacle Retail Portfolio             0.1%
                                                               ----------------
TOTAL:                                                                2.1%

Westway Village ............... Ambassador Apartments                 0.6%
Coral Cove .................... Ambassador Apartments                 0.5%
Summit Creek .................. Ambassador Apartments                 0.5%
Tatum Gardens ................. Ambassador Apartments                 0.4%
                                                               ----------------
TOTAL:                                                                2.1%

Comfort Inn -- Mystic ......... Slavik Suites                         0.9%
Residence Inn -- Norman ....... Slavik Suites                         0.5%
Comfort Inn -- Southington  ... Slavik Suites                         0.3%
Holiday Inn -- Cromwell ....... Slavik Suites                         0.3%
Ramada Inn -- Pensacola ....... Slavik Suites                         0.2%
Ramada Plaza -- Fon du Lac  ... Slavik Suites                         0.0%
                                                               ----------------
TOTAL:                                                                2.2%

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

   The following table sets forth certain information with respect to those Mortgage Loans made to affiliated borrowers and that represent more than 1% of the Initial Pool Balance. Except as set forth below, none of the groups of Mortgage Loans made to affiliated borrowers represent, in the aggregate by group, more than 0.97% of the Initial Pool Balance.

               MORTGAGE LOANS MADE TO AFFILIATED BORROWERS (1)

                                                             % OF INITIAL
PROPERTY NAME                     LOAN POOL (2)              POOL BALANCE
----------------------  --------------------------------  ----------------
Western ............... Charles Company Portfolio I              0.5%
Martin Luther King  ... Charles Company Portfolio I              0.1%
Adams ................. Charles Company Portfolio II             0.1%
Van Ness .............. Charles Company Portfolio II             0.8%
Hoover ................ Charles Company Portfolio II             0.2%
                                                          ----------------
TOTAL:                                                           1.8%

------------

(1) See "-- Limitations on the Enforceability of Cross-Collateralization" below and "Description of the Mortgage Pool -- Cross-Collateralization and Cross-Default of Certain Mortgage Loans" herein.

(2) The Mortgage Loans secured by the Mortgaged Properties known as Western and Martin Luther King are cross-collateralized and cross-defaulted with each other. The Mortgage Loans secured by the Mortgaged Properties known as Adams, Van Ness and Hoover are cross-collateralized and cross-defaulted with each other.

   In general, concentrations in a mortgage pool in which one or more loans that have outstanding principal balances that are substantially larger than the other mortgage loans in such pool can result in losses that are more severe, relative to the size of the pool, than would be the case if the aggregate balance of such pool were more evenly distributed among the mortgage loans in such pool. Concentrations of Mortgage Loans with the same borrower or related borrowers can also pose increased risks. For example, if a person that owns or controls several Mortgaged Properties experiences financial difficulty at one Mortgaged Property, or at another income-producing property that it owns or controls, it could defer maintenance at one Mortgaged Property in order to satisfy current expenses with respect to another Mortgaged Property or other income-producing property that it owns or controls, or it could attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting Monthly Payments (subject to the Servicer's obligation to make Advances) for an indefinite period on all of the related Mortgage Loans.

   Limitations on Enforceability of Cross-Collateralization. Eleven of the Mortgage Loans representing approximately 20.3% of the Initial Pool Balance are secured by more than one Mortgaged Property. These arrangements seek to reduce the risk that the inability of a Mortgaged Property securing each such Mortgage Loan to generate net operating income sufficient to pay debt service will result in defaults and ultimate losses. See " -- Concentration of Mortgage Loans, Borrowers and Managers" above.

   Cross-collateralization arrangements involving more than one borrower, however, could be challenged as fraudulent conveyances by creditors of a borrower or by the representative of the bankruptcy estate of a borrower, if a borrower were to become a debtor in a bankruptcy case. Generally, under federal and most state fraudulent conveyance statutes, the incurring of an obligation or the transfer of property by a person will be subject to avoidance under certain circumstances if the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and (i) was insolvent or was rendered insolvent by such obligation or transfer, (ii) was engaged in business or a transaction, or was about to engage in business or a transaction, for which any property remaining with the person was an unreasonably small capital or (iii) intended to, or believed that it would, incur debts that would be beyond the person's ability to pay as such debts matured. Accordingly, a lien granted by a borrower to secure repayment of another borrower's Mortgage Loan could be avoided if a court were to determine that (i) such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, or was left with inadequate capital, or was not able to pay its debts as they matured and (ii) the borrower did not, when it allowed its Mortgaged Property to be encumbered by a lien securing the entire indebtedness represented by the other Mortgage Loan, receive fair consideration or reasonably equivalent value for pledging such Mortgaged Property for the equal benefit of the other borrower.

   Other Financing. The Mortgage Loans generally prohibit incurring any debt that is secured by the related Mortgaged Property. The Mortgage Loans do, however, generally permit the related borrower to incur indebtedness in limited circumstances for the purchase of certain items used in the ordinary course of business, such as equipment. The

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

existence of such other indebtedness could adversely affect the financial viability of the related borrowers or the security interest of the lender in the equipment or other assets acquired through such financings. See "Certain Legal Aspects of the Mortgage Loans -- Subordinate Financing" in the Prospectus. The Mortgage Loan Seller has provided financing to an affiliate of the borrowers under the Pacific Properties loan in the amount of $500,000 and to an affiliate of the borrower under the Anchorage loan in the amount of $1,500,000. See "Description of the Mortgage Pool -- Significant Mortgage Loans -- The Pacific Pool Loan and Properties" and "-- The Anchorage Participation." The terms of such financings are substantially similar to those of the preferred equity investments described below. In addition, an affiliate of the Mortgage Loan Seller (the "Preferred Interest Holder") has acquired a preferred equity interest in certain of the borrowers or affiliates as set forth on the following table:

           PREFERRED EQUITY INVESTMENTS IN BORROWERS AND AFFILIATES

                                  APPROXIMATE
                                   AMOUNT OF
                                PREFERRED EQUITY
MORTGAGE LOAN                    INVESTMENT(1)
-----------------------------  ----------------
Lee Park .....................     $ 5,355,000(2)
Atlanta Decorative Art Center      $ 1,591,745
Pinnacle Retail Portfolio  ...     $ 1,490,000
RCA-Addison ..................                (3)
First Tennessee Bank Building      $   412,429
Gramercy Apts. ...............     $   400,000
Holiday Inn - Monroe .........     $   372,105
Ridgewood Village Apartments       $   353,000
Foothill Courtyard Apartments      $   181,000

------------

   (1) As of the Cut-off Date and assuming that only minimum required payments are made to the Preferred Interest Holder.

   (2) In addition, an affiliate of the Mortgage Loan Seller has acquired a non-preferred limited partnership interest in the borrower. The borrower has informed the Preferred Interest Holder that it intends to redeem both such interests in such borrower on or about the Closing Date. There can be no assurance that the borrower will effect such redemption.

   (3) The Preferred Interest Holder's investment is in a limited partner (the "RCA LP") of the borrower. RCA LP is also a limited partner in other entities which own properties that are not Mortgaged Properties. The return to the Preferred Interest Holder from such investment is derived from partnership distributions to RCA LP from such other entities as well as the borrower under the RCA-Addison loan.

   The Preferred Interest Holder is not obligated to make any further capital contributions to any such borrower. The Mortgage Loan Seller has, however, agreed to make up to a $1,000,000 capital contribution to an affiliate of the borrower under the Mortgage Loan known as the Pacific Properties loan, provided that certain cash flow requirements are satisfied. In general, with respect to each such borrower, the Preferred Interest Holder is entitled to receive certain preferred distributions prior to distributions being made to the other partners or members. No monthly distribution to the Preferred Interest Holder is permitted to be made until all required monthly debt service payments, reserve payments and other payments under the related Mortgage Loan ("Monthly Mortgage Loan Payments") have been made when due and all monthly operating expenses with respect to the related Mortgaged Property ("Monthly Operating Expenses") have been paid. After payment of such amounts, the Preferred Interest Holder is entitled to receive a distribution of a preferred yield and a monthly return of capital equal to the greater of a scheduled minimum payment and specified percentage (if certain breaches have occurred, 100%) of cash flow from the Mortgaged Property or Properties, after payment of Monthly Mortgage Loan Payments, Monthly Operating Expenses and the monthly preferred yield to the Preferred Interest Holder.

   Under the related partnership agreement, operating agreement or similar arrangement, the Preferred Interest Holder has certain specified rights, including the right to terminate and replace the manager of the related Mortgaged Property or Properties upon the occurrence of certain specified breaches or if the Debt Service Coverage Ratio as of certain dates falls below certain levels generally equal to the Debt Service Coverage Ratio at the time of the origination of the related Mortgage Loan. However, the right of the Preferred Interest Holder to terminate any manager is expressly subordinate to the right of the Servicer to terminate and replace such manager. If the Preferred Interest Holder is entitled to terminate a manager at a time when the Servicer does not have such a right, then prior to termination, the Preferred Interest Holder

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

must receive confirmation from each of the Rating Agencies that such termination would not cause any Rating Agency to withdraw, qualify or downgrade any of its then-current ratings on the Certificates. Other than the increase in the percentage of the cash flow used to calculate the monthly return of capital and the right to terminate the manager as described above, the Preferred Interest Holder has no further remedies under the relevant partnership, operating or similar agreement in the event of nonpayment of its monthly preferred yield and return of capital.

   In general, the Preferred Interest Holder has the right to approve the annual budget for the Mortgaged Properties, which right is subject to any right that the Servicer may have to approve such budgets. The Preferred Interest Holder also has the right to approve certain actions of the related borrowers, including certain transactions with affiliates, prepayment or refinancing of the related Mortgage Loan, transfer of the related Mortgaged Property, entry into or modification of substantial leases or improvement of the related Mortgaged Properties to a materially higher standard than comparable properties in the vicinity of such Mortgaged Properties (unless approved by the Servicer as described below), and the dissolution, liquidation or the taking of certain bankruptcy actions with respect to the borrower. With respect to the entry into or modification of substantial leases or the making of any capital improvements in addition to those reserved for under the related Mortgage Loan, the Servicer alone may approve such leases and improvements without the consent of the Preferred Interest Holder. In such event, the expenditure of amounts to make such additional capital improvements, rather than to make the monthly distribution to the Preferred Interest Holder, will not cause a breach which gives rise to a right to terminate the related manager.

   Tax Considerations Related to Foreclosure. If the Trust Fund were to acquire a Mortgaged Property subsequent to a default on the related Mortgage Loan pursuant to a foreclosure or deed in lieu of foreclosure, the Special Servicer would be required to retain an independent contractor to operate and manage the Mortgaged Property. Any net income from such operation and management, other than qualifying "rents from real property," or any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of building involved, will subject the Trust REMIC to federal (and possibly state or local) tax on such income at the highest marginal corporate tax rate (currently 35%), thereby reducing net proceeds available for distribution to Certificateholders. See "Certain Federal Income Tax Consequences -- Federal Income Tax Consequences for REMIC Certificates" " -- Taxes That May Be Imposed on the REMIC Pool -- Net Income From Foreclosure Property" in the Prospectus.

   Risk of Different Timing of Mortgage Loan Amortization. As set forth on the table below, the different types of Mortgaged Properties securing the Mortgaged Loans have varying weighted average terms to maturity. If and as principal payments or prepayments are made on a Mortgage Loan, the remaining Mortgage Pool will be subject to more concentrated risk with respect to the diversity of properties, types of properties, geographic concentration (see " -- Geographic Concentration" below) and with respect to the number of borrowers. Because principal on the Offered Certificates is payable in sequential order, and no Class receives principal until the Certificate Balance of the preceding Class or Classes has been reduced to zero, Classes that have a later sequential designation are more likely to be exposed to the risk of concentration discussed in the preceding sentence than Classes with higher sequential priority.

        WEIGHTED AVERAGE TERMS TO MATURITY FOR VARIOUS PROPERTY TYPES

                                           WEIGHTED AVERAGE
                                           REMAINING TERM TO
                                              MATURITY OR
                                              ANTICIPATED
                            % OF INITIAL    REPAYMENT DATE
PROPERTY TYPE               POOL BALANCE   (IF APPLICABLE )
------------------------  --------------  -----------------
Multifamily .............       28.9%             128
Hotel (Full Service)  ...       15.4              178
Hotel (Limited Service)         11.2              169
Office ..................       13.1              130
Retail (Anchored) .......       11.7              133
Retail (Unanchored)  ....        7.0              138
Mobile Home/RV Park  ....        6.4              155
Industrial Park .........        3.5              118
Nursing Home ............        2.7              150
                          --------------  -----------------
TOTAL:                           100%             144

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

    Geographic Concentration. The Mortgaged Properties are located in 29 states. The table below sets forth the states in which a significant percentage of the Mortgaged Properties are located. See the table entitled "Geographic Distribution of the Mortgaged Properties" for a description of geographic location of the Mortgaged Properties. Except as set forth below, no state contains more than 4% (by Cut-off Date Principal Balance or Allocated Loan Amount) of the Mortgaged Properties.

         SIGNIFICANT GEOGRAPHIC CONCENTRATION OF MORTGAGED PROPERTIES

                                NUMBER OF
                % OF INITIAL    MORTGAGED
STATE           POOL BALANCE    PROPERTIES
------------  --------------  ------------
California  .       26.5%           21
Texas .......       17.4            22
Nevada ......        9.4             7
Arizona .....        5.9            13
Georgia .....        5.8             5
Florida .....        4.6            13

   Repayments by borrowers and the market value of the Mortgaged Properties could be adversely affected by economic conditions generally or in regions where the borrowers and the Mortgaged Properties are located, conditions in the real estate markets where the Mortgaged Properties are located, changes in governmental rules and fiscal policies, acts of nature (which may result in uninsured losses), and other factors which are beyond the control of the borrowers.

   The economy of any state or region in which a Mortgaged Property is located may be adversely affected to a greater degree than that of other areas of the country by certain developments affecting industries concentrated in such state or region. Moreover, in recent periods, several regions of the United States have experienced significant downturns in the market value of real estate. To the extent that general economic or other relevant conditions in states or regions in which concentrations of Mortgaged Properties securing significant portions of the aggregate principal balance of the Mortgage Loans are located decline and result in a decrease in commercial property, housing or consumer demand in the region, the income from and market value of the Mortgaged Properties may be adversely affected.

   Environmental Law Considerations. Under various federal, state and local environmental laws, ordinances and regulations, a current or previous owner or operator of real property may be liable for the costs of removal or remediation of hazardous or toxic substances on, under, adjacent to, or in such property. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. The cost of any required remediation and the owner's liability therefor as to any property is generally not limited under such enactments and could exceed the value of the property and/or the aggregate assets of the owner. In addition, the presence of hazardous or toxic substances, or the failure to properly remediate such property, may adversely affect the owner's or operator's ability to refinance using such property as collateral. Persons who arrange for the disposal or treatment of hazardous or toxic substances may also be liable for the costs of removal or remediation of such substances at the disposal or treatment facility. Certain laws impose liability for release of asbestos containing materials ("ACMs") into the air or require the removal or containment of ACMs and third parties may seek recovery from owners or operators of real properties for personal injury associated with ACMs or other exposure to chemicals or other hazardous substances.

   Under some environmental laws, such as the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended ("CERCLA"), as well as certain state laws, a secured lender (such as the Trust Fund) may be liable, as an "owner" or "operator," for the costs of responding to a release or threat of a release of hazardous substances on or from a borrower's property, if (i) agents or employees of a lender are deemed to have participated in the management of the borrower or (ii) the Trust Fund actually takes possession of a borrower's property or control of its day-to-day operations, as for example, through the appointment of a receiver, in either case, regardless of whether a previous owner caused the environmental damage. The Trust Fund's potential exposure to liability for cleanup costs pursuant to CERCLA may increase if the Trust Fund actually takes possession of a borrower's property, or control of its day-to-day operations, as for example through the appointment of a receiver.

   All of the Mortgaged Properties have been subject to environmental site assessments within the eighteen months preceding the Cut-off Date. No assessment revealed any environmental condition or circumstance that the Depositor believes will have a material adverse impact on the borrower's ability to pay its debt. The environmental site assessment of the Mortgaged Property identified as the Western (in the Charles Company I Portfolio) revealed the presence of contaminants from a gas station previously located on the site. The Exxon Corporation has indemnified the related borrower and the Depositor with respect to any losses resulting from this contamination. In the cases where the environmental assessments revealed the existence of non-friable ACMs, the borrowers agreed to establish and maintain operations and maintenance programs and/or environmental reserves. With respect to several of the Mortgaged Properties, the environmental assessments revealed the existence of friable ACMs. In these cases, in accordance with the recommendations of the environmental consultant, the borrowers established an environmental reserve for such removal or implemented an operations and maintenance or abatement program. In the case of the Mortgage Loan secured by the First Tennessee Bank Building, asbestos-containing materials were found in the fireproofing spray, floor tile and pipe insulation in the drop ceilings. To address such condition, air quality monitoring systems have been in place for several years, an operations and maintenance program was implemented at loan closing and a loan reserve was established which is required to be funded in the amount of $21,573 each month until the Servicer deems such reserve unnecessary. At the Mortgaged Property known as Lake Arrowhead Village, a subsurface investigation found low levels of PCB. The spill was traced to a dry cleaner and the environmental consultant determined that water contamination was unlikely. However, the related borrower has established a $180,000 reserve to cover certain remediation recommended by the environmental consultant to clean up the spill, remediate any water contamination, if discovered, and prevent further spills. Certain of the other Mortgaged Properties have off-site LUST sites located nearby which the environmental consultant has advised are not likely to contaminate the related Mortgaged Properties but will require future monitoring. The environmental assessments revealed other adverse environmental conditions such as the existence of storage tanks needing replacement or removal, PCBs in equipment on-site, lead-based paint and elevated radon levels, in connection with which environmental reserves have been established and/or removal or monitoring programs have been implemented. There can be no assurance that all environmental conditions and risks have been identified in such environment assessments or studies, as applicable.

   Federal law requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any condition on the property that causes exposure to lead-based paint. In addition, every contract for the purchase and sale of any interest in residential housing constructed prior to 1978 must contain a "Lead Warning Statement" that informs the purchaser of the potential hazards to pregnant women and young children associated with exposure to lead-based paint. The ingestion of lead-based paint chips and/or the inhalation of dust particles from lead-based paint by children can cause permanent injury, even at low levels of exposure. Property owners can be held liable for injuries to their tenants resulting from exposure to lead-based paint under various state and local laws and regulations that impose affirmative obligations on property owners of residential housing containing lead-based paint. The environmental assessments revealed the existence of lead-based paint at certain of the multifamily residential properties. In these cases the borrowers either implemented operations and maintenance programs or are in the process of removing the lead-based paint. The Depositor believes that the presence of lead-based paint at these Mortgaged Properties will not have a material adverse effect on the ability of the related borrowers to repay their loans.

   The Pooling and Servicing Agreement requires that the Special Servicer obtain an environmental site assessment of a Mortgaged Property prior to acquiring title thereto on behalf of the Trust Fund or assuming its operation. Such requirement may effectively preclude enforcement of the security for the related Note until a satisfactory environmental site assessment is obtained (or until any required remedial action is thereafter taken), but will decrease the likelihood that the Trust Fund will become liable under any environmental law. However, there can be no assurance that the requirements of the Pooling and Servicing Agreement will effectively insulate the Trust Fund from potential liability under environmental laws. See "The Pooling and Servicing Agreement -- Servicing of the Mortgage Loans; Collection of Payments" herein and "Certain Legal Aspects of Mortgage Loans -- Environmental Legislation" in the Prospectus.

   Balloon Payments. Twenty-six of the Mortgage Loans are Balloon Loans which will have substantial payments of principal ("Balloon Payments") due at their stated maturities unless previously prepaid. Eighty of the Mortgage Loans have Anticipated Repayment Dates, and which have substantial scheduled principal balances as of such date. Loans that require Balloon Payments involve a greater risk to the lender than fully-amortizing loans because the ability of a borrower to make a Balloon Payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property at a price sufficient to permit the borrower to make the Balloon Payment. Similarly, the ability of a borrower to repay a loan on the Anticipated Repayment Date will depend on its ability to either refinance the loan or to sell the related Mortgaged Property. The ability of a borrower to accomplish either of these goals will be affected by a number of factors at the time of attempted sale or refinancing, including the level of available mortgage rates, the fair market value of the property, the borrower's equity in the related property, the financial condition of the borrower and operating history of the property, tax laws, prevailing economic conditions and the availability of credit for multifamily or commercial properties (as the case may be) generally. See "Risk Factors and Other Special Considerations -- Balloon Payments" in the Prospectus.

              AMORTIZATION CHARACTERISTICS OF THE MORTGAGE LOANS

                                                      % OF INITIAL     NUMBER OF
TYPE OF LOAN                                          POOL BALANCE   MORTGAGE LOANS
--------------------------------------------------  --------------  --------------
ARD Loans .........................................      88.65%            80
Fully Amortizing Loans (other than the ARD Loans)         2.56%             7
Balloon Mortgage Loans ............................       8.79%            26

   One Action Considerations. Several states (including California) have laws that prohibit more than one "judicial action" to enforce a mortgage obligation, and some courts have construed the term "judicial action" broadly. Accordingly, the Pooling and Servicing Agreement will require the Servicer to obtain advice of counsel prior to enforcing any of the Trust Fund's rights under any of the Mortgage Loans that include properties where the rule could be applicable. In addition, the Servicer may be required to foreclose first on properties located in states where such "one action" rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. See "Certain Legal Aspects of Mortgage Loans
-- Foreclosure" in the Prospectus.

   Limitations of Appraisals. In general, appraisals represent the analysis and opinion of qualified experts and are not guarantees of present or future value. Moreover, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a Mortgaged Property under a distress or liquidation sale. Information regarding the values of the Mortgaged Properties as of the Cut-off Date is presented under "Description of the Mortgage Pool" herein for illustrative purposes only.

   Ground Leases. Four of the Mortgaged Properties, representing security for approximately 8.7% of the Initial Pool Balance, are leasehold interests. Two of the Mortgaged Properties, the Allocated Loan Amounts of which represent approximately 3.2% of the Initial Pool Balance, are leasehold estates in a portion of the related properties and fee simple interests in the remainder of the related properties. Those two ground leases cover portions of the related properties that are not material to the successful ongoing operations of such properties. One Mortgage Loan, known as the Slavic Suites loan, is secured by a mortgage on both the fee and leasehold estates, which estates are held by the borrower and affiliates of the borrower, respectively. Such Mortgage Loan is not considered to be secured by leasehold estates for the purposes of statistical information set forth in this Prospectus Supplement.

   Each of the Mortgage Loans secured by mortgages on leasehold estates were underwritten taking into account payment of the ground lease rent. On the bankruptcy of a lessor or a lessee under a ground lease, the debtor entity has the right to assume (continue) or reject (terminate) the ground lease. Pursuant to Section 365(h) of the Bankruptcy Code, as it is presently in effect, a ground lessee whose ground lease is rejected by a debtor ground lessor has the right to remain in possession of its leased premises under the rent reserved in the lease for the term (including renewals) of the ground lease. In the event a ground lessee/borrower in bankruptcy rejects any or all of its ground leases, the leasehold mortgagee would have the right to succeed to the ground lessee/borrower's position under the lease only if the ground lessor had specifically granted the mortgagee such right. In the event of concurrent bankruptcy proceedings involving the ground lessor and the ground lessee/borrower, the Trustee may be unable to enforce the bankrupt ground lessee/borrower's obligation to refuse to treat a ground lease rejected by a bankrupt ground lessor as terminated. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained therein or in the mortgage.

   Zoning Compliance; Inspections. Due to changes in applicable building and zoning ordinances and codes ("Zoning Laws") affecting certain of the Mortgaged Properties which have come into effect after the construction of improvements on such Mortgaged Properties and to other reasons, certain improvements may not comply fully with current Zoning Laws, including density, use, parking and set back requirements, but qualify as permitted non-conforming uses. Such changes may limit the ability of the borrower to rebuild the premises "as is" in the event of a substantial casualty loss with respect thereto and may adversely affect the ability of the borrower to meet its Mortgage Loan obligations from cash flow.

   Inspections of the Mortgaged Properties were conducted by licensed engineers to assess the structure, exterior walls, roofing interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located on the Mortgaged Properties. There can be no assurance that all property conditions have been identified in such inspections.

   Costs of Compliance with Americans with Disabilities Act. Under the Americans with Disabilities Act of 1990 (the "ADA"), all public accommodations are required to meet certain federal requirements related to access and use by disabled persons. To the extent the Mortgaged Properties do not comply with the ADA, the borrowers are likely to incur costs of complying with the ADA. In addition, noncompliance could result in the imposition of fines by the federal government or an award of damages to private litigants.

   Litigation. There may be legal proceedings pending and, from time to time, threatened against the borrowers and their affiliates relating to the business of or arising out of the ordinary course of business of the borrowers and their affiliates. There can be no assurance that such litigation will not have a material adverse effect on the distributions to Certificateholders.

THE CERTIFICATES

   Special Prepayment and Yield Considerations. The yield to maturity on the Offered Certificates will depend on, among other things, the rate and timing of principal payments (including both voluntary prepayments, in the case of the Mortgage Loans that permit voluntary prepayment, and involuntary prepayments, such as prepayments resulting from casualty or condemnation, defaults and liquidations) on the Mortgage Loans and the allocation thereof to reduce the Certificate Balances of the Certificates. In addition, in the event of any repurchase of a Mortgage Loan from the Trust Fund by the Mortgage Loan Seller or the Depositor under the circumstances described under "The Pooling and Servicing Agreement -- Representations and Warranties
-- Repurchase" herein or the purchase by the holder of a majority of the Percentage Interests of the Class LR Certificates under the circumstances described under "Description of the Mortgage Pool -- Certain Terms and Conditions of the Mortgage Loans -- Excess Interest" herein, the repurchase or purchase price paid would be passed through to the holders of the Certificates with the same effect as if such Mortgage Loan had been prepaid in full (except that no Prepayment Premium would be payable with respect to any such repurchase). No representation is made as to the anticipated rate of prepayments (voluntary or involuntary) on the Mortgage Loans or as to the anticipated yield to maturity of any Certificate. See "Prepayment and Yield Considerations" herein.

   All of the Mortgage Loans provide for a Lock-out Period during which voluntary prepayment is prohibited. The table below sets forth certain information regarding the Lock-out Periods. For further statistical information on a loan-by-loan basis, see Annex A hereto.

                         OVERVIEW OF LOCK-OUT PERIODS

Minimum Lock-out Period at origination  ........  80 months
Minimum Remaining Lock-out Period ..............  74 months
Maximum Remaining Lock-out Period .............. 291 months
Weighted Remaining Average Lock-out Period  .... 141 months

   The following table sets forth the number of, and percentages of the Initial Pool Balance represented by, Mortgage Loans with respect to which the related Lock-out Period expires (i) on or three months prior to their respective Anticipated Repayment Dates or (ii) no earlier than the last three months of their loan term. See "Description of the Mortgage Pool -- Certain Terms and Conditions of the Mortgage Loans -- Prepayment Provisions" and
"-- Defeasance Provisions" herein.

            LOCK-OUT PERIOD CHARACTERISTICS OF THE MORTGAGE LOANS

                                                         NUMBER OF
                                         % OF INITIAL    MORTGAGE
TYPE OF LOAN                             POOL BALANCE      LOANS
-------------------------------------  --------------  -----------
Lock-out Period Ending on/or close to
 Anticipated Repayment Date ..........       88.7%           80
Lock-out Period Ending on/or close to
 Maturity Date .......................       11.3            33
                                       --------------  -----------
TOTAL:                                        100%          113

    The rate at which voluntary prepayments occur on the Mortgage Pool will be affected by a variety of factors, including, without limitation, the terms of the Mortgage Loans, the level of prevailing interest rates, the availability of mortgage credit and economic, demographic, tax, legal and other factors. In general, however, if prevailing interest rates fall significantly below the Mortgage Rates on the Mortgage Loans, such Mortgage Loans are likely to be the subject of higher principal prepayments than if prevailing rates remain at or above the rates borne by such Mortgage Loans. The rate of principal payments on the Offered Certificates will correspond to the rate of principal payments on the Mortgage Loans and is likely to be affected by the Lock-out Periods and Prepayment Premium provisions applicable to the Mortgage Loans and by the extent to which a Servicer is able to enforce such provisions. Mortgage Loans with a Lock-out Period or Prepayment Premium provision, to the extent enforceable, generally would be expected to experience a lower rate of principal prepayments than otherwise identical mortgage loans without such provisions, with shorter Lock-out Periods or with lower Prepayment Premiums.

   All of the Mortgage Loans provide that after the applicable Defeasance Lock-out Period, the borrower may obtain the release of the related Mortgaged Property from the lien of the related Mortgage upon the pledge to the Trustee of noncallable U.S. Treasury or other noncallable U.S. government obligations which provide payments on or prior to all successive payment dates through maturity (or, in the case of the ARD Loans, through the Anticipated Repayment
Date) and the amount of principal that would be due on the maturity date (or, in the case of the ARD Loans, on the Anticipated Repayment Date as if such date was the maturity date), and upon which interest and principal payments are due on and prior to the maturity date (or the related Anticipated Repayment Date, as applicable) under the related Note in the amounts due on such dates, and upon the satisfaction of certain other conditions. See "Description of the Mortgage Pool -- Property Releases".

   Provisions requiring Prepayment Premiums may not be enforceable in some states and under federal bankruptcy law, and may constitute interest for usury purposes. Accordingly, no assurance can be given that the obligation to pay a Prepayment Premium will be enforceable under applicable state or federal law or, if enforceable, that the foreclosure proceeds will be sufficient to pay such Prepayment Premium. Additionally, although the collateral substitution provisions related to defeasance are not intended to be, and do not have the same effect on the Certificateholders as, prepayment, there can be no assurance that a court would not interpret such provisions as requiring a yield maintenance charge or Prepayment Premium and thus not enforceable under applicable law or as being usurious.

   In general, if an Offered Certificate is purchased at a premium and principal distributions thereon occur at a rate faster than anticipated at the time of purchase, to the extent that the required Prepayment Premiums are not received, the investor's actual yield to maturity will be lower than that assumed at the time of purchase. Conversely, if an Offered Certificate is purchased at a discount and principal distributions thereon occur at a rate slower than that assumed at the time of purchase, the investor's actual yield to maturity will be lower than assumed at the time of purchase.

   See "Prepayment and Yield Considerations" and "Certain Federal Income Tax Consequences" herein and "Yield Considerations" and "Certain Federal Income Tax Consequences" in the Prospectus.

   Effect of Mortgagor Defaults. The aggregate amount of distributions on the Offered Certificates, the yield to maturity of the Offered Certificates, the rate of principal payments on the Offered Certificates and the weighted average life of the Offered Certificates will be affected by the rate and the timing of delinquencies and defaults on the Mortgage Loans. If a purchaser of an Offered Certificate of any Class calculates its anticipated yield based on an assumed rate of default and amount of losses on the Mortgage Loans that is lower than the default rate and amount of losses actually experienced and such additional losses are allocable to such Class of Certificates, such purchaser's actual yield to maturity will be lower than that so calculated and could, under certain extreme scenarios, be negative. The timing of any loss on a liquidated Mortgage Loan will also affect the actual yield to maturity of the Offered Certificates to which a portion of such loss is allocable, even if the rate of defaults and severity of losses are consistent with an investor's expectations. In general, the earlier a loss borne by an investor occurs, the greater is the effect on such investor's yield to maturity.

   As and to the extent described herein, the Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, will be entitled to receive interest on unreimbursed Advances and unreimbursed servicing expenses that
(a) are recovered out of amounts received on the Mortgage Loan as to which such Advances were made or such servicing expenses were incurred, which amounts are in the form of reimbursement from the related borrower, liquidation proceeds, insurance proceeds, condemnation proceeds or amounts paid in connection with the purchase of such Mortgage Loan out of the Trust Fund or (b) are determined to be nonrecoverable Advances. Such interest will accrue from (and including) the date on which the related Advance is made or the related expense incurred to (but excluding) the first Servicer Remittance

Date after (a) in the case of clause (a) above, such amounts are recovered and (b) in the case of clause (b) above, a determination of non-recoverability is made to the extent that there are funds available in the Collection Account for reimbursement of such Advance. The Servicer's, the Special Servicer's, the Trustee's or the Fiscal Agent's right, as applicable, to receive such payments of interest is prior to the rights of Certificateholders to receive distributions on the Offered Certificates and, consequently, may result in losses being allocated to the Offered Certificates that would not otherwise have resulted absent the accrual of such interest. In addition, certain circumstances, including delinquencies in the payment of principal and interest, result in a Mortgage Loan being specially serviced. The Special Servicer is entitled to additional compensation for special servicing activities which may result in losses being allocated to the Offered Certificates that would not otherwise have resulted absent such compensation. If the Special Servicer is the owner of the most subordinate Class of Certificates then outstanding, the Special Servicer will be entitled to one-half of such special servicing compensation. See "The Pooling and Servicing Agreement -- Special Servicing" herein.

   Even if losses on the Mortgage Loans are not borne by an investor in a particular Class of Offered Certificates, such losses may affect the weighted average life and yield to maturity of such investor's Certificates. Losses on the Mortgage Loans, to the extent not allocated to such Class of Offered Certificates, may result in a higher percentage ownership interest evidenced by such Certificates than would otherwise have resulted absent such loss. The consequent effect on the weighted average life and yield to maturity of the Offered Certificates will depend upon the characteristics of the remaining Mortgage Loans.

   Regardless of whether losses ultimately result, delinquencies and defaults on the Mortgage Loans may significantly delay the receipt of payments by the holder of an Offered Certificate, to the extent that Advances or the subordination of another Class of Certificates does not fully offset the effects of any such delinquency or default. The Available Funds generally consist of, as more fully described herein, principal and interest on the Mortgage Loans actually collected or advanced. The Servicer's, the Trustee's or the Fiscal Agent's obligation, as applicable, to make Advances in respect of a Mortgage Loan that is delinquent as to its Balloon Payment is limited to the extent described under "The Pooling and Servicing Agreement -- Advances" herein.

   As described under "Description of the Offered Certificates
-- Distributions" herein, if the portion of Available Funds distributable in respect of interest on the Offered Certificates on any Distribution Date is less than the Interest Distribution Amount then payable for such class, the shortfall will be distributable to holders of such Class of Certificates on subsequent Distribution Dates, to the extent of Available Funds.

   Servicer or Special Servicer May Purchase Certificates. It is anticipated that the Special Servicer or an affiliate of the Special Servicer will purchase all of the Class B-1, Class B-2, Class B-3 and Class B-4 Certificates on or about the Closing Date. Any purchase of Certificates by the Servicer or Special Servicer, as the case may be, could cause a conflict between such entity's duties pursuant to the Pooling and Servicing Agreement and its interest as a holder of a Certificate, especially to the extent that certain actions or events have a disproportionate effect on one or more Classes of Certificates. The Pooling and Servicing Agreement provides that the Mortgage Loans shall be administered in accordance with the servicing standard set forth therein without regard to ownership of any Certificate by the Servicer, Special Servicer, or any affiliate thereof. See also "The Pooling and Servicing Agreement -- Amendment."

   Book-Entry Registration. Each Class of Offered Certificates will be initially represented by one or more certificates registered in the name of Cede & Co., as the nominee for DTC, and will not be registered in the names of the related holders of Certificates or their nominees. As a result, holders of Offered Certificates will not be recognized as "Certificateholders" for certain purposes. Hence, those beneficial owners will be able to exercise the rights of holders of Certificates only indirectly through DTC, Centrale de Livraison de Valeurs Mobiliers S.A. ("CEDEL") or The Euroclear System ("Euroclear") and their participating organizations. A beneficial owner holding a certificate through the book-entry system will be entitled to receive the reports described under "The Pooling and Servicing Agreement -- Reports to Certificateholders" herein and notices only through the facilities of DTC, CEDEL and Euroclear and their respective participants or from the Trustee (if the Depositor has provided the name of such beneficial owner to the Certificate Registrar). For additional information on the book-entry system, see "Description of the Offered Certificates -- Delivery, Form and Denomination" and " -- Book-Entry Registration" herein and "Description of the Certificates -- Book-Entry Registration and Definitive Certificates" in the Prospectus. Beneficial owners can also receive copies of information made available on the monthly reports to Certificateholders via facsimile through LaSalle National Bank's ASAP System by calling (312) 904-2200, and requesting statement number 210.

    Limited Liquidity and Market Value. There is currently no secondary market for the Offered Certificates. While the Underwriter has advised that it currently intends to make a secondary market in the Offered Certificates, it is under no obligation to do so. Accordingly, there can be no assurance that a secondary market for the Offered Certificates will develop. Moreover, if a secondary market does develop, there can be no assurance that it will provide holders of Offered Certificates with liquidity of investment or that it will continue for the life of the Offered Certificates. The Offered Certificates will not be listed on any securities exchange. Lack of liquidity could result in a precipitous drop in the market value of the Offered Certificates. In addition, market value of the Offered Certificates at any time may be affected by many factors, including then prevailing interest rates, and no representation is made by any person or entity as to the market value of any Offered Certificate at any time.

   Pass-Through Rate Considerations. The Pass-Through Rates on the Class A-CS1, Class A-2, Class A-3, Class A-4 and Class A-5 Certificates are based on the Weighted Average Net Mortgage Pass-Through Rates of the Mortgage Loans. Because certain Mortgage Loans will amortize their principal more quickly than others, such rate will fluctuate over the life of the Class A-CS1, Class A-2, Class A-3, Class A-4 and Class A-5 Certificates. The weighted average of the Net Mortgage Pass-Through Rates for each Distribution Date, assuming that each Mortgage Loan with an Anticipated Repayment Date prepays on such date and that each other Mortgage Loan does not prepay, is set forth in Annex C hereto. See "Prepayment and Yield Considerations
-- Yield" herein.

                       DESCRIPTION OF THE MORTGAGE POOL

GENERAL

   The Mortgage Pool will consist of 113 fixed rate mortgage loans, which include a participation interest in a fixed rate mortgage loan (the "Mortgage Loans") secured by 143 multifamily and commercial properties with an aggregate Cut-off Date Principal Balance of approximately $782,586,994 (the "Initial Pool Balance"), subject to a variance of plus or minus 5%. All numerical information provided herein with respect to the Mortgage Loans is provided on an approximate basis. All percentages of the Mortgage Pool, or of any specified sub-group thereof, referred to herein without further description are approximate percentages by aggregate Cut-off Date Principal Balance. Descriptions of the terms and provisions of the Mortgage Loans are generalized descriptions of the terms and provisions of the Mortgage Loans in the aggregate. Many of the individual Mortgage Loans have specific terms and provisions that deviate from the general description. The term "Mortgage Loans" shall include the Anchorage Participation (as defined herein), and references herein to, and any calculation based on, the principal balance of the Anchorage Participation or the Anchorage Loan shall include only the percentage interest in the Anchorage Loan represented by the Anchorage Participation, unless otherwise expressly stated. See "Description of the Mortgage Pool -- The Anchorage Participation."

   Each Mortgage Loan is evidenced by one or more promissory notes (each, a "Note") and secured by one or more mortgages, deeds of trust or other similar security instruments (a "Mortgage"). Each of the Mortgages creates first liens (except as described below) on the interests of the related borrower in the related Mortgaged Property, as set forth on the following table:

                       SECURITY FOR THE MORTGAGE LOANS

                                   % OF INITIAL    NUMBER OF
                                   POOL BALANCE     MORTGAGE
INTEREST OF BORROWER ENCUMBERED        (1)         PROPERTIES
-------------------------------  --------------  ------------
Fee Simple Estate ..............       91.3%          139
Leasehold (2) ..................        8.7             4
                                 --------------  ------------
TOTAL                                   100%          143

------------

   (1) Based on the Allocated Loan Amount of the related Mortgaged Property.

   (2) A portion of each of two additional Mortgaged Properties, identified as Lee Park and Brookhaven on Annex A, and representing an additional 3.2% of the Initial Pool Balance, is secured by a leasehold estate; if the related ground lease was terminated by the lessor, such termination would not materially impair the operation of such properties. The Mortgage Loan known as Slavic Suites is secured by mortgages on both the fee and leasehold estates of the related Mortgage Properties.

   Each Mortgaged Property consists of land improved by (i) an apartment building or complex consisting of five or more rental units (a "Multifamily Property," and any Mortgage Loan secured thereby, a "Multifamily Loan" ),
(ii) a full or limited service hotel property (a "Hotel Property," and any Mortgage Loan secured thereby, a "Hotel Loan" ), (iii) a mobile home community or recreational vehicle park or a combination thereof (a "Mobile Home Property," and any Mortgage Loan secured thereby, a "Mobile Home Loan"),
(iv) a retail property (a "Retail Property," and any Mortgage Loan secured thereby, a "Retail Loan"), (v) an office building which, for the purposes of this Prospectus Supplement, includes the design center property (an "Office Property," and any Mortgage Loan secured thereby, an "Office Loan"), (vi) a nursing home (each, a "Senior Housing/Healthcare Property," and any Mortgage Loan secured thereby, a "Senior Housing/Healthcare Loan"), or (viii) an industrial property (an "Industrial Property," and any Mortgage Loan secured thereby, an "Industrial Loan"). Certain statistical information relating to the various types of Mortgaged Properties is set forth under "-- Additional Mortgage Information -- Types of Mortgaged Property" herein.

   Eleven of the Mortgage Loans are secured by two or more Mortgaged Properties, either pursuant to cross-collateralization with other Mortgage Loans in the Mortgage Pool or pursuant to a single Note by a single borrower secured by multiple Mortgaged Properties, or both. See "Risk Factors and Other Special Considerations -- Concentration of Mortgage Loans; Borrower and Managers" herein.

   None of the Mortgage Loans are insured or guaranteed by the United States, any governmental agency or instrumentality, any private mortgage insurer or by the Depositor, the Mortgage Loan Seller, any Originator, the Servicer, the Special Servicer, the Trustee or the Fiscal Agent or any of their respective affiliates. All of the Mortgage Loans are non-recourse loans so that, in the event of a borrower default on any Mortgage Loan, recourse may generally be had only against the specific Mortgaged Property or Mortgaged Properties securing such Mortgage Loan and such limited other assets as have been pledged to secure such Mortgage Loan, and not against the borrower's other assets. However, generally, the Mortgage Loans may become recourse upon the occurrence of certain events of default under the Mortgage Loans, including, in most cases, the transfer or voluntary encumbrance of the Mortgaged Property without the consent of the mortgagee.

   The Mortgage Loans were generally underwritten in accordance with the underwriting criteria described under "The Mortgage Loan Program
-- Underwriting Standards; Representations." The Depositor will purchase the Mortgage Loans to be included in the Mortgage Pool on or before the Closing Date from the Mortgage Loan Seller pursuant to a Mortgage Loan Purchase and Sale Agreement (the "Mortgage Loan Purchase and Sale Agreement" ) to be dated as of the Cut-off Date between the Mortgage Loan Seller and the Depositor. The Mortgage Loan Seller will be obligated under the Mortgage Loan Purchase and Sale Agreement to repurchase a Mortgage Loan in the event of a breach of a representation or warranty of the Mortgage Loan Seller with respect to such Mortgage Loan as described under "The Pooling and Servicing Agreement
-- Representations and Warranties -- Repurchase" herein. The Depositor will assign the Mortgage Loans in the Mortgage Pool, together with the Depositor's rights and remedies against the Mortgage Loan Seller in respect of breaches of representations or warranties regarding the Mortgage Loans, to LaSalle National Bank, as Trustee, for the benefit of the Certificateholders, pursuant to the Pooling and Servicing Agreement. AMRESCO Management, Inc., in its capacity as Servicer, will service the Mortgage Loans pursuant to the Pooling and Servicing Agreement. The Depositor will make no representations or warranties with respect to the Mortgage Loans and will have no obligation to repurchase or substitute for Mortgage Loans with deficient documentation or which are otherwise defective. The Mortgage Loan Seller, as seller of the Mortgage Loans to the Depositor, is selling such Mortgage Loans without recourse, and, accordingly, in such capacity, will have no obligations with respect to the Certificates other than pursuant to the limited representations, warranties and covenants made by it to the Depositor and assigned by the Depositor to the Trustee for the benefit of the Certificateholders. See "Description of the Agreements -- Representations and Warranties; Repurchases" in the Prospectus.

   The Mortgage Loan Seller or an affiliate has acquired a preferred equity interest in ten borrowers or groups of borrowers, which are the borrowers with respect to Mortgage Loans representing approximately 25.5% of the Initial Pool Balance. See "Risk Factors and Other Special Considerations
-- Other Financing" herein.

SECURITY FOR THE MORTGAGE LOANS

   Each Mortgage Loan is generally non-recourse and is secured by one or more Mortgages encumbering the related borrower's interest in the related Mortgaged Property or Properties. Each Mortgage Loan is also secured by an assignment of the related borrower's interest in the leases, rents, issues and profits of the related Mortgaged Properties. In certain instances, additional collateral exists in the nature of partial indemnities or guaranties, or the establishment and pledge of one or more reserve or escrow accounts for necessary repairs, replacements and environmental remediation, real estate taxes and insurance premiums, deferred maintenance and/or scheduled capital improvements, re-leasing reserves and seasonal working capital reserves (such accounts, "Reserve Accounts"). All of the Mortgage Loans provide for the indemnification of the mortgagee by the borrower for the presence of any hazardous substances affecting the Mortgaged Property. Each Mortgage constitutes a first lien on a Mortgaged Property, subject generally only to (i) liens for real estate and other taxes and special assessments, (ii) covenants, conditions, restrictions, rights of way, easements and other encumbrances whether or not of public record as of the date of recording of the related Mortgage, such exceptions having been acceptable to the Mortgage Loan Seller in connection with the purchase or origination of the related Mortgage Loan, and (iii) such other exceptions and encumbrances on Mortgaged Properties as are reflected in the related title insurance policies.

SIGNIFICANT MORTGAGE LOANS

 The Hyatt Regency Riverwalk Loan and Property

   The Loan. The largest Mortgage Loan (the "Hyatt Regency Riverwalk Loan") is secured by the Hyatt Regency Riverwalk, which represents approximately 9% of the Initial Pool Balance. The Hyatt Regency Riverwalk Loan was originated by the Mortgage Loan Seller on August 30, 1996, has a principal balance as of the Cut-off Date of $70,939,362 and is secured by a fee Mortgage encumbering a full-service hotel located in San Antonio, Texas (the "Hyatt Regency Riverwalk Property").

   The Hyatt Regency Riverwalk Loan was made to San Antonio 2000, Ltd. (the "Hyatt Regency Riverwalk Borrower"), a special purpose Texas limited partnership. The general partner of the Hyatt Regency Riverwalk Borrower is San Antonio Hotel Developers, Ltd. ("San Antonio Hotel Developers"), a Texas limited partnership.

   Payment, prepayment and defeasance terms and reserves for the Hyatt Regency Riverwalk Loan are as set forth on Annex A or described below under "-- Certain Terms and Conditions of the Mortgage Loans -- Excess Interest," "-- Property Releases" and "-- Escrows."

 Lock Box. The Hyatt Regency Riverwalk Borrower has pre-funded a Lock Box Account maintained by the Trustee with amounts equal to one Monthly Payment and one month's tax and insurance, ongoing replacement, capital repair and seasonality reserve payments. So long as no default occurs under the Hyatt Regency Riverwalk Loan (without consideration of any grace periods), the DSCR for the property for any trailing twelve month period remains above 1.15 and none of the foregoing amounts are withdrawn for their designated use (each, a "Hyatt Trigger Event"), the Hyatt Manager (as defined below) will be entitled to allocate amounts received in a related Lock Box in the following order and priority: first, to pay operating expenses (including insurance premiums), second, to remit payments to a tax reserve held with the Trustee, third, to fund an ongoing replacement reserve held with the Trustee, fourth, to pay itself its base management fee, and, lastly, to pay the remainder to the Hyatt Regency Riverwalk Borrower. The Borrower is obligated to pay its Monthly Payment directly to the Trustee, fund certain additional reserve accounts and pay the Hyatt Manager its incentive management fee. After a Hyatt Trigger Event or the related Anticipated Repayment Date, the receipts in the Lock Box for the Hyatt Regency Riverwalk Property will be generally collected and allocated as provided in "The Pooling and Servicing Agreement -- Accounts" herein. Prior to such Anticipated Repayment Date, if the related default is cured (other than with respect to a payment default) and/or the reserves are replenished, the Hyatt Manager will reestablish the cash management system described above. A similar arrangement has been made with respect to receipts from a parking garage and certain retail stores at the property except that prior to the occurrence of a Hyatt Trigger Event operating expenses of the Hyatt Regency Riverwalk Borrower with respect to such garage and stores will be paid by the borrower.

   The Property. The Hyatt Regency Riverwalk Property, located on two parcels of land measuring a total of approximately 2.74 acres in the Central Business District of San Antonio, Texas, is a 631-room, full-service convention oriented lodging facility, containing 32,287 square feet of meeting space which can be divided into 19 meeting rooms, an exercise room, a roof top pool and jacuzzi, a 225-seat restaurant, a 126-seat restaurant, a 50-seat lobby bar, a jazz club, 532 parking spaces and other amenities. The property also includes 17,632 square feet of gross leaseable area of retail space (excluding restaurants). The Hyatt Regency Riverwalk Property is located on the section of the Riverwalk in San Antonio which is lined with restaurants, entertainment venues and retail shops and is located one block from The Alamo, a local tourist attraction and two blocks from the San Antonio Convention Center. The Hyatt Regency Riverwalk Borrower makes lease payments to the City of San Antonio for the use and maintenance of the portion of the Riverwalk adjacent to, or used by, the hotel. The Hyatt Regency Riverwalk Property also has an easement for access to the Riverwalk. San Antonio Developers has been a general partner of the Hyatt Regency Riverwalk Borrower since the formation of the partnership in 1978. The Hyatt Regency Riverwalk Property has been operated by the Hyatt Regency Riverwalk Manager (as defined below under "-- Property Management") since the opening of the Hyatt Regency Riverwalk Property in 1981. The appraisal performed for the Hyatt Regency Riverwalk Property determined a value, as of August 23, 1996, of $110,000,000. The following table sets forth the average occupancy rate and the ADR for the Hyatt Regency Riverwalk Property since 1985:


                AVERAGE OCCUPANCY RATE AND DAILY ROOM RATE OF
                       HYATT REGENCY RIVERWALK PROPERTY


               1985     1986     1987     1988     1989     1990    1991     1992     1993     1994     1995     YTD*
             -------  -------  -------  -------  -------  -------  -------  -------  -------  -------  -------  ------
Occupancy
 Rate          76.7%    78.2%    73.5%    81.6%    77.8%    78.3%   80.5%    80.3%    78.6%    77.4%    80.2%    83.3%









                   1985     1986     1987     1988     1989     1990     1991     1992      1993      1994      1995      YTD*
                -------- -------- -------- -------- -------- -------- -------- --------- --------- --------- --------- --------
Average Daily
 Room Rate        $82.79   $82.00   $86.56   $87.28   $86.40   $93.46   $99.25   $107.79   $117.33   $121.72   $124.44  $138.95

------------

   * As of June 30, 1996

Underwritten Occupancy Rate  = 77.4%
Underwritten Daily Room Rate = $128.76

    See "Risk Factors and Other Special Considerations -- Commercial Lending Generally" and "-- Hotels" for a discussion of certain matters associated with Hotel Properties.

   Property Management. The Hyatt Regency Riverwalk Property is managed by Hyatt Corporation, a Delaware general partnership (the "Hyatt Regency Riverwalk Manager"), pursuant to a management agreement (the "Hyatt Regency Riverwalk Management Agreement"). See "Certain Terms and Conditions of the Mortgage Loans -- Mortgage Provisions Relating to Servicer|Als Right to Termination of Management Agreement".

 The Pacific Pool Loan and Properties

   The Loan. The second largest Mortgage Loan is the Mortgage Loan secured by the Mortgaged Properties known as Pacific Properties (the "Pacific Pool Loan"). The Pacific Pool Loan was originated by the Mortgage Loan Seller on August 29, 1996, has a principal balance as of the Cut-off Date of $68,458,716, which represents approximately 9% of the Initial Pool Balance, and is secured by fee Mortgages (the "Pacific Pool Mortgages") encumbering six multifamily residential properties (each, a "Pacific Pool Property", and, collectively, the "Pacific Pool Properties") located in the Las Vegas, Nevada metropolitan area. The Pacific Pool Mortgages are cross-collateralized and cross-defaulted.

   The Pacific Pool Loan was made to Pacific Antigua Bay Limited Partnership, Pacific Martinique Bay Limited Partnership, Pacific Montego Bay Limited Partnership, Pacific CP Desert Shores Limited Partnership, Pacific CP Lakes Limited Partnership and Pacific CP Flamingo Limited Partnership (each, a "Pacific Borrower" and collectively, the "Pacific Borrowers"), each a Nevada single purpose limited partnership. The limited partner of each Pacific Borrower is Molasky Holdings LLC, a Nevada limited liability company ("Molasky Holdings"). Molasky Holdings is the owner of all of the stock of the general partner of each Pacific Borrower, Molasky Apartments GP, Inc. a Nevada corporation ("Molasky Apartments"). Pacific Preferred LLC, an affiliate of Lazard Freres Real Estate Fund II L.P. ("Lazard"), holds 1% of the membership interest in Molasky Holdings and will continue to occupy this position until a certain mezzanine financing made on August 29, 1996 from Lazard to Molasky Holdings in the amount of $22,550,000 (the "Lazard Mezzanine Financing") is repaid in full and the $137,000 capital contribution of Pacific Preferred LLC has been returned in accordance with the Molasky Holdings' membership agreement. The obligations of Molasky Holdings under the Lazard Mezzanine Financing are secured by a pledge of 99% of the membership interests in Molasky Holdings by certain members in favor of Lazard.

   Payment, prepayment, defeasance terms and reserves for the Pacific Pool Loan are as set forth on Annex A or described above under "-- Certain Terms and Conditions of the Mortgage Loans -- Excess Interest," "-- Property Releases" and "-- Escrows."

   Each Pacific Pool Borrower is prohibited from transferring or encumbering the Pacific Pool Properties without the prior written consent of the Servicer, except for (a) a sale by the original Borrower of all of the Pacific Pool Properties to one purchaser pursuant to which such purchaser shall assume, in writing, all of the obligations of each Pacific Pool Borrower under the Pacific Pool Loan, provided that the Servicer shall have received evidence in writing from the applicable Rating Agencies to the effect that such a sale and assumption of the Loan by such purchaser will not result in a qualification, withdrawal or downgrading of the ratings in effect immediately prior to such sale for the Certificates or (b) the transfer of direct or indirect interests in the limited partner of each Pacific Pool Borrower to a Lazard Person (as defined below) or a Molasky Person (as defined below), provided that after giving effect to such transfer, Steven Molasky and Alan Molasky and/or a Lazard Person continue to control each individual Pacific Pool Borrower. "Molasky Person" shall mean Steven Molasky, Alan Molasky, any family member of either, or any person controlled by Steven Molasky and/or Alan Molasky. "Lazard Person" shall mean Lazard or any affiliate thereof.

   The Properties. The Pacific Pool Properties consist of six apartment complexes with 1,728 units. Each complex consists of two and three-bedroom units with two pool areas (except for Club Pacific at the Shores which has one pool area). Each complex provides one covered parking space for each unit and additional uncovered parking spaces. The appraisal performed for the properties determined a market value, as of July 1996, of $104,250,000. The Pacific Pool Properties are managed by Molasky Pacific Management, Inc., a Nevada corporation (the "Pacific Pool Manager"), pursuant to six management agreements, between the Pacific Pool Manager and each Pacific Pool Borrower. See "Certain Terms and Conditions of the Mortgage Loans -- Mortgage Provisions Relating to Servicer's Right to Termination of Management Agreement".

   Club Pacific at the Lakes. This apartment complex is a two-story 180-unit rental apartment complex with an average unit size of 1089 square feet. It was constructed in 1990, is located on 9.67 acres and has 195,948 square feet net rentable space. As of August 1996, the property was about 90.7% occupied, the gross income was $9,551 per unit and the appraised value was $11,000,000.

    Club Pacific at the Shores. This apartment complex is a two story 212-unit rental apartment complex with an average unit size of 1081 square feet. It was constructed in 1990, is located on 11.93 acres and has 229,077 square feet net rentable space. As of August 1996, the property was about 84.7% occupied, the gross income was $9,450 per unit and the appraised value was $12,900,000.

   Club Pacific at Flamingo. This apartment complex is a two story 268-unit rental apartment complex with an average unit size of 1091 square feet. It was constructed in 1990, is located on 13.97 acres and has 292,400 square feet net rentable space. As of August 1996, the property was about 95.9% occupied, the gross income was $9,635 per unit and the appraised value was $17,150,000.

   Antigua Bay. This apartment complex is a two story 392-unit rental apartment complex with an average unit size of 1084 square feet. It was constructed in two phases, with the first phase of 228 units completed in 1989 and the second phase of 164 units completed in 1992. It is located on
18.78 acres and has 424,980 square feet net rentable space. As of August 1996, the property was about 87.9% occupied, the gross income was $8,636 per unit and the appraised value was $21,100,000.

   Martinique Bay. This apartment complex is a two story 256-unit rental apartment complex with an average unit size of 1098 square feet. It includes 62 self-storage units that rent for $20 to $30 per unit per month. The complex was constructed in 1989, is located on 13.007 acres and has 278,840 square feet net rentable space. As of August 1996, the property was about 99.2% occupied, the gross income was $9,370 per unit and the appraised value was $16,600,000.

   Montego Bay. This apartment complex is a two story 420-unit rental apartment complex with an average unit size of 1022 square feet. It includes 82 self-storage units that rent for $20 to $30 per unit per month. The first phase was constructed in 1990 and the second phase was constructed in 1992. It is located on 18.08 acres and has 429,216 square feet net rentable space. As of August 1996, the property was about 97.2% occupied, the gross income was $8,636 per unit and the appraised value was $25,500,000.

   See "Risk Factors and Other Special Considerations -- Commercial Lending Generally" and "-- Multifamily Residential Properties" for a discussion of certain matters associated with multifamily residential properties.

   The Mortgage Loan Seller has made an unsecured loan in the amount of $500,000 to Molasky Holdings and has also committed to make an additional unsecured loan in the amount of $1,500,000 (of which $500,000 will be used to repay the existing loan to Molasky Holdings) to Molasky Holdings at some time before August 1999 provided that certain cash flow conditions are satisified.

 The Mariner's Village Loan and Property

   The Loan. The third largest Mortgage Loan (the "Mariner's Village Loan") is secured by the Mariner's Village Apartments and represents approximately 7.0% of the Initial Pool Balance. The Mariner's Village Loan was originated by the Mortgage Loan Seller on July 16, 1996, has a principal balance as of the Cut-off Date of $54,709,251 and is secured by a Mortgage encumbering a ground leasehold interest in an apartment complex located in Marina del Rey, California (the "Mariner's Village Property").

   The Mariner's Village Loan was made to Marina Admiralty Company (the "Mariner's Village Borrower"), which is a special purpose California limited partnership. The general partners of the Mariner's Village Borrower are Douglas R. Ring, Inc., a California corporation, and the Ellis Ring Trust.

   The payment and prepayment terms and reserve requirements of the Mariner's Village Loan are as set forth in Annex A hereto. The Mariner's Village Loan has an amortization schedule of 240 months and a term of 199 months with the result that a balloon payment is due on its maturity date of March 11, 2013 (the "Mariner's Village Maturity Date"). If the Mariner's Village Borrower fails to pay the balance of the principal and accrued interest on the Mariner's Village Maturity Date, the Servicer is authorized under the Pooling and Servicing Agreement to enter into a modification of the Mariner's Village Loan to provide for terms similar to those provided for in other ARD Loans described herein, including the additional amortization of principal through the application of cash flow. See "Description of the Mortgage Pool -- Certain Terms and Conditions of the Mortgage Loans -- Excess Interest" herein.

   The Property. The Mariner's Village Property, located in Marina del Rey, California, is a 981-unit apartment complex constructed in 1973. The complex consists of twenty-eight buildings, containing 1-, 2-and 3-bedroom apartments, overlooking the main channel of Marina del Rey. The complex also contains four heated swimming pools, two outdoor spas, a fitness center, saunas, four tennis courts, a large clubhouse and 1,666 parking spaces. The Mariner's Village Property had an occupancy rate as of June 10, 1996 of approximately 95.3% and an appraised value as of August 30, 1996 of $80,000,000.

   The borrower's interest in the Mariner's Village Property was created under a ground lease with the County of Los Angeles, as ground lessor, which expires on April 1, 2023. The ground lease provides for the payment of annual base rent plus various percentages of rent with respect to rental of apartments, boat slips, office space, miscellaneous sales and other items. The base and percentage ground rent will be paid by the Servicer from the lock box account described above.

   The ground lease and related documents contain customary provisions for the protection of lender's rights such as the right to notice and cure defaults. However, under the ground lease, the ground lessor has retained certain controls with respect to the Mariner's Village Property, including the approval of subleases of apartments in excess of one year, the right to approve any modification of the Mariner's Village Loan to the extent the modification could be viewed as a "replacement" or "renewal" thereof and approval of any future loans secured by the Mariner's Village Property. In addition, the ground lease provides that the proceeds of all property insurance policies will be used to restore and rebuild the property and will be held by the ground lessor for distribution to the ground lessee in reimbursement of restoration and rebuilding costs. The lender may only apply such proceeds to pay the Mariner's Village Loan to the extent proceeds remain after application to restore and repair the Mariner's Village Property.

   See "Risk Factors and Other Special Considerations -- Commercial Lending Generally" and "--Ground Leases" for a discussion of certain matters associated with ground leases multifamily properties.

 The Anchorage Participation

   The Trust Fund includes a participation interest (the "Anchorage Participation") in a mortgage loan secured by a mixed use (retail/hotel/parking) property located in San Francisco, California (the "Anchorage Loan"). The property includes 78,372 square feet of retail space, a hotel which has 128 rooms and 684 parking spaces. A third-party operator operates the hotel under a long-term lease. For the purposes of the statistical information in this Prospectus Supplement, the Anchorage Participation has been categorized as an "unanchored retail" Mortgaged Property. As of the Cut-off Date, the principal balance of the Anchorage Loan is $28,250,000. The Net Cash Flow on such Mortgage Loan does not include income from the Steelhead Brewery, a newly signed tenant. The Anchorage Loan provides for a future advance of up to $1,500,000 subject to the Steelhead Brewery occupying its space, paying rent and being open for business for a minimum of two months. To date, the Steelhead Brewery has invested approximately $1,500,000 in tenant improvements for such space. The future advance will be sized based on a re-underwriting to be performed on March 15, 1997 (or later if the foregoing requirements with respect to the brewery have not been met by such date) and the same DSCR threshold as the original funding. The future funding commitment expires on August 15, 1997. Pursuant to a participation agreement (the "Participation Agreement") Nomura Asset Capital Corporation (the "Other Participant") has agreed to make the future advances required under the Anchorage Loan and upon making the future advances, will be entitled to a participation interest that is pari passu in debt service payments received on the Anchorage Loan and generally equal (with certain adjustments with respect to non-principal payments) to the product of (a) a fraction, the numerator of which is the original amount of the Other Participant's advances and the denominator of which is the sum of $28,250,000 and (b) the original amount of the Other Participant's advances (the "Other Anchorage Participation"). The proceeds of the future advance will be used to repay an existing financing by the Mortgage Loan Seller to an affiliate of the borrower under the Anchorage Loan. The Other Anchorage Participation will not be part of the Trust Fund.

   The Trustee, at the direction of the Servicer or the Special Servicer, as applicable, and as successor lead lender under the Participation Agreement, has the sole right, subject to applicable REMIC and other legal requirements and the provisions of the Pooling and Servicing Agreement, to (a) modify or waive any of the terms of the loan documents with respect to the Anchorage Loan (the "Anchorage Loan Documents"), (b) consent to any action or failure to act by the Borrower or any party to the Anchorage Loan Documents, (c) exercise or refrain from exercising any powers or rights which lender may have under the Anchorage Loan Documents, including, without limitation, the right at any time to accelerate, or refrain from accelerating, the Anchorage Loan, to foreclose and sell and otherwise deal with the related Mortgaged Property, or refrain from foreclosing, selling or otherwise dealing with the Mortgaged Property, and to enforce or refrain from enforcing the Anchorage Loan Documents. Although the Trustee is required to provide the Other Participant with written notice of any such matters, the prior consent of the Other Participant is not required in order to take any of such actions.

 THE MORTGAGE LOAN PROGRAM -- UNDERWRITING STANDARDS

   Each Mortgage Loan was originated by the Mortgage Loan Seller or an unaffiliated Originator, as set forth below under "-- Additional Mortgage Loan Information -- Mortgaged Properties by Originator", and is generally consistent with the underwriting standards applied by the Mortgage Loan
Seller in connection with the purchase or origination of each of the Mortgage Loans.

   The Mortgage Loan Seller purchased the Mortgage Loans that it did not originate pursuant to the purchase and sale agreements with each respective Originator during a period commencing on August 1, 1995 and ending on the Cut-off Date.

   The Mortgage Loan Seller's underwriting guidelines generally consist of the following standards:

                 UNDERWRITING STANDARDS(1) BY PROPERTY TYPE:

MULTIFAMILY PROPERTIES
   Minimum Occupancy Rate .................. 85%
   Maximum Loan to Value Ratio ............. 80%
   Minimum DSCR ............................ 1.20

HOTEL
   Maximum Annual Occupancy ................ 80%
   Minimum Annual Occupancy Rate ........... 55%
   Maximum Loan to Value Ratio ............. 70%
   Minimum DSCR ............................ 1.40

NURSING HOME
   Min. Amount of Time in Operation ........ 12 mo.
   Minimum Occupancy Rate .................. 85%
   Maximum Loan to Value Ratio ............. 75%
   Minimum DSCR ............................ 1.30

MOBILE HOME PARK
   Minimum Occupancy Rate .................. 85%
   Maximum % of Homes for Sale ............. 15%
   Maximum % of Homes Rented by Residents .. 5%
   Maximum Loan to Value Ratio ............. 80%
   Minimum DSCR ............................ 1.20

OFFICE
   Minimum Occupancy Rate .................. 80%
   Maximum Loan to Value Ratio ............. 70%
   Minimum DSCR ............................ 1.25

RETAIL
   Minimum Occupancy Rate .................. 85%
   Maximum Loan to Value Ratio ............. 75%
   Minimum DSCR ............................ 1.25

INDUSTRIAL
   Minimum Occupancy Rate .................. 85%
   Maximum Loan to Value Ratio ............. 70%
   Minimum DSCR ............................ 1.25

------------

   (1) The underwriting guidelines described herein were generally followed but were not satisfied in every case. See Annex A hereto for the specific characteristics of the Mortgage Loans and Mortgaged Properties.

    In underwriting each Mortgage Loan in connection with the origination or acquisition thereof, income information provided by the related borrower was examined by the Mortgage Loan Seller. In addition, the operating history of the property, industry data regarding the local real estate market and the appraiser's analysis were reviewed and, if conditions warranted, net operating income with respect to the related Mortgaged Property was adjusted for purposes of determining whether the Mortgaged Property satisfied the debt service coverage ratio required by the Mortgage Loan Seller's underwriting guidelines. In accordance with the underwriting guidelines, net operating income of any Mortgaged Property may have been adjusted by, among other things, the adjustments listed in the definition of "Net Cash Flow" described under "-- Additional Loan Information." In connection with the underwriting, net operating income was based upon information provided by the borrower and neither the Depositor nor the Mortgage Loan Seller makes any representation as to the accuracy of such information; provided, however, that, with respect to certain of the Mortgage Loans, the Mortgage Loan Seller or the borrower engaged independent accountants to review or perform certain procedures to verify such information.

   Each Originator was required to cause each Mortgaged Property to be inspected to determine whether it was in acceptable physical condition. The inspection included a review of ongoing maintenance programs, common area upkeep, mechanical systems and grounds maintenance. In addition, an engineering study and an environmental review were prepared by appropriate consultants. With respect to environmental matters, a Phase I environmental assessment (and, where appropriate, a Phase II environmental assessment) was conducted for each Mortgaged Property. A credit investigation was completed for all prospective borrowers, in connection with which a credit report not more than 30 days old as of the date of the loan application and current financial statements were obtained. The borrowers with respect to 28 of the Mortgaged Properties representing, in the aggregate, 49% of the Initial Pool Balance, provided audited financial statements, agreed upon procedures or statements certified by an independent accountant. The cash flow and NOI information presented in Annex A may not correspond to the comparable information included in the accountants' reports because of adjustments made by the Mortgage Loan Seller as part of its underwriting procedures.

CERTAIN TERMS AND CONDITIONS OF THE MORTGAGE LOANS

   Annex A. For a detailed presentation of the characteristics of the Mortgage Loans, on a loan-by-loan basis, see Annex A hereto.

   Due Dates. All of the Mortgage Loans provide for scheduled payments of principal and/or interest ("Monthly Payments" ) to be due on the eleventh day of each month or, in the case of certain of the Mortgage Loans, if the eleventh day is not a business day, the next business day or the first preceding business day.

   Mortgage Rates; Calculations of Interest. Each of the Mortgage Loans accrue interest on the basis of a 360-day year consisting of twelve 30-day months or on the basis of the actual number of days elapsed and a 360 day year. Each of the Mortgage Loans accrues interest at the per annum rate set forth for such Mortgage Loan on Annex A (the "Mortgage Rate" ) that is fixed for the entire remaining term of such Mortgage Loan; provided, however, as described below under "-- Excess Interest", certain of the Mortgage Loans accrue interest at a higher rate (the difference between such higher rate and the Mortgage Rate, the "Excess Rate" ) after their respective Anticipated Repayment Dates. As used herein, the term "Mortgage Rate" does not include the Excess Rate.

   Excess Interest. Eighty of the Mortgage Loans, representing approximately 88.7% of the Initial Pool Balance, bear interest at their respective Mortgage Rates until a specified date (an "Anticipated Repayment Date" ). Commencing on the respective Anticipated Repayment Date, except as described below, each such Mortgage Loan generally will bear interest at a fixed rate per annum equal to the greater of (a) the Mortgage Rate plus a specified percentage (of no more than 2%) and (b) the Treasury Rate (as defined below) plus a specified percentage (of no more than 2%) (the "Revised Rate" ). "Treasury Rate" means, as of the related Anticipated Repayment Date, the yield on noncallable U.S. Treasury obligations with terms most nearly approximating the related stated Maturity Date. Until the principal balance of each such Mortgage Loan has been reduced to zero, such Mortgage Loan will only be required to pay interest at the Mortgage Rate and the interest accrued at the excess of the related Revised Rate over the related Mortgage Rate will be deferred (such accrued and deferred interest and interest thereon, if any, is "Excess Interest"). Except where limited by applicable law, Excess Interest so accrued will earn interest at the Revised Rate. Prior to the Anticipated Repayment Date, borrowers under such ARD Loans will be required to enter into a Lock Box agreement whereby all revenue will be deposited directly into a Lock Box Account controlled by the Servicer. From and after the Anticipated Repayment Date, in addition to paying interest (at the Mortgage Rate) and principal (based on the amortization schedule) (together, the "Monthly Debt Service Payment"), the related borrower generally will be required to apply all monthly cash flow from the related

Mortgaged Property or Properties to pay the following amounts in the following order of priority: (i) required payments to the tax and insurance escrow fund and any ground lease escrow fund, (ii) payment of Monthly Debt Service, (iii) payments to any other required escrow funds, (iv) payment of operating expenses pursuant to the terms of an annual budget approved by the Servicer, (v) payment of approved extraordinary operating expenses or capital expenses not set forth in the approved annual budget or allotted for in any escrow fund, (vi) principal on the Mortgage Loan until such principal is paid in full and (vii) to Excess Interest. The cash flow from the Mortgaged Property or Properties securing an ARD Loan after payments of items (i) through (v) above is referred to herein as "Excess Cash Flow". As described below, ARD Loans generally provide that the related borrower is prohibited from prepaying the Mortgage Loan until the three month period prior to the Anticipated Prepayment Date but, upon the commencement of such period, may prepay the loan, in whole or in part, without payment of a Prepayment Premium. The Anticipated Repayment Date, if any, for each ARD Loan is listed in Annex A.

   The holders of a majority of the Percentage Interests in the Class LR Certificates will have the option for up to two months after the Anticipated Repayment Date for any ARD Loan to purchase such ARD Loan at a price equal to its outstanding principal balance plus accrued and unpaid interest and unreimbursed Advances with interest thereon. As a condition to such purchase, such holders will be required to deliver an opinion of counsel to the effect that such purchase would not (i) result in a gain which would be subject to the tax on net income derived from prohibited transactions imposed by Code
Section 860F(a)(1) or otherwise result in the imposition of any other tax on the Lower-Tier REMIC or Upper-Tier REMIC under the REMIC Provisions or (ii) cause either of the Lower-Tier REMIC or Upper-Tier REMIC to fail to qualify as a REMIC.

   Amortization of Principal. As set forth in the following table, certain Mortgage Loans (the "Balloon Loans") provide for monthly payments of principal based on amortization schedules at least 60 months longer than their original terms thereby leaving substantial principal amounts due and payable (each such payment, a "Balloon Payment") on their respective maturity dates, unless previously prepaid. In addition, certain Mortgage Loans have remaining amortization terms that are the same as their respective remaining terms to maturity.

              AMORTIZATION CHARACTERISTICS OF THE MORTGAGE LOANS

                                                 % OF INITIAL     NUMBER OF
TYPE OF LOAN                                     POOL BALANCE   MORTGAGE LOANS
------------                                    --------------  --------------
ARD Loans ....................................      88.65%            80
Fully Amortizing Loans (other than ARD Loans)        2.56%             7
Balloon Mortgage Loans .......................       8.79%            26

   Prepayment Provisions. All of the Mortgage Loans have Lock-out Periods from the date of origination ranging from approximately 80 months to 296 months. The weighted average Lock-out Period from the date of origination for the Mortgage Loans is approximately 143 months and the weighted average remaining Lock-out Period from the Cut-off Date is approximately 141 months. None of the Mortgage Loans require the payment of a premium or fee (a "Prepayment Premium") upon the voluntary prepayment of such Mortgage Loans on or after the expiration of the related Lock-out Period. The Lock-out Periods for the ARD Loans all expire on or three months prior to their respective Anticipated Repayment Dates and the Lock-out Periods for the Balloon and fully amortizing Mortgage Loans (other than ARD Loans) all expire no earlier than the last three months of their respective loan terms. Certain of the prepayment terms of each of the Mortgage Loans are more particularly described in Annex A.

   The Mortgage Loans provide generally that in the event of a condemnation or casualty, the mortgagee may apply the condemnation award or insurance proceeds to the repayment of debt, which, in the case of some of the Mortgage Loans, will require payment of any applicable Prepayment Premium. However, in the case of most of the Mortgage Loans, if the award or loss is less than a specified percentage of the original principal balance of the Mortgage Loan and if in the reasonable judgment of the mortgagee (i) the Mortgaged Property can be restored within six months prior to the maturity of the related Note to a property no less valuable or useful than it was prior to the condemnation or casualty, (ii) after a restoration the Mortgaged Property would adequately secure the outstanding balance of the Note and (iii) no event of default has occurred or is continuing, the proceeds or award may be applied by the borrower to the costs of repairing or replacing the Mortgaged Property. The Pooling and Servicing Agreement provides that if a Mortgage Loan provides that the lender may in its discretion apply certain amounts to a prepayment of principal (e.g., by applying casualty or

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

condemnation proceeds or funds escrowed for improvements not completed by the required date) prior to the expiration of the related Lock-out Period, the Special Servicer cannot consent to such a prepayment unless the Special Servicer has first received the consent of the Servicer or the holders of 66 2/3% of the Voting Rights of the Certificates responding within 20 business days to a solicitation of their consent.

   Neither the Depositor nor the Mortgage Loan Seller makes any representation as to the enforceability of the provision of any Mortgage Loan requiring the payment of a Prepayment Premium, or of the collectability of any Prepayment Premium. See "Special Considerations -- The Certificates
-- Special Prepayment and Yield Considerations" herein and "Certain Legal Aspects of Mortgage Loans -- Default Interest, Prepayment Charges and Prepayments" in the Prospectus.

   Property Releases. All of the Mortgage Loans permit the applicable borrower at any time after a specified period (the "Defeasance Lock-out Period" ), which is generally the greater of approximately three years from the date of origination and two years from the Closing Date, provided no event of default exists, to obtain a release of a Mortgaged Property from the related Mortgage (a "Defeasance Option"), provided that, among other conditions, the borrower (a) pays on any Due Date (the "Release Date") (i) all interest accrued and unpaid on the principal balance of the Note to and including the Release Date, (ii) all other sums, excluding scheduled interest or principal payments, due under the Mortgage Loan and all other loan documents executed in connection therewith, (iii) an amount (the "Collateral Substitution Deposit") equal to the sum of (x) the remaining principal amount of the Mortgage Loan or, if applicable, 125% (generally) of the Allocated Loan Amount of the related Mortgaged Property or Properties sought to be released, (y) the amount, if any, which, when added to such amount, will be sufficient to purchase direct non-callable obligations of the United States of America providing payments (1) on or prior to, but as close as possible to, all successive scheduled payment dates from the Release Date to the related maturity date, assuming, in the case of an ARD Loan, that such loan prepays on the related Anticipated Repayment Date and (2) in amounts equal to the scheduled payments due on such dates under the Mortgage Loan, and (z) any costs and expenses incurred in connection with the purchase of such U.S. government obligations and (b) delivers a security agreement granting the Trust Fund a first priority lien on the Collateral Substitution Deposit and the U.S. government obligations purchased with the Collateral Substitution Deposit and an opinion of counsel to such effect. The Pool Loans generally require that (i) prior to the release of a related Mortgaged Property, a specified percentage (generally 125%) of the Allocated Loan Amount for such Mortgaged Property be defeased and (ii) that the Debt Service Coverage Ratio with respect to the remaining Mortgaged Properties after the defeasance be no less than the greater of (x) the DSCR at origination and (y) the DSCR immediately prior to such defeasance. The Servicer will be responsible for purchasing the U.S. government obligations on behalf of the borrower at the borrower's expense. Any amount in excess of the amount necessary to purchase such U.S. government obligations will be returned to the borrower. Simultaneously with such actions, the related Mortgaged Property will be released from the lien of the Mortgage Loan and the pledged U.S. government obligations (together with any Mortgaged Property not released, in the case of a partial defeasance) will be the collateral securing the Mortgage Loan.

   In general, a successor borrower established or designated by the Mortgage Loan Seller will assume all of the defeased obligations of a borrower exercising a Defeasance Option under a Mortgage Loan and the borrower will be relieved of all of the defeased obligations thereunder. If a Mortgage Loan is partially defeased, the related Note will be split and only the defeased portion of the borrower's obligations will be transferred to the successor borrower.

   The Depositor makes no representation as to the enforceability of the defeasance provisions of any Mortgage Loan. See "Risk Factors and Other Special Considerations -- The Certificates -- Special Prepayment and Yield Considerations."

   Escrows. All of the Mortgage Loans, other than the Hyatt Regency Riverwalk Mortgage Loan, provide for monthly escrows to cover property taxes and insurance premiums on the Mortgaged Properties (except in cases where a full year, six months for one Mortgage Loan, of insurance premiums are escrowed). All of the Mortgage Loans secured by leasehold interests also provide for escrows to make ground lease payments. Ninety-two of the Mortgage Loans, which represent approximately 94.05% of the Initial Pool Balance (which includes all Mortgage Loans other than Mobile Home Loans) also require monthly escrows to cover ongoing replacements and capital repairs. Twenty-one of the 35 Hotel Loans provide for monthly escrows to fund seasonality reserves to cover periodic decreases in revenues. Nineteen of the thirty-one Retail, Office and Industrial Loans provide for monthly escrows to cover the costs of reletting retail space. Reserves for the Hyatt Regency Riverwalk
Loan are described herein under "Description of the Mortgage Pool
-- Significant Mortgage Loans -- The Hyatt Regency Riverwalk Loan and Property -- Lock Box".

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

    "Due-on-Sale" and "Due-on-Encumbrance" Provisions. The Mortgages generally contain "due-on-sale" and "due-on-encumbrance" clauses that in each case permit the holder of the Mortgage to accelerate the maturity of the related Mortgage Loan if the borrower sells or otherwise transfers or encumbers the related Mortgaged Property without the consent of the mortgagee. The Special Servicer will determine, in a manner consistent with the Servicing Standard, whether to exercise any right the mortgagee may have under any such clause to accelerate payment of the related Mortgage Loan upon, or to withhold its consent to, any transfer or further encumbrance of the related Mortgaged Property. The Mortgages generally provide that the mortgagee may condition an assumption of the loan on the receipt of an assumption fee, which is in some cases equal to one percent of the then unpaid principal balance of the applicable Note, in addition to the payment of all costs and expenses incurred in connection with such assumption. Certain of the Mortgages provide that such consent may not be unreasonably withheld provided that (i) no event of default has occurred, (ii) the proposed transferee is creditworthy and has sufficient experience in the ownership and management of properties similar to the Mortgaged Property,
(iii) the Rating Agencies have confirmed in writing that such transfer will not result in a qualification, reduction or withdrawal of any rating of the Certificates, (iv) the transferee has executed and delivered an assumption agreement evidencing its agreement to abide by the terms of the Mortgage Loan together with legal opinions and title insurance endorsements and (v) the assumption fee has been received (which assumption fee will be paid to the Special Servicer and will not be paid to the Certificateholders). See "Certain Legal Aspects of Mortgage Loans -- Due-on-Sale and Due-on-Encumbrance" in the Prospectus. The Depositor makes no representation as to the enforceability of any due-on-sale or due-on-encumbrance provision in any Mortgage Loan.

   Mortgage Provisions Relating to Servicer's Right to Terminate Management Agreements. Certain of the Mortgage Loans permit the Special Servicer to cause the related borrowers to terminate the related management agreements upon the occurrence of certain events. Generally, each Mortgage Loan where an affiliate of the borrower manages the related Mortgaged Property or Properties provides that if the Debt Service Coverage Ratio for such Mortgaged Loan falls below a certain level, the Special Servicer will have the right to cause the termination of the related management agreement and replace the manager with a manager acceptable to the Special Servicer. All of the Mortgage Loans generally allow the Special Servicer to terminate the related management agreements upon the occurrence of certain events of default under the related loan agreements or mortgage documents. In addition, the Special Servicer is generally permitted to cause the termination of a management agreement if the manager breaches certain provisions of the management agreement which would permit the termination of such agreement thereunder.

   Cross-Collateralization and Cross-Default of Certain Mortgage
Loans. Eleven of the Mortgage Loans (the "Pool Loans") are secured by more than one Mortgaged Property. However, because certain states (including Florida) require the payment of a documentary stamp tax based upon the principal amount of debt secured by a mortgage, the Mortgaged Property identified as Coral Cove on Annex A secures only 150% of the Allocated Loan Amount of such Mortgaged Property (rather than the entire initial principal balance of the related Note). See "Risk Factors and Other Special Considerations -- Limitations on Enforceability of Cross-Collateralization" and "Loan Characteristics" on Annex A.

   Hazard, Liability and Other Insurance. The Mortgage Loans generally require that each Mortgaged Property be insured by a hazard insurance policy in an amount equal to the greatest of (i) the full replacement cost of the improvements and equipment without deduction for physical depreciation, (ii) the outstanding principal balance of the Mortgage Loan (or, with respect to certain Mortgage Loans, the full insurable value of the Mortgaged Property) and (iii) such amount that the insurer would not deem the borrower a co-insurer, or in an amount satisfying other similar standards and by a flood insurance policy if any part of the Mortgaged Property is located in an area identified by the Federal Emergency Management Agency as an area having special flood hazards and for which flood insurance has been made available under the National Flood Insurance Program in an amount at least equal to the outstanding principal amount of the Mortgage Loan (or with respect to Mortgage Loans, the full insurable value of the Mortgaged Property) or the maximum limit of coverage available, whichever is less, or in an amount satisfying other similar standards. With respect to Mortgaged Properties located in earthquake risk areas, certain of the related Mortgaged Properties are insured by earthquake insurance in amounts less than the outstanding principal balance of such Mortgage Loans. With respect to Mortgaged Properties located in areas having special hurricane hazards, certain of the related Mortgaged Properties are insured by hurricane insurance in amounts less than the outstanding principal balance of such Mortgage Loans. The hazard insurance policy is required to cover loss or damage by fire and lightning or other risks and hazards covered by a standard extended coverage insurance policy including, but not limited to, riot and civil commotion, vandalism, malicious mischief, burglary and theft. Mobile Home Properties located in earthquake risk areas or areas having special hurricane hazards are not insured against earthquake or hurricane damage.

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

    The Mortgage Loans also generally require that the borrower obtain and maintain during the entire term of the Mortgage Loan (i) comprehensive public liability insurance, including broad form property damage, blanket contractual and personal injuries coverages and containing minimum limits per occurrence as specified in the related Mortgage, (ii) rent loss and/or business interruption insurance in an amount equal to the greater of (x) estimated annual (or a specified longer period) gross revenues from the operations of the Mortgaged Property and (y) projected annual (or a specified longer period) operating expense (including debt service) for the maintenance and operation of the Mortgaged Property, or in an amount satisfying other similar standards, (iii) except with respect to certain of the Mobile Home Loans, insurance against loss or damage from leakage of sprinkler systems and explosion of steam boilers, air conditioning equipment, high pressure piping, machinery and equipment, and pressure vessels, (iv) if the Mortgaged Property is a commercial property, worker's compensation insurance, (v) during any period of repair or restoration, builders "all risk" insurance, and (vi) such other insurance as may from time to time be reasonably required by the mortgagee in order to protect its interests. In the case of certain of the Mortgage Loans, hurricane and earthquake insurance was obtained in an amount less than the principal balance of such Mortgage Loans.

ADDITIONAL MORTGAGE LOAN INFORMATION

   As of the Cut-off Date, the Mortgage Loans had the characteristics set forth in the following table:

                        MORTGAGE LOAN CHARACTERISTICS

Range of Mortgage Rates .......................................................... 7.882% -10.780%
Weighted Average Mortgage Rate ................................................... 9.220%
Range of Allocated Principal Balances by Property ................................ $182,191 -$70,939,362
Average Allocated Principal Balance by Property .................................. $5,472,636
Range of Original Terms to Scheduled Maturity .................................... 84 -361
Range of Remaining Terms to Scheduled Maturity ................................... 78 -360
Weighted Average Remaining Terms to Scheduled Maturity ........................... 292
Range of Remaining Terms to Stated Maturity or Anticipated Repayment Date  ....... 78 -295
Weighted Average Remaining Terms to Stated Maturity or Anticipated Repayment Date  144
Range of Cut-off Date Loan-to-Value ("LTV") Ratios ............................... 40.7% -78.6%
Weighted Average of Cut-off Date LTV Ratio ....................................... 65.2%
Range of Cut-off Date Debt Service Coverage Ratios ............................... 1.26 -2.25
Weighted Average Cut-off Date Debt Service Coverage Ratios ....................... 1.44

   The following tables and Annex A set forth certain information with respect to the Mortgage Loans and Mortgaged Properties. Unless otherwise noted in the related table, for purposes of the following tables and Annex A, the Anchorage Participation is presented as one Mortgage Loan. The statistics in the following tables and Annex A were primarily derived from information provided to the Depositor by the respective Originators or the Mortgage Loan Seller, which information may have been obtained from the borrowers without independent verification except as noted. For purposes of the tables and Annex A:

   (1) "Net Cash Flow" as used herein with respect to a given Mortgage Loan or Mortgaged Property means cash flow available for debt service, as determined by the Mortgage Loan Seller based upon borrower supplied information for a recent period that is generally the twelve months prior to the origination of such Mortgage Loan, adjusted for stabilization and, in the case of certain Mortgage Loans, may have been updated to reflect a more recent operating period. Net Cash Flow does not reflect debt service, non-cash items such as depreciation or amortization, and does not reflect actual capital expenditures and may have been adjusted by, among other things, (i) assuming the occupancy rate for the Mortgaged Property was less than the actual occupancy rate, (ii) subtracting from net operating income replacement or capital expenditure reserves, (iii) assuming that a 4% to 5% management fee and a 4% to 8% franchise fee (for Hotel Properties only) was payable with respect to the Mortgaged Property, (iv) in certain cases, assuming that operating and/or capital expenses with respect to the Mortgaged Property were greater than actual expenses, (v) in the case of the Retail Properties, excluding certain percentage rent, (vi) in the case of the Retail Properties and Office Properties, subtracting from net operating income an assumed allowance for tenant improvements and leasing commissions, (vii) in the case of the Multifamily Properties and Mobile Home Properties, rental revenue shown on a recent rent roll was annualized before applying a vacancy factor without further regard to the terms (including expiration dates) of the leases shown thereon,

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

(viii) excluding certain non-recurring income and/or expenses, (ix) in the case of certain Office Properties, Industrial Properties and Retail Properties, determining current revenues from leases in place, (x) in the case of certain of the Hotel Properties, assuming the occupancy rate was less than the actual occupancy rate to account for a high occupancy rate or to reflect new construction in the market and (xi) to take into account new tax assessments and utility savings from the installation of new energy efficient equipment.

   "Net Cash Flow" reflects the calculations and adjustments used by the Mortgage Loan Seller for its underwriting process and may or may not reflect the amounts calculated and adjusted by the Rating Agencies for their own analysis. In addition, "Net Cash Flow" and the Debt Service Coverage Ratios derived therefrom are not a substitute for cash flow as determined in accordance with generally accepted accounting principles as a measure of the results of the property's operations or a substitute for cash flows from operating activities determined in accordance with generally accepted accounting principles as a measure of liquidity.

   Reletting costs and capital expenditures are crucial to the operation of commercial and multifamily properties. Each investor should make its own assessment of the level of reletting costs and capital expenditures of the Mortgaged Properties, and the consequent effect of such costs and expenditures on the actual net operating income, Net Cash Flow and debt service coverage ratios of the Mortgage Loans.

   No representation is made as to the future net cash flow of the properties, nor is "Net Cash Flow" set forth herein intended to represent such future net cash flow.

   (2) "1993 NOI," "1994 NOI", "1995 NOI" and "1996 NOI" (which is for the period ending as of the date specified in Annex A) is the net operating income for a Mortgaged Property as established by information provided by the borrowers, except that in certain cases such net operating income has been adjusted by removing certain non-recurring expenses and revenue or by certain other normalizations. 1993 NOI, 1994 NOI, 1995 NOI and 1996 NOI do not necessarily reflect accrual of certain costs such as taxes and capital expenditures and do not reflect non-cash items such as depreciation or amortization. In some cases, capital expenditures may have been treated by a borrower as an expense or expenses treated as capital expenditures. The Depositor has not made any attempt to verify the accuracy of any information provided by each borrower or to reflect changes in net operating income that may have occurred since the date of the information provided by each borrower for the related Mortgaged Property. 1993 NOI, 1994 NOI, 1995 NOI and 1996 NOI were not necessarily determined in accordance with generally accepted accounting principles. Moreover, 1993 NOI, 1994 NOI, 1995 NOI and 1996 NOI are not a substitute for net income determined in accordance with generally accepted accounting principles as a measure of the results of a property's operations or a substitute for cash flows from operating activities determined in accordance with generally accepted accounting principles as a measure of liquidity and in certain cases may reflect partial-year annualizations.

   For purposes of determining 1996 NOI as set forth on Annex A:

   "YE" means for the twelve-month period ended December 31, 1995;

   "YTD" means for the period commencing on January 1, 1996 and ending on date indicated;

   "Ann." means an annualized NOI which reflects the number of months in the period that was annualized, generally beginning on January 1, 1996; and

   "T-11" means NOI calculated for the trailing eleven months ending on the date indicated.

   "TTM" means NOI calculated for the trailing twelve months ending on the date indicated.

   (2) "Allocated Loan Amount" means, for each Mortgaged Property, the portion of the principal amount of the related Mortgage Loan allocated to such Mortgaged Property for certain purposes (including, without limitation, determining the release prices of properties, if the Mortgage Loan permits such releases) under such Mortgage Loan. The Allocated Loan Amount for each Mortgaged Property securing a Mortgage Loan was determined generally based on the ratio of the Net Cash Flow or net operating income (calculated as provided in the related Mortgaged Loan) or appraised value, or some combination thereof, of such Mortgaged Property to the aggregate Net Cash Flow or appraised value, or some combination thereof, of all the Mortgaged Properties securing such Mortgage Loan. The Allocated Loan Amount for each Mortgaged Property may be adjusted upon the payment of principal of the related Mortgage Loan, whether upon amortization, prepayment, or otherwise. "Cut-off Date Allocated Loan Amount" means for each Mortgaged Property the Allocated Loan Amount of such property as of the Cut-off Date.

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

    (3) "Original Principal Loan Balance" means the principal balance of the Mortgage Loan as of the date of origination.

   (4) "Cut-off Date Principal Balance" means the principal balance of the Mortgage Loan as of the Cut-off Date.

   (5) "Cut-off Date Principal Balance/Unit" means the principal balance per unit of measure as of the Cut-off Date.

   (6) "Annual Debt Service" means for any Mortgage Loan the current annual debt service payable during the twelve month period commencing on November 11, 1996 on the related Mortgage Loan.

   (7) "DSCR" or "Debt Service Coverage Ratio" means, with respect to any Mortgage Loan, (a) the Net Cash Flow for the related Mortgaged Property, divided by (b) the Annual Debt Service for such Mortgaged Property. The calculation of "DSCR" may differ from the calculation of the debt service coverage ratios referred to under " -- The Mortgage Loan Program
-- Underwriting Standards; Representations."

   (8) "Stated Maturity Date" means the maturity date of the Mortgage Loan as stated in the related Note or Loan Agreement.

   (9) "Anticipated Repayment Date" means for ARD Mortgage Loans, the date on which interest begins accruing at the Revised Rate and excess cash flow is retained pursuant to the related Lock-box Agreements to application to payment of principal and Excess Interest.

   (10) "Anticipated Remaining Term" means the term of the Mortgage Loan from the Cut-off Date to the earlier of the Anticipated Repayment Date, if applicable, and the stated maturity date.

   (11) "Remaining Lock-out" means the period of the term of the related Mortgage Loan from the Cut-off Date during which the Mortgage Loan may not be prepaid.

   (12) "Value" means for each of the Mortgaged Properties, the appraised value of such property as determined by an appraisal thereof and in accordance with MAI standards made not more than 18 months prior to the origination date of the related Mortgage Loan.

   (13) "Loan-to-Value Ratio" or "LTV" means, with respect to any Mortgage Loan, the principal balance of such Mortgage Loan as of the Cut-off Date divided by the Appraised Value of the Mortgaged Property or Properties securing such Mortgage Loan.

   (14) "Balloon Payment/Anticipated Repayment Date LTV" for any Mortgage Loan is calculated in the same manner as Cut-off Date LTV, except that the Mortgage Loan Cut-off Date principal balance used to calculate the Cut-off Date LTV has been adjusted to give effect to the amortization of the applicable Mortgage Loan as of its maturity date or, in the case of a Mortgage Loan that has an Anticipated Repayment Date, as of its Anticipated Repayment Date. Such calculation thus assumes that the appraised value of the Mortgaged Property or Properties securing a Mortgage Loan on the maturity date or Anticipated Repayment Date, as applicable, is the same as the Appraised Value as of the Cut-off Date. There can be no assurance that the value of any particular Mortgaged Property will not have declined from the Appraised Value.

   (15) "Amortization" means the number of months, based on the constant Monthly Payment as stated in the related Note or Loan Agreement, that would be necessary to reduce the principal balance of the related Note to zero if interest on such Note was calculated based on twelve 30-day months and a 360-day year.

   (16) "Year Built/Renovated" means the year in which the respective Mortgaged Property was built and/or renovated.

   (17) "Unit" and "Unit of Measure" mean the number of units in the respective Mortgaged Property.

   (18) "Occupancy" means the percentage of gross leaseable area, rooms, units, beds or sites of the property that are leased. Occupancy rates are calculated within a recent period and in certain cases reflect the average occupancy rate over a period of time.

   (19) "Anchor" means, with respect to the Retail Properties, the largest and second largest anchors, if any.

   (20) "Major Tenants" mean the largest tenants for office, industrial and unanchored retail properties.

   (21) "Franchise" means the regional or national franchise affiliation of a Hotel Property.

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

    (22) "Audit/Agreed Upon Procedures/Review" indicates Mortgaged Properties for which independent accountants performed audits, reviews or specified procedures upon financial information provided by the borrower at the request of the Mortgage Loan Seller or the borrower. The cash flow and NOI information presented in Annex A may not correspond to the comparable information included in the accountants' reports because of adjustments made by the Mortgage Loan Seller as part of its underwriting procedures.

   (23) "Identified Deferred Maintenance" is the estimated amount of deferred maintenance in the respective Mortgaged Property's structural engineering report.

   (24) "Reserve for Deferred Maintenance" is the actual dollars escrowed at the loan origination for deferred maintenance repairs.

   (25) "Actual On-going Capital Reserves" means the annual reserves, as indicated, per unit of measure or as a percentage of gross revenue and escrowed on a monthly basis.

   Due to rounding, percentages may not add to 100% and amounts may not add to indicated total or subtotal.

   Mortgaged Properties secured, or partially secured, by a leasehold estate are indicated on Annex A under the heading "Property Name" with an asterisk. Mortgage Loans accruing interest on the basis of the actual number of days elapsed and a 360-day year are indicated on Annex A under the heading "Mortgage Rate" with an asterisk. The borrowers under the Mortgage Loans having a capital letter under the column "Asset #" on Annex A are related to borrowers under the Mortgage Loans with the same letter designation, but such Mortgage Loans are not cross-collateralized with each other.

                    RANGE OF DEBT SERVICE COVERAGE RATIOS

                                                                 PERCENT BY
 CUT-OFF DATE                                                    AGGREGATE
 DEBT SERVICE                   NUMBER OF                       CUT-OFF DATE     WEIGHTED     WEIGHTED    WEIGHTED
   COVERAGE      NUMBER OF     LOANS/LOAN      CUT-OFF DATE       PRINCIPAL      AVERAGE       AVERAGE    AVERAGE
    RATIO        PROPERTIES      POOLS      PRINCIPAL BALANCE     BALANCE     MORTGAGE RATE     DSCR        LTV
--------------  ------------  ------------  -----------------  ------------  ---------------  ---------  ----------
1.2-1.299 .....       22            15         $132,405,797         16.9%           9.03%        1.29        69.6%
1.3-1.399 .....       45            38          253,315,853         32.4            9.24         1.35        66.3
1.4-1.499 .....       39            27          212,695,335         27.2            9.18         1.44        64.7
1.5-1.599 .....       14            13          107,671,730         13.8            9.46         1.56        64.9
1.6-1.699 .....        6             6           22,247,095          2.8           10.08         1.65        66.9
1.7-1.799 .....        5             5           13,712,427          1.8           10.01         1.75        56.9
1.8-1.899 .....        6             3           19,633,914          2.5            8.07         1.85        56.5
1.9-1.999 .....        2             2            6,217,830          0.8            8.83         1.94        50.1
  2-2.099 .....        3             3           10,893,135          1.4            9.39         2.02        41.7
2.2-2.299 .....        1             1            3,793,878          0.5            8.42         2.25        42.6
                ------------  ------------  -----------------  ------------  ---------------  ---------  ----------
  Total .......      143           113         $782,586,994          100%           9.22%        1.44        65.2%
                ============  ============  =================  ============  ===============  =========  ==========

                        RANGE OF LOAN-TO-VALUE RATIOS

                                                              PERCENT BY
                                                              AGGREGATE      WEIGHTED
                               NUMBER OF     CUT-OFF DATE    CUT-OFF DATE    AVERAGE     WEIGHTED    WEIGHTED
    LOAN TO      NUMBER OF     LOANS/LOAN     PRINCIPAL       PRINCIPAL      MORTGAGE    AVERAGE     AVERAGE
 VALUE RATIO     PROPERTIES      POOLS         BALANCE         BALANCE         RATE        DSCR        LTV
-------------  ------------  ------------  --------------  --------------  ----------  ----------  ----------

40%-44.9% ....        5             5        $ 16,848,674         2.2%         9.24%       1.99        42.2%
45%-49.9% ....        3             3          10,447,004         1.3          9.50        1.76        47.4
50%-54.9% ....       12             6          37,089,029         4.7         10.16        1.47        51.8
55%-59.9% ....       14            11          75,214,277         9.6          9.36        1.50        57.0
60%-64.9% ....       22            19         141,953,664        18.1          9.18        1.51        63.9
65%-69.9% ....       50            34         356,510,180        45.6          9.09        1.39        67.3
70%-74.9% ....       34            32         136,450,790        17.4          9.26        1.38        72.8
75%-79.9% ....        3             3           8,073,375         1.0          9.21        1.36        77.3
               ------------  ------------  --------------  --------------  ----------  ----------  ----------
  Total ......      143           113        $782,586,994         100%         9.22%       1.44        65.2%
               ============  ============  ==============  ==============  ==========  ==========  ==========

  RANGE OF LOAN-TO-VALUE RATIOS AT EARLIER OF ANTICIPATED REPAYMENT DATES OR
                                   MATURITY

                                                              PERCENT BY
                                                              AGGREGATE      WEIGHTED
                               NUMBER OF     CUT-OFF DATE    CUT-OFF DATE    AVERAGE     WEIGHTED    WEIGHTED
    LOAN TO      NUMBER OF     LOANS/LOAN     PRINCIPAL       PRINCIPAL      MORTGAGE    AVERAGE     AVERAGE
 VALUE RATIO     PROPERTIES      POOLS         BALANCE         BALANCE         RATE        DSCR        LTV
-------------  ------------  ------------  --------------  --------------  ----------  ----------  ----------
 0%- 9.9% ....        7             7        $ 20,021,442         2.6%         9.01%       1.90        51.2%
10%-19.9% ....        1             1           4,393,851         0.6          9.54        2.03        40.7
20%-29.9% ....       14            13          92,274,456        11.8          9.11        1.38        65.1
30%-39.9% ....       14             9          40,176,557         5.1         10.21        1.51        54.7
40%-49.9% ....       27            23         181,284,615        23.2          9.68        1.49        62.7
50%-59.9% ....       41            28         217,014,877        27.7          9.01        1.42        66.2
60%-69.9% ....       39            32         227,421,194        29.1          8.94        1.39        70.0
               ------------  ------------  --------------  --------------  ----------  ----------  ----------
  Total ......      143           113        $782,586,994         100%         9.22%       1.44        65.2%
               ============  ============  ==============  ==============  ==========  ==========  ==========

                        MORTGAGED PROPERTIES BY STATE

                                                 PERCENT BY
                                                 AGGREGATE                        PERCENT BY
                                CUT-OFF DATE    CUT-OFF DATE                     AGGREGATE SUM
                  NUMBER OF      PRINCIPAL       PRINCIPAL         SUM OF        OF APPRAISED
     STATE        PROPERTIES      BALANCE         BALANCE      APPRAISED VALUE       VALUE
--------------  ------------  --------------  --------------  ---------------  ---------------
CALIFORNIA ....       21        $207,540,805        26.5%      $  310,070,000        25.5%
TEXAS .........       22         136,376,782        17.4          207,650,000        17.1
NEVADA ........        7          73,668,350         9.4          111,300,000         9.2
ARIZONA .......       13          46,088,611         5.9           72,420,000         6.0
GEORGIA .......        5          45,759,935         5.8           78,050,000         6.4
FLORIDA .......       13          35,908,239         4.6           56,580,000         4.7
PENNSYLVANIA  .        2          29,956,569         3.8           44,800,000         3.7
MICHIGAN ......        5          24,802,722         3.2           41,550,000         3.4
NEW YORK ......        2          22,541,009         2.9           32,200,000         2.6
MARYLAND ......        8          21,244,713         2.7           35,200,000         2.9
NEW JERSEY ....        5          16,961,682         2.2           24,040,000         2.0
MISSOURI ......        3          16,249,069         2.1           23,320,000         1.9
NORTH CAROLINA         4          14,890,174         1.9           22,540,000         1.9
TENNESSEE .....        3          12,901,397         1.6           24,560,000         2.0
CONNECTICUT  ..        3          11,293,755         1.4           21,400,000         1.8
LOUISIANA .....        2           8,666,978         1.1           19,200,000         1.6
OKLAHOMA ......        3           8,380,073         1.1           12,500,000         1.0
OHIO ..........        3           7,850,548         1.0           11,185,000         0.9
WASHINGTON ....        2           6,984,712         0.9           10,105,000         0.8
VIRGINIA ......        3           5,668,890         0.7           10,100,000         0.8
INDIANA .......        2           5,526,535         0.7           10,120,000         0.8
KENTUCKY ......        2           5,476,080         0.7            8,370,000         0.7
COLORADO ......        3           4,655,510         0.6            7,915,000         0.7
ILLINOIS ......        2           3,984,413         0.5            5,300,000         0.4
KANSAS ........        1           2,742,933         0.4            3,675,000         0.3
UTAH ..........        1           2,287,558         0.3            3,300,000         0.3
RHODE ISLAND  .        1           2,071,701         0.3            2,900,000         0.2
OREGON ........        1           1,925,058         0.2            3,200,000         0.3
WISCONSIN .....        1             182,191         0.0            1,950,000         0.2
                ------------  --------------  --------------  ---------------  ---------------
  Total .......      143        $782,586,994         100%      $1,215,500,000         100%
                ============  ==============  ==============  ===============  ===============

                             RANGE OF YEAR BUILT

                                              PERCENT BY
                                              AGGREGATE                      PERCENT BY
                              CUT-OFF DATE     CUT-OFF         SUM OF       AGGREGATE SUM
   RANGE OF     NUMBER OF      PRINCIPAL      PRINCIPAL      APPRAISED      OF APPRAISED
 YEAR BUILT     PROPERTIES      BALANCE        BALANCE         VALUE            VALUE
------------  ------------  --------------  ------------  --------------  ---------------
1919-1928  ..        3        $ 27,588,601        3.5%     $   44,250,000        3.6%
1939-1948  ..        1           4,274,524        0.5           6,080,000        0.5
1949-1958  ..        3           5,685,268        0.7           9,850,000        0.8
1959-1968  ..       21          81,267,702       10.4         133,315,000       11.0
1969-1978  ..       42         214,043,243       27.4         323,770,000       26.6
1979-1988  ..       53         333,393,702       42.6         519,815,000       42.8
1989-1996  ..       20         116,333,955       14.9         178,420,000       14.7
              ------------  --------------  ------------  --------------  ---------------
  Total .....      143        $782,586,994        100%     $1,215,500,000        100%
              ============  ==============  ============  ==============  ===============

        The paper version of this Prospectus Supplement contains a pie chart that indicates the following:

                Multifamily:            29%
                Industrial:              3%
                Hotel-Full Service:     15%
                Hotel-Limited Service:  11%
                Office:                 13%
                Retail-Anchored:        12%
                Retail-Unanchored:       7%
                Mobile Home Park:        6%
                Nursing:                 3%


                        TYPES OF MORTGAGED PROPERTIES

                                                     PERCENT BY
                                                     AGGREGATE      WEIGHTED
                                    CUT-OFF DATE    CUT-OFF DATE    AVERAGE
                      NUMBER OF      PRINCIPAL       PRINCIPAL      MORTGAGE
   PROPERTY TYPE      PROPERTIES      BALANCE         BALANCE         RATE
------------------  ------------  --------------  --------------  ----------

Multifamily .......       30        $226,287,048        28.9%         8.56%
Hotel-Full Service        12         120,797,917        15.4          9.56
Office ............        8         102,434,354        13.1          9.35
Anchored Retail  ..       20          91,952,099        11.7          9.28
Hotel-Limited
 Service ..........       29          87,396,574        11.2         10.08
Unanchored Retail         11          55,002,487         7.0          8.94
Mobile Home Park  .       27          50,283,691         6.4          9.20
Industrial ........        2          27,301,279         3.5          9.40
Nursing ...........        4          21,131,543         2.7         10.37
                    ------------  --------------  --------------  ----------
  Total ...........      143        $782,586,994         100%         9.22%
                    ============  ==============  ==============  ==========

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                              WEIGHTED
                                               AVERAGE
                      WEIGHTED    WEIGHTED    BALLOON/    WTD. AVG. TERM
                      AVERAGE     AVERAGE     REPAYMENT      TO ANT.
   PROPERTY TYPE        DSCR        LTV          LTV      REPAY/MATURITY
------------------  ----------  ----------  -----------  --------------
Multifamily .......     1.44        66.6%       49.7%          128
Hotel-Full Service      1.57        61.1        40.7           178
Office ............     1.38        65.2        55.9           130
Anchored Retail  ..     1.36        67.9        59.0           133
Hotel-Limited
 Service ..........     1.50        61.3        37.3           169
Unanchored Retail       1.36        66.0        55.2           138
Mobile Home Park  .     1.41        68.3        49.6           155
Industrial ........     1.34        65.0        55.6           118
Nursing ...........     1.59        70.2        53.0           150
                    ----------  ----------  -----------  --------------
  Total ...........     1.44        65.2%       49.5%          144
                    ==========  ==========  ===========  ==============

                    RANGE OF LOAN AMOUNTS OR LOAN BALANCES

                                                         PERCENT BY
                                                         AGGREGATE      WEIGHTED
        RANGE OF          NUMBER OF     CUT-OFF DATE    CUT-OFF DATE    AVERAGE     WEIGHTED    WEIGHTED
      CUT-OFF DATE        LOANS/LOAN     PRINCIPAL       PRINCIPAL      MORTGAGE    AVERAGE     AVERAGE
      LOAN AMOUNTS          POOLS         BALANCE         BALANCE         RATE        DSCR        LTV
----------------------  ------------  --------------  --------------  ----------  ----------  ----------
$         0- 4,999,999        77        $195,693,730        25.0%         9.56%       1.50        64.1%
  5,000,000- 9,999,999        18         112,996,903        14.4          9.32        1.41        66.4
 10,000,000-14,999,999         3          40,388,620         5.2          9.05        1.49        69.8
 15,000,000-19,999,999         8         138,744,299        17.7          9.33        1.41        64.2
 20,000,000-24,999,999         2          47,406,112         6.1          9.56        1.34        61.2
 25,000,000-29,999,999         2          53,250,000         6.8          8.68        1.41        67.0
 50,000,000-54,999,999         1          54,709,251         7.0          8.71        1.30        68.4
 65,000,000-69,999,999         1          68,458,716         8.7          8.53        1.45        65.7
 70,000,000-74,999,999         1          70,939,362         9.1          9.26        1.58        64.5
                        ------------  --------------  --------------  ----------  ----------  ----------
  Total ...............      113        $782,586,994         100%         9.22%       1.44        65.2%
                        ============  ==============  ==============  ==========  ==========  ==========

                RANGE OF ANTICIPATED REMAINING TERM IN MONTHS

                                               PERCENT BY
   RANGE OF                                    AGGREGATE                     WEIGHTED
 ANTICIPATED     NUMBER OF     CUT-OFF DATE     CUT-OFF     WTD. AVG. TERM   AVERAGE     WEIGHTED    WEIGHTED
   REMAINING     LOANS/LOAN     PRINCIPAL      PRINCIPAL       TO ANT.       MORTGAGE    AVERAGE     AVERAGE
     TERM          POOLS         BALANCE        BALANCE     REPAY/MATURITY     RATE        DSCR        LTV
-------------  ------------  --------------  ------------  --------------  ----------  ----------  ----------

 72- 83 ......        9        $ 53,639,585        6.9%           80           8.69%       1.52        63.7%
 84- 95 ......        1          68,458,716        8.7            84           8.53        1.45        65.7
108-119 ......       50         229,221,972       29.3           117           9.27        1.40        67.1
120-131 ......        5          55,895,000        7.1           120           9.23        1.30        68.9
132-143 ......        1           2,071,925        0.3           141          10.20        1.42        69.1
144-155 ......        1          28,250,000        3.6           150           8.52        1.38        64.8
168-179 ......       32         216,563,548       27.7           177           9.72        1.51        62.9
180-191 ......        2          41,850,000        5.3           180           9.31        1.42        65.0
192-203 ......        1          54,709,251        7.0           197           8.71        1.30        68.4
228-239 ......        9          28,668,271        3.7           235           9.14        1.71        58.3
288-300 ......        2           3,258,726        0.4           294           9.06        1.81        54.8
               ------------  --------------  ------------  --------------  ----------  ----------  ----------
  Total ......      113        $782,586,994        100%          144           9.22%       1.44        65.2%
               ============  ==============  ============  ==============  ==========  ==========  ==========

                      RANGE OF REMAINING TERM IN MONTHS

                                             PERCENT BY
                                             AGGREGATE     WEIGHTED     WEIGHTED
  RANGE OF     NUMBER OF     CUT-OFF DATE     CUT-OFF       AVERAGE     AVERAGE     WEIGHTED    WEIGHTED
 REMAINING     LOANS/LOAN     PRINCIPAL      PRINCIPAL     REMAINING    MORTGAGE    AVERAGE     AVERAGE
    TERM         POOLS         BALANCE        BALANCE        TERM         RATE        DSCR        LTV
-----------  ------------  --------------  ------------  -----------  ----------  ----------  ----------
 72- 83 ....        4        $  9,535,169        1.2%          78         8.60%       1.39        61.8%
108-119 ....       15          27,886,782        3.6          117         9.20        1.47        71.4
168-179 ....        5          26,866,622        3.4          176         9.94        1.46        67.9
192-203 ....        1          54,709,251        7.0          197         8.71        1.30        68.4
228-239 ....       28          84,016,009       10.7          237         9.68        1.63        58.8
252-263 ....        1             549,669        0.1          258         9.82        1.89        64.7
264-275 ....        1          23,040,712        2.9          267         9.75        1.34        56.2
288-299 ....       29         213,954,131       27.3          297         9.59        1.46        64.0
300-311 ....        4          47,370,000        6.1          300         9.56        1.36        63.8
324-335 ....        1          28,250,000        3.6          330         8.52        1.38        64.8
348-359 ....       24         266,408,648       34.0          358         8.80        1.42        67.9
             ------------  --------------  ------------  -----------  ----------  ----------  ----------
  Total ....      113        $782,586,994        100%         292         9.22%       1.44        65.2%
             ============  ==============  ============  ===========  ==========  ==========  ==========


                               GRAPHIC TO COME


                        ANTICIPATED REPAYMENT BY YEAR

                                                          PERCENT BY
                                                          AGGREGATE      WEIGHTED
                           NUMBER OF     CUT-OFF DATE    CUT-OFF DATE    AVERAGE     WEIGHTED    WEIGHTED
             NUMBER OF     LOANS/LOAN     PRINCIPAL       PRINCIPAL      MORTGAGE    AVERAGE     AVERAGE
   YEAR      PROPERTIES      POOLS         BALANCE         BALANCE         RATE        DSCR        LTV
---------  ------------  ------------  --------------  --------------  ----------  ----------  ----------
2003 .....       19            10        $122,098,301        15.6%         8.60%       1.48        64.8%
2005 .....        4             4          21,555,505         2.8          8.57        1.39        67.6
2006 .....       63            51         263,561,467        33.7          9.32        1.38        67.4
2008 .....        1             1           2,071,925         0.3         10.20        1.42        69.1
2009 .....        1             1          28,250,000         3.6          8.52        1.38        64.8
2010 .....        1             1           5,853,895         0.7          9.89        1.76        45.4
2011 .....       42            33         252,559,653        32.3          9.65        1.49        63.7
2013 .....        1             1          54,709,251         7.0          8.71        1.30        68.4
2015 .....        3             3           8,652,124         1.1          9.57        1.54        66.5
2016 .....        6             6          20,016,147         2.6          8.96        1.78        54.8
2021 .....        2             2           3,258,726         0.4          9.06        1.81        54.8
           ------------  ------------  --------------  --------------  ----------  ----------  ----------
  Total  .      143           113        $782,586,994         100%         9.22%       1.44        65.2%
           ============  ============  ==============  ==============  ==========  ==========  ==========

                           RANGE OF MORTGAGE RATES

                                                                PERCENT BY
                                                                AGGREGATE      WEIGHTED
    RANGE OF                     NUMBER OF     CUT-OFF DATE    CUT-OFF DATE    AVERAGE     WEIGHTED    WEIGHTED
    MORTGAGE       NUMBER OF     LOANS/LOAN     PRINCIPAL       PRINCIPAL      MORTGAGE    AVERAGE     AVERAGE
      RATES        PROPERTIES      POOLS         BALANCE         BALANCE         RATE        DSCR        LTV
---------------  ------------  ------------  --------------  --------------  ----------  ----------  ----------
 7.50%- 7.999%          4             1        $ 16,043,236         2.1%         7.88%       1.86        56.1%
 8.00%- 8.4999%         5             5          24,997,160         3.2          8.25        1.57        62.1
 8.50%- 8.999%         30            23         267,208,072        34.1          8.68        1.40        67.9
 9.00%- 9.499%         42            35         250,442,316        32.0          9.26        1.45        66.1
 9.50%- 9.999%         34            26         127,459,136        16.3          9.75        1.42        61.3
10.00%-10.499%         20            15          62,762,613         8.0         10.25        1.46        61.2
10.50%-10.999%          8             8          33,674,460         4.3         10.58        1.53        66.2
                 ------------  ------------  --------------  --------------  ----------  ----------  ----------
  Total ........      143           113        $782,586,994         100%         9.22%       1.44        65.2%
                 ============  ============  ==============  ==============  ==========  ==========  ==========

                      MORTGAGED PROPERTIES BY ORIGINATOR

                                                                          PERCENT BY       WEIGHTED
                                          NUMBER OF     CUT-OFF DATE   AGGREGATE CUT-OFF   AVERAGE     WEIGHTED    WEIGHTED
                            NUMBER OF     LOANS/LOAN     PRINCIPAL      DATE PRINCIPAL     MORTGAGE    AVERAGE     AVERAGE
        ORIGINATOR          PROPERTIES      POOLS         BALANCE           BALANCE          RATE        DSCR        LTV
------------------------  ------------  ------------  --------------  -----------------  ----------  ----------  ----------
Nomura Asset Capital
 Corporation ............      102            76        $682,614,891         87.2%           9.20%       1.44        65.4%
Bloomfield Acceptance
 Company, LLC ...........       27            23          64,919,683          8.3            9.45        1.41        65.5
Continental Wingate
 Association, Inc. ......        5             5          10,199,970          1.3           10.27        1.50        65.8
NBD .....................        4             4           9,822,428          1.3            8.41        1.90        54.9
Remsen Partners Ltd.  ...        3             3           7,620,043          1.0            8.69        1.36        59.3
Hanover Mortgage Capital
 Corp. ..................        1             1           4,274,524          0.5            8.99        1.39        70.3
First Maryland Mortgage
 Corporation ............        1             1           3,135,456          0.4           10.00        1.47        70.8
                          ------------  ------------  --------------  -----------------  ----------  ----------  ----------
  Total .................      143           113        $782,586,994          100%           9.22%       1.44        65.2%
                          ============  ============  ==============  =================  ==========  ==========  ==========

                 RANGE OF REMAINING LOCK-OUT PERIOD IN MONTHS

                                                            PERCENT BY
                                                            AGGREGATE      WEIGHTED                            WEIGHTED
  LOCK-OUT                   NUMBER OF     CUT-OFF DATE    CUT-OFF DATE    AVERAGE     WEIGHTED    WEIGHTED     AVERAGE
   PERIOD      NUMBER OF     LOANS/LOAN     PRINCIPAL       PRINCIPAL      MORTGAGE    AVERAGE     AVERAGE     REMAINING
 IN MONTHS     PROPERTIES      POOLS         BALANCE         BALANCE         RATE        DSCR        LTV        LOCKOUT
-----------  ------------  ------------  --------------  --------------  ----------  ----------  ----------  -----------
 72- 83 ......     19            10        $122,098,301        15.6%         8.60%       1.48        64.8%         79
108-119 ....       67            55         285,116,972        36.4          9.26        1.38        67.4         114
132-143 ....        1             1           2,071,925         0.3         10.20        1.42        69.1         137
144-155 ....        1             1          28,250,000         3.6          8.52        1.38        64.8         149
168-179 ....       43            34         258,413,548        33.0          9.65        1.50        63.3         175
192-203 ....        1             1          54,709,251         7.0          8.71        1.30        68.4         196
216-227 ....        1             1           3,135,456         0.4         10.00        1.47        70.8         227
228-239 ....        8             8          25,532,815         3.3          9.04        1.73        56.8         231
288-299 ....        2             2           3,258,726         0.4          9.06        1.81        54.8         290
             ------------  ------------  --------------  --------------  ----------  ----------  ----------  -----------
  Total ....      143           113        $782,586,994         100%         9.22%       1.44        65.2%        141
             ============  ============  ==============  ==============  ==========  ==========  ==========  ===========

CHANGES IN MORTGAGE POOL CHARACTERISTICS

   The description in this Prospectus Supplement of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as expected to be constituted at the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due on the Mortgage Loans on or before the Cut-off Date. Prior to the issuance of the Offered Certificates, a Mortgage Loan may be removed from the Mortgage Pool if the Depositor deems such removal necessary or appropriate or if it is prepaid. This may cause the range of Mortgage Rates and maturities as well as the other characteristics of the Mortgage Loans to vary from those described herein.

   A Current Report on Form 8-K (the "Form 8-K") will be available to purchasers of the Offered Certificates and will be filed by the Depositor, together with the Pooling and Servicing Agreement with the Securities and Exchange Commission within fifteen days after the initial issuance of the Offered Certificates. In the event Mortgage Loans are removed from the Mortgage Pool as set forth in the preceding paragraph, such removal will be noted in the Form 8-K.

                   DESCRIPTION OF THE OFFERED CERTIFICATES

GENERAL

   The Certificates will be issued pursuant to the Pooling and Servicing Agreement and will consist of nineteen Classes to be designated as the Class A-1A Certificates, the Class A-1B Certificates, the Class A-1C Certificates, the Class A-1D Certificates, the Class A-CS1 Certificates, the Class A-CS2 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates, the Class A-5 Certificates, the Class B-1 Certificates, the Class B-2 Certificates, the Class B-3 Certificates, the Class B-4 Certificates, the Class B-4H Certificates, the Class V-1 Certificates, the Class V-2 Certificates, the Class R Certificates and the Class LR Certificates. The Class A-CS2, Class B-1, Class B-2, Class B-3, Class B-4, Class B-4H, Class V-1, Class V-2, Class R and Class LR Certificates (collectively, the "Private Certificates") are not offered hereby. The Class A-CS1 and Class A-CS2 Certificates are sometimes referred to herein as the "Coupon Strip Certificates."

   The Certificates represent in the aggregate the entire beneficial ownership interest in a Trust Fund consisting of: (i) the Mortgage Loans and all payments under and proceeds of the Mortgage Loans due after the Cut-off Date; (ii) any Mortgaged Property acquired by the Special Servicer on behalf of the Trust Fund through foreclosure or deed in lieu of foreclosure (upon acquisition, an "REO Property" such funds or assets as from time to time are deposited in the Collection Account, the Distribution Account, Upper-Tier Distribution Account, Interest Reserve Account, the Excess Interest Distribution Account, the Default Interest Distribution Account and any account established in connection with REO Properties (an "REO Account"; (iv) the rights of the mortgagee under all insurance policies with respect to the Mortgage Loans; (v) the Depositor's rights and remedies under the Mortgage Loan Purchase and Sale Agreement and Original Purchase Agreements; and (vi) all of the mortgagee's right, title and interest in the Reserve Accounts, the Cash Collateral Accounts and Lock Box Accounts.

   The Class A-1A, Class A-1B, Class A-1C, Class A-1D, Class A-2, Class A-3, Class A-4 and Class A-5 Certificates will have initial Certificate Balances of $64,985,025, $154,000,000, $321,000,000, $19,564,674, $39,129,349,
$35,216,414, $39,129,349 and $15,651,739, respectively. The Class B-1
Certificates will have an initial Certificate Balance of $43,042,284. The Class B-2 Certificates will have an initial Certificate Balance of $27,390,544. The Class B-3 Certificates will have an initial Certificate Balance of $7,825,869. The Class B-4 and Class B-4H Certificates will have initial Certificate Balances, in the aggregate, of approximately $15,651,747. The Class A-CS1 Certificates will have an initial Notional Balance equal to the initial Component Balance of the Class A-1A Component. The Class A-CS2 Certificates are comprised of seven components: the Class A-1B Component, the Class A-1C Component, the Class A-1D Component, the Class A-2 Component, the Class A-3 Component, the Class A-4 Component and the Class A-5 Component, which will have initial Component Balances equal to $154,000,000 (which is equal to the initial Certificate Balance of the Class A-1B Certificates), $321,000,000 (which is equal to the initial Certificate Balance of the Class A-1C Certificates), $19,564,674 (which is equal to the initial Certificate Balance of the Class A-1D Certificates), $39,129,349 (which is equal to the initial Certificate Balance of the Class A-2 Certificates), $35,216,414 (which is equal to the initial Certificate Balance of the Class A-3 Certificates), $39,129,349 (which is equal to the initial Certificate Balance of the Class A-4 Certificates) and $15,651,739 (which is equal to the initial Certificate Balance of the Class A-5 Certificates), respectively. The Class A-CS2 Certificates will have an initial Notional Balance equal to $623,691,525, the sum of the initial Component Balances of the Class A-1B, Class A-1C, Class A-1D, Class A-2, Class A-3, Class A-4 and Class A-5 Components. Each of the Class A-1A

Component, Class A-1B Component, Class A-1C Component, Class A-1D Component, Class A-2 Component, Class A-3 Component, Class A-4 Component and Class A-5 Component is sometimes referred to herein as a "component".

   The initial Certificate Balance of each of the Class R, Class LR, Class V-1 and Class V-2 Certificates will be zero. Additionally, the Class R, Class LR, Class V-1 and Class V-2 Certificates will not have a Notional Balance.

   The Certificate Balance of any Class of Certificates outstanding at any time represents the maximum amount which the holders thereof are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the Trust Fund; provided, however, that in the event that amounts previously allocated to a Class of Certificates in reduction of the Certificate Balance thereof are recovered subsequent to the reduction of the Certificate Balance of such Class to zero, such Class may receive distributions in respect of such recoveries in accordance with the priorities set forth under " -- Distributions
-- Priorities" herein.

   The respective Certificate Balance of each Class of Certificates (other than the Coupon Strip Certificates, the Class V-1, Class V-2, Class R and Class LR Certificates) will in each case be reduced by amounts actually distributed thereon that are allocable to principal and by any Realized Losses (as defined herein) allocated to such Class of Certificates. The Component Balances of the Class A-1A, Class A-1B, Class A-1C, Class A-1D, Class A-2, Class A-3, Class A-4 and Class A-5 Components (and therefore the Notional Balance of the Class A-CS1 and Class A-CS2 Certificates) will be reduced in accordance with distributions of principal in reduction of, and allocations of Realized Losses on, the Certificate Balances of the Class A-1A, Class A-1B, Class A-1C, Class A-1D, Class A-2, Class A-3, Class A-4 and Class A-5 Certificates, as applicable. The Notional Balance of the Class A-CS1 Certificates will at all times equal the Component Balance of the Class A-1A Component. The Notional Balance of the Class A-CS2 Certificates will at all times equal the sum of the Component Balances of the Class A-1B Component, the Class A-1C Component, the Class A-1D Component, the Class A-2 Component, the Class A-3 Component, the Class A-4 Component and the Class A-5 Component. The Component Balances of the Class A-1A Component, Class A-1B Component and Class A-1C Component will at all times equal the Certificate Balances of the Class A-1A, Class A-1B and Class A-1C Certificates, respectively. Except as described below under " -- Delinquency Reduction Amounts and Appraisal Reduction Amounts," the Component Balances of the Class A-1D Component, the Class A-2 Component, the Class A-3 Component, the Class A-4 Component the Class A-5 Component will at all times equal the Certificates Balances of the Class A-1D, Class A-2, Class A-3, Class A-4 and Class A-5 Certificates, respectively.

DISTRIBUTIONS

   Method, Timing and Amount. Distributions on the Certificates will be made on the 13th day of each month or, if such 13th day is not a business day, then on the next succeeding business day, commencing in November 1996 (each, a "Distribution Date"); provided, however, that in any month, the Distribution Date will be no earlier than the second business day following the 11th day of each month; provided, further, that if the 11th day of a month is not a business day, then the Distribution Date shall be the third business day following such 11th day. All distributions (other than the final distribution on any Certificate) will be made by the Trustee to the persons in whose names the Certificates are registered at the close of business on the 10th day of the month in which the related Distribution Date occurs, or if such day is not a business day, the preceding business day (the "Record Date"); the Record Date for the Distribution Date occurring in November 1996 for all purposes other than the receipt of distributions is the Closing Date. Such distributions will be made (a) by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder provides the Trustee with wiring instructions no less than five business days prior to the related Record Date and is the registered owner of Certificates the aggregate Certificate Balance of which is at least $5,000,000, or otherwise (b) by check mailed to such Certificateholder. The final distribution on any Offered Certificates will be made in like manner, but only upon presentment or surrender (for notation that the Certificate Balance thereof has been reduced to zero) of such Certificate at the location specified in the notice to the holder thereof of such final distribution. All distributions made with respect to a Class of Certificates on each Distribution Date will be allocated pro rata among the outstanding Certificates of such Class based on their respective Percentage Interests. The "Percentage Interest" evidenced by any Offered Certificate is equal to the initial denomination thereof as of the Closing Date divided by the initial Certificate Balance or Notional Balance, as applicable, of the related class.

   The aggregate distribution to be made on the Certificates on any Distribution Date will equal the Available Funds. The "Available Funds" for a Distribution Date will be the sum of all previously undistributed Monthly Payments or other receipts on account of principal and interest on or in respect of the Mortgage Loans (including Unscheduled Payments and

Net REO Proceeds, if any) received by the Servicer in the related Collection Period, plus (i) all P&I Advances (except Subordinate Class Advance Amount) made by the Servicer, the Trustee or the Fiscal Agent, as applicable, in respect of such Distribution Date, (ii) for the Distribution Date occurring in each March, the "Withheld Amounts" as described under " -- The Pooling and Servicing Agreement -- Accounts -- Interest Reserve Account" and required to be deposited in the Distribution Account pursuant to the Pooling and Servicing Agreement and (iii) all other amounts required to be deposited in the Collection Account by the Servicer pursuant to the Pooling and Servicing Agreement allocable to the Mortgage Loans, but excluding the following:

     (a) amounts permitted to be used to reimburse the Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, for previously unreimbursed Advances and interest thereon as described herein under "The Pooling and Servicing Agreement -- Advances";

     (b) the aggregate amount of the Servicing Fee (as defined herein and which includes the fees for both the Trustee and the Servicer) and the other Servicing Compensation (e.g., late fees, loan modification fees, extension fees, loan service transaction fees, demand fees, beneficiary statement charges, and similar fees) payable to the Servicer and the Special Servicing Fee, Additional Servicing Fee and other amounts payable to the Special Servicer described under "The Pooling and Servicing Agreement -- Special Servicing" herein), and reinvestment earnings on payments received with respect to the Mortgage Loans which the Servicer or Special Servicer is entitled to receive as additional servicing compensation, in each case in respect of such Distribution Date;

     (c) all amounts representing scheduled Monthly Payments due after the related Due Date;

     (d) to the extent permitted by the Pooling and Servicing Agreement, that portion of liquidation proceeds, insurance proceeds and condemnation proceeds with respect to a Mortgage Loan which represents any unpaid Servicing Compensation together with interest thereon as described herein, to which the Servicer, the Special Servicer or the Trustee is entitled;

     (e) all amounts representing certain expenses reimbursable or payable to the Servicer, Special Servicer, the Trustee or Fiscal Agent and other amounts permitted to be retained by the Servicer or withdrawn pursuant to the Pooling and Servicing Agreement in respect of various items, including interest thereon as provided in the Pooling and Servicing Agreement;

     (f)  Prepayment Premiums;

     (g)  Default Interest;

     (h)  Excess Interest;

     (i) with respect to the Mortgage Loan known as the Ambassador Apartments loan and any Distribution Date relating to each Interest Accrual Period occurring in each January or any December occurring in a year immediately preceding a year which is not a leap year, an amount equal to one day of interest on the Stated Principal Balance of each such Mortgage Loan as of the Due Date occurring in the month preceding the month in which such Distribution Date occurs at the related Mortgage Rate to the extent such amounts are to be deposited in the Interest Reserve Account and held for future distribution;

     (j) all amounts received with respect to each Mortgage Loan previously purchased or repurchased pursuant to the Pooling and Servicing Agreement during the related Collection Period and subsequent to the date as of which the amount required to effect such purchase or repurchase was determined;

     (k) the amount reasonably determined by the Trustee to be necessary to pay any applicable federal, state or local taxes imposed on the Upper-Tier REMIC or the Lower-Tier REMIC under the circumstances and to the extent described in the Pooling and Servicing Agreement; and

     (l) the amounts distributed on the Special Distribution Date (as described under "-- Special Distribution Date" below).

   The "Monthly Payment" with respect to any Mortgage Loan (other than any REO Mortgage Loan) and any Due Date is the scheduled Monthly Payment of principal (if any) and interest at the Net Mortgage Rate, excluding any Balloon Payment (but not excluding any constant Monthly Payment), which is payable by the related borrower on the related Due Date. The Monthly Payment with respect to an REO Mortgage Loan for any Distribution Date is the monthly payment that would otherwise have been payable on the related Due Date had the related Note not been discharged, determined as set forth in the Pooling and Servicing Agreement.

    "Unscheduled Payments" are all net liquidation proceeds, net insurance proceeds and net condemnation proceeds payable under the Mortgage Loans, the repurchase price of any Mortgage Loan repurchased by the Mortgage Loan Seller or the other Originators due to a breach of a representation or warranty made by them or the purchase price paid by the parties described under "The Pooling and Servicing Agreement -- Optional Termination", and any other payments under or with respect to the Mortgage Loans not scheduled to be made, including Principal Prepayments, but excluding Prepayment Premiums.

   "Net REO Proceeds" with respect to any REO Property and any related REO Mortgage Loan (as defined herein) are all revenues received by the Special Servicer with respect to such REO Property or REO Mortgage Loan net of any insurance premiums, taxes, assessments and other costs and expenses permitted to be paid therefrom pursuant to the Pooling and Servicing Agreement.

   "Principal Prepayments" are payments of principal made by a borrower on a Mortgage Loan which are received in advance of the scheduled Due Date for such payments and which are not accompanied by an amount of interest representing the full amount of scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment, other than any amount paid in connection with the release of the related Mortgaged Property through defeasance.

   The "Collection Period" with respect to a Distribution Date is the period beginning on the day after the Due Date in the month preceding the month in which such Distribution Date occurs and ending on the Due Date in the month in which such Distribution Date occurs.

   "Net Default Interest" with respect to any Mortgage Loan is any Default Interest accrued on such Mortgage Loan less amounts required to pay the Servicer, the Trustee or Fiscal Agent, as applicable, interest on Advances at the Advance Rate.

   "Default Interest" with respect to any Mortgage Loan is interest accrued on such Mortgage Loan at the excess of (i) the Default Rate over (ii) the Mortgage Rate (plus the Excess Rate if required by the applicable Mortgage
Loan).

   The "Default Rate" with respect to any Mortgage Loan is the per annum rate at which interest accrues on such Mortgage Loan following any event of default on such Mortgage Loan including a default in the payment of a Monthly Payment or a Balloon Payment.

   "Excess Interest" with respect to each of the Mortgage Loans that has a Revised Rate, interest accrued on such Mortgage Loan allocable to the Excess Rate.

   "Excess Rate" with respect to each of the Mortgage Loans that has a Revised Rate, the difference between (a) the applicable Revised Rate and (b) the applicable Mortgage Rate.

   Priorities. As used below in describing the priorities of distribution of Available Funds for each Distribution Date, the terms set forth below will have the following meanings.

   The "Interest Accrual Amount" with respect to any Distribution Date and any Class of Certificates (other than the Class A-CS2, Class V-1, Class V-2, Class R and Class LR Certificates), is equal to interest for the related Interest Accrual Period at the Pass-Through Rate for such Class on the related Certificate Balance or Notional Balance, as applicable (provided, that for interest accrual purposes any distributions in reduction of Certificate Balance or reductions in Certificate Balance as a result of allocations of Realized Losses on the Distribution Date occurring in an Interest Accrual Period will be deemed to have been made on the first day of such Interest Accrual Period). The "Interest Accrual Amount" with respect to any Distribution Date and the Class A-CS2 Certificates is equal to the sum of the Interest Accrual Amount of its components. The "Interest Accrual Amount" with respect to any Distribution Date and each of the Class A-1A, Class A-1B and Class A-1C Components is equal to interest for the related Interest Accrual Period at the Pass-Through Rate for such component for such Interest Accrual Period on the Component Balance of such component (provided, that any reductions in Component Balances of the Class A-1A, Class A-1B and Class A-1C Components as a result of distributions in reduction of the Certificate Balance of the Class A-1A Certificate, Class A-1B Certificates or Class A-1C Certificates, respectively, or allocations of Realized Losses to the Certificate Balance of the Class A-1A Certificates, Class A-1B Certificates or Class A-1C Certificates, respectively, in each case, on the Distribution Date occurring in an Interest Accrual Period, will be deemed to have occurred on the first day of such Interest Accrual Period). The "Interest Accrual Amount" with respect to any Distribution Date and each of the Class A-1D, Class A-2, Class A-3, Class A-4 and Class A-5 Components is equal to interest for the related Interest Accrual Period at the Pass-Through Rate for such component for such Interest Accrual Period on the Component Balance of such component (provided, that (i) any reductions in Component Balance as a result of (A) distributions of principal to the related Class of Certificates, (B) allocations of Realized Losses to the Certificate Balance of the related Class of Certificates or (C) allocations of Appraisal Reduction Amounts or Delinquency Reduction Amounts to such Component Balance and (ii) any increases in Component Balance as a result of reversals of reductions resulting from Appraisal Reduction Events and Delinquencies, in each case, on the Distribution Date occurring in such Interest Accrual Period, will be deemed to have occurred on the first day of such Interest Accrual Period).

   The "Interest Distribution Amount" with respect to any Distribution Date and the Class A-1A, Class A-1B, Class A-1C, Class A-CS1, Class A-1D, Class A-2, Class A-3, Class A-4 and Class A-5 Certificates will equal the Interest Accrual Amount thereof. The "Interest Distribution Amount" with respect to any Distribution Date and the Class A-CS2 Certificates is the sum of the Interest Accrual Amounts of the related components of such class.

   The "Reduction Interest Distribution Amount" with respect to any Distribution Date for any component (other than the Class A-1A Component, Class A-1B Component and Class A-1C Component) is the amount of interest accrued for the Interest Accrual Period at the Pass-Through Rate on such component for such Interest Accrual Period on the aggregate amount of Appraisal Reduction Amounts and Delinquency Reduction Amounts allocated to such component as of such Distribution Date set forth herein.

   The "Reduction Interest Shortfalls" with respect to any Distribution Date, for any component (other than the Class A-1A Component, Class A-1B Component and Class A-1C Component) is any shortfall in the amount of Reduction Interest Distribution Amount required to be distributed to the Class A-CS2 Certificates on such Distribution Date.

   "Appraisal Reduction Amount" is the amount described under " -- Appraisal Reductions."

   "Delinquency Reduction Amount" is in connection with a Delinquency an amount equal to the scheduled payment due on the related Due Date (adjusted to the applicable Net Mortgage Pass-Through Rate with respect to the interest portion) and not received from a borrower under any Mortgage Loan.

   "Delinquency" means any failure of the borrower to make a scheduled payment on a Due Date.

   The "Interest Accrual Period" with respect to any Distribution Date commences on the eleventh day of the month preceding the month in which such Distribution Date occurs and ends on the tenth day of the month in which such Distribution Date occurs provided that the first Interest Accrual Period is assumed to consist of nineteen days. Except for the first Interest Accrual Period, each Interest Accrual Period is assumed to consist of 30 days.

   An "Interest Shortfall" with respect to any Distribution Date for any Class of Offered Certificates is any shortfall in the amount of interest required to be distributed on such Class on such Distribution Date.

   The "Prepayment Interest Shortfall" with respect to any Distribution Date is equal to the amount of any shortfall in collections of interest (adjusted to the applicable Net Mortgage Pass-Through Rate) resulting from a Principal Prepayment on such Mortgage Loan during the related Collection Period and prior to the related Due Date. Such shortfall may result because interest on a Principal Prepayment in full is paid by the related borrower only to the date of prepayment.

   The "Pass-Through Rate" for any Class of Offered Certificates or component is the per annum rate at which interest accrues on the Certificates of such Class or component during any Interest Accrual Period. The Pass-Through Rate on the Class A-1A, Class A-1B, Class A-1C Certificates is a per annum rate equal to 7.01000%, 7.21000% and 7.4000%, respectively. The Pass-Through Rate on the Class A-1A Component is a per annum rate equal to Weighted Average Net Mortgage Pass-Through Rate minus 7.01000%. The Pass-Through Rate on the Class A-CS1 Certificates is a per annum rate equal to the Pass-Through Rate on the Class A-1A Component. The Pass-Through Rate on the Class A-1B Component is a per annum rate equal to the Weighted Average Net Mortgage Pass-Through Rate minus 7.21000%. The Pass-Through Rate on the Class A-1C Component is a per annum rate equal to the Weighted Average Net Mortgage Pass-Through Rate minus 7.4000%. The Pass-Through Rate on the Class A-1D Component is a per annum rate equal to the Weighted Average Net Mortgage Pass-Through Rate minus 7.47000%. The Pass-Through Rate on the Class A-2 Component is a per annum rate equal to 1.69827%. The Pass-Through Rate on the Class A-3 Component is a per annum rate equal to 1.59927%. The Pass-Through Rate on the Class A-4 Component is a per annum rate equal to 1.30327%. The Pass-Through Rate on the Class A-5 Component is a per annum rate equal to 0.96027%. The Pass-Through Rate on the Class A-CS2 Certificates is a per annum rate equal to the weighted average of the Pass-Through Rates on the Class A-1B Component, Class A-1C Component, Class A-1D Component, Class A-2 Component, Class A-3 Component, Class A-4

Component and Class A-5 Component, weighted on the basis of the Component Balances of such components (without giving effect to any Appraisal Reduction Amounts or Delinquency Reduction Amounts). The Pass-Through Rate on the Class A-1D Certificates is a per annum rate equal to 7.47000%. The Pass-Through Rate on the Class A-2 Certificates is a per annum rate equal to the Weighted Average Net Mortgage Pass-Through Rate minus 1.69827%. The Pass-Through Rate on the Class A-3 Certificates is a per annum rate equal to the Weighted Average Net Mortgage Pass-Through Rate minus 1.59927%. The Pass-Through Rate on the Class A-4 Certificates is a per annum rate equal to the Weighted Average Net Mortgage Pass-Through Rate minus 1.30327%. The Pass-Through Rate on the Class A-5 Certificates is a per annum rate equal to the Weighted Average Net Mortgage Pass-Through Rate minus 0.96027%.

   With respect to any Distribution Date, the "Weighted Average Net Mortgage Pass-Through Rate" is the amount (expressed as a percentage) the numerator of which is the sum of the products of (i) the Net Mortgage Pass-Through Rate and (ii) the Stated Principal Balance of each Mortgage Loan and the denominator of which is the sum of the Stated Principal Balances of each Mortgage Loan as of the Due Date occurring in the month preceding the month in which such Distribution Date occurs.

   The "Net Mortgage Pass-Through Rate" with respect to any Mortgage Loan and any Distribution Date is the Mortgage Pass-Through Rate for such Mortgage Loan for the related Interest Accrual Period minus the aggregate of the applicable Servicing Fee Rate and Additional Servicing Fee Rate (as such terms are defined herein).

   The "Mortgage Pass-Through Rate" with respect to the Mortgage Loans that provide for calculations of interest based on twelve months of 30 days each, is equal to the Mortgage Rate thereof.

   The "Mortgage Pass-Through Rate" with respect to the Mortgage Loans (other than the Mortgage Loans known as the Sacramento Office loan, the Pinnacle Retail Portfolio loan and the Ambassador Apartments loan) that provide for interest based on a 360-day year and the actual number of days elapsed for any Interest Accrual Period, is equal to the Mortgage Rate thereof multiplied by a fraction the numerator of which is the actual number of days in such Interest Accrual Period and the denominator of which is 30.

   The "Mortgage Pass-Through Rate" with respect to the Mortgage Loan known as the Sacramento Office loan, for any Interest Accrual Period, is equal to
(a) the Mortgage Rate thereof multiplied by a fraction the numerator of which is the actual number of days in such Interest Accrual Period and the denominator of which is 30 plus (b) 0.098%.

   The "Mortgage Pass-Through Rate" with respect to the Mortgage Loan known as the Pinnacle Retail Portfolio loan, for any Interest Accrual Period, is equal to (a) the Mortgage Rate thereof multiplied by a fraction the numerator of which is the actual number of days in such Interest Accrual Period and the denominator of which is 30 plus (b) 0.07% or, with respect to any portion of the Pinnacle Retail Portfolio loan that is defeased, 0.0%.

   The "Mortgage Pass-Through Rate" with respect to the Mortgage Loan known as the Ambassador Apartments loan for any Distribution Date (a) relating to any Interest Accrual Period commencing in any January, February, April, June, September and November and in any December occurring in a year immediately preceding any year which is not a leap year, is the Mortgage Rate thereof, and (b) relating to any Interest Accrual Period commencing in any March, May, July, August and October and in any December occurring in a year immediately preceding a year which is a leap year, is equal to the Mortgage Rate thereof multiplied by a fraction the numerator of which is the actual number of days in such Interest Accrual Period and the denominator of which is 30.

   Notwithstanding the foregoing, the Mortgage Pass-Through Rate with respect to each Mortgage Loan (other than the Sacramento Office loan and the Pinnacle Retail Portfolio loan) for the first Interest Accrual Period is the Mortgage Rate thereof. The Mortgage Pass-Through Rate for the first Interest Accrual Period with respect to the Sacramento Office loan and the Pinnacle Retail Portfolio loan is the Mortgage Rate thereof plus 0.098% and 0.07%, respectively.

   The "Mortgage Rate" with respect to each Mortgage Loan is the annual rate, not including any Excess Rate, at which interest accrues on such Mortgage Loan (in the absence of a default), as set forth in the related Note and on Annex A. The Mortgage Rate for purposes of calculating the Weighted Average Net Mortgage Pass-Through Rate will be the Mortgage Rate of such Mortgage Loan without taking into account any reduction in the interest rate by a bankruptcy court pursuant to a plan of reorganization or pursuant to any of its equitable powers or a reduction on interest or principal due to a modification as described under "The Pooling and Servicing Agreement
-- Modifications".

    The "Principal Distribution Amount" for any Distribution Date will be equal to the sum of:

   (i) the principal component of all scheduled Monthly Payments (other than Balloon Payments) which become due (if received or advanced, including any Subordinate Class Advance Amounts allocable to principal) on the Mortgage Loans on the related Due Date;

   (ii) the principal component of all Assumed Scheduled Payments or Minimum Defaulted Monthly Payments, as applicable, deemed to become due (if received or advanced, including, without duplication, any Subordinate Class Advance Amounts allocable to principal) on the related Due Date with respect to any Mortgage Loan that is delinquent in respect of its Balloon Payment;

   (iii) the Stated Principal Balance of each Mortgage Loan that was, during the related Collection Period, repurchased from the Trust Fund in connection with the breach of a representation or warranty or purchased from the Trust Fund as described herein under "The Pooling and Servicing Agreement
-- Optional Termination";

   (iv) the portion of Unscheduled Payments allocable to principal of any Mortgage Loan which was liquidated during the related Collection Period;

   (v) the principal component of all Balloon Payments and, to the extent not included in the preceding clauses, any additional principal payments due on or after the maturity of the related Mortgage Loan, in each case to the extent received during the related Collection Period;

   (vi) to the extent not included in the preceding clause (iii) or (iv), all other Principal Prepayments received in the related Collection Period other than amounts distributed on the Special Distribution Date; and

   (vii) to the extent not included in the preceding clauses, any other full or partial recoveries in respect of principal, including net insurance proceeds, net liquidation proceeds, net condemnation proceeds and Net REO Proceeds; provided, that, amounts received on any Mortgage Loan that represent recoveries of Subordinate Class Advance Amounts will not be included in the calculation of Principal Distribution Amount.

   The "Assumed Scheduled Payment" with respect to any Mortgage Loan that is delinquent in respect of its Balloon Payment (including any REO Mortgage Loan as to which the Balloon Payment would have been past due) is an amount equal to the sum of (a) the principal portion of the Monthly Payment that would have been due on such Mortgage Loan on the related Due Date based on the constant payment required by the related Note or the original amortization schedule thereof (as calculated with interest at the related Mortgage Rate), if applicable, assuming such Balloon Payment has not become due after giving effect to any modification, and (b) interest at the applicable Net Mortgage Pass-Through Rate. .

   An "REO Mortgage Loan" is any Mortgage Loan as to which the related Mortgaged Property has become an REO Property.

   On each Distribution Date prior to the Cross-over Date, the Available Funds for such Distribution Date will be distributed in the following amounts and order of priority:

   (i) First, pro rata, in respect of interest, to the Class A-1A, Class A-1B, Class A-1C, Class A-CS1 and Class A-CS2 Certificates, up to an amount equal to the aggregate Interest Distribution Amounts of such Classes;

   (ii) Second, pro rata, to the Class A-1A, Class A-1B, Class A-1C, Class A-CS1 and Class A-CS2 Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Classes;

   (iii) Third, to the Class A-1A Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount until the Certificate Balance thereof is reduced to zero;

   (iv) Fourth, to the Class A-1B Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance thereof is reduced to zero;

   (v) Fifth, to the Class A-1C Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance thereof is reduced to zero;

   (vi) Sixth, to the Class A-1D Certificates, in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount of such Class;

    (vii) Seventh, pro rata, (A) to the Class A-1D Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such class, (B) to the Class A-CS2 Certificates in respect of the Reduction Interest Distribution Amount of the Class A-1D Component, up to an amount equal to the aggregate Reduction Interest Distribution Amount of the Class A-1D Component and (C) to the Class A-CS2 Certificates, up to an amount equal to the aggregate unpaid Reduction Interest Shortfalls previously allocated to the Class A-1D Component;

   (viii) Eighth, to the Class A-1D Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

   (ix) Ninth, to the Class A-1D Certificates, for the unreimbursed amounts of Realized Losses, if any, up to an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

   (x) Tenth, to the Class A-2 Certificates in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount of such Class;

   (xi) Eleventh, pro rata, (A) to the Class A-2 Certificates in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class, (B) to the Class A-CS2 Certificates in respect of interest, up to an amount equal to the aggregate Reduction Interest Distribution Amount of the Class A-2 Component and (C) to the Class A-CS2 Certificates in respect of interest, up to an amount equal to the aggregate unpaid Reduction Interest Shortfalls previously allocated to the Class A-2 Component;

   (xii) Twelfth, to the Class A-2 Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

   (xiii) Thirteenth, to the Class A-2 Certificates, for the unreimbursed amounts of Realized Losses, if any, up to an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

   (xiv) Fourteenth, to the Class A-3 Certificates in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount of such Class;

   (xv) Fifteenth, pro rata, (A) to the Class A-3 Certificates in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class, (B) to the Class A-CS2 Certificates in respect of interest, up to an amount equal to the aggregate Reduction Interest Distribution Amount of the Class A-3 Component and (C) to the Class A-CS2 Certificates in respect of interest, up to an amount equal to the aggregate unpaid Reduction Interest Shortfalls previously allocated to the Class A-3 Component;

   (xvi) Sixteenth, to the Class A-3 Certificates in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount, less the amount of the Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

   (xvii) Seventeenth, to the Class A-3 Certificates, for the unreimbursed amounts of Realized Losses, if any, up to an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, up to an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

   (xiii) Eighteenth, to the Class A-4 Certificates in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount of such Class;

   (xix) Nineteenth, pro rata, (A) to the Class A-4 Certificates in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class, (B) to the Class A-CS2 Certificates in respect of interest, up to an amount equal to the aggregate Reduction Interest Distribution Amount of the Class A-4 Component and (C) to the Class A-CS2 Certificates in respect of interest, up to an amount equal to the aggregate unpaid Reduction Interest Shortfalls previously allocated to the Class A-4 Component;

   (xx) Twentieth, to the Class A-4 Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

    (xxi) Twenty-first, to the Class A-4 Certificates, for the unreimbursed amounts of Realized Losses, if any, up to an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

   (xxii) Twenty-second, to the Class A-5 Certificates in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount of such Class;

   (xxiii) Twenty-third, pro rata, (A) to the Class A-5 Certificates in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class, (B) to the Class A-CS2 Certificates in respect of interest, up to an amount equal to the aggregate Reduction Interest Distribution Amount of the Class A-5 Component and (C) to the Class A-CS2 Certificates in respect of interest, up to an amount equal to the aggregate unpaid Reduction Interest Shortfalls previously allocated to such component;

   (xxiv) Twenty-fourth, to the Class A-5 Certificates in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount, less the amount of the Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

   (xxv) Twenty-fifth, to the Class A-5 Certificates, for the unreimbursed amounts of Realized Losses, if any, up to an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

   (xxvi) Twenty-sixth, to the Private Certificates, in accordance with the priorities set forth in the Pooling and Servicing Agreement; and

   (xxvii)  Twenty-seventh, to the Class LR Certificates.

   All references to "pro rata" in the preceding clauses mean pro rata based upon the amount distributable pursuant to such clause.

   Notwithstanding the foregoing, on each Distribution Date occurring on or after the Cross-over Date, the Principal Distribution Amount will be distributed, first, to the Class A-1A, Class A-1B and Class A-1C Certificates, pro rata, based on their respective Certificate Balances, in reduction of their respective Certificate Balances, until the Certificate Balance of each such Class is reduced to zero; and, second, to the Class A-1A, Class A-1B and Class A-1C Certificates, pro rata, based on their respective Certificate Balances, for unreimbursed amounts of Realized Losses previously allocated to such Classes. The "Cross-over Date" is the Distribution Date on which the Certificate Balance of each Class of Certificates other than the Class A-1A, Class A-1B and Class A-1C Certificates have been reduced to zero. The Class A-CS1 and Class A-CS2 Certificates will not be entitled to any distribution of principal.

   Special Distribution Date. In the event that the related borrower voluntarily prepays the Mortgage Loan secured by the Mortgaged Property known as Malibu Canyon (the "Malibu Canyon Loan") during the 60-day period prior to the related Anticipated Repayment Date, the Trustee will make a special distribution of the proceeds from such prepayment to the Certificateholders on the second business day following the day on which such proceeds are received (a "Special Distribution Date"). On such Special Distribution Date, holders of the most senior Class or Classes of Certificates then outstanding (other than the Class A-CS1 and Class A-CS2 Certificates) will receive a distribution equal to (i) the principal component of such prepayment in reduction of their outstanding Certificate Balance until such balance is reduced to zero and then to reimbursement of Realized Losses and (ii) interest from the first day of the Interest Accrual Period in which such Special Distribution Date occurs through and including the day on which the related prepayment occurs on the amount so distributed at the Pass-Through Rate (in the case of a Class of Certificates bearing interest at a fixed rate) or the Mortgage Rate of such Mortgage Loan minus the Servicing Fee, the Additional Servicing Fee and the Pass-Through Rate of the related Component (in the case of a Class of Certificates bearing interest at a variable rate). The Class A-CS1 and Class A-CS2 Certificates will receive a distribution of interest on a Special Distribution Date in respect of a component if the related Class of Certificates received a distribution on such date. The Class A-CS1 and Class A-CS2 Certificates will receive a distribution equal to interest from the first day of the Interest Accrual Period in which such Special Distribution Date occurs through and including the day on which the related prepayment occurs at (a)(i) the Pass-Through Rate of such component (in the case of fixed rate components) or (ii) the Mortgage Rate minus the Servicing Fee, the Additional Servicing Fee and the Pass-Through Rate of the related Class (in the case of variable rate components) on (b) the principal distributed to the related Class. The special distribution will be made to holders of record of such Class or Classes as of the business day preceding the Special Distribution Date. On the Distribution Date following the Special Distribution Date, holders of such Class or Classes will receive, in addition to any other distributions of principal and interest relating to Mortgage Loans other than the Malibu Canyon Loan to which such Class or Classes are entitled, interest at the respective Pass-Through Rate on the Certificate Balance or Notional Balance, as the case may be, of such Class or Classes as or the last day of the Interest Accrual Period preceding such Distribution Date, calculated as of such date.

   Prepayment Premiums. On each Distribution Date, Prepayment Premiums with respect to any Unscheduled Payments (including voluntary and involuntary prepayments) received in the related Collection Period shall be distributed to the holders of the Offered Certificates outstanding on such Distribution Date, in the following amounts and order of priority, with respect to the Certificates of each Class in each case to the extent remaining amounts of Prepayment Premiums are available therefor:

   (i) First, to the Class A-CS1 Certificates, an amount equal to (A) the present value (discounted at the Discount Rate (as defined below) for the Class A-CS1 Certificates plus the Spread Rate (as defined below) for the Class A-CS1 Certificates) of the aggregate interest that would have been paid in respect of the Class A-CS1 Certificates from the Distribution Date occurring in the following month until the Notional Balance of the Class A-CS1 Certificates would have been reduced to zero had the related prepayment not occurred, minus the present value (discounted at the Discount Rate for the Class A-CS1 Certificates plus the Spread Rate for the Class A-CS1 Certificates) of the aggregate interest that will be paid in respect of Class A-CS1 Certificates from the Distribution Date occurring in the following month until the Notional Balance of the Class A-CS1 Certificates is reduced to zero following such prepayment (assuming no further prepayments are made except that all Mortgage Loans prepay on Anticipated Repayment Dates where applicable);

   (ii) Second, to the Class A-CS2 Certificates, an amount equal to (A) the present value (discounted at the Discount Rate for the Class A-CS2 Certificates plus the Spread Rate for the Class A-CS2 Certificates) of the aggregate interest that would have been paid in respect of the Class A-CS2 Certificates from the Distribution Date occurring in the following month until the Notional Balance of the Class A-CS2 Certificates would have been reduced to zero had the related prepayment not occurred, minus the present value (discounted at the Discount Rate for the Class A-CS2 Certificates plus the Spread Rate for the Class A-CS2 Certificates) of the aggregate interest that will be paid in respect of Class A-CS2 Certificates from the Distribution Date occurring in the following month until the Notional Balance of the Class A-CS2 Certificates is reduced to zero following such prepayment (assuming no further prepayments are made except that all Mortgage Loans prepay on Anticipated Repayment Dates where applicable);

   (iii) Third, to the Class A-1A Certificates, an amount equal to (A) the present value (discounted at the Discount Rate for the Class A-1A Certificates plus the Spread Rate for the Class A-1A Certificates) of the aggregate principal and interest that would have been paid in respect of the Class A-1A Certificates from the Distribution Date occurring in the following month until the Certificate Balance of the Class A-1A Certificates would have been reduced to zero had the related prepayment not occurred, minus the sum of (B) the amount of such prepayment distributed in respect of the Class A-1A Certificates and (C) the present value (discounted at the Discount Rate for the Class A-1A Certificates plus the Spread Rate for the Class A-1A Certificates) of the aggregate principal and interest that will be paid in respect of the Class A-1A Certificates from the Distribution Date occurring in the following month until the Certificate Balance of the Class A-1A Certificates is reduced to zero following such prepayment (assuming no further prepayments are made except that all Mortgage Loans prepay on Anticipated Repayment Dates where applicable);

   (iv) Fourth, to the Class A-1B Certificates, an amount equal to (A) the present value (discounted at the Discount Rate for the Class A-1B Certificates plus the Spread Rate for the Class A-1B Certificates) of the aggregate principal and interest that would have been paid in respect of the Class A-1B Certificates from the Distribution Date occurring in the following month until the Certificate Balance of the Class A-1B Certificates would have been reduced to zero had the related prepayment not occurred, minus the sum of (B) the amount of such prepayment distributed in respect of the Class A-1B Certificates and (C) the present value (discounted at the Discount Rate for the Class A-1B Certificates plus the Spread Rate for the Class A-1B Certificates) of the aggregate principal and interest that will be paid in respect of the Class A-1B Certificates from the Distribution Date occurring in the following month until the Certificate Balance of the Class A-1B Certificates is reduced to zero following such prepayment (assuming no further prepayments are made except that all Mortgage Loans prepay on Anticipated Repayment Dates where applicable); and

   (v) Fifth, to the Class A-1C Certificates, an amount equal to (A) the present value (discounted at the Discount Rate for the Class A-1C Certificates plus the Spread Rate for the Class A-1C Certificates) of the aggregate principal and interest that would have been paid in respect of the Class A-1C Certificates from the Distribution Date occurring in the following month until the Certificate Balance of the Class A-1C Certificates would have been reduced to zero had the related prepayment not occurred, minus the sum of (B) the amount of such prepayment distributed in respect of the Class A-1C Certificates and (C) the present value (discounted at the Discount Rate for the Class A-1C Certificates plus the Spread Rate for the Class A-1C Certificates) of the aggregate principal and interest that will be paid in respect of the Class A-1C Certificates from the Distribution Date occurring in the following month until the Certificate Balance of the Class A-1C Certificates is reduced to zero following such prepayment (assuming no further prepayments are made except that all Mortgage Loans prepay on Anticipated Repayment Dates where applicable).

   In all clauses above, Prepayment Premiums will only be distributed on a Distribution Date (i) if the respective Certificate Balance or Notional Balance of the related Class or Classes is greater than zero on the last business day of the Interest Accrual Period preceding such Distribution Date and (ii) if the amount computed pursuant to the related clause above is greater than zero. Any Prepayment Premiums remaining following the distributions described in the preceding clauses (i) through (v) shall be distributed to holders of the Private Certificates.

   The "Discount Rate" with respect to any Class of Certificates is the rate determined by the Trustee, in its good faith, to be the rate (interpolated and rounded to the nearest one-thousandth of a percent, if necessary) in the secondary market on United States Treasury securities with a maturity closest to the then computed weighted average life (or, in the case of the Class A-CS1 and Class A-CS2 Certificates, the weighted average life of the interest payments) of such Class (rounded to the nearest month) (without taking into account the related prepayment).

   The "Spread Rate" for the Class A-CS1 Certificates is 2.0% per annum, the Class A-CS2 Certificates is 2.0% per annum, the Class A-1A Certificates is 0.5% per annum, the Class A-1B Certificates is 0.65% per annum and the Class A-1C Certificates is 0.75% per annum.

   On each Distribution Date, Net Default Interest and Excess Interest received in the related Collection Period with respect to a default on a Mortgage Loan will be distributed solely to the Class V-1 and Class V-2 Certificates, respectively, to the extent set forth in the Pooling and Servicing Agreement. The Class V-1 and Class V-2 Certificates are not entitled to any other distributions of interest, principal or Prepayment Premiums. The holders of a majority Percentage Interest of the Class LR Certificates will have the limited right to purchase the ARD Loans on their related Anticipated Repayment Dates under the circumstances described under "Description of the Mortgage Pool -- Certain Terms and Conditions of the Mortgage Loans -- Excess Interest" herein.

   Realized Losses. The Certificate Balance of the Certificates will be reduced without distribution on any Distribution Date as a write-off to the extent of any Realized Loss with respect to such Distribution Date. As referred to herein, the "Realized Loss" with respect to any Distribution Date shall mean the amount, if any, by which the aggregate Certificate Balance of the Certificates after giving effect to distributions made on such Distribution Date exceeds the aggregate Stated Principal Balance of the Mortgage Loans as of the Due Date occurring in the month in which such Distribution Date occurs. Except as described in the next sentence, any such write-offs will be applied to the Classes of Certificates in the following order, until each is reduced to zero: first, to the Private Certificates in accordance with the priorities set forth in the Pooling and Servicing Agreement, second, to the Class A-5 Certificates, third, to the Class A-4 Certificates, fourth, to the Class A-3 Certificates, fifth, to the Class A-2 Certificates, sixth, to the Class A-1D Certificates, and seventh, pro rata, to the Class A-1A, Class A-1B and Class A-1C Certificates based on their respective outstanding Certificate Balances. Any amounts recovered in respect of any amounts previously written-off as Realized Losses will be distributed to the Classes of Certificates in reverse order of allocation of Realized Losses thereto. Shortfalls in Available Funds resulting from Servicing Compensation (other than the Servicing Fee), interest on Advances not covered by Default Interest, Prepayment Interest Shortfalls in excess of the Servicing Fee plus investment income on such Principal Prepayment for the period such amount is held in the Collection Account, compensation payable to the Special Servicer in excess of the Additional Servicing Fee, extraordinary expenses of the Trust Fund or otherwise, will be allocated in the same manner as Realized Losses. Shortfalls in Available Funds resulting from indemnification expenses of the Trust Fund required to be paid pursuant to the Pooling and Servicing Agreement will be allocated to, and be deemed distributed to, each Class of Certificates, pro rata, based upon amounts distributable to each Class and will be allocated, first, in respect of interest and, second, in respect of principal (if any). The Notional Balance of the Class A-CS1 Certificates will be reduced to reflect reductions in the Component Balance of the Class A-1A Component resulting from allocations of Realized Losses; the Notional Balance of the Class A-CS2 Certificates will be reduced to reflect reductions in the Component Balances of the Class A-1B Component, Class A-1C Component, Class A-1D Component, Class A-2 Component, Class A-3 Component, Class A-4 Component and Class A-5 Component resulting from allocations of Realized Losses.

    The "Stated Principal Balance" of any Mortgage Loan at any date of determination will equal (a) the principal balance as of the Cut-off Date of such Mortgage Loan, minus (b) the sum of (i) the principal portion of each Monthly Payment due on such Mortgage Loan after the Cut-off Date up to such date of determination, if received from the borrower or advanced by the Servicer, Trustee or Fiscal Agent (including any Subordinate Class Advance Amount), (ii) all voluntary and involuntary principal prepayments and other unscheduled collections of principal received with respect to such Mortgage Loan, to the extent distributed to holders of the Certificates before such date of determination and (iii) any principal forgiven by the Special Servicer or Interest Shortfalls resulting from reductions or deferrals of interest, each as described herein under "The Pooling and Servicing Agreement -- Modifications." The Stated Principal Balance of a Mortgage Loan with respect to which title to the related Mortgaged Property has been acquired is equal to the principal balance thereof outstanding on the date on which such title is acquired less any Net REO Proceeds allocated to principal on such Mortgage Loan. The Stated Principal Balance of a Specially Serviced Mortgage Loan with respect to which the Servicer or Special Servicer has determined that it has received all payments and recoveries which the Servicer or the Special Servicer, as applicable, expects to be finally recoverable on such Mortgage Loan is zero.

   Delinquency Reduction Amounts and Appraisal Reduction Amounts. On or after any Distribution Date on which the Class A-5 Certificates are the most subordinate Class of Certificates outstanding, the Component Balance of components (other than the Class A-1A Component, Class A-1B Component and Class A-1C Component) will be reduced on any Distribution Date to the extent of any Delinquency Reduction Amounts or Appraisal Reduction Amounts with respect to such Distribution Date; provided that (i) if a Delinquency and an Appraisal Reduction Event occur on the same Distribution Date with respect to the same Mortgage Loan, the reduction will equal the greater of the related Delinquency Reduction Amount and the Appraisal Reduction Amount, (ii) for any Distribution Date, the aggregate of the Delinquency Reduction Amounts may not exceed the Component Balance of the most junior component then outstanding and (iii) except as described in clause (i), on any Distribution Date, Appraisal Reduction Amounts will be allocated to the applicable Component Balances prior to Delinquency Reduction Amounts. Any such reductions will be applied to the components in the following order, until the Component Balance of each is reduced to zero: first, to the Class A-5 Component, second, to the Class A-4 Component, third, to the Class A-3 Component, fourth, to the Class A-2 Component and fifth, to the Class A-1D Component. The Notional Balance of the Class A-CS2 Certificates will be reduced to reflect reductions in the Component Balance of the Class A-1D Component, Class A-2 Component, Class A-3 Component, Class A-4 Component and Class A-5 Component resulting from Delinquency Reduction Amounts and Appraisal Reduction Amounts; however, such Class will retain the right to receive distributions of interest in respects of such reductions at a lower priority. Any reduction of the Component Balance of a component as a result of any Delinquency or Appraisal Reduction Event will be reversed to the extent there is a recovery of any or all of the Delinquency Amounts or a Realized Loss (which results in the reduction of the Certificate Balance of the related Class and therefore the reduction of the Component Balance of such component). Additionally, a reversal or additional reduction will occur to the extent that the Servicer's Appraisal Estimate is less than or greater than the Appraisal Reduction as adjusted to take into account a subsequent independent MAI Appraisal. For purposes of calculating Interest Accrual Amounts, any such reversal or additional reductions made on the Distribution Date occurring in an Interest Accrual Period will be deemed to have been made on the first day of such Interest Accrual Period.

   Prepayment Interest Shortfalls. The Servicer will deposit from its own funds any Prepayment Interest Shortfalls into the Collection Account on the Servicer Remittance Date to the extent such Prepayment Interest Shortfalls do not exceed the aggregate of the Servicing Fee due the Servicer and the investment income accruing on the related Principal Prepayment for the related Due Period. Any Prepayment Interest Shortfalls in excess of the Servicing Compensation due to the Servicer for such period will be allocated as Realized Losses as provided above under "-- Realized Losses." Any interest that accrues on a prepayment on a Mortgage Loan after the Due Date and before the following Servicer Remittance Date will be paid to the Servicer.

SUBORDINATION

   As a means of providing a certain amount of protection to the holders of the Class A-1A, Class A-1B, Class A-1C, Class A-CS1 and Class A-CS2 Certificates (except as set forth below) against losses associated with delinquent and defaulted Mortgage Loans, the rights of the holders of the Class A-1D, Class A-2, Class A-3, Class A-4 and Class A-5 Certificates and the Private Certificates (other than the Class A-CS2 Certificates) to receive distributions of interest and principal with respect to the Mortgage Loans, as applicable, will be subordinated to such rights of the holders of the Class A-1A, Class A-1B, Class A-1C, Class A-CS1 and Class A-CS2 Certificates. The Class A-1D Certificates will be likewise protected by the subordination of the Class A-2, Class A-3, Class A-4 and Class A-5 Certificates and the Private

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Certificates (other than the Class A-CS2 Certificates). The Class A-2
Certificates will be likewise protected by the subordination of the Class A-3, Class A-4 and Class A-5 Certificates and the Private Certificates (other than the Class A-CS2 Certificates). The Class A-3 Certificates will likewise be protected by the subordination of the Class A-4 and Class A-5 Certificates and the Private Certificates (other than the Class A-CS2 Certificates). The Class A-4 Certificates will likewise be protected by the subordination of the Class A-5 Certificates and the Private Certificates (other than the Class A-CS2 Certificates). The Class A-5 Certificates will likewise be protected by the subordination of the Private Certificates (other than the Class A-CS2 Certificates). This subordination will be effected in two ways: (i) by the preferential right of the holders of a Class of Certificates to receive on any Distribution Date the amounts of interest and principal, distributable in respect of such Certificates on such date prior to any distribution being made on such Distribution Date in respect of any Classes of Certificates subordinate thereto, and (ii) by the allocation of Realized Losses (as defined herein), first, to the Private Certificates, second, to the Class A-5 Certificates, third, to the Class A-4 Certificates, fourth, to the Class A-3 Certificates, fifth, to the Class A-2 Certificates, sixth, to the Class A-1D Certificates, and finally, pro rata, to the Class A-1A, Class A-1B and Class A-1C Certificates based on their respective Certificate Balances. No other form of credit enhancement will be available for the benefit of the holders of the Offered Certificates. However, with respect to the Class A-CS2 Certificates, the protection against reductions due to Appraisal Reduction and Delinquencies will only be afforded to the extent described under "Delinquency Reduction Amounts and Appraisal Reduction Amounts."

APPRAISAL REDUCTIONS

   On the earliest of (i) the third anniversary of the date on which an extension of the maturity date of a Mortgage Loan becomes effective as a result of a modification of such Mortgage Loan by the Special Servicer, which extension does not change the amount of Monthly Payments on the Mortgage Loan, (ii) 90 days after an uncured delinquency occurs in respect of a Mortgage Loan, (iii) immediately after the date on which a reduction in the amount of Monthly Payments on a Mortgage Loan, or a change in any other material economic term of the Mortgage Loan, becomes effective as a result of a modification of such Mortgage Loan by the Special Servicer, (iv) immediately after a receiver has been appointed, (v) immediately after a borrower declares bankruptcy, (vi) immediately after a Mortgage Loan becomes an REO Mortgage Loan, (vii) immediately after the occurrence of an event that materially and adversely affects or impairs the security of a Mortgage Loan and (viii) upon a default in the payment of a Balloon Payment ((i), (ii), (iii), (iv), (v), (vi), (vii) and (viii), collectively, an "Appraisal Reduction Event"), an Appraisal Reduction Amount will be calculated. The "Appraisal Reduction Amount" for any Distribution Date and for any Mortgage Loan as to which any Appraisal Reduction Event has occurred will be an amount equal to the excess of (a) the outstanding Stated Principal Balance of such Mortgage Loan over (b) the excess of (i) 90% of the sum of the appraised values of the related Mortgaged Properties as determined by independent MAI appraisals (the costs of which shall be paid by the Servicer as an Advance) over (ii) the sum of (A) to the extent not previously advanced by the Servicer, the Trustee or the Fiscal Agent, all unpaid interest on such Mortgage Loan at a per annum rate equal to the Mortgage Rate, (B) all unreimbursed Advances and interest thereon at the Advance Rate in respect of such Mortgage Loan and (C) all currently due and unpaid real estate taxes, ground rents and assessments and insurance premiums and all other amounts due and unpaid under the Mortgage Loan (which tax, premiums and other amounts have not been the subject of an Advance by the Servicer). If no independent MAI appraisal has been obtained within twelve months prior to the first Distribution Date on or after an Appraisal Reduction Event has occurred, the Servicer will be required to estimate the value of the related Mortgaged Properties (the "Servicer's Appraisal Estimate") and such estimate will be used for purposes of the Appraisal Reduction Amount. Within 30 days after the Appraisal Reduction Event, the Servicer will be required to obtain an independent MAI appraisal. On the first Distribution Date occurring on or after the delivery of such independent MAI appraisal, the Servicer will be required to adjust the Appraisal Reduction Amount to take into account such appraisal (regardless of whether the independent MAI Appraisal is higher or lower than the Servicer's Appraisal Estimate). Appraisal Reduction Amounts will be recalculated annually based on Updated Appraisals.

DELIVERY, FORM AND DENOMINATION

   The Offered Certificates will be issued, maintained and transferred in the book-entry form only in denominations of $100,000 initial Certificate Balance and in multiples of $1 Certificate Balance in excess thereof.

   The Offered Certificates will initially be represented by one or more global Certificates for each such Class registered in the name of the nominee of DTC. The Depositor has been informed by DTC that DTC's nominee will be Cede & Co. No holder of an Offered Certificate will be entitled to receive a certificate issued in fully registered, certificated form (each,

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a "Definitive Certificate") representing its interest in such class, except under the limited circumstances described in the Prospectus under "Description of the Certificates -- Book-Entry Registration." Unless and until Definitive Certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from holders of Offered Certificates through its participating organizations (together with CEDEL and Euroclear participating organizations, the "Participants", and all references herein to payments, notices, reports, statements and other information to holders of Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to holders of Offered Certificates through its Participants in accordance with DTC procedures; provided, however, that to the extent that the party responsible for distributing any report, statement or other information has been provided with the name of the beneficial owner of a Certificate (or the prospective transferee of such beneficial owner), such report, statement or other information will be provided to such beneficial owner (or prospective transferee).

   Until Definitive Certificates are issued in respect of the Offered Certificates, interests in the Offered Certificates will be transferred on the book-entry records of DTC and its Participants. The Trustee will initially serve as certificate registrar (in such capacity, the "Certificate Registrar" ) for purposes of recording and otherwise providing for the registration of the Offered Certificates.

   A "Certificateholder" under the Pooling and Servicing Agreement will be the person in whose name a Certificate is registered in the certificate register maintained pursuant to the Pooling and Servicing Agreement, except that solely for the purpose of giving any consent or taking any action pursuant to the Pooling and Servicing Agreement, any Certificate registered in the name of the Depositor, the Servicer, the Special Servicer, the Trustee, a manager of a Mortgaged Property, a Mortgagor or any person affiliated with the Depositor, the Servicer, the Special Servicer, the Trustee, such manager or a Mortgagor will be deemed not to be outstanding and the Voting Rights to which it is entitled will not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent or take any such action has been obtained; provided, however, that for purposes of obtaining the consent of Certificateholders to an amendment to the Pooling and Servicing Agreement, any Certificates beneficially owned by the Servicer or Special Servicer or an affiliate will be deemed to be outstanding, provided that such amendment does not relate to compensation of the Servicer or Special Servicer or otherwise benefit the Servicer or the Special Servicer in any material respect; and, provided, further, that for purposes of obtaining the consent of Certificateholders to any action proposed to be taken by the Special Servicer with respect to a Specially Serviced Mortgage Loan, any Certificates beneficially owned by the Servicer or an affiliate will be deemed to be outstanding, provided that, the Special Servicer is not the Servicer. Notwithstanding the foregoing, solely for purposes of providing or distributing any reports, statements or other information pursuant to the Pooling and Servicing Agreement, a Certificateholder will include any beneficial owner (or prospective transferee of a beneficial owner) to the extent that the party required or permitted to provide or distribute such report, statement or other information has been provided with the name of such beneficial owner (or prospective transferee). The Percentage Interest of any Class of Offered Certificate will be equal to the percentage obtained by dividing the denomination of such Certificate by the aggregate initial Certificate Balance of such Class of Certificates. See "Description of the Certificates
-- Book-Entry Registration and Definitive Certificates" in the Prospectus.

BOOK-ENTRY REGISTRATION

   Holders of Offered Certificates may hold their Certificates through DTC (in the United States) or CEDEL or Euroclear (in Europe) if they are Participants of such system, or indirectly through organizations that are participants in such systems. CEDEL and Euroclear will hold omnibus positions on behalf of the CEDEL Participants and the Euroclear Participants, respectively, through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective depositaries (collectively, the "Depositaries") which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC. DTC is a limited purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

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    Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between CEDEL Participants and Euroclear Participants will occur in accordance with their applicable rules and operating procedures.

   Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through CEDEL Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. CEDEL Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

   Because of time-zone differences, credits of securities in CEDEL or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant CEDEL Participant or Euroclear Participant on such business day. Cash received in CEDEL or Euroclear as a result of sales of securities by or through a CEDEL Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlement in DTC. For additional information regarding clearance and settlement procedures for the Offered Certificates and for information with respect to tax documentation procedures relating to the Offered Certificates, see Exhibit B hereto.

   The holders of Offered Certificates that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Offered Certificates may do so only through Participants and Indirect Participants. In addition, holders of Offered Certificates will receive all distributions of principal and interest from the Trustee through the Participants who in turn will receive them from DTC. Similarly, reports distributed to Certificateholders pursuant to the Pooling and Servicing Agreement and requests for the consent of Certificateholders will be delivered to beneficial owners only through DTC, Euroclear, CEDEL and their respective participants. Under a book-entry format, holders of Offered Certificates may experience some delay in their receipt of payments, reports and notices, since such payments, reports and notices will be forwarded by the Trustee to Cede & Co., as nominee for DTC. DTC will forward such payments, reports and notices to its Participants, which thereafter will forward them to Indirect Participants, CEDEL, Euroclear or holders of Offered Certificates, as applicable.

   Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of Offered Certificates among Participants on whose behalf it acts with respect to the Offered Certificates and to receive and transmit distributions of principal of, and interest on, the Offered Certificates. Participants and Indirect Participants with which the holders of Offered Certificates have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective holders of Offered Certificates. Accordingly, although the holders of Offered Certificates will not possess the Offered Certificates, the Rules provide a mechanism by which Participants will receive payments on Offered Certificates and will be able to transfer their interest.

   Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a holder of Offered Certificates to pledge such Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Certificates, may be limited due to the lack of a physical certificate for such Certificates.

   DTC has advised the Depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the Pooling and Servicing Agreement only at the direction of one or more Participants to whose accounts with DTC the Offered Certificates are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

   Except as required by law, neither the Depositor, the Servicer, the Fiscal Agent nor the Trustee will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Offered Certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

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

    CEDEL is incorporated under the laws of Luxembourg as a professional depository. CEDEL holds securities for its participating organizations ("CEDEL Participants") and facilitates the clearance and settlement of securities transactions between CEDEL Participants through electronic book-entry changes in accounts of CEDEL Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in CEDEL in any of 28 currencies, including United States dollars. CEDEL provides to its CEDEL Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. CEDEL interfaces with domestic markets in several countries. As a professional depository, CEDEL is subject to regulation by the Luxembourg Monetary Institute. CEDEL Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the Underwriter. Indirect access to CEDEL is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a CEDEL Participant, either directly or indirectly.

   Euroclear was created in 1968 to hold securities for participants of the Euroclear system ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 27 currencies, including United States dollars. The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Morgan Guaranty Trust Company of New York, Brussels, Belgium office (the "Euroclear Operator" ), under contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for the Euroclear system on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the Underwriter. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

   The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

   Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions" ). The Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

   The information herein concerning DTC, CEDEL and Euroclear and their book-entry systems has been obtained from sources believed to be reliable, but the Depositor takes no responsibility for the accuracy or completeness thereof.

DEFINITIVE CERTIFICATES

   Offered Certificates issued in fully registered, certificated form ("Definitive Certificates" will be delivered to Certificate Owners (or their nominees) only if (i) DTC is no longer willing or able properly to discharge its responsibilities as depository with respect to the Book-Entry Certificates, and the Trustee is unable to locate a qualified successor, (ii) the Depositor or the Trustee, at its sole option, elects to terminate the book-entry system through DTC with respect to some or all of any Class or Classes of Certificates, or (iii) after the occurrence of an Event of Default under the Pooling and Servicing Agreement, Certificate Owners representing a majority in principal amount of the Book-Entry Certificates then outstanding advise DTC through DTC Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interest of Certificate Owners.

   Upon the occurrence of any of the events described in clauses (i) through
(iii) in the immediately preceding paragraph, the Trustee is required to notify all affected Certificateholders (through DTC and related DTC Participants)

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of the availability through DTC of Definitive Certificates. Upon delivery of
Definitive Certificates, the Trustee, Certificate Registrar, and Servicer will recognize the holders of such Definitive Certificates as holders under the Pooling and Servicing Agreement ("Holders"). Distributions of principal and interest on the Definitive Certificates will be made by the Trustee directly to Holders of Definitive Certificates in accordance with the procedures set forth in the Prospectus and the Pooling and Servicing Agreement.

   Upon the occurrence of any of the events described in clauses (i) through
(iii) of the second preceding paragraph, requests for transfer of Definitive Certificates will be required to be submitted directly to the Certificate Registrar in a form acceptable to the Certificate Registrar (such as the forms which will appear on the back of the certificate representing a Definitive Certificate), signed by the Holder or such Holder's legal representative and accompanied by the Definitive Certificate or Certificates for which transfer is being requested. The Trustee will be appointed as the initial Certificate Registrar.

TRANSFER RESTRICTIONS

   Each Class A-1D, Class A-2, Class A-3, Class A-4 and Class A-5 Certificate will bear a legend substantially to the effect that such Certificate may not be purchased by a transferee that is (A) an employee benefit plan or other retirement arrangement, including an individual retirement account of a Keogh Plan, which is subject to Title I of ERISA, Section 4975 of the Code, or any Similar Law (each as defined herein) (each, a "Plan")), or (B) a collective investment fund in which Plans are invested, an insurance company using assets of separate accounts or general accounts which include assets of Plans (or which are deemed pursuant to ERISA or any Similar Law to include assets of Plans) or other person acting on behalf of any such Plan or using the assets of any such Plan, other than an insurance company using the assets of its general account under circumstances whereby such purchase and the subsequent holding of such Certificate by such insurance company would not constitute or result in a prohibited transaction within the meaning of
Section 406 or 407 or ERISA, Section 4975 of the Code, or a materially similar characterization under any Similar Law. The purchaser or transferee of any interest in a Class A-1D, Class A-2, Class A-3, Class A-4 or Class A-5 Certificate that is not a Definitive Certificate shall be deemed to represent that it is not a person or entity referred to in clause (A) or (B) of the legend.

   In the event that holders of the Class A-1D, Class A-2, Class A-3, Class A-4 and Class A-5 Certificates become entitled to receive Definitive Certificates under the circumstances described under " -- Definitive Certificates" each prospective transferee of a Class A-1D, Class A-2, Class A-3, Class A-4 and Class A-5 Certificate that is a Definitive Certificate will be required to deliver to the Depositor, the Certificate Registrar and the Trustee a representation letter substantially in the form set forth as an exhibit to the Pooling and Servicing Agreement stating that such transferee is not a person or entity referred to in clause (A) or (B) of the legend. Any transfer of a Class A-1D, Class A-2, Class A-3, Class A-4 and Class A-5 Certificate that would result in a prohibited transaction under ERISA,
Section 4975 of the Code or any Similar Law will be deemed absolutely null and void ab initio.

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                     PREPAYMENT AND YIELD CONSIDERATIONS

YIELD

   The yield to maturity on the Offered Certificates will depend upon the price paid by the Certificateholder, the rate and timing of the distributions in reduction of Certificate Balance of such Certificates and the rate, timing and severity of Realized Losses on the Mortgage Loans and the extent to which such losses are allocable in reduction of the Certificate Balance of such Certificates, as well as prevailing interest rates at the time of prepayment or default.

   The rate of distributions in reduction of the Certificate Balance of any Class of Offered Certificates, the aggregate amount of distributions on any Class of Offered Certificates and the yield to maturity of any Class of Offered Certificates will be directly related to the rate of payments of principal (both scheduled and unscheduled) on the Mortgage Loans and the amount and timing of borrower defaults. In addition, such distributions in reduction of Certificate Balance may result from repurchases by the Mortgage Loan Seller due to breaches of representations and warranties with respect to the Mortgage Loans as described herein under "The Pooling and Servicing Agreement -- Representations and Warranties; Repurchase," purchases of the Mortgage Loans in the manner described under "The Pooling and Servicing Agreement -- Optional Termination" or purchases of ARD Loans by Class LR Certificateholders as described under "Description of the Mortgage Pool
-- Certain Terms and Conditions of the Mortgage Loans."

   Disproportionate principal payments (whether resulting from differences in amortization terms, prepayments following expirations of the respective Lock-out Periods or otherwise) on the Mortgage Loans having Net Mortgage Pass Through Rates that are higher or lower than the current Pass-Through Rate for each of the Class A-CS1, Class A-2, Class A-3, Class A-4 and Class A-5 Certificates will affect the Weighted Average Net Mortgage Pass-Through Rate and accordingly the Pass-Through Rate of such Class for future periods and therefore the yield on such Classes. The weighted average of the Net Mortgage Pass-Through Rates for each Distribution Date, assuming that each Mortgage Loan with an Anticipated Repayment Date prepays on such date and that each other Mortgage Loan does not prepay, is set forth on Annex C hereto.

   The Certificate Balance of any Class of Offered Certificates may be reduced without distributions thereon as a result of the allocation of Realized Losses to such Class (or the related Classes), reducing the maximum amount distributable to such Class in respect of Certificate Balance, as well as the amount of interest that would have accrued thereon in the absence of such reduction. In general, a Realized Loss occurs when the aggregate principal balance of a Mortgage Loan is reduced without an equal distribution to Certificateholders in reduction of the Certificate Balances of the Certificates. Realized Losses are likely to occur only in connection with a default on a Mortgage Loan and the liquidation of the related Mortgaged Properties or a reduction in the principal balance of a Mortgage Loan by a bankruptcy court.

   Because the ability of a borrower to make a Balloon Payment will depend upon its ability either to refinance the Mortgage Loan or to sell the related Mortgaged Properties, there is a risk that a borrower may default at the maturity date. In connection with a default on the Balloon Payment, the Servicer may agree to extend the maturity date thereof as described under "The Pooling and Servicing Agreement -- Realization Upon Mortgage Loans". In the case of any such default, recovery of proceeds may be delayed by and until, among other things, work-outs are negotiated, foreclosures are completed or bankruptcy proceedings are resolved. In addition, the Directing Holders (as defined below) may instruct to delay the commencement of any foreclosure proceedings under certain conditions described herein. Certificateholders are not entitled to receive distributions of Monthly Payments or the Balloon Payment when due except to the extent they are either covered by an Advance or actually received. Consequently, any defaulted Monthly Payment for which no such Advance is made and a defaulted Balloon Payment will tend to extend the weighted average lives of the Certificates, whether or not a permitted extension of the due date of the related Mortgage Loan has been effected.

   The rate of payments (including voluntary and involuntary prepayments) on pools of Mortgage Loans is influenced by a variety of economic, geographic, social and other factors, including the level of mortgage interest rates and the rate at which borrowers default on their mortgage loans.

   The timing of changes in the rate of prepayment on the Mortgage Loans may significantly affect the actual yield to maturity experienced by an investor even if the average rate of principal payments experienced over time is consistent with such investor's expectation. In general, the earlier a prepayment of principal on the Mortgage Loans, the greater the effect on such investor's yield to maturity. As a result, the effect on such investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Offered Certificates would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

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    All of the Mortgage Loans have Lock-out Periods ranging from 80 months to
296 months following origination. The weighted average Lock-out Period for the Mortgage Loans is approximately 143 months. All Mortgage Loans are locked out until no earlier than three months preceding their Anticipated Repayment Date or maturity date, as applicable. See "Description of the Mortgage Pool
-- Certain Terms and Conditions of the Mortgage Loans -- Prepayment Provisions" herein.

   No representation is made as to the rate of principal payments on the Mortgage Loans or as to the yield to maturity of any Class of Offered Certificates. In addition, although Excess Cash Flow is applied to reduce the principal of the ARD Loans after their respective Anticipated Repayment Dates, there can be no assurance that any of such Mortgage Loans will be prepaid on that date or any date prior to maturity. An investor is urged to make an investment decision with respect to any Class of Offered Certificates based on the anticipated yield to maturity of such Class of Offered Certificates resulting from its purchase price and such investor's own determination as to anticipated Mortgage Loan prepayment rates under a variety of scenarios. The extent to which any Class of Offered Certificates is purchased at a discount or a premium and the degree to which the timing of payments on such Class of Offered Certificates is sensitive to prepayments will determine the extent to which the yield to maturity of such Class of Offered Certificates may vary from the anticipated yield. An investor should carefully consider the associated risks, including, in the case of any Offered Certificates purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Offered Certificates purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield.

   An investor should consider the risk that rapid rates of prepayments on the Mortgage Loans, and therefore of amounts distributable in reduction of principal balance of the Offered Certificates may coincide with periods of low prevailing interest rates. During such periods, the effective interest rates on securities in which an investor may choose to reinvest amounts distributed in reduction of the principal balance of such investor's Offered Certificate may be lower than the Pass-Through Rate. Conversely, slower rates of prepayments on the Mortgage Loans, and therefore of amounts distributable in reduction of principal balance of the Offered Certificates, may coincide with periods of high prevailing interest rates. During such periods, the amount of principal distributions available to an investor for reinvestment at such high prevailing interest rates may be relatively small.

   The effective yield to holders of Offered Certificates will be lower than the yield otherwise produced by the Pass-Through Rate and applicable purchase prices because while interest will accrue from the eleventh day of each month, the distribution of such interest will not be made until the Distribution Date occurring in such month, and principal paid on any Distribution Date will not bear interest during the period after the interest is paid and before the Distribution Date occurs. Additionally, as described under "Description of the Offered Certificates -- Distributions" herein, if the portion of the Available Funds distributable in respect of interest on any Class of Offered Certificates on any Distribution Date is less than the amount of interest required to be paid to the holders of such class, the shortfall will be distributable to holders of such Class of Certificates on subsequent Distribution Dates, to the extent of Available Funds on such Distribution Dates. Any such shortfall will not bear interest, however, and will therefore negatively affect the yield to maturity of such Class of Certificates for so long as it is outstanding.

YIELD ON THE CLASS A-CS1 CERTIFICATES

   Because distributions on the Class A-CS1 Certificates consist only of a portion of the interest received on the Mortgage Loans, the yield to maturity of such Certificates will be extremely sensitive to the rate and timing of principal payments (including voluntary and involuntary prepayments), delinquencies and liquidations on such Mortgage Loans. Investors should fully consider the associated risks, including the risk that a rapid rate of principal payments on and liquidations of the Mortgage Loans could result in the failure of investors in the Class A-CS1 Certificates to fully recoup their initial investments.

   Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this Prospectus Supplement is the "Constant Prepayment Rate" or "CPR" model. The CPR model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then-scheduled principal balance of the pool of mortgage loans. As used in the following table, the column headed "0% CPR" assumes that none of the Mortgage Loans is prepaid before the related Anticipated Repayment Date or maturity date, as applicable. The columns headed "10% CPR", "25% CPR", "50% CPR" and "100% CPR" assume that prepayments on the Mortgage Loans are made at those levels of CPR following the expiration of any Lock-out Period until the related Anticipated

Repayment Date or maturity date, as applicable. All columns in the following table assume that all of the ARD Loans are fully prepaid on their related Anticipated Repayment Date and all of the other Mortgage Loans are paid in full on their maturity date. There is no assurance, however, that prepayments of the Mortgage Loans will conform to any level of CPR, and no representation is made that the Mortgage Loans will prepay at the levels of CPR shown or at any other prepayment rate. The foregoing assumptions are referred to herein as the "Prepayment Assumptions".

   The following table indicates the assumed purchase price (including accrued interest) and the pre-tax yield on the Class A-CS1 Certificates to maturity, stated on a corporate bond equivalent basis. For purposes of preparing the tables, it was assumed that each of the Mortgage Loans has the following characteristics: (i) each Mortgage Loan will pay principal and interest in accordance with its terms and scheduled payments will be timely received on the 11th day of each month; (ii) the Mortgage Loan Seller does not repurchase any Mortgage Loan as described under "The Pooling and Servicing Agreement -- Representations and Warranties -- Repurchase"; (iii) none of the Depositor, Servicer, or the Class LR Certificateholders exercise the right to cause early termination of the Trust Fund; (iv) the Servicing Fee Rate and Additional Servicing Fee Rate for each Distribution Date is an aggregate amount equal to a per annum rate of 0.098% on the Stated Principal Balance of the Mortgage Loans as of the preceding Due Date; and (v) the date of determination of weighted average life is October 22, 1996. These assumptions are collectively referred to as the "Mortgage Loan Assumptions".

                                 CLASS A-CS1

    SENSITIVITY TO PRINCIPAL PREPAYMENTS OF THE PRE-TAX YIELD TO MATURITY

    ASSUMED
PURCHASE PRICE    0% CPR    10% CPR    25% CPR    50% CPR    100% CPR
--------------  --------  ---------  ---------  ---------  ----------
   $4,053,703     10.17%     10.17%     10.16%     10.16%     10.13%
   $4,358,320      6.59%      6.59%      6.58%      6.57%      6.54%

   The pre-tax yields to maturity set forth in the preceding tables were calculated by determining the monthly discount rate that, when applied to the assumed stream of cash flows to be paid on the Class A-CS1 Certificates, would cause the discounted present value of such assumed cash flows to equal the assumed purchase price thereof, and by converting such monthly rates to corporate bond equivalent rates. Such calculations do not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as distributions on the Class A-CS1 Certificates and consequently do not purport to reflect the return on any investment in the Class A-CS1 Certificates when such reinvestment rates are considered.

   There can be no assurance that the Mortgage Loans will prepay at any of the times assumed for purposes of calculating the yields shown in the tables or at any other particular time, that the pre-tax yields on the Class A-CS1 Certificates will correspond to any of the pre-tax yields shown herein or that the aggregate purchase prices of either Class of the Class A-CS1 Certificates will be as assumed. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase the Class A-CS1 Certificates.

RATED FINAL DISTRIBUTION DATE

   The "Rated Final Distribution Date," October 13, 2026, is the Distribution Date after the latest Assumed Maturity Date of any of the Mortgage Loans. Because certain of the Mortgage Loans have maturity dates that occur earlier than the latest maturity date, and because certain of the Mortgage Loans may be prepaid prior to maturity, it is possible that the Certificate Balance of each Class of Offered Certificates will be reduced to zero significantly earlier than the Rated Final Distribution Date.

WEIGHTED AVERAGE LIFE OF OFFERED CERTIFICATES

   Weighted average life refers to the average amount of time that will elapse from the date of determination to the date of distribution to the investor of each dollar in reduction of Certificate Balance that is distributed or allocated, respectively. The weighted average lives of the Offered Certificates will be influenced by, among other things, the rate at which principal of the Mortgage Loans is paid, which may be in the form of scheduled amortization, Balloon Payments, voluntary or involuntary prepayments or liquidations.

   The weighted average lives of the Offered Certificates may also be affected to the extent that additional distributions in reduction of the Certificate Balance of such Certificates occur as a result of the repurchase or purchase of Mortgage

Loans from the Trust Fund as described under "The Pooling and Servicing Agreement -- Representations and Warranties; Repurchase" or " -- Optional Termination" herein. Such a repurchase or purchase from the Trust Fund will have the same effect on distributions to the holders of Certificates as if the related Mortgage Loans had prepaid in full, except that no Prepayment Premiums are made in respect thereof. The tables of "Percentages of Initial Certificate Balance Outstanding for the Offered Certificates" set forth below indicate the weighted average life of each Class of Offered Certificates and set forth the percentage of the initial Certificate Balance of such Offered Certificates that would be outstanding after each of the dates shown at the various CPRs and based on the Prepayment Assumptions. The tables have also been prepared on the basis of the Mortgage Loan Assumptions. The Mortgage Loan Assumptions made in preparing the following tables are expected to vary from the actual performance of the Mortgage Loans. It is highly unlikely that principal of the Mortgage Loans will be repaid consistent with assumptions underlying any one of the Scenarios. Investors are urged to conduct their own analysis concerning the likelihood that the Mortgage Loans may pay or prepay on any particular date.

   Based on the Mortgage Loan Assumptions, the Prepayment Assumptions and the various CPRs, the tables indicate the weighted average life of the Offered Certificates and set forth the percentages of the initial Certificate Balance of the Offered Certificates that would be outstanding after the Distribution Date in October of each of the years indicated, at the indicated CPRs.

                  PERCENTAGE OF INITIAL CERTIFICATE BALANCE
              OUTSTANDING AT THE RESPECTIVE CPRS SET FORTH BELOW

                                                          CLASS A-1A AND CLASS A-CS1
                                       ---------------------------------------------------------------
         DISTRIBUTION DATE(1)             0% CPR      10% CPR      25% CPR      50% CPR      100% CPR
-------------------------------------  ----------  -----------  -----------  -----------  ------------
Initial Percentage ...................      100%        100%         100%         100%          100%
October 13, 1997 .....................       88          88           88           88            88
October 13, 1998 .....................       75          75           75           75            75
October 13, 1999 .....................       60          60           60           60            60
October 13, 2000 .....................       45          45           45           45            45
October 13, 2001 .....................       28          28           28           28            28
October 13, 2002 .....................        8           8            8            8             8
October 13, 2003 .....................        0           0            0            0             0
October 13, 2004 .....................        0           0            0            0             0
October 13, 2005 .....................        0           0            0            0             0
October 13, 2006 .....................        0           0            0            0             0
October 13, 2007 .....................        0           0            0            0             0
October 13, 2008 .....................        0           0            0            0             0
October 13, 2009 .....................        0           0            0            0             0
October 13, 2010 .....................        0           0            0            0             0
October 13, 2011 .....................        0           0            0            0             0
October 13, 2012 .....................        0           0            0            0             0
October 13, 2013 .....................        0           0            0            0             0
October 13, 2014 .....................        0           0            0            0             0
October 13, 2015 .....................        0           0            0            0             0
October 13, 2016 .....................        0           0            0            0             0
October 13, 2017 .....................        0           0            0            0             0
October 13, 2018 .....................        0           0            0            0             0
October 13, 2019 .....................        0           0            0            0             0
October 13, 2020 .....................        0           0            0            0             0
October 13, 2021 .....................        0           0            0            0             0
October 13, 2022 .....................        0           0            0            0             0
October 13, 2023 .....................        0           0            0            0             0
October 13, 2024 .....................        0           0            0            0             0
October 13, 2025 .....................        0           0            0            0             0
October 13, 2026 .....................        0           0            0            0             0
Weighted Average Life (years)(2)  ....     3.54        3.54         3.54         3.54          3.54

------------

(1) Assuming that the 13th day of each of the months indicated is the Distribution Date occurring in such month.

(2) The weighted average life of the Class A-1A and A-CS1 Certificates is determined by (i) multiplying the amount of each distribution or allocation in reduction of Certificate Balance or Notional Balance, respectively, of such Class by the number of years from the date of determination to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the aggregate distributions or allocations in reduction of Certificate Balance or Notional Balance, as applicable, referred to in clause (i).

                  PERCENTAGE OF INITIAL CERTIFICATE BALANCE
              OUTSTANDING AT THE RESPECTIVE CPRS SET FORTH BELOW

                                                                   CLASS A-1B
                                        ---------------------------------------------------------------
         DISTRIBUTION DATE (1)             0% CPR      10% CPR      25% CPR      50% CPR      100% CPR
--------------------------------------  ----------  -----------  -----------  -----------  ------------

Initial Percentage ....................      100%        100%         100%         100%          100%
October 13, 1997 ......................      100         100          100          100           100
October 13, 1998 ......................      100         100          100          100           100
October 13, 1999 ......................      100         100          100          100           100
October 13, 2000 ......................      100         100          100          100           100
October 13, 2001 ......................      100         100          100          100           100
October 13, 2002 ......................      100         100          100          100           100
October 13, 2003 ......................       21          21           21           21            21
October 13, 2004 ......................       13          13           13           13            13
October 13, 2005 ......................        3           3            3            3             3
October 13, 2006 ......................        0           0            0            0             0
October 13, 2007 ......................        0           0            0            0             0
October 13, 2008 ......................        0           0            0            0             0
October 13, 2009 ......................        0           0            0            0             0
October 13, 2010 ......................        0           0            0            0             0
October 13, 2011 ......................        0           0            0            0             0
October 13, 2012 ......................        0           0            0            0             0
October 13, 2013 ......................        0           0            0            0             0
October 13, 2014 ......................        0           0            0            0             0
October 13, 2015 ......................        0           0            0            0             0
October 13, 2016 ......................        0           0            0            0             0
October 13, 2017 ......................        0           0            0            0             0
October 13, 2018 ......................        0           0            0            0             0
October 13, 2019 ......................        0           0            0            0             0
October 13, 2020 ......................        0           0            0            0             0
October 13, 2021 ......................        0           0            0            0             0
October 13, 2022 ......................        0           0            0            0             0
October 13, 2023 ......................        0           0            0            0             0
October 13, 2024 ......................        0           0            0            0             0
October 13, 2025 ......................        0           0            0            0             0
October 13, 2026 ......................        0           0            0            0             0
Weighted Average Life (years) (2)  ....     7.11        7.11         7.10         7.09          6.97

------------

(1) Assuming that the 13th day of each of the months indicated is the Distribution Date occurring in such month.

(2) The weighted average life of the Class A-1B Certificates is determined by (i) multiplying the amount of each distribution in reduction of Certificate Balance of such Class by the number of years from the date of determination to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the aggregate distributions in reduction of Certificate Balance referred to in clause (i).

                  PERCENTAGE OF INITIAL CERTIFICATE BALANCE
              OUTSTANDING AT THE RESPECTIVE CPRS SET FORTH BELOW

                                                                   CLASS A-1C
                                        ---------------------------------------------------------------
         DISTRIBUTION DATE (1)             0% CPR      10% CPR      25% CPR      50% CPR      100% CPR
--------------------------------------  ----------  -----------  -----------  -----------  ------------
Initial Percentage ....................      100%         100%         100%         100%         100%
October 13, 1997 ......................      100          100          100          100          100
October 13, 1998 ......................      100          100          100          100          100
October 13, 1999 ......................      100          100          100          100          100
October 13, 2000 ......................      100          100          100          100          100
October 13, 2001 ......................      100          100          100          100          100
October 13, 2002 ......................      100          100          100          100          100
October 13, 2003 ......................      100          100          100          100          100
October 13, 2004 ......................      100          100          100          100          100
October 13, 2005 ......................      100          100          100          100          100
October 13, 2006 ......................       20           20           20           20           20
October 13, 2007 ......................       17           17           17           17           17
October 13, 2008 ......................       13           13           13           13           13
October 13, 2009 ......................        2            2            2            2            2
October 13, 2010 ......................        0            0            0            0            0
October 13, 2011 ......................        0            0            0            0            0
October 13, 2012 ......................        0            0            0            0            0
October 13, 2013 ......................        0            0            0            0            0
October 13, 2014 ......................        0            0            0            0            0
October 13, 2015 ......................        0            0            0            0            0
October 13, 2016 ......................        0            0            0            0            0
October 13, 2017 ......................        0            0            0            0            0
October 13, 2018 ......................        0            0            0            0            0
October 13, 2019 ......................        0            0            0            0            0
October 13, 2020 ......................        0            0            0            0            0
October 13, 2021 ......................        0            0            0            0            0
October 13, 2022 ......................        0            0            0            0            0
October 13, 2023 ......................        0            0            0            0            0
October 13, 2024 ......................        0            0            0            0            0
October 13, 2025 ......................        0            0            0            0            0
October 13, 2026 ......................        0            0            0            0            0
Weighted Average Life (years) (2)  ....    10.21        10.21        10.21        10.20        10.08

------------

(1) Assuming that the 13th day of each of the months indicated is the Distribution Date occurring in such month.

(2) The weighted average life of the Class A-1C Certificates is determined by (i) multiplying the amount of each distribution in reduction of Certificate Balance of such Class by the number of years from the date of determination to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the aggregate distributions in reduction of Certificate Balance referred to in clause (i).

                   PERCENTAGE OF INITIAL CERTIFICATE BALANCE
              OUTSTANDING AT THE RESPECTIVE CPRS SET FORTH BELOW

                                                        CLASS A-1D
                                  -----------------------------------------------------
      DISTRIBUTION DATE (1)         0% CPR    10% CPR    25% CPR    50% CPR    100% CPR
--------------------------------  --------  ---------  ---------  ---------  ----------
Initial Percentage ..............     100%       100%       100%       100%       100%
October 13, 1997 ................     100        100        100        100        100
October 13, 1998 ................     100        100        100        100        100
October 13, 1999 ................     100        100        100        100        100
October 13, 2000 ................     100        100        100        100        100
October 13, 2001 ................     100        100        100        100        100
October 13, 2002 ................     100        100        100        100        100
October 13, 2003 ................     100        100        100        100        100
October 13, 2004 ................     100        100        100        100        100
October 13, 2005 ................     100        100        100        100        100
October 13, 2006 ................     100        100        100        100        100
October 13, 2007 ................     100        100        100        100        100
October 13, 2008 ................     100        100        100        100        100
October 13, 2009 ................     100        100        100        100        100
October 13, 2010 ................      60         60         60         60         60
October 13, 2011 ................       0          0          0          0          0
October 13, 2012 ................       0          0          0          0          0
October 13, 2013 ................       0          0          0          0          0
October 13, 2014 ................       0          0          0          0          0
October 13, 2015 ................       0          0          0          0          0
October 13, 2016 ................       0          0          0          0          0
October 13, 2017 ................       0          0          0          0          0
October 13, 2018 ................       0          0          0          0          0
October 13, 2019 ................       0          0          0          0          0
October 13, 2020 ................       0          0          0          0          0
October 13, 2021 ................       0          0          0          0          0
October 13, 2022 ................       0          0          0          0          0
October 13, 2023 ................       0          0          0          0          0
October 13, 2024 ................       0          0          0          0          0
October 13, 2025 ................       0          0          0          0          0
October 13, 2026 ................       0          0          0          0          0
Weighted Average Life (years)(2)    14.08      14.08      14.07      14.07      14.00

------------

(1) Assuming that the 13th day of each of the months indicated is the Distribution Date occurring in such month.

(2) The weighted average life of the Class A-1D Certificates is determined by (i) multiplying the amount of each distribution in reduction of Certificate Balance of such Class by the number of years from the date of determination to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the aggregate distributions in reduction of Certificate Balance referred to in clause (i).

                   PERCENTAGE OF INITIAL CERTIFICATE BALANCE
              OUTSTANDING AT THE RESPECTIVE CPRS SET FORTH BELOW

                                                         CLASS A-2
                                  -----------------------------------------------------
      DISTRIBUTION DATE (1)         0% CPR    10% CPR    25% CPR    50% CPR    100% CPR
--------------------------------  --------  ---------  ---------  ---------  ----------
Initial Percentage ..............     100%       100%       100%       100%       100%
October 13, 1997 ................     100        100        100        100        100
October 13, 1998 ................     100        100        100        100        100
October 13, 1999 ................     100        100        100        100        100
October 13, 2000 ................     100        100        100        100        100
October 13, 2001 ................     100        100        100        100        100
October 13, 2002 ................     100        100        100        100        100
October 13, 2003 ................     100        100        100        100        100
October 13, 2004 ................     100        100        100        100        100
October 13, 2005 ................     100        100        100        100        100
October 13, 2006 ................     100        100        100        100        100
October 13, 2007 ................     100        100        100        100        100
October 13, 2008 ................     100        100        100        100        100
October 13, 2009 ................     100        100        100        100        100
October 13, 2010 ................     100        100        100        100        100
October 13, 2011 ................       0          0          0          0          0
October 13, 2012 ................       0          0          0          0          0
October 13, 2013 ................       0          0          0          0          0
October 13, 2014 ................       0          0          0          0          0
October 13, 2015 ................       0          0          0          0          0
October 13, 2016 ................       0          0          0          0          0
October 13, 2017 ................       0          0          0          0          0
October 13, 2018 ................       0          0          0          0          0
October 13, 2019 ................       0          0          0          0          0
October 13, 2020 ................       0          0          0          0          0
October 13, 2021 ................       0          0          0          0          0
October 13, 2022 ................       0          0          0          0          0
October 13, 2023 ................       0          0          0          0          0
October 13, 2024 ................       0          0          0          0          0
October 13, 2025 ................       0          0          0          0          0
October 13, 2026 ................       0          0          0          0          0
Weighted Average Life (years)(2)    14.59      14.59      14.58      14.57      14.36

------------

(1) Assuming that the 13th day of each of the months indicated is the Distribution Date occurring in such month.

(2) The weighted average life of the Class A-2 Certificates is determined by (i) multiplying the amount of each distribution in reduction of Certificate Balance of such Class by the number of years from the date of determination to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the aggregate distributions in reduction of Certificate Balance referred to in clause (i).

                   PERCENTAGE OF INITIAL CERTIFICATE BALANCE
              OUTSTANDING AT THE RESPECTIVE CPRS SET FORTH BELOW

                                                         CLASS A-3
                                  -----------------------------------------------------
      DISTRIBUTION DATE (1)         0% CPR    10% CPR    25% CPR    50% CPR    100% CPR
--------------------------------  --------  ---------  ---------  ---------  ----------
Initial Percentage ..............     100%       100%       100%       100%       100%
October 13, 1997 ................     100        100        100        100        100
October 13, 1998 ................     100        100        100        100        100
October 13, 1999 ................     100        100        100        100        100
October 13, 2000 ................     100        100        100        100        100
October 13, 2001 ................     100        100        100        100        100
October 13, 2002 ................     100        100        100        100        100
October 13, 2003 ................     100        100        100        100        100
October 13, 2004 ................     100        100        100        100        100
October 13, 2005 ................     100        100        100        100        100
October 13, 2006 ................     100        100        100        100        100
October 13, 2007 ................     100        100        100        100        100
October 13, 2008 ................     100        100        100        100        100
October 13, 2009 ................     100        100        100        100        100
October 13, 2010 ................     100        100        100        100        100
October 13, 2011 ................       0          0          0          0          0
October 13, 2012 ................       0          0          0          0          0
October 13, 2013 ................       0          0          0          0          0
October 13, 2014 ................       0          0          0          0          0
October 13, 2015 ................       0          0          0          0          0
October 13, 2016 ................       0          0          0          0          0
October 13, 2017 ................       0          0          0          0          0
October 13, 2018 ................       0          0          0          0          0
October 13, 2019 ................       0          0          0          0          0
October 13, 2020 ................       0          0          0          0          0
October 13, 2021 ................       0          0          0          0          0
October 13, 2022 ................       0          0          0          0          0
October 13, 2023 ................       0          0          0          0          0
October 13, 2024 ................       0          0          0          0          0
October 13, 2025 ................       0          0          0          0          0
October 13, 2026 ................       0          0          0          0          0
Weighted Average Life (years)(2)    14.73      14.73      14.72      14.71      14.58

------------

(1) Assuming that the 13th day of each of the months indicated is the Distribution Date occurring in such month.

(2) The weighted average life of the Class A-3 Certificates is determined by (i) multiplying the amount of each distribution in reduction of Certificate Balance of such Class by the number of years from the date of determination to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the aggregate distributions in reduction of Certificate Balance referred to in clause (i).

                   PERCENTAGE OF INITIAL CERTIFICATE BALANCE
              OUTSTANDING AT THE RESPECTIVE CPRS SET FORTH BELOW

                                                         CLASS A-4
                                  -----------------------------------------------------
      DISTRIBUTION DATE (1)         0% CPR    10% CPR    25% CPR    50% CPR    100% CPR
--------------------------------  --------  ---------  ---------  ---------  ----------

Initial Percentage ..............     100%       100%       100%       100%       100%
October 13, 1997 ................     100        100        100        100        100
October 13, 1998 ................     100        100        100        100        100
October 13, 1999 ................     100        100        100        100        100
October 13, 2000 ................     100        100        100        100        100
October 13, 2001 ................     100        100        100        100        100
October 13, 2002 ................     100        100        100        100        100
October 13, 2003 ................     100        100        100        100        100
October 13, 2004 ................     100        100        100        100        100
October 13, 2005 ................     100        100        100        100        100
October 13, 2006 ................     100        100        100        100        100
October 13, 2007 ................     100        100        100        100        100
October 13, 2008 ................     100        100        100        100        100
October 13, 2009 ................     100        100        100        100        100
October 13, 2010 ................     100        100        100        100        100
October 13, 2011 ................       0          0          0          0          0
October 13, 2012 ................       0          0          0          0          0
October 13, 2013 ................       0          0          0          0          0
October 13, 2014 ................       0          0          0          0          0
October 13, 2015 ................       0          0          0          0          0
October 13, 2016 ................       0          0          0          0          0
October 13, 2017 ................       0          0          0          0          0
October 13, 2018 ................       0          0          0          0          0
October 13, 2019 ................       0          0          0          0          0
October 13, 2020 ................       0          0          0          0          0
October 13, 2021 ................       0          0          0          0          0
October 13, 2022 ................       0          0          0          0          0
October 13, 2023 ................       0          0          0          0          0
October 13, 2024 ................       0          0          0          0          0
October 13, 2025 ................       0          0          0          0          0
October 13, 2026 ................       0          0          0          0          0
Weighted Average Life (years)(2)    14.89      14.89      14.89      14.89      14.76

------------

(1) Assuming that the 13th day of each of the months indicated is the Distribution Date occurring in such month.

(2) The weighted average life of the Class A-4 Certificates is determined by (i) multiplying the amount of each distribution in reduction of Certificate Balance of such Class by the number of years from the date of determination to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the aggregate distributions in reduction of Certificate Balance referred to in clause (i).

                   PERCENTAGE OF INITIAL CERTIFICATE BALANCE
              OUTSTANDING AT THE RESPECTIVE CPRS SET FORTH BELOW

                                                         CLASS A-5
                                  -----------------------------------------------------
      DISTRIBUTION DATE (1)         0% CPR    10% CPR    25% CPR    50% CPR    100% CPR
--------------------------------  --------  ---------  ---------  ---------  ----------
Initial Percentage ..............     100%       100%       100%       100%       100%
October 13, 1997 ................     100        100        100        100        100
October 13, 1998 ................     100        100        100        100        100
October 13, 1999 ................     100        100        100        100        100
October 13, 2000 ................     100        100        100        100        100
October 13, 2001 ................     100        100        100        100        100
October 13, 2002 ................     100        100        100        100        100
October 13, 2003 ................     100        100        100        100        100
October 13, 2004 ................     100        100        100        100        100
October 13, 2005 ................     100        100        100        100        100
October 13, 2006 ................     100        100        100        100        100
October 13, 2007 ................     100        100        100        100        100
October 13, 2008 ................     100        100        100        100        100
October 13, 2009 ................     100        100        100        100        100
October 13, 2010 ................     100        100        100        100        100
October 13, 2011 ................       0          0          0          0          0
October 13, 2012 ................       0          0          0          0          0
October 13, 2013 ................       0          0          0          0          0
October 13, 2014 ................       0          0          0          0          0
October 13, 2015 ................       0          0          0          0          0
October 13, 2016 ................       0          0          0          0          0
October 13, 2017 ................       0          0          0          0          0
October 13, 2018 ................       0          0          0          0          0
October 13, 2019 ................       0          0          0          0          0
October 13, 2020 ................       0          0          0          0          0
October 13, 2021 ................       0          0          0          0          0
October 13, 2022 ................       0          0          0          0          0
October 13, 2023 ................       0          0          0          0          0
October 13, 2024 ................       0          0          0          0          0
October 13, 2025 ................       0          0          0          0          0
October 13, 2026 ................       0          0          0          0          0
Weighted Average Life (years)(2)    14.89      14.89      14.89      14.89      14.89

------------

(1) Assuming that the 13th day of each of the months indicated is the Distribution Date occurring in such month.

(2) The weighted average life of the Class A-5 Certificates is determined by (i) multiplying the amount of each distribution in reduction of Certificate Balance of such Class by the number of years from the date of determination to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the aggregate distributions in reduction of Certificate Balance referred to in clause (i).

                      THE POOLING AND SERVICING AGREEMENT

GENERAL

   The Certificates will be issued pursuant to a Pooling and Servicing Agreement to be dated as of October 1, 1996 (the "Pooling and Servicing Agreement"), by and among the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent.

   Reference is made to the Prospectus for important information in addition to that set forth herein regarding the terms of the Pooling and Servicing Agreement and terms and conditions of the Offered Certificates. The Depositor will provide to a prospective or actual holder of an Offered Certificate without charge, upon written request, a copy (without exhibits) of the Pooling and Servicing Agreement. Requests should be addressed to Asset Securitization Corporation, 2 World Financial Center, Building B, New York, New York 10281-1198.

ASSIGNMENT OF THE MORTGAGE LOANS

   On the Closing Date, the Depositor will sell, transfer or otherwise convey, assign or cause the assignment of the Mortgage Loans, without recourse, to the Trustee for the benefit of the holders of Certificates. On or prior to the Closing Date, the Depositor will deliver to the Trustee, with respect to each Mortgage Loan (i) the original Mortgage Note endorsed without recourse to the order of the Trustee, as trustee; (ii) the original mortgage or counterpart thereof; (iii) the assignment of the mortgage in recordable form in favor of the Trustee; (iv) if applicable, preceding assignments of mortgages; (v) to the extent not contained in the Mortgages, the original assignments of leases and rents or counterpart thereof; (vi) if applicable, the original assignments of assignments of leases and rents to the Trustee;
(vii) if applicable, preceding assignments of assignments of leases and rents; (viii) where applicable, a certified copy of the UCC-1 Financing Statements, if any, including UCC-3 continuation statements and UCC-3 assignments; and (ix) the original lender's title insurance policy (or marked commitments to insure). The Trustee will hold such documents in trust for the benefit of the holders of Certificates. The Trustee is obligated to review such documents for each Mortgage Loan within 45 days after the later of delivery or the Cut-off Date and report any missing documents or certain types of defects therein to the Depositor.

REPRESENTATIONS AND WARRANTIES; REPURCHASE

   In the Pooling and Servicing Agreement, the Depositor will assign the representations and warranties made by the Mortgage Loan Seller to the Depositor in the Mortgage Loan Purchase and Sale Agreement to the Trustee for the benefit of Certificateholders. In the Mortgage Loan Purchase and Sale Agreement the Mortgage Loan Seller will represent and warrant, among other things, that (subject to certain exceptions specified in the Mortgage Loan Purchase and Sale Agreement), as of the Closing Date (unless otherwise specified):

     (i) immediately prior to the sale, transfer and assignment to the Depositor, each related Note and Mortgage were not subject to an assignment or pledge, and the Mortgage Loan Seller has good title to, and is the sole owner of, each Mortgage Loan;

     (ii) the Mortgage Loan Seller has full right and the authority to sell, assign and transfer such Mortgage Loan;

     (iii) the Mortgage Loan Seller is transferring such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan;

     (iv) each related Note, Mortgage, Assignment of Leases and Rents (if any) and other agreement executed in connection with such Mortgage Loan are legal, valid and binding obligations of the related borrower, enforceable in accordance with their terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors rights generally, or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

     (v) each related Assignment of Leases and Rents, if any, creates a valid, collateral or first priority assignment of, or a valid first priority security interest in, certain rights under the related leases, subject only to a license granted to the related borrower to exercise certain rights and to perform certain obligations of the lessor under such leases, including the right to operate the related Mortgaged Property; no person other than the related borrower owns any interest in any payments due under such leases that is superior to or of equal priority with the mortgagee's interest therein;

      (vi) each related assignment of Mortgage from the Mortgage Loan Seller to the Depositor, and any related Reassignment of Assignment of Leases and Rents, if any, or assignment of any other agreement executed in connection with such Mortgage Loan, from the Mortgage Loan Seller to the Depositor constitutes the legal, valid and binding assignment from the Mortgage Loan Seller to the Depositor except as such enforcement may be limited by bankruptcy, insolvency, reorganization, liquidation, receivership, moratorium or other laws relating to or affecting creditor's rights generally, or by general principles or equity (regardless of whether such enforcement is considered in a proceeding in equity or law);

     (vii) since origination, and except as set forth in the related mortgage file, such Mortgage Loan has not been waived, modified, altered, satisfied, canceled, subordinated or rescinded and, each related Mortgaged Property has not been released from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage;

     (viii) each related Mortgage is a valid and enforceable first lien on the related Mortgaged Property, and such Mortgaged Property (subject to the matters discussed in clause (xi) below) is free and clear of any mechanics' and materialmen's liens which are prior to or equal with the lien of the related Mortgage, except those which are insured against by a lender's title insurance policy (as set forth in the Mortgage Loan Purchase and Sale Agreement);

     (ix) the Mortgage Loan Seller has not taken any action that would cause the representations and warranties made by each related borrower in the Mortgage Loan not to be true;

     (x) the Mortgage Loan Seller has no knowledge that the representations and warranties made by each related borrower in such Mortgage Loan are not true in any material respect;

     (xi) the lien of each related Mortgage is insured by an ALTA lender's title insurance policy (or a binding commitment therefor), or its equivalent as adopted in the applicable jurisdiction, insuring the Mortgage Loan Seller, its successors and assigns, as to a valid and perfected first priority security interest in the related Mortgaged Property and the first priority lien of the Mortgage in the original principal of such Mortgage Loan (as set forth on the Mortgage Loan Schedule which is an exhibit to the Pooling and Servicing Agreement) after all advances of principal, subject only to (a) the lien of current real property taxes, ground rents, water charges, sewer rents and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record, none of which, individually or in the aggregate, materially interferes with the current use of the Mortgaged Property or the security intended to be provided by such Mortgage or with the borrower's ability to pay its obligations when they become due or the value of the Mortgaged Property and (c) the exceptions (general and specific) set forth in such policy, none of which, individually or in the aggregate, materially interferes with the security intended to be provided by such Mortgage or with the borrower's ability to pay its obligations when they become due or the value of the Mortgaged Property; the Mortgage Loan Seller or its successors or assigns is the sole named insured of such policy; such policy is assignable to the Depositor without the consent of or any notification to the insurer, and is in full force and effect upon the consummation of the transactions contemplated by the Mortgage Loan Purchase and Sale Agreement; no claims have been made under such policy and the Mortgage Loan Seller has not done anything, by act or omission, and the Mortgage Loan Seller has no knowledge of any matter, which would impair or diminish the coverage of such policy; to the extent required by applicable law the insurer issuing such policy is qualified to do business in the jurisdiction in which the related Mortgaged Properties are located;

     (xii) except with respect to the Anchorage Loan, the proceeds of such Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder and it covenants that it will not make any future advances under the Mortgage Loan to the related borrower;

     (xiii) each related Mortgaged Property is free of any material damage that would affect materially and adversely the value of such Mortgaged Property as security for the Mortgage Loan and is in good repair and there is no proceeding pending for the total or partial condemnation of such Mortgaged Property;

     (xiv) each of the related borrowers (and in the case of certain loans, each of the operators of the senior housing/healthcare facility) is in possession of all material licenses, permits and other authorizations necessary and required by all applicable laws for the conduct of its business; all such licenses, permits and authorizations are valid and in full force and effect; and if a related Mortgaged Property is improved by a senior housing or healthcare facility, the most recent inspection or survey by governmental authorities having jurisdiction in connection with such licenses, permits and authorizations did not cite such Mortgaged Property for material violations (which shall include only "Level A" violations, in the case of skilled nursing facilities, that have not been cured);

      (xv) the Mortgage Loan Seller or the applicable Originator has inspected or caused to be inspected each related Mortgaged Property within the past twelve months preceding the Cut-off Date or within one month of origination of the Mortgage Loan;

     (xvi) such Mortgage Loan does not have a shared appreciation feature, other contingent interest feature or negative amortization;

     (xvii) except with respect to the Anchorage Participation, such Mortgage Loan is a whole loan and no other party holds a participation interest in the Mortgage Loan;

     (xviii) (A) the Mortgage Rate (exclusive of any default interest or yield maintenance charges) of such Mortgage Loan complied as of the date of origination with, or is exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury; any and all other requirements of any federal, state or local laws, including, without limitation, truth-in-lending, real estate settlement procedures, equal credit opportunity or disclosure laws, applicable to such Mortgage Loan have been complied with as of the date of origination of such Mortgage Loan or (B) the Mortgage Loan Seller has received an opinion to such effect;

     (xix) no fraudulent acts were committed by the Mortgage Loan Seller or the other Originators during the origination process of such Mortgage Loan;

     (xx) all taxes and governmental assessments that prior to the Closing Date became due and owing in respect of each related Mortgaged Property have been paid, or an escrow of funds in an amount sufficient to cover such payments has been established;

     (xxi) all escrow deposits and payments required pursuant to the Mortgage Loan are in the possession, or under the control, of the Mortgage Loan Seller or its agent and there are no deficiencies in connection therewith;

     (xxii) to the extent required under applicable law, as of the Cut-off Date, the Mortgage Loan Seller was authorized to transact and do business in the jurisdiction in which each related Mortgaged Property is located at all times when it held the Mortgage Loan;

     (xxiii) each related Mortgaged Property is insured by a fire and extended perils insurance policy, issued by an insurer meeting the requirements of the Mortgage Loans, in an amount not less than the replacement cost and the amount necessary to avoid the operation of any co-insurance provisions with respect to the Mortgaged Property; each related Mortgaged Property is also covered by business interruption insurance and comprehensive general liability insurance in amounts generally required by institutional lenders for similar properties; all premiums on such insurance policies required to be paid as of the date hereof have been paid; such insurance policies require prior notice to the insured of termination or cancellation, and no such notice has been received; each related Mortgage obligates the related borrower to maintain all such insurance and, at such borrower's failure to do so, authorizes the mortgagee to maintain such insurance at the borrower's cost and expense and to seek reimbursement therefor from such borrower;

     (xxiv) there is no default, breach, violation or event of acceleration existing under the related Mortgage or the related Note and no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would and does constitute a default, breach, violation or event of acceleration;

     (xxv) such Mortgage Loan has not been 30 or more days delinquent since origination and as of the Cut-off Date was not 30 or more days delinquent;

     (xxvi) each related Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security, including realization by judicial or, if applicable, non-judicial foreclosure, and there is no exemption available to the borrower which would interfere with such right to foreclose;

     (xxvii) in each related Mortgage or Loan Agreement, the related borrower represents and warrants that it has not used, caused or permitted to exist and will not use, cause or permit to exist on the related Mortgaged Property any Hazardous Materials in any manner which violates federal, state or local laws, ordinances, regulations, orders, directives or policies governing the use, storage, treatment, transportation, manufacture, refinement, handling, production or disposal of Hazardous Materials; the related borrower agrees to indemnify, defend and hold the mortgagee and its successors and assigns harmless from and against any and all losses, liabilities, damages, injuries, penalties, fines, expenses, and claims of any kind whatsoever (including attorneys' fees and costs) paid, incurred or suffered by, or asserted against any such party resulting from a breach of any representation, warranty or covenant given by the borrower in such Mortgage or Loan Agreement. A Phase I environmental report was conducted by a reputable environmental engineer in connection with such Mortgage Loan, which report, except as otherwise disclosed herein did not indicate any material non-compliance or material existence of Hazardous Materials. To the best of the Mortgage Loan Seller's knowledge, each related Mortgaged Property is in material compliance with all applicable federal, state and local laws pertaining to environmental hazards, and no notice of violation of such laws has been issued by any governmental agency or authority; the Mortgage Loan Seller has not taken any action which would cause the related Mortgaged Property not to be in compliance with all federal, state and local laws pertaining to environmental hazards;

   (xxviii) each related Mortgage or Loan Agreement contains provisions for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the prior written consent of the mortgagee or the satisfaction of certain conditions, the related Mortgaged Property, or any interest therein, is directly or indirectly transferred or sold, or encumbered in connection with subordinate financing;

   (xxix) (1) the Mortgage Loan is directly secured by a Mortgage on a commercial property or multifamily residential property, and (2) the fair market value of such real property, as evidenced by an MAI appraisal conducted within 12 months of the origination of the Mortgage Loan, was at least equal to 80% of the principal amount of the Mortgage Loan (a) at origination (or if the Mortgage Loan has been modified in a manner that constituted a deemed exchange under Section 1001 of the Code at a time when the Mortgage Loan was not in default or default with respect thereto was not reasonably foreseeable, the date of the last such modification) or (b) at the Closing Date; provided that the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to the Mortgage Loan (unless such senior lien also secures a Mortgage Loan, in which event the computation described in (a) and (b) shall be made on an aggregated basis) and (B) a proportionate amount of any lien that is in parity with the Mortgage Loan (unless such other lien secures a Mortgage Loan that is cross-collateralized with such Mortgage Loan, in which event the computation described in (a) and (b) shall be made on an aggregate basis);

     (xxx) except with respect to the Mortgage Loan known as the Pacific Properties loan, neither the Mortgage Loan Seller nor any affiliate thereof has any obligation or right to make any capital contribution to any borrower under a Mortgage Loan, other than contributions made on or prior to the Closing Date; and

   (xxxi) with respect to each Mortgaged Property where the entire estate of the related borrower therein is a leasehold estate, that

        (A) The ground lease or a memorandum regarding it has been duly recorded. The ground lease permits the interest of the lessee to be encumbered by the related Mortgage and does not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would adversely affect the security provided by the related Mortgage. There has been no material change in the terms of such ground lease since its recordation, except by written instruments, all of which are included in the related Mortgage File;

        (B) Except with respect to the Mortgage Loan known as the Mariner's Village loan, the lessor under such ground lease has agreed in writing and included in the related Mortgage File that the ground lease may not be amended, modified, canceled or terminated without the prior written consent of the mortgagee and that any such action without such consent is not binding on the mortgagee, its successors or assigns;

        (C) The ground lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by the mortgagee) that extends not less than 10 years beyond the stated maturity of the related Mortgage Loan;

        (D) The ground lease is not subject to any liens or encumbrances superior to, or of equal priority with, the Mortgage. The ground lease is, and provides that it shall remain prior to any Mortgage or other lien upon the related fee interest;

        (E) The ground lease is assignable to the mortgagee under the lease hold estate and its assigns without the consent of the lessor thereunder;

         (F) As of the date of execution and delivery, the ground lease is in full force and effect and no default has occurred, nor is there any existing condition which, but for the passage of time or giving of notice, would result in a default under the terms of the ground lease;

        (G) The ground lease or ancillary agreement between the lessor and the lessee requires the lessor to give notice of any default by the lessee to the mortgagee. The ground lease or ancillary agreement further provides that no notice given is effective against the mortgagee unless a copy has been given to the mortgagee in a manner described in the ground lease or ancillary agreement;

        (H) A mortgagee is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the ground lease through legal proceedings, or to take other action so long as the mortgagee is proceeding diligently) to cure any default under the ground lease which is curable after the receipt of notice of any default before the lessor may terminate the ground lease. All rights of the mortgagee under the ground lease and the related Mortgage (insofar as it relates to the ground lease) may be exercised by or on behalf of the mortgagee;

        (I) Except with respect to the Mortgage Loan known as the Mariner's Village loan, the ground lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by an institutional investor. The lessor is not permitted to disturb the possession, interest or quiet enjoyment of any subtenant of the lessee in the relevant portion of the Mortgaged Property subject to the ground lease for any reason, or in any manner, which would adversely affect the security provided by the related Mortgage;

        (J) Any related insurance proceeds or condemnation award (other than in respect of a total or substantially total loss or taking) will be applied either to the repair or restoration of all or part of the related Mortgaged Property, with the mortgagee or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest; and

        (K) Except with respect to the Mortgage Loan known as the Mariner's Village loan, under the terms of the ground lease and the related Mortgage, any related insurance proceeds, or condemnation award in respect of a total or substantially total loss or taking of the related Mortgaged Property will be applied first to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest (except where contrary to applicable law or in cases where a different allocation would not be viewed as commercially unreasonable by any institutional investor, taking into account the relative duration of the ground lease and the related Mortgage and the ratio of the market value of the related Mortgage property to the outstanding principal balance of such Mortgage Loan). Until the principal balance and accrued interest rate are paid in full, neither the lessee nor the lessor under the ground lease will have the option to terminate or modify the ground lease without prior written consent of the mortgagee as a result of any casualty or partial condemnation, except to provide for an abatement of the rent.

   The Pooling and Servicing Agreement requires that the Servicer, the Special Servicer or the Trustee notify the Mortgage Loan Seller and the Depositor upon its becoming aware of (a) any breach of any representation or warranty contained in clauses (i), (ii), (iii), (iv), (v), (vi), (vii),
(viii), (ix), (xi), (xii), (xv), (xvi), (xvii), (xviii), (xix), (xx), (xxiv) or (xxix) and (b) any breach of any representation or warranty contained in clauses (x), (xiii), (xiv), (xxi), (xxii), (xxiii), (xxv), (xxvi), (xxvii), (xxviii), (xxx) or (xxxi) that materially and adversely affects the value of such Mortgage Loan or the interests of the holders of the Certificates therein. The Mortgage Loan Purchase and Sale Agreement provides that, with respect to any such Mortgage Loan, within 90 days after notice from the Servicer, the Special Servicer or the Trustee, the Mortgage Loan Seller shall either (a) repurchase such Mortgage Loan at an amount equal to (i) the outstanding principal balance of the Mortgage Loan as of the Due Date as to which a payment was last made by the borrower (less any P&I Advances previously made on account of principal), (ii) accrued interest up to the Due Date in the month following the month in which such repurchase occurs (less P&I Advances previously made on account of interest), (iii) the amount of any unreimbursed Advances (with interest thereon) and any unreimbursed servicing compensation relating to such Mortgage Loan and (iv) any expenses reasonably incurred or to be incurred by the Servicer, the Special Servicer or the Trustee in respect of the breach or defect giving rise to the repurchase obligation, including any expenses arising out of the enforcement of the repurchase obligation (such price the "Repurchase Price") or (b) promptly cure such breach in all material respects, provided, however, that in the event that such breach is capable of being cured but not within such 90-day period and the Mortgage Loan Seller as determined by the Servicer has commenced and is diligently proceeding with the cure of such breach, the Mortgage Loan Seller will have an additional 90 days to complete such cure; provided, further, that with respect to such additional 90-day period the Mortgage Loan Seller shall have delivered an officer's certificate to the Trustee and the Servicer setting forth the reason such breach is not capable of being cured within the initial 90-day period and what actions the Mortgage Loan Seller is pursuing in connection with the cure thereof and stating that the Mortgage Loan Seller anticipates that such breach will be cured within the additional 90-day period; and, provided, further, that in the event the Mortgage Loan Seller fails to cure such breach within such additional 90-day period, the Repurchase Price shall include interest on any Advances made in respect of the related Mortgage Loan during such period.

   Notwithstanding the foregoing, upon discovery by the Trustee, the Custodian, the Servicer or Special Servicer of a breach of a representation or warranty that causes any Mortgage Loan not to be a "qualified mortgage" within the meaning of the REMIC provisions of the Code, such person shall give prompt notice thereof to the Depositor and within 90 days after such discovery, if such breach cannot be cured within such period, the Depositor shall purchase, or cause the Mortgage Loan Seller to purchase, such Mortgage Loan from the Trust Fund at the Repurchase Price.

   The obligations of the Mortgage Loan Seller to repurchase or cure constitute the sole remedies available to holders of Certificates or the Trustee for a breach of a representation or warranty by the Mortgage Loan Seller. None of the Depositor (except as described in the previous paragraph), the Servicer, the Special Servicer, the Trustee or the Fiscal Agent will be obligated to purchase a Mortgage Loan if the Mortgage Loan Seller defaults on its obligation to repurchase or cure, and no assurance can be given that the Mortgage Loan Seller will fulfill such obligations. If such obligation is not met, as to a Mortgage Loan that is not a "qualified mortgage," the Upper-Tier REMIC and Lower-Tier REMIC may be disqualified. However, with respect to the Mortgage Loans acquired by the Mortgage Loan Seller from the Originators, the Mortgage Loan Seller will also assign to the Depositor, and the Depositor will further assign to the Trustee, the Mortgage Loan Seller's rights and remedies against such Originators in respect of the representations and warranties made by each of them in their respective purchase and sale agreement with the Mortgage Loan Seller, except that the Trustee will be required to reassign such rights and remedies to the Mortgage Loan Seller as to individual Mortgage Loans repurchased by the Mortgage Loan Seller.

SERVICING OF THE MORTGAGE LOANS; COLLECTION OF PAYMENTS

   The Pooling and Servicing Agreement requires the Servicer and Special Servicer to service and administer the Mortgage Loans on behalf of the Trust Fund solely in the best interests of and for the benefit of all of the holders of Certificates (as determined by the Servicer or Special Servicer in the exercise of its reasonable judgment) in accordance with applicable law, the terms of the Pooling and Servicing Agreement and the Mortgage Loans and to the extent not inconsistent with the foregoing, in the same manner in which, and with the same care, skill, prudence and diligence with which, it
(a) services and administers similar mortgage loans comparable to the Mortgage Loans and held for other third party portfolios or (b) administers mortgage loans for its own account, whichever standard is higher, but without regard to (i) any other relationship that the Servicer or Special Servicer, or an affiliate of the Servicer or Special Servicer, may have with the borrowers; (ii) the ownership of any Certificate by the Servicer or Special Servicer or any affiliate of the Servicer or Special Servicer, as applicable;
(iii) the Servicer's or Special Servicer's obligation to make Advances or to incur servicing expenses with respect to the Mortgage Loans; (iv) the Servicer's or Special Servicer's right to receive compensation for its services under the Pooling and Servicing Agreement or with respect to any particular transaction; or (v) the ownership, or servicing or management for others, by the Servicer or Special Servicer of any other mortgage loans or property (the "Servicing Standard"). The Servicer and the Special Servicer are permitted, at their own expense, to employ subservicers, agents or attorneys in performing any of their respective obligations under the Pooling and Servicing Agreement, but will not thereby be relieved of any such obligation, and will be responsible for the acts and omissions of any such subservicers, agents or attorneys. The Pooling and Servicing Agreement provides, however, that neither the Servicer, the Special Servicer nor any of their respective directors, officers, employees or agents shall have any liability to the Trust Fund or the Certificateholders for taking any action or refraining from taking an action in good faith, or for errors in judgment. The foregoing provision would not protect the Servicer or the Special Servicer for the breach of its representations or warranties in the Pooling and Servicing Agreement, the breach of certain specified covenants therein or any liability by reason of willful misfeasance, bad faith, fraud, gross negligence or a breach of the Servicing Standard in the performance of its duties or by reason of its reckless disregard of obligations or duties under the Pooling and Servicing Agreement.

    The Pooling and Servicing Agreement requires the Servicer or the Special Servicer, as applicable, to make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans, and to the extent such procedures shall be consistent with the Servicing Standard. Consistent with the above, the Servicer or Special Servicer may, in its discretion, waive any late payment charge in connection with any delinquent Monthly Payment or Balloon Payment with respect to any Mortgage Loan. With respect to the ARD Loans, the Servicer and Special Servicer will be directed in the Pooling and Servicing Agreement not to take any enforcement action with respect to payment of Excess Interest or principal in excess of the principal component of the constant Monthly Payment prior to the final maturity date. The Pooling and Servicing Agreement provides that if a Mortgage Loan provides that the lender may in its direction apply certain amounts to a prepayment of principal (e.g., by applying casualty or condemnation proceeds or funds escrowed improvements not completed by the required date) prior to the expiration of the related Lock-out Period, the Special Servicer cannot consent to such a prepayment unless the Special Servicer has first received the consent of the Servicer or the holders of 66 2/3% of the Voting Rights of the Certificates responding to a solicitation of their consent. With respect to any Defaulted Mortgage Loan, subject to the restrictions set forth below under " -- Realization on Mortgage Loans," the Special Servicer will be entitled to pursue any of the remedies set forth in the related Mortgage, including the right to acquire, through foreclosure, all or any of the Mortgaged Properties securing such Mortgage Loan. The Servicer or Special Servicer may elect to extend a Mortgage Loan (subject to conditions described herein) notwithstanding its decision to foreclose on certain of the Mortgaged Properties.

ADVANCES

   The Servicer will be obligated to advance, on the business day immediately preceding a Distribution Date (the "Servicer Remittance Date") an amount (each such amount, a "P&I Advance") equal to the total or any portion of the Monthly Payment or Minimum Defaulted Monthly Payment on a Mortgage Loan (with interest at the Mortgage Pass-Through Rate) not received that was delinquent as of the close of business on the immediately preceding Due Date (and which delinquent payment has not been cured as of the Servicer Remittance Date), or, in the event of a default in the payment of amounts due on the maturity date of a Mortgage Loan, the amount equal to the Monthly Payment or portion thereof not received that was due prior to the maturity date provided, however, the Servicer will not be required to make an Advance to the extent it determines that such advance would not be recoverable. The Servicer will not be required or permitted to make a P&I Advance for Excess Interest or Default Interest. The amount required to be advanced in respect of delinquent Monthly Payments, Assumed Scheduled Payments or Minimum Defaulted Monthly Payments on a Mortgaged Loan that has been subject to an Appraisal Reduction Event will equal the product of (a) the amount that would be required to be advanced by the Servicer without giving effect to such Appraisal Reduction Event and (b) a fraction, the numerator of which is the Stated Principal Balance of the Mortgage Loan less any Appraisal Reduction Amounts thereof and the denominator of which is the Stated Principal Balance. In addition, and without duplication the Servicer will (i) make only one P&I Advance in respect of each Mortgage Loan for the benefit of the most subordinate Class of Certificates then outstanding unless the related defaulted Monthly Payment is cured prior to following Due Date and (ii) not make any P&I Advance in respect of Reduction Interest Distribution Amounts or Reduction Interest Shortfalls. On any Servicer Remittance Date on which the Servicer is not required to make a P&I Advance for the benefit of the most subordinate Class, the amount of the P&I Advance with respect to such Servicer Remittance Date that the Servicer will not advance will be equal to the amounts otherwise distributable to such most subordinate Class assuming the related Monthly Payment or Minimum Defaulted Monthly Payment had been received. In addition, on any Servicer Remittance Date on which the Servicer is not required to make a P&I Advance for the benefit of the most subordinate Class as described in the preceding sentence, the Servicer may, immediately subsequent to the making of the P&I Advance (which includes amounts allocable to the most subordinate Class) on such Servicer Remittance Date, reimburse itself (without interest) for the portion of such P&I Advance allocable to the most subordinate Class from amounts otherwise distributable to such most subordinate class on the related Distribution Date (such amount of reimbursement, the "Subordinate Class Advance Amount").

   The Class that made an advance of a Subordinate Class Advance Amount will be entitled to reimbursement therefor, without interest, only out of recoveries from the related Mortgage Loan and only after making distributions therefrom to all more senior Classes of Certificates.

   The Trustee will provide to the Servicer written statements prior to the Servicer Remittance Date listing (i) the aggregate Reduction Interest Distribution Amounts and Reduction Interest Shortfalls for such Distribution Date and (ii) the distribution due to the Holders of the most subordinate Class of Certificates. For purposes of determining the most subordinate Class, (i) the Class A-1A, Class A-1B, Class A-1C, Class A-CS1 and Class A-CS2 Certificates collectively and (ii) the Class B-4 and Class B-4H Certificates together will, in each case, be treated as one Class.

    In addition to P&I Advances, the Servicer (and in limited circumstances, the Special Servicer) will also be obligated (subject to the limitations described herein) to make cash advances ("Property Advances," and together with P&I Advances, "Advances") to pay delinquent real estate taxes, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of the related Mortgage, enforce the terms of any Mortgage Loan or to maintain such Mortgaged Property. The obligation of the Special Servicer to make Property Advances will be limited to obtaining insurance with respect to REO Properties and obtaining Updated Appraisals.

   To the extent the Servicer fails to make an Advance it is required to make under the Pooling and Servicing Agreement, the Trustee, subject to a determination of recoverability, will make such required Advance or, in the event the Trustee fails to make such Advance, the Fiscal Agent, subject to a determination of recoverability, will make such Advance, in each case pursuant to the terms of the Pooling and Servicing Agreement. To the extent the Special Servicer fails to make an Advance it is required to make under the Pooling and Servicing Agreement, the Servicer, subject to a determination of recoverability, will make such an Advance. Both the Trustee and the Fiscal Agent will be entitled to rely conclusively on any non-recoverability determination of the Servicer or the Special Servicer, as the case may be. See " -- Trustee" and " -- Fiscal Agent" below.

   The Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, will be entitled to reimbursement for any Advance made by it equal to the amount of such Advance and interest accrued thereon at the Advance Rate (i) from late payments on the Mortgage Loan by the Mortgagor,
(ii) from insurance proceeds, condemnation proceeds, liquidation proceeds from the sale of the Defaulted Mortgage Loan or the related Mortgaged Property or other collections relating to the Mortgage Loan or (iii) upon determining in good faith that such Advance or interest is not recoverable in the manner described in the preceding two clauses, from any other amounts from time to time on deposit in the Collection Account.

   The Servicer, the Special Servicer, the Trustee and the Fiscal Agent will each be entitled to receive interest on Advances at a per annum rate equal to the sum of (i) the Prime Rate (as defined herein) plus (ii) 1% (the "Advance Rate"), compounded monthly, as of each Servicer Remittance Date and the Servicer will be authorized to pay itself, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, such interest monthly from general collections with respect to all of the Mortgage Loans prior to any payment to holders of Certificates. To the extent that the payment of such interest at the Advance Rate results in a shortfall in amounts otherwise payable on one or more Classes of Certificates on the next Distribution Date, the Servicer, the Trustee or the Fiscal Agent, as applicable, will be obligated to make a cash advance to cover such shortfall, but only to the extent the Servicer, the Trustee or the Fiscal Agent, as applicable, concludes that, with respect to each such Advance, such Advance can be recovered from amounts payable on or in respect of the Mortgage Loan to which the Advance is related. If the interest on such Advance is not recovered from Default Interest on such Mortgage Loan, a shortfall will result which will have the same effect as a Realized Loss. The "Prime Rate" is the rate, for any day, set forth as such in the "Money Rates" section of The Wall Street Journal, Eastern Edition.

   The obligation of the Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, to make Advances with respect to any Mortgage Loan pursuant to the Pooling and Servicing Agreement continues through the foreclosure of such Mortgage Loan and until the liquidation of the Mortgage Loan or related Mortgaged Properties. Advances are intended to provide a limited amount of liquidity, not to guarantee or insure against losses. None of the Servicer, the Special Servicer, the Trustee or the Fiscal Agent will be required to make any Advance that it determines in its good faith business judgment will not be recoverable by the Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, out of related late payments, net insurance proceeds, net condemnation proceeds, net liquidation proceeds and certain other collections with respect to the Mortgage Loan as to which such Advances were made. In addition, if the Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, determines in its good faith business judgment that any Advance previously made will not be recoverable from the foregoing sources, then the Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, will be entitled to reimburse itself for such Advance, plus interest thereon, out of amounts payable on or in respect of all of the Mortgage Loans prior to distributions on the Certificates. Any such judgment or determination with respect to the recoverability of Advances must be evidenced by an officers' certificate delivered to the Trustee, in the case of the Servicer, the Servicer, in the case of the Special Servicer, and the Depositor, in the case of the Trustee or the Fiscal Agent, setting forth such judgment or determination of nonrecoverability and the considerations of the Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, forming the basis of such determination (including but not limited to information selected by the person making such determination in its good faith discretion such as related income and expense statements, rent rolls, occupancy status, property inspections, inquiries by the Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, and an independent appraisal performed in accordance with MAI standards conducted within the past twelve months on the applicable Mortgaged Property).

 ACCOUNTS

   Lock Box Accounts. With respect to twenty-one Mortgage Loans, which represent in the aggregate 57.1% of the Initial Pool Balance, one or more accounts in the name of the related Borrower (the "Lock Box Accounts") have been established into which rents or other revenues from the related Mortgaged Properties are deposited by the related tenants or manager. Any Lock Box which does not require the related borrower to instruct tenants to deposit rents directly into such account will instead require the borrower or the related property manager to deposit rents and other revenues in the related Lock Box Account. Agreements governing the Lock Box Accounts provide that the borrower has no withdrawal or transfer rights with respect thereto and that all funds on deposit in the Lock Box Accounts are periodically swept into the Cash Collateral Accounts (as defined below). Additionally, the Mortgage Loans that have Anticipated Repayment Dates require that a Lock Box Account be established prior to their respective Anticipated Repayment Dates. The Lock Box Accounts will not be an asset of the Trust REMICs.

   Cash Collateral Accounts. With respect to each Mortgage Loan that has a Lock Box Account, one or more accounts in the name of the Servicer (the "Cash Collateral Accounts") have been established into which funds in the related Lock Box Accounts will be swept on a regular basis. The Reserve Accounts will be sub-accounts of the Cash Collateral Accounts. Any excess over the amount necessary to fund the Monthly Payment, the Reserve Accounts and any other amounts due under the Mortgage Loans will be returned to or retained by the related borrower provided no event of default of which the Servicer is aware of has occurred and is continuing with respect to such Mortgage Loan.
However, as described under "Description of the Mortgage Pool -- Certain Terms and Conditions of the Mortgage Loans -- Excess Interest," after the respective Anticipated Repayment Date, if applicable, all amounts in the related Cash Collateral Account in excess of the amount necessary to fund the Monthly Payment and Reserve Accounts will be applied to (i) operating and capital expenses, (ii) the reduction of the principal balance of the related Mortgage Loan until such principal is paid in full and (iii) Excess Interest, in that order. The Cash Collateral Accounts will not be an asset of the Trust REMICs.

   Collection Account. The Servicer will, on each Due Date withdraw from each Cash Collateral Account an amount equal to the Monthly Payment on the related Mortgage Loan and deposit such amount into a segregated account (the "Collection Account") established pursuant to the Pooling and Servicing Agreement for application towards the Monthly Payment (including servicing fees) due on the related Mortgage Loan. The Servicer shall also deposit into the Collection Account within one business day of receipt all other payments in respect of the Mortgage Loans, other than amounts to be deposited into any Reserve Account.

   Distribution Accounts. The Trustee will establish and maintain one or more segregated accounts (the "Distribution Account") in the name of the Trustee for the benefit of the holders of Certificates. With respect to each Distribution Date, the Servicer will deposit in the Distribution Account, to the extent of funds on deposit in the Collection Account, on the Servicer Remittance Date an aggregate amount of immediately available funds equal to the sum of (i) the Available Funds and (ii) the portion of the Servicing Compensation representing the Trustee's Fee. The Servicer will deposit all P&I Advances into the Distribution Account on the related Servicer Remittance Date. To the extent the Servicer fails to do so, the Trustee or the Fiscal Agent will deposit all P&I Advances into the Distribution Account as described herein. See "Description of the Offered Certificates
-- Distributions" herein.

   Interest Reserve Account. The Trustee will establish and maintain an Interest Reserve Account ("Interest Reserve Account") in the name of the Trustee for the benefit of the holders of the Certificates. On each Servicer Remittance Date occurring in January and on any Servicer Remittance Date occurring in any December which occurs in a year immediately preceding a year which is not a leap year, the Servicer will be required to deposit, in respect of the Mortgage Loan known as the Ambassador Apartments loan, into the Interest Reserve Account, an amount equal to one day's interest collected on the Stated Principal Balance of such Mortgage Loan as of the Due Date occurring in the month preceding the month in which such Servicer Remittance Date occurs at the related Mortgage Rate, to the extent a full Monthly Payment or P&I Advance is made in respect thereof (all amounts so deposited in any consecutive January and February, "Withheld Amounts"). On each Servicer Remittance Date occurring in March, the Servicer will be required to withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts from the preceding January and December, if any, and deposit such amount into the Distribution Account.

   The Trustee will also establish and maintain one or more segregated accounts for each of the "Upper-Tier Distribution Account", the "Default Interest Distribution Account" and the "Excess Interest Distribution Account", each in the name of the Trustee for the benefit of the holders of the Certificates.

    The Cash Collateral Accounts, Collection Account, the Distribution Account, the Upper-Tier Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account and the Default Interest Distribution Account will be held in the name of the Trustee (or the Servicer on behalf of the Trustee) on behalf of the holders of Certificates and the Servicer will be authorized to make withdrawals from the Cash Collateral Accounts and the Collection Account. Each of the Cash Collateral Account, Collection Account, any REO Account, the Distribution Account, the Upper-Tier Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account and the Default Interest Distribution Account will be either (i) (A) an account maintained with either a federal or state chartered depository institution or trust company the long term unsecured debt obligations or commercial paper of which are rated by each of the Rating Agencies in its highest rating category at all times (or in the case of the REO Account, Collection Account, Interest Reserve Account and Escrow Account, the long term unsecured debt obligations of which are rated at least "AA" by Fitch and DCR and "Aa2" by Moody's) or (B) as to which the Trustee has received written confirmation from each of the Rating Agencies that holding funds in such account would not cause any Rating Agency to requalify, withdraw or downgrade any of its ratings on the Certificates, or (ii) a segregated trust account or accounts maintained with a federal or state chartered depository institution or trust company acting in its fiduciary capacity (an "Eligible Bank"). Amounts on deposit in the Collection Account, Cash Collateral Account, any REO Account and the Interest Reserve Account may be invested in certain United States government securities and other high-quality investments specified in the Pooling and Servicing Agreement ("Permitted Investments"). Interest or other income earned on funds in the Collection Account and Cash Collateral Accounts will be paid to the Servicer (except to the extent required to be paid to the related borrower) as additional servicing compensation and interest or other income earned on funds in any REO Account will be payable to the Special Servicer. Interest or other income earned on funds in the Interest Reserve Account will be paid to the Underwriter as compensation for arranging for on-going monitoring and surveillance of the Offered Certificates by the Rating Agencies.

WITHDRAWALS FROM THE COLLECTION ACCOUNT

   The Servicer may make withdrawals from the Collection Account for the following purposes, to the extent permitted and in the priorities provided in the Pooling and Servicing Agreement: (i) to remit on or before each Servicer Remittance Date (A) to the Distribution Account an amount equal to the sum of
(I) Available Funds and any Prepayment Premiums and (II) the Trustee Fee for such Distribution Date, (B) to the Default Interest Distribution Account an amount equal to the Net Default Interest received in the related Collection Period, (C) to the Excess Interest Distribution Account an amount equal to the Excess Interest received in the related Collection Period, if any, and
(D) to the Interest Reserve Account an amount required to be withheld as described under " -- Accounts -- Interest Reserve Account"; (ii) to pay or reimburse the Servicer, the Special Servicer, the Trustee, the Fiscal Agent or the holders of the most subordinate Class of Certificates, as applicable, for Advances made by any of them and, if applicable, interest on Advances (provided, that the Trustee and Fiscal Agent will have priority with respect to such payment or reimbursement), the Servicer and the most subordinate Certificateholder's right to reimbursement for items described in this clause
(ii) being limited as described herein under " -- Advances"; (iii) to pay on or before each Servicer Remittance Date to the Servicer and the Special Servicer as compensation, the aggregate unpaid Servicing Compensation (not including the portion of the Servicing Fee representing the Trustee's Fee) in respect of the immediately preceding calendar month; (iv) to pay on or before each Distribution Date to the Depositor, Mortgage Loan Seller or other Originator with respect to each Mortgage Loan or REO Property that has previously been purchased or repurchased by it pursuant to the Pooling and Servicing Agreement, all amounts received thereon during the related Collection Period and subsequent to the date as of which the amount required to effect such purchase or repurchase was determined; (v) to the extent not reimbursed or paid pursuant to any of the above clauses, to reimburse or pay the Servicer, the Special Servicer, the Trustee, the Fiscal Agent and/or the Depositor for unpaid Servicing Compensation (in the case of the Servicer, the Special Servicer or the Trustee) and certain other unreimbursed expenses incurred by such person pursuant to and to the extent reimbursable under the Pooling and Servicing Agreement and to satisfy any indemnification obligations of the Trust Fund under the Pooling and Servicing Agreement; (vi) to pay to the Trustee amounts requested by it to pay taxes on certain net income with respect to REO Properties; (vii) to withdraw any amount deposited into the Collection Account that was not required to be deposited therein; and (viii) to clear and terminate the Collection Account pursuant to a plan for termination and liquidation of the Trust Fund.

ENFORCEMENT OF "DUE-ON-SALE" AND "DUE-ON-ENCUMBRANCE" CLAUSES

   The Servicer or Special Servicer, as applicable, will be obligated to exercise the Trustee's rights under the "due-on-sale" or "due-on-encumbrance" clause in the related Mortgage to accelerate the maturity of the related Mortgage

Loan, unless prohibited by law from doing so. A "due-on-sale" or "due-on-encumbrance" clause may, under certain circumstances, be unenforceable against a borrower which is a debtor in a case under the Bankruptcy Code.

   If applicable law prohibits the enforcement of a "due-on-sale" clause or if the Servicer or Special Servicer, acting in accordance with the servicing standard, determines that such enforcement would not be in the best interests of the Trust Fund, and, as a consequence, a Mortgage Loan is assumed, the original mortgagor may be released from liability for the unpaid principal balance of the related Mortgage Loan and interest thereon at the applicable Mortgage Rate during the remaining term of such Mortgage Loan and the Servicer or Special Servicer, as applicable, may accept payments in respect of the Mortgage Loan from the new owner of the Mortgaged Property and the Servicer or Special Servicer, as applicable, may enter into an assumption agreement with a new purchaser whereby the new owner of the Mortgaged Property will be substituted as the mortgagor and the original mortgagor released so long as (i) the credit status of the prospective new borrower is in compliance with the underwriting requirements customarily imposed by the Servicer and the terms of the related Mortgage Loan, and (ii) each Rating Agency has confirmed in writing that such substitution will not, in and of itself, cause a qualification, withdrawal or downgrading of the then-current ratings assigned to the Certificates. In the event a Mortgage Loan is assumed or encumbered as described in the preceding sentences, none of the Trustee, the Servicer or Special Servicer shall permit any modification of such Mortgage Loan other than as described above under " -- Servicing of the Mortgage Loans; Collection of Payments." The Servicer or Special Servicer, as applicable, shall be entitled to retain as additional servicing compensation assumption fees paid by the original mortgagor or the new owner in connection with such assumption. See "Certain Legal Aspects of the Mortgage Loans
-- Due-on-Sale and Due-on-Encumbrance" in the Prospectus.

INSPECTIONS

   The Special Servicer is required to inspect each Mortgaged Property at such times and in such manner as are consistent with the servicing standards described herein, but in any event (i) is required to inspect each Mortgaged Property securing a Note, with a Stated Principal Balance (or in the case of a Note secured by more than one Mortgaged Property, having an Allocated Loan Amount) of (a) $2,000,000 or more at least once every twelve months and (b) less than $2,000,000 at least once every 24 months, in each case commencing in October 1996 (or at such lesser frequency, provided each Rating Agency has confirmed in writing to the Servicer that such schedule will not result in the withdrawal, downgrading or qualification of the then-current ratings assigned to the Certificates) and (ii) if the Mortgage Loan (a) becomes a "Specially Serviced Mortgage Loan," (b) is delinquent for 60 days or (c) has a debt service coverage ratio of less than 1.0, the Special Servicer is required to inspect the related Mortgaged Properties as soon as practicable and thereafter at least every twelve months.

EVIDENCE AS TO COMPLIANCE

   The Pooling and Servicing Agreement requires the Servicer to cause a nationally recognized firm of independent public accountants, which is a member of the American Institute of Certified Public Accountants, to furnish to the Trustee on or before March 15 of each year, beginning March 15, 1997, a statement to the effect that such firm has examined certain documents and records relating to the servicing of similar mortgage loans for the preceding twelve months and that their examination, conducted substantially in compliance with generally accepted auditing standards and the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC, disclosed no exceptions or errors in records relating to the servicing of similar mortgage loans in accordance with the terms of the Pooling and Servicing Agreement that in their opinion are material, except for such exceptions as are set forth in their statement.

   The Pooling and Servicing Agreement also requires the Servicer to deliver to the Trustee, on or before March 15 of each year, beginning March 15, 1997, an officer's certificate of the Servicer stating that, to the best of such officer's knowledge, the Servicer has fulfilled its obligations under the Pooling and Servicing Agreement throughout the preceding year or, if there has been a default, specifying each default known to such officer.

CERTAIN MATTERS REGARDING THE DEPOSITOR, THE SERVICER AND THE SPECIAL
SERVICER

   The Servicer may assign its rights and delegate its duties and obligations under the Pooling and Servicing Agreement in connection with the sale or transfer of a substantial portion of its mortgage servicing or asset management portfolio, provided that certain conditions are satisfied including obtaining the consent of the Trustee and written confirmation of each Rating Agencies that such assignment or delegation will not cause a qualification, withdrawal or downgrading of the then-current ratings assigned to the Certificates. The Pooling and Servicing Agreement provides that the Servicer may not otherwise resign from its obligations and duties as Servicer thereunder, except upon the determination that performance of its duties is no longer permissible under applicable law and provided that such determination is evidenced by an opinion of counsel delivered to the Trustee. The holders of Certificates evidencing aggregate Voting Rights of at least 51% may remove the Servicer upon the occurrence of an Event of Default under the Pooling and Servicing Agreement and upon written notice to the Servicer, the Depositor and the Trustee; provided that each Rating Agency has provided written confirmation that such removal will not cause a qualification, withdrawal or downgrading of the ratings assigned to the Certificates; and provided, further, that the Servicer will be entitled to payment of its portion of unpaid Servicing Fees, unreimbursed Advances (with interest thereon) and other amounts to which the Servicer is entitled, in each case which accrued prior to its termination. No such resignation or removal may become effective until a successor Servicer has assumed the obligations of the Servicer under the Pooling and Servicing Agreement. The Trustee or any other successor Servicer assuming the obligations of the Servicer under the Pooling and Servicing Agreement will be entitled to the compensation to which the Servicer would have been entitled. If no successor Servicer can be obtained to perform such obligations for such compensation, additional amounts payable to such successor Servicer will be treated as Realized Losses.

   The Pooling and Servicing Agreement also provides that neither the Depositor, the Servicer, the Special Servicer, nor any director, officer, employee or agent of the Depositor, the Servicer or the Special Servicer will be under any liability to the Trust Fund or the holders of Certificates for any action taken or for refraining from the taking of any action in good faith pursuant to the Pooling and Servicing Agreement, or for errors in judgment; provided, however, that neither the Depositor, the Servicer, the Special Servicer nor any such person will be protected against any liability which would otherwise be imposed by reason of willful misconduct, bad faith, fraud or gross negligence (or in the case of the Servicer, by reason of any specific liability imposed for a breach of the Servicing Standard) in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. The Pooling and Servicing Agreement further provides that the Depositor, the Servicer, the Special Servicer and any director, officer, employee or agent of the Depositor, the Servicer and the Special Servicer will be entitled to indemnification by the Trust Fund for any loss, liability or expense incurred in connection with any legal action relating to the Pooling and Servicing Agreement or the Certificates, other than any loss, liability or expense incurred by reason of willful misconduct, bad faith, fraud or negligence (or in the case of the Servicer, by reason of any specific liability imposed for a breach of the Servicing Standard) in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder.

   In addition, the Pooling and Servicing Agreement provides that neither the Depositor, the Servicer, nor the Special Servicer will be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its duties under the Pooling and Servicing Agreement and which in its opinion does not expose it to any expense or liability. The Depositor, the Servicer or the Special Servicer may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Pooling and Servicing Agreement and the rights and duties of the parties thereto and the interests of the holders of Certificates thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Trust Fund, and the Depositor, the Servicer and the Special Servicer will be entitled to be reimbursed therefor and to charge the Collection Account.

   The Depositor is not obligated to monitor or supervise the performance of the Servicer, the Special Servicer or the Trustee under the Pooling and Servicing Agreement. The Depositor may, but is not obligated to, enforce the obligations of the Servicer or the Special Servicer under the Pooling and Servicing Agreement and may, but is not obligated to, perform or cause a designee to perform any defaulted obligation of the Servicer or the Special Servicer or exercise any right of the Servicer or the Special Servicer under the Pooling and Servicing Agreement. In the event the Depositor undertakes any such action, it will be reimbursed by the Trust Fund in accordance with the standard set forth above. Any such action by the Depositor will not relieve the Servicer or the Special Servicer of its obligations under the Pooling and Servicing Agreement.

   Any person into which the Servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which the Servicer is a party, or any person succeeding to the business of the Servicer, will be the successor of the Servicer under the Pooling and Servicing Agreement, and shall be deemed to have assumed all of the liabilities and obligations of the Servicer under the Pooling and Servicing Agreement.

EVENTS OF DEFAULT

   Events of default of the Servicer (each, an "Event of Default") under the Pooling and Servicing Agreement consist, among other things, of (i) any failure by the Servicer to remit to the Collection Account or any failure by the Servicer to remit to the Trustee for deposit into the Upper-Tier Distribution Account, Distribution Account, Excess Interest Distribution Account, Interest Reserve Account or Default Interest Distribution Account any amount required to be so remitted pursuant to the Pooling and Servicing Agreement; or (ii) any failure by the Servicer duly to observe or perform in any material respect any of its other covenants or agreements or the breach of its representations or warranties under the Pooling and Servicing Agreement which continues unremedied for thirty (30) days after the giving of written notice of such failure to the Servicer by the Depositor or the Trustee, or to the Servicer and to the Depositor and the Trustee by the holders of Certificates evidencing Percentage Interests of at least 25% of any affected class; or
(iii) any failure by the Servicer to make any Advances as required pursuant to the Pooling and Servicing Agreement; or (iv) confirmation in writing by any Rating Agency that not terminating the Servicer would, in and of itself, cause the then-current rating assigned to any Class of Certificates to be qualified, withdrawn or downgraded; or (v) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings and certain actions by, on behalf of or against the Servicer indicating its insolvency or inability to pay its obligations.

   Events of Default of the Special Servicer under the Pooling and Servicing Agreement include the items specified in clauses (i), (ii), (iii), (iv) and
(v) above with respect to, and to the extent applicable to, the Special
Servicer.

RIGHTS UPON EVENT OF DEFAULT

   If an Event of Default with respect to the Servicer occurs, then the Trustee may, and at the direction of the holders of Certificates evidencing at least 25% of the aggregate Voting Rights of all Certificateholders, the Trustee will, terminate all of the rights and obligations of the Servicer as servicer under the Pooling and Servicing Agreement and in and to the Trust Fund. Notwithstanding the foregoing, upon any termination of the Servicer under the Pooling and Servicing Agreement the Servicer will continue to be entitled to receive all accrued and unpaid servicing compensation through the date of termination plus all Advances and interest thereon as provided in the Pooling and Servicing Agreement. In the event that the Servicer is also the Special Servicer and the Servicer is terminated, the Servicer will also be terminated as Special Servicer.

   On and after the date of termination following an Event of Default by the Servicer, the Trustee will succeed to all authority and power of the Servicer (and the Special Servicer if the Special Servicer is also the Servicer) under the Pooling and Servicing Agreement and will be entitled to the compensation arrangements to which the Servicer (and the Special Servicer if the Servicer is also the Special Servicer) would have been entitled. If the Trustee is unwilling or unable so to act, or if the holders of Certificates evidencing at least 25% of the aggregate Voting Rights of all Certificateholders so request, or if the long-term unsecured debt rating of the Trustee or the Fiscal Agent is not at least "AA" by DCR and Fitch and "Aa2" by Moody's or if the Rating Agencies do not provide written confirmation that the succession of the Trustee as Servicer, will not cause a qualification, withdrawal or downgrading of the then-current ratings assigned to the Certificates, the Trustee must appoint, or petition a court of competent jurisdiction for the appointment of, a mortgage loan servicing institution the appointment of which will not result in the downgrading, qualification or withdrawal of the rating or ratings then assigned to any Class of Certificates as evidenced in writing by each Rating Agency to act as successor to the Servicer under the Pooling and Servicing Agreement. Pending such appointment, the Trustee is obligated to act in such capacity. The Trustee and any such successor may agree upon the servicing compensation to be paid.

   If the Special Servicer is not the Servicer and an Event of Default with respect to the Special Servicer occurs, the Trustee will terminate the Special Servicer and the Servicer will succeed to all the power and authority of the Special Servicer under the Pooling and Servicing Agreement (provided that such termination would not result in the downgrading, qualification or withdrawal of the rating or ratings assigned to any Class of Certificates as evidenced in writing by each Rating Agency) and will be entitled to the compensation to which the Special Servicer would have been entitled.

   No Certificateholder will have any right under the Pooling and Servicing Agreement to institute any proceeding with respect to the Pooling and Servicing Agreement or the Mortgage Loans, unless, with respect to the Pooling and Servicing Agreement, such holder previously shall have given to the Trustee a written notice of a default under the Pooling and Servicing Agreement, and of the continuance thereof, and unless also the holders of Certificates of any Class affected thereby evidencing Percentage Interests of at least 25% of such Class shall have made written request of the Trustee to institute such proceeding in its own name as Trustee under the Pooling and Servicing Agreement and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute such proceeding.

    The Trustee will have no obligation to make any investigation of matters arising under the Pooling and Servicing Agreement or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of Certificates, unless such holders of Certificates shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

AMENDMENT

   The Pooling and Servicing Agreement may be amended at any time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent without the consent of any of the holders of Certificates (i) to cure any ambiguity; (ii) to correct or supplement any provisions therein which may be defective or inconsistent with any other provisions therein; (iii) to amend any provision thereof to the extent necessary or desirable to maintain the status of each of the Upper-Tier REMIC and Lower-Tier REMIC as a REMIC;
(iv) to amend or supplement a provision which will not adversely affect in any material respect the interests of any Certificateholder not consenting thereto, as evidenced in writing by an opinion of counsel or confirmation in writing from each Rating Agency that such amendment will not result in a qualification, withdrawal or downgrading of the then-current ratings assigned to the Certificates; and (v) to amend or supplement any provisions therein to the extent necessary or desirable to maintain the rating assigned to each of the Classes of Certificates by each Rating Agency. No such amendment shall cause either of the Upper-Tier REMIC or Lower-Tier REMIC to fail to qualify as a REMIC or shall adversely affect in any material respect the interests of any holder of the Certificates, and, if requested by the Servicer or the Trustee, as evidenced by an opinion of counsel.

   The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent with the consent of the holders of Certificates evidencing at least 66 2/3% of the Percentage Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or modifying in any manner the rights of the holders of Certificates; provided, however, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans which are required to be distributed on any Certificate without the consent of each holder of such Certificate; (ii) alter the obligations of the Servicer, the Special Servicer, the Trustee or the Fiscal Agent to make a P&I Advance or Property Advance or alter the servicing standards set forth in the Pooling and Servicing Agreement; (iii) change the percentages of Voting Rights of holders of Certificates which are required to consent to any action or inaction under the Pooling and Servicing Agreement; or (iv) amend the section in the Pooling and Servicing Agreement relating to the amendment of the Pooling and Servicing Agreement, in each without the consent of the holders of all Certificates representing all the Percentage Interests of the Class or Classes affected thereby.

VOTING RIGHTS

   The "Voting Rights" assigned to each Class shall be (a) 0% in the case of the Class V-1, Class V-2, Class R and Class LR Certificates, (b) 0.4% in the case of the Class A-CS1 Certificates and 8% in the case of the Class A-CS2 Certificates (the sum of such percentages for each such Class outstanding is the "Fixed Voting Rights Percentage"), (c) in the case of the Class A-1A, Class A-1B, Class A-1C, Class A-1D, Class A-2, Class A-3, Class A-4, Class A-5, Class B-1, Class B-2, Class B-3, Class B-4 and Class B-4H Certificates, a percentage equal to the product of (i) 100% minus the Fixed Voting Rights Percentage multiplied by (ii) a fraction, the numerator of which is equal to the aggregate outstanding Certificate Balance of any such Class and the denominator of which is equal to the aggregate outstanding Certificate Balances of all Classes of Certificates. The Coupon Strip Certificates will not be entitled to vote with respect to proposed extensions of a Specially Serviced Mortgage Loan. The Voting Rights of any Class of Certificates shall be allocated among holders of Certificates of such Class in proportion to their respective Percentage Interests, except that any Certificate beneficially owned by the Depositor, the Servicer, the Special Servicer, any mortgagor, the Trustee, a manager, or any of their respective affiliates will be deemed not to be outstanding; provided, however, that for purposes of obtaining the consent of Certificateholders to an amendment to the Pooling and Servicing Agreement, any Certificates beneficially owned by the Servicer or Special Servicer or an affiliate thereof will be deemed to be outstanding, provided that such amendment does not relate to compensation of the Servicer, Special Servicer or otherwise benefit such entity or an affiliate; and, provided, further, that for purposes of obtaining the consent of Certificateholders to any action proposed to be taken by the Special Servicer with respect to a Specially Serviced Mortgage Loan, any Certificates beneficially owned by the Servicer or an affiliate will be deemed to be outstanding if the Special Servicer is not the Servicer or any affiliate. The Certificates beneficially owned by the Special Servicer or an affiliate thereof shall be deemed outstanding for purposes of determining who the Directing

Holders (as defined below) are and for purposes of issuing Instructions (as defined below). The Voting Rights of each Class of Certificates will be deemed to be reduced on any day on which an Appraisal Reduction Amount is allocated to such Class. The Fixed Voting Right Percentage of the Class A-CS1 and Class A-CS2 Certificates will be proportionally reduced upon the allocation of Appraisal Reduction Amounts with respect to any component of such Classes based on the amount of such reduction.

REALIZATION UPON MORTGAGE LOANS

   Specially Serviced Mortgage Loans; Appraisals; Extensions. Contemporaneously with the earliest of (i) the effective date of any modification of the stated maturity, Mortgage Rate, principal balance or amortization terms of any Mortgage Loan, any extension of the Maturity Date of a Mortgage Loan or consent to the release of any Mortgaged Property from the lien of the related Mortage or (ii) the occurrence of an Appraisal Reduction Event, the Servicer (after consultation with the Special Servicer) will obtain an appraisal (or a letter update from an existing appraisal which is less than three years old) of the Mortgaged Property or REO Property, as the case may be, from an independent appraiser who is a member of the American Institute of Real Estate Appraisers (an "Updated Appraisal") provided, that, the Servicer will not be required to obtain an Updated Appraisal of any Mortgaged Property with respect to which there exists an appraisal which is less than twelve months old.

   Following a default on a Mortgage Loan at maturity, the Special Servicer may either foreclose or elect to grant a one-year extension of the Specially Serviced Mortgage Loan; provided that the Special Servicer may only extend such Mortgage Loan if (i) immediately prior to the default on the Balloon Payment the related borrower had made twelve consecutive Monthly Payments on or prior to their Due Dates, (ii) the Special Servicer determines in its reasonable judgment that such borrower has attempted in good faith to refinance such Mortgaged Loan or Mortgaged Property, (iii) the Special Servicer determines that (A) extension of such Mortgage Loan is consistent with the Servicing Standard and (B) extension of such Mortgage Loan is likely to result in a recovery which on a net present value basis would be greater than the recovery that would result from a foreclosure, (iv) such extension requires that all cash flow on all related Mortgage Properties in excess of amounts required to operate and maintain such Mortgaged Properties be applied to payments of principal and interest on such Mortgage Loan and (v) the Special Servicer terminates the related Manager unless the Special Servicer determines that retaining such Manager is conducive to maintaining the value of such Mortgaged Properties; provided, further, that, if, after notice to all Certificateholders, holders of Certificates evidencing at least 66 2/3% of the Voting Rights of each Class of Certificates entitled to vote direct the Special Servicer not to extend, the Special Servicer will not extend; provided, further, that, if the Special Servicer is not the Servicer and the Servicer would not elect to extend, holders of Certificates evidencing greater than (a) 50% of the aggregate Voting Rights of all Certificateholders entitled to vote and (b) 66 2/3% of the aggregate Voting Rights of all Certificateholders entitled to vote who respond to such notice, may direct the Special Servicer not to extend. Notwithstanding the foregoing, the Special Servicer may extend pursuant to the Instructions of the Directing Holders (as described and defined below). The holders of the Class A-CS1 and Class A-CS2 Certificates will not be entitled to vote with respect to proposed extensions of a Specially Serviced Mortgage Loan.

   The Special Servicer may, after presenting a proposal to and consulting with the Servicer (if the Special Servicer is not the Servicer), and taking into account the LTV of a Specially Serviced Mortgage Loan as indicated in the Updated Appraisal, grant subsequent one-year extensions of such Specially Serviced Mortgage Loan if (i) the related borrower has made twelve consecutive monthly payments in an amount equal to or greater than the Minimum Defaulted Monthly Payments and (ii) the requirements set forth in clauses (ii) -- (iv) of the preceding paragraph are satisfied; provided, however, that, if, after notice to all Certificateholders, holders of Certificates evidencing at least 66 2/3% of the aggregate Percentage Interests of each Class of Certificates direct the Special Servicer not to extend, the Special Servicer will not extend; provided, further, that, if the Special Servicer is not the Servicer and the Servicer would not elect to extend, holders of Certificates evidencing greater than (a) 50% of the aggregate Voting Rights of all Certificateholders and (b) 66 2/3% of the aggregate Voting Rights of all Cerificateholders who respond to such notice, may direct the Special Servicer not to extend. Notwithstanding the foregoing, the Special Servicer may extend pursuant to the Instructions of the Directing Holders. The Special Servicer will not agree to any extension of a Mortgage Loan beyond the Rated Final Distribution Date. If such borrower fails to make a Minimum Defaulted Monthly Payment during an extension period, no further extensions will be granted (provided, however, that the Special Servicer may grant such extension if the borrower has been delinquent on no more than one such Minimum Defaulted Monthly Payment within a 24-month period and the requirements set forth in clauses (ii) through (iv) of the preceding paragraph are satisfied).

    Any extension pursuant to the two preceding paragraphs will require monthly payments in an amount equal to or greater than the Minimum Defaulted Monthly Payment.

   The "Minimum Defaulted Monthly Payment" with respect to any extension of a Mortgage Loan that is delinquent in respect of its Balloon Payment, is equal to (a) the principal portion of the Monthly Payment that would have been due on such Mortgage Loan on the related Due Date based on the original amortization schedule thereof (or, if there is no amortization schedule, the principal portion of the constant Monthly Payment that would have been due), assuming such Balloon Payment had not become due, after giving effect to any modification, and (b) interest at the applicable Default Rate; provided, however, that the Special Servicer may agree that the Minimum Defaulted Monthly Payments may include interest at a rate lower than the related Default Rate (but in no event lower than the related Mortgage Rate) (the "Lower Rate") provided that if, after notice to all Certificateholders, holders of Certificates evidencing at least 66 2/3% of the Voting Rights of each Class direct (or, in the event that the Special Servicer is not the Servicer and the Servicer would not agree to the Lower Rate, Certificateholders representing greater than (a) 50% of the aggregate Voting Rights of all Certificateholders and (b) 66 2/3% of the aggregate Voting Rights of all Certificateholders who respond to such notice) the Special Servicer not to agree to permit payments to include interest at the Lower Rate, the Special Servicer shall not agree to payments with interest at the Lower Rate; provided, further, that if the Minimum Defaulted Monthly Payment is to include interest at the Lower Rate, the Special Servicer may agree that interest on such Mortgage Loan accrues at the Lower Rate; and provided that if, after notice to all Certificateholders, holders of Certificates evidencing at least 66 2/3% of the Voting Rights of each Class direct the Special Servicer that such Mortgage Loan shall accrue interest at the related Default Rate, then such Mortgage Loan will continue to accrue interest at the Default Rate thereof and the excess of interest accrued on such Mortgage Loan over the amount included in the Minimum Defaulted Monthly Payments (i.e., interest at the Lower Rate) will be added to the outstanding principal balance of such Mortgage Loan. Notwithstanding the foregoing, if the Directing Holders have given Instructions to the Special Servicer to extend, the Special Servicer will be required to follow the Directing Holders' Instructions with respect to interest so long as the Minimum Defaulted Monthly Payment is at least equal to the Lower Rate.

   The Special Servicer will only be permitted to extend pursuant to the preceding paragraphs or pursuant to instructions from Directing Holders.

   Under certain circumstances the Special Servicer may modify the terms of Specially Serviced Mortgage Loans as described below under "
-- Modifications."

   Foreclosure Proceedings; Action of Directing Holders. The Special Servicer may be given revocable instructions ("Instructions") to extend a Specially Serviced Mortgage Loan serviced by it that has defaulted on the Balloon Payment (which extension will be restricted to the actions that the Special Servicer could have otherwise taken with respect to such Mortgage Loan except that (a) the actions of the Directing Holders will not be subject to the rejection of the holders of the Certificates and (b) the related borrower will not have had to make twelve consecutive Monthly Payments on or prior to their Due Dates) by the holders of a majority in Percentage Interest of the most subordinate Class of Certificates then outstanding (determined as provided below) having an aggregate initial Certificate Balance representing a minimum of 2.5% of the aggregate initial Certificate Balances of all Classes of Certificates (or if the Certificate Balance of such Class or Classes has been reduced to less than 40% of the initial Certificate Balances thereof, the holders of such Class or Classes together with the holders of the next most subordinate Class) (the "Directing Holders") under the following circumstance: if the Special Servicer has determined to commence foreclosure or acquisition proceedings, the Special Servicer will notify the Trustee (who will, in turn, notify the Directing Holders), the Servicer and the Depositor of its proposed action. If the Special Servicer receives contrary Instructions within seven days from the Directing Holders, the Special Servicer will delay such proceedings, and the procedures described below shall apply to the servicing of such Mortgage Loan. In the event that the Special Servicer does not receive such Instructions within such seven-day period, the Special Servicer may proceed with the foreclosure or acquisition. If the Directing Holders revoke their Instructions to extend the Mortgage Loan, the Special Servicer will service the Mortgage Loan without regard to such original Instructions; provided, however, that the Directing Holders will be required to maintain the Collateral Account (as described below) unless and until the Mortgage Loan is no longer a Specially Serviced Mortgage Loan for nine consecutive months or has been liquidated. For purposes of determining the Directing Holders with respect to any Mortgage Loan, the Class A-1A, Class A-1B, Class A-1C, Class A-CS1 and Class A-CS2 Certificates collectively, and the Class B-4 and Class B-4H Certificates together, will, in each case, be treated as one class.

   Deposits by Directing Holders. If the Special Servicer receives Instructions and has not otherwise been required to obtain an Updated Appraisal as described above, the Servicer (after consultation with the Special Servicer) will obtain an

Updated Appraisal as soon as reasonably practicable to determine the fair market value of each related Mortgaged Property, after accounting for the estimated liquidation and carrying costs (the "Fair Market Value" of such Mortgaged Property). Within two Business Days after the Special Servicer's receipt of Instructions, the Directing Holders are required to deposit (in proportion to their respective Percentage Interests) into a segregated account (the "Collateral Account") established and maintained by the Special Servicer (or if the Special Servicer is a Directing Holder, the Servicer) an amount equal to the lesser of (a) 125% of the Fair Market Value of the related Mortgaged Property and (b) the outstanding principal balance of the Mortgage Loan plus unreimbursed Advances (with interest thereon) and unpaid accrued interest (the "Deposit"). If no Updated Appraisal has yet been obtained, the amount of the Deposit will be determined based on the Special Servicer's (or if the Special Servicer is a Directing Holder, the Servicer's) estimate of the Fair Market Value of the Mortgaged Property, in which case, upon the Special Servicer's receipt of such Updated Appraisal, the Special Servicer (or if the Special Servicer is a Directing Holder, the Servicer) will remit any excess deposit to the Directing Holders, or the Directing Holders will deposit in the Collateral Account any shortfall, as the case may be. In the event that the Directing Holders do not make the required deposit within two business days of the Special Servicer's receipt of Instructions, the Special Servicer will disregard such Instructions. The Directing Holders will be deemed to have granted to the Special Servicer (or the Servicer, if applicable) for the benefit of Certificateholders a first priority security interest in the Collateral Account, as security for the obligations of the Directing Holders.

   If the Special Servicer is acting pursuant to Instructions, the Special Servicer or the Servicer, as applicable, shall withdraw from the Collateral Account and remit to the Servicer for deposit into the Collection Account on or prior to the Business Day preceding each Servicer Remittance Date a sum equal to the P&I Advances and Property Advances for the related Mortgage Loan which in the absence of Instructions would be made by the Servicer (and the obligation to make such advances shall not be subject to a non-recoverability standard) and the Directing Holders shall, upon request therefor by the Special Servicer (or if the Special Servicer is a Directing Holder, the Servicer), deposit from their own funds into the Collateral Account the amount of such P&I Advances or Property Advances. If the Directing Holders fail to make such Deposit within one Business Day after receipt of the Special Servicer's or Servicer's, as applicable, request, the Special Servicer will no longer be required to follow such Instructions and will specially service such Mortgage Loan as though no Instructions had been given; provided, however, that the Directing Holders will be required to maintain the Collateral Account unless and until the related Mortgage Loan is no longer a Specially Serviced Mortgage Loan for nine consecutive months or has been liquidated. The Special Servicer or Servicer, as applicable, will invest amounts on deposit in the Collateral Account in Permitted Investments upon direction by the Directing Holders. Directing Holders will be entitled to reinvestment income as received, and will reimburse the Collateral Account for any losses incurred.

   Settlement. If the Specially Serviced Mortgage Loan or Mortgaged Property is liquidated or disposed of, the Special Servicer or Servicer, as applicable, will withdraw from the Collateral Account, and deposit into the Collection Account as additional liquidation proceeds for distribution to Certificateholders in accordance with the priorities described herein, the lesser of (a) the amount by which 125% of the Fair Market Value (determined at the time of the Deposit) exceeds the net sales proceeds, and (b) the amount by which the outstanding principal balance of the related Mortgage Loan plus unreimbursed Advances (with interest thereon) and unpaid accrued interest exceeds the net sales proceeds.

   The Special Servicer or Servicer, as applicable, will deposit the amount realized upon disposition of the Mortgage Loan or Mortgaged Property in the Collection Account. If the Mortgage Loan has not been realized upon on or before the third anniversary of the Instructions (or such earlier date so that the Trust Fund owns the Mortgaged Property for no more than two years), the Directing Holders will be required to purchase the Mortgage Loan for a purchase price equal to the Fair Market Value (determined at the time of the Deposit). Amounts on deposit in the Collateral Account will be applied toward the purchase price.

   If at any time following the establishment of a Collateral Account and prior to the disposition of a Specially Serviced Mortgage Loan or Mortgaged Property, the Mortgaged Property suffers a hazard loss that results in the Mortgaged Property not being rebuilt and payments to the Trustee under the related hazard insurance policy, the Special Servicer or Servicer, as applicable, will pay all amounts on deposit in the Collateral Account to the Directing Holders. In addition, after amounts required to be deposited in the Collection Account have been withdrawn from the Collateral Account, as described above, following foreclosure, liquidation, disposition, purchase by Directing Holders or, if the related Mortgage Loan is no longer a Specially Serviced Mortgage Loan for nine consecutive months, any related remaining amounts in the Collateral Account will be released to the Directing Holders.

   No Advances. Until the disposition of the Specially Serviced Mortgage Loan or Mortgaged Property, as to which Directing Holders have provided Instructions, or the cure of such default, no P&I Advances will be made in respect of amounts distributable to the Class of the Directing Holders in respect of such Mortgage Loan.

    Standards for Conduct Generally in Effecting Foreclosure or the Sale of Defaulted Loans. In connection with any foreclosure or other acquisition, the cost and expenses of any such proceeding shall be paid by the Special Servicer as a Property Advance.

   If the Special Servicer elects to proceed with a non-judicial foreclosure in accordance with the laws of the state where the Mortgaged Property is located, the Special Servicer shall not be required to pursue a deficiency judgment against the related Mortgagor, if available, or any other liable party if the laws of the state do not permit such a deficiency judgment after a non-judicial foreclosure or if the Special Servicer determines, in its best judgment, that the likely recovery if a deficiency judgment is obtained will not be sufficient to warrant the cost, time, expense and/or exposure of pursuing the deficiency judgment and such determination is evidenced by an officers' certificate delivered to the Trustee.

   Notwithstanding any provision to the contrary, the Special Servicer shall not, on behalf of the Trust Fund, obtain title to a Mortgaged Property as a result of or in lieu of foreclosure or otherwise, and shall not otherwise acquire possession of, or take any other action with respect to, any Mortgaged Property if, as a result of any such action, the Trustee, for the Trust Fund or the holders of Certificates, would be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or "operator" of, such Mortgaged Property within the meaning of CERCLA or any comparable law, unless the Special Servicer has previously determined, based on an environmental assessment report prepared by an independent person who regularly conducts environmental audits, that: (i) such Mortgaged Property is in compliance with applicable environmental laws or, if not, after consultation with an environmental consultant that it would be in the best economic interest of the Trust Fund to take such actions as are necessary to bring such Mortgaged Property in compliance therewith and (ii) there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any currently effective federal, state or local law or regulation, or that, if any such hazardous materials are present for which such action could be required, after consultation with an environmental consultant it would be in the best economic interest of the Trust Fund to take such actions with respect to the affected Mortgaged Property.

   In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be issued to the Trustee, or to its nominee, on behalf of holders of Certificates. Notwithstanding any such acquisition of title and cancellation of the related Mortgage Loan, such Mortgage Loan shall be considered to be an REO Mortgage Loan held in the Trust Fund until such time as the related REO Property shall be sold by the Trust Fund and shall be reduced only by collections net of expenses.

   If the Trust Fund acquires a Mortgaged Property by foreclosure or deed-in-lieu of foreclosure upon a default of a Mortgage Loan, the Pooling and Servicing Agreement provides that the Trustee (or the Special Servicer, on behalf of the Trustee), must administer such Mortgaged Property so that it qualifies at all times as "foreclosure property" within the meaning of Code
Section 860G(a)(8). The Pooling and Servicing Agreement also requires that any such Mortgaged Property be managed and operated by an "independent contractor," within the meaning of applicable Treasury regulations, who furnishes or renders services to the tenants of such Mortgaged Property. Generally, the REMIC will not be taxable on income received with respect to the Mortgaged Property to the extent that it constitutes "rents from real property," within the meaning of Code Section 856(c)(3)(A) and Treasury regulations thereunder. "Rents from real property" do not include the portion of any rental based on the net income or gain of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement. "Rents from real property" include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar Class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are "customary" within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by the Trust Fund, presumably allocated based on the value of any non-qualifying services, would not constitute "rents from real property." In addition to the foregoing, any net income from a trade or business operated or managed by an independent contractor on a Mortgaged Property owned by the REMIC, including but not limited to a hotel or skilled nursing care business, will not constitute "rents from real property." Any of the foregoing types of income may instead constitute "net income from foreclosure property," which would be taxable to the REMIC at the highest marginal federal corporate rate (currently 35%) and may also be subject to state or local taxes. Any such taxes would be chargeable against the related income for purposes of determining the Net REO Proceeds available for distribution to holders of Certificates. See "Certain Federal Income Tax Consequences -- Federal Income Tax Consequences for REMIC Certificates" and " -- Taxes That May Be Imposed on the REMIC Pool -- Net Income from Foreclosure Property" in the Prospectus.

    The Special Servicer may offer to sell to any person any Defaulted Mortgage Loan or any REO Property, or may offer to purchase any Specially Serviced Mortgage Loan or any REO Property (in each case at the repurchase price set forth in the Pooling and Servicing Agreement, which includes unpaid principal and interest thereon), if and when the Special Servicer determines, consistent with the servicing standard set forth in the Pooling and Servicing Agreement, that no satisfactory arrangements can be made for collection of delinquent payments thereon and such a sale would be in the best economic interests of the Trust Fund, but shall, in any event, so offer to sell any REO Property no later than the time determined by the Special Servicer to be sufficient to result in the sale of such REO Property within the period specified in the Pooling and Servicing Agreement, including extensions thereof. The Special Servicer shall give the Trustee not less than ten days' prior written notice of its intention to sell any Specially Serviced Mortgage Loan or REO Property, in which case the Special Servicer shall accept the highest offer received from any person for any Specially Serviced Mortgage Loan or any REO Property in an amount at least equal to the Repurchase Price or, at its option, if it has received no offer at least equal to the Repurchase Price therefor, purchase the Specially Serviced Mortgage Loan or REO Property at such Repurchase Price. In addition, holders of subordinate Classes of Certificates may purchase Specially Serviced Mortgage Loans, or may direct the Special Servicer to delay any foreclosure proceedings, subject to certain limitations. See " -- Realization on Mortgage Loans."

   In the absence of any such offer (or purchase by the Special Servicer), the Special Servicer shall accept the highest offer received from any person that is determined by the Special Servicer to be a fair price for such Specially Serviced Mortgage Loan or REO Property, if the highest offeror is a person not affiliated with the Special Servicer, the Servicer or the Depositor or is determined to be a fair price by the Trustee (after consultation with an independent appraiser if the highest offeror is an interested party). Notwithstanding anything to the contrary herein, neither the Trustee, in its individual capacity, nor any of its affiliates may make an offer for or purchase any Specially Serviced Mortgage Loan or any REO Property.

   The Special Servicer shall not be obligated by either of the foregoing paragraphs or otherwise to accept the highest offer if the Special Servicer determines, in accordance with the Servicing Standard, that rejection of such offer would be in the best interests of the holders of Certificates. In addition, the Special Servicer may accept a lower offer if it determines, in accordance with the Servicing Standard, that acceptance of such offer would be in the best interests of the holders of Certificates (for example, if the prospective buyer making the lower offer is more likely to perform its obligations, or the terms offered by the prospective buyer making the lower offer are more favorable), provided that the offeror is not a person affiliated with the Special Servicer. The Special Servicer is required to use its best efforts to sell all Specially Serviced Mortgage Loans and REO Property prior to the Rated Final Distribution Date.

MODIFICATIONS

   The Special Servicer may, consistent with the Servicing Standard, agree to any modification, waiver or amendment of any term of, forgive or defer interest on and principal of, and/or add collateral for, any Mortgage Loan with the consent of Certificateholders representing 100% of the Percentage Interests of the most subordinate Class of Certificates then outstanding determined as provided below, subject, however, to each of the following limitations, conditions and restrictions: (i) a material default on such Mortgage Loan has occurred or, in the Special Servicer's reasonable and good faith judgment, a default in respect of payment on such Mortgage Loan is reasonably foreseeable, and such modification, waiver, amendment or other action is reasonably likely to produce a greater recovery to Certificateholders on a present value basis (the relevant discounting of anticipated collections that will be distributable to Certificateholders will be done at the related Mortgage Rate), than would liquidation; (ii) the Special Servicer may not extend the date on which any Balloon Payment is scheduled to be due on any Specially Serviced Mortgage Loan except as described under "Realization Upon Mortgage Loans"; (iii) no reduction of any scheduled monthly payment of principal and/or interest on any Specially Serviced Mortgage Loan may result in a debt service coverage ratio for such Mortgage Loan of greater than 1.10 to 1, and the Special Servicer may only agree to reductions lasting a period of no more than twelve months and, in the aggregate, no more than three consecutive reductions of twelve months or less each; (iv) the Special Servicer may not release or substitute collateral or release mortgagors or guarantors except in accordance with the provisions of the related Loan Documents; (v) the Special Servicer may not reduce any Prepayment Premium or Lock-out Period unless the Special Servicer has received the prior consent of the Servicer; (vi) the Special Servicer may not forgive an aggregate amount of principal of the Mortgage Loans in excess of the Certificate Balance of most the subordinate Class of Certificates; and
(vii) the Special Servicer will not permit any borrower to add any collateral unless the Special Servicer has first determined in accordance with the servicing standard, based upon an environmental assessment prepared by an independent person who regularly conducts environmental assessments, at the expense of the borrower, that such additional collateral is in compliance with applicable environmental laws and regulations and that there are no circumstances or conditions present with respect to such new collateral relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation would be required under any then applicable environmental laws and/or regulations. For purposes of obtaining the consent of the most subordinate Class of Certificates outstanding to any modification described above, (i) the Class A-1A. Class A-1B, Class A-1C, Class A-CS1, and Class A-CS2 Certificates collectively, and (ii) the Class B-4 and Class B-4H Certificates together, will, in each case, be treated as one class. For purposes of determining the amount of principal which the Special Servicer may forgive pursuant to clause (vi) above, the most subordinate Class will include the next subordinate Class (determined as provided in the preceding sentence) provided that Certificateholders evidencing 100% of the Percentage Interests of such Class consent to such forgiveness. Notwithstanding the foregoing, the Special Servicer will not be required to oppose the confirmation of a plan in any bankruptcy or similar proceeding involving a borrower if in its reasonable and good faith judgment such opposition would not ultimately prevent the confirmation of such plan or one substantially similar.

   The Special Servicer will have no liability to the Trust Fund, the Certificateholders or any other person if its analysis and determination that the modification, waiver, amendment or other action described herein is reasonably likely to produce a greater recovery to Certificateholders on a present value basis than would liquidation, should prove to be wrong or incorrect, so long as the analysis and determination were made on a reasonable basis in good faith by the Special Servicer.

   Any payment of interest, which is deferred as described herein will not, for purposes, including, without limitation, calculating monthly distributions to Certificateholders, be added to the unpaid principal balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit or that such interest may actually be capitalized.

   Following the execution of any modification, waiver or amendment agreed to by the Special Servicer pursuant to clause (i) above, the Special Servicer must deliver to the Trustee an officer's certificate setting forth in reasonable detail the basis of the determination made by it pursuant to clause (i) above.

   Except as otherwise provided above under "Realization Upon Mortgage Loans" and "Modifications", the Special Servicer or the Servicer may not modify any term of a Mortgage Loan unless such modification (i) would not be "significant" as such term is defined in Code Section 1001 or Treasury Regulation Section 1.860G-2(b)(3), as evidenced by an opinion of counsel and
(ii) would be in accordance with the servicing standard set forth in the Pooling and Servicing Agreement. The Pooling and Servicing Agreement will require the Servicer or Special Servicer, as applicable, to provide copies of any modifications or extensions to each Rating Agency.

OPTIONAL TERMINATION

   The Depositor or the Servicer and, if neither the Depositor nor the Servicer exercises its option, the holders of the Class LR Certificates representing greater than a 50% Percentage Interest of the Class LR Certificates will have the option to purchase all of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans remaining in the Trust Fund is less than 1% of the aggregate principal balance of such Mortgage Loans as of the Cut-off Date. The purchase price payable upon the exercise of such option on such a Distribution Date will be an amount equal to the greater of (i) the sum of (A) 100% of the outstanding principal balance of each Mortgage Loan included in the Trust Fund as of the last day of the month preceding such Distribution Date; (B) the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Distribution Date, as determined by an independent appraiser as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date; (C) all unpaid interest accrued on such principal balance of each such Mortgage Loan (including any Mortgage Loans as to which title to the related Mortgaged Property has been acquired) at the Mortgage Rate (plus the Excess Rate, to the extent applicable) to the last day of the month preceding such Distribution Date, and (D) unreimbursed Advances (with interest thereon) and unpaid Trust Fund expenses and (ii) the aggregate fair market value of the Mortgage Loans and all other property acquired in respect of any Mortgage Loan in the Trust Fund, on the last day of the month preceding such Distribution Date, as determined by an independent appraiser acceptable to the Servicer, together with one month's interest thereon at the Mortgage Rate. See "Description of the Certificates -- Termination" in the Prospectus.

THE TRUSTEE

   LaSalle National Bank, a nationally chartered bank with its principal offices in Chicago, Illinois, will act as Trustee pursuant to the Pooling and Servicing Agreement. The Trustee's corporate trust office is located at 135 South LaSalle Street, Suite 1740, Chicago, Illinois 60603, Attention: Asset Backed Securities Trust Services, Nomura-D3.

    The Trustee may resign at any time by giving written notice to the Depositor, the Servicer and the Rating Agencies, provided that no such resignation shall be effective until a successor has been appointed. Upon such notice, the Servicer will appoint a successor trustee. If no successor trustee is appointed within one month after the giving of such notice of resignation, the resigning Trustee may petition the court for appointment of a successor trustee.

   The Servicer or the Depositor may remove the Trustee and the Fiscal Agent if, among other things, the Trustee ceases to be eligible to continue as such under the Pooling and Servicing Agreement or if at any time the Trustee becomes incapable of acting, or is adjudged bankrupt or insolvent, or a receiver of the Trustee or its property is appointed or any public officer takes charge or control of the Trustee or of its property. The holders of Certificates evidencing aggregate Voting Rights of at least 50% of all Certificateholders may remove the Trustee and the Fiscal Agent upon written notice to the Depositor, the Servicer, the Trustee and the Fiscal Agent. Any resignation or removal of the Trustee and the Fiscal Agent and appointment of a successor trustee and, if such trustee is not rated at least "AA" by each Rating Agency, fiscal agent, will not become effective until acceptance of the appointment by the successor trustee and, if necessary, fiscal agent. Notwithstanding the foregoing, upon any termination of the Trustee and Fiscal Agent under the Pooling and Servicing Agreement, the Trustee and Fiscal Agent will continue to be entitled to receive all accrued and unpaid compensation through the date of termination plus all Advances and interest thereon as provided in the Pooling and Servicing Agreement. Any successor trustee must have a combined capital and surplus of at least $50,000,000 and such appointment must not result in the downgrade, qualification or withdrawal of the then-current ratings assigned to the Certificates, as evidenced in writing by the Rating Agencies.

   Pursuant to the Pooling and Servicing Agreement, the Trustee will be entitled to withdraw from the Distribution Account a monthly fee (the "Trustee Fee"), which constitutes a portion of the Servicing Fee.

   The Trust Fund will indemnify the Trustee and the Fiscal Agent against any and all losses, liabilities, damages, claims or unanticipated expenses (including reasonable attorneys' fees) arising in respect of the Pooling and Servicing Agreement or the Certificates other than those resulting from the negligence, bad faith or willful misconduct of the Trustee or the Fiscal Agent, as applicable. Neither the Trustee nor the Fiscal Agent will be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties under the Pooling and Servicing Agreement, or in the exercise of any of its rights or powers, if in the Trustee's or the Fiscal Agent's opinion, as applicable, the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. Each of the Servicer, the Special Servicer, the Depositor, the Paying Agent, the Certificate Registrar and the Custodian will indemnify the Trustee, the Fiscal Agent, and certain related parties for similar losses incurred related to the willful misconduct, bad faith, fraud and/or negligence in the performance of each such party's respective duties under the Pooling and Servicing Agreement or by reason of reckless disregard of its obligations and duties under the Pooling and Servicing Agreement.

   At any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same is located, the Depositor and the Trustee acting jointly will have the power to appoint one or more persons or entities approved by the Trustee to act (at the expense of the Trustee) as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such co-trustee or separate trustee such powers, duties, obligations, rights and trusts as the Depositor and the Trustee may consider necessary or desirable. Except as required by applicable law, the appointment of a co-trustee or separate trustee will not relieve the Trustee of its responsibilities, obligations and liabilities under the Pooling and Servicing Agreement.

DUTIES OF THE TRUSTEE

   The Trustee (except for the information under the first paragraph of "
-- The Trustee") and Servicer (except for the information under " -- The Servicer") will make no representation as to the validity or sufficiency of the Pooling and Servicing Agreement, the Certificates or the Mortgage Loans, this Prospectus Supplement or related documents. The Trustee will not be accountable for the use or application by the Depositor, the Servicer or the Special Servicer of any Certificates issued to it or of the proceeds of such Certificates, or for the use of or application of any funds paid to the Depositor, the Servicer or the Special Servicer in respect of the assignment of the Mortgage Loans to the Trust Fund, or any funds deposited in or withdrawn from the Lock Box Accounts, Cash Collateral Accounts, Reserve Accounts, Collection Account, Upper-Tier Distribution Account, Distribution Account, Excess Interest Distribution Account, Interest Reserve Account and Default Interest Distribution Account or any other account maintained by or on behalf of the Servicer or Special Servicer, nor will the Trustee be required to perform, or be responsible for the manner of performance of, any of the obligations of the Servicer or Special Servicer under the Pooling and Servicing Agreement.

    In the event that the Servicer fails to make a required Advance, the Trustee will make such Advance, provided that the Trustee shall not be obligated to make any Advance it deems to be nonrecoverable. The Trustee shall be entitled to rely conclusively on any determination by the Servicer or the Special Servicer that an Advance, if made, would not be recoverable. The Trustee will be entitled to reimbursement for each Advance made by it in the same manner and to same extent as the Servicer or the Special Servicer.

   If no Event of Default has occurred, and after the curing of all Events of Default which may have occurred, the Trustee is required to perform only those duties specifically required under the Pooling and Servicing Agreement. Upon receipt of the various certificates, reports or other instruments required to be furnished to it, the Trustee is required to examine such documents and to determine whether they conform on their face to the requirements of the Pooling and Servicing Agreement.

THE FISCAL AGENT

   ABN AMRO Bank N.V., a banking corporation organized under the laws of The Netherlands, will act as Fiscal Agent pursuant to the Pooling and Servicing Agreement. The Fiscal Agent's office is located at 135 South LaSalle Street, Chicago, Illinois 60603. The Fiscal Agent will be deemed to have been removed in the event of the resignation or removal of the Trustee.

DUTIES OF THE FISCAL AGENT

   The Fiscal Agent will make no representation as to the validity or sufficiency of the Pooling and Servicing Agreement, the Certificates, the Mortgage Loan, this Prospectus Supplement (except for the information above, see "-- The Fiscal Agent") or related documents. The duties and obligations of the Fiscal Agent consist only of making Advances as described below and in " -- Advances" above; the Fiscal Agent shall not be liable except for the performance of such duties and obligations.

   In the event that the Servicer and the Trustee fail to make a required Advance, the Fiscal Agent will make such Advance, provided that the Fiscal Agent will not be obligated to make any Advance that it deems to be nonrecoverable. The Fiscal Agent shall be entitled to rely conclusively on any determination by the Servicer or the Trustee, as applicable, that an Advance, if made, would not be recoverable. The Fiscal Agent will be entitled to reimbursement for each Advance made by it in the same manner and to the same extent as the Trustee and the Servicer.

THE SERVICER

   AMRESCO Management, Inc., a Texas corporation will be the Servicer and in such capacity will be responsible for servicing the Mortgage Loans. AMRESCO Management, Inc. ("AMI") is a wholly owned subsidiary of AMRESCO, INC. ("AMRESCO"), a publicly traded (NASDAQ) company. The principal offices of AMI are located at 235 Peachtree Street, NE, Suite 900, Atlanta, Georgia 30303. The servicing of all performing loans will be performed by the AMRESCO Services Division of AMI located in Atlanta, Georgia.

   As of September 1, 1996, AMRESCO's portfolio consists of approximately 11,127 loans with an aggregate principal balance of approximately $14.9 billion, making it the largest commercial servicer according to the 1996 ranking issued by the Mortgage Banker Association of America. The portfolio is significantly diversified both geographically and by product type. AMI will provide servicing for this portfolio as well as other securitized transactions under full, primary, sub and master servicing contracts for both public and private placement transactions representing both single and multi-borrower mortgage pools.

   In addition to its loan servicing capabilities, AMI has expertise in all areas of asset management including loan workouts, asset valuation, environmental reviews, and REO management and disposition and is an active purchaser of unrated and sub-investment grade interests in commercial mortgage backed securities. The principal task of AMI's asset management division is the management, turnaround, and capital recovery of distressed and underperforming real estate loans and foreclosed real estate assets. The asset management division of AMI is also responsible for the valuation of portfolios in connection with the purchase of commercial mortgage backed securities.

   The information concerning the Servicer set forth herein has been provided by the Servicer, and none of the Mortgage Loan Seller, the Special Servicer, the Depositor, the Trustee, the Fiscal Agent or the Underwriter makes any representation or warranty as to the accuracy thereof.

 SERVICING COMPENSATION AND PAYMENT OF EXPENSES

   Pursuant to the Pooling and Servicing Agreement, the Servicer will be entitled to withdraw monthly from the Collection Account its portion of the Servicing Fee. The monthly servicing fee (the "Servicing Fee") for any Distribution Date is an amount per Interest Accrual Period equal to the product of (i) a per annum rate of 0.058% (the "Servicing Fee Rate") and (ii) the Stated Principal Balance of such Mortgage Loan as of the Due Date and includes the compensation payable to the Servicer and the Trustee Fee. Notwithstanding the foregoing, upon the occurrence of a defeasance with respect to the Mortgage Loan known as the Pinnacle Retail Portfolio Loan, the Servicing Fee Rate of the Servicer shall be reduced to 0.0% with respect to the defeased portion of such loan. The Servicer's portion of the Servicing Fee relating to each Mortgage Loan will be retained by the Servicer from payments and collections (including insurance proceeds, condemnation proceeds and liquidation proceeds) in respect of such Mortgage Loan. The Servicer will also be entitled to retain as additional servicing compensation (together with the Servicer's portion of the Servicing Fee, "Servicing Compensation")
(i) all investment income earned on amounts on deposit in the Collection Account and certain Reserve Accounts (to the extent consistent with the related Mortgage Loan) and (ii) to the extent permitted by applicable law and the related Mortgage Loans, any late payment charges, one-half of any loan modification or extension fees (payable in connection with a modification for which review by the Servicer is required), loan service transaction fees, beneficiary statement changes, or similar items (but not including Prepayment Premiums). If a review by the Servicer is not required, the Special Servicer will be entitled to the full amount of any modification fees.

   If the Servicer accepts a voluntary prepayment on a Mortgage Loan after the related Lock-out Period with respect to such loan which results in a Prepayment Interest Shortfall, the Servicer will be obligated to reduce its Servicing Compensation as provided above under "Description of the Offered Certificates -- Distributions -- Prepayment Interest Shortfalls."

   The Servicer will pay all expenses incurred in connection with its responsibilities under the Pooling and Servicing Agreement (subject to reimbursement as described herein), including all fees of any subservicers retained by it. The Trustee will withdraw monthly from the Distribution Account the portion of the Servicing Fee representing the Trustee Fee.

THE SPECIAL SERVICER

   CRIIMI MAE Services Limited Partnership, a Maryland limited partnership, the general partner of which is CRIIMI MAE Management, Inc., will act as Special Servicer with respect to the Mortgage Pool. The principal office of the Special Servicer are located at 11200 Rockville Pike, Rockville, Maryland 20852. As of August 31, 1996, the Special Servicer was responsible for the servicing of approximately 1,000 commercial and multifamily loans with an aggregate principal balance of approximately $3.8 billion, the collateral for which is located in forty-seven states. The foregoing information concerning the Special Servicer has been provided by it. Accordingly, neither the Depositor nor the Underwriter makes any representation or warranty as to the accuracy or completeness of such information.

   The Special Servicer, in addition to its duties with respect to the Specially Serviced Mortgage Loans and in accordance with applicable Servicing Standard, will be responsible for (i) conducting (or retaining a third party to conduct) inspections of each Mortgaged Property as described in "-- Inspections" above, (ii) collecting and making certain calculations based on annual and quarterly operating statements and rent rolls with respect to each Mortgaged Property, and (iii) making reasonable efforts to collect any delinquent Monthly Payment and any other payments required under the terms and provisions of the related Mortgage Loans upon notification by the Servicer that the related borrower is delinquent and that the Servicer has made an initial contact with such borrower in connection with such delinquency. The Special Servicer will be entitled to a monthly fee (the "Additional Servicing Fee") for performing the duties set forth in clauses
(i)-(iii) above in an amount per Interest Accrual Period equal to 1/12th of the product of (a) a per annum rate of 0.04% (the "Additional Servicing Fee Rate") and (b) the Stated Principal Balance of the Mortgage loans as of the Due Date. Upon a defeasance of the Mortgage Loan known as the Pinnacle Retail Portfolio Loan the Additional Servicing Fee Rate will be reduced to 0.0% with respect to the defeased portion of such loan. The Special Servicer will also be entitled to any loan service charges, statement charges, assumption fees or other charges earned by it and one-half of any modification and extension fees for any modification or extension for which review by the Servicer is required. If a review by the Servicer is not required, the Special Servicer will be entitled to the full amount of any modification fees.

   The Pooling and Servicing Agreement will provide that the Special Servicer will comply with the REMIC Provisions.

 SPECIAL SERVICING

   CRIIMI MAE, Inc. will initially be appointed as special servicer (the "Special Servicer") to, among other things, oversee the resolution of non-performing Mortgage Loans and act as disposition manager of REO Properties. The Pooling and Servicing Agreement will provide that more than one Special Servicer may be appointed, but only one Special Servicer may specially service any Mortgage Loan.

   The Special Servicer will, among other things, oversee the resolution of non-performing Mortgage Loans and act as disposition manager of REO Properties. The Pooling and Servicing Agreement provides that holders of Certificates evidencing 51% of the Percentage Interests of the most subordinate Class of Certificates then outstanding (provided, however, that for purposes of determining the most subordinate class, the Class A-1A, Class A-1B, Class A-1C, Class A-CS1 and Class A-CS2 Certificates collectively, and the Class B-4 and Class B-4H Certificates together, will, in each case, be treated as one Class) may replace the Special Servicer, provided that each Rating Agency confirms to the Trustee in writing that such replacement, in and of itself, will not cause a qualification, withdrawal or downgrading of the then-current ratings assigned to any Class of Certificates. In the event that a Mortgage Loan secured by a senior housing/healthcare facility or a hotel or motel becomes a Specially Serviced Mortgage Loan, the Special Servicer will be required to hire a consultant which is experienced in the operation of such facilities.

   The duties of the Special Servicer relate to Specially Serviced Mortgage Loans and to any REO Property. The Pooling and Servicing Agreement will define a "Specially Serviced Mortgage Loan" to include any Mortgage Loan with respect to which: (i) the related borrower has not made two consecutive Monthly Payments (and has not cured at least one such delinquency by the next due date under the related Mortgage Loan) or (ii) the Servicer, the Trustee and/or the Fiscal Agent has made four consecutive P&I Advances (regardless of whether such P&I Advances have been reimbursed); (iii) the borrower under which has expressed to the Servicer an inability to pay or a hardship in paying the Mortgage Loan in accordance with its terms; (iv) the Servicer has received notice that the borrower has become the subject of any bankruptcy, insolvency or similar proceeding, admitted in writing the inability to pay its debts as they come due or made an assignment for the benefit of creditors; (v) the Servicer has received notice of a foreclosure or threatened foreclosure of any lien on the Mortgaged Property securing the Mortgage Loan; (vi) a default of which the Servicer has notice (other than a failure by the borrower to pay principal or interest) and which materially and adversely affects the interests of the Certificateholders has occurred and remained unremedied for the applicable grace period specified in the Mortgage Loan (or, if no grace period is specified, 60 days); provided, that a default requiring a Property Advance will be deemed to materially and adversely affect the interests of Certificateholders; (vii) the Special Servicer proposes to commence foreclosure or other workout arrangements; or
(viii) such borrower has failed to make a Balloon Payment as and when due; provided, however, that a Mortgage Loan will cease to be a Specially Serviced Mortgage Loan (i) with respect to the circumstances described in clauses (i),
(ii), and (viii) above, when the borrower thereunder has brought the Mortgage Loan current (or, with respect to the circumstances described in clause
(viii), pursuant to a work-out implemented by the Special Servicer) and thereafter made three consecutive full and timely monthly payments, including pursuant to any workout of the Mortgage Loan, (ii) with respect to the circumstances described in clause (iii), (iv), (v) and (vii) above, when such circumstances cease to exist in the good faith judgment of the Servicer, or
(iii) with respect to the circumstances described in clause (vi) above, when such default is cured; provided, in either case, that at that time no circumstance exists (as described above) that would cause the Mortgage Loan to continue to be characterized as a Specially Serviced Mortgage Loan.

   Pursuant to the Pooling and Servicing Agreement, the Special Servicer will be entitled to certain fees including a special servicing fee, payable with respect to each Interest Accrual Period, equal to 1/12 of 0.50% of the Stated Principal Balance of each related Specially Serviced Mortgage Loan (the "Special Servicing Fee"). The Special Servicer will be entitled, in addition to the Special Servicing Fee, to a "Principal Recovery Fee" with respect to each Specially Serviced Mortgage Loan or REO Property which Principal Recovery Fee generally will be in an amount equal to 1% of all amounts received in respect thereof and allocable as a recovery of principal which will be payable when the Mortgage Loan or REO Property is sold or liquidated or when the Specially Serviced Mortgage Loan ceases to be a Specially Serviced Mortgage Loan. However, no Principal Recovery Fee will be payable in connection with, or out of Liquidation Proceeds resulting from, the purchase of any Specially Serviced Mortgage Loan or REO Property (i) by the Mortgage Loan Seller or other Originator as described herein under "Pooling and Servicing Agreement -- Representations and Warranties; Repurchase"; (ii) by the Servicer, the Depositor or the Certificateholders as described herein under "The Pooling and Servicing Agreement -- Optional Termination" or (iii) in certain other limited circumstances. In addition, the Special Servicer will be entitled to receive (i) any assumption fees and loan modification fees related to the Specially Serviced Mortgage Loans

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and (ii) any income earned on deposits in the REO Accounts. Notwithstanding the foregoing, in the event that the Special Servicer is, or is an affiliate of, the holder of Certificates representing greater than 50% of the Percentage Interests of the most subordinate Class of Certificates then outstanding (determined as provided below), the Special Servicer will be entitled to receive a Special Servicing Fee equal to 1/12 of 0.25% of the Stated Principal Balance of each Specially Serviced Mortgage Loan and one-half of the Principal Recovery Fee it would otherwise be entitled to.

   For purposes of determining whether the Special Servicer is entitled to full compensation, with respect to any Mortgage Loan, the Class A-1A, Class A-1B, Class A-1C, Class A-CS1 and Class A-CS2 Certificates collectively, and the Class B-4 and Class B-4H Certificates together, will in each case, be treated as one class.

SERVICER AND SPECIAL SERVICER PERMITTED TO BUY CERTIFICATES

   The Servicer and Special Servicer will be permitted to purchase any Class of Certificates. Such a purchase by the Servicer or Special Servicer could cause a conflict relating to the Servicer's or Special Servicer's duties pursuant to the Pooling and Servicing Agreement and the Servicer's or Special Servicer's interest as a holder of Certificates, especially to the extent that certain actions or events have a disproportionate effect on one or more Classes of Certificates. The Pooling and Servicing Agreement provides that the Servicer or Special Servicer shall administer the Mortgage Loans in accordance with the servicing standard set forth therein without regard to ownership of any Certificate by the Servicer or Special Servicer or any affiliate thereof.

REPORTS TO CERTIFICATEHOLDERS

   On each Distribution Date, the Trustee is obligated to furnish to each Certificateholder, to the Depositor, the Paying Agent, the Servicer, the Special Servicer and the Rating Agencies a statement setting forth certain information with respect to the Mortgage Loans and the Certificates required pursuant to the Pooling and Servicing Agreement. Certain information made available on the monthly reports to Certificateholders can be retrieved via facsimile through LaSalle National Bank's ASAP System by calling (312) 904-2200, and requesting statement No. 210. In addition, to the extent provided to it by the Servicer and the Special Servicer, the Trustee shall provide to each Certificateholder and Rating Agency a quarterly report and an annual summary of quarterly reports setting forth the information with respect to the borrowers and the Mortgaged Properties substantially in the form of Exhibit A. Such quarterly reports and annual summaries will be prepared by the Servicer, solely from information provided to the Servicer by the Special Servicer and to the Special Servicer pursuant to the Mortgage Loans, without modification, interpretation or analysis (except that the Special Servicer will use its best efforts to isolate management fees and funded reserves from borrower reported expenses, if necessary) and the Servicer and Special Servicer will not be responsible for the completeness or accuracy of such information. Such monthly and quarterly reports and annual summaries as well as certain other loan level information may also be obtained electronically for a fee by calling the Trustee.

   The Servicer, on behalf of the Trust Fund, will (i) mail to the Depositor and the Trustee (who will copy each Certificateholder upon written request (provided that each Certificateholder may only make one request per month and will be required to pay any expenses incurred by the Trustee in connection with the provision of such information)), and (ii) prepare, sign and file with the Securities and Exchange Commission as a Current Report on Form 8-K, copies of all quarterly and annual summaries as well as notice of certain events with respect to the Mortgage Loans which may affect Certificateholders, such as amendments, modifications and waivers, imminent or actual defaults and proposed prepayments. Additionally, the Servicer shall make available (to the extent not inconsistent with the related borrower's rights under the Mortgage Loan or applicable law) to the Rating Agencies and to the Trustee, which shall make available to the Certificateholders upon written request (provided that each Certificateholder may only make one request per month and will be required to pay any expenses incurred by the Trustee in connection with the provision of such information), any information relating to the Mortgaged Properties or the borrowers which has been provided to the Servicer pursuant to the Mortgage Loans, including financial and operating statements provided to the Servicer pursuant to the Mortgage Loans.

                               USE OF PROCEEDS

   The net proceeds from the sale of Offered Certificates will be used by the Depositor to pay the purchase price of the Mortgage Loans.

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                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

   Elections will be made to treat the Trust Fund, exclusive of the Reserve Accounts, the Lock Box Accounts, the Cash Collateral Accounts, the Excess Interest and the Default Interest in respect of the Mortgage Loans (such portion of the Trust Fund, the "Trust REMICs"), and the Trust REMICs will qualify, as two separate REMICs (the "Upper-Tier REMIC" and the "Lower-Tier REMIC," respectively) within the meaning of Code Section 860D. The Reserve Accounts, the Lock Box Accounts and Cash Collateral Accounts will be treated as beneficially owned by the respective borrowers for federal income tax purposes. The Lower-Tier REMIC will hold the Mortgage Loans (exclusive of the Excess Interest and the Default Interest), proceeds therefrom, the Collection Account, the Distribution Account and any REO Property, and will issue (i) certain uncertificated Classes of regular interests (the "Lower-Tier Regular Interests") to the Upper-Tier REMIC and (ii) the Class LR Certificates, which will represent the sole Class of residual interests in the Lower-Tier REMIC. The Upper-Tier REMIC will hold the Lower-Tier Regular Interests and the Upper-Tier REMIC Distribution Account in which distributions thereon will be deposited, and will issue (i) the Classes of regular interests represented by the Regular Certificates and (ii) the Class R Certificates, which will represent the sole Class of residual interests in the Upper-Tier REMIC. The Class V-1 and Class V-2 Certificates will represent pro rata undivided beneficial interests in the portion of the Trust Fund consisting of Excess Interest and Default Interest in respect of the Mortgage Loans, respectively, and such portions will be treated as a grantor trust for federal income tax purposes.

   The Offered Certificates will be treated as "loans . . . secured by an interest in real property which is . . . residential real property" for mutual savings banks and domestic building and loan associations (but only to the extent of the allocable portion of the Mortgage Loans secured by multifamily properties) and "real estate assets" for real estate investment trusts, to the extent described in the Prospectus. As of the Cut-off Date, Multifamily Loans represent approximately 29% of the Mortgage Loans by unpaid principal balance.

   The Offered Certificates generally will be treated as newly originated debt instruments for federal income tax purposes. Beneficial owners of the Offered Certificates will be required to report income on such regular interests in accordance with the accrual method of accounting. It is anticipated that the Class A-1A, Class A-1B, Class A1-C, Class A-1D, Class A-2, Class A-3, Class A-4 and Class A-5 Certificates will be issued at a premium for federal income tax purposes. See "Certain Federal Income Tax Consequences -- Federal Income Tax Consequences for REMIC Certificates
-- Taxation of Regular Certificates -- Premium" in the Prospectus.

   Although unclear for federal income tax purposes, it is anticipated that the Class A-CS1 and Class A-CS2 Certificates will be considered to be issued with original issue discount in an amount equal to the excess of all distributions of interest expected to be received thereon (assuming the Weighted Average Net Mortgage Pass-Through Rate changes in accordance with Scenario , as described under the heading "Prepayment and Yield
Considerations -- Yield on the Class A-CS1 and Class A-CS2 Certificates") over their respective issue prices. Any "negative" amounts of original issue discount on the Coupon Strip Certificates attributable to rapid prepayments with respect to the Mortgage Loans will not be deductible currently, but may be offset against future positive accruals of original issue discount, if any. Finally, a holder of a Coupon Strip Certificate may be entitled to a loss deduction to the extent it becomes certain that such holder will not recover a portion of its basis in such Certificate, assuming no further prepayments. In the alternative, it is possible that rules similar to the "noncontingent bond method" of the Proposed OID Regulations may be promulgated with respect to the Certificates. See "Certain Federal Income Tax Consequences-- Federal Tax Consequences for REMIC Certificates-- Taxation of Regular Certificates-- Original Issue Discount" in the Prospectus. Under the noncontingent bond method, if the interest payable for any period is greater or less than the amount projected, the amount of income included for that period would be either increased or decreased accordingly. Any reduction in the income accrual for a period below zero (a "Negative Adjustment") would be treated by a Certificateholder as ordinary loss to the extent of prior income accruals and may be carried forward to offset future interest accruals. At maturity, any remaining Negative Adjustment would be treated as a loss on retirement of the Certificate. The legislative history of relevant Code provisions indicate, however, that negative amount of original issue discount on an instrument such as a REMIC regular interest may not give rise to taxable losses in any accrual period prior to the instrument's disposition or retirement. Thus, it is not clear whether any losses resulting from a Negative Adjustment would be recognized currently or be carried forward until disposition or retirement of the debt obligation.

   For purposes of accruing original issue discount, determining whether such original issue discount is de minimis and amortizing any premium, the Prepayment Assumption will be 0% CPR, with all ARD Loans prepaying on the related Anticipated Repayment Dates. See "Prepayment and Yield Considerations -- Yield on the Class A-CS1 Certificates." No representation is made as to the rate, if any, at which the Mortgage Loans will prepay.

    For a discussion of the tax consequences of the ownership of Offered Certificates by any person who is not a citizen or resident of the United States, a corporation or partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof or is a foreign estate or trust, see "Certain Federal Income Tax Consequences -- Federal Income Tax Consequences for REMIC Certificates -- Taxation of Certain Foreign Investors -- Regular Certificates" in the Prospectus.

   See "Certain Federal Income Tax Consequences -- Federal Income Tax Consequences for REMIC Certificates -- Taxation of Regular Certificates
-- Treatment of Losses" in the Prospectus for discussion of the ability of Certificateholders to deduct losses realized with respect to the Offered Certificates.

   Although not free from doubt, it is anticipated that any Prepayment Premiums will be treated as ordinary income to beneficial owners of the Offered Certificates as such amounts become due to such beneficial owners.

                             ERISA CONSIDERATIONS

   The purchase by or transfer to an employee benefit plan or other retirement arrangement, including an individual retirement account or a Keogh plan, which is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or Section 4975 of the Code, or a governmental plan (as defined in Section 3(32) of ERISA) that is subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (each, a "Plan"), or a collective investment fund in which such Plans are invested, an insurance company using the assets of separate accounts or general accounts which include assets of Plans (or which are deemed pursuant to ERISA or any Similar Law to include assets of Plans) or other Persons acting on behalf of any such Plan or using the assets of any such Plan of the Class A-1D, Class A-2, Class A-3, Class A-4 and Class A-5 Certificates is restricted. See "Description of the Offered Certificates -- Transfer Restrictions." Accordingly, except as specifically referenced herein, the following discussion does not purport to discuss the considerations under ERISA,
Section 4975 of the Code or Similar Law with respect to the purchase, holding or disposition of the Class A-1D, Class A-2, Class A-3, Class A-4 and Class A-5 Certificates.

   As described in the Prospectus under "ERISA Considerations," ERISA and the Code impose certain duties and restrictions on Plans and certain persons who perform services for Plans. For example, unless exempted, investment by a Plan in the Offered Certificates may constitute or give rise to a prohibited transaction under ERISA or the Code. There are certain exemptions issued by the United States Department of Labor (the "Department") that may be applicable to an investment by a Plan in the Offered Certificates. The Department has granted to the Underwriter an administrative exemption (Prohibited Transaction Exemption 93-32, 58 Fed. Reg. 28,623 (May 14, 1993)), referred to herein as the "Exemption," for certain mortgage-backed and asset backed certificates underwritten in whole or in part by the Underwriter. The Exemption might be applicable to the initial purchase, the holding, and the subsequent resale by a Plan of certain certificates, such as the Offered Certificates, underwritten by the Underwriter, representing interests in pass-through trusts that consist of certain receivables, loans and other obligations, provided that the conditions and requirements of the Exemption are satisfied. The loans described in the Exemption include mortgage loans such as the Mortgage Loans. However, it should be noted that in issuing the Exemption, the Department may not have considered interests in pools of the exact nature as some of the Offered Certificates.

   Among the conditions that must be satisfied for the Exemption to apply are the following:

   (1) The acquisition of certificates by a Plan is on terms (including the price for the certificates) that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party;

   (2) The rights and interests evidenced by certificates acquired by the Plan are not subordinated to the rights and interests evidenced by Private Certificates of the trust fund;

   (3) The certificates acquired by the Plan have received a rating at the time of such acquisition that is one of the three highest generic rating categories from any of Moody's, DCR or Fitch;

   (4) The trustee must not be an affiliate of any other member of the Restricted Group (as defined below);

   (5) The sum of all payments made to and retained by the Underwriter in connection with the distribution of certificates represents not more than reasonable compensation for underwriting the certificates. The sum of all payments made to and retained by the depositor pursuant to the assignment of the mortgage loans to the trust fund represents not more than the fair market value of such mortgage loans. The sum of all payments made to and retained by the Servicer and any other servicer represents not more than reasonable compensation for such person's services under the pooling and servicing agreement and reimbursement of such person's reasonable expenses in connection therewith; and

   (6) The Plan investing in the certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933.

   The trust fund must also meet the following requirements:

   (a) the corpus of the trust fund must consist solely of assets of the type that have been included in other investment pools;

   (b) certificates in such other investment pools must have been rated in one of the three highest rating categories of Moody's, Fitch or DCR for at least one year prior to the Plan's acquisition of the certificates pursuant to the Exemption; and

   (c) certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of the certificates pursuant to the Exemption.

   If all of the conditions of the Exemption are met, whether or not a Plan's assets would be deemed to include an ownership interest in the Mortgage Loans in the Mortgage Pool, the acquisition, holding and resale of the Offered Certificates by Plans would be exempt from the prohibited transaction provisions of ERISA and the Code.

   Moreover, the Exemption can provide relief from certain self-dealing/conflict of interest prohibited transactions that may occur if a Plan fiduciary causes a Plan to acquire certificates in a trust in which the fiduciary (or its affiliate) is an obligor on the receivables, loans or obligations held in the trust provided that, among other requirements, (a) in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent of each Class of certificates in which Plans have invested is acquired by persons independent of the Restricted Group (as defined below) and at least fifty percent of the aggregate interest in the trust is acquired by persons independent of the Restricted Group (as defined below); (b) such fiduciary (or its affiliate) is an obligor with respect to five percent or less of the fair market value of the obligations contained in the trust; (c) the Plan's investment in certificates of any Class does not exceed twenty-five percent of all of the certificates of that Class outstanding at the time of the acquisitions; and (d) immediately after the acquisition no more than twenty-five percent of the assets of the Plan with respect to which such person is a fiduciary are invested in certificates representing an interest in one or more trusts containing assets sold or served by the same entity.

   The Exemption does not apply to the purchasing or holding of Certificates by Plans sponsored by the Depositor, the Underwriter, the Trustee, the Servicer, any obligor with respect to Mortgage Loans included in the Trust Fund constituting more than five percent of the aggregate unamortized principal balance of the assets in the Trust Fund, or any affiliate of such parties (the "Restricted Group").

   The Underwriter believes that the conditions to the applicability of the Exemption will generally be met with respect to the Class A-1A, Class A-1B, Class A1-C and Class A-CS1 Certificates, other than possibly those conditions which are dependent on facts unknown to the Underwriter or which it cannot control, such as those relating to the circumstances of the Plan purchaser or the Plan fiduciary making the decision to purchase any such Class of Certificates. However, before purchasing an Offered Certificate, a fiduciary of a plan should make its own determination as to the availability of the exemptive relief provided by the Exemption or the availability of any other prohibited transaction exemptions, and whether the conditions of any such exemption will be applicable to the Offered Certificates. THE CLASS A-1D, CLASS A-2, CLASS A-3, CLASS A-4 AND CLASS A-5 CERTIFICATES ARE SUBORDINATE TO ONE OR MORE OTHER CLASSES OF CERTIFICATES AND, ACCORDINGLY, SUCH CERTIFICATES SHOULD NOT BE PURCHASED BY OR TRANSFERRED TO A PLAN OR PERSON ACTING ON BEHALF OF ANY PLAN OR USING THE ASSETS OF ANY SUCH PLAN, UNLESS SUCH PERSON USING PLAN ASSETS IS AN INSURANCE COMPANY AND THE PURCHASE AND HOLDING OF ANY SUCH CERTIFICATE WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE UNDER PROHIBITED TRANSACTION EXCEPTION 95-60. See "Description of the Offered Certificates -- Transfer Restrictions" herein.

   Any fiduciary of a Plan considering whether to purchase an Offered Certificate should also carefully review with its own legal advisors the applicability of the fiduciary duty and prohibited transaction provisions of ERISA and the Code to such investment. See "ERISA Considerations" in the Prospectus.

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    A fiduciary of a governmental plan should make its own determination as to the need for and the availability of any exemptive relief under any Similar Law.

   The sale of Certificates to a Plan is in no respect a representation by the Depositor or the Underwriter that this investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that this investment is appropriate for Plans generally or any particular Plan.

                               LEGAL INVESTMENT

   The Offered Certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA").

   The Depositor makes no representations as to the proper characterization of the Offered Certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of the Offered Certificates. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates constitute a legal investment or are subject to investment, capital or other restrictions.

   See "Legal Investment" in the Prospectus.

                            METHOD OF DISTRIBUTION

   Subject to the terms and conditions set forth in the Underwriting Agreement between the Depositor and the Underwriter, the Offered Certificates will be purchased from the Depositor by the Underwriter, an affiliate of the Depositor, upon issuance. Distribution of the Offered Certificates will be made by the Underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of the Offered Certificates will be approximately 100.83% of the initial principal balance thereof as of the Cut-off Date, plus accrued interest from the Cut-off Date, before deducting expenses payable by the Depositor.

   In connection with the purchase and sale of the Offered Certificates, the Underwriter may be deemed to have received compensation from the Depositor in the form of underwriting discounts. The Underwriter has agreed to arrange for on-going Rating Agency monitoring and surveillance of the Offered Certificates and will receive as compensation for such services the reinvestment income earned from amounts on deposit in the Interest Reserve Account. The Mortgage Loan Seller and the Underwriter are wholly owned subsidiaries of Nomura Holding America Inc. The Depositor is a wholly owned subsidiary of the Mortgage Loan Seller. The Mortgage Loan Seller or an affiliate has acquired a preferred equity interest in ten of the borrowers, which are the borrowers with respect to Mortgage Loans representing approximately 25.5% of the Initial Pool Balance.

   The Depositor also has been advised by the Underwriter that it currently expects to make a market in the Offered Certificates, however, it has no obligation to do so. Any market making may be discontinued at any time, and there can be no assurance that an active public market for the Offered Certificates will develop.

   The Depositor has agreed to indemnify the Underwriter against, or make contributions to the Underwriter with respect to, certain liabilities, including liabilities under the Securities Act of 1933.

   This Prospectus Supplement dated October 16, 1996 and the Prospectus dated October 7, 1996 may only be issued or passed on in the United Kingdom to a person who is of a kind described in Article 9(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1988 or is a person to whom this Prospectus Supplement and the Prospectus may otherwise lawfully be issued or passed on.

   The Trust Fund described in this Prospectus Supplement may only be promoted (whether by the issuing or passing on of documents as referred to in the foregoing restriction or otherwise) by an authorized person under Chapter III of the Financial Services Act 1986 of the United Kingdom ("FSA") to a person in the United Kingdom if that person is of a kind described in section 76(2) of the FSA or as permitted by the Financial Services (Promotion of Unregulated Schemes) Regulations 1991.

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                                 LEGAL MATTERS

   Certain legal matters will be passed upon for the Depositor and for the Underwriter by Cadwalader, Wickersham & Taft, New York, New York.

                                    RATING

   It is a condition to issuance of the Certificates that each of the Class A-1 Certificates be rated "AAA" by each of DCR and Fitch and "Aaa" by Moody's; the Class A-CS1 Certificates be rated "AAA" by each of DCR and Fitch and "Aaa" by Moody's; the Class A-1D Certificates be rated "AAA" by Fitch and "Aa1" by Moody's; the Class A-2 Certificates be rated "AA" by Fitch and "Aa2" by Moody's; the Class A-3 Certificates be rated "A" by Fitch and "A2" by Moody's; the Class A-4 Certificates be rated "BBB" by Fitch and "Baa2" by Moody's; the Class A-5 Certificates be rated "Baa3" by Moody's.

   The Rating Agencies' ratings on mortgage pass-through certificates address the likelihood of the timely payment of interest and the ultimate repayment of principal by the Rated Final Distribution Date. The Rating Agencies' ratings take into consideration the credit quality of the Mortgage Pool, structural and legal aspects associated with the Certificates, and the extent to which the payment stream in the Mortgage Pool is adequate to make payments required under the Certificates. Ratings on mortgage pass-through certificates do not, however, represent an assessment of the likelihood, timing or frequency of principal prepayments (both voluntary and involuntary) by mortgagors, or the degree to which such prepayments might differ from those originally anticipated. The security ratings do not address the possibility that Certificateholders might suffer a lower than anticipated yield. In addition, ratings on mortgage pass-through certificates do not address the likelihood of receipt of Prepayment Premiums, Net Default Interest or Excess Interest or the timing or frequency of the receipt thereof. In general, the ratings thus address credit risk and not prepayment risk. Also, a security rating does not represent any assessment of the yield to maturity that investors may experience or the possibility that the holders of the Class A-CS1 Certificates might not fully recover their initial investment in the event of delinquencies or rapid prepayments of the Mortgage Loans (including both voluntary and involuntary prepayments). As described herein, the amounts payable with respect to the Class A-CS1 Certificates consist only of interest. If the entire pool were to prepay in the initial month, with the result that the Class A-CS1 Certificateholders receive only a single month's interest and thus suffer a nearly complete loss of their investment, all amounts "due" to such holders will nevertheless have been paid, and such result is consistent with the rating received on the Class A-CS1 Certificates. Accordingly, the ratings of the Class A-CS1 Certificates should be evaluated independently from similar ratings on other types of securities. The ratings do not address the fact that the Pass-Through Rates of the Offered Certificates to the extent that they are based on the Weighted Average Net Mortgage Pass-Through Rate may be affected by changes thereon.

   There can be no assurance as to whether any rating agency not requested to rate the Offered Certificates will nonetheless issue a rating and, if so, what such rating would be. A rating assigned to the Offered Certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the rating assigned by the Rating Agencies pursuant to the Depositor's request.

   The rating of the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

                       INDEX OF SIGNIFICANT DEFINITIONS

A
ACMs ................................................                   S-36
ADA .................................................                   S-39
Additional Servicing Fee ............................                  S-115
Additional Servicing Fee Rate .......................                  S-115
Advance Rate ........................................                  S-100
Advances ............................................                  S-100
Allocated Loan Amount ...............................                   S-55
AMI .................................................                  S-114
Amortization ........................................                   S-56
AMRESCO .............................................                  S-114
Annual Debt Service .................................                   S-56
Anticipated Repayment Date ..........................             S-15, S-50
Appraisal Reduction Amount ..........................                   S-76
Appraisal Reduction Event ...........................                   S-76
ARD Loan ............................................                   S-15
Assumed Maturity Date ...............................                   S-14
Assumed Scheduled Payment ...........................                   S-70
Available Funds .....................................                   S-65
B
Balloon Loans .......................................             S-16, S-51
Balloon Payment .....................................             S-16, S-51
C
Cash Collateral Accounts ............................                  S-101
CEDEL ...............................................        S-1, S-14, S-41
CEDEL Participants ..................................                   S-79
CERCLA ..............................................                   S-36
Certificate Balance .................................                    S-2
Certificate Registrar ...............................                   S-77
Certificateholder ...................................                   S-77
Certificates ........................................              S-1, S-12
Class ...............................................                    S-2
Code ................................................                   S-25
Collateral Account ..................................                  S-109
Collateral Substitution Deposit .....................                   S-52
Collection Account ..................................                  S-101
Collection Period ...................................                   S-67
Cooperative .........................................                   S-79
Coupon Strip Certificates ...........................                   S-64
Cross-over Date .....................................             S-21, S-72
Cut-off Date Allocated Loan Amount ..................                   S-55
Cut-off Date Principal Balance ......................              S-6, S-56
D
DCR .................................................              S-2, S-26
Debt Service Coverage Ratio .........................                   S-56
Default Interest ....................................                   S-67
Default Interest Distribution Account ...............                  S-101
Default Rate ........................................                   S-67
Defeasance Lock-out Period ..........................             S-16, S-52

Defeasance Option ...................................             S-16, S-52
Definitive Certificate ..............................                   S-77
Delinquency .........................................                   S-68
Delinquency Reduction Amount ........................                   S-68
Department ..........................................                  S-119
Deposit .............................................                  S-109
Depositaries ........................................                   S-77
Depositor ...........................................                    S-1
Directing Holders ...................................                  S-108
Distribution Account ................................                  S-101
Distribution Date ...................................              S-2, S-65
DSCR ................................................              S-7, S-56
DTC .................................................         S-1, S-14, B-1
E
Eligible Bank .......................................                  S-102
ERISA ...............................................            S-25, S-119
Euroclear ...........................................        S-1, S-14, S-41
Euroclear Operator ..................................                   S-79
Euroclear Participants ..............................                   S-79
Event of Default ....................................                  S-104
Excess Cash Flow ....................................                   S-51
Excess Interest .....................................             S-15, S-50
Excess Interest Distribution Account ................                  S-101
Excess Rate .........................................                   S-50
Exemption ...........................................                   S-25
F
Fair Market Value ...................................                  S-109
Fiscal Agent ........................................              S-2, S-12
Fitch ...............................................              S-2, S-26
Fixed Voting Rights Percentage ......................                  S-106
Form 8-K ............................................                   S-64
Franchise ...........................................                   S-56
FSA .................................................                  S-121
G
Global Securities ...................................                    B-1
H
Holders .............................................                   S-80
Hotel Loan ..........................................             S-30, S-43
Hotel Property ......................................             S-30, S-43
I
Indirect Participants ...............................                   S-77
Industrial Loan .....................................                   S-43
Industrial Property .................................                   S-43
Initial Pool Balance ................................                   S-43
Instructions ........................................                  S-108
Interest Accrual Amount .............................                   S-67
Interest Accrual Period .............................                   S-68
Interest Distribution Amount ........................                   S-20
Interest Reserve Account ............................                  S-101
Interest Shortfall ..................................                   S-68

L
Loan-to-Value Ratio .................................                   S-56
Lock Box Accounts ...................................                  S-101
Lock-out Period .....................................                   S-16
Lower Rate ..........................................                  S-108
Lower-Tier Interests ................................                   S-20
Lower-Tier Regular Interests ........................                  S-118
Lower-Tier REMIC ....................................            S-20, S-118
LTV .................................................                   S-54
M
Minimum Defaulted Monthly Payment ...................                  S-108
Mobile Home Loan ....................................                   S-43
Mobile Home Property ................................                   S-43
Monthly Debt Service Payment ........................                   S-50
Monthly Mortgage Loan Payments ......................                   S-34
Monthly Operating Expenses ..........................                   S-34
Monthly Payments ....................................             S-15, S-50
Moody's .............................................              S-2, S-26
Mortgage ............................................                   S-43
Mortgage Loan Assumptions ...........................                   S-83
Mortgage Loan Purchase and Sale Agreement  ..........                   S-44
Mortgage Loan Seller ................................              S-1, S-12
Mortgage Loans ......................................              S-1, S-43
Mortgage Pass-Through Rate ..........................                   S-19
Mortgage Pool .......................................                    S-1
Mortgage Rate .......................................             S-15, S-50
Mortgaged Property ..................................                   S-15
Multifamily Loan ....................................                   S-43
Multifamily Property ................................                   S-43
N
Net Cash Flow .......................................             S-54, S-55
Net Default Interest ................................                   S-67
Net Mortgage Pass-Through Rate ......................                   S-19
Net REO Proceeds ....................................                   S-67
Note ................................................                   S-43
Notional Balance ....................................                    S-2
O
Occupancy ...........................................                   S-56
Offered Certificates ................................                    S-2
Office Loan .........................................                   S-43
Office Property .....................................                   S-43
Original Principal Loan Balance .....................                   S-56
Originators .........................................                   S-13
P
Participants ........................................                   S-77
Pass-Through Rate ...................................              S-2, S-18
Percentage Interest .................................                   S-65
Permitted Investments ...............................                  S-102
P&I Advance .........................................              S-6, S-99
Plan ................................................            S-80, S-119
Pool Loan ...........................................                    S-6

Pooling and Servicing Agreement .....................             S-12, S-93
Preferred Interest Holder ...........................                   S-34
Prepayment Assumptions ..............................                   S-83
Prepayment Premium ..................................                   S-51
Prime Rate ..........................................                  S-100
Principal Distribution Amount .......................                   S-21
Principal Prepayments ...............................                   S-67
Principal Recovery Fee ..............................                  S-116
Private Certificates ................................              S-2, S-64
Property Advances ...................................                  S-100
R
Rated Final Distribution Date, ......................                   S-83
Rating Agencies .....................................              S-2, S-26
Rating Agency .......................................                   S-26
Realized Loss .......................................                   S-74
Record Date .........................................                   S-65
Reduction Interest Distribution Amount ..............                   S-68
Reduction Interest Shortfalls .......................                   S-68
Regular Certificates ................................                   S-25
Release Date ........................................                   S-52
Remaining Lock-out ..................................                   S-56
REMIC ...............................................                   S-20
REO Account .........................................                   S-64
REO Mortgage Loan ...................................                   S-70
REO Property ........................................                   S-64
Repurchase Price ....................................                   S-97
Reserve Accounts ....................................                   S-44
Restricted Group ....................................                  S-120
Retail Loan .........................................                   S-43
Retail Property .....................................                   S-43
Revised Rate ........................................                   S-50
Rules ...............................................                   S-78
S
SEL .................................................                    S-2
Senior Housing/Healthcare Loan ......................                   S-43
Senior Housing/Healthcare Property ..................                   S-43
Servicer ............................................              S-2, S-12
Servicer Remittance Date ............................                   S-99
Servicer's Appraisal Estimate .......................                   S-76
Servicing Compensation ..............................                  S-115
Servicing Fee .......................................                  S-115
Servicing Fee Rate ..................................                  S-115
Servicing Standard ..................................                   S-98
SMMEA ...............................................                  S-121
Special Distribution Date ...........................                   S-72
Special Servicer ....................................       S-2, S-12, S-116
Special Servicing Fee ...............................                  S-116
Specially Serviced Mortgage Loan ....................                  S-116
Spread Rate .........................................                   S-74
Stated Maturity Date ................................                   S-56
Subordinate Class Advance Amount ....................                   S-99

T
Terms and Conditions ................................                   S-79
Treasury Rate .......................................                   S-50
Trust Fund ..........................................                    S-1
Trust REMICs ........................................                  S-118
Trustee .............................................              S-2, S-12
Trustee Fee .........................................                  S-113
U
Underwriter .........................................              S-1, S-12
Unscheduled Payments ................................                   S-67
Updated Appraisal ...................................                  S-107
Upper-Tier Distribution Account .....................                  S-101
Upper-Tier REMIC ....................................            S-20, S-118
U.S. Person .........................................                    B-3
V
Voting Rights .......................................                  S-106
W
Weighted Average Net Mortgage Pass-Through Rate  ....                   S-19
Withheld Amounts ....................................                  S-101
Z
Zoning Laws .........................................

                                                                                                                        ORIGINAL
LOAN  ASSET                                                                                       PROPERTY             PRINCIPAL
  #     #  PROPERTY NAME                 ADDRESS                       CITY          STATE  ZIP   TYPE                LOAN BALANCE
---- ----- ----------------------------- ----------------------------- ------------- ----- ----- ------------------ ------------
   1       Hyatt Riverwalk-San Antonio   123 Lasoya St.                San Antonio    TX   78205   Hotel-Full Service $71,000,000
           Pacific Properties
           ------------------
   2    1  Montego Bay                   1050 Whitney Ranch Drive      Henderson      NV   89014   Multifamily         17,330,277
   2    2  Antigua Bay                   5225 East Charleston          Las Vegas      NV   89122   Multifamily         12,192,271
   2    3  Martinique Bay                3000 Highview Drive           Henderson      NV   89014   Multifamily         12,013,495
   2    4  Club Pacific at Flamingo      3145 East Flamingo Road       Las Vegas      NV   89121   Multifamily         11,609,578
   2    5  Club Pacific at Shores        2200 Club Pacific Way         Las Vegas      NV   89128   Multifamily          8,208,956
   2    6  Club Pacific at Lakes         9325 West Desert Inn Road     Las Vegas      NV   89128   Multifamily          7,145,423
                                                                                                                     ------------
                                                                                                                      $68,500,000
   3       *Mariner's Village            4600 Via Marina               Marina del Rey CA   90292   Multifamily         54,866,945
   4       Anchorage Shopping Center     2800 Leavenworth Street       San Francisco  CA   94133   Retail-Unanchored   28,250,000
   5       Malibu Canyon Office Park     26565-26711 Agoura Road       Calabasas      CA   91302   Office              25,000,000
   6       *Lee Park                     1100 East Hector Street       Conshohocken   PA   19428   Industrial          24,400,000
   7       Atlanta Decorative Art Center 351 Peachtree Hills           Atlanta        GA   30305   Office              23,100,000
   8       Lake Arrowhead Village        28200 Highway 189             Lake Arrowhead CA   92352   Retail-Anchored     19,800,000
   9       1010 Northern Boulevard       1010 Northern Boulevard       Great Neck     NY   11020   Office              19,500,000

           Slavik Suites
           -------------
  10    1  Comfort Inn -- Mystic         48 Whitehall Ave.             Mystic         CT   06355   Hotel-Ltd Service    6,790,700
  10    2  Residence Inn -- Norman       2681 Jefferson Street         Norman         OK   73072   Hotel-Ltd Service    4,047,845
  10    3  Comfort Inn -- Southington    120 Laning Street             Southington    CT   06489   Hotel-Ltd Service    2,496,279
  10    4  Holiday Inn -- Cromwell       4 Sebethe Drive               Cromwell       CT   06416   Hotel-Full Service   2,032,441
  10    5  Ramada Inn -- Pensacola       6550 Pensacola Blvd.          Pensacola      FL   32505   Hotel-Ltd Service    1,450,130
  10    6  Ramada Plaza -- Fon du Lac    One Main Street               Fon du Lac     WI   54935   Hotel-Full Service     182,605
                                                                                                                     ------------
                                                                                                                      $17,000,000
           Pinnacle Retail Portfolio
           -------------------------
  11    1  Carter Creek                  4001 East 29th Street         Bryan          TX   77802   Retail-Anchored      5,387,556
  11    2  Lakegrove                     10121 Lake June Road          Dallas         TX   75217   Retail-Anchored      2,872,963
  11    3  University Hills              101 North Judge Ely Blvd.     Abilene        TX   79601   Retail-Anchored      2,498,950
  11    4  Triple Creek                  110 Triple Creek Drive        Longview       TX   75601   Retail-Anchored      1,983,780
  11    5  Plaza                         U.S. Highway 181              Floresville    TX   78114   Retail-Anchored      1,360,315
  11    6  Edgewood                      1200 North Mockingbird St.    Abilene        TX   79603   Retail-Anchored      1,152,953
  11    7  Limestone Square              511 East Yeagua Street        Groesbeck      TX   76642   Retail-Anchored        814,585
  11    8  *Brookhaven                   1500 11th Street              Huntsville     TX   77340   Retail-Unanchored      643,898
                                                                                                                     ------------
                                                                                                                      $16,715,000
  12       Sacramento Office             501 J Street                  Sacramento     CA   95814   Office              16,575,000
  13       Simi Valley Plaza             1317 E. Los Angeles           Simi Valley    CA   93036   Retail-Anchored     16,385,496

           Ambassador Apartments
           ----------------------
  14    1  Westway Village               2401 West Belt North          Houston        TX   77043   Multifamily          4,950,000
  14    2  Coral Cove                    25 North Belcher Road         Clearwater     FL   34625   Multifamily          4,050,000
  14    3  Summit Creek                  7900 San Felipe Boulevard     Austin         TX   78729   Multifamily          3,600,000
  14    4  Tatum Gardens                 15425 North Tatum Boulevard   Phoenix        AZ   85032   Multifamily          3,500,000
                                                                                                                     ------------
                                                                                                                      $16,100,000
  15       Days Inn -- Merchandise Mart  300 Spring Street             Atlanta        GA   30308   Hotel-Full Service  16,850,000
  16       Village Squire Apartments     5955 Edinburgh Street         Canton         MI   48187   Multifamily         15,000,000
  17       RCA-Addison                   4010 Brookhaven Club Drive    Addison        TX   75244   Multifamily         13,530,000
  18       Camelot Care Center           11301 & 11311 N. 99th Ave.    Peoria         AZ   85345   Nursing Home        12,000,000
  19       Hampton Inn -- Key West       2801 North Roosevelt Blvd.    Key West       FL   33040   Hotel-Ltd Service    8,690,000

           Wingray
           -------
  20    1  Hawaiian Gardens              104 63rd Avenue West          Bradenton      FL   34207   Mobile Home Park     3,900,000
  20    2  Spanish Main RV & MHP         12101 Hwy 301 North           Thonotosassa   FL   33592   Mobile Home Park     1,825,000
  20    3  Ellenton Gardens              7310 Hwy 301 North            Ellenton       FL   34222   Mobile Home Park     1,100,000
  20    4  Millcreek RV Resorts          2775 Michigan Avenue          Kissimmee      FL   64744   Mobile Home Park     1,050,000
                                                                                                                     ------------
                                                                                                                      $ 7,875,000
  21       Holiday Inn -- Wilmington     4902 Market Street            Wilmington     NC   28405   Hotel-Full Service   7,300,000
  22       Ridgewood Village Apartments  100 Ridgegate Lane            St. Peters     MO   63376   Multifamily          7,113,000

        (1) Anchorage Shopping Center is comprised of 684 parking spaces, 78,372 sf of retail space and 128 hotel rooms (the hotel is leased to a third party operator on a long-term lease).

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

               CUT-OFF
                DATE
 CUT-OFF DATE PRINCIPAL                                                                                      ANNUAL
  PRINCIPAL   BALANCE/                                                     1996 NOI                           DEBT   MORTGAGE
 LOAN BALANCE   UNIT     1993 NOI   1994 NOI    1995 NOI    1996 NOI        PERIOD     NET CASH FLOW DSCR   SERVICE     RATE
------------ --------- ---------- ----------- ----------- ----------- ---------------- ------------- ---- ----------  --------
 $70,939,362  $112,424  $9,991,932 $10,605,029 $11,740,053 $12,032,549 TTM 7/31/96       $11,507,060  1.58 $7,302,253  9.260%*
  17,319,832    41,238   1,962,353   2,389,411   2,348,537   2,306,494 TTM 6/30/96         2,264,224  1.45
  12,184,923    31,084   1,765,960   1,934,227   1,971,117   1,772,028 TTM 6/30/96         1,743,424  1.45
  12,006,255    46,899   1,183,597   1,468,991   1,530,639   1,588,507 TTM 6/30/96         1,528,410  1.45
  11,602,581    43,293   1,494,237   1,713,287   1,647,163   1,540,988 TTM 6/30/96         1,573,448  1.45
   8,204,009    38,698   1,087,513   1,186,496   1,182,803   1,099,395 TTM 6/30/96         1,098,784  1.45
   7,141,117    39,673     959,719   1,065,722   1,068,636     951,895 TTM 6/30/96           983,580  1.45
------------ ---------  ---------- ----------- ----------- -----------                  ------------- ----
 $68,458,716  $ 39,617  $8,453,379 $ 9,758,134 $ 9,748,895 $ 9,259,307                   $ 9,191,870  1.45 $6,335,039  8.525%*
  54,709,251    55,769   7,648,075   7,858,538   8,334,671   7,725,043 TTM 7/31/96         7,538,244  1.30  5,801,587  8.710%*
  28,250,000        NA   3,229,325   3,406,095   3,747,308   3,909,926 TTM 7/31/96         3,681,425  1.38  2,664,969  8.520%*
  25,000,000        78          --   3,289,720   3,704,956   4,000,205 TTM 6/30/96         3,427,873  1.44  2,383,709  8.860%*
  24,365,401        35   3,830,780   3,754,865   3,746,808   3,672,313 TTM 6/30/96         3,391,937  1.34  2,533,802  9.380%*
  23,040,712        54   3,598,640   3,732,650   3,847,091   3,967,008 TTM 7/31/96         3,396,977  1.34  2,537,720  9.750%*
  19,789,627        87          --   2,338,813   2,656,174   2,844,998 TTM 7/31/96         2,604,160  1.34  1,946,074  9.200%*
  19,500,000       116   3,283,649   3,311,833   3,243,939   3,109,122 TTM 6/30/96         2,418,692  1.26  1,925,061  9.250%*
   6,775,303    56,461     927,873     994,775   1,270,745   1,289,989 TTM 6/30/96         1,121,196  1.46
   4,038,667    32,053     665,077     730,985     796,500     796,863 TTM 6/30/96           633,390  1.46
   2,490,619    20,415     229,595     339,559     496,116     508,228 TTM 6/30/96           385,176  1.46
   2,027,833    13,985     227,461     306,371     529,387     497,590 TTM 6/30/96           292,567  1.46
   1,446,842    13,649     221,613     223,140     305,476     359,152 TTM 6/30/96           280,672  1.46
     182,191     1,380      52,936      94,054     201,872     192,255 TTM 6/30/96            68,364  1.46
------------ ---------  ---------- ----------- ----------- -----------                  ------------- ----
 $16,961,456  $ 22,585  $2,324,555 $ 2,688,884 $ 3,600,096 $ 3,644,077                   $ 2,781,365  1.46 $1,911,579 10.400%*
   5,387,556        33     360,666     621,041     851,261     852,477 TTM 6/30/96           715,489  1.30
   2,872,963        34     251,798     448,086     404,661     387,968 TTM 6/30/96           343,548  1.30
   2,498,950        28     238,431     442,269     392,563     406,341 TTM 6/30/96           376,220  1.30
   1,983,780        17     363,926     387,600     361,312     360,977 TTM 6/30/96           264,456  1.30
   1,360,315        22     152,896     211,596     227,675     242,703 TTM 6/30/96           205,087  1.30
   1,152,953        13      18,134     179,805     187,479     196,023 TTM 6/30/96           169,552  1.30
     814,585        13     106,078     159,726     134,499     124,923 TTM 6/30/96            99,781  1.30
     643,898        14          --      74,115     122,861     128,417 TTM 6/30/96           103,501  1.30
------------ ---------  ---------- ----------- ----------- -----------                  ------------- ----
 $16,715,000        23  $1,491,929 $ 2,524,238 $ 2,682,311 $ 2,699,829                   $ 2,277,634  1.30 $1,752,461  9.500%*
  16,527,580        85   3,083,767   2,565,943   2,713,449   2,670,071 TTM 6/30/96         2,297,610  1.33  1,721,220  9.380%*
  16,357,401        74          --   1,385,394   2,196,623   2,349,484 YTD Ann. 6/30/96    2,209,381  1.40  1,579,268  8.980%*
   4,932,548    15,131          --     280,959     901,419     917,982 TTM 6/30/96           861,819  1.86
   4,035,721    20,179     159,471     536,715     727,868     726,094 TTM 6/30/96           619,251  1.86
   3,587,307    21,874     155,865     569,819     636,557     620,249 TTM 6/30/96           565,947  1.86
   3,487,660    27,247     120,185     541,008     602,056     597,840 TTM 6/30/96           556,941  1.86
------------ ---------  ---------- ----------- ----------- -----------                  ------------- ----
 $16,043,236  $ 19,613  $  435,521 $ 1,928,501 $ 2,867,900 $ 2,862,165                   $ 2,603,958  1.86 $1,401,773  7.882%*
  16,850,000    64,068   2,760,895   2,669,916   2,944,935   2,998,083 TTM 5/31/96         2,572,435  1.40  1,833,118  9.970%*
  14,930,537    24,843   1,364,232   1,622,766   1,924,355   2,264,468 TTM 5/31/96         1,810,056  1.35  1,342,170  8.170%
  13,490,989    21,414          --     963,212   1,819,350   2,082,236 TTM 6/30/96         1,885,405  1.49  1,261,895  8.617%*
  11,967,095    31,410   1,820,696   2,191,872   2,571,014   2,339,266 TTM 6/30/96         2,262,853  1.65  1,373,013 10.630%
   8,665,399    55,194   1,475,677   1,299,146   1,531,412   1,517,989 TTM 6/30/96         1,347,482  1.40    963,074 10.210%*
   3,883,335    14,654     536,364     532,008     528,450     513,621 TTM 6/30/96           491,805  1.34
   1,817,202     5,424     316,805     268,277     302,825     289,900 TTM 6/30/96           265,842  1.34
   1,095,300     5,588     189,682     179,450     183,805     169,259 TTM 6/30/96           154,729  1.34
   1,045,513     5,100     259,497     212,194     182,830     206,151 TTM 6/30/96           180,553  1.34
------------ ---------  ---------- ----------- ----------- -----------                  ------------- ----
 $ 7,841,350  $  7,834  $1,302,348 $ 1,191,929 $ 1,197,910 $ 1,178,931                   $ 1,092,929  1.34 $  816,373  9.357%
   7,280,643    31,382     773,610     763,960   1,531,124   1,479,940 TTM 6/30/96         1,285,854  1.52    844,199  9.980%
   7,108,874    28,210     775,095     899,095     918,841     897,997 TTM 7/31/96           868,430  1.30    669,059  8.710%

                                                                           BALLOON/
  STATED   ANTICIPATED ANTICIPATED                                       ANTICIPATED
 MATURITY    REPAYMENT  REMAINING  REMAINING                              REPAYMENT               YEAR BUILT /
   DATE       DATE        TERM    LOCKOUT(MO.) LOCKBOX     VALUE     LTV   DATE LTV   AMORTIZATION  RENOVATED     UNIT
---------- ----------- ----------- ---------- ------- -------------- --- ----------- ------------ ------------ --------
9/11/2021   09/11/2011      179        178    Yes       $110,000,000 64%    46%           300       1981/1996       631

                                                          25,500,000 66%    62%                        1990         420
                                                          21,100,000 66%    62%                        1989         392
                                                          16,600,000 66%    62%                        1989         256
                                                          17,150,000 66%    62%                        1990         268
                                                          12,900,000 66%    62%                        1990         212
                                                          11,000,000 66%    62%                        1990         180
                                                      -------------- --- -----------                           --------
10/11/2026  10/11/2003       84         80    YES       $104,250,000 66%    62%           360                     1,728
03/11/2013  03/11/2013      197        196    Yes         80,000,000 68%    24%           240          1973         981
04/11/2024  04/11/2009      150        149    Yes         43,600,000 65%    53%           330       1973/1991        (1)
10/11/2026  10/11/2011      180        177    Yes         36,000,000 69%    57%           360       1988/1990   320,358
08/11/2021  08/11/2006      118        117    Yes         37,000,000 66%    56%           300       1919/1990   694,579
01/11/2019  07/11/2006      117        116    Yes         41,000,000 56%    46%           270          1960     430,363
09/11/2026  09/11/2011      179        178    Yes         28,500,000 69%    58%           360          1980     228,164
10/11/2026  10/11/2006      120        116                26,900,000 72%    67%           360          1985     167,614

                                                          11,100,000 52%    39%                     1987/1993       120
                                                           6,600,000 52%    39%                     1983/1988       126
                                                           4,500,000 52%    39%                     1987/1993       122
                                                           5,800,000 52%    39%                     1986/1991       145
                                                           2,740,000 52%    39%                     1968/1993       106
                                                           1,950,000 52%    39%                     1923/1983       132
                                                      -------------- --- -----------                           --------
06/11/2021    06/11/11      176        175    YES       $ 32,690,000 52%    39%           300                       751

                                                           7,500,000 67%    58%                        1986     163,004

                                                           4,160,000 67%    58%                        1985      85,285
                                                           4,220,000 67%    58%                        1984      89,401

                                                           2,800,000 67%    58%                        1982     117,717
                                                           2,000,000 67%    58%                        1982      61,435
                                                           1,400,000 67%    58%                        1960      85,745

                                                           1,570,000 67%    58%                        1986      63,410

                                                           1,250,000 67%    58%                        1970      47,256
                                                      -------------- --- -----------                           --------
10/11/2021  10/11/2006      120        119    YES       $ 24,900,000 67%    58%           300                   713,253
06/11/2021  06/11/2003       80         79    Yes         24,350,000 68%    62%           300          1982     193,380
06/11/2026  06/11/2006      116        112    Yes         24,000,000 68%    62%           360       1991/1994   219,627

                                                           8,500,000 56%    53%                        1981         326
                                                           6,300,000 56%    53%                        1985         200
                                                           6,700,000 56%    53%                        1985         164
                                                           7,100,000 56%    53%                        1985         128
                                                      -------------- --- -----------                           --------
04/11/2026  04/11/2003       78         77    YES       $ 28,600,000 56%    53%           360                       818
10/11/2021  10/11/2011      180        176                28,800,000 59%    43%           300          1983         263
03/11/2026  03/11/2006      113        109                22,500,000 66%    59%           360          1970         601
04/11/2026  04/11/2006      114        110    Yes         18,100,000 75%    68%           360       1974/1994       630
06/11/2011                  176        172                17,400,000 69%    48%           300       1973/1984       381
05/11/2021  05/11/2011      175        171                13,200,000 66%    49%           300          1986         157

                                                           5,900,000 63%    43%                        1968         265
                                                           2,950,000 63%    43%                        1973         335
                                                           1,650,000 63%    43%                        1977         196
                                                           1,900,000 63%    43%                        1971         205
                                                      -------------- --- -----------                           --------
05/11/2011                  175        171              $ 12,400,000 63%    43%           300                     1,001
08/11/2016  08/11/2006      118        114                10,200,000 71%    52%           240       1965/1994       232
09/11/2026  09/11/2006      119        115    Yes          9,550,000 74%    66%           360          1985         252

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                                                      AUDIT/
                                                                      AGREED                                     UW         ACTUAL
                                                                       UPON      IDENTIFIED    RESERVE FOR     ONGOING     ONGOING
 UNIT OF              OCCUPANCY                                      PROCEDURE/   DEFERRED       DEFERRED      CAPITAL      CAPITAL
 MEASURE   OCCUPANCY    PERIOD     ANCHOR/MAJOR TENANTS/FRANCHISE      REVIEW    MAINTENANCE   MAINTENANCE      ITEMS      RESERVES
---------- --------- ----------- --------------------------------- ----------- -------------- ------------- -----------   ---------
rooms      79%       TTM 7/31/96 Hyatt                             Yes            $ 29,500       $ 36,875           5%          4%

units      97%       08/29/96                                                      186,800        196,140       $ 250       $ 250
units      88%       08/29/96                                                      308,000        323,400       $ 250       $ 250
units      99%       08/29/96                                                      117,700        123,585       $ 250       $ 250
units      96%       08/29/96                                                      122,000        128,100       $ 250       $ 250
units      85%       08/29/96                                                       98,480        103,404       $ 250       $ 250
units      91%       08/29/96                                                        6,750          7,088       $ 250       $ 250
                                                                                ------------  -------------
                                                                  YES             $839,730       $881,717
units      95%       6/10/96                                      Yes              302,750        303,000       $ 250       $ 300
           84%       08/28/96                                     Yes              242,500        285,625       $0.18       $0.18
sf         95%       06/30/96    Xylan Corp., Superior National   Yes                   --             --       $0.20       $0.20
sf         86%       6/21/96                                                       165,500        206,875       $0.16       $0.16
sf         93%       7/31/96                                      Yes               64,810         81,013       $0.42       $0.42
sf         95%       8/21/96     Stater Brothers, Thrifty Jr.,    Yes               24,670         24,670       $0.15       $0.15
sf         99%       09/01/96    State Farm, Equifax Services     Yes               35,000   Work completed     $0.20       $0.20

rooms      82%       TTM 6/30/96 Comfort Inn                                        64,980         81,225           5%          5%
rooms      88%       TTM 6/30/96 Residence Inn                                      41,550         51,938           5%          5%
rooms      76%       TTM 6/30/96 Comfort Inn                                        45,837         57,296           5%          5%
rooms      72%       TTM 6/30/96 Holiday Inn                                        51,600         64,500           5%          5%
rooms      80%       TTM 6/30/96 Ramada Inn                                         28,508         35,635           5%          5%
rooms      54%       TTM 6/30/96 Ramada Inn                                          3,350          4,175           5%          5%
                                                                                 ----------   -------------
                                                                  YES              $235,825      $294,769

sf         95%       06/01/96    First American Bank, Winn Dixie,                    10,500        10,500        $0.15       $0.15
                                 Dollar General
sf         94%       06/01/96    Minyard, Family Dollar,                                 --            --        $0.15       $0.15
sf         84%       06/01/96    Fleming Foods, Eckerd Drug,                          7,000         7,000        $0.15       $0.15
                                 Dollar General
sf        100%       06/01/96    Bud's                                                  600           600        $0.15       $0.15
sf         92%       06/01/96    Scrivner, Eckerd Drug,                              29,250        29,250        $0.18       $0.18
                                 Dollar General
sf         60%       06/01/96    Shop & Save, Family Dollar,                         34,025        34,025        $0.22       $0.21
                                 Eckerd Drug
sf         78%       06/01/96    Brookshire's, Family Dollar,                        22,570        22,570        $0.29       $0.28
                                 Dollar General
sf        100%       06/01/96    Family Dollar, Hi Lo                                50,500        50,500        $0.16       $0.16
                                                                                   ----------  ------------
                                                                                   $154,445      $154,445
sf         95%       6/30/96     Department of Corrections         Yes               67,400        92,500        $0.15       $0.15
sf         96%       4/19/96     Home Base, Edwards Theatre,                         35,000         7,500        $0.15       $0.15
                                 Discovery Zone

units      95%       06/25/96                                                        13,239        88,105        $ 250       $ 250
units     100%       06/25/96                                                        15,777        13,700        $ 250       $ 250
units      96%       06/25/96                                                        24,315        91,000        $ 250       $ 250
units      95%       06/25/96                                                        56,210            --        $ 250       $ 250
                                                                                   ----------   -----------
                                                                    YES            $109,541      $192,805
rooms      75%       TTM 5/31/96 Days Inn of America                Yes               1,000            --            5%          4%
units      93%       5/24/96                                        Yes             228,500       306,478        $ 250       $ 234
units      98%       6/30/96                                                         60,960       235,060        $ 250       $ 250
beds       90%       8/26/96                                                             --            --        $ 250       $ 250
rooms      82%       TTM 6/30/96 Hampton Inn                                        718,855       898,569           4%          4%

pads      100%       6/30/96                                                         20,900        36,125        $  25
pads       99%       5/1/96                                                         127,150       158,938        $  25
pads       83%       4/30/96                                                          7,250         9,063        $  25
pads       97%       5/1/96                                                          38,300        76,313        $  25
                                                                                   ----------  ------------
                                                                                   $193,600      $280,439
rooms      68%       TTM 6/30/96 Holiday Inn                                         49,250        61,563            5%          4%
units      95%       8/9/96                                         Yes              92,200       115,250        $ 250        $229

                                                                                                                        ORIGINAL
LOAN  ASSET                                                                                       PROPERTY             PRINCIPAL
  #     #  PROPERTY NAME                 ADDRESS                       CITY          STATE  ZIP   TYPE                LOAN BALANCE
---- ----- ----------------------------- ----------------------------- ------------- ----- ----- ------------------ ------------
           Charles Company I
           -----------------
  23    1  Western                       1075 Western Ave.             Los Angeles    CA   90038   Retail-Unanchored   $4,070,000
  23    2  Martin Luther King            1030 Martin Luther King Blvd. Los Angeles    CA   90037   Retail-Unanchored    1,065,000
                                                                                                                     ------------
                                                                                                                       $5,135,000
           Charles Company II
           ------------------
  24    1  Van Ness                      5800-5944 Santa Monica Blvd.  Los Angeles    CA   90038   Retail-Unanchored    5,940,000
  24    2  Hoover                        1065 Hoover Street            Los Angeles    CA   90006   Retail-Unanchored    1,790,000
  24    3  Adams                         285 Adams Blvd.               Los Angeles    CA   90011   Retail-Unanchored      940,000
                                                                                                                     ------------
                                                                                                                       $8,670,000
  25       Towne Pointe                  357 Route 9 South             Manalapan      NJ   07725   Retail-Unanchored    6,550,000
  26       Crosspointe                   1395-1525 N.W. 167th Street   Miami          FL   33169   Office               6,500,000
  27       Gramercy Apts                 9072 Gramercy Apartments      San Diego      CA   92123   Multifamily          5,875,000
  28       First Tennessee Bank Building 165 Madison Ave.              Memphis        TN   38103   Office               5,873,000

           Beltway II
           -----------
  29    1  Hechinger's Plaza             1535 University Blvd.         Langley Park   MD   20783   Retail-Anchored      2,910,000
  29    2  Blockbuster/Staples           8904 62nd Avenue              College Park   MD   20740   Retail-Anchored      2,850,000
                                                                                                                     ------------
                                                                                                                       $5,760,000
           Owensboro Hotels
           -----------------
  30    1  Holiday Inn -- Owensboro      3136 W. 2nd Street            Owensboro      KY   42301   Hotel-Ltd Service    4,000,000
  30    2  Days Inn -- Owensboro         3720 New Hartford Road        Owensboro      KY   42301   Hotel-Ltd Service    1,530,000
                                                                                                                     ------------
                                                                                                                       $5,530,000
  31       Regency Towers                1600 Lehigh Parkway East      Allentown      PA   18103   Multifamily          5,600,000
  32       Alderwood Village             37th Ave. W. & 196th St. SW   Lynwood        WA   98036   Retail-Anchored      5,600,000
  33       Paradise Valley               13637 North Tatum Boulevard   Phoenix        AZ   85032   Retail-Anchored      5,400,000

           Riva Office/Hotel
           -----------------
  34    1  Days Inn -- Annapolis         2520 Riva Road                Annapolis      MD   21401   Hotel-Ltd Service    3,385,000
  34    2  Nations Bank Building         2530 Riva Road                Annapolis      MD   21401   Office               1,915,000
                                                                                                                     ------------
                                                                                                                       $5,300,000
  35       Val Vista Crossing            3655 E. Southern              Mesa           AZ   85206   Retail-Anchored      5,251,548
  36       Charleston Park               4800 East Charleston          Las Vegas      NV   89104   Multifamily          5,212,500
  37       Best Western -- Lafayette     1801 West Pinhook Road        Lafayette      LA   70508   Hotel-Full Service   5,000,000
  38       *Bolsa Marketplace            9500-9600 Bolsa Avenue        Westinster     CA   92683   Retail-Anchored      4,875,000
  39       Pecan Crossing                1225 E. Pleasant Run          Desota         TX   75115   Multifamily          4,850,000
  40       Hotel Grand Victorian         2325 West Highway 76          Branson        MO   65616   Hotel-Ltd Service    4,795,000
  41       Barcelona Court               5215 South Loop 289           Lubbock        TX   79424   Hotel-Ltd Service    4,700,000
  42       *Best Western -- Sunrise      400 N. Harbor Drive           Redondo Beach  CA   90277   Hotel-Full Service   4,400,000
  43       Crestview Plaza               9282 Watson Rd.               Crestwood      MO   63126   Retail-Anchored      4,370,000
  44       Monroe Gardens                1504-58 Schley Street         Hillside       NJ   07205   Multifamily          4,298,000
  45    D  Marysville Estate             506 N. Main St.               Marysville     OH   43040   Mobile Home Park     4,233,000
  46       *9300 Wilshire Blvd.          9300 Wilshire Blvd.           Beverly Hills  CA   90212   Office               4,123,000
  47    A  Cypress Grove Apartments      22A Cypress Grove Drive       Wilmington     NC   28401   Multifamily          4,116,000
  48       Best Western -- Galveston     5914 Seawall Blvd.            Galveston      TX   77551   Hotel-Ltd Service    4,062,000
  49       Comfort Inn -- Goodyear       1770 N. Dysart Road           Goodyear       AZ   85338   Hotel-Ltd Service    3,900,000
  50       Santa Rita Care Center        150 N. La Canada Drive        Green Valley   AZ   85614   Nursing Home         3,825,000
  51       Fox Glen Apartments           6260 Fox Glen Drive           Saginaw        MI   48603   Multifamily          3,800,000
  52       Hampton Inn -- Memphis        2979 Millbranch Road          Memphis        TN   38116   Hotel-Ltd Service    3,800,000
  53       Hampton Inn -- Indianapolis   7220 Woodland Drive           Indianapolis   IN   46278   Hotel-Ltd Service    3,750,000
  54       Holiday Inn -- Monroe         2011 Louisville Avenue        Monroe         LA   71201   Hotel-Full Service   3,725,000
  55       Ramada Inn Williamsburg       351 York Street               Williamsburg   VA   23185   Hotel-Full Service   3,635,000
  56       M&M Mobile Villa              320 E. McKellips Road         Mesa           AZ   85201   Mobile Home Park     3,525,000
  57       Best Western -- Dorsey        6755 Dorsey Road              Dorsey         MD   21227   Hotel-Ltd Service    3,450,000
  58    C  Franklin Estates              700 W. Meade Blvd             Franklin       TN   37064   Mobile Home Park     3,272,000
  59       Comfort Inn -- Salisbury      2701 N. Salisbury Blvd.       Salisbury      MD   21801   Hotel-Ltd Service    3,150,000
  60       122-124 Duane Street          122-124 Duane Street          New York       NY   10007   Multifamily          3,070,000

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

               CUT-OFF
                DATE
 CUT-OFF DATE PRINCIPAL                                                                                      ANNUAL
  PRINCIPAL   BALANCE/                                                     1996 NOI                           DEBT   MORTGAGE
 LOAN BALANCE   UNIT     1993 NOI   1994 NOI    1995 NOI    1996 NOI        PERIOD     NET CASH FLOW DSCR   SERVICE     RATE
------------ --------- ---------- ----------- ----------- ----------- ---------------- ------------- ---- ----------  --------
  $4,070,000   $   188  $       -- $       --  $       --  $       --                    $  571,948   1.38
   1,065,000        84          --     65,292     174,299     167,166 TTM 6/30/96           147,601   1.38
------------ --------- ---------- ----------- ----------- ----------- ---------------- ------------- ---- ----------  --------
  $5,135,000   $   150  $       -- $   65,292  $  174,299  $  167,166                    $  719,549   1.38  $523,033  9.140%*

   5,940,000       115     797,360    876,610     936,112     955,276 TTM 6/30/96           828,371   1.37
   1,790,000       141     308,274    299,108     231,378     261,917 TTM 6/30/96           246,980   1.37
     940,000       100     168,981    133,225     148,863     153,302 TTM 6/30/96           132,470   1.37
------------ --------- ---------- ----------- ----------- ----------- ---------------- ------------- ---- ----------  --------
  $8,670,000   $   117  $1,274,615 $1,308,943  $1,316,353  $1,370,495                    $1,207,821   1.37  $883,096  9.140%*
   6,546,799        89     841,820    930,147     776,860     735,534 TTM 7/31/96           839,079   1.27   662,633  9.530%
   6,494,134        34          --         --     470,416     719,298 TTM 6/30/96           946,658   1.45   650,838  8.930%

   5,875,000    32,104          --    624,560     693,675     713,904 TTM 7/31/96           723,617   1.32   547,590  8.610%
   5,853,895        14          --  2,030,049   1,830,855   1,766,491 TTM 6/30/96         1,076,763   1.76   612,497  9.885%

   2,902,319        38     502,886    511,000     509,578     504,436 TTM 6/30/96           455,125   1.46
   2,842,477       116      15,037    367,508     398,311     401,202 TTM 6/30/96           351,847   1.46
------------ --------- ---------- ----------- ----------- ----------- ---------------- ------------- ---- ----------  --------
  $5,744,796   $    57  $  517,923 $  878,508  $  907,889  $  905,638                    $  806,972   1.46  $552,181  8.920%*
   3,958,439    27,300     649,446    723,708     846,097     911,777 TTM 6/30/96           666,470   1.58
   1,517,641    12,542     319,062    414,087     387,838     486,187 TTM 6/30/96           305,105   1.58
------------ --------- ---------- ----------- ----------- ----------- ---------------- ------------- ---- ----------  --------
  $5,476,080   $20,587  $  968,508 $1,137,795  $1,233,935  $1,397,965                    $  971,575   1.58  $616,672  9.455%
   5,591,168    31,950     662,637    686,650     716,789     704,422 TTM 5/31/96           715,140   1.30   551,378  9.220%
   5,585,493        51     867,345    859,383     937,558     898,288 TTM 5/31/96           809,769   1.41   575,025  9.240%
   5,388,601        62     636,370    716,129     791,421     881,358 TTM 6/30/96           776,781   1.46   531,686  9.220%
   3,376,840    22,216          --         --     734,473     634,343 TTM 5/31/96           512,799   1.41
   1,910,384        50          --    405,624     366,511     381,862 TTM 5/31/96           283,349   1.41
------------ --------- ---------- ----------- ----------- ----------- ---------------- ------------- ---- ----------  --------
  $5,287,224        NA  $       -- $  405,624  $1,100,984  $1,016,205                    $  796,148   1.41  $563,205  9.670%
   5,242,812        55          --         --     670,634     842,424 YTD Ann. 7/31/96      662,267   1.30   510,693  9.080%*
   5,209,635    26,179     722,266    703,621     705,696     749,800 TTM 6/30/96           663,610   1.32   501,942  8.970%
   4,956,197    16,632     806,848  1,276,404   1,528,134   1,631,963 TTM 5/31/96         1,110,716   2.01   553,415  9.350%
   4,868,179        56     380,931    599,780     797,778     845,594 TTM 5/31/96           685,277   1.36   504,325  9.790%
   4,847,134    19,235     756,887    700,761     634,754     594,541 TTM 7/31/96           617,062   1.36   452,467  8.620%
   4,777,119    31,428          --    195,984   1,109,488   1,188,195 TTM 5/30/96           892,220   1.55   574,854 10.510%
   4,686,890    29,111     697,921    875,624   1,029,994     835,851 TTM 6/30/96           718,496   1.35   533,727 10.530%
   4,393,851    39,584   1,162,737  1,198,383   1,358,551   1,370,373 TTM 7/31/96         1,002,664   2.03   493,545  9.540%
   4,363,076        54     435,747    599,247     507,214     601,672 TTM 6/30/96           616,356   1.32   466,578  9.730%
   4,274,524    26,716     621,694    634,978     670,855     623,191 TTM 6/30/96           602,858   1.39   432,471  8.990%
   4,228,510     9,192     492,507    554,673     587,294     583,968 TTM 6/30/96           598,137   1.44   414,577  9.160%
   4,107,649        73     653,409    563,232     559,650     756,491 TTM 6/30/96           652,527   1.43   455,532 10.170%
   4,092,036    19,579     386,922    464,972     522,620     570,545 TTM 6/30/96           566,189   1.41   401,052  8.600%
   4,045,482    26,791     658,844    718,638     860,807     853,239 TTM 5/31/96           675,504   1.45   465,235  9.840%
   3,859,630    24,123     743,802    777,522     819,166     843,768 TTM 6/30/96           715,758   1.67   429,536  9.280%
   3,813,383    32,593     266,290    494,867     656,690     574,259 TTM 6/30/96           559,236   1.34   418,065 10.030%
   3,793,878    10,338     754,328    791,782   1,010,455   1,086,634 TTM 6/30/96           884,149   2.25   393,422  8.420%
   3,786,623    29,583          --    660,811     702,635     728,948 TTM 4/30/96           600,768   1.40   430,547 10.500%
   3,721,857    30,015     788,385    928,647     991,746     989,702 TTM 6/30/96           784,059   1.92   407,775  9.100%
   3,710,781    19,530     830,302    830,182     923,735   1,009,613 TTM 6/27/96           628,081   1.42   441,183 10.330%
   3,621,088    25,146     601,620    706,714     694,137     717,985 TTM 5/31/96           570,398   1.33   429,940 10.310%
   3,512,919    14,280     352,138    373,646     405,254     460,173 TTM 5/31/96           477,437   1.31   364,002  9.310%
   3,447,496    25,728     465,020    602,104     713,154     739,869 TTM 6/30/96           593,437   1.55   382,642 10.220%
   3,260,879    12,688     349,311    401,670     429,651     441,975 TTM 5/31/96           431,750   1.27   339,235  9.360%
   3,135,456    32,661     476,501    543,800     560,023     603,424 TTM 6/30/96           505,889   1.47   343,489 10.000%
   3,041,009        NA     236,736    533,710     579,566     698,028 TTM 6/30/96           588,879   1.81   325,559  8.750%

                                                                           BALLOON/
   STATED   ANTICIPATED ANTICIPATED REMAINING                             ANTICIPATED
 MATURITY    REPAYMENT   REMAINING   LOCKOUT                             REPAYMENT               YEAR BUILT /
    DATE       DATE        TERM       (MO.)   LOCKBOX     VALUE     LTV   DATE LTV   AMORTIZATION  RENOVATED     UNIT
---------- ----------- ----------- ---------- ------- -------------- --- ----------- ------------ ------------ --------
                                                        $ 6,000,000  68%     57%                     1996      21,669
                                                          1,600,000  68%     57%                     1993      12,676
                                                      -------------- --- -----------                           --------
10/11/2021  10/11/2006      120        119              $ 7,600,000  68%     57%           300                 34,345

                                                          9,000,000  66%     56%                     1986       51,735
                                                          2,600,000  66%     56%                     1986       12,688
                                                          1,600,000  66%     56%                     1990        9,420
                                                      -------------- --- -----------                           --------
10/11/2021  10/11/2006      120        119              $13,200,000  66%     56%           300                  73,843
09/11/2026  09/11/2006      119        115                9,000,000  73%     66%           360       1987       73,720
09/11/2021  09/11/2003       83         79                9,400,000  69%     62%           300    1977/1994    189,768

10/11/2026  10/11/2006      120        116    Yes         8,700,000  68%     60%           360       1979          183
03/11/2026  03/11/2011      173        169    Yes        12,900,000  45%     37%           360       1965      411,503

                                                          4,350,000  70%     65%                  1971/1995     76,964
                                                          3,800,000  70%     65%                    1971        24,473
                                                      -------------- --- -----------                           --------
04/11/2026  04/11/2006      114        113    YES       $ 8,150,000  70%     65%          360                  101,437

                                                          5,960,000  65%     29%                  1963/1986        145
                                                          2,410,000  65%     29%                  1975/1990        121
                                                      -------------- --- -----------                           --------
04/11/2016  04/11/2011      174        170              $ 8,370,000  65%     29%          240                      266
07/11/2026  07/11/2006      117        113                7,800,000  72%     64%          360       1972           175
07/11/2021  07/11/2006      117        113                8,200,000  68%     57%          300    1969/1990     109,559

06/11/2026  06/11/2006      116        112                8,850,000  61%     55%          360       1986        87,289

                                                          5,800,000  52%     44%                   1971/1994       152
                                                          4,400,000  52%     44%                     1989       38,384
                                                      -------------- --- -----------                           --------
07/11/2021  07/11/2006      117        113              $10,200,000  52%     44%          300                       NA
06/11/2026  06/11/2006      116        112                7,800,000  67%     62%          360        1988       95,978
09/11/2026  09/11/2006      119        115    Yes         7,050,000  74%     66%          360        1981          199
04/11/2016                  234        230               11,900,000  42%      0%          240     1980/1993        298
07/11/2026  07/11/2011      177        173                6,500,000  75%     61%          360       1992        86,711
09/11/2026  09/11/2006      119        115                6,550,000  74%     66%          360       1984           252
07/11/2016  07/11/2011      177        173                7,300,000  65%     31%          240       1994           152
06/11/2021  06/11/2011      176        172                6,300,000  74%     52%          300     1981/1992        161
09/11/2016  09/11/2011      179        175               10,800,000  41%     18%          240     1978/1994        111
08/11/2021  08/11/2006      118        114                6,470,000  67%     57%          300     1963/1988     80,261
04/11/2021  04/11/2016      234        230                6,080,000  70%     29%          300       1948           160
08/11/2006                  118        114                5,790,000  73%     66%          360       1967          306/
                                                                                                                 154SS
05/11/2021  05/11/2011      175        171                5,700,000  72%     50%          300     1964/1995     56,428
04/11/2003                   78         74                6,740,000  61%     54%          300     1970/1990        209
07/11/2016  07/11/2011      177        173                6,500,000  62%     28%          240       1984/          151
                                                                                                   ongoing
03/11/2016                  233        229                6,240,000  62%      0%          240       1980           160
06/11/2021  06/11/2006      116        112                5,100,000  75%     63%          300     1975/1984        117
09/11/2016                  239        235                8,900,000  43%      0%          240     1980/1986        367
05/11/2021  05/11/2006      115        111                7,060,000  54%     46%          300       1987           128
05/11/2016  05/11/2011      175        171                7,400,000  50%     22%          240     1990/1995        124
07/11/2016  07/11/2011      177        173    Yes         7,300,000  51%     24%          240     1968/1985        190
07/11/2016  07/11/2011      177        173                6,925,000  52%     24%          240       1972           144
06/11/2016                  236        232                5,300,000  66%     27%          300       1986           246
09/11/2021  09/11/2011      179        175                6,200,000  56%     39%          300       1988           134
06/11/2011                  176        172                4,600,000  71%     48%          300       1970           257
04/11/2021  01/11/2016      231        227                4,430,000  71%     32%          300       1987            96
04/11/2016  04/11/2006      114        110                5,300,000  57%     41%          240     1920/1995   16/4,855

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                                                      AUDIT/
                                                                      AGREED                                     UW         ACTUAL
                                                                       UPON      IDENTIFIED    RESERVE FOR     ONGOING     ONGOING
 UNIT OF              OCCUPANCY                                      PROCEDURE/   DEFERRED       DEFERRED      CAPITAL      CAPITAL
 MEASURE   OCCUPANCY    PERIOD     ANCHOR/MAJOR TENANTS/FRANCHISE      REVIEW    MAINTENANCE   MAINTENANCE      ITEMS      RESERVES
---------- --------- ----------- --------------------------------- ----------- -------------- ------------- -----------   ---------
sf         100%      06/30/96    Hollywood Presb. Hosp,                                  --             --      $0.15       $0.15
                                 Hollywood Video
sf         100%      06/30/96                                                      $  1,000      $  1,250       $0.15       $0.15
                                                                                ------------  --------------
                                                                                   $  1,000      $  1,250

sf          98%      06/30/96    Lucky Seven Market,                                  6,800         8,500       $0.15       $0.15
                                 Chief Auto Parts
sf         100%      06/30/96                                                         2,000         2,500       $0.15       $0.15
sf         100%      06/30/96                                                         1,000         1,250       $0.15       $0.15
                                                                                 -----------  --------------
                                                                                   $  9,800      $ 12,250
sf         100%      08/01/96                                                         5,225         6,531       $0.23       $0.23
sf          96%      7/1/96      Percession Response,                                42,000        52,500       $0.27       $0.47
                                 FL National Guard
                                 Republic National Bank
units       91%      07/31/96                                                         7,000         8,750       $ 250       $ 200
sf          85%      5/31/96     First Tennessee, Baker, Donelson,                  231,669       289,586       $0.20       $0.20
                                 Arthur Andersen

sf         100%      06/01/96    Hechinger's                                          3,500         4,375       $0.15       $0.15
sf         100%      06/01/96    Staples, Blockbuster                                 1,150         2,425       $0.15       $0.15
                                                                                  -----------  -------------
                                                                                   $  4,650      $  6,800

rooms       72%      TTM 6/30/96 Holiday Inn                                         25,700        32,125           5%          4%
rooms       72%      TTM 6/30/96 Days Inn of America                                 41,800        52,250           5%          4%
                                                                                  -----------  --------------
                                                                                   $ 67,500      $ 84,375
units       95%      8/1/96                                                          24,870        31,088       $ 250       $ 231
sf         100%      5/31/96     Drug Emporium, Eastgate Theatre,                     2,900            --       $0.20       $0.20
                                 Hancock Fabrics
sf          95%      6/30/96     Roomstores, Kinko's,                                   500            --       $0.23       $0.23
                                 Blockbuster Video

rooms      67%       TTM 5/31/96 Days Inn of America                                 32,900        39,125           5%          4%
sf         92%       04/09/96                                                           750           938       $0.20       $0.20
                                                                                  -----------  --------------
                                                                                   $ 33,650      $ 40,063
sf         90%       8/1/96      United Artists Theatre                                  --            --       $0.15       $0.15
units      95%       6/30/96                                                         42,200        52,750       $ 287       $  89
rooms      69%       TTM 5/31/96 Best Western                                        67,250        84,063           5%          4%
sf         98%       6/1/96      Bolsa Supermarket                                       --            --       $0.20       $0.20
units      96%       7/20/96                                                        124,750       155,938       $ 276       $ 225
rooms      68%       TTM 5/30/96                                                      2,300            --           5%          4%
rooms      68%       TTM 6/30/96                                                     36,250        45,313           5%          4%
rooms      88%       TTM 7/31/96 Best Western                                        29,250        36,563           5%          4%
sf         96%       6/26/96     Circuit City                                        54,275        67,844       $0.20       $0.20
units      98%       TTM 6/30/96                                                    246,459       308,074       $ 250       $ 250
pads/units 99%       5/31/96                                                         48,000        60,000       $  25          --

sf         99%       4/29/96                                                          8,500        10,625       $0.23       $0.23
units      98%       04/25/96                                                       131,300       164,125       $ 250       $ 245
rooms      60%       TTM 5/31/96 Best Western                                         9,900        24,375           5%          4%

rooms      58%       TTM 6/30/96 Comfort Inn                                             --            --            5%          4%
beds       93%       7/31/96                                                             --            --        $250        $250
units      96%       6/29/96                                                         73,790        92,238        $250        $243
rooms      83%       TTM 4/30/96 Hampton Inn                                         79,900        64,500            5%          4%
rooms      82%       TTM 6/30/96 Hampton Inn                                          1,525            --            5%          4%
rooms      71%       TTM 6/27/96 Holiday Inn                                         11,691        14,614            5%          4%
rooms      62%       TTM 5/31/96 Ramada Inn                                          74,493        93,154            5%          4%
pads       99%       7/31/96                                                             --            --        $ 25          --
rooms      66%       TTM 6/30/96 Best Western                                            --            --           5%          4%
pads      100%       TTM 5/31/96                                                     24,200        29,000        $ 25          --
rooms      83%       TTM 6/30/96 Comfort Inn                                         50,894        63,618           5%          4%
units/sf  100%       05/01/96                                                       121,300       151,625        $375        $375
                                                                                                          unit/.31/sf unit/.31/sf

                                                                                                                        ORIGINAL
LOAN  ASSET                                                                                       PROPERTY             PRINCIPAL
  #     #  PROPERTY NAME                 ADDRESS                       CITY          STATE  ZIP   TYPE                LOAN BALANCE
---- ----- ----------------------------- ----------------------------- ------------- ----- ----- ------------------ ------------
  61       East Street Trading Center    801 East Street               Fredrick       MD   21701   Industrial         $ 2,948,000
  62       Westwood Plaza                2228 Westwood Blvd            Westwood       CA   90064   Nursing Home         2,822,000
  63       Market at Uvalde              13502-13560 I-10 Frontage Rd. Houston        TX   77015   Retail-Anchored      2,750,000
  64       Brookwood MHP                 1908 East 19th Street         Lawrence       KS   66046   Mobile Home Park     2,755,000
  65       Holiday Inn -- Denton         1500 Dallas Drive             Denton         TX   76205   Hotel-Full Service   2,703,000
  66    D  Woodridge Estates             2284 W. Gelena Ave.           Freeport       IL   61032   Mobile Home Park     2,700,000
  67       Torrance Plaza Hotel          20801 S. Western Avenue       Torrance       CA   90501   Hotel-Full Service   2,642,000
  68       Foothill Courtyard Apartments 1360 Foothill Drive           Vista          CA   92084   Multifamily          2,633,000
  69       Leaden Hall II Med Centre     7271 Wurbach Road             San Antonio    TX   78240   Retail-Unanchored    2,600,000
  70       Medford Nursing Home          616 South Front Street        Medford        OK   73759   Nursing Home         2,550,000
  71       I. Goldberg Shopping Center   1615 N. Kings Highway         Cherry Hill    NJ   08034   Retail-Anchored      2,550,000

           Chateau Oaks
           ------------
  72    1  Chateau Forrest               604 N. Kingsway Dr.           Seffner        FL   33584   Mobile Home Park     1,310,000
  72    2  Plantation Oaks               700 N. Kingsway Dr.           Seffner        FL   33584   Mobile Home Park     1,190,000
                                                                                                                     ------------
                                                                                                                      $ 2,500,000
  73       Maple Park Terrace Apartments 5414 Maple Park Drive         Flint          MI   48507   Multifamily          2,500,000
  74       Best Western -- Goodyear      1100 N. Litchfield Road       Goodyear       AZ   85338   Hotel-Ltd Service    2,500,000
  75       Best Western (Morristown Inn) 270 South Street              Morristown     NJ   07960   Hotel-Ltd Service    2,310,000
  76       Holiday Inn -- Salt Lake      2080 West North Temple Drive  Salt Lake City UT   84116   Hotel-Ltd Service    2,300,000
  77       Days Inn -- San Jose          2460 Fontaine Road            San Jose       CA   95121   Hotel-Ltd Service    2,275,000
  78       Casas Adobes                  7000-7051 North Oracle Rd     Tuscon         AZ   85704   Retail-Anchored      2,165,000
  79       Ramada Limited --
           Denver North                  110 West 104th Street         Northglen      CO   80234   Hotel-Ltd Service    2,100,000
  80       Holiday Inn Express --
           Douglasville                  5479 Westmoreland Plaza       Douglasville   GA   30134   Hotel-Ltd Service    2,080,000
  81       Branch Avenue Plaza           650 Branch Avenue             Providence     RI   02903   Retail-Unanchored    2,075,000
  82    C  Gwinnett Estates              211 Howe Lane                 Loganville     GA   30249   Mobile Home Park     2,029,000
  83       Ravines MHP                   2088 East Empire Avenue       Benton Harbor  MI   49022   Mobile Home Park     1,968,000
  84       Best Western McMinnville      2035 South Highway 99 West    McMinnville    OR   97218   Hotel-Ltd Service    1,930,000
  85       Crystal Lake MHP              1330 Hanover Road             Delaware       OH   43015   Mobile Home Park     1,927,000
  86       Park Hallow Apartments        4343 South Shaver             Pasadena       TX   77504   Multifamily          1,875,000
  87    A  Stratford Arms Apartments     1900 South Charles Blvd.      Greenville     NC   27858   Multifamily          1,871,000
  88       Best Western -- Monterey      420 North Atlantic Blvd.      Monterey Park  CA   91754   Hotel-Ltd Service    1,819,000
  89       Country Hearth Inn -- Auburn  1115 West 7th Street          Auburn         IN   46706   Hotel-Ltd Service    1,809,000
  90       Johanna Woods                 2909 Montpelier Street        Broken Arrow   OK   74014   Mobile Home Park     1,800,000
  91    C  Tara -- MHP                   7735 Tara Blvd.               Jonesboro      GA   30236   Mobile Home Park     1,781,000
  92    B  Royal Palm MHP                720 S. Federal Highway        Hallandale     FL   33009   Mobile Home Park     1,725,000
  93       Country Hearth Inn -- Findlay 1020 Interstate Court         Findlay        OH   45840   Hotel-Ltd Service    1,711,000
  94    F  Ridgewood MHP                 6825 W. Mississippi           Lakewood       CO   80226   Mobile Home Park     1,700,000
  95       Coachland MHP                 10500 Hwy. 89N                Truckee        CA   96161   Mobile Home Park     1,700,000
  96    A  Cardinal Village Apartments   2301 Indian Drive             Jacksonville   FL   28546   Multifamily          1,677,000
  97    E  Comfort Inn -- North Carolina 1636 Carolina Avenue          Washington     NC   27889   Hotel-Ltd Service    1,674,000
  98       Grandmont Gardens             16151 Grandmont Court         Roseville      MI   48066   Multifamily          1,619,000
  99    B  Galway Bay                    1361 Overseas Hwy.            Marathon       FL   33050   Mobile Home Park     1,550,000
 100    E  Quality Inn Roanoke           501 Orange Avenue             Roanoke        VA   24016   Hotel-Full Service   1,500,000
 101       Red Carpet Apartments         24440 Russell Road            Kent           WA   98032   Multifamily          1,400,000
 102    G  Silver Sands RV Resort        9252 East Broadway            Mesa           AZ   85208   Mobile Home Park     1,355,000
 103    G  Locust Grove MHP              778 Highway 36                Hazlet         NJ   07730   Mobile Home Park     1,300,000
 104       Georgian Heights Apartments   1931 N. Bowman Ave.           Danville       IL   61832   Multifamily          1,288,000
 105       Country Club Corners          7120 South Polk Street        Dallas         TX   75232   Retail-Anchored      1,100,000
 106       Grogan's Mills                303 Sawdust Rd.               The Woodlands  TX   77380   Retail-Unanchored    1,090,000
 107       Mobile Gardens MHP            1901 N. Glasscock Road        Mission        TX   78572   Mobile Home Park     1,050,000
 108       Cactus Wren MHP               235 North Ellsworth Road      Mesa           AZ   85207   Mobile Home Park       996,000
 109       Solana Y. Sombra              4828 East Grant Road          Tucson         AZ   85012   Mobile Home Park       988,000
 110    F  Mobile Estates                1717 & 1823 5th St.           Greeley        CO   80631   Mobile Home Park       860,000
 111       Phoenix West MHP              3150 West Glendale Avenue     Phoenix        AZ   85021   Mobile Home Park       850,000
 112       Havre de Grace Super 8        929 Pulaski Highway           Havre de Grace MD   21078   Hotel-Ltd Service      699,992
 113       Farmville Super 8             Highway 15 South              Farmville      VA   61755   Hotel-Ltd Service      553,326
           -----------------------------                                                                             ------------
           TOTAL / WTD. AVG.:                                                                                        $784,184,807

                        (RESTUBBED TABLE CONTINUED FROM ABOVE)

               CUT-OFF
                DATE
 CUT-OFF DATE PRINCIPAL                                                                                      ANNUAL
  PRINCIPAL   BALANCE/                                                     1996 NOI                           DEBT   MORTGAGE
 LOAN BALANCE   UNIT     1993 NOI   1994 NOI    1995 NOI    1996 NOI        PERIOD     NET CASH FLOW DSCR   SERVICE     RATE
------------ --------- ---------- ----------- ----------- ----------- ---------------- ------------- ---- ----------  --------
  $  2,935,879  $    17   $396,920   $522,269    $526,834    $502,949  TTM 6/30/96         $425,267    1.37  $311,049  9.580%
     2,806,675   37,422    219,192    471,574     530,266     551,813  TTM 6/30/96          492,986    1.52   323,660  9.860%
     2,744,750       64    426,874    410,862     432,887     443,944  TTM 4/30/96          377,254    1.34   282,310  9.700%
     2,742,933    9,624    296,678    365,680     348,457     336,185  TTM 5/31/96          355,936    1.26   281,980  9.200%
     2,699,491   18,746    216,303    301,563     489,263     538,863  TTM 6/30/96          448,661    1.42   315,382 10.110%
     2,697,136    7,471    267,531    317,200     342,681     373,773  TTM 6/30/96          359,519    1.36   264,436  9.160%
     2,638,347   25,615    467,995    565,285     709,106     801,208  TTM 6/30/96          521,195    1.74   300,023 10.530%
     2,631,488   24,366         --    199,532     285,774     339,592  TTM 7/31/96          343,615    1.38   248,792  8.760%
     2,595,943       56    386,489    378,285     384,321     414,640  TTM 7/31/96          365,136    1.31   279,565  9.820%
     2,544,390   30,290         --    308,096     550,325     544,571  TTM 5/31/96          504,482    1.79   282,605 10.210%
     2,540,950       63    320,972    348,299     376,192     376,192  1995 YE              331,475    1.28   258,893  9.100%
     1,309,223   12,963    172,956    183,499     177,895     174,310  TTM 6/30/96          173,914    1.40
     1,189,294   11,012    148,190    159,074     167,521     164,789  TTM 6/30/96          151,638    1.40
  ------------ --------- ---------- ----------- ----------- ----------                   ------------- ----
  $  2,498,516  $11,955   $321,146   $342,573    $345,416    $339,099                      $325,552    1.40  $232,803  8.600%
     2,495,973   13,565    471,173    496,733     567,182     580,147  TTM 6/30/96          511,433    1.98   258,830  8.420%
     2,475,763   29,127    562,883    587,228     522,334     574,187  TTM 3/31/96          429,976    1.51   285,543  9.800%
     2,306,795   38,447    332,587    320,066     426,490     491,651  TTM 6/30/96          369,338    1.41   261,925 10.510%
     2,287,558   24,865    342,080    369,854     434,606     434,606  YE 1995              362,700    1.45   250,801 10.000%
     2,273,351   42,099    325,637    342,656     418,599     582,923  TTM 6/30/96          392,972    1.56   252,515 10.230%
     2,161,661       31    278,642    345,047     334,000     304,708  TTM 7/31/96          330,115    1.41   234,069  9.890%
     2,097,136   14,980         --    354,332     464,062     521,974  TTM 6/30/96          362,188    1.52   238,695  9.730%
     2,071,925   41,439        N/A        N/A     447,017     424,333  TTM 6/30/96          346,103    1.42   244,186 10.200%
     2,071,701       26    284,066    315,927     348,554     353,536  TTM 7/31/96          278,547    1.26   221,196  9.710%
     2,022,104   10,111    161,569     96,830     236,545     283,567  TTM 5/31/96          271,929    1.29   210,363  9.360%
     1,964,883    8,811    194,287    217,485     232,827     248,781  TTM 6/30/96          260,223    1.35   193,428  9.200%
     1,925,058   29,616    211,549    239,414     425,918     487,508  TTM 6/30/96          377,740    1.66   227,349  10.250%
     1,915,126   10,944    250,037    269,254     280,302     287,781  TTM 6/30/96          273,186    1.50   182,321  8.250%
     1,861,647   10,887         --    169,094     306,819     306,819  YE 1995              269,326    1.51   178,606  8.330%
     1,860,457   12,743    241,576    267,672     278,063     249,141  TTM 6/30/96          237,579    1.28   185,351  8.800%
     1,816,523   33,028    378,779    356,905     415,651     426,746  TTM 5/31/96          352,569    1.70   206,899  9.740%
     1,804,678   23,137    191,881    343,670     405,083     375,919  TTM 6/30/96          329,332    1.49   220,826 10.780%
     1,797,015    7,488    197,007    216,903     264,930     313,495  TTM 5/31/96          309,297    1.64   188,118  9.460%
     1,775,194    8,966    254,660    247,646     257,364     248,255  TTM 5/31/96          246,218    1.31   188,363  9.610%
     1,715,640   15,318    288,586    295,021     293,834     302,077  TTM 6/30/96          285,481    1.64   174,139  9.030%
     1,706,912   24,041    229,672    311,917     343,589     336,645  TTM 6/30/96          292,460    1.40   208,863 10.780%
     1,699,102   17,517        N/A     66,678     243,475     233,155  TTM 6/30/96          232,812    1.40   166,497  9.160%
     1,690,881    9,342    216,401    243,346     255,458     291,565  TTM 6/30/96          267,788    1.55   172,595  9.100%
     1,667,550   12,444    221,011    170,598     253,282     240,673  TTM 6/30/96          220,069    1.32   166,132  8.800%
     1,657,038   29,590    137,738    277,419     363,788     341,906  TTM 6/30/96          257,071    1.38   186,591  9.450%
     1,617,452   21,282    255,611    220,090     252,450     275,379  T-11 Ann.            230,776    1.47   157,488  8.580%
     1,543,086    9,077    377,091    368,622     371,436     430,558  TTM 6/30/96          314,989    2.00   157,238  9.090%
     1,498,132    9,856    181,577    376,734     335,600     377,393  TTM 3/31/96          278,784    1.56   178,863 10.430%
     1,399,219   17,064    140,871    211,841     185,454     194,034  TTM 7/31/96          173,303    1.29   133,970  8.900%
     1,352,928    7,601    131,458    156,331     196,987     212,676  TTM 6/24/96          200,000    1.36   147,068  9.940%
     1,292,614   13,057    159,206    169,054     181,332     181,332  1995 YE              177,358    1.38   128,254  8.750%
     1,287,277   17,879    175,792    178,180     171,763     181,953  TTM 7/31/96          160,048    1.30   122,921  8.870%
     1,093,650       22    210,817    221,102     215,358     131,617  TTM 6/25/96          158,077    1.30   122,009  9.380%
     1,089,147       65         --    133,298     146,752     166,463  TTM 7/31/96          159,526    1.37   116,836  9.780%
     1,047,443    6,125    147,339    158,550     179,334     179,334  YE 1995              170,884    1.54   111,051  9.610%
       994,950   10,050        N/A    103,785     113,402     129,127  TTM 5/31/96          132,667    1.36    97,807  9.190%
       982,656   10,566    149,630    160,332     165,363     165,363  YE 1995              161,055    1.61    99,901  9.050%
       859,272    9,045    118,734    146,999     137,632     141,397  TTM 6/30/96          153,453    1.73    88,806  9.310%
       848,552    9,753    111,836    117,367     121,167     132,514  TTM 5/31/96          123,045    1.40    87,703  9.300%
       693,863   11,191     95,430    120,302     140,637     133,199  TTM 6/30/96          111,922    1.41    79,233  9.670%*
       549,669   13,087     76,662    122,797     104,361     156,832  TTM 6/30/96          116,477    1.89    61,487  9.820%*
  ------------                                                                                         ----           --------
  $782,586,994                                                                                         1.44            9.220%

                                                                           BALLOON/
   STATED   ANTICIPATED ANTICIPATED REMAINING                             ANTICIPATED
 MATURITY    REPAYMENT   REMAINING   LOCKOUT                              REPAYMENT               YEAR BUILT /
    DATE       DATE        TERM       (MO.)   LOCKBOX     VALUE     LTV   DATE LTV   AMORTIZATION  RENOVATED     UNIT
---------- ----------- ----------- ---------- ------- -------------- --- ----------- ------------ ------------ --------
06/11/2021  05/11/2006      115        111             $    5,100,000 58%   48%           300      1960/1993   168,530
06/11/2016  06/11/2006      116        112                  4,250,000 66%   48%           240        1976           75
06/11/2026  06/11/2006      116        112                  3,600,000 76%   69%           360        1988       42,724
05/11/2006                  115        111                  3,675,000 75%   62%           300      1974/1995       285
09/11/2016  09/11/2011      179        175                  4,400,000 61%   28%           240      1968/1994       144
08/11/2006                  118        114                  3,500,000 77%   69%           360      1975/1994       361
08/11/2021  08/11/2011      178        174                  4,500,000 59%   41%           300      1985/1995       103
09/11/2026  09/11/2006      119        115    Yes           3,350,000 79%   70%           360      1974/1994       108
08/11/2021  08/11/2011      178        174                  4,450,000 58%   40%           300        1985       46,651
07/11/2006                  117        113                  3,400,000 75%   64%           300      1964/1985        84
06/11/2021  06/11/2003       80         76                  3,600,000 71%   64%           300      1957/1985    40,300

                                                            1,830,000 71%   67%                      1971          101
                                                            1,670,000 71%   67%                      1982          108
                                                      -------------- --- -----------                           --------
09/11/2026  09/11/2003       83         79             $    3,500,000 71%   67%           360                      209
09/11/2016                  239        235                  5,000,000 50%    0%           240      1980/1986       184
03/11/2016  03/11/2006      113        109                  3,600,000 69%   50%           240      1970/1994        85
08/11/2021  08/11/2011      178        174                  3,300,000 70%   49%           300         1980          60
03/11/2021  03/11/2006      113        109                  3,300,000 69%   59%           300      1979/1995        92
09/11/2021  09/11/2011      179        175                  3,450,000 66%   46%           300      1982/1991        54
08/11/2021  08/11/2006      118        114                  4,900,000 44%   37%           300         1953      70,116
09/11/2016  09/11/2011      179        175                  4,200,000 50%   22%           240      1969/1994       140

07/11/2016  07/11/2008      141        137                  3,000,000 69%   44%           240         1994          50

08/11/2021  08/11/2006      118        114                  2,900,000 71%   60%           300         1965      78,561
06/11/2011                  176        172                  2,800,000 72%   49%           300         1980         200
07/11/2006                  117        113                  2,900,000 68%   61%           360      1970/1994       223
08/11/2016  08/11/2011      178        174                  3,200,000 60%   28%           240      1992/1995        65
04/11/2003                   78         74                  2,675,000 72%   64%           300      1972/1993       175
03/11/2006                  113        109                  2,500,000 74%   61%           300      1971/1994       171
04/11/2003                   78         74                  3,200,000 58%   52%           300         1969         146
09/11/2016  09/11/2006      119        115                  2,900,000 63%   45%           240      1978/1988        55
08/11/2016  08/11/2006      118        114                  2,720,000 66%   50%           240          1989         78
08/11/2006                  118        114                  2,500,000 72%   60%           300          1983        240
06/11/2011                  176        172                  2,450,000 72%   49%           300          1965        198
04/11/2021                  294        290                  2,700,000 64%    0%           300      1960/1993       112
08/11/2016  08/11/2006      118        114                  2,720,000 63%   47%           240      1988/1994        71
09/11/2006                  119        115                  2,375,000 72%   64%           360          1976         97
04/11/2006                  114        110                  2,670,000 63%   53%           300      1969/1994       181
04/11/2003                   78         74                  2,910,000 57%   51%           300          1969        134
03/11/2016                  233        229                  2,400,000 69%    0%           240          1993         56
09/11/2006                  119        115                  2,250,000 72%   59%           300          1990         76
05/11/2021                  295        291                  3,430,000 45%    0%           300      1972/1995       170
09/11/2016  09/11/2011      179        175                  2,325,000 64%   30%           240      1962/1995       152
09/11/2026  09/11/2006      119        115                  1,905,000 73%   66%           360          1969         82
08/11/2021  08/11/2011      178        174                  2,025,000 67%   46%           300      1979/1984       178
04/11/2006                  114        110                  2,060,000 63%   52%           300          1965         99
09/11/2026  09/11/2006      119        115                  1,800,000 72%   64%           360          1972         72
06/11/2016  06/11/2006      116        112                  1,850,000 59%   43%           240          1971     48,886
09/11/2021  09/11/2006      119        115                  1,800,000 61%   51%           300          1992     16,740
07/11/2006                  117        113                  1,500,000 70%   59%           300          1970        171
08/11/2006                  118        114                  1,475,000 67%   61%           360          1973         99
04/11/2016                  234        230                  1,350,000 73%   30%           300      1951/1970        93
09/11/2006                  119        115                  1,340,000 64%   53%           300          1966         95
08/11/2006                  118        114                  1,280,000 66%   55%           300          1966         87
04/11/2016  04/11/2011      174        170                  1,120,000 62%   30%           240          1988         62
04/11/2018  04/11/2011      174        170                    850,000 65%   39%           264      1986/1995        42
                       ----------- ----------         -------------- --- -----------
                            144        141             $1,215,500,000 65%   50%


                        (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                                                      AUDIT/
                                                                      AGREED                                     UW         ACTUAL
                                                                       UPON      IDENTIFIED    RESERVE FOR     ONGOING     ONGOING
 UNIT OF              OCCUPANCY                                      PROCEDURE/   DEFERRED       DEFERRED      CAPITAL      CAPITAL
 MEASURE   OCCUPANCY    PERIOD     ANCHOR/MAJOR TENANTS/FRANCHISE      REVIEW    MAINTENANCE   MAINTENANCE      ITEMS      RESERVES
---------- --------- ----------- --------------------------------- ----------- -------------- ------------- -----------   ---------
sf         94%       TTM 6/30/96                                                  $ 19,500      $ 24,375       $0.20        $0.20
beds       74%       6/30/96                                                            --            --       $ 287        $ 287
sf         79%       6/4/96                                                          5,300            --       $0.23        $0.20
pads       94%       5/31/96                                                        30,500        38,125       $  25
rooms      55%       TTM 6/30/96 Holiday Inn                                        72,910        91,125           5%           4%
pads       91%       6/1/96                                                         50,500        63,125       $  25
rooms      62%       TTM 6/30/96                                                    24,000        26,876           5%           4%
units      98%       8/10/96                                                        11,125        13,906       $ 250        $ 200
sf         88%       7/1/96      UT Pediatrics, Medplax Labs                         1,250            --       $0.29        $0.27
beds       94%       7/31/96                                                            --            --       $ 250        $ 250
sf         95%       8/23/96                                                         7,095         8,870       $0.25        $0.25

pads       94%       03/01/96                                                        6,000         7,500       $  25
pads       98%       03/01/96                                                        4,000         5,000       $  25
                                                                                -----------  --------------
                                                                                  $ 10,000      $ 12,500
units      99%       7/1/96                                                         37,706        47,133       $ 290        $ 290
rooms      70%       TTM 3/31/96 Best Western                                        4,325         5,408           5%           4%
rooms      78%       TTM 6/30/96 Best Western                                        2,700            --           5%           4%
rooms      61%       YE 1995     Holiday Inn                                        35,455       119,899           5%           4%
rooms      91%       TTM 6/30/96 Days Inn of America                                22,500        28,125           5%           4%
sf        100%       6/1/96      Reay's, Bullards                                   12,000        15,000       $0.20        $0.20
rooms      64%       TTM 6/30/96 Ramada Inn                                         11,165        13,956           5%           4%

rooms      71%       TTM 6/30/96 Holiday Inn Express                                    --            --           5%           4%

sf        100%       8/1/96      Georgia Carpet Outlet,                            197,709       247,136       $0.15        $0.19
                                 NHD Hardware
pads      100%       5/31/96                                                            --            --       $  25
pads       82%       6/30/96                                                         2,860            --       $  25
rooms      75%       TTM 6/30/96 Best Western                                           --            --           5%           4%
pads      100%       4/30/96                                                         4,706         5,883       $  25        $  25
units      84%       7/17/96                                                       219,250       384,376       $ 266        $ 266
units      90%       02/25/96                                                      198,400       251,650       $ 250        $ 250
rooms      74%       TTM 5/31/96 Best Western                                       10,100        12,625           5%           4%
rooms      68%       TTM 6/96                                                       17,950        22,438           5%           4%
pads       96%       6/18/96                                                         8,500        10,625       $  25
pads       95%       5/31/96                                                       108,000       135,000       $  35        $  35
pads      100%       6/30/96                                                           500            --       $  25
rooms      74%       TTM 6/96                                                        5,800         7,250           5%           4%
pads      100%       08/01/96                                                        6,500         8,125       $  25
pads       99%       4/30/96                                                        13,100        16,375       $  25
units      96%       04/25/96                                                       53,175        66,469       $ 271        $ 271
rooms      81%       TTM 6/30/96 Comfort Inn                                            --            --           4%           4%
units      99%       8/22/96                                                         8,580        10,725       $ 200        $ 200
pads      100%       6/30/96                                                         1,000            --       $  25
rooms      52%       TTM 3/31/96 Quality Inn                                        45,250        56,563           5%           4%
units      94%       7/31/96                                                        54,282        67,853       $ 325        $ 325
pads       74%       TTM 6/24/96                                                        --            --       $  25
pads       99%       7/31/96                                                         6,500         8,126       $  25
units      99%       6/1/96                                                         35,690        44,613       $ 233        $ 233
sf         94%       TTM 6/25/96 Minyard Food Stores                                35,000        43,750       $0.38        $0.38
sf        100%       08/01/96                                                        2,395            --       $0.23        $0.23
pads       97%       5/25/96                                                         4,560         5,700       $  25
pads       93%       6/3/96                                                          8,500        10,625       $  25
pads       99%       03/31/96                                                        6,900        12,919       $  25
pads      100%       TTM 6/30/96                                                     7,800        10,000       $  25
pads      100%       5/9/96                                                         27,540        34,425       $  25
rooms      50%       TTM 6/30/96 Super 8                    Yes                         50            63           5%           4%
rooms      71%       TTM 6/30/96 Super 8                    Yes                        625           781           5%           4%









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                                                                       ANNEX B

        GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

   Except in certain limited circumstances, the globally offered Asset Securitization Corporation, Commercial Mortgage Pass-Through Certificates, Series 1996-D3 (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of The Depository Trust Company ("DTC"), CEDEL or Euroclear. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

   Secondary market trading between investors holding Global Securities through CEDEL and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice (i.e., seven calendar days settlement).

   Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

   Secondary cross-market trading between CEDEL or Euroclear and DTC Participants holding Offered Certificates will be effected on a delivery against payment basis through the respective Depositaries of CEDEL and Euroclear (in such capacity) and as DTC Participants.

   Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations of their participants.

INITIAL SETTLEMENT

   All Global Securities will be held in book-entry form by DTC in the name of CEDE & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, CEDEL and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

   Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

   Investors electing to hold their Global Securities through CEDEL or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

   Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser|Als and seller|Als accounts are located to ensure that settlement can be made on the desired value date.

   Trading between DTC Participants. Secondary market trading between DTC Participants will be settled in same-day funds.

   Trading between CEDEL and/or Euroclear Participants. Secondary market trading between CEDEL Participants or Euroclear Participants will be settled using the procedures applicable to conventional Eurobonds in same-day funds.

   Trading between DTC seller and CEDEL or Euroclear purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a CEDEL Participant or a Euroclear Participant, the purchaser will send instructions to CEDEL or Euroclear through a CEDEL Participant or Euroclear Participant at least one business day prior to settlement. CEDEL or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, calculated on the basis of a year of 360 days consisting of twelve 30-day months. Payment will then be made by the respective Depositary to the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the CEDEL Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the CEDEL or Euroclear cash debit will be valued instead as of the actual settlement date.

   CEDEL Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within CEDEL or Euroclear. Under this approach, they may take on credit exposure to CEDEL or Euroclear until the Global Securities are credited to their accounts one day later.

   As an alternative, if CEDEL or Euroclear has extended a line of credit to them, CEDEL Participants can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, CEDEL Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each CEDEL Participant|Als or Euroclear Participant|Als particular cost of funds.

   Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective Depositary for the benefit of CEDEL Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participant a cross-market transaction will settle no differently than a trade between two DTC Participants.

   Trading between CEDEL or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, CEDEL Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to CEDEL or Euroclear through a CEDEL Participant or Euroclear Participant at least one business day prior to settlement. In these cases, CEDEL or Euroclear will instruct the respective Depositary, as appropriate, to deliver the bonds to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, calculated on the basis of a year of 360 days consisting of 12 30-day months. The payment will then be reflected in the account of the CEDEL Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the CEDEL Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the CEDEL Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over the one-day period. If settlement is not completed on the intended value date (i.e., the trade fails) receipt of the cash proceeds in the CEDEL Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

   Finally, day traders that use CEDEL or Euroclear and that purchase Global Securities from DTC Participants for delivery to CEDEL Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

   (a) borrowing through CEDEL or Euroclear for one day (until the purchase side of the day trade is reflected in their CEDEL or Euroclear accounts) in accordance with the clearing system|Als customary procedures;

   (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their CEDEL or Euroclear account in order to settle the sale side of the trade; or

   (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the CEDEL Participant or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

   A beneficial owner of Global Securities holding securities through CEDEL or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons (as defined herein), unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain or intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate.

   Exceptions for non-U.S. Persons (Form W-8): Beneficial owners of Certificates that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

   Exception for non-U.S. Persons with effectively connected income (Form
4224). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

   Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form 1001). Non-U.S. Persons that are beneficial owners of a Certificate and reside in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the holder of a Certificate or his agent.

   Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer|Als Request for Taxpayer Identification Number and Certification).

   U.S. Federal Income Tax Reporting Procedure. The holder of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

   The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation or partnership organized in or under the laws of the United States or any political subdivision thereof or (iii) an estate or trust the income of which is includible in gross income for United States tax purposes, regardless of its source. This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

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                                   ANNEX C
               WEIGHTED AVERAGE NET MORTGAGE PASS-THROUGH RATES

DISTRIBUTION DATE
(ASSUMING THAT THE 13TH
DAY OF EACH MONTH IS THE
DISTRIBUTION DATE)                WAC

November 13, 1996  .     =      9.12527
December 13, 1996  .     =      9.12523
January 13, 1997  ..     =      9.30592
February 13, 1997  .     =      9.30591
March 13, 1997 .....     =      8.76366
April 13, 1997 .....     =      9.31129
May 13, 1997 .......     =      9.12514
June 13, 1997 ......     =      9.31127
July 13, 1997 ......     =      9.12509
August 13, 1997  ...     =      9.31125
September 13, 1997       =      9.31124
October 13, 1997  ..     =      9.12500
November 13, 1997  .     =      9.31121
December 13, 1997  .     =      9.12494
January 13, 1998  ..     =      9.30579
February 13, 1998  .     =      9.30577
March 13, 1998 .....     =      8.76302
April 13, 1998 .....     =      9.31115
May 13, 1998 .......     =      9.12482
June 13, 1998 ......     =      9.31112
July 13, 1998 ......     =      9.12476
August 13, 1998  ...     =      9.31109
September 13, 1998       =      9.31108
October 13, 1998  ..     =      9.12465
November 13, 1998  .     =      9.31104
December 13, 1998  .     =      9.12457
January 13, 1999  ..     =      9.30559
February 13, 1999  .     =      9.30558
March 13, 1999 .....     =      8.76225
April 13, 1999 .....     =      9.31095
May 13, 1999 .......     =      9.12441
June 13, 1999 ......     =      9.31091
July 13, 1999 ......     =      9.12433
August 13, 1999  ...     =      9.31087
September 13, 1999       =      9.31085
October 13, 1999  ..     =      9.12420
November 13, 1999  .     =      9.31081
December 13, 1999  .     =      9.12411
January 13, 2000  ..     =      9.31076
February 13, 2000  .     =      9.30530
March 13, 2000 .....     =      8.94266
April 13, 2000 .....     =      9.31069
May 13, 2000 .......     =      9.12389
June 13, 2000 ......     =      9.31063
July 13, 2000 ......     =      9.12379

DISTRIBUTION DATE
(ASSUMING THAT THE 13TH
DAY OF EACH MONTH IS THE
DISTRIBUTION DATE)                WAC

August 13, 2000  ...     =      9.31058
September 13, 2000       =      9.31055
October 13, 2000  ..     =      9.12363
November 13, 2000  .     =      9.31049
December 13, 2000  .     =      9.12352
January 13, 2001  ..     =      9.30498
February 13, 2001  .     =      9.30495
March 13, 2001 .....     =      8.76020
April 13, 2001 .....     =      9.31033
May 13, 2001 .......     =      9.12326
June 13, 2001 ......     =      9.31026
July 13, 2001 ......     =      9.12314
August 13, 2001  ...     =      9.31019
September 13, 2001       =      9.31016
October 13, 2001  ..     =      9.12294
November 13, 2001  .     =      9.31008
December 13, 2001  .     =      9.12281
January 13, 2002  ..     =      9.30453
February 13, 2002  .     =      9.30448
March 13, 2002 .....     =      8.75891
April 13, 2002 .....     =      9.30987
May 13, 2002 .......     =      9.12249
June 13, 2002 ......     =      9.30979
July 13, 2002 ......     =      9.12234
August 13, 2002  ...     =      9.30969
September 13, 2002       =      9.30965
October 13, 2002  ..     =      9.12210
November 13, 2002  .     =      9.30955
December 13, 2002  .     =      9.12194
January 13, 2003  ..     =      9.30394
February 13, 2003  .     =      9.30389
March 13, 2003 .....     =      8.75736
April 13, 2003 .....     =      9.30929
May 13, 2003 .......     =      9.15814
June 13, 2003 ......     =      9.34647
July 13, 2003 ......     =      9.15351
August 13, 2003  ...     =      9.33975
September 13, 2003       =      9.33969
October 13, 2003  ..     =      9.15835
November 13, 2003  .     =      9.41575
December 13, 2003  .     =      9.23730
January 13, 2004  ..     =      9.41573
February 13, 2004  .     =      9.41572
March 13, 2004 .....     =      9.05862
April 13, 2004 .....     =      9.41569

DISTRIBUTION DATE
(ASSUMING THAT THE 13TH
DAY OF EACH MONTH IS THE
DISTRIBUTION DATE)                WAC

May 13, 2004 .......     =      9.23709
June 13, 2004 ......     =      9.41567
July 13, 2004 ......     =      9.23699
August 13, 2004  ...     =      9.41563
September 13, 2004       =      9.41562
October 13, 2004  ..     =      9.23683
November 13, 2004  .     =      9.41558
December 13, 2004  .     =      9.23672
January 13, 2005  ..     =      9.41555
February 13, 2005  .     =      9.41553
March 13, 2005 .....     =      8.87860
April 13, 2005 .....     =      9.41548
May 13, 2005 .......     =      9.23645
June 13, 2005 ......     =      9.41543
July 13, 2005 ......     =      9.23632
August 13, 2005  ...     =      9.41538
September 13, 2005       =      9.41535
October 13, 2005  ..     =      9.23611
November 13, 2005  .     =      9.41530
December 13, 2005  .     =      9.23597
January 13, 2006  ..     =      9.41524
February 13, 2006  .     =      9.41521
March 13, 2006 .....     =      8.87686
April 13, 2006 .....     =      9.44837
May 13, 2006 .......     =      9.28927
June 13, 2006 ......     =      9.46870
July 13, 2006 ......     =      9.29109
August 13, 2006  ...     =      9.46193
September 13, 2006       =      9.44522
October 13, 2006  ..     =      9.28047
November 13, 2006  .     =      9.50301
December 13, 2006  .     =      9.30125
January 13, 2007  ..     =      9.50333
February 13, 2007  .     =      9.50349
March 13, 2007 .....     =      8.89719
April 13, 2007 .....     =      9.50385
May 13, 2007 .......     =      9.30173
June 13, 2007 ......     =      9.50419
July 13, 2007 ......     =      9.30191
August 13, 2007  ...     =      9.50453
September 13, 2007       =      9.50470
October 13, 2007  ..     =      9.30216
November 13, 2007  .     =      9.50505
December 13, 2007  .     =      9.30233
January 13, 2008  ..     =      9.50541
February 13, 2008  .     =      9.50558
March 13, 2008 .....     =      9.09941
April 13, 2008 .....     =      9.50596

DISTRIBUTION DATE
(ASSUMING THAT THE 13TH
DAY OF EACH MONTH IS THE
DISTRIBUTION DATE)                WAC

May 13, 2008 .......     =      9.30279
June 13, 2008 ......     =      9.50634
July 13, 2008 ......     =      9.30297
August 13, 2008  ...     =      9.50396
September 13, 2008       =      9.50415
October 13, 2008  ..     =      9.29955
November 13, 2008  .     =      9.50457
December 13, 2008  .     =      9.29976
January 13, 2009  ..     =      9.50499
February 13, 2009  .     =      9.50519
March 13, 2009 .....     =      8.88937
April 13, 2009 .....     =      9.50565
May 13, 2009 .......     =      9.38052
June 13, 2009 ......     =      9.57927
July 13, 2009 ......     =      9.38103
August 13, 2009  ...     =      9.58002
September 13, 2009       =      9.58039
October 13, 2009  ..     =      9.38181
November 13, 2009  .     =      9.58117
December 13, 2009  .     =      9.38234
January 13, 2010  ..     =      9.58197
February 13, 2010  .     =      9.58238
March 13, 2010 .....     =      8.98391
April 13, 2010 .....     =      9.58323
May 13, 2010 .......     =      9.38379
June 13, 2010 ......     =      9.58408
July 13, 2010 ......     =      9.38437
August 13, 2010  ...     =      9.58496
September 13, 2010       =      9.58541
October 13, 2010  ..     =      9.38526
November 13, 2010  .     =      9.58633
December 13, 2010  .     =      9.38589
January 13, 2011  ..     =      9.58728
February 13, 2011  .     =      9.58776
March 13, 2011 .....     =      8.98403
April 13, 2011 .....     =      9.58453
May 13, 2011 .......     =      9.37836
June 13, 2011 ......     =      9.56566
July 13, 2011 ......     =      9.20390
August 13, 2011  ...     =      9.38840
September 13, 2011       =      9.35418
October 13, 2011  ..     =      8.96571
November 13, 2011  .     =      8.97156
December 13, 2011  .     =      8.79944
January 13, 2012  ..     =      8.97230
February 13, 2012  .     =      8.97268
March 13, 2012 .....     =      8.62946
April 13, 2012 .....     =      8.97350

DISTRIBUTION DATE
(ASSUMING THAT THE 13TH
DAY OF EACH MONTH IS THE
DISTRIBUTION DATE)                WAC

May 13, 2012 .......     =      8.80262
June 13, 2012 ......     =      8.97436
July 13, 2012 ......     =      8.80402
August 13, 2012  ...     =      8.97527
September 13, 2012       =      8.97574
October 13, 2012  ..     =      8.80629
November 13, 2012  .     =      8.97674
December 13, 2012  .     =      8.80795
January 13, 2013  ..     =      8.97781
February 13, 2013  .     =      8.97837
March 13, 2013 .....     =      8.47403
April 13, 2013 .....     =      9.08553
May 13, 2013 .......     =      9.08645
June 13, 2013 ......     =      9.08740
July 13, 2013 ......     =      9.08839
August 13, 2013  ...     =      9.08941
September 13, 2013       =      9.09046
October 13, 2013  ..     =      9.09154
November 13, 2013  .     =      9.09266
December 13, 2013  .     =      9.09383
January 13, 2014  ..     =      9.09503
February 13, 2014  .     =      9.09628
March 13, 2014 .....     =      9.09757
April 13, 2014 .....     =      9.09892
May 13, 2014 .......     =      9.10031
June 13, 2014 ......     =      9.10176
July 13, 2014 ......     =      9.10327
August 13, 2014  ...     =      9.10485
September 13, 2014       =      9.10649
October 13, 2014  ..     =      9.10820
November 13, 2014  .     =      9.10998
December 13, 2014  .     =      9.11185
January 13, 2015  ..     =      9.11381
February 13, 2015  .     =      9.11586
March 13, 2015 .....     =      9.11801
April 13, 2015 .....     =      9.12027
May 13, 2015 .......     =      9.12265
June 13, 2015 ......     =      9.12515
July 13, 2015 ......     =      9.12780
August 13, 2015  ...     =      9.13059
September 13, 2015       =      9.13355
October 13, 2015  ..     =      9.13668
November 13, 2015  .     =      9.14001
December 13, 2015  .     =      9.14355
January 13, 2016  ..     =      9.14733
February 13, 2016  .     =      8.97077
March 13, 2016 .....     =      8.97166
April 13, 2016 .....     =      8.97263

DISTRIBUTION DATE
(ASSUMING THAT THE 13TH
DAY OF EACH MONTH IS THE
DISTRIBUTION DATE)                WAC

May 13, 2016 .......     =      9.02669
June 13, 2016 ......     =      9.03823
July 13, 2016 ......     =      8.89043
August 13, 2016  ...     =      8.91128
September 13, 2016       =      8.93454
October 13, 2016  ..     =      8.96067
November 13, 2016  .     =      8.96067
December 13, 2016  .     =      8.96068
January 13, 2017  ..     =      8.96068
February 13, 2017  .     =      8.96069
March 13, 2017 .....     =      8.96070
April 13, 2017 .....     =      8.96070
May 13, 2017 .......     =      8.96071
June 13, 2017 ......     =      8.96072
July 13, 2017 ......     =      8.96072
August 13, 2017  ...     =      8.96073
September 13, 2017       =      8.96074
October 13, 2017  ..     =      8.96075
November 13, 2017  .     =      8.96075
December 13, 2017  .     =      8.96076
January 13, 2018  ..     =      8.96077
February 13, 2018  .     =      8.96078
March 13, 2018 .....     =      8.96079
April 13, 2018 .....     =      8.96080
May 13, 2018 .......     =      8.96081
June 13, 2018 ......     =      8.96082
July 13, 2018 ......     =      8.96084
August 13, 2018  ...     =      8.96085
September 13, 2018       =      8.96086
October 13, 2018  ..     =      8.96088
November 13, 2018  .     =      8.96090
December 13, 2018  .     =      8.96091
January 13, 2019  ..     =      8.96093
February 13, 2019  .     =      8.96095
March 13, 2019 .....     =      8.96097
April 13, 2019 .....     =      8.96099
May 13, 2019 .......     =      8.96102
June 13, 2019 ......     =      8.96104
July 13, 2019 ......     =      8.96107
August 13, 2019  ...     =      8.96110
September 13, 2019       =      8.96114
October 13, 2019  ..     =      8.96118
November 13, 2019  .     =      8.96122
December 13, 2019  .     =      8.96126
January 13, 2020  ..     =      8.96132
February 13, 2020  .     =      8.96138
March 13, 2020 .....     =      8.96144
April 13, 2020 .....     =      8.96152

DISTRIBUTION DATE
(ASSUMING THAT THE 13TH
DAY OF EACH MONTH IS THE
DISTRIBUTION DATE)                WAC

May 13, 2020 .......     =      8.96161
June 13, 2020 ......     =      8.96171
July 13, 2020 ......     =      8.96184
August 13, 2020  ...     =      8.96199
September 13, 2020       =      8.96218
October 13, 2020  ..     =      8.96241
November 13, 2020  .     =      8.96272
December 13, 2020  .     =      8.96315
January 13, 2021  ..     =      8.96376
February 13, 2021  .     =      8.96472
March 13, 2021 .....     =      8.96646
April 13, 2021 .....     =      8.97056
May 13, 2021 .......     =      8.99200
June 13, 2021 ......     =      0.00000
July 13, 2021 ......     =      0.00000
August 13, 2021  ...     =      0.00000
September 13, 2021       =      0.00000
October 13, 2021  ..     =      0.00000
November 13, 2021  .     =      0.00000
December 13, 2021  .     =      0.00000
January 13, 2022  ..     =      0.00000
February 13, 2022  .     =      0.00000
March 13, 2022 .....     =      0.00000
April 13, 2022 .....     =      0.00000
May 13, 2022 .......     =      0.00000
June 13, 2022 ......     =      0.00000
July 13, 2022 ......     =      0.00000
August 13, 2022  ...     =      0.00000
September 13, 2022       =      0.00000
October 13, 2022  ..     =      0.00000
November 13, 2022  .     =      0.00000
December 13, 2022  .     =      0.00000
January 13, 2023  ..     =      0.00000
February 13, 2023  .     =      0.00000
March 13, 2023 .....     =      0.00000
April 13, 2023 .....     =      0.00000
May 13, 2023 .......     =      0.00000
June 13, 2023 ......     =      0.00000
July 13, 2023 ......     =      0.00000

DISTRIBUTION DATE
(ASSUMING THAT THE 13TH
DAY OF EACH MONTH IS THE
DISTRIBUTION DATE)                WAC

August 13, 2023  ...     =      0.00000
September 13, 2023       =      0.00000
October 13, 2023  ..     =      0.00000
November 13, 2023  .     =      0.00000
December 13, 2023  .     =      0.00000
January 13, 2024  ..     =      0.00000
February 13, 2024  .     =      0.00000
March 13, 2024 .....     =      0.00000
April 13, 2024 .....     =      0.00000
May 13, 2024 .......     =      0.00000
June 13, 2024 ......     =      0.00000
July 13, 2024 ......     =      0.00000
August 13, 2024  ...     =      0.00000
September 13, 2024       =      0.00000
October 13, 2024  ..     =      0.00000
November 13, 2024  .     =      0.00000
December 13, 2024  .     =      0.00000
January 13, 2025  ..     =      0.00000
February 13, 2025  .     =      0.00000
March 13, 2025 .....     =      0.00000
April 13, 2025 .....     =      0.00000
May 13, 2025 .......     =      0.00000
June 13, 2025 ......     =      0.00000
July 13, 2025 ......     =      0.00000
August 13, 2025  ...     =      0.00000
September 13, 2025       =      0.00000
October 13, 2025  ..     =      0.00000
November 13, 2025  .     =      0.00000
December 13, 2025  .     =      0.00000
January 13, 2026  ..     =      0.00000
February 13, 2026  .     =      0.00000
March 13, 2026 .....     =      0.00000
April 13, 2026 .....     =      0.00000
May 13, 2026 .......     =      0.00000
June 13, 2026 ......     =      0.00000
July 13, 2026 ......     =      0.00000
August 13, 2026  ...     =      0.00000
September 13, 2026       =      0.00000
October 13, 2026  ..     =      0.00000

PROSPECTUS DATED OCTOBER 7, 1996

                      MORTGAGE PASS-THROUGH CERTIFICATES
                             (ISSUABLE IN SERIES)

                       ASSET SECURITIZATION CORPORATION

                                  DEPOSITOR

   The Certificates offered hereby and by Supplements to this Prospectus (the "Offered Certificates") will be offered from time to time in series. Each series of Certificates will represent in the aggregate the entire beneficial ownership interest in a trust fund (with respect to any series, the "Trust Fund") consisting of a segregated pool of various types of multifamily or commercial mortgage loans and/or installment contracts for the sale of multifamily or commercial properties (the "Mortgage Loans"), mortgage-backed securities evidencing interests therein or secured thereby (the "MBS"), or a combination of Mortgage Loans and MBS (with respect to any series, collectively, "Mortgage Assets"). The Trust Fund for a series of Certificates may also include letters of credit, insurance policies, guarantees, reserve funds or other types of credit support, or any combination thereof (with respect to any series, collectively, "Credit Support"), and currency or interest rate exchange agreements and other financial assets, or any combination thereof (with respect to any series, collectively, "Cash Flow Agreements"). See "Description of the Trust Funds", "Description of the Certificates" and "Description of Credit Support".

   Each series of Certificates will consist of one or more classes of Certificates that may (i) provide for the accrual of interest thereon based on fixed, variable or adjustable rates; (ii) be senior or subordinate to one or more other classes of Certificates in respect of certain distributions on the Certificates; (iii) be entitled to principal distributions, with disproportionately low, nominal or no interest distributions; (iv) be entitled to interest distributions, with disproportionately low, nominal or no principal distributions; (v) provide for distributions of accrued interest thereon only following the occurrence of certain events, such as the retirement of one or more other classes of Certificates of such series; or
(vi) provide for distributions of principal sequentially, or based on specified payment schedules, to the extent of available funds, in each case as described in the related Prospectus Supplement. Any such classes may include classes of Offered Certificates. See "Description of the Certificates".

   Principal and interest with respect to Certificates will be distributable monthly, quarterly, semi-annually or at such other intervals and on the dates specified in the related Prospectus Supplement. Distributions on the Certificates of any series will be made only from the assets of the related Trust Fund.

   The Certificates of each series will not represent an obligation of or interest in the Depositor, any Master Servicer, any Special Servicer or any of their respective affiliates, except to the limited extent described herein and in the related Prospectus Supplement. Only those Certificates and assets in the related Trust Fund as are disclosed in the related Prospectus Supplement will be guaranteed or insured by any governmental agency or instrumentality or by any other person. The assets in each Trust Fund will be held in trust for the benefit of the holders of the related series of Certificates pursuant to a Pooling and Servicing Agreement or a Trust Agreement, as more fully described herein.

   The yield on each class of Certificates of a series will be affected by, among other things, the rate of payment of principal (including voluntary and involuntary prepayments) on the Mortgage Assets in the related Trust Fund and the timing of receipt of such payments as described under the caption "Yield Considerations" herein and in the related Prospectus Supplement. A Trust Fund may be subject to early termination under the circumstances described herein and in the related Prospectus Supplement.

   Prospective investors should review the information appearing under the caption "Special Considerations" herein and such information as may be set forth under the caption "Special Considerations" in the related Prospectus Supplement before purchasing any Offered Certificate.

   If so provided in the related Prospectus Supplement, one or more elections may be made to treat the related Trust Fund or a designated portion thereof as one or more "real estate mortgage investment conduits" for federal income tax purposes. See also "Federal Income Tax Consequences" herein.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE
                       CONTRARY IS A CRIMINAL OFFENSE.

   Prior to issuance there will have been no market for the Certificates of any series and there can be no assurance that a secondary market for any Offered Certificates will develop or that, if it does develop, it will continue. This Prospectus may not be used to consummate sales of a series of Offered Certificates unless accompanied by a Prospectus Supplement.





   Offers of the Offered Certificates may be made through one or more different methods, including offerings through underwriters, as more fully described under "Method of Distribution" herein and in the related Prospectus Supplement. All Offered Certificates will be distributed by, or sold by underwriters managed by:

                    NOMURA SECURITIES INTERNATIONAL, INC.

                THE DATE OF THIS PROSPECTUS IS OCTOBER 7, 1996

   Until 90 days after the date of each Prospectus Supplement, all dealers effecting transactions in the Offered Certificates covered by such Prospectus Supplement, whether or not participating in the distribution thereof, may be required to deliver such Prospectus Supplement and this Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus and Prospectus Supplement when acting as underwriters and with respect to their unsold allotments or subscriptions.

                            PROSPECTUS SUPPLEMENT

   As more particularly described herein, the Prospectus Supplement relating to the Offered Certificates of each series will, among other things, set forth with respect to such Certificates, as appropriate: (i) a description of the class or classes of Certificates, the payment provisions with respect to each such class and the Pass-Through Rate or method of determining the Pass-Through Rate with respect to each such class; (ii) the aggregate principal amount and distribution dates relating to such series and, if applicable, the initial and final scheduled distribution dates for each class; (iii) information as to the assets comprising the Trust Fund, including the general characteristics of the assets included therein, including the Mortgage Assets and any Credit Support and Cash Flow Agreements (with respect to the Certificates of any series, the "Trust Assets"); (iv) the circumstances, if any, under which the Trust Fund may be subject to early termination; (v) additional information with respect to the method of distribution of such Certificates; (vi) whether one or more REMIC elections will be made and designation of the regular interests and residual interests;
(vii) the aggregate original percentage ownership interest in the Trust Fund to be evidenced by each class of Certificates; (viii) information as to any Master Servicer, any Special Servicer (or provision for the appointment thereof) and the Trustee, as applicable; (ix) information as to the nature and extent of subordination with respect to any class of Certificates that is subordinate in right of payment to any other class; and (x) whether such Certificates will be initially issued in definitive or book-entry form.

                            AVAILABLE INFORMATION

   The Depositor has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (of which this Prospectus forms a part) under the Securities Act of 1933, as amended, with respect to the Offered Certificates. This Prospectus and the Prospectus Supplement relating to each series of Certificates contain summaries of the material terms of the documents referred to herein and therein, but do not contain all of the information set forth in the Registration Statement pursuant to the rules and regulations of the Commission. For further information, reference is made to such Registration Statement and the exhibits thereto. Such Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located as follows: Chicago Regional Office, Northwestern Atrium Center, 500 West Madison, Suite 1400, Chicago, Illinois 60661; and New York Regional Office, 75 Park Place, 14th Floor, New York, New York 10007. The Commission also maintains a site on the World Wide Web (the "Web") at "http://www.sec.gov" at which users can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval ("EDGAR") system.

   No person has been authorized to give any information or to make any representations other than those contained in this Prospectus and any Prospectus Supplement with respect hereto and, if given or made, such information or representations must not be relied upon. This Prospectus and any Prospectus Supplement with respect hereto do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Offered Certificates or an offer of the Offered Certificates to any person in any state or other jurisdiction in which such offer would be unlawful. The delivery of this Prospectus at any time does not imply that information herein is correct as of any time subsequent to its date; however, if any material change occurs while this Prospectus is required by law to be delivered, this Prospectus will be amended or supplemented accordingly.

   A Master Servicer or the Trustee will be required to mail to holders of Offered Certificates of each series periodic unaudited reports concerning the related Trust Fund. Unless and until definitive Certificates are issued, such reports may be sent on behalf of the related Trust Fund to Cede & Co. ("Cede"), as nominee of The Depository Trust Company ("DTC") and registered holder of the Offered Certificates, pursuant to the applicable Agreement. If so specified in the related Prospectus Supplement, such reports may be sent to beneficial owners identified to the Master Servicer or Trustee. Such reports may also be available to holders of interests in the Certificates (the "Certificateholders") upon request to their respective DTC participants. See "Description of the Certificates -- Reports to Certificateholders" and "Description of the Agreements -- Evidence as to Compliance". The Depositor will file or cause to be filed with the Commission such periodic reports with respect to each Trust Fund as are required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder. Reports filed by the Depositor with the Commission pursuant to the Exchange Act will be filed by means of EDGAR system and therefore should be available at the Commission's site on the Web.

              INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

   There are incorporated herein by reference all documents and reports filed or caused to be filed by the Depositor with respect to a Trust Fund pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering of the Offered Certificates evidencing an interest therein. The Depositor will provide or cause to be provided without charge to each person to whom this Prospectus is delivered in connection with the offering of one or more classes of Offered Certificates, a copy of any or all documents or reports incorporated herein by reference, in each case to the extent such documents or reports relate to one or more of such classes of such Offered Certificates, other than the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests to the Depositor should be directed in writing to its principal executive office at 2 World Financial Center -- Building B, New York, New York 10281-1198, Attention: Secretary, or by telephone at (212) 667-9300. The Depositor has determined that its financial statements are not material to the offering of any Offered Certificates. See "Financial Information" herein.

                              TABLE OF CONTENTS

                                                                                           PAGE
Prospectus Supplement .................................................................     2
Available Information .................................................................     2
Incorporation of Certain Information by Reference .....................................     3
Summary of Prospectus .................................................................     8
Special Considerations ................................................................    13
 Limited Liquidity ....................................................................    13
 Limited Assets .......................................................................    13
 Average Life of Certificates; Prepayments; Yields ....................................    13
 Limited Nature of Ratings ............................................................    14
 Risks Associated with Certain Mortgage Loans and Mortgaged Properties  ...............    14
 Balloon Payments .....................................................................    15
 Obligor Default ......................................................................    15
 Mortgagor Type .......................................................................    15
 Credit Support Limitations ...........................................................    15
 Enforceability .......................................................................    16
 Environmental Risks ..................................................................    16
 ERISA Considerations .................................................................    16
 Certain Federal Tax Considerations Regarding Residual Certificates ...................    17
 Certain Federal Tax Considerations Regarding Original Issue Discount  ................    17
 Consent ..............................................................................    17
 Book-Entry Registration ..............................................................    17
Description of the Trust Funds ........................................................    17
 Mortgage Assets ......................................................................    17
  Mortgage Loans ......................................................................    18
  Default and Loss Considerations with Respect to the Mortgage Loans  .................    18
  Mortgage Loan Information in Prospectus Supplements .................................    19
 Mortgage Underwriting Standards and Procedures .......................................    20
  Payment Provisions of the Mortgage Loans ............................................    20
  MBS .................................................................................    21
 Collection Accounts ..................................................................    22
 Credit Support .......................................................................    22
 Cash Flow Agreements .................................................................    22
Use of Proceeds .......................................................................    22
Yield Considerations ..................................................................    22
 General ..............................................................................    22
 Pass-Through Rate ....................................................................    22
 Timing of Payment of Interest and Principal ..........................................    23
 Principal Prepayments ................................................................    23
 Prepayments -- Maturity and Weighted Average Life .....................................   23
 Other Factors Affecting Weighted Average Life ........................................    24
  Type of Mortgage Loan ...............................................................    24
  Foreclosures and Payment Plans ......................................................    25
  Due-on-Sale and Due-on-Encumbrance Clauses ..........................................    25
The Depositor .........................................................................    25
Description of the Certificates .......................................................    26
 General ..............................................................................    26
 Distributions ........................................................................    28
 Available Funds ......................................................................    28

                                4


APITAL PRINTING SYSTEMS]

                                                                                           PAGE
 Distributions of Interest on the Certificates ........................................     28
 Distributions of Principal of the Certificates .......................................     29
 Distributions on the Certificates of Prepayment Premiums or in
   Respect of Equity Participations ...................................................     29
 Allocation of Losses and Shortfalls ..................................................     29
 Advances in Respect of Delinquencies .................................................     30
 Reports to Certificateholders ........................................................     30
 Termination ..........................................................................     32
 Book-Entry Registration and Definitive Certificates ..................................     32
Description of the Agreements .........................................................     34
 Assignment of Mortgage Assets; Repurchases ...........................................     34
 Representations and Warranties; Repurchases ..........................................     35
 Payments on Mortgage Assets; Deposits to Collection Account ..........................     36
 Collection and Other Servicing Procedures ............................................     37
 Special Servicers ....................................................................     38
 Sub-Servicers ........................................................................     38
 Realization Upon Defaulted Whole Loans ...............................................     38
 Hazard Insurance Policies ............................................................     40
 Due-on-Sale and Due-on-Encumbrance Provisions ........................................     41
 Retained Interest; Servicing Compensation and Payment of Expenses ....................     41
 Evidence as to Compliance ............................................................     42
 Certain Matters Regarding a Master Servicer, a Special Servicer and the Depositor  ...     42
 Event of Default .....................................................................     43
 Rights Upon Event of Default .........................................................     43
 Amendment ............................................................................     43
 Duties of the Trustee ................................................................     44
 The Trustee ..........................................................................     44
Description of Credit Support .........................................................     45
 General ..............................................................................     45
 Subordinate Certificates .............................................................     45
 Cross-Support Provisions .............................................................     45
 Insurance or Guarantees with Respect to the Mortgage Assets ..........................     45
 Letter of Credit .....................................................................     46
 Insurance Policies and Surety Bonds ..................................................     46
 Certificate Guarantee Insurance ......................................................     46
 Reserve Funds ........................................................................     46
Certain Legal Aspects of Mortgage Loans ...............................................     48
 General ..............................................................................     48
 Types of Mortgage Instruments ........................................................     48
 Leases and Rents .....................................................................     48
 Personalty ...........................................................................     49
 Installment Contracts ................................................................     49
 Junior Mortgages; Rights of Senior Mortgages or Beneficiaries ........................     49
 Subordinate Financing ................................................................     50
 Foreclosure ..........................................................................     51
  Judicial Foreclosure ................................................................     51
  Non-Judicial Foreclosure/Power of Sale ..............................................     51
  Limitations on Lender's Rights ......................................................     51
  Rights of Redemption ................................................................     53
  Anti-Deficiency Legislation .........................................................     53

                                5





                                                                                           PAGE
  Leasehold Risks .....................................................................     54
  Bankruptcy Laws .....................................................................     54
 Environmental Legislation ............................................................     56
 Due-on-Sale and Due-on-Encumbrance ...................................................     57
 Acceleration on Default ..............................................................     57
 Default Interest, Prepayment Charges and Prepayments .................................     57
 Applicability of Usury Laws ..........................................................     57
 Alternative Mortgage Instruments .....................................................     58
 Soldiers' and Sailors' Civil Relief Act of 1940 ......................................     58
 Forfeitures in Drug and RICO Proceedings .............................................     58
 Certain Laws and Regulations .........................................................     59
 Type of Mortgaged Property ...........................................................     59
 Americans with Disabilities Act ......................................................     59
Federal Income Tax Consequences .......................................................     60
 Federal Income Tax Consequences for REMIC Certificates ...............................     60
  General .............................................................................     60
  Status of REMIC Certificates ........................................................     60
  Qualification as a REMIC ............................................................     61
 Taxation of Regular Certificates .....................................................     62
  General .............................................................................     62
  Original Issue Discount .............................................................     63
  Acquisition Premium .................................................................     65
  Variable Rate Regular Certificates ..................................................     65
  Deferred Interest ...................................................................     66
  Market Discount .....................................................................     66
  Premium .............................................................................     67
  Election to Treat All Interest Under the Constant Yield Method ......................     67
  Sale or Exchange of Regular Certificates ............................................     67
  Treatment of Losses .................................................................     68
 Taxation of Residual Certificates ....................................................     68
  Taxation of REMIC Income ............................................................     68
  Basis and Losses ....................................................................     69
  Treatment of Certain Items of REMIC Income and Expense ..............................     70
  Limitations on Offset or Exemption of REMIC Income ..................................     71
  Tax-Related Restrictions on Transfer of Residual Certificates .......................     71
  Sale or Exchange of a Residual Certificate ..........................................     73
  Mark to Market Regulations ..........................................................     74
 Taxes That May Be Imposed on the REMIC Pool ..........................................     74
  Prohibited Transactions .............................................................     74
  Contributions to the REMIC Pool After the Startup Day ...............................     74
  Net Income from Foreclosure Property ................................................     74
 Liquidation of the REMIC Pool ........................................................     75
 Administrative Matters ...............................................................     75
 Limitations on Deduction of Certain Expenses .........................................     75
 Taxation of Certain Foreign Investors ................................................     76
  Regular Certificates ................................................................     76
  Residual Certificates ...............................................................     76
 Backup Withholding ...................................................................     76
 Reporting Requirements ...............................................................     77

                                6





                                                                                           PAGE
Federal Income Tax Consequences for Certificates as to
  Which No REMIC Election Is Made .....................................................     77
 Standard Certificates ................................................................     77
  General .............................................................................     77
  Tax Status ..........................................................................     78
  Premium and Discount ................................................................     78
  Recharacterization of Servicing Fees ................................................     79
  Sale or Exchange of Standard Certificates ...........................................     79
 Stripped Certificates ................................................................     80
  General .............................................................................     80
  Status of Stripped Certificates .....................................................     81
  Taxation of Stripped Certificates ...................................................     81
 Reporting Requirements and Backup Withholding ........................................     82
 Taxation of Certain Foreign Investors ................................................     82
ERISA Considerations ..................................................................     84
 General ..............................................................................     84
 Certain Requirements Under ERISA .....................................................     84
  General .............................................................................     84
  Parties in Interest/Disqualified Persons ............................................     84
  Delegation of Fiduciary Duty ........................................................     84
 Administrative Exemptions ............................................................     85
 Governmental Plans ...................................................................     85
 Unrelated Business Taxable Income; Residual Certificates .............................     85
Legal Investment ......................................................................     85
Method of Distribution ................................................................     87
Legal Matters .........................................................................     88
Financial Information .................................................................     88
Rating ................................................................................     88
Index of Principal Definitions ........................................................     89

                            SUMMARY OF PROSPECTUS

   The following summary of certain pertinent information is qualified in its entirety by reference to the more detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to each series of Certificates contained in the Prospectus Supplement to be prepared and delivered in connection with the offering of such series. An Index of Principal Definitions is included at the end of this Prospectus.

Title of Certificates ..         Mortgage Pass-Through Certificates, issuable
                                 in series (the "Certificates").

Depositor ..............         Asset Securitization Corporation, a
                                 wholly-owned subsidiary of Nomura Asset
                                 Capital Corporation. See "The Depositor".

Master Servicer ........         The master servicer (the "Master Servicer"),
                                 if any, for each series of Certificates will be named in the related Prospectus
                                 Supplement. See "Description of the
                                 Agreements -- Collection and Other Servicing
                                 Procedures".

Special Servicer .......         The special servicer (the "Special
                                 Servicer"), if any, for each series of
                                 Certificates will be named, or the
                                 circumstances in accordance with which a Special Servicer will be appointed will be described, in the related Prospectus
                                 Supplement. See "Description of the
                                 Agreements -- Special Servicer".

Trustee ................         The trustee (the "Trustee") for each series
                                 of Certificates will be named in the related
                                 Prospectus Supplement. See "Description of the Agreements -- The Trustee".

The Trust Assets .......         Each series of Certificates will represent
                                 in the aggregate the entire beneficial
                                 ownership interest in a Trust Fund
                                 consisting primarily of:

 (a) Mortgage Assets ...         The Mortgage Assets with respect to each
                                 series of Certificates will consist of a pool of multifamily and/or commercial mortgage loans and/or installment contracts
                                 ("Installment Contracts") for the sale of commercial or multifamily properties
                                 (collectively, the "Mortgage Loans"),
                                 mortgage participations, mortgage
                                 pass-through certificates or other
                                 mortgage-backed securities evidencing
                                 interests in or secured by Mortgage Loans
                                 (collectively, the "MBS") or a combination of Mortgage Loans and MBS. Except to the extent described in the related Prospectus
                                 Supplement, the Mortgage Loans will not be guaranteed or insured by the Depositor or any of its affiliates or by any governmental agency or instrumentality or other person.
                                 As more specifically described herein, the Mortgage Loans will be secured by liens on, or security interest in, properties consisting of (i) residential properties consisting of five or more rental or cooperatively-owned dwelling units (the
                                 "Multifamily Properties") or (ii) office buildings, shopping centers, hotels, motels, nursing homes, hospitals or other health-care related facilities, mobile home parts, warehouse facilities, mini-warehouse facilities or self-storage facilities, industrial plants, mixed use or other types of commercial properties (the "Commercial
                                 Properties" and together with Multifamily
                                 Properties, the "Mortgaged Properties"). The
                                 Mortgaged Properties may be located in any one of the fifty states or the District of Co lumbia or such other locations as are disclosed in the related Prospectus
                                 Supplement. All Mortgage Loans will have individual principal balances at origination of not less than $25,000 and original terms to maturity of not more than 40 years. All
                                 Mortgage Loans will have been originated by persons other than the Depositor, and all Mortgage Assets will have been purchased, either directly or indirectly, by the Depositor on or before the date of initial issuance of the related series of






                                 Certificates. As described herein and in the Prospectus Supplement, each Mortgage Loan may (i) provide for no accrual of interest or for accrual of interest thereon at an interest rate (a "Mortgage Rate") that is fixed over its term or that adjusts from time to time, or that may be converted from an adjustable to a fixed Mortgage Rate, or from a fixed to an adjustable Mortgage Rate, from time to time at the mortgagor's election; (ii) provide for scheduled payments to maturity, payments that adjust from time to time in accommodate changes in the Mortgage Rate or to reflect the occurrence of certain events, and may provide negative amortization or accelerated amortization; (iii) be fully amortizing or require a balloon payment due on its stated maturity date; (iv) contain prohibitions on prepayment or require payment of a premium or a yield maintenance penalty in connection with a prepayment; and
                                 (v) provide for payments of principal,
                                 interest or both, on due dates that occur monthly, quarterly, semi-annually or other interval. See "Description of the Trust Funds -- Mortgage Assets".

 (b) Collection Account ...      Each Trust Fund will include one or more
                                 accounts (collectively, the "Collection
                                 Account") established and maintained on
                                 behalf of the Certificateholders into which the person or persons designated in the related Prospectus Supplement will deposit all payments and collections received or advanced with respect to the Mortgage Assets and other assets in the Trust Fund other than certain fees and expenses. A Collection
                                 Account may be maintained as an interest bearing or a non-interest bearing account, and funds held therein may be invested in certain short-term, investment grade obligations, as described in the related
                                 Prospectus Supplement. See "Description of the Agreements -- Payments on Mortgage
                                 Assets; Deposits to Collection Account".

 (c) Credit Support ......       If so provided in the related Prospectus
                                 Supplement, partial or full protection
                                 against certain defaults and losses on the Mortgage Assets in the related Trust Fund may be provided to one or more classes of Certificates of the related series in the form of subordination of one or more other classes of Certificates of such series or by one or more other types of credit support, such as a letter of credit, an insurance policy on the Mortgage Loans, guarantee, certificate guarantee insurance policy, reserve fund or another type of credit support, or a combination thereof (any such coverage with respect to the Certificates of any series, "Credit Support"). The amount and types of coverage, the identification of the entity providing the coverage (if applicable) and related information with respect to each type of Credit Support, if any, will be described in the Prospectus
                                 Supplement for a series of Certificates. The
                                 Prospectus Supplement for any series of
                                 Certificates evidencing an interest in a Trust Fund that includes MBS will describe any credit support that is included as part of the trust fund evidenced or secured by such MBS. See "Special Considerations
                                 -- Credit Support Limitations" and
                                 "Description of Credit Support".

 (d) Cash Flow Agreements..      If so provided in the related Prospectus
                                 Supplement, the Trust Fund may include
                                 guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The Trust Fund may also include certain other agreements, such as interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements or similar agreements provided to reduce the effects of interest rate or currency exchange rate fluctuations on the Mortgage Assets on one or more classes of Certificates. The principal terms of any such guaranteed investment contract or other agreement (any such agreement, a "Cash Flow Agreement"), including provisions relating to the timing, manner and amount of payments thereunder and provisions relating to the termination thereof, will be described in the Prospectus Supplement for the related series. In addition, the related Prospectus Supplement will provide certain information with respect to the obligor under any such Cash Flow Agreement. The Prospectus Supplement for any series of Certificates evidencing an interest in a Trust Fund that includes MBS will describe any cash flow agreements that are included as part of the trust fund evidenced or secured by such MBS. See "Description of the Trust Funds -- Cash Flow Agreements".

Description of Certificates ..   Each series of Certificates evidencing an
                                 interest in a Trust Fund consisting of
                                 Mortgage Loans will be issued pursuant to a Pooling and Servicing Agreement and each series of Certificates evidencing an interest in a Trust Fund the Mortgage Assets of which consisting of MBS will be issued pursuant to a Trust Agreement. Pooling and Servicing Agreements and Trust Agreements are sometimes referred to herein as "Agreements". Each series of Certificates
                                 (including any class or classes of
                                 Certificates of such series not offered
                                 hereby) will represent in the aggregate the entire beneficial ownership interest in the Trust Fund. Each class of Certificates
                                 (other than certain Stripped Interest
                                 Certificates, as defined below) will have a stated principal amount (a "Certificate
                                 Balance") and (other than certain Stripped
                                 Principal Certificates, as defined below), will accrue interest thereon based on a fixed, variable or adjustable interest rate
                                 (a "Pass-Through Rate"). The related
                                 Prospectus Supplement will specify the
                                 Certificate Balance and the Pass-Through
                                 Rate for each class of Certificates, as
                                 applicable, or in the case of a variable or adjustable Pass-Through Rate, the method for determining the Pass-Through Rate. Each series of Certificates will consist of one or more classes or subclasses of Certificates that may (i) be senior
                                 (collectively, "Senior Certificates") or subordinate (collectively, "Subordinate
                                 Certificates") to one or more other classes of Certificates in respect of certain distributions on the Certificates; (ii) be entitled to principal distributions, with disproportionately low, nominal or no interest distributions (collectively,
                                 "Stripped Principal Certificates"); (iii) be entitled to interest distributions, with disproportionately low, nominal or no principal distributions (collectively,
                                 "Stripped Interest Certificates"), (iv)
                                 provide for distributions of accrued
                                 interest thereon only following the
                                 occurrence of certain events, such as the retirement of one or more other classes of Certificates of such series (collectively,
                                 "Accrual Certificates"); and/or (v) provide for payments of principal sequentially, based on specified payment schedules or other methodologies, to the extent of available funds. Any such classes or subclasses may include classes or subclasses of Offered Certificates. The Certificates will not be guaranteed or insured by the Depositor or any of its affiliates, by any governmental agency or instrumentality or by any other person, unless otherwise provided in the related Prospectus Supplement. See
                                 "Special Considerations -- Limited Assets" and "Description of the Certificates".

Distributions of Interest
 on Certificates .............   Interest on each class of Offered
                                 Certificates (other than certain classes of Stripped Interest Certificates and Stripped
                                 Principal Certificates) of each series will accrue at the applicable Pass-Through Rate on the outstanding Certificate Balance thereof and will be distributed to Certificateholders as provided in the related Prospectus Supplement (each of the specified dates on which distributions are to be made, a "Distribution Date").
                                 Distributions with respect to interest on Stripped Interest Certificates may be made on each Distribution Date on the basis of a notional amount as described in the related
                                 Prospectus Supplement. Distributions of
                                 interest with respect to one or more classes of Certificates may be reduced to the extent of certain delinquencies and other contingencies described herein and in the related Prospectus Supplement. See "Special Considerations -- Average Life of Certificates; Prepayments; Yields", "Yield Considerations", and "Description of the Certificates -- Distributions of Interest on the Certificates".

Distributions of Principal
 of Certificates .............   The initial aggregate Certificate Balance of
                                 the Certificates of each series (other than certain classes of Stripped Interest
                                 Certificates) will generally not exceed the outstanding principal balance of the
                                 Mortgage Assets as of the close of business on the day of the month specified in the related Trust Fund (the "Cut-off Date"), after application of scheduled payments due on or before such date, whether or not received. The Certificate
                                 Balance of a Certificate outstanding from time to time represents the maximum amount that the holder thereof is then entitled to receive in respect of principal from future cash flow on the assets in the related Trust Fund.
                                 Distributions of principal will be made on each Distribution Date to the class or classes of Certificates entitled thereto until the Certificate Balance of such Certificates have been reduced to zero.
                                 Distributions of principal of any class of Certificates will be made on a pro rata basis among all of the Certificates of such class. Stripped Interest Certificates with no Certificate Balance will not receive distributions in respect of principal. See
                                 "Description of the Certificates
                                 -- Distributions of Principal of the
                                 Certificates".

Advances ...............         In connection with a series of Certificates
                                 evidencing an interest in a Trust Fund
                                 consisting of Mortgage Assets other than MBS, the Master Servicer may be obligated as part of its servicing responsibilities to make certain advances with respect to delinquent scheduled payments or the
                                 Mortgage Loans in such Trust Fund. Advances made by a Master Servicer are reimbursable generally from subsequent recoveries in respect of such Mortgage Loans, and in certain circumstances, from other assets available in the Trust Fund. The Master
                                 Servicer will be entitled to receive
                                 interest on its outstanding advances,
                                 payable from amounts in the related Trust
                                 Fund. The Prospectus Supplement for any
                                 series of Certificates evidencing an
                                 interest in a Trust Fund that includes MBS will describe any corresponding advancing obligation of any person in connection with such MBS. See "Description of the Certificates -- Advances in Respect of
                                 Delinquencies".

Termination ............         A series of Certificates may be subject to
                                 optional early termination through the
                                 repurchase of the Mortgage Assets in the related Trust Fund. If so provided in the related Prospectus Supplement, upon the reduction of the Certificate Balance of a specified class or classes of Certificates by a specified percentage or amount, the party specified therein will solicit bids for the purchase of all of the Mortgage
                                 Assets of the Trust Fund under the
                                 circumstances and in the manner set forth therein. See "Description of the
                                 Certificates -- Termination".







Registration of Certificates     If so provided in the related Prospectus
                                 Supplement, one or more classes of the
                                 Offered Certificates will initially be
                                 represented by one or more Certificates
                                 registered in the name of Cede & Co., as the nominee of DTC. No person acquiring an interest in Offered Certificates so registered will be entitled to receive a definitive certificate representing such person's interest except in the event that definitive certificates are issued under the limited circumstances described herein. See
                                 "Special Considerations -- Book-Entry
                                 Registration" and "Description of the
                                 Certificates -- Book-Entry Registration and
                                 Definitive Certificates".

Federal Income Tax
 Consequences ..........         The federal income tax consequences to
                                 Certificateholders will vary depending on whether one or more elections are made to treat the Trust Fund or specified portions thereof as one or more "real estate mortgage investment conduits" (each, a "REMIC") under the provisions of the Internal Revenue Code of 1986, as amended (the "Code"). The
                                 Prospectus Supplement for each series of Certificates will specify whether one or more such elections will be made. See
                                 "Federal Income Tax Consequences".

ERISA Considerations ...         A fiduciary of an employee benefit plan or
                                 other retirement arrangement, including an individual retirement account, or a Keogh plan which is subject to the Employee
                                 Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code (each a "Plan"), or a collective investment fund in which such Plans are invested, or an insurance company using assets of a separate account or general account which includes assets of Plans (or which is deemed pursuant to ERISA to include assets of Plans), or other pensions acting on behalf of any such Plan or using the assets of any such Plan, which proposes to cause a Plan to acquire any of the Offered Certificates should carefully review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permissible either under ERISA or
                                 Section 4975 of the Code. See "ERISA
                                 Considerations" herein and in the related
                                 Prospectus Supplement.

Legal Investment .......         The related Prospectus Supplement will
                                 specify whether the Offered Certificates will constitute "mortgage related securities" for purposes of the Secondary
                                 Mortgage Market Enhancement Act of 1984. It is not currently anticipated that such Certificates will constitute "mortgage related securities" for purposes of such Act. Accordingly, investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the Offered Certificates constitute legal investments for them. See "Legal Investment" herein and in the related Prospectus
                                 Supplement.

Rating .................         At the date of issuance, as to each series,
                                 each class of Offered Certificates will be rated not lower than investment grade by one or more nationally recognized statistical rating agencies (each, a "Rating Agency").
                                 See "Rating" herein and in the related
                                 Prospectus Supplement.

                            SPECIAL CONSIDERATIONS

   Investors should consider, in connection with the purchase of Offered Certificates, among other things, the following factors and certain other factors as may be set forth in "Special Considerations" in the related Prospectus Supplement.

LIMITED LIQUIDITY

   There can be no assurance that a secondary market for the Certificates of any series will develop or, if it does develop, that it will provide holders with liquidity of investment or will continue while Certificates of such series remain outstanding. Any such secondary market may provide less liquidity to investors than any comparable market for securities evidencing interests in single-family mortgage loans. The market value of Certificates will fluctuate with changes in prevailing rates of interest. Consequently, sale of Certificates by a holder in any secondary market that may develop may be at a discount from 100% of their original principal balance or from their purchase price. Furthermore, secondary market purchasers may look only hereto, to the related Prospectus Supplement and to the reports to Certificateholders delivered pursuant to the Agreement as described herein under the heading "Description of the Certificates -- Reports to Certificateholders," "-- Book-Entry Registration and Definitive Certificates" and "Description of the Agreements -- Evidence as to Compliance" for information concerning the Certificates. Certificateholders will have no redemption rights. Each class of Offered Certificates of a series will be issued in minimum denominations corresponding to Certificate Balances or, in the case of Stripped Interest Certificates, notional amounts specified in the related Prospectus Supplement. Nomura Securities International, Inc., through one or more of its affiliates, currently expects to make a secondary market in the Offered Certificates, but has no obligation to do so.

LIMITED ASSETS

   A series of Certificates will not have any claim against or security interest in the Trust Funds for any other series. If the related Trust Fund is insufficient to make payments on such Certificates, no other assets will be available for payment of the deficiency. Additionally, certain amounts remaining in certain funds or accounts, including the Certificate Account and any accounts maintained as Credit Support, may be withdrawn under certain conditions, as described in the related Prospectus Supplement. In the event of such withdrawal, such amounts will not be available for future payment of principal of or interest on the Certificates. With respect to a series of Certificates consisting of one or more classes of Subordinate Certificates, on any Distribution Date in respect of which losses or shortfalls in collections on the Mortgage Assets have been incurred, the amount of such losses or shortfalls will be borne first by one or more classes of the Subordinate Certificates, and, thereafter, by the remaining classes of Certificates in the priority and manner and subject to the limitations specified in the related Prospectus Supplement.

AVERAGE LIFE OF CERTIFICATES; PREPAYMENTS; YIELDS

   Prepayments on the Mortgage Assets in any Trust Fund (including principal prepayments on the Mortgage Loans resulting from both voluntary and involuntary liquidations) generally will result in a faster rate of principal payments on one or more classes of the related Certificates than if payments on such Mortgage Assets were made as scheduled. Thus, the prepayment experience on the Mortgage Assets may affect the average life of each class of related Certificates. The rate of principal payments on pools of mortgage loans varies between pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax, legal and other factors. There can be no assurance as to the rate of prepayment on the Mortgage Assets in any Trust Fund or that the rate of payments will conform to any model described herein or in any Prospectus Supplement. If prevailing interest rates fall significantly below the applicable mortgage rates, principal prepayments are likely to be higher than if prevailing rates remain at or above the rates borne by the Mortgage Loans underlying or comprising the Mortgage Assets in any Trust Fund. As a result, the actual maturity of any class of Certificates could occur significantly earlier than expected. A series of Certificates may include one or more classes of Certificates with priorities of payment and, as a result, yields on other classes of Certificates, including classes of Offered Certificates, of such series may be more sensitive to prepayments on Mortgage Assets. A series of Certificates may include one or more classes offered at a significant premium or discount. Yields on such classes of Certificates will be sensitive, and in some cases extremely sensitive, to voluntary and involuntary prepayments on Mortgage Assets and, where the amount of interest payable with respect to a class is disproportionately high, as compared to the amount of principal, as with certain classes of Stripped Interest Certificates, a holder might, in some prepayment scenarios, fail to recoup its original investment. A series of Certificates may include one or more classes of Certificates, including classes of Offered Certificates, that provide for distribution of principal thereof from amounts attributable to interest accrued but not currently distributable on one or more classes of Accrual Certificates and, as a result, yields on such Certificates will be sensitive to (a) the provisions of such Accrual Certificates relating to the timing of distributions of interest thereon and (b) if such Accrual Certificates accrue interest at a variable or adjustable Pass-Through Rate, changes in such rate. See "Yield Considerations" herein and, if applicable, in the related Prospectus Supplement.

LIMITED NATURE OF RATINGS

   Any rating assigned by a Rating Agency to a class of Certificates will reflect such Rating Agency's assessment solely of the likelihood that holders of Certificates of such class will receive payments to which such Certificateholders are entitled under the related Agreement. Such rating will not constitute an assessment of the likelihood that principal prepayments on the related Mortgage Assets will be made, the degree to which the rate of such prepayments might differ from that originally anticipated or the likelihood of early optional termination of the series of Certificates. Such rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor purchasing a Certificate at a significant premium might fail to recoup its initial investment under certain prepayment scenarios. Each Prospectus Supplement will identify any payment to which holders of Offered Certificates of the related series are entitled that is not covered by the applicable rating.

   The amount, type and nature of credit support, if any, established with respect to a series of Certificates will be determined on the basis of criteria established by each Rating Agency rating classes of such series. Such criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. Such analysis is often the basis upon which each Rating Agency determines the amount of credit support required with respect to each such class. There can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience nor any assurance that the data derived from a large pool of mortgage loans accurately predicts the delinquency, foreclosure or loss experience of any particular pool of Mortgage Assets. No assurance can be given that values of any Mortgaged Properties have remained or will remain at their levels on the respective dates of origination of the related Mortgage Loans. Moreover, there is no assurance that appreciation of real estate values generally will limit loss experiences on the Mortgaged Properties. If the commercial or multifamily residential real estate markets should experience an overall decline in property values such that the outstanding principal balances of the Mortgage Loans underlying or comprising the Mortgage Assets in a particular Trust Fund and any secondary financing on the related Mortgaged Properties become equal to or greater than the value of the Mortgaged Properties, the rates of delinquencies, foreclosures and losses could be higher than those now generally experienced by institutional lenders. In addition, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by mortgagors of scheduled payments of principal and interest on the Mortgage Loans and, accordingly, the rates of delinquencies, foreclosures and losses with respect to any Trust Fund. To the extent that such losses are not covered by Credit Support, such losses will be borne, at least in part, by the holders of one or more classes of the Certificates of the related series. See "Description of Credit Support" and "Rating".

RISKS ASSOCIATED WITH CERTAIN MORTGAGE LOANS AND MORTGAGED PROPERTIES

   Mortgage loans made with respect to multifamily or commercial property may entail risks of delinquency and foreclosure, and risks of loss in the event thereof, that are greater than similar risks associated with single-family property. See "Description of the Trust Funds-- Mortgage Assets". The ability of a mortgagor to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of such property rather than any independent income or assets of the mortgagor; thus, the value of an income-producing property is directly related to the net operating income derived from such property. In contrast, the ability of a mortgagor to repay a single-family loan typically is dependent primarily upon the mortgagor's household income, rather than the capacity of the property to produce income; thus, other than in geographical areas where employment is dependent upon a particular employer or an industry, the mortgagor's income tends not to reflect directly the value of such property. A decline in the net operating income of an income-producing property will likely affect both the performance of the related loan as well as the liquidation value of such property, whereas a decline in the income of a mortgagor on a single-family property will likely affect the performance of the related loan but may not affect the liquidation value of such property.

   The performance of a mortgage loan secured by an income-producing property leased by the mortgagor to tenants as well as the liquidation value of such property may be dependent upon the business operated by such tenants in connection with such property, the creditworthiness of such tenants or both; the risks associated with such loans may be offset by the number of tenants or, of applicable, a diversity of types of business operated by such tenants.

   It is anticipated that all or a substantial portion of the Mortgage Loans included in any Trust Fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable, as to which, in the event of mortgagor default, recourse may be had only against the specific multifamily or commercial property and such other assets, if any, as have been pledged to secure the Mortgage Loan. With respect to those Mortgage Loans that provide for recourse against the mortgagor and its assets generally, there can be no assurance that such recourse will ensure a recovery in respect of a defaulted Mortgage Loan greater than the liquidation value of the related Mortgaged Property.

   Further, the concentration of default, foreclosure and loss risks in individual mortgagors or Mortgage Loans in a particular Trust Fund or the related Mortgaged Properties will generally be greater than for pools of single-family loans both because the Mortgage Assets in a Trust Fund will generally consist of a smaller number of loans than would a single-family pool of comparable aggregate unpaid principal balance and because of the higher principal balance of individual Mortgage Loans.

BALLOON PAYMENTS

   Certain of the Mortgage Loans as of the Cut-off Date may not be fully amortizing over their terms to maturity and, thus, will require substantial principal payments (i.e., balloon payments) at their stated maturity. Mortgage Loans with balloon payments involve a greater degree of risk because the ability of a mortgagor to make a balloon payment typically will depend upon its ability either to timely refinance the loan or to timely sell the related Mortgaged Property. The ability of a mortgagor to accomplish either of these goals will be affected by a number of factors, including the level of available mortgage rates at the time of sale or refinancing, the mortgagor's equity in the related Mortgaged Property, the financial condition and operating history of the mortgagor and the related Mortgaged Property, tax laws, rent control laws (with respect to certain Multifamily Properties and mobile home parks), reimbursement rates (with respect to certain hospitals, nursing homes and convalescent homes), renewability of operating licenses, prevailing general economic conditions and the availability of credit for commercial or multifamily, as the case may be, real properties generally.

OBLIGOR DEFAULT

   In order to maximize recoveries on defaulted Mortgage Loans, a Master Servicer typically will have considerable flexibility to extend and modify Mortgage Loans that are in default or as to which a payment default is reasonably foreseeable, including in particular with respect to balloon payments. In addition, a Master Servicer or a Special Servicer may receive a workout fee based on receipts from or proceeds of such Mortgage Loans. While a Master Servicer generally will be required to determine that any such extension or modification is likely to produce a greater recovery on a present value basis than liquidation, there can be no assurance that such flexibility with respect to extensions or modifications or payment of a workout fee will increase the present value of receipts from or proceeds of Mortgage Loans that are in default or as to which a default is reasonably foreseeable. The recent foreclosure and delinquency experience with respect to loans serviced by a Master Servicer or, if applicable, any Special Servicer or significant Sub-Servicer will be provided in the related Prospectus Supplement.

MORTGAGOR TYPE

   Mortgage Loans made to partnerships, corporations or other entities may entail risks of loss from delinquency and foreclosure that are greater than those of Mortgage Loans made to individuals. The mortgagor's sophistication and form of organization may increase the likelihood of protracted litigation or bankruptcy in default situations.

CREDIT SUPPORT LIMITATIONS

   The Prospectus Supplement for a series of Certificates will describe any Credit Support in the related Trust Fund, which may include letters of credit, insurance policies, guarantees, reserve funds or other types of credit support, or combinations thereof. Use of Credit Support will be subject to the conditions and limitations described herein and in the related Prospectus Supplement. Moreover, such Credit Support may not cover all potential losses or risks; for example, Credit Support may or may not cover fraud or negligence by a mortgage loan originator or other parties.

   A series of Certificates may include one or more classes of Subordinate Certificates (which may include Offered Certificates). Although subordination is intended to reduce the risk to holders of Senior Certificates of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline under certain circumstances. Any limits with respect to the aggregate amount of claims under any related Credit Support may be exhausted before the principal of the lower priority classes of Certificates of a series has been repaid. As a result, the impact of significant losses and shortfalls on the Mortgage Assets may fall primarily upon those classes of Certificates having a lower priority of payment. Moreover, if a form of Credit Support covers more than one series of Certificates (each, a "Covered Trust"), holders of Certificates evidencing an interest in a Covered Trust will be subject to the risk that such Credit Support will be exhausted by the claims of other Covered Trusts.

   The amount of any applicable Credit Support supporting one or more classes of Offered Certificates, including the subordination of one or more classes of Certificates, will be determined on the basis of criteria established by each Rating Agency rating such classes of Certificates based on an assumed level of defaults, delinquencies, other losses or other factors. There can, however, be no assurance that the loss experience on the related Mortgage Assets will not exceed such assumed levels. See "-- Limited Nature of Ratings", "Description of the Certificates" and "Description of Credit Support".

ENFORCEABILITY

   Mortgages may contain a due-on-sale clause, which permits the lender to accelerate the maturity of the Mortgage Loan if the mortgagor sells, transfers or conveys the related Mortgaged Property or its interest in the Mortgaged Property. Mortgages may also include a debt-acceleration clause, which permits the lender to accelerate the debt upon a monetary or non-monetary default of the mortgagor. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default. The equity courts of any state, however, may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable.

   If so specified in the related Prospectus Supplement, the Mortgage Loans will be secured by an assignment of leases and rents pursuant to which the mortgagor typically assigns its right, title and interest as landlord under the leases on the related Mortgaged Property and the income derived therefrom to the lender as further security for the related Mortgage Loan, while retaining a license to collect rents for so long as there is no default. In the event the mortgagor defaults, the license terminates and the lender is entitled to collect rents. Such assignments may not be perfected as security interests prior to actual possession of the cash flows. Some state laws may require that the lender take possession of the Mortgaged Property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the mortgagor, the lender's ability to collect the rents may be adversely affected. See "Certain Legal Aspects of Mortgage Loans -- Leases and Rents".

ENVIRONMENTAL RISKS

   Real property pledged as security for a mortgage loan may be subject to certain environmental risks. Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the costs of cleanup. In several states, such a lien has priority over the lien of an existing mortgage against such property. In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), a lender may be liable, as an "owner" or "operator," for the costs of addressing releases or threatened releases of hazardous substances that require remedial action at a property, if agents or employees of the lender have become sufficiently involved in the operations of the mortgagor, regardless of whether the environmental damage or threat was caused by a prior owner. A lender also risks such liability on foreclosure of the mortgage. Each Pooling and Servicing Agreement will provide that the Master Servicer, acting on behalf of the Trust Fund, may not acquire title to a Mortgaged Property securing a Mortgage Loan or take over its operation unless the Master Servicer has previously determined, based upon a report prepared by a person who regularly conducts environmental audits, that (i) the Mortgaged Property is in compliance with applicable environmental laws and regulations or, if not, that taking such actions as are necessary to bring the Mortgaged Property in compliance therewith is reasonably likely to produce a greater recovery on a present value basis than not taking such actions and (ii) there are no circumstances or conditions that have resulted in any contamination or, if circumstances or conditions have resulted in any contamination or if such circumstances or conditions require remedial action, taking such actions with respect to the affected Mortgaged Property is reasonably likely to produce a greater recovery on a present value basis that not taking such actions. See "Certain Legal Aspects of Mortgage Loans -- Environmental Legislation".

ERISA CONSIDERATIONS

   Generally, ERISA applies to investments made by employee benefit plans and transactions involving the assets of such plans. Due to the complexity of regulations which govern such plans, prospective investors that are subject to ERISA are urged to consult their own counsel regarding consequences under ERISA of acquisition, ownership and disposition of the Offered Certificates of any series. See "ERISA Considerations".

CERTAIN FEDERAL TAX CONSIDERATIONS REGARDING RESIDUAL CERTIFICATES

   Holders of Residual Certificates will be required to report on their federal income tax returns as ordinary income their pro rata share of the taxable income of the REMIC, regardless of the amount or timing of their receipt of cash payments, as described in "Federal Income Tax Consequences
-- Federal Income Tax Consequences for REMIC Certificates". Accordingly, under certain circumstances, holders of Offered Certificates that constitute Residual Certificates may have taxable income and tax liabilities arising from such investment during a taxable year in excess of the cash received during such period. The requirement that holders of Residual Certificates report their pro rata share of the taxable income and net loss of the REMIC will continue until the Certificate Balances of all classes of Certificates of the related series have been reduced to zero, even though holders of Residual Certificates have received full payment of their stated interest and principal. A portion (or, in certain circumstances, all) of such Certificateholder's share of the REMIC taxable income may be treated as "excess inclusion" income to such holder which (i) generally, will not be subject to offset by losses from other activities, (ii) for a tax-exempt holder, will be treated as unrelated business taxable income and (iii) for a foreign holder, will not qualify for exemption from withholding tax. Individual holders of Residual Certificates may be limited in their ability to deduct servicing fees and other expenses of the REMIC. In addition, Residual Certificates are subject to certain restrictions on transfer.
Because of the special tax treatment of Residual Certificates, the taxable income arising in a given year on a Residual Certificate will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pre-tax yield. Therefore, the after-tax yield on the Residual Certificate may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics.

CERTAIN FEDERAL TAX CONSIDERATIONS REGARDING ORIGINAL ISSUE DISCOUNT

   Accrual Certificates will be, and certain of the other Classes of Certificates of a series may be, issued with "original issue discount" for federal income tax purposes, which generally will result in recognition of some taxable income in advance of the receipt of cash attributable to such income. See "Federal Income Tax Consequences -- Federal Income Tax Consequences for REMIC Certificates -- Taxation of Regular Certificates".

CONSENT

   Under certain circumstances, the consent or approval of the holders of a specified percentage of the aggregate Certificate Balance of all outstanding Certificates of all series or a similar means of allocating decision-making under the Agreement ("Voting Rights") will be required to direct, and will be sufficient to bind all Certificateholders to, certain actions, including amending the related Agreement in certain circumstances. See "Description of the Agreements -- Events of Default", "-- Rights Upon Event of Default" and " -- Amendment".

BOOK-ENTRY REGISTRATION

   If so provided in the Prospectus Supplement, one or more classes of the Certificates will be initially represented by one or more certificates registered in the name of Cede, the nominee for DTC, and will not be registered in the names of the Certificateholders or their nominees. Because of this, unless and until Definitive Certificates are issued, Certificateholders will not be recognized by the Trustee as "Certificateholders" (as that term is to be used in the related Agreement). Hence, until such time, Certificateholders will be able to exercise the rights of Certificateholders only indirectly through DTC and its participating organizations. See "Description of the Certificates
-- Book-Entry Registration and Definitive Certificates".

                        DESCRIPTION OF THE TRUST FUNDS

MORTGAGE ASSETS

   The primary assets of each Trust Fund (the "Mortgage Assets") will include
(i) Multifamily and/or Commercial Loans and/or Installment Contracts (collectively, the "Mortgage Loans") or (ii) mortgage participations, pass-through certificates or other mortgage-backed securities evidencing interests in or secured by one or more Mortgage Loans ("MBS"). As used herein, "Mortgage Loans" refers to both whole Mortgage Loans and Mortgage Loans underlying MBS. Mortgage Loans that secure, or interests in which are evidenced by, MBS are herein sometimes referred to as Underlying Mortgage Loans. Mortgage Loans that are not Underlying Mortgage Loans are sometimes referred to as "Whole Loans". The Mortgage Assets will not be guaranteed or insured by the Depositor or any of its affiliates. The Prospectus Supplement will describe any guarantee or insurance relating to the Mortgage Assets by any governmental agency or instrumentality or by any other person. Each Mortgage Asset will be selected by the Depositor for inclusion in a Trust Fund from among those purchased, either directly or indirectly, from a prior holder thereof (a "Mortgage Asset Seller"), which prior holder may or may not be the originator of such Mortgage Loan or the issuer of such MBS and may be an affiliate of the Depositor.

 Mortgage Loans

   The Mortgage Loans will be secured by liens on, or security interests in, Mortgaged Properties consisting of (i) residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings ("Multifamily Properties" and the related loans, "Multifamily Loans") or (ii) office buildings, retail stores, hotels or motels, nursing homes, hospitals or other health care-related facilities, mobile home parks, warehouse facilities, mini-warehouse facilities or self-storage facilities, industrial plants, mixed use or other types of commercial properties ("Commercial Properties" and the related loans, "Commercial Loans") located in any one of the fifty states or the District of Columbia or such other locations as are disclosed in the related Prospectus Supplement. The Mortgage Loans will be secured by mortgages or deeds of trust or other similar security instruments creating a first or more junior lien on Mortgaged Properties. Multifamily Property may include mixed commercial and residential structures and may include apartment buildings owned by private cooperative housing corporations ("Cooperatives"). The Mortgaged Properties may include leasehold interest in properties, the title to which is held by third party lessors. The term of any such leasehold will exceed the term of the mortgage note by at least ten years. Each Mortgage Loan will have been originated by a person (the "Originator") other than the Depositor. The Mortgage Loans will be evidenced by promissory notes (the "Mortgage Notes") secured by mortgages or deeds of trust (the "Mortgages") creating a lien on the Mortgaged Properties. Mortgage Loans will generally also be secured by an assignment of leases and rents and/or operating or other cash flow guarantees relating to the Mortgage Loan.

 Default and Loss Considerations with Respect to the Mortgage Loans

   Mortgage Loans secured by commercial and multifamily properties are markedly different from owner-occupied single-family home mortgage loans. The repayment of loans secured by commercial or multifamily properties is typically dependent upon the successful operation of such property rather than upon the liquidation value of the real estate. The Mortgage Loans will be non-recourse loans, which means that, absent special facts, the mortgagee may look only to the Net Operating Income from the property for repayment of the mortgage debt, and not to any other of the mortgagor's assets, in the event of the mortgagor's default. Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important measure of the risk of default on such a loan. The "Debt Service Coverage Ratio" of a Mortgage Loan at any given time is the ratio of the Net Operating Income for a twelve-month period to the annualized scheduled payments on the Mortgage Loan. "Net Operating Income" is typically defined as total operating revenues (including primarily rental income and any expense reimbursement, ancillary income, late charges and deposit forfeitures) minus total operating expenses (including primarily expenses for advertising, general administration, management fees and disbursements, utilities, repairs and maintenance, insurance, real estate taxes and replacement reserves based solely on the mortgagor's estimates of the useful lives of various assets). Net Operating Income does not reflect capital expenditures or partnership expenses. The Net Operating Income of a Mortgaged Property will fluctuate over time and may be sufficient or insufficient to cover debt service on the related Mortgage Loan at any given time.

   As the primary component of Net Operating Income, rental income (and maintenance payments from tenant-stockholders of a Cooperative) is subject to the vagaries of the applicable real estate market and/or business climate. Properties typically leased, occupied or used on a short-term basis, such as health care-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties leased, occupied or used for longer periods, such as (typically) warehouses, retail stores, office buildings and industrial plants. Commercial Loans may be secured by owner-occupied Mortgaged Properties or Mortgaged Properties leased to a single tenant. Accordingly, a decline in the financial condition of the mortgagor or single tenant, as applicable, may have a disproportionately greater effect on the Net Operating Income from such Mortgaged Properties than would be the case with respect to Mortgaged Properties with multiple tenants.

   Changes in the expense components of Net Operating Income due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate and personal property tax rates and other operating expenses including energy costs; changes in governmental rules, regulations and fiscal policies, including environmental legislation; and acts of God may also affect the risk of default on the related Mortgage Loan. As may be further described in the related Prospectus Supplement, in some cases leases of Mortgaged Properties may provide that the lessee, rather than the mortgagor, is responsible for payment of certain of these expenses ("Net Leases"); however, because leases are subject to default risks as well when a tenant's income is insufficient to cover its rent and operating expenses, the existence of such "net of expense" provisions will only temper, not eliminate, the impact of expense increases on the performance of the related Mortgage Loan.

   While the duration of leases and the existence of any "net of expense" provisions are often viewed as the primary considerations in evaluating the credit risk of mortgage loans secured by certain income-producing properties, such risk may be affected equally or to a greater extent by changes in government regulation of the operator of the property. Examples of the latter include mortgage loans secured by health care-related facilities and hospitals, the income from which and the operating expenses of which are subject to state and/or federal regulations, such as Medicare and Medicaid, and multifamily properties and mobile home parks, which may be subject to state or local rent control regulation and, in certain cases, restrictions on changes in use of the property. Low-and moderate-income housing may be particularly subject to legal limitations and regulations but, because of such regulations, may also be less sensitive to fluctuations in market rents generally.

   The liquidation value of any Mortgaged Property may be adversely affected by risks generally incident to interests in real property, including declines in rental or occupancy rates. Lenders generally use the Loan-to-Value Ratio of a mortgage loan as a measure of risk of loss if a property must be liquidated upon a default by the mortgagor. The "Loan-to-Value Ratio" of a Mortgage Loan at any given time is the ratio (expressed as a percentage) of the then outstanding principal balance of the Mortgage Loan to the Value of the related Mortgaged Property. The "Value" of a Mortgaged Property, other than with respect to Refinance Loans, is generally the lesser of (a) the appraised value determined in an appraisal obtained by the originator at origination of such loan and (b) the sales price for such property. Refinance Loans are loans made to refinance existing loans. The Value of the Mortgaged Property securing a Refinance Loan is the appraised value thereof determined in an appraisal obtained at the time of origination of the Refinance Loan. The Value of a Mortgaged Property as of the date of initial issuance of the related series of Certificates may be less than the value at origination and will fluctuate from time to time based upon changes in economic conditions and the real estate market.

   Appraised values of income-producing properties may be based on the market comparison method (recent resale value of comparable properties at the date of the appraisal), the cost replacement method (the cost of replacing the property at such date), the income capitalization method (a projection of value based upon the property's projected net cash flow), or upon a selection from or interpolation of the values derived from such methods. Each of these appraisal methods presents analytical challenges. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate. Where more than one of these appraisal methods are used and create significantly different results, or where a high Loan-to-Value Ratio accompanies a high Debt Service Coverage Ratio (or vice versa), the analysis of default and loss risks is even more difficult.

   While the Depositor believes that the foregoing considerations are important factors that generally distinguish the Mortgage Loans from single-family mortgage loans and provide insight to the risks associated with income-producing real estate, there is no assurance that such factors will in fact have been considered by the Originators of the Mortgage Loans, or that, for a particular Mortgage Loan, they are complete or relevant. See "Special Considerations -- Risks Associated with Certain Mortgage Loans and Mortgaged Properties", "-- Balloon Payments", "-- Mortgagor Default" and "-- Mortgagor Type".

 Mortgage Loan Information in Prospectus Supplements

   Each Prospectus Supplement will contain information, as of the date of such Prospectus Supplement and to the extent then applicable and specifically known to the Depositor, with respect to the Mortgage Loans constituting related Trust Assets, including (i) the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the Mortgage Loans as of the applicable Cut-off Date, (ii) the type of property securing the Mortgage Loans (e.g., Multifamily Property or Commercial Property and the type of property in each such category), (iii) the original and remaining terms to maturity of the Mortgage Loans, and the seasoning of the Mortgage Loans, (iv) the earliest and latest origination date and maturity date and weighted average original and remaining terms to maturity of the Mortgage Loans, (v) the Loan-to-Value Ratios at origination of the Mortgage Loans, (vi) the Mortgage Rates or range of Mortgage Rates and the weighted average Mortgage Rate borne by the Mortgage Loans, (vii) the geographical distribution of the Mortgaged Properties on a state-by-state basis, (viii) information with respect to prepayment provisions, if any, of the Mortgage Loans, (ix) the weighted average Retained Interest, if any, (x) with respect to Mortgage Loans with adjustable Mortgage Rates ("ARM Loans"), the adjustment dates, the highest, lowest and weighted average margin, and the maximum Mortgage Rate variation at the time of any adjustment and over the life of the ARM Loan, (xi) the Debt Service Coverage Ratio either at origination or as of a more recent date (or both) and (xii) information regarding the payment characteristics of the Mortgage Loans, including without limitation balloon payment and other amortization provisions. The related Prospectus Supplement will also contain certain information available to the Depositor with respect to the provisions of leases and the nature of tenants of the Mortgaged Properties and other information referred to in a general manner under "Description of the Trust Funds -- Mortgage Assets
-- Default and Loss Considerations with Respect to the Mortgage Loans" above. If specific information respecting the Mortgage Loans is not known to the Depositor at the time Certificates are initially offered, more general information of the nature described above will be provided in the Prospectus Supplement, and specific information will be set forth in a report which will be available to purchasers of the related Certificates at or before the initial issuance thereof and will be filed as part of a Current Report on Form 8-K with the Commission within fifteen days after such initial issuance.

MORTGAGE UNDERWRITING STANDARDS AND PROCEDURES

   The underwriting procedures and standards for Mortgage Loans included in a Mortgage Pool will be specified in the related Prospectus Supplement to the extent such procedures and standards are known or available. Such Mortgage Loans may be originated by an affiliate of the Depositor in contemplation of the transactions contemplated by this Prospectus and the related Prospectus Supplement or may be have been originated by third-parties and acquired by the Depositor directly or through its affiliates in negotiated transactions.

   Underwriting procedures are intended to evaluate, among other things, the income derived from the Mortgaged Property, the capabilities of the management of the project, including a review of management's past performance record, its management reporting and control procedures (to determine its ability to recognize and respond to problems) and its accounting procedures to determine cash management ability, the obligor's credit standing and repayment ability and the value and adequacy of the Mortgaged Property as collateral. Mortgage Loans insured by the Federal Housing Administration ("FHA"), a division of the United States Department of Housing and Urban Development ("HUD"), will have been originated by mortgage lenders which are approved by HUD as an FHA mortgagee in the orginated course of their real estate lending activities and will comply with the underwriting policies of FHA.

   The adequacy of a Mortgaged Property as security for repayment will generally have been determined by appraisal by appraisers selected in accordance with preestablished guidelines established by or acceptable to the loan originator for appraisers or other appropriate market studies. If so specified in the related Prospectus Supplement, the appraiser must have personally inspected the property and verified that it was in good condition and that construction, if new, has been completed. An appraisal can be based upon, among other things, a cash flow analysis and/or a market data analysis of recent sales of comparable properties or a replacement cost analysis based on the current cost of constructing or purchasing a similar property.

   No assurance can be given that values of the Mortgaged Properties have remained or will remain at their levels on the dates of origination of the related Mortgage Loans. Further, there is no assurance that appreciation of real estate values generally will limit loss experiences on commercial properties or multifamily properties. If the commercial real estate market should experience an overall decline in property values such that the outstanding balances of the Mortgage Loans and any additional financing on the Mortgaged Properties in a particular Mortgage Pool become equal to or greater than the value of the Mortgaged Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. Even where Credit Support covers all losses resulting from defaults and foreclosure, the effect of defaults and foreclosures may be to increase prepayment experience on the Mortgage Loans, thus shortening weighted average life and affecting yield to maturity.

 Payment Provisions of the Mortgage Loans

   The Mortgage Loans generally will (i) have individual principal balances at origination of not less than $25,000, (ii) have original terms to maturity of not more than 40 years and (iii) provide for payments of principal, interest or both, on due dates that occur monthly, quarterly or semi-annually or at such other interval as is specified in the related Prospectus Supplement. Mortgage Loan may: (i) provide for no accrual of interest or for accrual of interest thereon at an interest rate (a "Mortgage Rate") that is fixed over its term or that adjusts from time to time, or that may be converted from an adjustable to a fixed Mortgage Rate, or from a fixed to an adjustable Mortgage Rate, from time to time at the mortgagor's election; (ii) provide for scheduled payments to maturity or payments that adjust from time to time to accommodate changes in the Mortgage Rate or to reflect the occurrence of certain events, and may provide for negative amortization or accelerated amortization, (iii) be fully amortizing or require a balloon payment due on its stated maturity date; and (iv) contain prohibitions on prepayment (a "Lock-out Period" and the date of expiration thereof, a "Lock-out Date") or require payment of a premium or a yield maintenance penalty (a "Prepayment Premium") in connection with a prepayment, in each case as described in the related Prospectus Supplement. In the event that holders of any class or classes of Offered Certificates will be entitled to all or a portion of any Prepayment Premiums collected in respect of Mortgage Loans, the related Prospectus Supplement will specify the method or methods by which any such amounts will be allocated. A Mortgage Loan may also contain provisions entitling the mortgagee to a share of profits realized from the operation or disposition of the Mortgaged Property ("Equity Participations"), as described in the related Prospectus Supplement. In the event that holders of any class or classes of Offered Certificates will be entitled to all or a portion of an Equity Participation, the related Prospectus Supplement will specify the terms and provisions of the Equity Participation and the method or methods by which distributions in respect thereof will be allocated among such Certificates.

 MBS

   Any MBS will have been issued pursuant to a participation and servicing agreement, a pooling and servicing agreement, an indenture or similar agreement (an "MBS Agreement"). A seller (the "MBS Issuer") and/or servicer (the "MBS Servicer") of the underlying Mortgage Loans will have entered into the MBS Agreement with a trustee or a custodian under the MBS Agreement (the "MBS Trustee"), if any, or with the original purchaser of the interest in the underlying Mortgage Loans evidenced by the MBS.

   Distributions of principal and interest will be made on MBS on the dates specified in the related Prospectus Supplement. The MBS may be issued in one or more classes with characteristics similar to the classes of Certificates described in this Prospectus. Principal and interest distributions will be made on the MBS by the MBS Trustee or the MBS Servicer. The MBS Issuer or the MBS Servicer or another person specified in the related Prospectus Supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related Prospectus Supplement.

   Enhancement in the form of reserve funds, subordination of other credit support similar to that described for the Certificates under "Description of Credit Support" may be provided with respect to the MBS. The type, characteristics and amount of such credit support, if any, will be a function of certain characteristics of the Mortgage Loans evidenced or secured by such MBS and other factors and generally will have been established for the MBS on the basis of requirements of either any Rating Agency that may have assigned a rating to the MBS or the initial purchasers of the MBS. In addition, MBS may consist of classes of MBS which are subordinate to other classes of MBS of the same series.

   The Prospectus Supplement for a series of Certificates evidencing interests in Mortgage Assets that included MBS will specify, to the extent available, (i) the aggregate approximate initial and outstanding principal amount and type of the MBS to be included in the Trust Fund, (ii) the original and remaining term to stated maturity of the MBS, if applicable,
(iii) the pass-through or bond rate of the MBS or formula for determining such rates, (iv) the applicable payment provisions for the MBS, (v) the MBS Issuer, MBS Servicer and MBS Trustee, as applicable, (vi) certain characteristics of the credit support, if any, such as subordination, reserve funds, insurance policies, letters of credit or guarantees relating to the related Underlying Mortgage Loans or directly to such MBS, (vii) the characteristics of any subordination to which such MBS may be subject; (viii) the terms on which the related Underlying Mortgage Loans for such MBS or the MBS may, or are required to, be purchased prior to their maturity, (ix) the terms on which Mortgage Loans may be substituted for those originally underlying the MBS, (x) the servicing fees payable under the MBS Agreement,
(xi) to the extent available to the Depositor, the type of information in respect of the Underlying Mortgage Loans described under "Description of the Trust Funds -- Mortgage Assets -- Mortgage Loan Information in Prospectus Supplements" and (xii) the characteristics of any cash flow agreements that are included as part of the trust fund evidenced or secured by the MBS.

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

COLLECTION ACCOUNTS

   Each Trust Fund will include one or more accounts (collectively, the "Collection Account") established and maintained on behalf of the Certificateholders into which the person or persons designated in the related Prospectus Supplement will deposit all payments and collections received or advanced with respect to the Mortgage Assets and other assets in the Trust Fund. A Collection Account may be maintained as an interest bearing or a non-interest bearing account, and funds held therein may be invested in certain short-term, investment grade obligations.

CREDIT SUPPORT

   If so provided in the related Prospectus Supplement, partial or full protection against certain defaults and losses on the Mortgage Assets in the related Trust Fund may be provided to one or more classes of Certificates in the related series in the form of subordination of one or more other classes of Certificates in such series or by one or more other types of credit support, such as a letter of credit, insurance policy for the Mortgage Loans, certificate guarantee insurance, guarantee, reserve fund or another type of credit support, or a combination thereof (any such coverage with respect to the Certificates of any series, "Credit Support"). The amount and types of coverage, the identification of the entity providing the coverage (if applicable) and related information with respect to each type of Credit Support, if any, will be described in the Prospectus Supplement for a series of Certificates. See "Special Considerations -- Credit Support Limitations" and "Description of Credit Support".

CASH FLOW AGREEMENTS

   The Trust Fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The Trust Fund may also include certain other agreements, such as interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements or similar agreements provided to reduce the effects of interest rate or currency exchange rate fluctuations on the Mortgage Assets on one or more classes of Certificates. The principal terms of any such guaranteed investment contract or other agreement (any such agreement, a "Cash Flow Agreement"), including, without limitation, provisions relating to the timing, manner and amount of payments thereunder and provisions relating to the termination thereof, will be described in the Prospectus Supplement for the related series. In addition, the related Prospectus Supplement will provide certain information with respect to the obligor under any such Cash Flow Agreement.

                               USE OF PROCEEDS

   The net proceeds to be received from the sale of the Certificates will be applied by the Depositor to the purchase of Trust Assets or will be used by the Depositor for general corporate purposes. The Depositor expects to sell the Certificates from time to time, but the timing and amount of offerings of Certificates will depend on a number of factors, including the volume of Mortgage Assets acquired by the Depositor, prevailing interest rates, availability of funds and general market conditions.

                             YIELD CONSIDERATIONS

GENERAL

   The yield on any Offered Certificate will depend on the price paid by the Certificateholder, the Pass-Through Rate of the Certificate, the receipt and timing of receipt of distributions on the Certificate and the weighted average life of the Mortgage Assets in the related Trust Fund. See "Special Considerations -- Average Life of Certificates; Prepayments; Yields".

PASS-THROUGH RATE

   Certificates of any class within a series may have fixed, variable or adjustable Pass-Through Rates, which may or may not be based upon the interest rates borne by the Mortgage Assets in the related Trust Fund. The Prospectus Supplement with respect to any series of Certificates will specify the Pass-Through Rate for each class of such Certificates or in the case of a variable or adjustable Pass-Through Rate, the method of determining the Pass-Through Rate; the effect, if any, of the prepayment of any Mortgage Asset on the Pass-Through Rate of one or more classes of Certificates; and whether the distributions of interest on the Certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement.

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

TIMING OF PAYMENT OF INTEREST AND PRINCIPAL

   Each payment of interest on the Certificates (or addition to the Certificate Balance of a class of Accrual Certificates) on a Distribution Date will include interest accrued during the Interest Accrual Period for such Distribution Date. If the Interest Accrual Period ends on a date other than a Distribution Date for the related series, the yield realized by the holders of such Certificates may be lower than the yield that would result in the Interest Accrual Period ended on such Distribution Date. In addition, interest accrued for an Interest Accrual period for one or more classes of Certificates may be calculated on the assumption that distributions of principal (and additions to the Certificate Balance of Accrual Certificates) and allocations of losses on the Mortgage Assets may be made on the first day of the Interest Accrual Period for a Distribution Date and not on such Distribution Date. Such method would produce a lower effective yield than if interest were calculated on the basis of the actual principal amount outstanding during an Interest Accrual Period. The Interest Accrual Period for any class of Offered Certificates will be described in the related Prospectus Supplement.

PRINCIPAL PREPAYMENTS

   The yield to maturity on the Certificates will be affected by the rate of principal payments on the Mortgage Assets (including principal prepayments on Mortgage Loans resulting from both voluntary prepayments by the mortgagors and involuntary liquidations). The rate at which principal prepayments occur on the Mortgage Loans will be affected by a variety of factors, including, without limitation, the terms of the Mortgage Loans, the level of prevailing interest rates, the availability of mortgage credit and economic, demographic, geographic, tax, legal and other factors. In general, however, if prevailing interest rates fall significantly below the Mortgage Rates on the Mortgage Loans comprising or underlying the Mortgage Assets in a particular Trust Fund, such Mortgage Loans are likely to be the subject of higher principal prepayments than if prevailing rates remain at or above the rates borne by such Mortgage Loans. In this regard, it should be noted that certain Mortgage Assets may consist of Mortgage Loans with different Mortgage Rates and the stated pass-through or pay-through interest rate of certain MBS may be a number of percentage points higher or lower than certain of the Underlying Mortgage Loans. The rate of principal payments on some or all of the classes of Certificates of a series will correspond to the rate of principal payments on the Mortgage Assets in the related Trust Fund and is likely to be affected by the existence of Lock-out Periods and Prepayment Premium provisions of the Mortgage Loans underlying or comprising such Mortgage Assets, and by the extent to which the servicer of any such Mortgage Loan is able to enforce such provisions. Mortgage Loans with a Lock-out Period or a Prepayment Premium provision, to the extent enforceable, generally would be expected to experience a lower rate of principal prepayments than otherwise identical Mortgage Loans without such provisions, with shorter Lock-out Periods or with lower Prepayment Premiums.

   If the purchaser of a Certificate offered at a discount calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is faster than that actually experienced on the Mortgage Assets, the actual yield to maturity will be lower than that so calculated. Conversely, if the purchaser of a Certificate offered at a premium calculates its anticipated yield to maturity based on an assumed rate of distributions or principal that is slower than that actually experienced on the Mortgage Assets, the actual yield to maturity will be lower than that so calculated. In either case, the effect of voluntary and involuntary prepayments of the Mortgage Assets on the yield on one or more classes of the Certificates of such series in the related Trust Fund may be mitigated or exacerbated by any provisions for sequential or selective distribution of principal to such classes.

   The timing of changes in the rate of principal payments on the Mortgage Assets may significantly affect an investor's actual yield to maturity, even if the average rate of distributions of principal is consistent with an investor's expectation. In general, the earlier a principal payment is received on the Mortgage Assets and distributed on a Certificate, the greater the effect on such investor's yield to maturity. The effect of an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during a given period may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

PREPAYMENTS -- MATURITY AND WEIGHTED AVERAGE LIFE

   The rates at which principal payments are received on the Mortgage Assets included in or comprising a Trust Fund and the rate at which payments are made from any Credit Support or Cash Flow Agreement for the related series of certificates may affect the ultimate maturity and the weighted average life of each class of such series. Prepayments on the Mortgage Loans comprising or underlying the Mortgage Assets in a particular Trust Fund will generally accelerate the rate at which principal is paid on some or all of the classes of the Certificates of the related series.

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

   Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of a class of Certificates of a series will be influenced by the rate at which principal on the Mortgage Loans comprising or underlying the Mortgage Assets is paid to such class, which may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes prepayments, in whole or in part, and liquidations due to default).

   In addition, the weighted average life of the Certificates may be affected by the varying maturities of the Mortgage Loans comprising or underlying the Mortgage Assets. If any Mortgage Loans comprising or underlying the Mortgage Assets in a particular Trust Fund have actual terms to maturity of less than those assumed in calculating final scheduled Distribution Dates for the classes of Certificates of the related series, one or more classes of such Certificates may be fully paid prior to their respective final scheduled Distribution Dates, even in the absence of prepayments. Accordingly, the prepayment experience of the Mortgage Assets will, to some extent, be a function of the mix of Mortgage Rates and maturities of the Mortgage Loans comprising or underlying such Mortgage Assets. See "Description of the Trust Funds".

   Prepayments on loans are also commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate ("CPR") prepayment model or the Standard Prepayment Assumption ("SPA") prepayment model, each as described below. CPR represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans for the life of such loans. SPA represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans. A prepayment assumption of 100% SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of such loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

   Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans, including the Mortgage Loans underlying or comprising the Mortgage Assets. Moreover, CPR and SPA were developed based upon historical prepayment experience for single-family loans. Thus, it is likely that prepayment of any Mortgage Loans comprising or underlying the Mortgage Assets for any series will not conform to any particular level of CPR or SPA.

   The Prospectus Supplement with respect to each series of Certificates will contain tables, if applicable, setting forth the projected weighted average life of each life of Offered Certificates of such series and the percentage of the Initial Certificate Balance of each such class that would be outstanding on specified Distribution Dates based on the assumptions stated in such Prospectus Supplement, including assumptions that prepayments on the Mortgage Loans comprising or underlying the related Mortgage Assets are made at rates corresponding to various prepayment rates. Such tables and assumptions are intended to illustrate the sensitivity of weighted average life of the Certificates to various prepayment rates and will not be intended to predict or to provide information that will enable investors to predict the actual weighted average life of the Certificates. It is unlikely that prepayment of any Mortgage Loans comprising or underlying the Mortgage Assets for any series will conform to any particular prepayment rate.

OTHER FACTORS AFFECTING WEIGHTED AVERAGE LIFE

 Type of Mortgage Loan

   A number of Mortgage Loans may have balloon payments due at maturity, and because the ability of a mortgagor to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property, there is a risk that a number of Mortgage Loans having balloon payments may default at maturity, or that the servicer may extend the maturity of such a Mortgage Loan in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the mortgagor or adverse conditions in the market where the property is located. In order to minimize losses on defaulted Mortgage Loans, the servicer may be given considerable flexibility to modify Mortgage Loans that are in default or as to which a default is reasonably foreseeable. Any defaulted balloon payment or modification that extends the maturity of a Mortgage Loan will tend to extend the weighted average life of the Certificates, thereby lengthening the period of time elapsed from the date of issuance of a Certificate until it is retired.

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

 Foreclosures and Payment Plans

   The number of foreclosures and the principal amount of the Mortgage Loans comprising or underlying the Mortgage Assets that are foreclosed in relation to the number of Mortgage Loans that are repaid in accordance with their terms will affect the weighted average life of the Mortgage Loans comprising or underlying the Mortgage Assets and that of the related series of Certificates. Servicing decisions made with respect to the Mortgage Loans, including the use of payment plans prior to a demand for acceleration and the restructuring of Mortgage Loans in bankruptcy proceeds, may also have an effect upon the payment patterns of particular Mortgage Loans and thus the weighted average life of the Certificates.

 Due-on-Sale and Due-on-Encumbrance Clauses

   Acceleration of mortgage payments as a result of certain transfers of or the creation of encumbrances upon underlying Mortgaged Property is another factor affecting prepayment rates. A number of the Mortgage Loans comprising or underlying the Mortgage Assets may include "due-on-sale" clauses or "due-on-encumbrance" clauses that allow the holder of the Mortgage Loans to demand payment in full of the remaining principal balance of the Mortgage Loans upon sale or certain other transfers of or the creation of encumbrances upon the related Mortgaged Property. With respect to any Whole Loans, the Master Servicer will, if required by the related Agreement, on behalf of the Trust Fund, employ its usual practices in determining whether to exercise any such right that the Trustee may have as mortgagee to accelerate payment of the Whole Loan. See "Certain Legal Aspects of Mortgage Loans -- Due-on-Sale and Due-on-Encumbrance" and "Description of the Agreements -- Due-on-Sale and Due-on-Encumbrance Provisions".

                                THE DEPOSITOR

   Asset Securitization Corporation, the Depositor, is a Delaware corporation organized on June 23, 1992 for the purpose of acquiring Mortgage Assets and selling interests therein or bonds secured thereby. It is a wholly owned subsidiary of Nomura Asset Capital Corporation, which is in turn a wholly-owned subsidiary of Nomura Holding America Inc., a United States-based holding company, incorporated in Delaware, which is wholly owned by The
Nomura Securities Co., Ltd., a Japanese corporation. The Nomura Securities Co., Ltd. is engaged in the domestic and international securities business. The Depositor maintains its principal office at Two World Financial Center
-- Building B, 21st Floor, New York, New York 10281-1198. Its telephone number is (212) 667-9300.

   The Depositor does not have, nor is it expected in the future to have, any significant assets.

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

                       DESCRIPTION OF THE CERTIFICATES

GENERAL

   The Certificates of each series (including any class of Certificates not offered hereby) will represent the entire beneficial ownership interest in the Trust Fund created pursuant to the related Agreement. Each series of Certificates will consist of one or more classes or subclasses of Certificates that may be senior (collectively, "Senior Certificates") or subordinate (collectively, "Subordinate Certificates") Certificates. Each series may consist of one or more of the types of Certificates described below.

   Types of Certificates classified by interest payments can include:


 CATEGORY OF CLASS                                                DEFINITION
-----------------------------------------  -------------------------------------------------------

Ascending Rate:                            Certificates that have predetermined Pass-Through Rates that change one or more times on dates determined before issuance.

Fixed Rate:                                Certificates with Pass-Through Rates that are fixed
                                           throughout the life of such Certificates.

Floating Rate:                             Certificates with Pass-Through Rates that are reset
                                           periodically based on an index and that vary directly with changes in the index.

Inverse Floating Rate:                     Certificates with Pass-Through Rates that are reset
                                           periodically based on an index and that vary inversely with changes in the index.

Stripped Interest:                         Certificates that receive some or all of the interest payments made on the underlying Mortgage Loans or other Trust Fund
                                           assets and little or no principal. Stripped Interest
                                           Certificates have either a nominal or a notional principal amount. A nominal principal amount represents actual
                                           principal that will be paid on the class. It is referred
                                           to as nominal since it is extremely small compared to other classes of Certificates. A notional principal amount is the amount used as a reference to calculate the amount of interest due on a Stripped Interest Certificate that is not entitled to any principal.

Stripped Principal:                        Certificates that do not receive any interest.

WAC (or Weighted Average Coupon):          Certificates whose Pass-Through Rate represents a blended
                                           interest rate that may change from period to period.

Accrual:                                   Certificates that accrete all or a portion of their interest, which is added to the outstanding principal balance. This
                                           accretion may continue until the class of Certificates begins receiving principal payments, until some other event has
                                           occurred or until the class is retired.

 Types of Certificates classified by allocation of principal distributions can include:

PAC (or Planned Amortization Class):       Certificates that are designed to receive principal payments using a predetermined schedule derived by assuming two
                                           constant prepayment rates for the underlying Mortgage Loans.
                                           A PAC schedule will reflect a "structuring range" both above and below the Prepayment Assumption for the related series.
                                           The PAC Certificates in any series may include two or more
                                           "types". The PAC Certificates within any typehave a single structuring range. The different types have different
                                           structuring ranges and/or different principal payment
                                           priorities.


CATEGORY OF CLASS                                                 DEFINITION
-----------------------------------------  -------------------------------------------------------
Scheduled:                                 Certificates that are designed to receive principal payments using a predetermined schedule, but that are not designated as PAC or TAC Certificates. Classes consisting of both PAC and TAC components are also designated as Scheduled Classes.

Sequential Pay:                            Certificates that receive principal payments in a prescribed sequence, that do not have predetermined schedules and that under all circumstances receive payments of principal
                                           continuously from the first Distribution Date on which they receive principal until they are retired. Sequential Pay
                                           Certificates may receive principal payments concurrently
                                           with one or more other classes of Sequential Pay Certificates.
                                           A single class of Certificates that receives principal
                                           payments before or after all other classes in the same series may be identified as a Sequential Pay Certificate.

Sticky Jump/Non-Sticky Jump:               Certificates whose principal payment priorities change
                                           temporarily or permanently upon the occurrence of one or
                                           more "trigger" events. A Sticky Jump Certificate "jumps"
                                           to its new priority on the first Distribution Date when the trigger condition is met and retains ("sticks" to) that
                                           priority until retired. If the principal payment change is not permanent, the Certificate is referred to as a Non-Sticky
                                           Jump.

Strip:                                     Certificates that receive a constant proportion, or "strip", of the principal payments on the underlying Mortgage Loans or other Trust Fund assets.

Support (or Companion):                    Certificates that receive principal payments on any Payment
                                           Date only if scheduled payments have been made on specified
                                           PAC, TAC and/or Scheduled Classes.

TAC (or Targeted Amortization Class):      Certificates that are designed to receive principal payments using a predetermined schedule derived by assuming a single constant prepayment rate for the underlying Mortgage Loans.
                                           The TAC Certificates in any series may include two or more
                                           "types". The different types have different principal payment priorities and/or have schedules that are derived from
                                           different assumed prepayment rates.

Index Allocation Class:                    Certificates whose principal payment allocations are based on the value of an index.

   The Prospectus Supplement for any series including classes similar to any of those described above will contain a complete description of their characteristics and risk factors, including, as applicable, (i) mortgage principal prepayment effects on the weighted average lives of classes; (ii) the risk that Stripped Interest Certificates purchased at a premium may not return their purchase prices under rapid prepayment scenarios and (iii) the degree to which an investor's yield is sensitive to principal prepayment. Any class of Certificates may be divided into two or more subclasses of Certificates.

   Each class of Offered Certificates of a series will be issued in minimum denominations corresponding to Certificate Balances or, in case of Stripped Interest Certificates, notional amounts specified in the related Prospectus Supplement. The transfer of any Offered Certificates may be registered and such Certificates may be exchanged without the payment of any service charge payable in connection with such registration of transfer or exchange, but the Depositor or the Trustee or any agent thereof may require payment of a sum sufficient to cover any tax or other governmental charge. One or more classes of Certificates of a series may be issued in definitive form ("Definitive Certificates") or in book-entry form ("Book-Entry Certificates"), as provided in the related Prospectus Supplement. See "Special Considerations
-- Book-Entry Registration" and "Description of the Certificates -- Book-Entry Registration and Definitive Certificates". Definitive Certificates will be exchangeable for other Certificates of the same class and series of a like aggregate Certificate Balance or notional amount but of different authorized denominations. See "Special Considerations -- Limited Liquidity" and "
-- Limited Assets".

DISTRIBUTIONS

   Distributions allocable to principal and interest on the Certificates of each series will be made by or on behalf of the Trustee on each Distribution Date as specified in the related Prospectus Supplement from the Available Funds for such series on such Distribution Date. Distributions (other than the final distribution) will be made to the persons in whose names the Certificates are registered (the "Record Date"), and the amount of each distribution will be determined (the "Determination Date") as of the close of business on the date specified in the related Prospectus Supplement. All distributions with respect to each class of Certificates on each Distribution Date will be allocated pro rata among the outstanding Certificates in such class. Payments will be made either by wire transfer in immediately available funds to the account of a Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder has so notified the Trustee or its designee no later than the date specified in the related Prospectus Supplement (and, if so provided in the related Prospectus Supplement, holds Certificates in the requisite amount specified therein), or by check mailed to the address of the person entitled thereto as it appears on the Certificate Register; provided, however, that the final distribution in retirement of the Certificates (whether Definitive Certificates or Book-Entry Certificates) will be made only upon presentation and surrender of the Certificates at the office or agency of the Trustee or its agent specified in the notice to Certificateholders of such final distribution.

AVAILABLE FUNDS

   All distributions on the Certificates of each series on each Distribution Date will be made from the Available Funds described below, in accordance with the terms described in the related Prospectus Supplement. "Available Funds" for each Distribution Date will generally equal the sum of the following amounts:

     (i) the total amount of all cash on deposit in the related Collection Account as of the corresponding Determination Date, exclusive of:

        (a) all scheduled payments of principal and interest collected but due on a date subsequent to the related Collection Period (a "Collection Period" with respect to any Distribution Date will usually commence on the second day of the month in which the immediately preceding Distribution Date occurs, or the day after Cut-off Date in the case of the first Collection Period, and will end on the first day of the month of the related Distribution Date).

        (b) all prepayments, together with related payments of the interest thereon, Liquidation Proceeds, Insurance Proceeds, and other unscheduled recoveries received subsequent to the related Prepayment Period, as defined in the related Prospectus Supplement, and

        (c) all amounts in the Collection Account that are due or reimbursable to the Depositor, the Trustee, a Mortgage Asset Seller, a Sub-Servicer or the Master Servicer or that are payable in respect of certain expenses of the related Trust Fund;

     (ii) if the related Prospectus Supplement so provides, interest or investment income on amounts on deposit in the Collection Account, including any net amounts paid under any Cash Flow Agreements;

     (iii) all advances made by a Master Servicer with respect to such Distribution Date;

     (iv) if and to the extent the related Prospectus Supplement so provides, amounts paid by a Master Servicer with respect to interest shortfalls resulting from voluntary and involuntary prepayments during the related Prepayment Period; and

     (v) to the extent not on deposit in the related Collection Account as of the corresponding Determination Date, any amounts collected under, from or in respect of any Credit Support with respect to such Distribution Date.

   As described below, the entire Available Distribution Amount will be distributed among the related Certificates (including any Certificates not offered hereby) on each Distribution Date, and accordingly will be released from the Trust Fund and will not be available for any future distributions.

DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES

   Each class of Certificates (other than classes of Stripped Principal Certificates that have no Pass-Through Rate) may have a different
Pass-Through Rate, which may be a fixed, variable or adjustable Pass-Through Rate. The related

Prospectus Supplement will specify the Pass-Through Rate for each class or, in the case of a variable or adjustable Pass-Through Rate, the method for determining the Pass-Through Rate. Interest on the Certificates will typically be calculated on the basis of a 360-day year consisting of twelve 30-day months.

   Distributions of interest in respect of the Certificates of any class will be made on each Distribution Date (other than any class of Accrual Certificates, which will be entitled to distributions of accrued interest commencing only on the Distribution Date, or under the circumstances, specified in the related Prospectus Supplement, and any class of Stripped Principal Certificates that are not entitled to any distributions of interest) based on the Accrued Certificate Interest for such class and such Distribution Date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to such class on such Distribution Date. Prior to the time interest is distributable on any class of Accrual Certificates, Accrued Certificate Interest on such class will be added to the Certificate Balance thereof on each Distribution Date. With respect to each class of Certificates and each Distribution Date (other than certain classes of Stripped Interest Certificates), "Accrued Certificate Interest" will be equal to interest accrued during the related Interest Accrual Period on the outstanding Certificate Balance thereof immediately prior to the Distribution Date, at the applicable Pass-Through Rate, reduced to reflect prepayment interest shortfalls as described below (for this purpose, the term "prepayment" includes prepayments, in whole or in part, and liquidations due to default). Accrued Certificate Interest on Stripped Interest Certificates will be equal to interest accrued on the outstanding notional amount thereof immediately prior to each Distribution Date, at the applicable Pass-Through Rate, reduced as described below. The method of determining the notional amount for any class of Stripped Interest Certificates will be described in the related Prospectus Supplement. Reference to notional amount is solely for convenience in certain calculations and does not represent the right to receive any distributions of principal. The Accrued Certificate Interest on each class of Certificates will be reduced in the event of prepayment interest shortfalls, which are shortfalls in collections of interest for a full accrual period resulting from prepayments prior to the due date in such accrual period on the Mortgage Loans comprising or underlying the Mortgage Assets in the Trust Fund for the related series, with such shortfall allocated among all of the classes of Certificates of that series in the manner specified in the related Prospectus Supplement. See "Special Considerations -- Average Life of Certificates; Prepayments; Yields" and "Yield Considerations".

DISTRIBUTIONS OF PRINCIPAL OF THE CERTIFICATES

   The Certificates of each series, other than certain classes of Stripped Interest Certificates, will have a "Certificate Balance" which, at any time, will equal the then maximum amount that the holder will be entitled to receive in respect of principal out of the future cash flow on the Mortgage Assets and other assets included in the related Trust Fund. The outstanding Certificate Balance of a Certificate will be reduced to the extent of distributions of principal thereon from time to time, and by the amount of losses allocated to such Certificate incurred in respect of the related Mortgage Assets, may be increased in respect of deferred interest on the related Mortgage Loans to the extent provided in the related Prospectus Supplement and, in the case of Accrual Certificates prior to the Distribution Date on which distributions of interest are required to commence, will be increased by any Accrued Certificate Interest. The initial aggregate Certificate Balance of all classes of Certificates of a series will not be greater than the outstanding aggregate principal balance of the related Mortgage Assets as of the applicable Cut-off Date. The initial aggregate Certificate Balance of a series and each class thereof will be specified in the related Prospectus Supplement. Distributions of principal will be made on each Distribution Date to the class or classes of Certificates entitled thereto in accordance with the provisions described in such Prospectus Supplement until the Certificate Balance of such class has been reduced to zero. Stripped Interest Certificates with no Certificate Balance are not entitled to any distributions of principal.

DISTRIBUTIONS ON THE CERTIFICATES OF PREPAYMENT PREMIUMS OR IN RESPECT OF EQUITY PARTICIPATIONS

   Prepayment Premiums or payments in respect of Equity Participations that are collected on the Mortgage Assets in the related Trust Fund will be distributed on each Distribution Date to the class or classes of Certificates entitled thereto in accordance with the provisions described in the related Prospectus Supplement.

ALLOCATION OF LOSSES AND SHORTFALLS

   With respect to a series of Certificates consisting of one or more classes of Subordinate Certificates, on any Distribution Date in respect of which losses or shortfalls in collections on the Mortgage Assets have been incurred, the amount of such losses or shortfalls will be borne first by a class of Subordinate Certificates in the priority and manner and subject to the limitations specified in the related Prospectus Supplement. See "Description of Credit Support" for a description of the types of protection that may be included in a Trust Fund against losses and shortfalls on Mortgage Assets comprising such Trust Fund.

ADVANCES IN RESPECT OF DELINQUENCIES

   With respect to any series of Certificates evidencing an interest in a Trust Fund consisting of Mortgage Assets other than MBS, the Master Servicer, if required by the related Agreement, will be required as part of its servicing responsibilities to advance on or before each Distribution Date its own funds or funds held in the Collection Account that are not included in the Available Funds for such Distribution Date, in an amount equal to the aggregate of payments of principal (other than any balloon payments) and interest (net of related servicing fees and Retained Interest) that were due on the Whole Loans in such Trust Fund during the related Collection Period and were delinquent on the related Determination Date, subject to the Master Servicer's good faith determination that such advances will be reimbursable from (a) Related Proceeds (as defined below) or (b) in the case of a series of Certificates that includes one or more classes of Subordinate Certificates and if so provided in the related Prospectus Supplement, the greater of (x) the outstanding Certificate Balance of such Subordinate Certificates and (y) Related Proceeds. See "Description of Credit Support".

   Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of Certificates entitled thereto, rather than to guarantee or insure against losses. Advances of the Master Servicer's funds will typically be reimbursable only out of related recoveries on the Mortgage Loans (including amounts received under any form of Credit Support) respecting which such advances were made (as to any Mortgage Loan, "Related Proceeds"); provided, however, that any such advance will be reimbursable from any amounts in the Collection Account to the extent that the Master Servicer shall determine that such advance (a "Nonrecoverable Advance") is not ultimately recoverable from Related Proceeds. If advances have been made by the Master Servicer from excess funds in the Collection Account, the Master Servicer is required to replace such funds in the Collection Account on any future Distribution Date to the extent that funds in the Collection Account on such Distribution Date are less than payments required to be made to Certificateholders on such date. The obligations of the Master Servicer to make advances may be secured by a cash advance reserve fund or a surety bond. Information regarding the characteristics of, and the identity of any obligor on, any such surety bond, will be set forth in the related Prospectus Supplement.

   The Master Servicer will be entitled to receive interest at the rate specified in the related Prospectus Supplement on its outstanding advances and will be entitled to pay itself such interest periodically from general collections on the Mortgage Loans prior to any payment to Certificateholders or as otherwise provided in the related Agreement and described in such Prospectus Supplement.

   The Prospectus Supplement for any series of Certificates evidencing an interest in a Trust fund that includes MBS will describe any corresponding advancing obligation of any person in connection with such MBS.

REPORTS TO CERTIFICATEHOLDERS

   With each distribution to holders of any class of Certificates of a series, a Master Servicer or the Trustee, as provided in the related Prospectus Supplement, will forward or cause to be forwarded to each such holder, to the Depositor and to such other parties as may be specified in the related Agreement, a statement setting forth, in each case to the extent applicable and available:

     (i) the amount of such distribution to holders of Certificates of such class applied to reduce the Certificate Balance thereof;

     (ii) the amount of such distribution to holders of Certificates of such class allocable to Accrued Certificate Interest;

     (iii) the amount of such distribution allocable to (a) Prepayment Premiums and (b) payments on account of Equity Participations;

     (iv) the amount of related servicing compensation received by a Master Servicer, any Special Servicer and any Sub-Servicer and such other customary information as any such Master Servicer or the Trustee deems necessary or desirable, or that a Certificateholder reasonably requests, to enable Certificateholders to prepare their tax returns;

     (v) the aggregate amount of advances included in such distribution, and the aggregate amount of unreimbursed advances at the close of business on such Distribution Date;

     (vi) the aggregate principal balance of the Mortgage Assets at the close of business on such Distribution Date;

     (vii) the number and aggregate principal balance of Mortgage Loans in respect of which (a) one scheduled payment is delinquent, (b) two scheduled payments are delinquent, (c) three or more scheduled payments are delinquent and (d) foreclosure proceedings have been commenced;

     (viii) with respect to each Mortgage Loan that is delinquent two or more months, (a) the loan number thereof, (b) the unpaid balance thereof, (c) whether the delinquency is in respect of any balloon payment, (d) the aggregate amount of unreimbursed servicing expenses and unreimbursed advances in respect thereof, (e) the aggregate amount of any interest accrued and payable on related servicing expenses and related advances assuming such Mortgage Loan is subsequently liquidated through foreclosure, (f) whether a notice of acceleration has been sent to the mortgagor and, if so, the date of such notice, (g) whether foreclosure proceedings have been commenced and, if so, the date so commenced and (h) if such Mortgage Loan is more than three months delinquent and foreclosure has not been commenced, the reason therefor;

     (ix) with respect to any Whole Loan liquidated during the related Collection Period or Prepayment Period, as applicable (other than by payment in full), (a) the loan number thereof, (b) the manner in which it was liquidated, (c) the aggregate amount of liquidation proceeds received,
    (d) the portion of such liquidation proceeds payable or reimbursable to the Master Servicer in respect of such Mortgage Loan and (e) the amount of any loss to Certificateholders;

     (x) with respect to each REO Property relating to a Whole Loan and included in the Trust Fund as of the end of the related Collection Period or Prepayment Period, as applicable, (a) the loan number of the related Mortgage Loan, (b) the date of acquisition, (c) the book value, (d) the principal balance of the related Mortgage Loan immediately following such Distribution Date (calculated as if such Mortgage Loan were still outstanding taking into account certain limited modifications to the terms thereof specified in the Agreement), (e) the aggregate amount of unreimbursed servicing expenses and unreimbursed advances in respect thereof and (f) if applicable, the aggregate amount of interest accrued and payable on related servicing expenses and related advances;

     (xi) with respect to any such REO Property sold during the related Due Period or Prepayment Period, as applicable, (a) the loan number of the related Mortgage Loan, (b) the aggregate amount of sale proceeds, (c) the portion of such sales proceeds payable or reimbursable to the Master Servicer or a Special Servicer in respect of such REO Property or the related Mortgage Loan and (d) the amount of any loss to Certificateholders in respect of the related Mortgage Loan;

     (xii) the aggregate Certificate Balance or notional amount, as the case may be, of each class of Certificates (including any class of Certificates not offered hereby) at the close of business on such Distribution Date, separately identifying any reduction in such Certificate Balance due to the allocation of any loss and increase in the Certificate Balance of a class of Accrual Certificates in the event that Accrued Certificate Interest has been added to such balance;

     (xiii) the aggregate amount of principal prepayments made during the related Prepayment Period;

     (xiv) the amount deposited in the reserve fund, if any, on such Distribution Date;

     (xv) the amount remaining in the reserve fund, if any, as of the close of business on such Distribution Date;

     (xvi) the aggregate unpaid Accrued Certificate Interest, if any, on each class of Certificates at the close of business on such Distribution Date;

     (xvii) in the case of Certificates with a variable Pass-Through Rate, the Pass-Through Rate applicable to such Distribution Date, as calculated in accordance with the method specified in the related Prospectus Supplement;

     (xviii) in the case of Certificates with an adjustable Pass-Through Rate, for statements to be distributed in any month in which an adjustment date occurs, the adjustable Pass-Through Rate applicable to the next succeeding Distribution Date as calculated in accordance with the method specified in the related Prospectus Supplement;

     (xix) as to any series which incudes Credit Support, the amount of coverage of each instrument of Credit Support included therein as of the close of business on such Distribution Date; and

     (xx) the aggregate amount of payments by the mortgagors of (a) default interest, (b) late charges and (c) assumption and modification fees collected during the related Collection Period or Prepayment Period, as applicable.

   In the case of information furnished pursuant to subclauses (i)-(iv) above, the amounts shall be expressed as a dollar amount per minimum denomination of Certificates or for such other specified portion thereof. The Prospectus Supplement for each series of Offered Certificates will describe any additional information to be included in reports to the holders of such Certificates.

   Within a reasonable period of time after the end of each calendar year, the Master Servicer, if any, or the Trustee, as provided in the related Prospectus Supplement, shall furnish to each person who at any time during the calendar year was a holder of a Certificate a statement containing the information set forth in subclauses (i)-(iv) above, aggregated for such calendar year or the applicable portion thereof during which such person was a Certificateholder. Such obligation of the Master Servicer or the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Master Servicer or the Trustee pursuant to any requirements of the Code as are from time to time in force. See "Description of the Certificates -- Book-Entry Registration and Definitive Certificates".

TERMINATION

   The obligations created by the Agreement for each series of Certificates will terminate upon the payment to Certificateholders of that series of all amounts held in the Collection Account or by the Master Servicer, if any, or the Trustee and required to be paid to them pursuant to such Agreement following the earlier of (i) the final payment or other liquidation of the last Mortgage Asset subject thereto or the disposition of all property acquired upon foreclosure of any Mortgage Loan subject thereto and (ii) the purchase of all of the assets of the Trust Fund by the party entitled to effect such termination. In no event, however, will the trust created by the Agreement continue beyond the date specified in the related Prospectus Supplement. Written notice of termination of the Agreement will be given to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at an office or agency appointed by the Trustee, which will be specified in the notice of termination.

   If so specified in the related Prospectus Supplement, a series of Certificates may be subject to optional early termination through the repurchase of the assets in the related Trust Fund by the party specified therein. If so provided in the related Prospectus Supplement, upon the reduction of the Certificate Balance of a specified class or classes of Certificates by a specified percentage or amount, the party specified therein will solicit bids for the purchase of all assets of the Trust Fund under the circumstances and in the manner set forth therein.

BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

   If so provided in the Prospectus Supplement for a series of Certificates, the Offered Certificates of one or more classes of such series will be issued as Book-Entry Certificates, and each such class will be represented by one or more single Certificates registered in the name of the depository, The Depository Trust Company ("DTC").

   DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the UCC and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations ("Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates. Participants include Nomura Securities International, Inc., securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

   Holders of Certificates that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Offered Certificates may do so only through Participants and Indirect Participants. In addition, such Certificateholders will receive all distributions of principal of and interest on the Offered Certificates from the Trustee or the applicable paying agent through DTC and its Participants. Under a book-entry format, Certificateholders will receive payments after the related Distribution Date because, while payments are required to be forwarded to Cede & Co. ("Cede"), as nominee for DTC, on each such date, DTC will forward such payments to its Participants which thereafter will be required to forward them to Indirect Participants or Certificateholders. The only "Certificateholder" (as such term is used in the Agreement) will be Cede, as nominee of DTC, and the Certificateholders will not be recognized by the Trustee as Certificateholders under the Agreement. Certificateholders will be permitted to exercise the rights of Certificateholders under the related Agreement only indirectly through DTC and its Participants who in turn will exercise their rights through DTC.

   Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Certificates and is required to receive and transmit distributions of principal and interest on the Certificates. Participants and Indirect Participants with which Certificateholders have accounts with respect to the Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificateholders.

   Because DTC can act only on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Certificateholder to pledge Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such Certificates, may be limited due to the lack of a physical certificate for such Certificates.

   DTC has advised the Depositor that it will take any action permitted to be taken by a Certificateholder under an Agreement only at the direction of one or more Participants to whose account with DTC the Certificates are credited.

   Certificates initially issued in book-entry form will be issued in fully registered, certificated form to Certificateholders or their nominees ("Definitive Certificates"), rather than to DTC or its nominee only if (i) the Depositor advises the Trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to the Certificates and the Depositor is unable to locate a qualified successor or (ii) the Depositor, at its option, elects to terminate the book-entry system through DTC.

   Upon the occurrence of any of the events described in the immediately preceding paragraph, DTC is required to notify all Participants of the availability through DTC of Definitive Certificates for the Certificates. Under surrender by DTC of the certificate or certificates representing such Certificates and instructions for reregistration, the Trustee will issue such Certificates in the form of Definitive Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates as Certificateholders under the Agreement. In the event that Definitive Certificates are issued or DTC ceases to be the clearing agency for the Certificates, the Agreement will provide that the applicable Certificateholders will be notified of such event.

                        DESCRIPTION OF THE AGREEMENTS

   The Certificates of each series evidencing interests in a Trust Fund consisting of Mortgage Loans will be issued pursuant to a Pooling and Servicing Agreement among the Depositor, a Master Servicer, any Special Servicer appointed as of the date of the Pooling and Servicing Agreement and the Trustee. The Certificates of each series evidencing interests in a Trust Fund consisting exclusively of MBS will be issued pursuant to a Trust Agreement between the Depositor and a Trustee. Any Master Servicer, any such Special Servicer and the Trustee with respect to any series of Certificates will be named in the related Prospectus Supplement. The provisions of each Agreement will vary depending upon the nature of the Certificates to be issued thereunder and the nature of the related Trust Fund. A form of a Pooling and Servicing Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. The following summaries describe certain provisions that may appear in each Agreement. The Prospectus Supplement for a series of Certificates will describe any provision of the Agreement relating to such series that materially differs from the description thereof contained in this Prospectus. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreement for each Trust Fund and the related Prospectus Supplement. As used herein with respect to any series, the term "Certificate" refers to all of the Certificates of that series, whether or not offered hereby and by the related Prospectus Supplement, unless the context otherwise requires. The Depositor will provide a copy of the Agreement (without exhibits) relating to any series of Certificates without charge upon written request of a holder of a Certificate of such series addressed to Asset Securitization Corporation, Two World Financial Center -- Building B, 21st Floor, New York, New York 10281-1198.
Attention: Secretary.

ASSIGNMENT OF MORTGAGE ASSETS; REPURCHASES

   At the time of issuance of any series of Certificates, the Depositor will cause the Mortgage Assets included in the related Trust Fund to be assigned to the Trustee, together with all principal and interest received by or on behalf of the Depositor on or with respect to such Mortgage Assets after the Cut-off Date, other than principal and interest due on or before the Cut-off Date and other than any Retained Interest. The Trustee will, concurrently with such assignment, deliver the Certificates to the Depositor in exchange for the Mortgage Assets and the other assets comprising the Trust Fund for such series. Each Mortgage Asset will be identified in a schedule appearing as an exhibit to the related Agreement. Such schedule will include detailed information in respect of each Mortgage Loan included in the related Trust Fund such as the address of the related Mortgaged Property and type of such property, the Mortgage Rate and, if applicable, the applicable index, margin, adjustment date and any rate cap information, the original and remaining term to maturity, the original and outstanding principal balance and balloon payment, if any, the Value, Loan-to-Value Ratio and Debt Service Coverage Ratio as of the date indicated and payment and prepayment provisions, if applicable and in respect of each MBS included in the related Trust Fund, including without limitation, the MBS Issuer, MBS Servicer and MBS Trustee, the pass-through or bond rate or formula for determining such rates, the issue date and original and remaining term to maturity, if applicable, the original and outstanding principal amount and payment provisions, if applicable.

   With respect to each Whole Loan, the Depositor will deliver or cause to be delivered to the Trustee (or to the custodian hereinafter referred to) certain loan documents, including the Mortgage Note endorsed, without recourse, to the order of the Trustee, the Mortgage with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office, in which case the Depositor will deliver or cause to be delivered a copy of such Mortgage together with its certificate that the original of such Mortgage was delivered to such recording office) and an assignment of the Mortgage to the Trustee in recordable form. The Depositor will promptly cause the assignment of each related Whole Loan to be recorded in the appropriate public office for real property records, except in the State of California or in other states where, in the opinion of counsel acceptable to the Trustee, such recording is not required to protect the Trustee's interest in the Whole Loan against the claim of any subsequent transferee or any successor to or creditor of the Depositor, the Master Servicer, the relevant Mortgage Asset Seller or any other prior holder of the Whole Loan.

   The Trustee (or the custodian) will review such Whole Loan documents within a specified period of days after receipt thereof, and the Trustee (or the custodian) will hold such documents in trust for the benefit of the Certificateholders. If any such document is found to be missing or defective in any material respect, the Trustee (or such custodian) shall take such action as required in the Agreement, which may include immediately notifying the Master Servicer and the Depositor. If the Mortgage Asset Seller, upon notification, cannot cure the omission or defect within a specified number of days after receipt of such notice, the Mortgage Asset Seller will be obligated, within a specified number of days of receipt of such notice, to repurchase the related Whole Loan from the Trustee at the Purchase Price or substitute for such Mortgage Loan. There can be no assurance that a Mortgage Asset Seller will fulfill this repurchase or substitution obligation. Although the

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Master Servicer is obligated to use its best efforts to enforce such obligation to the extent of its obligations with respect to a Warranting Party as described under "-- Representations and Warranties; Repurchases", neither the Master Servicer nor the Depositor will be obligated to repurchase or substitute for such Mortgage Loan if the Mortgage Asset Seller defaults on its obligation. This repurchase or substitution obligation may constitute the sole remedy available to the Certificateholders or the Trustee for omission of, or a material defect in, a constituent document.

   With respect to each MBS, the Depositor will deliver or cause to be delivered to the Trustee (or the custodian) the original certificate or other definitive evidence of the MBS, together with bond power or other instruments, certifications or documents required to transfer fully the MBS to the Trustee for the benefit of the Certificateholders in accordance with the related MBS Agreement. The Depositor will promptly cause the Trustee to be registered, with the applicable persons, as the holder of the MBS.

REPRESENTATIONS AND WARRANTIES; REPURCHASES

   The Depositor may make or assign certain representations and warranties pursuant to the related Agreement with respect to each Whole Loan constituting a Mortgage Asset in the related Trust Fund, as of a specified date (the person making such representations and warranties, the "Warranting Party") covering, by way of example, the following types of matters: (i) the accuracy of the information set forth for such Whole Loan on the schedule of Mortgage Assets appearing as an exhibit to the Agreement; (ii) the existence of title insurance insuring the lien priority of the Whole Loan; (iii) the authority of the Mortgage Asset Seller to sell the Whole Loan; (iv) the payment status of the Whole Loan and the status of payments of taxes, assessments and other charges affecting the related Mortgaged Property; (v) the existence of customary provisions in the related Mortgage Note and Mortgage to permit realization against the Mortgaged Property of the benefit of the security of the Mortgage; and (vi) the existence of hazard and extended perils insurance coverage on the Mortgaged Property.

   Any Warranting Party shall be a Mortgage Asset Seller or an affiliate thereof or such other person acceptable to the Depositor and shall be identified in the related Prospectus Supplement.

   Representations and warranties made in respect of a Whole Loan may have been made as of a date prior to the applicable Cut-off Date. A substantial period of time may have elapsed between such date and the date of initial issuance of the related series of Certificates evidencing an interest in such Whole Loan. In the event of a breach of any such representation or warranty, the Warranting Party may be obligated pursuant to the related Agreement to cure such breach or repurchase or replace the affected Whole Loan as described below. Since the representations and warranties may not address events that may occur following the date as of which they were made, the Warranting Party will have a cure, repurchase or substitution obligation in connection with a breach of such a representation and warranty only if the relevant event that causes such breach occurs prior to such date. Such party would have no such obligations if the relevant event that causes such breach occurs after such date. However, the Depositor will not include any Whole Loan in the Trust Fund for any series of Certificates if anything has come to the Depositor's attention that would cause it to believe that the representations and warranties made in respect of such Whole Loan will not be accurate and complete in all material respects as of the date of initial issuance of the related series of Certificates.

   Each Agreement will provide that the Master Servicer and/or Trustee will be required to notify promptly the relevant Warranting Party of any breach of any representation or warranty made by or on behalf of it in respect of a Whole Loan that materially and adversely affects the value of such Mortgage Loan or the interests therein of the Certificateholders. If such Warranting Party cannot cure such breach within a specified period following the date on which such party was notified of such breach, then such Warranting Party will be obligated to repurchase such Mortgage Loan from the Trustee within a specified period from the date on which the Warranting Party was notified of such breach, at the Purchase Price therefor. As to any Whole Loan, the "Purchase Price" will typically equal to the sum of the unpaid principal balance thereof plus unpaid accrued interest thereon at the Mortgage Rate from the date as to which interest was last paid to the end of the accrual period in which the relevant purchase is to occur. If so provided in the Prospectus Supplement for a series, a Warranting Party, rather than repurchase a Mortgage Loan as to which a breach has occurred, will have the option, within a specified period after initial issuance of such series of Certificates, to cause the removal of such Mortgage Loan from the Trust Fund and substitute in its place one or more other Whole Loans, in accordance with the standards described in the related Prospectus Supplement. The Master Servicer will be required under the applicable Agreement to use its best efforts to enforce such obligations of the Warranting Party for the benefit of the Trustee and the holders of the Certificates, following the practices it would employ in its good faith business judgment were it the owner of such Whole Loan. This repurchase or substitution obligation will constitute the sole remedy available to holders of Certificates or the Trustee for a breach of representation by a Warranting Party.

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

   Neither the Depositor (except to the extent that it is the Warranting Party) nor the Master Servicer will be obligated to purchase or substitute for a Whole Loan if a Warranting Party defaults on its obligation to do so, and no assurance can be given that Warranting Parties will carry out such obligations with respect to Whole Loans.

   With respect to a Trust Fund that includes MBS, the related Prospectus Supplement will describe any representations or warranties made or assigned by the Depositor with respect to such MBS, the person making them and the remedies for breach thereof.

   A Master Servicer will make certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the related Agreement. Upon a breach of any such representation of the Master Servicer which materially and adversely affects the interests of the Certificateholders, the Master Servicer will be obligated to cure the breach in all material respects.

PAYMENTS ON MORTGAGE ASSETS; DEPOSITS TO COLLECTION ACCOUNT

   The Master Servicer, if any, and/or the Trustee will, as to each Trust Fund, establish and maintain or cause to be established and maintained one or more Collection Accounts for the collection of payments on the related Mortgage Assets, which must be either (i) maintained with a bank or trust company, and in a manner, satisfactory to the Rating Agency or Agencies rating any class of Certificates of such series or (ii) an account or accounts the deposits in which are insured by the Bank Insurance Fund ("BIF") or the Savings Association Insurance Fund ("SAIF") of the Federal Deposit Insurance Corporation ("FDIC") (to the limits established by the FDIC) and the uninsured deposits in which are otherwise secured such that the Certificateholders have a claim with respect to the funds in the Collection Account or a certified first priority security interest against any collateral securing such funds that is superior to the claims of any other depositors or general creditors of the institution with which the Collection Account is maintained. The collateral eligible to secure amounts in the Collection Account is limited to United States government securities and other investment grade investments specified in the Agreement ("Permitted Investments"). A Collection Account may be maintained as an interest bearing or a non-interest bearing account and the funds held therein may be invested pending each succeeding Distribution Date in Permitted Investments. Any interest or other income earned on funds in the Collection Account will generally be paid to a Master Servicer or its designee as additional servicing compensation. The Collection Account may be maintained with an institution that is an affiliate of the Master Servicer, if applicable, provided that such institution meets the standards set forth above. If permitted by the Rating Agency or Agencies and so specified in the related Prospectus Supplement, a Collection Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds respecting payments on mortgage loans belonging to the Master Servicer or serviced or master serviced by it on behalf of others.

   A Master Servicer or the Trustee will deposit or cause to be deposited in the Collection Account for each Trust Fund on a daily basis, unless otherwise provided in the Agreement and described in the related Prospectus Supplement, the following payments and collections received, or advances made, by the Master Servicer or the Trustee or on its behalf subsequent to the Cut-off Date (other than payments due on or before the Cut-off Date, and exclusive of any amounts representing a Retained Interest):

     (i) all payments on account of principal, including principal prepayments, and on account of modification or assumption fees, on the Mortgage Assets;

     (ii) all payments on account of interest on the Mortgage Assets, including any late charges or default interest collected, and to the extent that any class or classes of Certificates is entitled thereto, all payments on account of Prepayment Premiums or Equity Participations, in each case net of any portion thereof retained by a Master Servicer or a Sub-Servicer as its servicing compensation and net of any Retained Interest;

     (iii) all proceeds of the hazard insurance policies (to the extent such proceeds are not applied to the restoration of the property or released to the mortgagor in accordance with the normal servicing procedures of a Master Servicer or the related Sub-Servicer, subject to the terms and conditions of the related Mortgage and Mortgage Note) (collectively, "Insurance Proceeds") and all other amounts received and retained in connection with a taking of a Mortgaged Property by exercise of a power of eminent domain or condemnation or the liquidation of defaulted Mortgage Loans, by foreclosure or otherwise ("Liquidation Proceeds"), together with the net proceeds on a monthly basis with respect to any Mortgaged Properties acquired for the benefit of Certificateholders by foreclosure or by deed in lieu of foreclosure or otherwise;

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

     (iv) any amounts paid under any instrument or drawn from any fund that constitutes Credit Support for the related series of Certificates as described under "Description of Credit Support";

     (v) any advances made as described under "Description of the Certificates -- Advances in Respect of Delinquencies";

     (vi) any amounts paid under any Cash Flow Agreement, as described under "Description of the Trust Funds -- Cash Flow Agreements";

     (vii) all proceeds of any Mortgage Loan or property in respect thereof purchased by the Master Servicer, the Depositor, any Sub-Servicer or any Mortgage Asset Seller as described under "Description of the Agreements -- Assignment of Mortgage Assets; Repurchases" -- and "-- Representations and Warranties; Repurchases", exclusive of the Retained Interest, if any, in respect of such Mortgage Loan, and all proceeds of any Mortgage Asset purchased as described under "Description of the Certificates
    -- Termination";

     (viii) all payments required to be deposited in the Collection Account with respect to any deductible clause in any blanket insurance policy described under "-- Hazard Insurance Policies"; and

     (ix) any amount required to be deposited by a Master Servicer or the Trustee in connection with losses realized on investments for the benefit of the Master Servicer or the Trustee, as the case may be, of funds held in the Collection Account.

   The Agreement for a series of Certificates may provide that a special trust account (the "REO Account") will be established and maintained in order to be used in connection with REO Properties and, if specified in the related Prospectus Supplement, certain other Mortgaged Properties. To the extent set forth in the Agreement, certain withdrawals from the REO Account will be made to, among other things, (i) make remittances to the Collection Account as required by the Agreement, (ii) pay taxes, assessments, insurance premiums, other amounts necessary for the proper operation, management and maintenance of the REO Properties and such Mortgaged Properties and certain third-party expenses in accordance with the Agreement and (iii) provide for the reimbursement of certain expenses in respect of the REO Properties and such Mortgaged Properties.

   The amount at any time credited to the REO Account will be fully insured to the maximum coverage possible or will be invested in Permitted Investments that mature, or are subject to withdrawal or redemption, on or before the business day on which such amounts are required to be remitted to the Master Servicer for deposit in the Collection Account. The income from the investment of funds in the REO Account in Permitted Investments shall be deposited in the REO Account for remittance to the Collection Account, and the risk of loss of funds in the REO Account resulting from such investments will be borne by the Trust Fund.

COLLECTION AND OTHER SERVICING PROCEDURES

   The Master Servicer, directly or through Sub-Servicers, is required to make reasonable efforts to collect all scheduled payments under the Whole Loans and will follow or cause to be followed such collection procedures as it would follow with respect to mortgage loans that are comparable to the Whole Loans and held for its own account, provided such procedures are consistent with the Agreement and any related hazard insurance policy or instrument of Credit Support included in the related Trust Fund described herein or under "Description of Credit Support". Each Master Servicer will be required to perform the customary functions of a servicer of comparable loans, including collecting payments from mortgagors; maintaining hazard insurance policies as described herein and in any related Prospectus Supplement, and filing and settling claims thereunder; maintaining escrow or impoundment accounts of mortgagors for payment of taxes, insurance and other items required to be paid by any mortgagor pursuant to the Whole Loan; processing assumptions or substitutions, although the Master Servicer is generally required to exercise due-on-sale clauses to the extent such exercise is permitted by law and would not adversely affect insurance coverage; attempting to cure delinquencies; supervising foreclosures; inspecting and managing Mortgaged Properties under certain circumstances; and maintaining accounting records relating to the Whole Loans. The Master Servicer will be responsible for filing and settling claims in respect of particular Whole Loans under any applicable instrument of Credit Support. See "Description of Credit Support".

   Consistent with the general servicing standard set forth above, the Master Servicer may, in its discretion, waive any late payment charge in respect of a late Whole Loan payment and, only upon determining that the coverage under any related hazard insurance policy or instrument of Credit Support will not be affected, extend or cause to be extended the due dates for payments due on a Whole Loan for a period not greater than that specified in the applicable Agreement.

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   The Master Servicer may agree to modify, waive or amend any term of any
Whole Loan in a manner consistent with the general servicing standards set forth above so long as the modification, waiver or amendment will not (i) affect the amount or timing of any payments of principal or interest on the Whole Loan or (ii) in its judgment, materially impair the security for the Whole Loan or reduce the likelihood of timely payment of amounts due thereon. The Master Servicer also may agree to any modification, waiver or amendment that would so affect or impair the payments on, or the security for, a Whole Loan if (i) in its judgment, a material default on the Whole Loan has occurred or a payment default is imminent and (ii) in its judgment, such modification, waiver or amendment will minimize the loss that might otherwise be experienced with respect to the Whole Loan. The Master Servicer is required to notify the Trustee in the event of any modification, waiver or amendment of any Whole Loan.

SPECIAL SERVICERS

   To the extent so specified in the related Prospectus Supplement, a special servicer (the "Special Servicer") may be appointed to service Mortgage Loans that are in default or otherwise require special servicing. The related Prospectus Supplement will set forth certain information with respect to the Special Servicer and will describe the rights, obligations and compensation of a Special Servicer. A Master Servicer will only be responsible for the duties and obligations of a Special Servicer to the extent set forth in the Prospectus Supplement. A Special Servicer may be an affiliate of the Depositor and may have other business relationships with the Depositor and its affiliates.

SUB-SERVICERS

   A Master Servicer and/or any Special Servicer may each delegate their respective servicing obligations in respect of the Whole Loans to third-party servicers (each, a "Sub-Servicer"), but such Master Servicer and/or Special Servicer will remain obligated under the related Agreement. The sub-servicing agreement between a Master Servicer and/or Special Servicer and a Sub-Servicer (a "Sub-Servicing Agreement") will be consistent with the terms of the related Agreement and will not result in a withdrawal or downgrading of the rating of any class of Certificates issued pursuant to such Agreement. Although each Sub-Servicing Agreement will be a contract solely between the Master Servicer or Special Servicer, as applicable, and the Sub-Servicer, the related Agreement will provide that, if for any reason the Master Servicer or Special Servicer for such series of Certificates is no longer acting in such capacity, the Trustee or any successor Master Servicer or Special Servicer must recognize the Sub-Servicer's rights and obligations under such Sub-Servicing Agreement.

   The Master Servicer or Special Servicer, as applicable, will be solely liable for all fees owed by it to any Sub-Servicer, irrespective of whether the Master Servicer's or Special Servicer's compensation pursuant to the related Agreement is sufficient to pay such fees. However, a Sub-Servicer may be entitled to a Retained Interest in certain Whole Loans. Each Sub-Servicer will be reimbursed by the Master Servicer or Special Servicer, as applicable, for certain expenditures which it makes, generally to the same extent the Master Servicer or Special Servicer, as applicable, would be reimbursed under an Agreement. See "-- Retained Interest, Servicing Compensation and Payment of Expenses".

   The Master Servicer or Special Servicer, as applicable, may require any Sub-Servicer to agree to indemnify the Master Servicer or Special Servicer for any liability or obligation sustained by the Master Servicer or Special Servicer in connection with any act or failure to act by the Sub-Servicer in its servicing capacity. An Agreement may require a Sub-Servicer to maintain a fidelity bond and an errors and omissions policy with respect to its officers, employees and other persons acting on its behalf or on behalf of the Master Servicer or Special Servicer.

REALIZATION UPON DEFAULTED WHOLE LOANS

   A mortgagor's failure to make required payments may reflect inadequate operating income or the diversion of that income from the service of payments due under the Mortgage Loan, and may call into question such mortgagor's ability to make timely payment of taxes and to pay for necessary maintenance of the related Mortgaged Property. The Master Servicer is required to monitor any Whole Loan which is in default, contact the mortgagor concerning the default, evaluate whether the causes of the default can be cured over a reasonable period without significant impairment of the value of the Mortgaged Property, initiate corrective action in cooperation with the mortgagor if cure is likely, inspect the Mortgaged Property and take such other actions as it would normally take with respect to similar loans serviced for its own portfolio. A significant period of time may elapse before the Master Servicer is able to assess the success of such corrective action or the need for additional initiatives.

   The time within which the Master Servicer makes the initial determination of appropriate action, evaluates the success of corrective action, develops additional initiatives, institutes foreclosure proceedings and actually forecloses (or takes a

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

deed to a Mortgaged Property in lieu of foreclosure) on behalf of the Certificateholders, may vary considerably depending on the particular Whole Loan, the Mortgaged Property, the mortgagor, the presence of an acceptable party to assume the Mortgage Loan and the laws of the jurisdiction in which the Mortgaged Property is located. Under federal bankruptcy law, in certain cases the Master Servicer may not be permitted to accelerate a Whole Loan or to foreclose on a Mortgaged Property for a considerable period of time. See "Certain Legal Aspects of Mortgage Loans".

   If so specified in the Prospectus Supplement for a series of Certificates that includes one or more subordinate classes, any holder or holders of a class of Subordinate Certificates having the lowest priority of payment may purchase from the Trust Fund at the purchase price described in such Supplement any Whole Loan as to which the number of scheduled payments thereunder specified in such Supplement are delinquent.

   The Master Servicer, on behalf of the Trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in any mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to a Mortgaged Property securing a Whole Loan by operation of law or otherwise, if such action is consistent with the servicing standard described herein and a default on the related Mortgage Loan has occurred or, in the Master Servicer's judgment, is imminent. The Master Servicer may not, however, acquire title to any Mortgaged Property or take any action that would cause the Trust Fund to be an "owner" or an "operator" within the meaning of certain federal or state environmental laws, unless the Master Servicer has also previously determined, based on a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the Trust Fund), that:

     (i) The Mortgaged Property is in compliance with applicable environmental laws or, if not, that it would be in the best economic interest of the Trust Fund to take such actions as are necessary to cause the Mortgaged Property to comply therewith (the cost of which actions will be an expense of the Trust Fund); and

     (ii) There are no circumstances or conditions present at the Mortgaged Property relating to the use, management or disposal of any hazardous substances, hazardous materials, wastes, or petroleum-based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation, or, if such substances, materials or wastes are present for which such action could be required, that it would be in the best economic interest of the Trust Fund to take such actions with respect to the Mortgaged Property (the cost of which actions will be an expense of the Trust Fund).

   If title to any Mortgaged Property is acquired by the Trust Fund, the Master Servicer, pursuant to the related Agreement and on behalf of the Trust Fund, will be required to sell the Mortgaged Property within two years of acquisition, unless the Trustee receives (i) an opinion of independent counsel to the effect that the holding of the property by the Trust Fund subsequent to two years after its acquisition will not result in the imposition of a tax on the Trust Fund or cause the Trust Fund to fail to qualify as a REMIC under the Code at any time that any Certificate is outstanding or (ii) an extension from the Internal Revenue Service.

   If the Trust Fund acquires title to any Mortgaged Property, the Master Servicer, on behalf of the Trust Fund, may retain an independent contractor to manage and operate such property. The retention of an independent contractor, however, will not relieve the Master Servicer of any of its obligations with respect to the management and operation of such Mortgaged Property. Any such property acquired by the Trust Fund will be managed in a manner consistent with the management and operation by the Master Servicer of similar property owned by it.

   The limitations imposed by the Agreement and the REMIC provisions of the Code (if a REMIC election has been made with respect to the related Trust
Fund) on the operations and ownership of any Mortgaged Property acquired on behalf of the Trust Fund may result in the recovery of an amount less than the amount that would otherwise be recovered. See "Certain Legal Aspects of Mortgage Loans-- Foreclosure".

   If recovery on a defaulted Whole Loan under any related instrument of Credit Support is not available, the Master Servicer nevertheless will be obligated to follow or cause to be followed such normal practices and procedures as it deems necessary or advisable to realize upon the defaulted Whole Loan. If the proceeds of any liquidation of the property securing the defaulted Whole Loan are less than the outstanding principal balance of the defaulted Whole Loan plus interest accrued thereon at the Mortgage Rate plus the aggregate amount of expenses incurred by the Master Servicer in connection with such proceedings and which are reimbursable under the Agreement, the Trust Fund will realize a loss in the amount of such difference. The Master Servicer will be entitled to withdraw or cause to be withdrawn from the Collection Account out of the Liquidation Proceeds recovered on any defaulted Whole Loan, prior to the distribution of

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

such Liquidation Proceeds to Certificateholders, amounts representing its normal servicing compensation on the Whole Loan, unreimbursed servicing expenses incurred with respect to the Whole Loan and any unreimbursed advances of delinquent payments made with respect to the Whole Loan.

   If any property securing a defaulted Whole Loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the related instrument of Credit Support, if any, the Master Servicer is not required to expend its own funds to restore the damaged property unless it determines (i) that such restoration will increase the proceeds to Certificateholders on liquidation of the Whole Loan after reimbursement of the Master Servicer for its expenses and (ii) that such expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds.

   As servicer of the Whole Loans, a Master Servicer, on behalf of itself, the Trustee and the Certificateholders, will present claims to the obligor under each instrument of Credit Support, and will take such reasonable steps as are necessary to receive payment or to permit recovery thereunder with respect to defaulted Whole Loans.

   If a Master Servicer or its designee recovers payments under any instrument of Credit Support with respect to any defaulted Whole Loan, the Master Servicer will be entitled to withdraw or cause to be withdrawn from the Collection Account out of such proceeds, prior to distribution thereof to Certificateholders, amounts representing its normal servicing compensation on such Whole Loan, unreimbursed servicing expenses incurred with respect to the Whole Loan and any unreimbursed advances of delinquent payments made with respect to the Whole Loan. See "-- Hazard Insurance Policies" and "Description of Credit Support".

HAZARD INSURANCE POLICIES

   Any Agreement for a Trust Fund that includes Whole Loans will require the Master Servicer to cause the mortgagor on each Whole Loan to maintain a hazard insurance policy providing for coverage of the standard form of fire insurance policy with extended coverage customary in the state in which the Mortgaged Property is located. Such coverage generally will be in general in an amount equal to the lesser of the principal balance owing on such Whole Loan and the amount necessary to fully compensate for any damage or loss to the improvements on the Mortgaged Property on a replacement cost basis, but in either case not less than the amount necessary to avoid the application of any co-insurance clause contained in the hazard insurance policy. The ability of the Master Servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under an hazard insurance policy and under any flood insurance policy referred to below, or upon the extent to which information in this regard is furnished by mortgagors. All amounts collected by the Master Servicer under any such policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the mortgagor in accordance with the Master Servicer's normal servicing procedures, subject to the terms and conditions of the related Mortgage and Mortgage Note) will be deposited in the Collection Account. The Agreement will provide that the Master Servicer may satisfy its obligation to cause each mortgagor to maintain such a hazard insurance policy by the Master Servicer's maintaining a blanket policy insuring against hazard losses on the Whole Loans. If such blanket policy contains a deductible clause, the Master Servicer will be required to deposit in the Collection Account all sums that would have been deposited therein but for such clause. The Master Servicer will also be required to maintain a fidelity bond and errors and omission policy with respect to its officers and employees that provides coverage against losses that may be sustained as a result of an officer's or employee's misappropriation of funds or errors and omissions in failing to maintain insurance, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions.

   In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the Whole Loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of uninsured risks. When a Mortgaged Property securing a Whole Loan is located at origination in a federally designated flood area, each Agreement requires the Master Servicer to cause the mortgagor to acquire and maintain flood insurance in an amount equal in general to the lesser of
(i) the

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amount necessary to fully compensate for any damage or loss to the improvements which are part of the Mortgaged Property or a replacement cost basis and (ii) the maximum amount of insurance available under the federal flood insurance program, whether or not the area is participating in the program.

   The hazard insurance policies covering the Mortgaged Properties securing the Whole Loans will typically contain a co-insurance clause that in effect requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause generally provides that the insurer's liability in the event of partial loss does not exceed the lesser of (i) the replacement cost of the improvements less physical depreciation and (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

   Under the terms of the Whole Loans, mortgagors will be required to present claims to insurers under hazard insurance policies maintained on the related Mortgaged Properties. The Master Servicer, on behalf of the Trustee and Certificateholders, is obligated to present or cause to be presented claims under any blanket insurance policy insuring against hazard losses on Mortgaged Properties securing the Whole Loans. However, the ability of the Master Servicer to present or cause to be presented such claims is dependent upon the extent to which information in this regard is furnished to the Master Servicer by mortgagors.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

   Certain of the Whole Loans may contain clauses requiring the consent of the mortgagee to any sale or other transfer of the related Mortgaged Property, or due-on-sale clauses entitling the mortgagee to accelerate payment of the Whole Loan upon any sale or other transfer of the related Mortgaged Property. Certain of the Whole Loans may contain clauses requiring the consent of the mortgagee to the creation of any other lien or encumbrance on the Mortgaged Property or due-on-encumbrance clauses entitling the mortgagee to accelerate payment of the Whole Loan upon the creation of any other lien or encumbrance upon the Mortgaged Property. The Master Servicer, on behalf of the Trust Fund, will determine whether to exercise any right the Trustee may have as mortgagee to accelerate payment of any such Whole Loan or to withhold its consent to any transfer or further encumbrance in accordance with the general servicing standard described herein under "Description of the Agreements -- Collection and Other Servicing Procedures".

   Any fee collected by or on behalf of the Master Servicer for entering into an assumption agreement will be retained by or on behalf of the Master Servicer as additional servicing compensation. See "Certain Legal Aspects of Mortgage Loans -- Due-on-Sale and Due-on-Encumbrance".

RETAINED INTEREST; SERVICING COMPENSATION AND PAYMENT OF EXPENSES

   The Prospectus Supplement for a series of Certificates will specify whether there will be any Retained Interest in the Mortgage Assets, and, if so, the owner thereof. If so, the Retained Interest will be established on a loan-by-loan basis and will be specified on an exhibit to the related Agreement. A "Retained Interest" in a Mortgage Asset represents a specified portion of the interest payable thereon. The Retained Interest will be deducted from mortgagor payments as received and will not be part of the related Trust Fund.

   A Master Servicer's primary servicing compensation with respect to a series of Certificates will come from the periodic payment to it of a portion of the interest payment on each Whole Loan. Since any Retained Interest and a Master Servicer's primary compensation are percentages of the principal balance of each Mortgage Asset, such amounts will decrease in accordance with the amortization schedule of the Mortgage Loans underlying or comprising such Mortgage Asset. The Prospectus Supplement with respect to a series of Certificates evidencing interests in a Trust Fund that includes Whole Loans may provide that, as additional compensation, the Master Servicer or the Sub-Servicers may retain all or a portion of assumption fees, modification fees, late payment charges or Prepayment Premiums collected from mortgagors and any interest or other income which may be earned on funds held in the Collection Account or any Sub-Servicing Account. Any Sub-Servicer will receive a portion of the Master Servicer's compensation as its sub-servicing compensation.

   In addition to amounts payable to any Sub-Servicer, a Master Servicer may, to the extent provided in the related Prospectus Supplement, pay from its servicing compensation certain expenses incurred in connection with its servicing of the Mortgage Loans, including, without limitation, payment of the fees and disbursements of the Trustee and independent accountants, payment of expenses incurred in connection with distributions and reports to Certificateholders, and payment

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

of any other expenses described in the related Prospectus Supplement. Certain other expenses, including certain expenses relating to defaults and liquidations on the Mortgage Loans and, to the extent so provided in the related Prospectus Supplement, interest thereon at the rate specified therein, and the fees of any Special Servicer, may be borne by the Trust Fund.

EVIDENCE AS TO COMPLIANCE

   Each Agreement relating to Mortgage Assets which include Whole Loans will provide that on or before a specified date in each year, beginning with the first such date at least six months after the related Cut-off Date, a firm of independent public accountants will furnish a statement to the Trustee to the effect that, on the basis of the examination by such firm conducted substantially in compliance with either the Uniform Single Audit Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC, the servicing by or on behalf of the Master Servicer of mortgage loans under pooling and servicing agreements substantially similar to each other (including the related Agreement) was conducted in compliance with the terms of such agreements except for any significant exceptions or errors in records that, in the opinion of the firm, either the Audit Program for Mortgages serviced for FHLMC, or paragraph 4 of the Uniform Single Audit Program for Mortgage Bankers, requires it to report. In rendering its statement such firm may rely, as to matters relating to the direct servicing of mortgage loans by Sub-Servicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Audit Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC (rendered within one year of such statement) of firms of independent public accountants with respect to the related Sub-Servicer.

   Each such Agreement will also provide for delivery to the Trustee, on or before a specified date in each year, of an annual statement signed by two officers of the Master Servicer to the effect that the Master Servicer has fulfilled its obligations under the Agreement throughout the preceding year.

   Copies of the annual accountants' statement and the statement of officers of a Master Servicer will be obtainable by Certificateholders without charge upon written request to the Master Servicer at the address set forth in the related Prospectus Supplement.

CERTAIN MATTERS REGARDING A MASTER SERVICER, A SPECIAL SERVICER AND THE
DEPOSITOR

   The Master Servicer, if any, under each Agreement will be named in the related Prospectus Supplement. The entity serving as Master Servicer may be an affiliate of the Depositor and may have other normal business relationships with the Depositor or Depositor's affiliates.

   The Agreement will provide that the Master Servicer may resign from its obligations and duties thereunder only if such resignation, and the appointment of a successor, will not result in a downgrading of the rating of any class of Certificates or upon a determination that its duties under the Agreement are no longer permissible under applicable law. No such resignation will become effective until the Trustee or a successor servicer has assumed the Master Servicer's obligations and duties under the Agreement.

   Each Agreement will further provide that neither any Master Servicer, the Depositor nor any director, officer, employee, or agent of a Master Servicer or the Depositor will be under any liability to the related Trust Fund or Certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Agreement; provided, however, that neither a Master Servicer, the Depositor nor any such person will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. Each Agreement will further provide that any Master Servicer, the Depositor and any director, officer, employee or agent of a Master Servicer or the Depositor will be entitled to indemnification by the related Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the Certificates, other than any loss, liability or expense related to any specific Mortgage Loan or Mortgage Loans (unless any such loss, liability or expense is otherwise reimbursable pursuant to the Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, each Agreement will provide that neither any Master Servicer nor the Depositor will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the Agreement and which in its opinion may involve it in any expense or liability. Any such Master Servicer or the Depositor may, however, in its discretion undertake any such action which it may

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deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interests of the Certificateholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Certificateholders, and the Master Servicer or the Depositor, as the case may be, will be entitled to be reimbursed therefor and to charge the Collection Accounts.

   Any person into which the Master Servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which the Master Servicer is a party, or any person succeeding to the business of the Master Servicer, will be the successor of the Master Servicer under the related Agreement, provided that such person satisfies the criteria specified in the Agreement.

   If the Master Servicer retains a Special Servicer, the standard of care for, and any indemnification to be provided to, the Special Servicer will be set forth in the related Agreement.

EVENT OF DEFAULT

   Events of Default under the related Agreement for a Trust Fund that includes Whole Loans will, in general, consist of (i) any failure by the Master Servicer to distribute or cause to be distributed to Certificateholders, or to remit to the Trustee for distribution to Certificateholders, any required payment that continues unremedied for five days after the giving of written notice of such failure to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of Certificates evidencing not less than 25% of the Voting Rights, (ii) any failure by the Master Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Agreement which continues unremedied for thirty days (fifteen days in the case of a failure to pay the premium for any insurance policy or instrument of Credit Support required to be maintained pursuant to the Agreement) after the giving of written notice of such failure to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of Certificates evidencing not less than 25% of the Voting Rights; and (iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of the Master Servicer indicating its insolvency or inability to pay its obligations.

RIGHTS UPON EVENT OF DEFAULT

   So long as an Event of Default under an Agreement remains unremedied, the Depositor or the Trustee may, at the direction of holders of Certificates evidencing not less than 51% of the Voting Rights, the Trustee shall, terminate all of the rights and obligations of the Master Servicer under the Agreement relating to such Trust Fund and in and to the Mortgage Loans (other than any Retained Interest of the Master Servicer), whereupon the Trustee will succeed to all of the responsibilities, duties and liabilities of the Master Servicer under the Agreement (except that if the Trustee is prohibited by law from obligating itself to make advances regarding delinquent mortgage loans, then the Trustee will not be so obligated) and will be entitled to similar compensation arrangements. In the event that the Trustee is unwilling or unable so to act, it may or, at the written request of the holders of Certificates entitled to at least 51% of the Voting Rights, it shall appoint, or petition a court of competent jurisdiction for the appointment of, a loan servicing institution acceptable to the Rating Agency with a net worth at the time of such appointment of at least $15,000,000 to act as successor to the Master Servicer under the Agreement. Pending such appointment, the Trustee is obligated to act in such capacity. The Trustee and any such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the Master Servicer under the Agreement.

   No Certificateholder will have the right under any Agreement to institute any proceeding with respect thereto unless such holder previously has given to the Trustee written notice of default and unless the holders of Certificates evidencing not less than 25% of the Voting Rights have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity, and the Trustee for fifteen days has neglected or refused to institute any such proceeding. The Trustee, however, is under no obligation to exercise any of the trusts or powers vested in it by any Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of Certificates covered by such Agreement, unless such Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

AMENDMENT

   Each Agreement may be amended by the Depositor, the Master Servicer, if any, and the Trustee, without the consent of any of the holders of Certificates covered by the Agreement, to cure any ambiguity, to correct, modify or supplement

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any provision therein, or to make any other provisions with respect to matters or questions arising under the Agreement which are not inconsistent with the provisions thereof, provided that such action will not adversely affect in any material respect the interests of any holder of Certificates covered by the Agreement. An Agreement may also be amended by the Depositor, the Master Servicer, if any, and the Trustee with the consent of the holders of Certificates evidencing not less than 66% of the Voting Rights, for any purpose; provided, however, that no such amendment may (i) reduce in any manner the amount of or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of the holder of such Certificate, (ii) adversely affect in any material respect the interests of the holders of any class of Certificates in a manner other than as described in (i), without the consent of the holders of Certificates of such class evidencing not less than 66% of the aggregate Voting Rights of such class or (iii) reduce the aforesaid percentage of Voting Rights required for the consent to any such amendment without the consent of the holders of all Certificates covered by such Agreement then outstanding. However, with respect to any series of Certificates as to which one or more REMIC elections is to be made, the Trustee will not consent to any amendment of the Agreement unless it shall first have received an opinion of counsel to the effect that such amendment will not cause the Trust Fund (or designated portion thereof) to fail to qualify as a REMIC at any time that the related Certificates are outstanding.

DUTIES OF THE TRUSTEE

   The Trustee will make no representations as to the validity or sufficiency of any Agreement, the Certificates or any Mortgage Loan or related document and is not accountable for the use or application by or on behalf of any Master Servicer of any funds paid to the Master Servicer or its designee or any Special Servicer in respect of the Certificates or the Mortgage Loans, or deposited into or withdrawn from the Certificate Account or any other account by or on behalf of the Master Servicer or any Special Servicer. If no Event of Default has occurred and is continuing, the Trustee is required to perform only those duties specifically required under the related Agreement. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the Trustee is required to examine such documents and to determine whether they conform to the requirements of the Agreement.

THE TRUSTEE

   The Trustee under each Agreement will be named in the related Prospectus Supplement. The commercial bank, national banking association or trust company serving as Trustee may have typical banking relationships with the Depositor and its affiliates and with any Master Servicer and its affiliates.

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                        DESCRIPTION OF CREDIT SUPPORT

GENERAL

   For any series of Certificates, Credit Support may be provided with respect to one or more classes thereof or the related Mortgage Assets. Credit Support may be in the form of the subordination of one or more classes of Certificates, letters of credit, insurance policies on the Mortgage Loans, certificate guarantee insurance, guarantees, the establishment of one or more reserve funds or another method of Credit Support described in the related Prospectus Supplement, or any combination of the foregoing. If so provided in the related Prospectus Supplement, any form of Credit Support may be structured so as to be drawn upon by more than one series to the extent described therein.

   Credit Support will generally not provide protection against all risks of loss and will not guarantee repayment of the entire Certificate Balance of the Certificates and interest thereon. If losses or shortfalls occur that exceed the amount covered by Credit Support or that are not covered by Credit Support, Certificateholders will bear their allocable share of deficiencies. Moreover, holders of Certificates of a Covered Trust will be subject to the risk that such Credit Support will be exhausted by the claims of other Covered Trusts prior to such Covered Trust receiving any of its intended share of such coverage.

   If Credit Support is provided with respect to one or more classes of Certificates of a series, or the related Mortgage Assets, the related Prospectus Supplement will include a description of (a) the nature and amount of coverage under such Credit Support, (b) any conditions to payment thereunder not otherwise described herein, (c) the conditions (if any) under which the amount of coverage under such Credit Support may be reduced and under which such Credit Support may be terminated or replaced and (d) the material provisions relating to such Credit Support. Additionally, the related Prospectus Supplement will set forth certain information with respect to the obligor under any instrument of Credit Support, including (i) a brief description of its principal business activities, (ii) its principal place of business, place or incorporation and the jurisdiction under which it is chartered or licensed to do business, (iii) if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business and (iv) its total assets, and its stockholders' or policyholders' surplus, if applicable, as of the date specified in the Prospectus Supplement. See "Special Considerations -- Credit Support Limitations".

SUBORDINATE CERTIFICATES

   If so specified in the related Prospectus Supplement, one or more classes of Certificates of a series may be Subordinate Certificates. The rights of the holders of Subordinate Certificates to receive distributions of principal and interest from the Certificate Account on any Distribution Date will be subordinated to such rights of the holders of Senior Certificates to the extent specified in the related Prospectus Supplement. The subordination of a class may apply only in the event of (or may be limited to) certain types of losses or shortfalls. The relative interests of the Senior Certificates and the Subordinate Certificates of a Series may be subject to adjustment from time to time on the basis of distributions received in respect thereof. The related Prospectus Supplement will set forth information concerning the amount of subordination of a class or classes of Subordinate Certificates in a series, the circumstances in which such subordination will be applicable and the manner, if any, in which the amount of subordination will be effected. If one or more classes of Subordinate Certificates of a series are Offered Certificates, the related Prospectus Supplement will provide information as to the sensitivity of distributions on such Certificates based on certain default assumptions.

CROSS-SUPPORT PROVISIONS

   If the Mortgage Assets for a series are divided into separate groups, each supporting a separate class or classes of Certificates of a series, credit support may be provided by cross-support provisions requiring that distributions be made on Senior Certificates evidencing interests in one group of Mortgage Assets prior to distributions on Subordinate Certificates evidencing interests in a different group of Mortgage Assets within the Trust Fund. The Prospectus Supplement for a series that includes a cross-support provision will describe the manner and conditions for applying such provisions.

INSURANCE OR GUARANTEES WITH RESPECT TO THE MORTGAGE ASSETS

   If so provided in the Prospectus Supplement for a series of Certificates, the Mortgage Loans underlying or comprising the Mortgage Assets in the related Trust Fund will be covered for various default risks by insurance policies or guarantees,

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or the MBS comprising the Mortgage Assets in the related Trust Fund will be covered by the types of Credit Support described herein. A copy of any such material instrument for a series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the Certificates of the related series.

LETTER OF CREDIT

   If so provided in the Prospectus Supplement for a series of Certificates, the Mortgage Loans underlying or comprising the Mortgage Assets in the related Trust Fund will be covered by one or more letters of credit, issued by a bank or financial institution specified in such Prospectus Supplement (the "L/C Bank"). Under a letter of credit, the L/C Bank will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, equal to the percentage specified in the related Prospectus Supplement of the aggregate principal balance of the Mortgage Assets on the related Cut-off Date or one or more classes of Certificates. If so specified in the related Prospectus Supplement, the letter of credit may permit draws in the event of only certain types of losses. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder. The obligations of the L/C Bank under the letter of credit for each series of Certificates will expire at the earlier of the date specified in the related Prospectus Supplement or the termination of the Trust Fund. A copy of any such letter of credit for a series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the Certificates of the related series.

INSURANCE POLICIES AND SURETY BONDS

   If so provided in the Prospectus Supplement for a series of Certificates, the Mortgage Loans underlying or comprising the Mortgage Assets in the related Trust Fund will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. Such instruments may cover, with respect to one or more classes of Certificates of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related Prospectus Supplement. A copy of any such instrument for a series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the Certificates of the related series.

CERTIFICATE GUARANTEE INSURANCE

   If so specified in the related Prospectus Supplement, certificate guarantee insurance, if any, with respect to a series of Certificates will be provided by one or more insurance companies. Such certificate guarantee insurance will guarantee, with respect to one or more classes of Certificates of the applicable series, timely distributions of interest and full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, the certificate guarantee insurance will also guarantee against any payment made to a Certificateholder which is subsequently covered as a "voidable preference" payment under the Bankruptcy Code. A copy of the certificate guarantee insurance for a series, if any, will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the Certificates of the applicable series.

RESERVE FUNDS

   If so provided in the Prospectus Supplement for a series of Certificates, the Mortgage Loans underlying or comprising the Mortgage Assets in the related Trust Fund will be covered by one or more reserve funds in which cash, a letter of credit, Permitted Investments, a demand note or a combination thereof will be deposited, in the amounts so specified in such Prospectus Supplement. The reserve funds for a series may also be funded over time by depositing therein a specified amount of the distributions received on the related Mortgage Assets as specified in the related Prospectus Supplement.

   Amounts on deposit in any reserve fund for a series, together with the reinvestment income thereon, if any, will be applied for the purposes, in the manner, and to the extent specified in the related Prospectus Supplement. A reserve fund may be provided to increase the likelihood of timely distributions of principal of and interest on the Certificates. Reserve funds may be established to provide limited protection against only certain types of losses and shortfalls. Following each Distribution Date amounts in a reserve fund in excess of any amount required to be maintained therein may be released from the reserve fund under the conditions and to the extent specified in the related Prospectus Supplement and will not be available for further application to the Certificates.

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

   Moneys deposited in any Reserve Funds will be invested in Permitted Investment. Any reinvestment income or other gain from such investments will be credited to the related Reserve Fund for such series, and any loss resulting from such investments will be charged to such Reserve Fund. However, such income may be payable to any related Master Servicer or another service provider as additional compensation. Whether a Reserve Fund, if any, for a series will be a part of the Trust Fund will be disclosed in the related Prospectus Supplement.

   Additional information concerning any Reserve Fund will be set forth in the related Prospectus Supplement, including the initial balance of such Reserve Fund, the balance required to be maintained in the Reserve Fund, the manner in which such required balance will decrease over time, the manner of funding such Reserve Fund, the purposes for which funds in the Reserve Fund may be applied to make distributions to Certificateholders and use of investment earnings from the Reserve Fund, if any.

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

                   CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

   The following discussion contains general summaries of certain legal aspects of loans secured by commercial and multifamily residential properties that are general in nature. Because such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the Mortgage Loans is situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Mortgage Loans. See "Description of the Trust Funds -- Mortgage Assets".

GENERAL

   All of the Mortgage Loans are loans evidenced by a note or bond and secured by instruments granting a security interest in real property which may be mortgages, deeds of trust, or deeds to secure debt, depending upon the prevailing practice and law in the state in which the Mortgaged Property is located. Mortgages, deeds of trust and deeds to secure debt are herein collectively referred to as "mortgages". Any of the foregoing types of mortgages will create a lien upon, or grant a title interest in, the subject property, the priority of which will depend on the terms of the particular security instrument, as well as separate, recorded, contractual arrangements with others holding interests in the mortgaged property, the knowledge of the parties to such instrument as well as the order of recordation of the instrument in the appropriate public recording office. However, recording does not generally establish priority over governmental claims for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

   A mortgage either creates a lien against or constitutes a conveyance of real property between two parties -- a mortgagor (the borrower and usually the owner of the subject property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a mortgagor), a trustee to whom the mortgaged property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. As used in this Prospectus, unless the context otherwise requires, "mortgagor" includes the trustor under a deed of trust and a grantor under a deed to secure debt. Under a deed of trust, the mortgagor grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale as security for the indebtedness evidenced by the related note. A deed to secure debt typically has two parties. By executing a deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until such time as the underlying debt is repaid, generally with a power of sale as security for the indebtedness evidenced by the related mortgage note. As used in this Prospectus, unless the context otherwise requires, the term "mortgagee" means the lender and, in the case of the deed of trust, the trustee thereunder in certain cases. In case the mortgagor under a mortgage is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the mortgagor. At origination of a mortgage loan involving a land trust, the mortgagor executes a separate undertaking to make payments on the mortgage note. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the mortgage, the law of the state in which the real property is located, certain federal laws (including, without limitation, the Soldiers' and Sailor's Civil Relief Act of 1940) and, in some cases, in deed of trust transactions, the directions of the beneficiary.

LEASES AND RENTS

   Mortgages that encumber income-producing property often contain an assignment of rents and leases, pursuant to which the mortgagor assigns its right, title and interest as landlord under each lease and the income derived therefrom to the lender, while the mortgagor retains a revocable license to collect the rents for so long as there is no unremedied default. If the mortgagor defaults and such default is not remedied by the mortgagor within the cure period, if any, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents. In most States, hotel and motel room rates are considered accounts receivable under the Uniform Commercial Code ("UCC"); generally these rates are either assigned by the mortgagor, which remains entitled to collect such rates absent a default, or pledged by the mortgagor, as security for the loans. In general, the lender must file financing statements in order to perfect its security interest in the rates and must file continuation statements, generally every five years, to maintain perfection of such security interest. Even if the lender's security interest in room rates is perfected under the UCC, the lender will generally be required to commence a foreclosure or otherwise take possession of the property in order to collect the room rates after a default.

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   Even after a foreclosure, the potential rent payments from the property may be less than the periodic payments that had been due under the mortgage. For instance, the net income that would otherwise be generated from the property may be less than the amount that would have been needed to service the mortgage debt if the leases on the property are at below-market rents, or as the result of excessive maintenance, repair or other obligations which a lender succeeds to as landlord.

PERSONALTY

   Certain types of Mortgaged Properties, such as hotels, motels and industrial plants, are likely to derive a significant part of their value from personal property which does not constitute "fixtures" under applicable state real property law, and hence, would not be subject to the lien of a mortgage. Such property is generally pledged or assigned as security to the lender under the UCC. In order to perfect its security interest therein, the lender generally must file UCC financing statements and, to maintain perfection of such security interest, file continuation statements generally every five years.

INSTALLMENT CONTRACTS

   The Mortgage Loans included in a Trust Fund may also consist of Installment Contracts. Under an Installment Contract the seller (hereinafter referred to in this Section as the "lender") retains legal title to the property and enters into an agreement with the purchaser (hereinafter referred to in this Section as the "borrower") for the payment of the purchase price, plus interest, over the term of such contract. Only after full performance by the borrower of the contract is the lender obligated to convey title to the real estate to the borrower. As with mortgage or deed of trust financing, during the effective period of the Installment Contract, the borrower is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

   The method of enforcing the rights of the lender under an Installment Contract varies on a state-by-state basis depending upon the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to its terms. The terms of Installment Contracts generally provide that upon a default by the borrower, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated, and the buyer's equitable interest in the property is forfeited. The lender in such a situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the borrower has filed the Installment Contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of borrower default during the early years of an Installment Contract, the courts will permit ejectment of the buyer and a forfeiture of his or her interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under Installment Contracts from the harsh consequences of forfeiture. Under such statutes, a judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and the borrower may be granted some grace period during which the contract may be reinstated upon full payment of the default amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a borrower with significant investment in the property under an Installment Contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the lender's procedures for obtaining possession and clear title under an Installment Contract for the sale of real estate in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a mortgaged property.

JUNIOR MORTGAGES; RIGHTS OF SENIOR MORTGAGES OR BENEFICIARIES

   Some of the Mortgage Loans included in the Mortgage Pool for a series will be secured by junior mortgages or deeds of trust which are subordinate to senior mortgages or deeds of trust held by other lenders or institutional investors. The rights of the Trust Fund (and therefore the Certificateholders), as beneficiary under a junior deed of trust or as mortgagee under a junior mortgage, are subordinate to those of the mortgagee or beneficiary under the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive rents, hazard insurance and condemnation proceeds and to cause the property securing the Mortgage Loan to be sold upon default of the mortgagor or trustor, thereby extinguishing the junior mortgagee's or junior beneficiary's lien unless the Master Servicer asserts its subordinate interest in a property in foreclosure litigation or satisfies the defaulted senior loan. As discussed more fully below, in many states a junior mortgagee or beneficiary may satisfy a defaulted senior loan in full, adding the amounts expended to the balance due on the junior loan. Absent a provision in the senior mortgage, no notice of default is required to be given to the junior mortgagee.

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   The form of the mortgage or deed of trust used by many institutional lenders confers on the mortgagee or beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in such order as the mortgage or beneficiary may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under the senior mortgage or deed of trust will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgage or deed of trust. Proceeds in excess of the amount of senior mortgage indebtedness will, in most cases, be applied to the indebtedness of a junior mortgage or trust deed to the extent the junior mortgage or deed of trust so provides. The laws of certain states may limit the ability of mortgagees or beneficiaries to apply the proceeds of hazard insurance and partial condemnation awards to the secured indebtedness. In such states, the mortgagor or trustor must be allowed to use the proceeds of hazard insurance to repair the damage unless the security of the mortgagee or beneficiary has been impaired. Similarly, in certain states, the mortgagee or beneficiary is entitled to the award for a partial condemnation of the real property security only to the extent that its security is impaired.

   The form of mortgage or deed of trust used by many institutional lenders typically contains a "future advance" clause, which provides, in essence, that additional amounts advanced to or on behalf of the mortgagor or trustor by the mortgagee or beneficiary are to be secured by the mortgage or deed of trust. While such a clause is valid under the laws of most states, the priority of any advance made under the clause depends, in some states, on whether the advance was an "obligatory" or "optional" advance. If the mortgagee or beneficiary is obligated to advance the additional amounts, the advance may be entitled to receive the same priority as amounts initially made under the mortgage or deed of trust, notwithstanding that there may be intervening junior mortgages or deeds of trust and other liens between the date of recording of the mortgage or deed of trust and the date of the future advance, and notwithstanding that the mortgagee or beneficiary had actual knowledge of such intervening junior mortgages or deeds of trust and other liens at the time of the advance. Where the mortgagee or beneficiary is not obligated to advance the additional amounts and has actual knowledge of the intervening junior mortgages or deeds of trust and other liens, the advance may be subordinate to such intervening junior mortgages or deeds of trust and other liens. Priority of advances under a "future advance" clause rests, in many other states, on state law giving priority to all advances made under the loan agreement up to a "credit limit" amount stated in the recorded mortgage.

   Another provision typically found in the form of the mortgage or deed of trust used by many institutional lenders obligates the mortgagor or trustor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee or beneficiary under the mortgage or deed of trust. Upon a failure of the mortgagor or trustor to perform any of these obligations, the mortgagee or beneficiary is given the right under the mortgage or deed of trust to perform the obligation itself, at its election, with the mortgagor or trustor agreeing to reimburse the mortgagee or beneficiary for any sums expended by the mortgagee or beneificary on behalf of the trustor. All sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust.

   The form of mortgage or deed of trust used by many institutional lenders typically requires the mortgagor or trustor to obtain the consent of the mortgagee or beneficiary in respect of actions affecting the mortgaged property, including, without limitation, leasing activities (including new leases and termination or modification of existing leases), alterations and improvements to buildings forming a part of the mortgaged property and management and leasing agreements for the mortgaged property. Tenants will often refuse to execute lease unless the mortgagee or beneficiary executes a written agreement with the tenant not to disturb the tenant's possession of its premises in the event of a foreclosure. A senior mortgagee or beneficiary may refuse to consent to matters approved by a junior mortgagee or beneficiary with the result that the value of the security for the junior mortgage or deed of trust is diminished. For example, a senior mortgagee or beneficiary may decide not to approve a lease or to refuse to grant to a tenant a non-disturbance agreement. If, as a result, the lease is not executed, the value of the mortgaged property may be diminished.







SUBORDINATE FINANCING

   Where the mortgagor encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the mortgagor may have difficulty servicing and repaying multiple loans. In addition, if the junior loan permits recourse to the mortgagor (as junior loans often do) and the senior loan does not, a mortgagor may be more likely to repay sums due on the junior loan than those on the senior loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example,

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

if the mortgagor and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the mortgagor is additionally burdened. Third, if the mortgagor defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

FORECLOSURE

   Foreclosure is a legal procedure that allows the mortgagee to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the mortgagor defaults in payment or performance of its obligations under the note or mortgage and, by reason thereof, the indebtedness has been accelerated, the mortgagee has the right to institute foreclosure proceedings to sell the mortgaged property at public auction to satisfy the indebtedness.

   Foreclosure procedures with respect to the enforcement of a mortgage vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. There are other foreclosure procedures available in some states that are either infrequently used or available only in certain limited circumstances, such as strict foreclosure.

 Judicial Foreclosure

   A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclosure is contested, the legal proceedings can be costly and time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

 Non-Judicial Foreclosure/Power of Sale

   Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to the power of sale granted in the deed of trust. A power of sale is typically granted in a deed of trust. It may also be contained in any other type of mortgage instrument. A power of sale allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon any default by the mortgagor under the terms of the mortgage note or the mortgage instrument and after notice of sale is given in accordance with the terms of the mortgage instrument, as well as applicable state law. In some states, prior to such sale, the trustee under a deed of trust must record a notice of default and notice of sale and send a copy to the mortgagor and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The mortgagor or junior lienholder may then have the right, during a reinstatment period required in some states, to cure the default by paying the entire actual amount in arrears (without acceleration) plus the expenses incurred in enforcing the obligation. In other states, the mortgagor or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods are governed by state law and vary among the states. Foreclosure of a deed to secure debt is also generally accomplished by a non-judicial sale similar to that required by a deed of trust, except that the lender or its agent, rather than a trustee, is typically empowered to perform the sale in accordance with the terms of the deed to secure debt and applicable law.

 Limitations on Lender's Rights

   United States courts have traditionally imposed general equitable principles to limit the remedies available to a mortgagee in connection with foreclosure. These equitable principles are generally designed to relieve the mortgagor from the legal effect of mortgage defaults, to the extent that such effect is perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent an injustice, undue

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oppression or overreaching, or may require the lender to undertake affirmative and expensive actions to determine the cause of the mortgagor's default and the likelihood that the mortgagor will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's and have required that lenders reinstate loans or recast payment schedules in order to accommodate mortgagors who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage is not monetary, e.g., the mortgagor failed to maintain the mortgaged property adequately or the mortgagor executed a junior mortgage on the mortgaged property. The exercise by the court of its equity powers will depend on the individual circumstances of each case presented to it. Finally, some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a mortgagor receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to afford constitutional protections to the mortgagor.

   A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes require several years to complete.

   Also, a third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the value of such property at the time of sale, due to, among other things, redemption rights which may exist and the possibility of physical deterioration of the property during the foreclosure proceedings. Potential buyers may be reluctant to purchase property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Company and other decisions that have followed its reasoning. The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the federal Bankruptcy Code, as amended from time to time (11 U.S.C.) and, therefore, could be rescinded in favor of the bankrupt's estate, if (i) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition and (ii) the price paid for the foreclosed property did not represent "fair consideration" ("reasonably equivalent value" under the Bankruptcy Code). Although the reasoning and result of Durrett in respect of the Bankruptcy Code was rejected by the United States Supreme Court in May 1994, the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to the lesser of fair market value and the underlying debt and accrued and unpaid interest plus the expenses of foreclosure. Generally, state law controls the amount of foreclosure costs and expenses which may be recovered by a lender. Thereafter, subject to the mortgagor's right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both the benefits and burdens of ownership of the mortgaged property. For example, the lender will have the obligation to pay debt service on any senior mortgages, to pay taxes, obtain casualty insurance and to make such repairs at its own expense as are necessary to render the property suitable for sale. Frequently, the lender employs a third party management company to manage and operate the property. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels or restaurants or nursing or convalescent homes or hospitals may be particularly significant because of the expertise, knowledge and, with respect to nursing or convalescent homes or hospitals, regulatory compliance, required to run such operations and the effect which foreclosure and a change in ownership may have on the public's and the industry's (including franchisors') perception of the quality of such operations. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Furthermore, a few states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See "-- Environmental Legislation". Generally state law controls the amount of foreclosure expenses and costs, including attorneys' fees, that may be recovered by a lender.

   A junior mortgagee may not foreclose on the property securing the junior mortgage unless it forecloses subject to senior mortgages and any other prior liens, in which case it may be obliged to make payments on the senior mortgages to avoid their foreclosure. In addition, in the event that the foreclosure of a junior mortgage triggers the enforcement of a

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

"due-on-sale" clause contained in a senior mortgage, the junior mortgagee may be required to pay the full amount of the senior mortgage to avoid its foreclosure. Accordingly, with respect to those Mortgage Loans which are junior mortgage loans, if the lender purchases the property the lender's title will be subject to all senior mortgages, prior liens and certain governmental liens.

   The proceeds received by the referee or trustee from the sale are generally applied first to the costs, fees and expenses of sale, to unpaid real estate taxes and assessments and then in satisfaction of the indebtedness secured by the mortgage under which the sale was conducted. Any proceeds remaining after satisfaction of senior mortgage debt are generally payable to the holders of junior mortgages and other liens and claims in order of their priority, whether or not the mortgagor is in default. Any additional proceeds are generally payable to the mortgagor. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgage or a subsequent ancillary proceeding or may require the institution of separate legal proceedings by such holders.

   In connection with a series of Certificates for which an election is made to qualify the Trust Fund, or a portion thereof, as a REMIC, the REMIC Regulations and the Agreement may require the Master Servicer to hire an independent contractor to operate any foreclosed property relating to Whole Loans.

 Rights of Redemption

   The purposes of a foreclosure action are to enable the mortgagee to realize upon its security and to bar the mortgagor, and all persons who have an interest in the property which is subordinate to the mortgage being foreclosed, from exercise of their "equity of redemption". The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an interest which is subordinate to that of the foreclosing mortgagee have an equity of redemption and may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action has been commenced, the redeeming party must pay certain costs of such action. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be cut off and terminated.

   The equity of redemption is generally a common-law (non-statutory) right which exists prior to completion of the foreclosure, is not waivable by the mortgagor, must be exercised prior to foreclosure sale and should be distinguished from the post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the mortgagor and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be authorized if the former mortgagor pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser from a foreclosure sale or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

   Under the REMIC Regulations currently in effect, property acquired by foreclosure generally must not be held for more than two years. With respect to a series of Certificates for which an election is made to qualify the Trust Fund or a part thereof as a REMIC, the Agreement will permit foreclosed property to be held for more than two years if the Trustee receives (i) an extension from the Internal Revenue Service or (ii) an opinion of counsel to the effect that holding such property for such period is permissible under the REMIC Regulations.

 Anti-Deficiency Legislation

   Some or all of the Mortgage Loans may be nonrecourse loans, as to which recourse may be had only against the specific property securing the related Mortgage Loan and a personal money judgment may not be obtained against the mortgagor. Even if a mortgage loan by its terms provides for recourse to the mortgagor, some states impose prohibitions or limitations on such recourse. For example, statutes in some states limit the right of the lender to obtain a deficiency judgment against the mortgagor following foreclosure or sale under a deed of trust. A deficiency judgment would be a personal judgment against the former mortgagor equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Some states require the lender to exhaust the security afforded under a mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the mortgagor. In certain other states, the lender has the option of bringing a personal action against the mortgagor on the debt

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

without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. In some cases, a lender will be precluded from exercising any additional rights under the note or mortgage if it has taken any prior enforcement action. Consequently, the practical effect of the election requirement, in those states permitting such election, is that lenders will usually proceed against the security first rather than bringing a personal action against the mortgagor. Finally, other statutory provisions limit any deficiency judgment against the former mortgagor following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a lender from obtaining a large deficiency judgment against the former mortgagor as a result of low or no bids at the judicial sale.

 Leasehold Risks

   Mortgage Loans may be secured by a mortgage on a ground lease. Leasehold mortgages are subject to certain risks not associated with mortgage loans secured by the fee estate of the mortgagor. The most significant of these risks is that the ground lease creating the leasehold estate could terminate, leaving the leasehold mortgagee without its security. The ground lease may terminate if, among other reasons, the ground lessee breaches or defaults in its obligations under the ground lease or there is a bankruptcy of the ground lessee or the ground lessor. This risk may be minimized if the ground lease contains certain provisions protective of the mortgagee, but the ground leases that secure Mortgage Loans may not contain some of these protective provisions, and mortgages may not contain the other protections discussed in the next paragraph. Protective ground lease provisions include the right of the leasehold mortgagee to receive notices from the ground lessor of any defaults by the the mortgagor; the right to cure such defaults, with adequate cure periods; if a default is not susceptible of cure by the leasehold mortgagee, the right to acquire the leasehold estate through foreclosure or otherwise; the ability of the ground lease to be assigned to and by the leasehold mortgagee or purchaser at a foreclosure sale and for the concomitant release of the ground lessee's liabilities thereunder; and the right of the leasehold mortgagee to enter into a new ground lease with the ground lessor on the same terms and conditions as the old ground lease in the event of a termination thereof.

   In addition to the foregoing protections, a leasehold mortgagee may require that the ground lease or leasehold mortgage prohibit the ground lessee from treating the ground lease as terminated in the event of the ground lessor's bankruptcy and rejection of the ground lease by the trustee for the debtor-ground lessor. As further protection, a leasehold mortgage may provide for the assignment of the debtor-ground lessee's right to reject a lease pursuant to Section 365 of the Bankruptcy Reform Act of 1978, as amended (11 U.S.C.) (the "Bankruptcy Code"), although the enforceability of such clause has not been established. Without the protections described in the foregoing paragraph, a leasehold mortgagee may lose the collateral securing its leasehold mortgage. In addition, terms and conditions of a leasehold mortgage are subject to the terms and conditions of the ground lease. Although certain rights given to a ground lessee can be limited by the terms of a leasehold mortgage, the rights of a ground lessee or a leasehold mortgagee with respect to, among other things, insurance, casualty and condemnation will be governed by the provisions of the ground lease.

 Bankruptcy Laws

   The Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of the bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences thereof caused by such automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out such junior lien.

   Under the Bankruptcy Code, provided certain substantive and procedural safeguards for the lender are met, the amount and terms of a mortgage secured by property of the debtor may be modified under certain circumstances. The outstanding amount of the loan secured by the real property may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender's security interest) pursuant to a confirmed plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date.

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Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under federal bankruptcy law, a bankruptcy court may permit a debtor through its rehabilitative plan to de-accelerate a secured loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor's petition. This may be done even if the full amount due under the original loan is never repaid.

   The Bankruptcy Code has been amended to provide that a lender's perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary "based on the equities of the case." Thus, unless a court orders otherwise, revenues from a Mortgaged Property generated after the date the bankruptcy petition is filed will constitute "cash collateral" under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender's consent or a prior court order finding that the lender's interest in the Mortgaged Properties and the cash collateral is "adequately protected" as such term is defined and interpreted under the Bankruptcy Code. It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personalty necessary for a security interest to attach to hotel revenues.

   To the extent that a mortgagor's ability to make payment on a mortgage loan is dependent on its receipt of payments of rent under a lease of the related property, such ability may be impaired by the commencement of a bankruptcy proceeding relating to a lessee under such lease. Under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a lessee results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the lease that occurred prior to the filing of the lessee's petition.

   In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the lease is assumed, the trustee or debtor in possession (or assignee, if applicable) must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. Such remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned, and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the lessor will be treated as an unsecured credit or with respect to its claim for damages for termination of the lease. In addition, pursuant to
Section 502(b)(6) of the Bankruptcy Code, a lessor's damages for lease rejection in respect of future rent installments are limited to the rent reserved by the lease, without acceleration, for the greater of one year, or 15%, not to exceed three years, of the remaining term of the lease.

   In a bankruptcy or similar proceeding, action may be taken seeking the recovery as a preferential transfer of any payments made by the mortgagor under the related Mortgage Loan to the Trust Fund. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

   A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a mortgagor with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Moreover, the laws of certain states also give priority to certain tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

   Pursuant to the federal doctrine of "substantive consolidation" or to the (predominantly state law) doctrine of "piercing the corporate veil", a bankruptcy court, in the exercise of its equitable powers, also has the authority to order that the assets and liabilities of a related entity be consolidated with those of an entity before it. Thus, property ostensibly the property of one entity may be determined to be the property of a different entity in bankruptcy, the automatic stay applicable to the second entity extended to the first and the rights of creditors of the first entity impaired in the fashion set forth above in the discussion of ordinary bankruptcy principles. Depending on facts and circumstances not wholly in existence at the time a loan is originated or transferred to the Trust Fund, the application of any of these doctrines to one or more of the mortgagors in the context of the bankruptcy of one or more of their affiliates could result in material impairment of the rights of the Certificateholders.

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

   For each mortgagor that is described as a "special purpose entity", "single purpose entity" or "bankruptcy-remote entity" in the Prospectus Supplement, the activities that may be conducted by such mortgagor and its ability to incur debt are restricted by the applicable Mortgage or the organizational documents of such mortgagor in such manner as is intended to make the likelihood of a bankruptcy proceeding being commenced by or against such mortgagor remote, and such mortgagor has been organized and is designed to operate in a manner such that its separate existence should be respected notwithstanding a bankruptcy proceeding in respect of one or more affiliated entities of such mortgagor. However, the Depositor makes no representation as to the likelihood of the institution of a bankruptcy proceeding by or in respect of any mortgagor or the likelihood that the separate existence of any mortgagor would be respected if there were to be a bankruptcy proceeding in respect of any affiliated entity of a mortgagor.

ENVIRONMENTAL LEGISLATION

   A lender may be subject to unforeseen environmental risks when taking a security interest in real or personal property.

   Under the laws of many states, contamination on a property may give rise to a lien on the property for cleanup costs. In several states, such a lien has priority over all existing liens (a "superlien") including those of existing mortgages; in those states, the lien of a mortgage contemplated by this transaction may lose its priority to such a superlien.

   CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, including current owners and operators of the property, regardless of whether they caused or contributed to the contamination. Many states have laws similar to CERCLA. CERCLA excludes from the definition of "owner or operator" any person "who, without participating in the mangement of . . . [the] facility, holds indicia of ownership primarily to protect his security interest" ("secured-creditor exemption").

   A lender may lose its secured-creditor exemption and be held liable under CERCLA as an owner or operator, if such lender or its employees or agents participate in management of the property. Also, if the lender takes title to or possession of the property, the secured-creditor exemption may be deemed to be unavailable, and the lender may be liable to the government or private parties for clean-up or other remedial costs pursuant to CERCLA.

   A decision in May 1990 of the United States Court of Appeals for the Eleventh Circuit in United States v. Fleet Factors Corp. very narrowly construed the CERCLA secured-creditor exemption. The Court held that a mortgagee need not have involved itself in the day-to-day operations of the mortgaged property or in decisions relating to hazardous waste in order to be liable under CERCLA; rather, liability could attach to a mortgagee if its involvement in the management of the property is sufficiently broad to support the inference that it had the capacity to influence the mortgagor's treatment of hazardous waste. Such capacity to influence could be inferred from the extent of the mortgagee's involvement in the mortgagor's financial management. A subsequent decision by the United States Court of Appeals for the Ninth Circuit in In re Bergsoe Metal Corp. disagreed with the Fleet Factors opinion, ruling that a secured lender had no liability absent "some actual management of the facility" on the part of the lender. The scope of the secured-creditor exemption is thus unclear.

   If a lender is or becomes liable, it may bring an action for contribution against the owner or operator who created the environmental contamination, but that person or entity may be bankrupt or otherwise judgment proof. It is possible that cleanup costs could become a liability of the Trust Fund and occasion a loss to Certificateholders in certain circumstances described above if such remedial costs were incurred.

   Unless otherwise provided in the related Prospectus Supplement, the Warranting Party with respect to any Whole Loan included in a Trust Fund for a particular series of Certificates will represent that a "Phase I assessment" as described in and meeting the requirements of the then current version of Chapter 5 of the Federal National Mortgage Association Multifamily Guide has been received and reviewed. In addition, the Agreement may provide that the Master Servicer, acting on behalf of the Trustee, will not acquire title to a Mortgaged Property or take over its operation unless the Master Servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits, that (a) there are no circumstances or conditions present at the Mortgaged Property relating to substances for which some investigation or clean-up action could be required or that it would be in the best economic interest of the Trust Fund to take such actions with respect to the affected Mortgaged Property and (b) that the Mortgaged Property is in compliance with applicable environmental laws or that it would be in the best economic interest of the Trust Fund to take the actions necessary to comply with such laws. See "Description of the Agreements -- Realization Upon Defaulted Whole Loans".

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DUE-ON-SALE AND DUE-ON-ENCUMBRANCE

   Certain of the Mortgage Loans may contain due-on-sale and due-on-encumbrance clauses. These clauses generally provide that the lender may accelerate the maturity of the loan if the mortgagor sells or otherwise transfers or encumbers the mortgaged property. Certain of these clauses may provide that, upon an attempted breach thereof by the mortgagor of an otherwise non-recourse loan, the mortgager becomes personally liable for the mortgage debt. The enforceability of due-on-sale clauses has been the subject of legislation or litigation in many states and, in some cases, the enforceability of these clauses was limited or denied. However, with respect to certain loans the Garn-St Germain Depository Institutions Act of 1982 preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms subject to certain limited exceptions. Unless otherwise provided in the related Prospectus Supplement, a Master Servicer, on behalf of the Trust Fund, will determine whether to exercise any right the Trustee may have as mortgagee to accelerate payment of any such Mortgage Loan or to withhold its consent to any transfer or further encumbrance in accordance with the general servicing standard described herein under "Description of the Agreements -- Collection and Other Servicing Procedures".

ACCELERATION ON DEFAULT

   Some of the Mortgage Loans included in a Trust Fund will include a "debt-acceleration" clause, which permits the lender to accelerate the full debt upon a monetary or nonmonetary default of the borrower. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default after giving effect to any appropriate notices. The equity courts of any state, however, may refuse to foreclose a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable. Furthermore, in some states, the borrower may avoid foreclosure and reinstate an accelerated loan by paying only the defaulted amounts and the costs and attorneys' fees incurred by the lender in collecting such defaulted payments.

   State courts also are known to apply various legal and equitable principles to avoid enforcement of the forfeiture provisions of Installment Contracts. For example, a lender's practice of accepting late payments from the borrower may be deemed a waiver of the forfeiture clause. State courts also may impose equitable grace periods for payment of arrearages or otherwise permit reinstatement of the contract following a default. Not infrequently, if a borrower under an Installment Contract has significant equity in the property, equitable principles will be applied to reform or reinstate the contract or to permit the borrower to share the proceeds upon a foreclosure sale of the property if the sale price exceeds the debt.

DEFAULT INTEREST, PREPAYMENT CHARGES AND PREPAYMENTS

   Forms of notes and mortgages used by lenders may contain provisions obligating the mortgagor to pay a late charge or additional interest if payments are not timely made, and in some circumstances may provide for prepayment fees or yield maintenance penalties if the obligation is paid prior to maturity or prohibit such prepayment for a specified period. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a mortgagor for delinquent payments. Certain states also limit the amounts that a lender may collect from a mortgagor as an additional charge if the loan is prepaid. The enforceability, under the laws of a number of states of provisions providing for prepayment fees or penalties upon, or prohibition of, an involuntary prepayment is unclear, and no assurance can be given that, at the time a Prepayment Premium is required to be made on a Mortgage Loan in connection with an involuntary prepayment, the obligation to make such payment, or the provisions of any such prohibition, will be enforceable under applicable state law. The absence of a restraint on prepayment, particularly with respect to Mortgage Loans having higher Mortgage Rates, may increase the likelihood of refinancing or other early retirements of the Mortgage Loans.

APPLICABILITY OF USURY LAWS

   Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V"), provides that state usury limitations shall not apply to certain types of residential (including multifamily but not other commercial) first mortgage loans originated by certain lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

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

   The Depositor has been advised by counsel that a court interpreting Title V would hold that first mortgage loans secured by primarily residential properties that are originated on or after January 1, 1980 are subject to federal preemption. Therefore, in a state that has not taken the requisite action to reject application of Title V or to adopt a provision limiting discount points or other charges prior to origination of such mortgage loans, any such limitation under such state's usury law would not apply to such mortgage loans.

ALTERNATIVE MORTGAGE INSTRUMENTS

   Alternative mortgage instruments, including adjustable rate mortgage loans, originated by non-federally chartered lenders have historically been subjected to a variety of restrictions. Such restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Garn-St Germain Act ("Title VIII"). Title VIII provides that, notwithstanding any state law to the contrary, state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks, state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration (the "NCUA") with respect to origination of alternative mortgage instruments by federal credit unions, and all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board (now the Office of Thrift Supervision) with respect to origination of alternative mortgage instruments by federal savings and loan associations. Title VIII provides that any state may reject applicability of the provision of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of such provisions. Certain states have taken such action.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

   Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a mortgagor who enters military service after the origination of such mortgagor's Mortgage Loan (including a mortgagor who was in reserve status and is called to active duty after origination of the Mortgage Loan), may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such mortgagor's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to mortgagors who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to mortgagors who enter military service (including reservists who are called to active duty) after origination of the related Mortgage Loan, no information can be provided as to the number of loans that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on certain of the Mortgage Loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of Certificates and would not be covered by advances or any form of Credit Support (if any) provided in connection with such Certificates. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected Mortgage Loan during the mortgagor's period of active duty status, and, under certain circumstances, during an additional three month period thereafter. Thus, in the event that such a Mortgage Loan goes into default, there may be delays and losses occasioned thereby.

FORFEITURES IN DRUG AND RICO PROCEEDINGS

   Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations ("RICO") statute can be seized by the government if the property was used in, or purchased with the proceeds of, such crimes. Under procedures contained in the Comprehensive Crime Control Act of 1984 (the "Crime Control Act"), the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property", including the holders of mortgage loans.

   A lender may avoid forfeiture of its interest in the property if it establishes that: (i) its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based, or (ii) the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.

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CERTAIN LAWS AND REGULATIONS

   The Mortgaged Properties will be subject to compliance with various federal, state and local statutes and regulations. Failure to comply (together with an inability to remedy any such failure) could result in material diminution in the value of a Mortgaged Property which could, together with the possibility of limited alternative uses for a particular Mortgaged Property (i.e., a nursing or convalescent home or hospital), result in a failure to realize the full principal amount of the related Mortgage Loan.

TYPE OF MORTGAGED PROPERTY

   The lender may be subject to additional risk depending upon the type and use of the Mortgaged Property in question. For instance, Mortgaged Properties which are hospitals, nursing homes or convalescent homes may present special risks to lenders in large part due to significant governmental regulation of the operation, maintenance, control and financing of health care institutions. Mortgages on Mortgaged Properties which are owned by the borrower under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association. Mortgaged Properties which are hotels or motels may present additional risk to the lender in that: (i) hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be terminable by the operator; and (ii) the transferability of the hotel's operating, liquor and other licenses to the entity acquiring the hotel either through purchase or foreclosure is subject to the vagaries of local law requirements. In addition, Mortgaged Properties which are multifamily residential properties or cooperatively owned multifamily properties may be subject to rent control laws, which could impact the future cash flows of such properties.

AMERICANS WITH DISABILITIES ACT

   Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder (collectively, the "ADA"), in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

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                       FEDERAL INCOME TAX CONSEQUENCES

   The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of Certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors, some of which may be subject to special rules. The authorities on which this discussion is based are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. This discussion reflects the applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code"), as well as regulations (the "REMIC Regulations") promulgated by the U.S. Department of Treasury (the "Treasury") on December 23, 1992. Investors should consult their own tax advisors in determining the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of Certificates.

   For purposes of this discussion, where the applicable Prospectus Supplement provides for a fixed retained yield with respect to the Mortgage Assets underlying a series of Certificates, references to the Mortgage will be deemed to refer to that portion of the Mortgage Assets held by the Trust Fund which does not include the Retained Interest. References to a "holder" or "Certificateholder" in this discussion generally mean the beneficial owner of a Certificate.

            FEDERAL INCOME TAX CONSEQUENCES FOR REMIC CERTIFICATES

 General

   With respect to a particular series of Certificates, an election may be made to treat the Trust Fund or one or more segregated pools of assets therein as one or more REMICs within the meaning of Code Section 860D. A Trust Fund or a portion thereof as to which a REMIC election will be made will be referred to as a "REMIC Pool". For purposes of this discussion, Certificates of a series as to which one or more REMIC elections are made are referred to as "REMIC Certificates" and will consist of one or more Classes of "Regular Certificates" and one Class of "Residual Certificates" in the case of each REMIC Pool. Qualification as a REMIC requires ongoing compliance with certain conditions. With respect to each series of REMIC Certificates, Cadwalader, Wickersham & Taft, counsel to the Depositor, has advised the Depositor that in the firm's opinion, assuming (i) the making of such an election, (ii) compliance with the Agreement and (iii) compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations thereunder, each REMIC Pool will qualify as a REMIC. In such case, the Regular Certificates will be considered to be "regular interests" in the REMIC Pool and generally will be treated for federal income tax purposes as if they were newly originated debt instruments, and the Residual Certificates will be considered to be "residual interests" in the REMIC Pool. The Prospectus Supplement for each series of Certificates will indicate whether one or more REMIC elections with respect to the related Trust Fund will be made, in which event references to "REMIC" or "REMIC Pool" herein shall be deemed to refer to each such REMIC Pool. If so specified in the applicable Prospectus Supplement, the portion of a Trust Fund as to which a REMIC election is not made may be treated as a grantor trust for federal income tax purposes. See "-- Federal Income Tax Consequences for Certificates as to Which No REMIC Election Is Made". For purposes of this discussion, unless otherwise specified, the term "Mortgage Loans" will be used to refer to Mortgage Loans, MBS and Installment Contracts.

 Status of REMIC Certificates

   REMIC Certificates held by a domestic building and loan association will constitute "a regular or residual interest in a REMIC" within the meaning of Code Section 7701(a)(19)(C)(xi) but only in the same proportion that the assets of the REMIC Pool would be treated as "loans . . . secured by an interest in real property which is . . . residential real property" (such as single family or multifamily properties, but not commercial properties) within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C), and otherwise will not qualify for such treatment. REMIC Certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(5)(A), and interest on the Regular Certificates and income with respect to Residual Certificates will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the REMIC Pool would be so treated. If at all times 95% or more of the assets of the REMIC Pool qualify for each of the foregoing respective treatments, the REMIC Certificates will qualify for the corresponding status in their entirety. For purposes of Code Sections 593(d)(1) and 856(c)(5)(A), payments of principal and interest on the Mortgage Loans that are reinvested pending distribution to holders of REMIC Certificates qualify for such treatment. Where two REMIC Pools are a part of

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a tiered structure they will be treated as one REMIC for purposes of the tests described above respecting asset ownership of more or less than 95%. In addition, if the assets of the REMIC include Buy-Down Mortgage Loans, it is possible that the percentage of such assets constituting "qualifying real property loans" or "loans . . . secured by an interest in real property" for purposes of Code Section 7701(a)(19)(C)(v), respectively, may be required to be reduced by the amount of the related Buy-Down Funds. REMIC Certificates held by a regulated investment company will not constitute "Government securities" within the meaning of Code Section 851(b)(4)(A)(i). REMIC Certificates held by certain financial institutions will constitute an "evidence of indebtedness" within the meaning of Code Section 582(c)(1). The Small Business Job Protection Act of 1966 (the "SBJPA of 1996") repealed the reserve method for bad debts of domestic building and loan associations and mutual savings banks, and thus has eliminated the asset category of "qualifying real property loans" in former Code Section 593(d) for taxable years beginning after December 31, 1995. The requirement in the SBJPA of 1996 that such institutions must "recapture" a portion of their existing bad debt reserves is suspended if a certain portion of their assets are maintained in "residential loans" under Code Section 7701(a)(19)(C)(v), but only if such loans were made to acquire, construct or improve the related real property and not for the purpose of refinancing. However, no effort will be made to identify the portion of the Mortgage Loans of any Series meeting this requirement, and no representation is made in this regard.

 Qualification as a REMIC

   In order for the REMIC Pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC Pool with the requirements set forth in the Code. The REMIC Pool must fulfill an asset test, which requires that no more than a de minimis portion of the assets of the REMIC Pool, as of the close of the third calendar month beginning after the "Startup Day" (which for purposes of this discussion is the date of issuance of the REMIC Certificates) and at all times thereafter, may consist of assets other than "qualified mortgages" and "permitted investments". The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirement is met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the REMIC Pool's assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets. A REMIC also must provide "reasonable arrangements" to prevent its residual interest from being held by "disqualified organizations" and must furnish applicable tax information to transferors or agents that violate this requirement. See "Taxation of Residual Certificates -- Tax-Related Restrictions on Transfer of Residual Certificates -- Disqualified Organizations".

   A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC Pool on the Startup Day or is purchased by the REMIC Pool within a three-month period thereafter pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include whole mortgage loans, such as the Mortgage Loans, certificates of beneficial interest in a grantor trust that holds mortgage loans, such as the Mortgage Certificates, regular interests in another REMIC, such as Mortgage Certificates in a trust as to which a REMIC election has been made, loans secured by timeshare interests and loans secured by shares held by a tenant stockholder in a cooperative housing corporation, provided, in general, (i) the fair market value of the real property security (including buildings and structural components thereof) is at least 80% of the principal balance of the related Mortgage Loan or mortgage loan underlying the Mortgage Certificate either at origination or as of the Startup Day (an original loan-to-value ratio of not more than 125% with respect to the real property security) or (ii) substantially all the proceeds of the Mortgage Loan or the underlying mortgage loan were used to acquire, improve or protect an interest in real property that, at the origination date, was the only security for the Mortgage Loan or underlying mortgage loan. If the Mortgage Loan has been substantially modified other than in connection with a default or reasonably foreseeable default, it must meet the loan-to-value test in (i) of the preceding sentence as of the date of the last such modification). A qualified mortgage includes a qualified replacement mortgage, which is any property that would have been treated as a qualified mortgage if it were transferred to the REMIC Pool on the Startup Day and that is received either (i) in exchange for any qualified mortgage within a three-month period thereafter or (ii) in exchange for a "defective obligation" within a two-year period thereafter. A "defective obligation" includes (i) a mortgage in default or as to which default is reasonably foreseeable, (ii) a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC Pool has been breached,
(iii) a mortgage that was fraudulently procured by the mortgagor, and (iv) a mortgage that was not in fact principally secured by real property (but only if such mortgage is disposed of within 90 days of discovery). A Mortgage Loan that is "defective" as described in clause (iv) that is not sold or, if within two years of the Startup Day, exchanged, within 90 days of discovery, ceases to be a qualified mortgage after such 90-day period.

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   The REMIC Regulations provide that obligations secured by interests in manufactured housing which qualify as "single family residences" within the meaning of Code Section 25(e)(10) may be treated as "qualified mortgages" of a REMIC. Under Code Section 25(e)(10), the term "single family residence" includes any manufactured home which has a minimum of 400 square feet of living space and a minimum width in excess of 102 inches and which is of a kind customarily used at a fixed location. With respect to each series with respect to which Contracts are included in a REMIC Pool, the Depositor will represent and warrant that each of the manufactured homes securing the Contracts meets this definition of "single family residence".

   Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC Pool. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC Pool to provide for payments of expenses of the REMIC Pool or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies. The reserve fund will be disqualified if more than 30% of the gross income from the assets in such fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A reserve fund must be reduced "promptly and appropriately" as payments on the Mortgage Loans are received. Foreclosure property is real property acquired by the REMIC Pool in connection with the default or imminent default of a qualified mortgage and generally held for not more than two years, with extensions granted by the Internal Revenue Service (the "Service").

   In addition to the foregoing requirements, the various interests in a REMIC Pool also must meet certain requirements. All of the interests in a REMIC Pool must be either of the following: (i) one or more classes of regular interests or (ii) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC Pool that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. Such a specified portion may consist of a fixed number of basis points, a fixed percentage of the total interest, or a fixed or qualified variable or inverse variable rate on some or all of the qualified mortgages minus a different fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. A residual interest is an interest in a REMIC Pool other than a regular interest that is issued on the Startup Day and that is designated as a residual interest. An interest in a REMIC Pool may be treated as a regular interest even if payments of principal with respect to such interest are subordinated to payments on other regular interests or the residual interest in the REMIC Pool, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC Pool or prepayment interest shortfalls. Accordingly, the Regular Certificates of a series will constitute one or more classes of regular interests, and the Residual Certificates with respect to that series will constitute a single class of residual interests on which distributions are made pro rata.

   If an entity, such as the REMIC Pool, fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the Code provides that the entity will not be treated as a REMIC for such year and thereafter. In this event, an entity with multiple classes of ownership interests may be treated as a separate association taxable as a corporation under Treasury regulations, and the Regular Certificates may be treated as equity interests therein. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith, and disqualification of the REMIC Pool would occur absent regulatory relief. Investors should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the "1986 Act") indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC Pool's income for the period of time in which the requirements for REMIC status are not satisfied.

TAXATION OF REGULAR CERTIFICATES

 General

   In general, interest, original issue discount and market discount on a Regular Certificate will be treated as ordinary income to a holder of the Regular Certificate (the "Regular Certificateholder") as they accrue, and principal payments on

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a Regular Certificate will be treated as a return of capital to the extent of the Regular Certificateholder's basis in the Regular Certificate allocable thereto. Regular Certificateholders must use the accrual method of accounting with regard to Regular Certificates, regardless of the method of accounting otherwise used by such Regular Certificateholders.

 Original Issue Discount

   Accrual Certificates will be, and other Classes of Regular Certificates may be, issued with "original issue discount" within the meaning of Code
Section 1273(a). Holders of any Class of Regular Certificates having original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues, in accordance with the constant yield method that takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The following discussion is based in part on temporary and final Treasury regulations issued on February 2, 1994 (the "OID Regulations"), as amended on June 14, 1996, under Code Sections 1271 through 1273 and 1275 and in part on the provisions of the 1986 Act. Regular Certificateholders should be aware, however, that the OID Regulations and the Proposed OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Certificates. To the extent such issues are not addressed in such regulations, the Depositor intends to apply the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided that the Service will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the Service to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer's tax liability. Investors are advised to consult their own tax advisors as to the discussion herein and the appropriate method for reporting interest and original issue discount with respect to the Regular Certificates.

   Each Regular Certificate (except to the extent described below with respect to a Regular Certificate on which principal is distributed by random lot ("Random Lot Certificates")) will be treated as a single installment obligation for purposes of determining the original issue discount includible in a Regular Certificateholder's income. The total amount of original issue discount on a Regular Certificate is the excess of the "stated redemption price at maturity" of the Regular Certificate over its "issue price". The issue price of a Class of Regular Certificates offered pursuant to this Prospectus generally is the first price at which a substantial amount of Regular Certificates of that Class is sold to the public (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, the Depositor intends to treat the issue price of a Class as to which there is no substantial sale as of the issue date or that is retained by the Depositor as the fair market value of that Class as of the issue date. The issue price of a Regular Certificate also includes the amount paid by an initial Regular Certificateholder for accrued interest that relates to a period prior to the issue date of the Regular Certificate, unless the Regular Certificateholder elects on its federal income tax return to exclude such amount from the issue price and to recover it on the first Distribution Date. The stated redemption price at maturity of a Regular Certificate always includes the original principal amount of the Regular Certificate, but generally will not include distributions of stated interest if such interest distributions constitute "qualified stated interest". Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate (as described below) provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the Regular Certificate. Distributions of interest on an Accrual Certificate, or on other Regular Certificates with respect to which deferred interest will accrue, will not constitute qualified stated interest, in which case the stated redemption price at maturity of such Regular Certificates includes all distributions of interest as well as principal thereon. Likewise, the Depositor intends to treat an "interest only" class, or a class on which interest is substantially disproportionate to its principal amount (a so-called "super-premium" class) as having no qualified stated interest. Where the interval between the issue date and the first Distribution Date on a Regular Certificate is shorter than the interval between subsequent Distribution Dates, the interest attributable to the additional days will be included in the stated redemption price at maturity.

   Under a de minimis rule, original issue discount on a Regular Certificate will be considered to be zero if such original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate. For this purpose, the weighted average maturity of the Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Certificate and the denominator of which is the stated redemption price at maturity of the Regular Certificate. The Conference Committee

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Report to the 1986 Act provides that the schedule of such distributions should be determined in accordance with the assumed rate of prepayment of the Mortgage Loans (the "Prepayment Assumption") and the anticipated reinvestment rate, if any, relating to the Regular Certificates. The Prepayment Assumption with respect to a Series of Regular Certificates will be set forth in the related Prospectus Supplement. Holders generally must report de minimis OID pro rata as principal payments are received, and such income will be capital gain if the Regular Certificate is held as a capital asset. However, under the OID Regulations, Regular Certificateholders may elect to accrue all de minimis original issue discount as well as market discount and market premium under the constant yield method. See "Election to Treat All Interest Under the Constant Yield Method".

   A Regular Certificateholder generally must include in gross income for any taxable year the sum of the "daily portions," as defined below, of the original issue discount on the Regular Certificate accrued during an accrual period for each day on which it holds the Regular Certificate, including the date of purchase but excluding the date of disposition. The Depositor will treat the monthly period ending on the day before each Distribution Date as the accrual period. With respect to each Regular Certificate, a calculation will be made of the original issue discount that accrues during each successive full accrual period (or shorter period from the date of original issue) that ends on the day before the related Distribution Date on the Regular Certificate. The Conference Committee Report to the 1986 Act states that the rate of accrual of original issue discount is intended to be based on the Prepayment Assumption. Other than as discussed below with respect to a Random Lot Certificate, the original issue discount accruing in a full accrual period would be the excess, if any, of (i) the sum of (a) the present value of all of the remaining distributions to be made on the Regular Certificate as of the end of that accrual period that are included in the Regular Certificate's stated redemption price at maturity and (b) the distributions made on the Regular Certificate during the accrual period that are included in the Regular Certificate's stated redemption price at maturity, over (ii) the adjusted issue price of the Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence is calculated based on
(i) the yield to maturity of the Regular Certificate at the issue date, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period and (iii) the Prepayment Assumption. For these purposes, the adjusted issue price of a Regular Certificate at the beginning of any accrual period equals the issue price of the Regular Certificate, increased by the aggregate amount of original issue discount with respect to the Regular Certificate that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Certificate's stated redemption price at maturity that were made on the Regular Certificate in such prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

   Under the method described above, the daily portions of original issue discount required to be included in income by a Regular Certificateholder generally will increase to take into account prepayments on the Regular Certificates as a result of prepayments on the Mortgage Loans that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. An increase in prepayments on the Mortgage Loans with respect to a Series of Regular Certificates can result in both a change in the priority of principal payments with respect to certain Classes of Regular Certificates and either an increase or decrease in the daily portions of original issue discount with respect to such Regular Certificates.

   In the case of a Random Lot Certificate, the Depositor intends to determine the yield to maturity of such Certificate based upon the anticipated payment characteristics of the Class as a whole under the Prepayment Assumption. In general, the original issue discount accruing on each Random Lot Certificate in a full accrual period would be its allocable share of the original issue discount with respect to the entire Class, as determined in accordance with the preceding paragraph. However, in the case of a distribution in retirement of the entire unpaid principal balance of any Random Lot Certificate (or portion of such unpaid principal balance), (a) the remaining unaccrued original issue discount allocable to such Certificate (or to such portion) will accrue at the time of such distribution, and (b) the accrual of original issue discount allocable to each remaining Certificate of such Class (or the remaining unpaid principal balance of a partially redeemed Random Lot Certificate after a distribution of principal has been received) will be adjusted by reducing the present value of the remaining payments on such Class and the adjusted issue price of such Class to the extent attributable to the portion of the unpaid principal balance thereof that was distributed. The Depositor believes that the foregoing treatment is consistent with the "pro rata prepayment" rules of the OID Regulations, but with the rate of accrual of original issue discount determined based on the Prepayment Assumption for the Class as a whole. Investors are advised to consult their tax advisors as to this treatment.

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 Acquisition Premium

   A purchaser of a Regular Certificate at a price greater than its adjusted issue price but less than its stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Certificate reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over such adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, such a subsequent purchaser may elect to treat all such acquisition premium under the constant yield method, as described below under the heading "Election to Treat All Interest Under the Constant Yield Method".

 Variable Rate Regular Certificates

   Regular Certificates may provide for interest based on a variable rate. Under the OID Regulations, interest is treated as payable at a variable rate if, generally, (i) the issue price does not exceed the original principal balance by more than a specified amount and (ii) the interest compounds or is payable at least annually at current values of (a) one or more "qualified floating rates", (b) a single fixed rate and one or more qualified floating rates, (c) a single "objective rate", or (d) a single fixed rate and a single objective rate that is a "qualified inverse floating rate". A floating rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds, where such rate is subject to a fixed multiple that is greater than
0.65 but not more than 1.35. Such rate may also be increased or decreased by a fixed spread or subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly. An objective rate is any rate (other than a qualified floating rate) that is determined using a single fixed formula and that is based on objective financial or economic information, provided that such information is not (i) within the control of the issuer or a related party or (ii) unique to the circumstances of the issuer or a related party. A qualified inverse floating rate is a rate equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds; an inverse floating rate that is not a qualified inverse floating rate may nevertheless be an objective rate. A Class of Regular Certificates may be issued under this Prospectus that does not have a variable rate under the foregoing rules, for example, a Class that bears different rates at different times during the period it is outstanding such that it is considered significantly "front-loaded" or "back-loaded" within the meaning of the OID Regulations. It is possible that such a Class may be considered to bear "contingent interest" within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest rate by their terms not applicable to Regular Certificates. However, if final regulations dealing with contingent interest with respect to Regular Certificates apply the same principles as the OID Regulations, such regulations may lead to different timing of income inclusion that would be the case under the OID Regulations. Furthermore, application of such principles could lead to the characterization of gain on the sale of contingent interest Regular Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate treatment of any Regular Certificate that does not pay interest at a fixed rate or variable rate as described in this paragraph.

   Under the REMIC Regulations, a Regular Certificate (i) bearing a rate that qualifies as a variable rate under the OID Regulations that is tied to current values of a variable rate (or the highest, lowest or average of two or more variable rates, including a rate based on the average cost of funds of one or more financial institutions), or a positive or negative multiple of such a rate (plus or minus a specified number of basis points), or that represents a weighted average of rates on some or all of the Mortgage Loans, including such a rate that is subject to one or more caps or floors, or (ii) bearing one or more such variable rates for one or more periods or one or more fixed rates for one or more periods, and a different variable rate or fixed rate for other periods qualifies as a regular interest in a REMIC. Accordingly, unless otherwise indicated in the applicable Prospectus Supplement, the Depositor intends to treat Regular Certificates that qualify as regular interests under this rule in the same manner as obligations bearing a variable rate for original issue discount reporting purposes.

   The amount of original issue discount with respect to a Regular Certificate bearing a variable rate of interest will accrue in the manner described above under "Original Issue Discount" with the yield to maturity and future payments on such Regular Certificate generally to be determined by assuming that interest will be payable for the life of the Regular Certificate based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for the relevant Class. Unless otherwise specified in the applicable Prospectus Supplement, the Depositor intends to treat such variable interest as qualified stated interest, other than variable interest on an interest-only or super-premium Class, which will be treated as non-qualified stated interest includible in the stated redemption price at maturity. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

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   Although unclear under the OID Regulations, the Depositor intends to treat
Regular Certificates bearing an interest rate that is a weighted average of the net interest rates on Mortgage Loans or Mortgage Certificates having fixed or adjustable rates, as having qualified stated interest. In the case of adjustable rate Mortgage Loans, the applicable index used to compute interest on the Mortgage Loans in effect on the pricing date (or possibly the issue date) will be deemed to be in effect beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs. Adjustments will be made in each accrual period either increasing or decreasing the amount or ordinary income reportable to reflect the actual Pass-Through Rate on the Regular Certificates.

 Deferred Interest

   Under the OID Regulations, all interest on a Regular Certificate as to which there may be Deferred Interest is includible in the stated redemption price at maturity thereof. Accordingly, any Deferred Interest that accrues with respect to a Class of Regular Certificates may constitute income to the holders of such Regular Certificates prior to the time distributions of cash with respect to such Deferred Interest are made.

 Market Discount

   A purchaser of a Regular Certificate also may be subject to the market discount rules of Code Section 1276 through 1278. Under these Code sections and the principles applied by the OID Regulations in the context of original issue discount, "market discount" is the amount by which the purchaser's original basis in the Regular Certificate (i) is exceeded by the then-current principal amount of the Regular Certificate or (ii) in the case of a Regular Certificate having original issue discount, is exceeded by the adjusted issue price of such Regular Certificate at the time of purchase. Such purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on such Regular Certificate as distributions includible in the stated redemption price at maturity thereof are received, in an amount not exceeding any such distribution. Such market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until such regulations are issued, such market discount would accrue either (i) on the basis of a constant interest rate or
(ii) in the ratio of stated interest allocable to the relevant period to the sum of the interest for such period plus the remaining interest as of the end of such period, or in the case of a Regular Certificate issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for such period plus the remaining original issue discount as of the end of such period. Such purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. Such purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a Regular Certificate over the interest distributable thereon. The deferred portion of such interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Certificate for such year. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Certificate is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Certificateholder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by such Regular Certificateholder in that taxable year or thereafter, in which case the interest deferral rule will not apply. See "Election to Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which such election may be deemed to be made.

   Market discount with respect to a Regular Certificate will be considered to be zero if such market discount is less than 0.25% of the remaining stated redemption price at maturity of such Regular Certificate multiplied by the weighted average maturity of the Regular Certificate (determined as described above in the third paragraph under "Original Issue Discount") remaining after the date of purchase. It appears that de minimis market discount would be reported in a manner similar to de minimis original issue discount. See "Original Issue Discount" above. Treasury regulations implementing the market discount rules have not yet been issued, and therefore investors should consult their own tax advisors regarding the application of these rules. Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

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 Premium

   A Regular Certificate purchased at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Certificateholder holds such Regular Certificate as a "capital asset" within the meaning of Code Section 1221, the Regular Certificateholder may elect under Code Section 171 to amortize such premium under the constant yield method. The Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Certificates, although it is unclear whether the alternatives to the constant yield method described above under "Market Discount" are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Certificate rather than as a separate deduction item. See "Election to Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which the Code Section 171 election may be deemed to be made.

 Election to Treat All Interest Under the Constant Yield Method

   A holder of a debt instrument such as a Regular Certificate may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to such an election, (i) "interest" includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (ii) the debt instrument is treated as if the instrument were issued on the holder's acquisition date in the amount of the holder's adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder's acquisition would apply. A holder generally may make such an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes such an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all debt instruments acquired by the holder in the same taxable year or thereafter. The election is made on the holder's federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the Service. Investors should consult their own tax advisors regarding the advisability of making such an election.

 Sale or Exchange of Regular Certificates

   If a Regular Certificateholder sells or exchanges a Regular Certificate, the Regular Certificateholder will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the Regular Certificate. The adjusted basis of a Regular Certificate generally will equal the cost of the Regular Certificate to the seller, increased by any original issue discount or market discount previously included in the seller's gross income with respect to the Regular Certificate and reduced by amounts included in the stated redemption price at maturity of the Regular Certificate that were previously received by the seller and by any amortized premium.

   Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Certificate realized by an investor who holds the Regular Certificate as a capital asset will be capital gain or loss and will be long-term or short-term depending on whether the Regular Certificate has been held for the long-term capital gain holding period (currently more than one year). Such gain will be treated as ordinary income (i) if a Regular Certificate is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior distribution of property that was held as a part of such transaction, (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary rates, or (iii) to the extent that such gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the holder if its yield on such Regular Certificate were 110% of the applicable Federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of such holder with respect to the Regular Certificate. In addition, gain or loss recognized from the sale of a Regular Certificate by certain banks or

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thrift institutions will be treated as ordinary income or loss pursuant to
Code Section 582(c). Pursuant to the Revenue Reconciliation Act of 1993, capital gains of certain non-corporate taxpayers are subject to a lower maximum tax rate than ordinary income of such taxpayers. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

 Treatment of Losses

   Holders of Regular Certificates will be required to report income with respect to Regular Certificates on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the Mortgage Loans allocable to a particular class of Regular Certificates, except to the extent it can be established that such losses are uncollectible. Accordingly, the holder of a Regular Certificate may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. To the extent the rules of Code Section 166 regarding bad debts are applicable, it appears that holders of Regular Certificates that are corporations or that otherwise hold the Regular Certificates in connection with a trade or business should in general be allowed to deduct as an ordinary loss any such loss sustained during the taxable year on account of any such Regular Certificates becoming wholly or partially worthless, and that, in general, holders of Regular Certificates that are not corporations and do not hold the Regular Certificates in connection with a trade or business will be allowed to deduct as a short-term capital loss any loss with respect to principal sustained during the taxable year on account of a portion of any class or subclass of such Regular Certificates becoming wholly worthless. Although the matter is not free from doubt, non-corporate holders of Regular Certificates should be allowed a bad debt deduction at such time as the principal balance of any class or subclass of such Regular Certificates is reduced to reflect losses resulting from any liquidated Mortgage Loans. The Service, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect such losses only after all Mortgage Loans remaining in the Trust Fund have been liquidated or such class of Regular Certificates has been otherwise retired. The Service could also assert that losses on the Regular Certificates are deductible based on some other method that may defer such deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount. This may have the effect of creating "negative" original issue discount which would be deductible only against future positive original issue discount or otherwise upon termination of the Class. Holders of Regular Certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Regular Certificates. While losses attributable to interest previously reported as income should be deductible as ordinary losses by both corporate and non-corporate holders the Service may take the position that losses attributable to accrued original issue discount may only be deducted as capital losses in the case of non-corporate holders who do not hold Regular Certificates in connection with a trade or business. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on Regular Certificates.

TAXATION OF RESIDUAL CERTIFICATES

 Taxation of REMIC Income

   Generally, the "daily portions" of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of holders of Residual Certificates ("Residual Certificateholders"), and will not be taxed separately to the REMIC Pool. The daily portions of REMIC taxable income or net loss of a Residual Certificateholder are determined by allocating the REMIC Pool's taxable income or net loss for each calendar quarter ratably to each day in such quarter and by allocating such daily portion among the Residual Certificateholders in proportion to their respective holdings of Residual Certificates in the REMIC Pool on such day. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that (i) the limitations on deductibility of investment interest expense and expenses for the production of income do not apply, (ii) all bad loans will be deductible as business bad debts and (iii) the limitation on the deductibility of interest and expenses related to tax-exempt income will apply. The REMIC Pool's gross income, includes interest, original issue discount income and market discount income, if any, on the Mortgage Loans, reduced by amortization of any premium on the Mortgage Loans plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the Regular Certificates. The REMIC Pool's deductions include interest and original issue discount expense on the Regular Certificates, servicing fees on the Mortgage Loans, other administrative

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expenses of the REMIC Pool and realized losses on the Mortgage Loans. The requirement that Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC Pool will continue until there are no Certificates of any class of the related series outstanding.

   The taxable income recognized by a Residual Certificateholder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest and original issue discount or market discount income or amortization of premium with respect to the Mortgage Loans, on the one hand, and the timing of deductions for interest (including original issue discount) on the Regular Certificates, on the other hand. In the event that an interest in the Mortgage Loans is acquired by the REMIC Pool at a discount, and one or more of such Mortgage Loans is prepaid, the Residual Certificateholder may recognize taxable income without being entitled to receive a corresponding amount of cash because (i) the prepayment may be used in whole or in part to make distributions in reduction of principal on the Regular Certificates and (ii) the discount on the Mortgage Loans which is includible in income may exceed the deduction allowed upon such distributions on those Regular Certificates on account of any unaccrued original issue discount relating to those Regular Certificates. When there is more than one class of Regular Certificates that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the Regular Certificates when distributions in reduction of principal are being made in respect of earlier classes of Regular Certificates to the extent that such classes are not issued with substantial discount. If taxable income attributable to such a mismatching is realized, in general, losses would be allowed in later years as distributions on the later classes of Regular Certificates are made. Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of such a series of Regular Certificates, may increase over time as distributions in reduction of principal are made on the lower yielding classes of Regular Certificates, whereas to the extent that the REMIC Pool includes fixed rate Mortgage Loans, interest income with respect to any given Mortgage Loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, Residual Certificateholders must have sufficient other sources of cash to pay any federal, state or local income taxes due as a result of such mismatching or unrelated deductions against which to offset such income, subject to the discussion of "excess inclusions" below under "Limitations on Offset or Exemption of REMIC Income". The timing of such mismatching of income and deductions described in this paragraph, if present with respect to a series of Certificates, may have a significant adverse effect upon the Residual Certificateholder's after-tax rate of return. In addition, a Residual Certificateholder's taxable income during certain periods may exceed the income reflected by such Residual Certificateholder for such periods in accordance with generally accepted accounting principles. Investors should consult their own accountants concerning the accounting treatment of their investment in Residual Certificates.

 Basis and Losses

   The amount of any net loss of the REMIC Pool that may be taken into account by the Residual Certificateholder is limited to the adjusted basis of the Residual Certificate as of the close of the quarter (or time of disposition of the Residual Certificate if earlier), determined without taking into account the net loss for the quarter. The initial adjusted basis of a purchaser of a Residual Certificate is the amount paid for such Residual Certificate. Such adjusted basis will be increased by the amount of taxable income of the REMIC Pool reportable by the Residual Certificateholder and will be decreased (but not below zero), first, by a cash distribution from the REMIC Pool and, second, by the amount of loss of the REMIC Pool reportable by the Residual Certificateholder. Any loss that is disallowed on account of this limitation may be carried over indefinitely with respect to the Residual Certificateholder as to whom such loss was disallowed and may be used by such Residual Certificateholder only to offset any income generated by the same REMIC Pool.

   A Residual Certificateholder will not be permitted to amortize directly the cost of its Residual Certificate as an offset to its share of the taxable income of the related REMIC Pool. However, that taxable income will not include cash received by the REMIC Pool that represents a recovery of the REMIC Pool's basis in its assets. Such recovery of basis by the REMIC Pool will have the effect of amortization of the issue price of the Residual Certificates over their life. However, in view of the possible acceleration of the income of Residual Certificateholders described above under "Taxation of REMIC Income", the period of time over which such issue price is effectively amortized may be longer than the economic life of the Residual Certificates.

   A Residual Certificate may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows. The REMIC Regulations appear to treat the issue price of such a residual interest as zero rather than such negative amount for purposes of determining the REMIC Pool's basis in its assets. The preamble to the REMIC Regulations states that the Service may provide future guidance on the proper tax treatment of payments

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made by a transferor of such a residual interest to induce the transferee to acquire the interest, and Residual Certificateholders should consult their own tax advisors in this regard.

   Further, to the extent that the initial adjusted basis of a Residual Certificateholder (other than an original holder) in the Residual Certificate is greater that the corresponding portion of the REMIC Pool's basis in the Mortgage Loans, the Residual Certificateholder will not recover a portion of such basis until termination of the REMIC Pool unless future Treasury regulations provide for periodic adjustments to the REMIC income otherwise reportable by such holder. The REMIC Regulations currently in effect do not so provide. See "Treatment of Certain Items of REMIC Income and Expense
-- Market Discount" below regarding the basis of Mortgage Loans to the REMIC Pool and "Sale or Exchange of a Residual Certificate" below regarding possible treatment of a loss upon termination of the REMIC Pool as a capital loss.

 Treatment of Certain Items of REMIC Income and Expense

   Although the Depositor intends to compute REMIC income and expense in accordance with the Code and applicable regulations, the authorities regarding the determination of specific items of income and expense are subject to differing interpretations. The Depositor makes no representation as to the specific method that it will use for reporting income with respect to the Mortgage Loans and expenses with respect to the Regular Certificates, and different methods could result in different timing of reporting of taxable income or net loss to Residual Certificateholders or differences in capital gain versus ordinary income.

   Original Issue Discount. Generally, the REMIC Pool's deductions for original issue discount will be determined in the same manner as original issue discount income on Regular Certificates as described above under "Taxation of Regular Certificates -- Original Issue Discount" and " -- Variable Rate Regular Certificates", without regard to the de minimis rule described therein.

   Deferred Interest. Any Deferred Interest that accrues with respect to any adjustable rate Mortgage Loans held by the REMIC Pool will constitute income to the REMIC Pool and will be treated in a manner similar to the Deferred Interest that accrues with respect to Regular Certificates as described above under "Taxation of Regular Certificates -- Deferred Interest".

   Market Discount. The REMIC Pool will have market discount income in respect of Mortgage Loans if, in general, the basis of the REMIC Pool allocable to such Mortgage Loans is exceeded by their unpaid principal balances. The REMIC Pool's basis in such Mortgage Loans is generally the fair market value of the Mortgage Loans immediately after the transfer thereof to the REMIC Pool. The REMIC Regulations provide that such basis is equal in the aggregate to the issue prices of all regular and residual interests in the REMIC Pool (or the fair market value thereof at the Closing Date, in the case of a retained Class). In respect of Mortgage Loans that have market discount to which Code Section 1276 applies, the accrued portion of such market discount would be recognized currently as an item of ordinary income in a manner similar to original issue discount. Market discount income generally should accrue in the manner described above under "Taxation of Regular Certificates -- Market Discount".

   Premium. Generally, if the basis of the REMIC Pool in the Mortgage Loans exceeds the unpaid principal balances thereof, the REMIC Pool will be considered to have acquired such Mortgage Loans at a premium equal to the amount of such excess. As stated above, the REMIC Pool's basis in Mortgage Loans is the fair market value of the Mortgage Loans, based on the aggregate of the issue prices (or the fair market value of retained Classes) of the regular and residual interests in the REMIC Pool immediately after the transfer thereof to the REMIC Pool. In a manner analogous to the discussion above under "Taxation of Regular Certificates -- Premium", a REMIC Pool that holds a Mortgage Loan as a capital asset under Code Section 1221 may elect under Code Section 171 to amortize premium on whole mortgage loans or mortgage loans underlying MBS that were originated after September 27, 1985 or on Agency Securities, or Private Mortgage-Backed Securities that are REMIC regular interests under the constant yield method. Amortizable bond premium will be treated as an offset to interest income on the Mortgage Loans, rather than as a separate deduction item. To the extent that the mortgagors with respect to the Mortgage Loans are individuals, Code Section 171 will not be available for premium on Mortgage Loans (including underlying mortgage loans) originated on or prior to September 27, 1985. Premium with respect to such Mortgage Loans may be deductible in accordance with a reasonable method regularly employed by the holder thereof. The allocation of such premium pro rata among principal payments should be considered a reasonable method; however, the Service may argue that such premium should be allocated in a different manner, such as allocating such premium entirely to the final payment of principal.

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 Limitations on Offset or Exemption of REMIC Income

   A portion or all of the REMIC taxable income includible in determining the federal income tax liability of a Residual Certificateholder will be subject to special treatment. That portion, referred to as the "excess inclusion", is equal to the excess of REMIC taxable income for the calendar quarter allocable to a Residual Certificate over the daily accruals for such quarterly period of (i) 120% of the long-term applicable Federal rate that would have applied to the Residual Certificate (if it were a debt instrument) on the Startup Day under Code Section 1274(d), multiplied by (ii) the adjusted issue price of such Residual Certificate at the beginning of such quarterly period. For this purpose, the adjusted issue price of a Residual Certificate at the beginning of a quarter is the issue price of the Residual Certificate, plus the amount of such daily accruals of REMIC income described in this paragraph for all prior quarters, decreased by any distributions made with respect to such Residual Certificate prior to the beginning of such quarterly period. Accordingly, the portion of the REMIC Pool's taxable income that will be treated as excess inclusions will be a larger portion of such income as the adjusted issue price of the Residual Certificates diminishes.

   The portion of a Residual Certificateholder's REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions, including net operating loss carryforwards, on such Residual Certificateholder's return. However, net operating loss carryovers are determined without regard to excess inclusion income. Further, if the Residual Certificateholder is an organization subject to the tax on unrelated business income imposed by Code Section 511, the Residual Certificateholder's excess inclusions will be treated as unrelated business taxable income of such Residual Certificateholder for purposes of Code Section 511. In addition, REMIC taxable income is subject to 30% withholding tax with respect to certain persons who are not U.S. Persons (as defined below under "Tax-Related Restrictions on Transfer of Residual Certificates -- Foreign Investors"), and the portion thereof attributable to excess inclusions is not eligible for any reduction in the rate of withholding tax (by treaty or otherwise). See "Taxation of Certain Foreign Investors -- Residual Certificates" below. Finally, if a real estate investment trust or a regulated investment company owns a Residual Certificate, a portion (allocated under Treasury regulations yet to be issued) of dividends paid by the real estate investment trust or a regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to certain persons who are not U.S. Persons. The SBJPA of 1996 has eliminated the special rule permitting Section 593 institutions ("thrift institutions") to use net operating losses and other allowable deductions to offset their excess inclusion income from Residual Certificates that have "significant value" within the meaning of the REMIC Regulations, effective for taxable years beginning after December 31, 1995, except with respect to Residual Certificates continuously held by thrift institutions since November 1, 1995.

   In addition, the SBJPA of 1996 provides three rules for determining the effect of excess inclusions on the alternative minimum taxable income of a Residual Holder. First, alternative minimum taxable income for a Residual Holder is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions. Second, a Residual Holder's alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions. These rules are effective for taxable years beginning after December 31, 1986, unless a Residual Holder elects to have such rules apply only to taxable years beginning after August 20, 1996.

 Tax-Related Restrictions on Transfer of Residual Certificates

   Disqualified Organizations. If any legal or beneficial interest in a Residual Certificate is transferred to a Disqualified Organization (as defined below), a tax would be imposed in an amount equal to the product of
(i) the present value of the total anticipated excess inclusions with respect to such Residual Certificate for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. The REMIC Regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the Prepayment Assumption. The present value rate equals the applicable Federal rate under Code Section 1274(d) as of the date of the transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue. Such a tax generally would be imposed on the transferor of the Residual Certificate, except that where such transfer is through an agent (including a broker, nominee or other middleman) for a Disqualified Organization, the tax would instead be imposed on such agent. However, a transferor of a Residual Certificate would in no event be liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization

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and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false. The tax also may be waived by the Treasury Department if the Disqualified Organization promptly disposes of the residual interest and the transferor pays income tax at the highest corporate rate on the excess inclusions for the period the Residual Certificate is actually held by the Disqualified Organization.

   In addition, if a "Pass-Through Entity" (as defined below) has excess inclusion income with respect to a Residual Certificate during a taxable year and a Disqualified Organization is the record holder of an equity interest in such entity, then a tax is imposed on such entity equal to the product of (i) the amount of excess inclusions on the Residual Certificate that are allocable to the interest in the Pass-Through Entity during the period such interest is held by such Disqualified Organization, and (ii) the highest marginal federal corporate income tax rate. Such tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year. The Pass-Through Entity would not be liable for such tax if it has received an affidavit from such record holder that it is not a Disqualified Organization or stating such holder's taxpayer identification number and, during the period such person is the record holder of the Residual Certificate, the Pass-Through Entity does not have actual knowledge that such affidavit is false.

   For these purposes, (i) "Disqualified Organization" means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (provided, that such term does not include an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by any such governmental entity), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code Section 1381(a)(2)(C), and any organization (other than a farmers' cooperative described in Code Section
521) that is exempt from taxation under the Code unless such organization is subject to the tax on unrelated business income imposed by Code Section 511, and (ii) "Pass-Through Entity" means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis. Except as may be provided in Treasury regulations, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to such interest, be treated as a Pass-Through Entity.

   The Agreement with respect to a series of Certificates will provide that no legal or beneficial interest in a Residual Certificate may be transferred unless (i) the proposed transferee provides to the transferor and the Trustee an affidavit providing its taxpayer identification number and stating that such transferee is the beneficial owner of the Residual Certificate, is not a Disqualified Organization and is not purchasing such Residual Certificates on behalf of a Disqualified Organization (i.e., as a broker, nominee or middleman thereof), and (ii) the transferor provides a statement in writing to the Depositor and the Trustee that it has no actual knowledge that such affidavit is false. Moreover, the Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Each Residual Certificate with respect to a series will bear a legend referring to such restrictions on transfer, and each Residual Certificateholder will be deemed to have agreed, as a condition of ownership thereof, to any amendments to the related Agreement required under the Code or applicable Treasury regulations to effectuate the foregoing restrictions. Information necessary to compute an applicable excise tax must be furnished to the Service and to the requesting party within 60 days of the request, and the Depositor or the Trustee may charge a fee for computing and providing such information.

   Noneconomic Residual Interests. The REMIC Regulations would disregard certain transfers of Residual Certificates, in which case the transferor would continue to be treated as the owner of the Residual Certificates and thus would continue to be subject to tax on its allocable portion of the net income of the REMIC Pool. Under the REMIC Regulations, a transfer of a "noneconomic residual interest" (as defined below) to a Residual Certificateholder (other than a Residual Certificateholder who is not a U.S. Person, as defined below under "Foreign Investors") is disregarded for all federal income tax purposes if a significant purpose of the transferor is to impede the assessment or collection of tax. A residual interest in a REMIC (including a residual interest with a positive value at issuance) is a "noneconomic residual interest" unless, at the time of the transfer, (i) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. The anticipated excess inclusions and the present value rate are determined in the same manner as set forth above under "Disqualified Organizations". The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable

                               72




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income of the REMIC. A safe harbor is provided if (i) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, and (ii) the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due. The Agreement with respect to each series of Certificates will require the transferee of a Residual Certificate to certify to the matters in the preceding sentence as part of the affidavit described above under the heading "Disqualified Organizations". The transferor must have no actual knowledge or reason to know that such statements are false.

   Foreign Investors. The REMIC Regulations provide that the transfer of a Residual Certificate that has "tax avoidance potential" to a "foreign person" will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a "U.S. Person" (as defined below), unless such transferee's income is effectively connected with the conduct of a trade or business within the United States. A Residual Certificate is deemed to have tax avoidance potential unless, at the time of the transfer,
(i) the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer, and (ii) the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC Pool at or after the time at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid. If the non-U.S. Person transfers the Residual Certificate back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

   The Prospectus Supplement relating to a series of Certificates may provide that a Residual Certificate may not be purchased by or transferred to any person that is not a U.S. Person or may describe the circumstances and restrictions pursuant to which such a transfer may be made. The term "U.S. Person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, an estate that is subject to U.S. federal income tax regardless of the source of its income or a trust if (A) for taxable years beginning after December 31, 1996 (or for taxable years ending August 20, 1996, if the trustee has made an applicable election), a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more United States fiduciaries have the authority to control all substantial decisions of such trust, or (B) for all other taxable years, such trust is subject to United States federal income tax regardless of the source of its income.

 Sale or Exchange of a Residual Certificate

   Upon the sale or exchange of a Residual Certificate, the Residual Certificateholder will recognize gain or loss equal to the excess, if any, of the amount realized over the adjusted basis (as described above under "Taxation of Residual Certificates -- Basis and Losses") of such Residual Certificateholder in such Residual Certificate at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC Pool, a Residual Certificateholder will have taxable income to the extent that any cash distribution to it from the REMIC Pool exceeds such adjusted basis on that Distribution Date. Such income will be treated as gain from the sale or exchange of the Residual Certificate. It is possible that the termination of the REMIC Pool may be treated as a sale or exchange of a Residual Certificateholder's Residual Certificate, in which case, if the Residual Certificateholder has an adjusted basis in such Residual Certificateholder's Residual Certificate remaining when its interest in the REMIC Pool terminates, and if such Residual Certificateholder holds such Residual Certificate as a capital asset under Code Section 1221, then such Residual Certificateholder will recognize a capital loss at that time in the amount of such remaining adjusted basis.

   Any gain on the sale of a Residual Certificate will be treated as ordinary income (i) if a Residual Certificate is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Residual Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of such transaction or (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. In addition, gain or loss recognized from the sale of a Residual Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code
Section 582(c).

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

   The Conference Committee Report to the 1986 Act provides that, except as provided in Treasury regulations yet to be issued, the wash sale rules of Code Section 1091 will apply to dispositions of Residual Certificates where the seller of the Residual Certificate, during the period beginning six months before the sale or disposition of the Residual Certificate and ending six months after such sale or disposition, acquires (or enters into any other transaction that results in the application of Section 1091) any residual interest in any REMIC or any interest in a "taxable mortgage pool" (such as a non-REMIC owner trust) that is economically comparable to a Residual Certificate.

 Mark to Market Regulations

   Prospective purchasers of the Residual Certificates should also be aware that on January 3, 1995, the Service released proposed regulations (the "Proposed Mark to Market Regulations") under Code Section 475 relating to the requirement that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities of a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The Proposed Mark to Market Regulations provide that, for purposes of this mark-to-market requirement, a Residual Certificate is not treated as a security and thus may not be marked to market. The Proposed Mark to Market Regulations would apply to all Residual Certificates acquired on or after January 4, 1995.

TAXES THAT MAY BE IMPOSED ON THE REMIC POOL

 Prohibited Transactions

   Income from certain transactions by the REMIC Pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of Residual Certificateholders, but rather will be taxed directly to the REMIC Pool at a 100% rate. Prohibited transactions generally include (i) the disposition of a qualified mortgage other than for (a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within three months of the Startup Day, (b) foreclosure, default or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC Pool or (d) a qualified (complete) liquidation, (ii) the receipt of income from assets that are not the type of mortgages or investments that the REMIC Pool is permitted to hold, (iii) the receipt of compensation for services or (iv) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation. Notwithstanding (i) and (iv), it is not a prohibited transaction to sell REMIC Pool property to prevent a default on Regular Certificates as a result of a default on qualified mortgages or to facilitate a clean-up call (generally, an optional termination to save administrative costs when no more than a small percentage of the Certificates is outstanding). The REMIC Regulations indicate that the modification of a Mortgage Loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of the Mortgage Loan, the waiver of a due-on-sale or due-on-encumbrance clause or the conversion of an interest rate by a mortgagor pursuant to the terms of a convertible adjustable rate Mortgage Loan.

 Contributions to the REMIC Pool After the Startup Day

   In general, the REMIC Pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC Pool after the Startup Day. Exceptions are provided for cash contributions to the REMIC Pool (i) during the three months following the Startup Day, (ii) made to a qualified reserve fund by a Residual Certificateholder, (iii) in the nature of a guarantee,
(iv) made to facilitate a qualified liquidation or clean-up call and (v) as otherwise permitted in Treasury regulations yet to be issued.

 Net Income from Foreclosure Property

   The REMIC Pool will be subject to federal income tax at the highest corporate rate on "net income from foreclosure property", determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by deed in lieu of foreclosure would be treated as "foreclosure property" for a period of two years, with possible extensions. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

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   It is not anticipated that the REMIC Pool will receive income or contributions subject to tax under the preceding three paragraphs, except as described in the applicable Prospectus Supplement with respect to net income from foreclosure property on a commercial or multifamily residential property that secured a Mortgage Loan. In addition, unless otherwise disclosed in the applicable Prospectus Supplement, it is not anticipated that any material state income or franchise tax will be imposed on a REMIC Pool.

LIQUIDATION OF THE REMIC POOL

   If a REMIC Pool adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC Pool's final tax return a date on which such adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on the date of the adoption of the plan of liquidation, the REMIC Pool will not be subject to the prohibited transaction rules on the sale of its assets, provided that the REMIC Pool credits or distributes in liquidation all of the sale proceeds plus its cash (other than amounts retained to meet claims) to holders of Regular Certificates and Residual Certificateholders within the 90-day period.

ADMINISTRATIVE MATTERS

   The REMIC Pool will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for such income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return. The Trustee will be required to sign the REMIC Pool's returns. Treasury regulations provide that, except where there is a single Residual Certificateholder for an entire taxable year, the REMIC Pool will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the Service of any adjustments to, among other things, items of REMIC income, gain, loss, deduction or credit in a unified administrative proceeding. The Residual Certificateholder owning the largest percentage interest in the Residual Certificates will be obligated to act as "tax matters person", as defined in applicable Treasury regulations, with respect to the REMIC Pool. Each Residual Certificateholder will be deemed, by acceptance of such Residual Certificates, to have agreed
(i) to the appointment of the tax matters person as provided in the preceding sentence and (ii) to the irrevocable designation of the Master Servicer as agent for performing the functions of the tax matters person.

LIMITATIONS ON DEDUCTION OF CERTAIN EXPENSES

   An investor who is an individual, estate or trust will be subject to limitation with respect to certain itemized deductions described in Code
Section 67, to the extent that such itemized deductions, in the aggregate, do not exceed 2% of the investor's adjusted gross income. In addition, Code
Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (i) 3% of the excess, if any, of adjusted gross income over $100,000 ($50,000 in the case of a married individual filing a separate return) (subject to adjustments for inflation) or (ii) 80% of the amount of itemized deductions otherwise allowable for such year. In the case of a REMIC Pool, such deductions may include deductions under Code Section 212 for the Servicer Fee and all administrative and other expenses relating to the REMIC Pool, any similar fees paid to the issuer or guarantor of the Agency Certificates or the Private Mortgage-Backed Securities or Contracts, or any similar expenses allocated to the REMIC Pool with respect to a regular interest it holds in another REMIC. Such investors who hold REMIC Certificates either directly or indirectly through certain pass-through entities may have their pro rata share of such expenses allocated to them as additional gross income, but may be subject to such limitation on deductions. In addition, such expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause such investors to be subject to significant additional tax liability. Temporary Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of Residual Certificates in the case of a REMIC Pool that would not qualify as a fixed investment trust in the absence of a REMIC election. However, such additional gross income and limitation on deductions will apply to the allocable portion of such expenses to holders of Regular Certificates, as well as holders of Residual Certificates, where such Regular Certificates are issued in a manner that is similar to pass-through certificates in a fixed investment trust. In general, such allocable portion will be determined based on the ratio that a REMIC Certificateholder's income, determined on a daily basis, bears to the income of all holders of Regular Certificates and Residual Certificates with respect to a REMIC Pool. As a result, individuals, estates or trusts holding REMIC Certificates (either directly or indirectly through a grantor trust, partnership, S corporation, REMIC, or certain other pass-through entities described in the foregoing temporary Treasury regulations) may have taxable income in excess of the

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interest income at the pass-through rate on Regular Certificates that are issued in a single Class or otherwise consistently with fixed investment trust status or in excess of cash distributions for the related period on Residual Certificates. Unless otherwise indicated in the applicable Prospectus Supplement, all such expenses will be allocable to the Residual Certificates.

TAXATION OF CERTAIN FOREIGN INVESTORS

 Regular Certificates

   Interest, including original issue discount, distributable to Regular Certificateholders who are non-resident aliens, foreign corporations, or other Non-U.S Persons (as defined below), will be considered "portfolio interest" and, therefore, generally will not be subject to 30% United States withholding tax, provided that such Non-U.S. Person (i) is not a "10-percent shareholder" within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C) and (ii) provides the Trustee, or the person who would otherwise be required to withhold tax from such distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Certificate is a Non-U.S. Person. If such statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Certificate is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Person. In the latter case, such Non-U.S. Person will be subject to United States federal income tax at regular rates. Prepayment Premiums distributable to Regular Certificateholders who are Non-U.S. Persons may be subject to 30% United States withholding tax. Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Certificate. The term "Non-U.S. Person" means any person who is not a U.S. Person.

 Residual Certificates

   The Conference Committee Report to the 1986 Act indicates that amounts paid to Residual Certificateholders who are Non-U.S. Persons are treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Treasury regulations provide that amounts distributed to Residual Certificateholders may qualify as "portfolio interest", subject to the conditions described in "Regular Certificates" above, but only to the extent that (i) the Mortgage Loans (including mortgage loans underlying MBS) were issued after July 18, 1984 and (ii) the Trust Fund or segregated pool of assets therein (as to which a separate REMIC election will be made), to which the Residual Certificate relates, consists of obligations issued in "registered form" within the meaning of Code Section 163(f)(1). Generally, whole mortgage loans will not be, but MBS and regular interests in another REMIC Pool will be, considered obligations issued in registered form. Furthermore, a Residual Certificateholder will not be entitled to any exemption from the 30% withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an "excess inclusion". See "Taxation of Residual Certificates -- Limitations on Offset or Exemption of REMIC Income". If the amounts paid to Residual
Certificateholders who are Non-U.S. Persons are effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Persons, 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to such Non-U.S. Persons will be subject to United States federal income tax at regular rates. If 30% (or lower treaty rate) withholding is applicable, such amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed (or when the Residual Certificate is disposed of) under rules similar to withholding upon disposition of debt instruments that have original issue discount. See "Tax-Related Restrictions on Transfer of Residual Certificates -- Foreign Investors" above concerning the disregard of certain transfers having "tax avoidance potential". Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning Residual Certificates.

BACKUP WITHHOLDING

   Distributions made on the Regular Certificates, and proceeds from the sale of the Regular Certificates to or through certain brokers, may be subject to a "backup" withholding tax under Code Section 3406 of 31% on "reportable payments" (including interest distributions, original issue discount, and, under certain circumstances, principal distributions) unless the Regular Certificateholder complies with certain reporting and/or certification procedures, including the provision of its

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taxpayer identification number to the Trustee, its agent or the broker who effected the sale of the Regular Certificate, or such Certificateholder is otherwise an exempt recipient under applicable provisions of the Code. Any amounts to be withheld from distribution on the Regular Certificates would be refunded by the Service or allowed as a credit against the Regular Certificateholder's federal income tax liability.

REPORTING REQUIREMENTS

   Reports of accrued interest, original issue discount and information necessary to compute the accrual of any market discount on the Regular Certificates will be made annually to the Service and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of Regular Certificates or beneficial owners who own Regular Certificates through a broker or middleman as nominee. All brokers, nominees and all other non-exempt holders of record of Regular Certificates (including corporations, non-calendar year taxpayers, securities or commodities dealers, real estate investment trusts, investment companies, common trust funds, thrift institutions and charitable trusts) may request such information for any calendar quarter by telephone or in writing by contacting the person designated in Service Publication 938 with respect to a particular series of Regular Certificates. Holders through nominees must request such information from the nominee.

   The Service's Form 1066 has an accompanying Schedule Q, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation. Treasury regulations require that Schedule Q be furnished by the REMIC Pool to each Residual Certificateholder by the end of the month following the close of each calendar quarter (41 days after the end of a quarter under proposed Treasury regulations) in which the REMIC Pool is in existence.

   Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual Certificateholders, furnished annually, if applicable, to holders of Regular Certificates, and filed annually with the Service concerning Code Section 67 expenses (see "Limitations on Deduction of Certain Expenses" above) allocable to such holders. Furthermore, under such regulations, information must be furnished quarterly to Residual Certificateholders, furnished annually to holders of Regular Certificates, and filed annually with the Service concerning the percentage of the REMIC Pool's assets meeting the qualified asset tests described above under "Status of REMIC Certificates".

               FEDERAL INCOME TAX CONSEQUENCES FOR CERTIFICATES
                    AS TO WHICH NO REMIC ELECTION IS MADE

STANDARD CERTIFICATES

 General

   In the event that no election is made to treat a Trust Fund (or a segregated pool of assets therein) with respect to a series of Certificates that are not designated as "Stripped Certificates", as described below, as a REMIC (Certificates of such a series hereinafter referred to as "Standard Certificates"), the Trust Fund will be classified as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a "taxable mortgage pool" within the meaning of Code Section 7701(i). Where there is no fixed retained yield with respect to the Mortgage Loans underlying the Standard Certificates, the holder of each such Standard Certificate (a "Standard Certificateholder") in such series will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the Trust Fund represented by its Standard Certificate and will be considered the beneficial owner of a pro rata undivided interest in each of the Mortgage Loans, subject to the discussion below under "Recharacterization of Servicing Fees". Accordingly, the holder of a Standard Certificate of a particular series will be required to report on its federal income tax return its pro rata share of the entire income from the Mortgage Loans represented by its Standard Certificate, including interest at the coupon rate on such Mortgage Loans, original issue discount (if any), prepayment fees, assumption fees, and late payment charges received by the Master Servicer, in accordance with such Standard Certificateholder's method of accounting. A Standard Certificateholder generally will be able to deduct its share of the Servicing Fee and all administrative and other expenses of the Trust Fund in accordance with its method of accounting, provided that such amounts are reasonable compensation for services rendered to that Trust Fund. However, investors who are individuals, estates or trusts who own Standard Certificates, either directly or indirectly through certain pass-through entities, will be subject to limitation with respect to certain itemized deductions described in Code Section 67, including deductions under Code Section 212 for the Servicing Fee and all such administrative and other expenses of the Trust Fund, to the extent that

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such deductions, in the aggregate, do not exceed two percent of an investor's adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (i) 3% of the excess, if any, of adjusted gross income over $100,000 ($50,000 in the case of a married individual filing a separate return) (subject to adjustments for inflation), or (ii) 80% of the amount of itemized deductions otherwise allowable for such year. As a result, such investors holding Standard Certificates, directly or indirectly through a pass-through entity, may have aggregate taxable income in excess of the aggregate amount of cash received on such Standard Certificates with respect to interest at the pass-through rate on such Standard Certificates.
In addition, such expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause such investors to be subject to significant additional tax liability. Moreover, where there is fixed retained yield with respect to the Mortgage Loans underlying a series of Standard Certificates or where the Servicing Fee is in excess of reasonable servicing compensation, the transaction will be subject to the application of the "stripped bond" and "stripped coupon" rules of the Code, as described below under "Stripped Certificates" and "Recharacterization of Servicing Fees", respectively.

   Tax Status

   Standard Certificates will have the following status for federal income tax purposes:

     1. A Standard Certificate owned by a "domestic building and loan association" within the meaning of Code Section 7701(a)(19) will be considered to represent "loans secured by an interest in real property" within the meaning of Code Section 7701(a)(19)(C)(v), provided that the real property securing the Mortgage Loans represented by that Standard Certificate is of the type described in such section of the Code.

     2. A Standard Certificate owned by a real estate investment trust will be considered to represent "real estate assets" within the meaning of Code
   Section 856(c)(5)(A) to the extent that the assets of the related Trust Fund consist of qualified assets, and interest income on such assets will be considered "interest on obligations secured by mortgages on real property" to such extent within the meaning of Code Section 856(c)(3)(B).

     3. A Standard Certificate owned by a REMIC will be considered to represent an "obligation. . . which is principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A) to the extent that the assets of the related Trust Fund consist of "qualified mortgages" within the meaning of Code Section 860G(a)(3).

 Premium and Discount

   Standard Certificateholders are advised to consult with their tax advisors as to the federal income tax treatment of premium and discount arising either upon initial acquisition of Standard Certificates or thereafter.

   Premium. The treatment of premium incurred upon the purchase of a Standard Certificate will be determined generally as described above under "Federal Income Tax Consequences for REMIC Certificates -- Taxation of Residual Certificates -- Premium".

   Original Issue Discount. The original issue discount rules will be applicable to a Standard Certificateholder's interest in those Mortgage Loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID Regulations, such original issue discount could arise by the charging of points by the originator of the mortgages in an amount greater than a statutory de minimis exception, including a payment of points currently deductible by the borrower under applicable Code provisions or, under certain circumstances, by the presence of "teaser rates" on the Mortgage Loans.

   Original issue discount must generally be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest, in advance of the cash attributable to such income. Unless indicated otherwise in the applicable Prospectus Supplement, no prepayment assumption will be assumed for purposes of such accrual. However, Code Section 1272 provides for a reduction in the amount of original issue discount includible in the income of a holder of an obligation that acquires the obligation after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if such Mortgage Loans acquired by a Standard Certificateholder are purchased at a price equal to the then unpaid principal amount of such Mortgage Loans, no original issue discount attributable to the difference between the issue price and the original principal amount of such Mortgage Loans (i.e., points) will be includible by such holder.

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   Market Discount. Standard Certificateholders also will be subject to the market discount rules to the extent that the conditions for application of those sections are met. Market discount on the Mortgage Loans will be determined and will be reported as ordinary income generally in the manner described above under "Federal Income Tax Consequences for REMIC Certificates -- Taxation of Regular Certificates -- Market Discount", except that the ratable accrual methods described therein will not apply. Rather, the holder will accrue market discount pro rata over the life of the Mortgage Loans, unless the constant yield method is elected. Unless indicated otherwise in the applicable Prospectus Supplement, no prepayment assumption will be assumed for purposes of such accrual.

 Recharacterization of Servicing Fees

   If the Servicing Fee paid to the Master Servicer were deemed to exceed reasonable servicing compensation, the amount of such excess would represent neither income nor a deduction to Certificateholders. In this regard, there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions or whether, in the case of the Standard Certificate, the reasonableness of servicing compensation should be determined on a weighted average or loan-by-loan basis. If a loan-by-loan basis is appropriate, the likelihood that such amount would exceed reasonable servicing compensation as to some of the Mortgage Loans would be increased. Service guidance indicates that a servicing fee in excess of reasonable compensation ("excess servicing") will cause the Mortgage Loans to be treated under the "stripped bond" rules. Such guidance provides safe harbors for servicing deemed to be reasonable and requires taxpayers to demonstrate that the value of servicing fees in excess of such amounts is not greater than the value of the services provided.

   Accordingly, if the Service's approach is upheld, a servicer who receives a servicing fee in excess of such amounts would be viewed as retaining an ownership interest in a portion of the interest payments on the Mortgage Loans. Under the rules of Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from the right to receive some or all of the principal payments on the obligation would result in treatment of such Mortgage Loans as "stripped coupons" and "stripped bonds". Subject to the de minimis rule discussed below under " -- Stripped Certificates", each stripped bond or stripped coupon could be considered for this purpose as a non-interest bearing obligation issued on the date of issue of the Standard Certificates, and the original issue discount rules of the Code would apply to the holder thereof. While Standard Certificateholders would still be treated as owners of beneficial interests in a grantor trust for federal income tax purposes, the corpus of such trust could be viewed as excluding the portion of the Mortgage Loans the ownership of which is attributed to the Master Servicer, or as including such portion as a second class of equitable interest. Applicable Treasury regulations treat such an arrangement as a fixed investment trust, since the multiple classes of trust interests should be treated as merely facilitating direct investments in the trust assets and the existence of multiple classes of ownership interests is incidental to that purpose. In general, such a recharacterization should not have any significant effect upon the timing or amount of income reported by a Standard Certificateholder, except that the income reported by a cash method holder may be slightly accelerated. See "Stripped Certificates" below for a further description of the federal income tax treatment of stripped bonds and stripped coupons.

 Sale or Exchange of Standard Certificates

   Upon sale or exchange of a Standard Certificate, a Standard Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its aggregate adjusted basis in the Mortgage Loans and the other assets represented by the Standard Certificate. In general, the aggregate adjusted basis will equal the Standard Certificateholder's cost for the Standard Certificate, increased by the amount of any income previously reported with respect to the Standard Certificate and decreased by the amount of any losses previously reported with respect to the Standard Certificate and the amount of any distributions received thereon. Except as provided above with respect to market discount on any Mortgage Loans, and except for certain financial institutions subject to the provisions of Code Section 582(c), any such gain or loss would be capital gain or loss if the Standard Certificate was held as a capital asset. However, gain on the sale of a Standard Certificate will be treated as ordinary income (i) if a Standard Certificate is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Standard Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of such transaction or (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. Pursuant to the Revenue Reconciliation Act

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of 1993, capital gains of certain non-corporate taxpayers are subject to a lower maximum tax rate than ordinary income of such taxpayers. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

STRIPPED CERTIFICATES

 General

   Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of this discussion, Certificates that are subject to those rules will be referred to as "Stripped Certificates".

   The Certificates will be subject to those rules if (i) the Depositor or any of its affiliates retains (for its own account or for purposes of resale), in the form of fixed retained yield or otherwise, an ownership interest in a portion of the payments on the Mortgage Loans, (ii) the Master Servicer is treated as having an ownership interest in the Mortgage Loans to the extent it is paid (or retains) servicing compensation in an amount greater than reasonable consideration for servicing the Mortgage Loans (see "Standard Certificates -- Recharacterization of Servicing Fees" above) and
(iii) Certificates are issued in two or more classes or subclasses representing the right to non-pro-rata percentages of the interest and principal payments on the Mortgage Loans.

   In general, a holder of a Stripped Certificate will be considered to own "stripped bonds" with respect to its pro rata share of all or a portion of the principal payments on each Mortgage Loan and/or "stripped coupons" with respect to its pro rata share of all or a portion of the interest payments on each Mortgage Loan, including the Stripped Certificate's allocable share of the servicing fees paid to the Master Servicer, to the extent that such fees represent reasonable compensation for services rendered. See discussion above under "Standard Certificates -- Recharacterization of Servicing Fees". Although not free from doubt, for purposes of reporting to Stripped Certificateholders, the servicing fees will be allocated to the Stripped Certificates in proportion to the respective entitlements to distributions of each class (or subclass) of Stripped Certificates for the related period or periods. The holder of a Stripped Certificate generally will be entitled to a deduction each year in respect of the servicing fees, as described above under "Standard Certificates -- General", subject to the limitation described therein.

   Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued at an original issue discount on the date that such stripped interest is purchased. Although the treatment of Stripped Certificates for federal income tax purposes is not clear in certain respects at this time, particularly where such Stripped Certificates are issued with respect to a Mortgage Pool containing variable-rate Mortgage Loans, the Depositor has been advised by counsel that (i) the Trust Fund will be treated as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a "taxable mortgage pool" within the meaning of Code Section 7701(i), and (ii) each Stripped Certificate should be treated as a single installment obligation for purposes of calculating original issue discount and gain or loss on disposition. This treatment is based on the interrelationship of Code Section 1286, Code Sections 1272 through 1275, and the OID Regulations. While under Code Section 1286 computations with respect to Stripped Certificates arguably should be made in one of the ways described below under "Taxation of Stripped Certificates -- Possible Alternative Characterizations," the OID Regulations state, in general, that two or more debt instruments issued by a single issuer to a single investor in a single transaction should be treated as a single debt instrument for original issue discount purposes. The Agreement requires that the Trustee make and report all computations described below using this aggregate approach, unless substantial legal authority requires otherwise.

   Furthermore, Treasury regulations issued December 28, 1992 provide for the treatment of a Stripped Certificate as a single debt instrument issued on the date it is purchased for purposes of calculating any original issue discount. In addition, under these regulations, a Stripped Certificate that represents a right to payments of both interest and principal may be viewed either as issued with original issue discount or market discount (as described below), at a de minimis original issue discount, or, presumably, at a premium. This treatment suggests that the interest component of such a Stripped Certificate would be treated as qualified stated interest under the OID Regulations. Further, these final regulations provide that the purchaser of such a Stripped Certificate will be required to account for any discount as market discount rather than original issue discount if either (i) the initial discount with respect to the Stripped Certificate was treated as zero under the de minimis rule, or (ii) no more than 100 basis points in excess of reasonable servicing is stripped

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off the related Mortgage Loans. Any such market discount would be reportable as described under "Federal Income Tax Consequences for REMIC Certificates
-- Taxation of Regular Certificates -- Market Discount," without regard to the de minimis rule therein, assuming that a prepayment assumption is employed in such computation.

 Status of Stripped Certificates

   No specific legal authority exists as to whether the character of the Stripped Certificates, for federal income tax purposes, will be the same as that of the Mortgage Loans. Although the issue is not free from doubt, counsel has advised the Depositor that Stripped Certificates owned by applicable holders should be considered to represent "qualifying real property loans" within the meaning of Code Section 593(d)(1), "real estate assets" within the meaning of Code Section 856(c)(5)(A), "obligation[s] principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A), and "loans secured by an interest in real property" within the meaning of Code Section 7701(a)(19)(C)(v), and interest (including original issue discount) income attributable to Stripped Certificates should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), provided that in each case the Mortgage Loans and interest on such Mortgage Loans qualify for such treatment. The application of such Code provisions to Buy-Down Mortgage Loans is uncertain. See "Standard Certificates -- Tax Status" above.

 Taxation of Stripped Certificates

   Original Issue Discount. Except as described above under "General", each Stripped Certificate will be considered to have been issued at an original issue discount for federal income tax purposes. Original issue discount with respect to a Stripped Certificate must be included in ordinary income as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, which may be prior to the receipt of the cash attributable to such income. Based in part on the OID Regulations and the amendments to the original issue discount sections of the Code made by the 1986 Act, the amount of original issue discount required to be included in the income of a holder of a Stripped Certificate (referred to in this discussion as a "Stripped Certificateholder") in any taxable year likely will be computed generally as described above under "Federal Income Tax Consequences for REMIC Certificates -- Taxation of Regular Certificates
-- Original Issue Discount" and "-- Variable Rate Regular Certificates". However, with the apparent exception of a Stripped Certificate issued with de minimis original issue discount as described above under "General", the issue price of a Stripped Certificate will be the purchase price paid by each holder thereof, and the stated redemption price at maturity will include the aggregate amount of the payments to be made on the Stripped Certificate to such Stripped Certificateholder, presumably under the Prepayment Assumption.

   If the Mortgage Loans prepay at a rate either faster or slower than that under the Prepayment Assumption, a Stripped Certificateholder's recognition of original issue discount will be either accelerated or decelerated and the amount of such original issue discount will be either increased or decreased depending on the relative interests in principal and interest on each Mortgage Loan represented by such Stripped Certificateholder's Stripped Certificate. While the matter is not free from doubt, the holder of a Stripped Certificate should be entitled in the year that it becomes certain (assuming no further prepayments) that the holder will not recover a portion of its adjusted basis in such Stripped Certificate to recognize an ordinary loss equal to such portion of unrecoverable basis.

   As an alternative to the method described above, the fact that some or all of the interest payments with respect to the Stripped Certificates will not be made if the Mortgage Loans are prepaid could lead to the interpretation that such interest payments are "contingent" within the meaning of the OID Regulations and the Proposed OID Regulations. The Proposed OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to prepayable securities such as the Stripped Certificates. However, if future Treasury Regulations dealing with contingent interest with respect to the Stripped Certificates apply the same principles as the Proposed OID Regulations, such regulations may lead to different timing of income inclusion that would be the case under the OID Regulations. Furthermore, application of such principles could lead to the characterization of gain on the sale of contingent interest Stripped Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate tax treatment of Stripped Certificates.

   Sale or Exchange of Stripped Certificates. Sale or exchange of a Stripped Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the Stripped
Certificateholder's adjusted basis in such Stripped Certificate, as described above under "Federal Income Tax Consequences for REMIC Certificates

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

-- Taxation of Regular Certificates -- Sale or Exchange of Regular Certificates". To the extent that a subsequent purchaser's purchase price is exceeded by the remaining payments on the Stripped Certificates, such subsequent purchaser will be required for federal income tax purposes to accrue and report such excess as if it were original issue discount in the manner described above. It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of a Stripped Certificateholder other than an original Stripped Certificateholder should be the Prepayment Assumption or a new rate based on the circumstances at the date of subsequent purchase.

   Purchase of More Than One Class of Stripped Certificates. Where an investor purchases more than one class of Stripped Certificates, it is currently unclear whether for federal income tax purposes such classes of Stripped Certificates should be treated separately or aggregated for purposes of the rules described above.

   Possible Alternative Characterizations. The characterizations of the Stripped Certificates discussed above are not the only possible interpretations of the applicable Code provisions. For example, the Stripped Certificateholder may be treated as the owner of (i) one installment obligation consisting of such Stripped Certificate's pro rata share of the payments attributable to principal on each Mortgage Loan and a second installment obligation consisting of such Stripped Certificate's pro rata share of the payments attributable to interest on each Mortgage Loan, (ii) as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each Mortgage Loan or (iii) a separate installment obligation for each Mortgage Loan, representing the Stripped Certificate's pro rata share of payments of principal and/or interest to be made with respect thereto. Alternatively, the holder of one or more classes of Stripped Certificates may be treated as the owner of a pro rata fractional undivided interest in each Mortgage Loan to the extent that such Stripped Certificate, or classes of Stripped Certificates in the aggregate, represent the same pro rata portion of principal and interest on each such Mortgage Loan, and a stripped bond or stripped coupon (as the case may be), treated as an installment obligation or contingent payment obligation, as to the remainder. Final regulations issued on December 28, 1992 regarding original issue discount on stripped obligations make the foregoing interpretations less likely to be applicable. The preamble to those regulations states that they are premised on the assumption that an aggregation approach is appropriate for determining whether original issue discount on a stripped bond or stripped coupon is de minimis, and solicits comments on appropriate rules for aggregating stripped bonds and stripped coupons under Code Section 1286.

   Because of these possible varying characterizations of Stripped Certificates and the resultant differing treatment of income recognition, Stripped Certificateholders are urged to consult their own tax advisors regarding the proper treatment of Stripped Certificates for federal income tax purposes.

REPORTING REQUIREMENTS AND BACKUP WITHHOLDING

   The Trustee will furnish, within a reasonable time after the end of each calendar year, to each Standard Certificateholder or Stripped Certificateholder at any time during such year, such information (prepared on the basis described above) as the Trustee deems to be necessary or desirable to enable such Certificateholders to prepare their federal income tax returns. Such information will include the amount of original issue discount accrued on Certificates held by persons other than Certificateholders exempted from the reporting requirements. The amounts required to be reported by the Trustee may not be equal to the proper amount of original issue discount required to be reported as taxable income by a Certificateholder, other than an original Certificateholder that purchased at the issue price. In particular, in the case of Stripped Certificates, unless provided otherwise in the applicable Prospectus Supplement, such reporting will be based upon a representative initial offering price of each class of Stripped Certificates. The Trustee will also file such original issue discount information with the Service. If a Certificateholder fails to supply an accurate taxpayer identification number or if the Secretary of the Treasury determines that a Certificateholder has not reported all interest and dividend income required to be shown on his federal income tax return, 31% backup withholding may be required in respect of any reportable payments, as described above under "Federal Income Tax Consequences for REMIC Certificates -- Backup Withholding".

TAXATION OF CERTAIN FOREIGN INVESTORS

   To the extent that a Certificate evidences ownership in Mortgage Loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Code Section 1441 or 1442 to nonresident aliens, foreign corporations, or other Non-U.S. Persons generally will be subject to 30% United States withholding tax, or such lower rate as may be provided for interest by an applicable tax treaty. Accrued original issue

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

discount recognized by the Standard Certificateholder or Stripped
Certificateholder on original issue discount recognized by the Standard Certificateholder or Stripped Certificateholders on the sale or exchange of such a Certificate also will be subject to federal income tax at the same rate.

   Treasury regulations provide that interest or original issue discount paid by the Trustee or other withholding agent to a Non-U.S. Person evidencing ownership interest in Mortgage Loans issued after July 18, 1984 will be "portfolio interest" and will be treated in the manner, and such persons will be subject to the same certification requirements, described above under "Federal Income Tax Consequences for REMIC Certificates -- Taxation of Certain Foreign Investors -- Regular Certificates".

                             ERISA CONSIDERATIONS

GENERAL

   The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Code impose certain requirements on employee benefit plans and on certain other retirement plans and arrangements, including individual retirement accounts, Keogh plans, collective investment funds, insurance company separate accounts, and some insurance company general accounts in which such plans, accounts or arrangements are invested, which are subject to ERISA and the Code (all of which are hereinafter referred to for purposes of this discussion as "Plans") and on persons who are fiduciaries with respect to such Plans. The following is a general discussion of such requirements, and certain applicable exceptions to and administrative exemptions from such requirements.

   Before purchasing any Offered Certificates, a Plan fiduciary should consult with its counsel and determine whether there exists any prohibition to such purchase under the requirements of ERISA, whether any prohibited transaction class-exemption or any individual administrative prohibited transaction exemption (as described below) applies, including whether the appropriate conditions set forth therein would be met, or whether any statutory prohibited transaction exemption is applicable, and further should consult the applicable Prospectus Supplement relating to such Series of Certificates.

CERTAIN REQUIREMENTS UNDER ERISA

 General

   In accordance with ERISA's general fiduciary standards, before investing in a Certificate a Plan fiduciary should determine whether to do so is permitted under the governing Plan instruments and is appropriate for the Plan in view of its overall investment policy and the composition and diversification of its portfolio. A Plan fiduciary should especially consider the ERISA requirement of investment prudence and the sensitivity of the return on the Certificates to the rate of principal repayments (including voluntary prepayments by the mortgagors and involuntary liquidations) on the Mortgage Loans, as discussed in "Yield Considerations" herein.

 Parties in Interest/Disqualified Persons

   Other provisions of ERISA (and corresponding provisions of the Code) prohibit certain transactions involving the assets of a Plan and persons who have certain specified relationships to the Plan (so-called "parties in interest" within the meaning of ERISA or "disqualified persons" within the meaning of the Code, including, in both cases, Plan fiduciaries). The Depositor, Master Servicer or the Trustee or certain affiliates thereof, might be considered or might become "parties in interest" or "disqualified persons" with respect to a Plan. If so, the acquisition or holding of Certificates by or on behalf of such Plan could be considered to give rise to a "prohibited transaction" within the meaning of ERISA and the Code unless an administrative exemption described below or some other exemption is available. Special caution should be exercised before the assets of a Plan are used to purchase a Certificate if, with respect to such assets, the Depositor, the Master Servicer or the Trustee or an affiliate thereof, either: (a) has investment discretion with respect to the investment of such assets of such Plan; or (b) has authority or responsibility to give, or regularly gives investment advice with respect to such assets for a fee and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such assets and that such advice will be based on the particular investment needs of the Plan.

 Delegation of Fiduciary Duty

   Further, if the assets included in a Trust Fund were deemed to constitute Plan assets, it is possible that a Plan's investment in the Certificates might be deemed to constitute a delegation, under ERISA, of the duty to manage Plan assets by the fiduciary deciding to invest in the Certificates, and certain transactions involved in the operation of the Trust Fund might be deemed to constitute prohibited transactions under ERISA and the Code. Neither ERISA nor the Code define the term "plan assets."

   The U.S. Department of Labor (the "Department") has published final regulations (the "Regulations") concerning whether or not a Plan's assets would be deemed to include an interest in the underlying assets of an entity (such as a Trust Fund) for purposes of the reporting and disclosure and general fiduciary responsibility provisions of ERISA, as well as for the prohibited transaction provisions of ERISA and the Code, if the Plan acquires an "equity interest" (such as a Certificate) in such an entity.

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

   Certain exceptions are provided in the Regulations whereby an investing Plan's assets would be deemed merely to include its interest in the Certificates instead of being deemed to include an interest in the assets of a Trust Fund. However, the Depositor cannot predict in advance, nor can there be any continuing assurance, whether such exceptions may be met, because of the factual nature of certain of the rules set forth in the Regulations. For example, one of the exceptions in the Regulations states that the underlying assets of an entity will not be considered "plan assets" if less than 25% of the value of all classes of equity interests are held by "benefit plan investors," which are defined as Plans, IRAs, and employee benefit plans not subject to ERISA (for example, governmental plans). However, this exception is tested immediately after each acquisition of an equity interest in the entity whether upon initial issuance or in the secondary market.

ADMINISTRATIVE EXEMPTIONS

   Several underwriters of mortgage-backed securities have applied for and obtained individual administrative ERISA prohibited transaction exemptions which can only apply to the purchase and holding of mortgage-backed securities which, among other conditions, are sold in an offering with respect to which such underwriter serves as the sole or a managing underwriter, or as a selling or placement agent. If such an exemption might be applicable to a Series of Certificates, the related Prospectus Supplement will refer to such possibility, as well as provide a summary of the conditions to the applicability.

GOVERNMENTAL PLANS

   A governmental plan as defined in Section 3(32) of ERISA is not subject to ERISA, or Code Section 4975. However, such a governmental plan may be subject to a federal, state, or local law, which is, to a material extent, similar to the provisions of ERISA or Code Section 4975 ("Similar Law"). A fiduciary of a governmental plan should make its own determination as to the need for and the availability of any exemptive relief under Similar Law.

UNRELATED BUSINESS TAXABLE INCOME; RESIDUAL CERTIFICATES

   The purchase of a Residual Certificate by any employee benefit plan qualified under Code Section 401(a) and exempt from taxation under Code
Section 501(a), including most varieties of ERISA Plans, may give rise to "unrelated business taxable income" as described in Code Sections 511-515 and 860E. Further, prior to the purchase of Residual Certificates, a prospective transferee may be required to provide an affidavit to a transferor that it is not, nor is it purchasing a Residual Certificate on behalf of, a "Disqualified Organization," which term as defined above includes certain tax-exempt entities not subject to Code Section 511 including certain governmental plans, as discussed above under the caption "Federal Income Tax Consequences -- Federal Income Tax Consequences for REMIC Certificates
-- Taxation of Residual Certificates -- Tax-Related Restrictions on Transfer of Residual Certificates -- Disqualified Organizations."

   Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is particularly important that potential investors who are Plan fiduciaries consult with their counsel regarding the consequences under ERISA of their acquisition and ownership of Certificates.

   The sale of Certificates to an employee benefit plan is in no respect a representation by the Depositor or the Underwriter that this investment meets all relevant legal requirements with respect to investments by plans generally or by any particular plan, or that this investment is appropriate for plans generally or for any particular plan.

                               LEGAL INVESTMENT

   Unless otherwise specified in the related Prospectus Supplement, the Certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). The appropriate characterization of those Certificates not qualifying as "mortgage related securities" ("Non-SMMEA Certificates") under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such Certificates, may be subject to significant interpretive uncertainties. Accordingly, investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the Non-SMMEA Certificates constitute legal investments for them.

   Generally, only Classes of Certificates that (i) are rated in one of the two highest rating categories by one or more Rating Agencies and (ii) are part of a Series evidencing interests in a Trust Fund consisting of loans secured by, among other things, a single parcel of real estate upon which is located a dwelling or mixed residential and commercial structure, such as certain Multifamily Loans, originated by certain types of Originators as specified in SMMEA, will be "mortgage related securities" for purposes of SMMEA. As "mortgage related securities," such Classes will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including, but not limited to, state-chartered savings banks, commercial banks, savings and loan associations and insurance companies, as well as trustees and state government employee retirement systems) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities. Pursuant to SMMEA, a number of states enacted legislation, on or before the October 3, 1991 cutoff for such enactments, limiting to varying extents the ability of certain entities (in particular, insurance companies) to invest in "mortgage related securities," in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Accordingly, the investors affected by such legislation will be authorized to invest in Certificates qualifying as "mortgage related securities" only to the extent provided in such legislation.

   SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in mortgage related securities without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in such securities, and national banks may purchase such securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. Section 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe. In this connection, federal credit unions should review NCUA Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities. The NCUA has adopted rules, codified as 12 C.F.R. SectionSection 703.5(f)-(k), which prohibit federal credit unions from investing in certain mortgage related securities (including securities such as certain Series, Classes or subclasses of Certificates), except under limited circumstances.

   All depository institutions considering an investment in the Certificates should review the "Supervisory Policy Statement on Securities Activities" dated January 28, 1992, as revised April 15, 1994 (the "Policy Statement") of the Federal Financial Institutions Examination Council. The Policy Statement, which has been adopted by the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the Comptroller of the Currency and the Office of Thrift Supervision, and by the NCUA (with certain modifications), prohibits depository institutions from investing in certain "high-risk mortgage securities" (including securities such as certain Series, Classes or subclasses of the Certificates), except under limited circumstances, and sets forth certain investment practices deemed to be unsuitable for regulated institutions.

   Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by such authorities before purchasing any Certificates, as certain Series, Classes or subclasses may be deemed unsuitable investments, or may otherwise be restricted, under such rules, policies or guidelines (in certain instances irrespective of SMMEA).

   The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying," and, with regard to any Certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

   Except as to the status of certain Classes of Certificates as "mortgage related securities," no representation is made as to the proper characterization of the Certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Certificates) may adversely affect the liquidity of the Certificates.

   Investors should consult their own legal advisors in determining whether and to what extent the Certificates constitute legal investments for such investors.

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

                            METHOD OF DISTRIBUTION

   The Certificates offered hereby and by the Prospectus Supplement will be offered in Series through one or more of the various methods described below. The Prospectus Supplement for each Series of Certificates will describe the method of offering being utilized for that Series, the public offering or purchase price of the Certificates and the net proceeds to the Depositor from such sale. If so specified in the Prospectus Supplement, one or more Classes of Certificates may be offered for sale only outside of the United States and only to non-U.S. persons and foreign branches of U.S. banks (or in such other manner and to such other persons as may be specified therein) and will not be offered hereby.

   The Certificates will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular Series of Certificates may be made through any combination of these methods:

     1. Negotiated firm commitment underwriting and public reoffering by underwriters;

     2. Placements by the Depositor to institutional investors through affiliated or unaffiliated dealers or agents; and

     3. Direct placements by the Depositor to institutional investors.

   If underwriters are used in a sale of any Certificates, such Certificates will be acquired by the underwriters for their own account and may be resold. The distribution of the Certificates may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. If so specified in the related Prospectus Supplement, the Certificates will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Nomura Securities International, Inc. ("Nomura") acting as underwriter with other underwriters, if any, named therein. Asset Securitization Corporation, the Depositor, is a wholly-owned subsidiary of Nomura Asset Capital Corporation ("Nomura Capital"). Nomura and Nomura Capital are both wholly-owned subsidiaries of Nomura Holding America Inc. See "The Depositor" herein.

   In connection with the sale of the Certificates, underwriters, dealers or placement agents may receive compensation from the Depositor or from purchasers of the Certificates in the form of discounts, concessions or commissions. Underwriters, agents and dealers participating in the distributions of the Certificates may be deemed to be underwriters in connection with such Certificates, and any discounts or commissions received by them from the Issuer and any profit on the resale of the Certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended (the "1933 Act").

   Any sales by the Depositor directly to investors, whether using an affiliated or other placement agent or otherwise, may be made from time to time in one or more transactions, including negotiated transactions, at a fixed offering price or at varying prices to be determined at the time of sale or the time of commitment therefor. The Prospectus Supplement with respect to any Series of Certificates offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between the Depositor and dealers or purchasers of the Certificates for such Series.

   The underwriting agreement pertaining to a sale of a series of Certificates will provide that the obligations of Nomura and any underwriters will be subject to certain conditions precedent, that the underwriters will be obligated to purchase all such Certificates if any are purchased, and that the Depositor will indemnify Nomura and any underwriters against certain civil liabilities, including liabilities under the 1933 Act, or will contribute to payments Nomura and any underwriters may be required to make in respect thereof.

   In the ordinary course of business, Nomura and the Depositor may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the Depositor's mortgage loans pending the sale of such mortgage loans or interests therein, including the Certificates.

   Purchasers of Certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of Certificates. Holders of Certificates should consult with their legal advisors in this regard prior to any such reoffer or sale.

   If and to the extent required by applicable law or regulation, this Prospectus will be used by Nomura in connection with offers and sales related to market-making transactions in Certificates previously offered hereunder in transactions in which Nomura acts as principal. Nomura may also act as agent in such transactions. Sales may be made at negotiated prices determined at the time of sale.

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

                                LEGAL MATTERS

   The legality of the Certificates of each Series, including certain federal income tax consequences with respect thereto, will be passed upon for the Depositor by Cadwalader, Wickersham & Taft, New York, New York.

                            FINANCIAL INFORMATION

   A new Trust Fund will be formed with respect to each series of Certificates and no Trust Fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of Certificates. Accordingly, no financial statements with respect to any Trust Fund will be included in this Prospectus or in the related Prospectus Supplement.

                                    RATING

   It is a condition to the issuance of any class of Offered Certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest categories, by a Rating Agency.

   Ratings on mortgage pass-through certificates address the likelihood of receipt by certificateholders of all distributions on the underlying mortgage loans. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying mortgage loans and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by mortgagors or of the degree by which such prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.

   A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                        INDEX OF PRINCIPAL DEFINITIONS

                                         PAGE(S) ON WHICH
                                          TERM IS DEFINED
TERM                                     IN THE PROSPECTUS
------------------------------------  ---------------------
1933 Act ............................           87
1986 Act ............................           62
Accrual Certificates ................           10
Accrued Certificate Interest  .......           29
ADA .................................           59
Agreements ..........................           10
ARM Loans ...........................           20
Available Funds .....................           28
Bankruptcy Code .....................           54
BIF .................................           36
Book-Entry Certificates .............           27
Cash Flow Agreement .................           22
Cede ................................           32
CERCLA ..............................           16
Certificate Balance .................           29
Certificateholders ..................            2
Certificates ........................            8
Code ................................           60
Collection Account ..................           22
Collection Period ...................           28
Commercial Loans ....................           18
Commercial Properties ...............           18
Commission ..........................            2
Cooperatives ........................           18
Covered Trust .......................           16
CPR .................................           24
Credit Support ......................           22
Crime Control Act ...................           59
Cut-off Date ........................           10
Debt Service Coverage Ratio .........           18
Definitive Certificates .............           27
Department ..........................           84
Depositor ...........................           28
Determination Date ..................           28
Disqualified Organization ...........           72
Distribution Date ...................           10
DTC .................................           32
Equity Participations ...............           21
ERISA ...............................           84
Exchange Act ........................            2
FDIC ................................           36
FHA .................................           20
HUD .................................           20
Indirect Participants ...............           32
Installment Contracts ...............            8
Insurance Proceeds ..................           36
L/C Bank ............................           46

                               89





                                         PAGE(S) ON WHICH
                                          TERM IS DEFINED
TERM                                     IN THE PROSPECTUS
------------------------------------  ---------------------
Liquidation Proceeds ................           36
Loan-to-Value Ratio .................           19
Lock-out Date .......................           21
Lock-out Period .....................           21
Master Servicer .....................            8
MBS .................................           17
MBS Agreement .......................           21
MBS Issuer ..........................           21
MBS Servicer ........................           21
MBS Trustee .........................           21
Mortgage Asset Seller ...............           18
Mortgage Assets .....................           17
Mortgage Loans ......................           17
Mortgage Notes ......................           18
Mortgage Rate .......................           21
Mortgaged Properties ................            8
Mortgages ...........................           18
Multifamily Loans ...................           18
Multifamily Properties ..............           18
NCUA ................................           58
Net Leases ..........................           19
Net Operating Income ................           18
Nomura ..............................           87
Nomura Capital ......................           87
Nonrecoverable Advance ..............           30
Non-SMMEA Certificates ..............           85
non-U.S. person .....................           87
Offered Certificates ................            1
OID Regulations .....................           63
Originator ..........................           18
Participants ........................           32
Pass-Through Entity .................           72
Pass-Through Rate ...................           10
Permitted Investments ...............           36
Plans ...............................           84
Policy Statement ....................           86
Prepayment Assumption ...............           63
Prepayment Premium ..................           21
Purchase Price ......................           35
Random Lot Certificates .............           63
Rating Agency .......................           14
Record Date .........................           28
Regular Certificateholder ...........           62
Regular Certificates ................           60
Regulations .........................           84
Related Proceeds ....................           30
Relief Act ..........................           58
REMIC ...............................           11
REMIC Certificates ..................           60

                               90





                                         PAGE(S) ON WHICH
                                          TERM IS DEFINED
TERM                                     IN THE PROSPECTUS
------------------------------------  ---------------------
REMIC Pool ..........................           60
REMIC Regulations ...................           60
REO Account .........................           37
Residual Certificateholders .........           68
Residual Certificates ...............           60
RICO ................................           59
SAIF ................................           36
Senior Certificates .................           26
Service .............................           62
Similar Law .........................           85
SMMEA ...............................           85
SPA .................................           24
Special Servicer ....................           38
Standard Certificateholder ..........           77
Standard Certificates ...............           77
Startup Day .........................           61
Stripped Certificateholder ..........           81
Stripped Certificates ...............           77
Stripped Interest Certificates  .....           10
Stripped Principal Certificates  ....           10
Subordinate Certificates ............           26
Sub-Servicer ........................           38
Sub-Servicing Agreement .............           38
Title V .............................           58
Title VIII ..........................           58
Treasury ............................           60
Trust Assets ........................            2
Trust Fund ..........................            1
Trustee .............................            8
UCC .................................           48
U.S. Person .........................           73
Value ...............................           19
Voting Rights .......................           17
Warranting Party ....................           35
Whole Loans .........................           18
Window Period Loans .................           57

                               91









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

   NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES OFFERED HEREBY NOR AN OFFER OF SUCH SECURITIES TO ANY PERSON IN ANY STATE OR OTHER JURISDICTION IN WHICH SUCH AN OFFER WOULD BE UNLAWFUL. THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE; HOWEVER, IF ANY MATERIAL CHANGE OCCURS WHILE THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS ARE REQUIRED BY LAW TO BE DELIVERED, THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS WILL BE AMENDED OR SUPPLEMENTED ACCORDINGLY.

                              TABLE OF CONTENTS
                            PROSPECTUS SUPPLEMENT

                                              Page
                                              ---------
Executive Summary ...........................      S-3
Summary of Prospectus Supplement ............     S-12
Risk Factors and Other Special
 Considerations .............................     S-28
Description of the Mortgage Pool ............     S-43
Description of the Offered Certificates  ....     S-64
Prepayment and Yield Considerations  ........     S-81
The Pooling and Servicing Agreement  ........     S-93
Use of Proceeds .............................    S-117
Certain Federal Income Tax Consequences  ....    S-118
ERISA Considerations ........................    S-119
Legal Investment ............................    S-121
Method of Distribution ......................    S-121
Legal Matters ...............................    S-122
Rating ......................................    S-122
Index of Significant Definitions ............    S-123
Annex A -- Loan Characteristics .............        A
Annex B -- Global Clearance, Settlement and
 Tax Documentation Procedures ...............        B
Annex C -- Schedule of Weighted Average Net
 Mortgage Pass-Through Rates ................        C

                       PROSPECTUS
Prospectus Supplement .......................        2
Available Information .......................        2
Incorporation of Certain Information by
 Reference ..................................        3
Table of Contents ...........................        4
Summary of Prospectus .......................        8
Special Considerations ......................       13
Description of the Trust Funds ..............       17
Use of Proceeds .............................       22
Yield Considerations ........................       22
The Depositor ...............................       25
Description of the Certificates .............       26
Description of Agreements ...................       34
Description of Credit Support ...............       45
Certain Legal Aspects of the Mortgage Loans         48
Federal Income Tax Consequences .............       60
ERISA Considerations ........................       84
Legal Investment ............................       85
Method of Distribution ......................       87
Legal Matters ...............................       88
Financial Information .......................       88
Rating ......................................       88
Index of Principal Definition ...............       89

                                 $688,676,550
                                (Approximate)

                             Asset Securitization
                                 Corporation,
                                  Depositor

                             Commercial Mortgage
                          Pass-Through Certificates,
                                Series 1996-D3

                            PROSPECTUS SUPPLEMENT
                              NOMURA SECURITIES
                             INTERNATIONAL, INC.

                               OCTOBER 16, 1996